 Filed Pursuant to Rule 424(b)(3)
  Registration No. 333-257718
PROSPECTUS
70,250,000 Shares of Class A Common Stock
33,966,667 Warrants to Purchase Shares of Class A Common Stock
56,966,667 Shares of Class A Common Stock Underlying Warrants
This prospectus relates to the issuance by us of up to 23,000,000 shares of our Class A common stock, par value $0.0001 per share that are issuable upon the exercise of the Public Warrants (as defined below). We will pay certain offering fees and expenses in connection with the registration of the shares of our Class A common stock, but will not receive any proceeds from the sale of shares underlying the Public Warrants, except with respect to amounts received by us upon exercise of the Public Warrants to the extent such Public Warrants are exercised for cash.
In addition, this prospectus also relates to the offer and sale from time to time by the selling securityholders named in this prospectus (the “Selling Securityholders”), or their permitted transferees, of (a) up to 104,216,667 shares of our Class A common stock (which includes up to 33,966,667 shares of Class A common stock issuable upon the exercise of outstanding warrants) and (b) up to 33,966,667 warrants. We will not receive any proceeds from the sale of shares of our Class A common stock or warrants by the Selling Securityholders pursuant to this prospectus, except with respect to amounts received by us upon exercise of the warrants to the extent such warrants are exercised for cash. However, we will pay the expenses, other than underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities, associated with the sale of securities pursuant to this prospectus.
Our registration of the securities covered by this prospectus does not mean that either we or the Selling Securityholders will issue, offer or sell, as applicable, any of the securities. The Selling Securityholders may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. We provide more information in the section entitled “Plan of Distribution.” In addition, certain of the securities being registered hereby are subject to vesting and/or transfer restrictions that may prevent the Selling Securityholders from offering or selling of such securities upon the effectiveness of the registration statement of which this prospectus is a part. See “Description of Securities” for more information.
You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities. Our Class A common stock and warrants are traded on the New York Stock Exchange under the symbol “SKIL” and “SKIL.WS”, respectively. On June 30, 2021, the last reported sale price of our Class A common stock on the New York Stock Exchange was $9.85 per share, and the closing price of our warrants was $2.09 per warrant.
Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 8.
Neither the Securities and Exchange Commission nor any other state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
August 2, 2021

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-1 that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we and the Selling Securityholders may, from time to time, issue, offer and sell, as applicable, any combination of the securities described in this prospectus in one or more offerings. We may use the shelf registration statement to issue up to an aggregate of 23,000,000 shares of Class A common stock upon exercise of the Public Warrants. The Selling Securityholders may use the shelf registration statement to sell (a) up to 104,216,667 shares of our Class A common stock (which includes up to 33,966,667 shares of Class A common stock issuable upon the exercise of outstanding warrants) and (b) up to 33,966,667 warrants, from time to time, through any means described in the section entitled “Plan of Distribution.” More specific terms of any securities that the Selling Securityholders offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the Class A common stock and/or warrants being offered and the terms of the offering.
A prospectus supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. See “Where You Can Find More Information.”
Neither we nor the Selling Securityholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”
On June 11, 2021, Churchill (as defined below) consummated the Transactions (as defined below), including the previously announced business combination (the “Business Combination”) pursuant to the terms of the Skillsoft Merger Agreement (as defined below), which, among other things, provided for (i) each outstanding Skillsoft Class A share (other than shares owned by Churchill, which were automatically canceled and retired and ceased to exist, and no consideration was delivered in exchange therefor) was automatically cancelled and Churchill issued as consideration therefor (A) 6.25 shares of Churchill Class A common stock and (B) one share of Churchill Class C common stock and (ii) each outstanding Skillsoft Class B share was automatically cancelled and Churchill issued as consideration therefor 28.125 shares of Churchill Class A common stock, in each case except for any fractional shares of Churchill Class A common stock which would result from conversion (which instead were paid out in cash in accordance with the Skillsoft Merger Agreement). Immediately following the effective time of the Merger (as defined below), each outstanding share of Churchill Class C common stock issued to the former holders of Skillsoft Class A shares in connection with the Merger was redeemed for a redemption price of (i) $131.51 per share in cash and (ii) $5.208 per share in incremental indebtedness under that certain Senior Secured Second Out Term

Loan Credit Agreement (the “Senior Secured Second Out Term Loan”), dated as of August 27, 2020, by and among Software Luxembourg Intermediate S.à r.l. (“Skillsoft Intermediate”), as the parent borrower, the other borrower party thereto, the lenders from time to time party thereto and Wilmington Savings Fund Society, FSB (“WSFS”), as the administrative agent and collateral agent, as amended.
Also on June 11, 2021, the Global Knowledge Merger was completed pursuant to the terms of the Global Knowledge Merger Agreement (as defined below), which, among other things, provided for 100% of the issued and outstanding equity interests of Global Knowledge converted, in the aggregate, into the right to receive 5,000,000 warrants, each of which entitles the holders thereof to purchase one share of Churchill Class A common stock at an exercise price of $11.50 per share (the “Global Knowledge Warrants”). The Global Knowledge Warrants are non-redeemable and otherwise substantially similar to the private placement warrants issued to Churchill Sponsor II LLC, a Delaware limited liability company (the “Sponsor”), in connection with the Churchill IPO. The Global Knowledge Warrants and Shares of our Class A common stock underlying the Global Knowledge Warrants are not being registered in this prospectus.
In connection with the Transactions, Churchill changed its name to Skillsoft Corp. and the New York Stock Exchange ticker symbols for its Class A common stock and warrants to “SKIL” and “SKIL.WS,” respectively.

FREQUENTLY USED TERMS
Unless otherwise stated in this prospectus or the context otherwise requires, references to:
“Board” are to the board of directors of the Company;
“certificate of incorporation” are to the Company’s second amended and restated certificate of incorporation in effect as of the date of this prospectus;
“Churchill” are to Churchill Capital Corp II, a Delaware corporation, which changed its name to Skillsoft Corp. following the consummation of the Transactions;
“Churchill IPO” are to the initial public offering by Churchill which closed on July 1, 2019;
“Churchill’s Class A common stock” are, prior to consummation of the Transactions, to Churchill’s Class A common stock, par value $0.0001 per share and, following consummation of the Transactions, to our Class A common stock, par value $0.0001 per share;
“Churchill’s Class B common stock” are to Churchill’s Class B common stock, par value $0.0001 per share;
“Churchill Special Meeting” are to a special meeting of the Churchill stockholders held on June 10, 2021.
“Class A common stock” are to our Class A common stock, par value $0.0001 per share;
“Closing” are to the consummation of the Mergers;
“Closing Date” are to June 11, 2021, the date on which the Transactions were consummated;
“common stock” are, prior to the consummation of the Transactions, to Churchill’s Class A common stock and Churchill’s Class B common stock and, following consummation of the Transactions, to our Class A common stock;
“Company” are, prior to the consummation of the Transactions, to Churchill and, following consummation of the Transactions, to Skillsoft Corp.;
“DGCL” are to the Delaware General Corporation Law, as amended;
“Exchange Act” are to the Securities Exchange Act of 1934, as amended;
“Founder Shares” are to shares of Churchill’s Class B common stock and Churchill’s Class A common stock issued upon the automatic conversion thereof in connection with the Closing;
“Global Knowledge” are to Albert DE Holdings Inc.;
“Global Knowledge Merger Agreement” are to that certain Agreement and Plan of Merger, dated as of October 12, 2020, by and among Churchill, Merger Sub. and Global Knowledge, as the same has been or may be amended, modified, supplemented or waived from time to time;
“Global Knowledge Warrants” are to the Company’s warrants issued pursuant to the Global Knowledge Merger Agreement;
“Incentive Plan” are to the Churchill Capital Corp II 2020 Omnibus Incentive Plan, as approved by Churchill’s stockholders at the Churchill Special Meeting.
“Merger Agreement” are to that certain Agreement and Plan of Merger, dated as of October 12, 2020, by and among Churchill and the Skillsoft Predecessor, as the same has been or may be amended, modified, supplemented or waived from time to time;
“Merger Sub” are to Magnet Merger Sub, Inc.;
“Mergers” are to, together, (a) the merger of Churchill with and into the Skillsoft Predecessor with Skillsoft being the surviving company in the merger (the “Merger”) and (b) immediately following and as part of the same transaction as the Merger, the merger of Magnet Merger Sub, Inc. with and into Albert DE Holdings Inc., with Albert DE Holdings Inc. surviving the transaction as a wholly-owned subsidiary of Churchill (the “Global Knowledge Merger”;
“Non-Employee Director” are to each member of our Board that is not an employee of the Company or any parent or subsidiary of the Company;
“PIPE Investment” are to the private placement pursuant to which Churchill entered into subscription agreements with certain investors whereby such investors subscribed for (a) 53,000,000 shares of Churchill’s Class A common stock and (b) warrants to purchase 16,666,667 shares of Churchill’s Class A Common Stock (on terms identical to the terms of the Public Warrants) for aggregate gross proceeds of $530,000,000. The PIPE Investment was consummated on the Closing Date;
“PIPE Investors” are to the investors participating in the Common PIPE Investment;
“PIPE Subscription Agreements” are to the subscription agreements entered into (a) on October 12, 2020 by and between Churchill and MIH Learning B.V., as assignee of the rights and obligations of MIH Edtech Investments B.V. under such agreement (the “Prosus Subscription Agreement”); (b) on October 14, 2020, by and between Churchill, SuRo Capital Corp. (the “SuRo Subscription Agreement”), and (c) on October 13, 2020, by and between Churchill and Lodbrok Capital LLP (the “Lodbrok Subscription Agreement”), and entered into in connection with the PIPE Investment;
“Private Placement Warrants” are to the Company’s warrants issued to the Sponsor in a private placement simultaneously with the closing of the Churchill IPO, each Private Placement Warrant exercisable for one additional share of the Company’s Class A common stock at an exercise price of $11.50, and includes the 1,000,000 warrants transferred by the Sponsor to Jeffrey Tarr, our Chief Executive Officer, at Closing;
“Prosus Warrants” are to the Company’s warrants issued pursuant to the Prosus Subscription Agreement;
“public shareholders” are to the holders of the Company’s public shares, including the Sponsor and Churchill’s officers and directors to the extent the Sponsor and Churchill’s officers or directors purchase public shares, provided that each of their status as a “public shareholder” shall only exist with respect to such public shares;
“public shares” are to shares of Churchill’s Class A common stock sold as part of the units in the Churchill IPO (whether they were purchased in the Churchill IPO or thereafter in the open market);
“Public Warrants” are to the Company’s warrants sold as part of the units in the Churchill IPO (whether they were purchased in the Churchill IPO or thereafter in the open market);
“SEC” are to the United States Securities and Exchange Commission;
“Securities Act” are to the Securities Act of 1933, as amended;
“Skillsoft” are, prior to consummation of the Transactions, to Skillsoft Predecessor and its consolidated subsidiaries and, following consummation of the Transactions, to Skillsoft Corp. and its consolidated subsidiaries;
“Skillsoft Predecessor” are to Software Luxembourg Holding S.A.;
“Sponsor” are to Churchill Sponsor II, LLC, a Delaware limited liability company;
“Sponsor Agreement” are to the Sponsor Agreement, dated as of October 12, 2020, by and among Churchill, the Sponsor and the other parties thereto;
“Sponsor Note” are to the promissory note dated November 2, 2020 pursuant to which the Sponsor loaned the Company $1,500,000 and agreed to convert any unpaid balance of the Sponsor Note into the Working Capital Warrants;

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“Subscription Agreements” are to, collectively, the Prosus Subscription Agreement, the SuRo Subscription Agreement and the Lodbrok Subscription Agreement;
“Transactions” are to the Mergers, together with the other transactions contemplated by the Merger Agreement and the related agreements;
“trust account” are to the Churchill trust account that held the proceeds from the Churchill IPO prior to the consummation of the Transactions;
“warrants” are to the Public Warrants, the Private Placement Warrants, the Global Knowledge Warrants, the Prosus Warrants and the Working Capital Warrants;
“Working Capital Warrants” are to the Company’s warrants issued upon conversion of the Sponsor Note in accordance with the terms thereof, exercisable on identical terms as the Private Placement Warrants; and
“we,” “our” or “us” are to Skillsoft and its consolidated subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus includes statements that express our and our subsidiaries’ opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus and these forward-looking statements reflect management’s expectations regarding our future growth, results of operations, operational and financial performance and business prospects and opportunities. Such forward-looking statements are based on available current market material and management’s expectations, beliefs and forecasts concerning future events impacting our business. Factors that may impact such forward-looking statements include:
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our ability to realize the benefits expected from the Merger and the Global Knowledge Merger;

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our ability to attract, train and retain an effective sales force and other key personnel;

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our ability to upgrade and maintain information technology systems;

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our ability to acquire and protect intellectual property;

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our ability to meet future liquidity requirements and comply with restrictive covenants related to long-term indebtedness;

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our ability to enhance future operating and financial results;

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our ability to comply with laws and regulations applicable to its business;

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our ability to successfully defend litigation; and

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our ability to successfully deploy the proceeds from the Merger.

Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements which speak only as of the date hereof. You should understand that the following important factors, in addition to those discussed or incorporated by reference under the heading “Risk Factors” below, could affect the Company and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements in this prospectus:
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the impact of changes in consumer spending patterns, consumer preferences, local, regional and national economic conditions, crime, weather, demographic trends and employee availability;

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the impact of the ongoing COVID-19 pandemic on our business, operating results and financial condition;

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fluctuations in our future operating results;

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our ability to successfully identify and consummate acquisition opportunities;

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the demand for, and acceptance of, our products and for cloud-based technology learning solutions in general;

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our ability to compete successfully in competitive markets and changes in the competitive environment in our industry and the markets in which we operate;

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our ability to develop new products;

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a failure of our information technology infrastructure or any significant breach of security;

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future regulatory, judicial and legislative changes in our industry;

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the impact of natural disasters, public health crises, political crises, or other catastrophic events;

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our ability to attract and retain key employees and qualified technical and sales personnel;

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fluctuations in foreign currency exchange rates;

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our ability to protect or obtain intellectual property rights;

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our ability to raise additional capital;

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the impact of our indebtedness on our financial position and operating flexibility;

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our ability to successfully defend ourselves in legal proceedings;

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our ability to remediate any material weaknesses or maintain effective internal controls over financial reporting;

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the ability to continue to meet applicable listing standards;

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other factors disclosed in this prospectus; and

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other factors beyond our control.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on our business. There can be no assurance that future developments affecting our business will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
In addition, statements of belief and similar statements reflect the beliefs and opinions of the Company on the relevant subject. These statements are based upon information available to the Company as of the date of this prospectus, and while such party believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that the Company has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

PROSPECTUS SUMMARY
This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that may be important to you. You should read this entire prospectus carefully, including the matters discussed under the sections entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Unaudited Pro Forma Condensed Combined Financial Information,” “Business” and the consolidated financial statements and related notes included elsewhere in this prospectus before making an investment decision.
Our Business
For more than 20 years, Skillsoft has been the leading global provider of digital learning and talent solutions, providing best-in-class content, products and services to a large, global customer base made up of blue-chip companies. We deliver solutions that help many of the world’s leading organizations develop and retain their employees and sell our broad portfolio of proprietary content to customers through our leading sales force. We are deeply embedded with our customers, and constantly evolving to address their needs and current market trends.
We partner with thousands of leading global organizations, including approximately 70% of Fortune 1000. Our currently marketed solutions include: (i) Skillsoft legacy learning content (Skillport), (ii) the Percipio intelligent learning experience platform, (iii) SumTotal, a SaaS-based Human Capital Management (“HCM”) solution, with a leading Talent Development platform, and (iv) Global Knowledge, a global provider of training solutions covering information technology and business skills for corporations and their employees.
The enterprise learning market and professional digital learning market are rapidly growing with significant tailwinds given employers’ focus on upskilling and the shift from in-person training to digital training accelerated by the COVID-19 pandemic. Organizations invest in learning and talent solutions to build a more motivated, skilled, and resilient workforce. We help them accomplish this by delivering a complete learning solution, supported by a proven, dynamic, deep, and proprietary content portfolio. Our portfolio includes offerings in the Leadership and Business, Technology and Developer, and Compliance customer market segments. We provide our solutions through engaging learning platforms, including through our wholly-owned subsidiary, Global Knowledge, and our award-winning, state of the art learning experience platform, Percipio.
As noted in the section entitled “About this Prospectus”, on June 11, 2021, we completed our acquisition of Global Knowledge. In connection with the Global Knowledge Merger, Global Knowledge became a wholly owned subsidiary of the Company. Global Knowledge is a global provider of training solutions covering information technology and business skills for corporations and their employees, and offers a wide breadth of training topics and delivery modalities (classroom, virtual, on-demand) both on a subscription and transactional basis. Through Global Knowledge, we currently offer more than 2,500 courses annually across a range of subject areas, including over 750 on-demand courses and over 2,000 instructor-led virtual courses. We believe this wide breadth of training topics and delivery modalities is a key driver for Global Knowledge’s existing customer retention and for new business growth within Global Knowledge given customer demand for a fulsome multi-modality offering.
In connection with consummation of the Transactions, we have taken important steps to reposition Skillsoft as the leader in corporate digital learning and create value for shareowners. Some of our major steps include:
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Combination with Global Knowledge. Global Knowledge is a leader in instructor-led IT training. We believe this acquisition strengthens our Tech & Dev offerings and will create better multi-modal learning experiences and generate significant cost and revenue synergies. Further, as a result of our combination with Global Knowledge, Skillsoft will now have access to authorized content from and training partnerships with some of the world’s most iconic technology brands, including Amazon Web Services, Cisco, Google, IBM, ITIL, Microsoft, Red Hat and VMware, among others.

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Investment from Prosus. Prosus invested $500 million in connection with the Transactions. Prosus is a global internet group and one of the largest technology and EdTech investors in the world. Through this investment, we have gained both capital and expertise to support our planned growth and we strongly believe our partnership with Prosus will yield beneficial progress in the development of our business.
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Recruitment of new, leading management team. In connection the consummation of the Transactions, we have recruited a new management team, led by Chief Executive Officer (“CEO”) Jeff Tarr. Our new management team is guiding Skillsoft through its next phase of growth. Mr. Tarr is an experienced public company CEO with a track record of transforming tech-enabled content companies into industry leaders and creating value for shareowners. In addition to Mr. Tarr, we are led by a world-class executive team with deep expertise in software, business development, and finance. See the section entitled “Management” for further information.

The new Skillsoft management team will build on Skillsoft’s recent progress with a transformation strategy designed to grow revenue, improve operational efficiency, and increase cash flow. For additional information regarding Skillsoft, see the section entitled “Business.”
Recent Developments
On July 16, 2021, Skillsoft Finance II, Inc. (“Skillsoft Finance II”), a subsidiary of Skillsoft Corp., entered into that certain Credit Agreement (the “Credit Agreement”), by and among Skillsoft Finance II, as borrower, Skillsoft Finance I, Inc., as holdings (“Holdings”), the lenders party thereto and Citibank, N.A., as administrative agent and collateral agent, pursuant to which the lenders provided a $480 million term loan facility (the “Term Loan Facility”) to Skillsoft Finance II, the proceeds of which, together with cash on hand, will be used to refinance the existing Senior Secured First Out Term Loan (as defined below) and Senior Secured Second Out Term Loan (as defined below) incurred by certain subsidiaries of Skillsoft Finance II. The Term Loan Facility is scheduled to mature on July 16, 2028 (the “Maturity Date”).
The Term Loan Facility will be guaranteed by Holdings and certain material subsidiaries of Skillsoft Finance II (collectively, the “Loan Parties”). All obligations under the Credit Agreement, and the guarantees of those obligations, are secured by substantially all of the material assets of the Loan Parties.
Amounts outstanding under the Term Loan Facility shall bear interest, at the option of Skillsoft Finance II, at a rate equal to (a) LIBOR (subject to a floor of 0.75%) plus 4.75% for Eurocurrency Loans or (b) the highest of (i) the Federal Funds Effective Rate plus ½ of 1%, (ii) the “prime rate” quoted by the Administrative Agent, (iii) LIBOR plus 1.00% and (iv) 1.75%, plus 3.75%.
Skillsoft Finance II is required to repay the Term Loan Facility in quarterly installments in the amount of 1% per annum, payable on the last business day of each fiscal quarter. The entire remaining outstanding balance of the Term Loan Facility is payable on the Maturity Date. Voluntary prepayment is permitted under the Term Loan Facility subject to a premium of 2% for any prepayments prior to the 12 month anniversary of the Term Loan Facility.
Loan Parties are subject to various affirmative and negative covenants and reporting obligations under the Credit Facility. These include, among others, limitations on indebtedness, liens, sale and leaseback transactions, investments, fundamental changes, assets sales, restricted payments, affiliate transactions, and restricted debt payments. Events of default under the Term Loan Facility include non-payment of amounts due to the lenders, violation of covenants, materially incorrect representations, defaults under other material indebtedness, judgments and specified insolvency-related events, certain ERISA events, and invalidity of loan or collateral documents, subject to, in certain instances, specified thresholds, cure periods and exceptions.
The foregoing description is qualified in its entirety by reference to the full and complete terms contained in the Credit Agreement, which is attached hereto as Exhibit 10.29 to the registration statement to which this prospectus forms apart.
In addition, on June 21, 2021, Skillsoft’s board of directors approved the adoption of a January 31 year-end for the Company’s financial reporting, effective immediately, to align Churchill Capital Corp II and Global Knowledge with the pre-business combination Skillsoft’s fiscal year end.

Corporate Information
Skillsoft is a Delaware corporation. Our principal executive offices are located at 300 Innovative Way, Suite 201, Nashua, New Hampshire 03062 and our telephone number at that address is 603-324-3000. Our website is located at https://www.skillsoft.com/. Our website and the information contained on, or accessed through, our website are not part of this prospectus, and you should rely only on the information contained in this prospectus when making an investment decision.

The Offering
We are registering the issuance of 23,000,000 shares of our Class A common stock issuable upon the exercise of the Public Warrants.
We are also registering the offer and sale from time to time by the Selling Securityholders or their permitted transferees, of (a) up to 104,216,667 shares of our Class A common stock (which includes up to 33,966,667 shares of Class A common stock issuable upon the exercise of outstanding warrants) and (b) up to 33,966,667 warrants representing the Prosus Warrants, the Private Placement Warrants and the Working Capital Warrants.
Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” on page 8 of this prospectus.
Issuance of Class A Common Stock
The following information is as of June 11, 2021 and does not give effect to issuances of our Class A common stock, warrants or options to purchase shares of our Class A common after such date, or the exercise of warrants or options after such date.
Shares of our Class A common stock to be issued upon exercise of all Public Warrants
23,000,000 shares.
Shares of our Class A common stock outstanding prior to exercise of all Public Warrants
133,059,021 shares.
Use of proceeds
We will receive up to an aggregate of approximately $264.5 million from the exercise of all Public Warrants, assuming the exercise in full of all such warrants for cash.
Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the exercise of such warrants for general corporate purposes which may include acquisitions or other strategic investments or repayment of outstanding indebtedness.
Resale of Class A common stock and warrants
Shares of Class A common stock offered by the Selling Securityholders (including 33,966,667 shares of Class A common stock that may be issued upon exercise of the Prosus Warrants, the Private Placement Warrants and the Working Capital Warrants)
104,216,667 shares.
Warrants to purchase Class A common stock offered by the Selling Securityholders
33,966,667 warrants (representing the Prosus Warrants, the Private Placement Warrants and the Working Capital Warrants).
Use of proceeds
We will not receive any proceeds from the sale of the Class A common stock to be offered by the Selling Securityholders. With respect to shares of Class A common stock underlying the warrants, we will not receive any proceeds from such shares except with respect to amounts received by us upon exercise of such warrants to the extent such warrants are exercised for cash. In such case, we will receive up to an aggregate of approximately $390.6 million from the exercise of all such warrants.
Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the exercise of such warrants for general corporate purposes which may include acquisitions or other strategic investments or repayment of outstanding indebtedness.
Lock-up agreements
Certain of our stockholders are subject to certain restrictions on transfer until the termination of applicable lock-up periods. See “Securities Act Restrictions on Resale of Securities  —   Lock-up Agreements” for further discussion.
NYSE Ticker symbols
“SKIL” and “SKIL.WS” for the Class A common stock and Public Warrants, respectively.
Unless we specifically state otherwise or the context otherwise requires, the number of shares of our Class A common stock that will be outstanding after this offering is based on 133,059,021 shares of our Class A common stock outstanding as of June 11, 2021 and excludes 13,105,902 shares of Class A common stock available for future issuance under our Incentive Plan and 2,198,000 options to purchase shares of Class A common stock and 3,268,816 restricted stock units granted to certain of our executive officers, which are subject to vesting.
Unless we specifically state otherwise or the context otherwise requires, this prospectus reflects and assumes no exercise of the outstanding stock options described above.
Risk Factor Summary
Our business is subject to numerous risks and uncertainties, including those highlighted in the section entitled “Risk Factors,” that represent challenges that we face in connection with the successful implementation of our strategy and growth of our business. The occurrence of one or more of the events or circumstances described in the section entitled “Risk Factors,” alone or in combination with other events or circumstances, may adversely affect our ability realize the anticipated benefits of the Business Combination, and may have an adverse effect on our business, cash flows, financial condition and results of operations. Such risks include, but are not limited to:
Risks Related to Our Business and Operations
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COVID-19 has impacted our business, operating results and financial condition, as well as customers and suppliers in industries that we serve.

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Failure of customers to fully adopt and migrate to our Percipio platform could result in lost revenue.

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Failures relating to our direct sales teams or our indirect sales channel may impede our growth.

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Material breaches or unauthorized access to customer data may result in loss of existing customers or failure to attract new customers, harm to our reputation, and significant liabilities.

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Increased competition may result in decreased demand for our products and services, which may result in reduced revenue and gross profits and loss of market share.

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New products introduced by us may not be successful.

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Our failure to retain and attract highly qualified employees could harm our business.

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Our alliances with third parties for learning content may be terminated or fail to meet our requirements.

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Acquisitions may not produce the anticipated benefits and could harm our current operations.

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Our success is dependent on our information systems and our SaaS infrastructure.

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Our quarterly results may fluctuate significantly and our results may fall below market expectations.

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Demand for our products and services is susceptible to global market and economic conditions.

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Our results of operations could be adversely affected by catastrophic events.

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Unauthorized use of our intellectual property may result in competitive products or services.

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Risks relating to our worldwide operations could negatively impact our future operating results.

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Additional capital we may need to support our growth might not be available on acceptable terms, if at all.

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Our business could be affected by new governmental regulations regarding the Internet as well as by changes impacting the speed and reliability of the Internet.

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Existing or future laws and regulations relating to privacy or data security could increase the cost of our products, limit their use and adoption, and subject us or our customers to litigation, regulatory investigations and penalties, and other potential liabilities.

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Failure to comply with anti-bribery, anti-corruption and anti-money laundering laws could subject us to penalties and other adverse consequences.

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Our business could be adversely affected if our products contain errors.

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Changes in tax laws, unfavorable resolution of tax examinations, or exposure to additional tax liabilities could have a material adverse effect on our results of operations, financial condition and liquidity.

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We could be subjected to legal actions based upon the content we include in our courseware or learning assets.

Risks Related to Skillsoft’s Indebtedness and Certain Other Obligations
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Our degree of leverage could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, expose us to interest rate risk and prevent us from meeting obligations on our indebtedness.

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Our debt agreements contain restrictions that limit our flexibility in operating our business.

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We may not be able to generate sufficient cash to service all of our indebtedness.

Risks Related to Skillsoft’s Previous Capital Structure and Resulting Chapter 11 Cases
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The ongoing effects of our prior capital structure, including our recent emergence from the Chapter 11 Cases (as defined herein), could adversely affect our business and relationships.

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We may not be able to achieve or sustain profitability in the future.

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Information contained in our historical financial statements will not be comparable to the information contained in our financial statements after the application of fresh-start accounting.

Risks Related to Skillsoft’s Internal Control Over Financial Reporting and Critical Accounting Policies
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If our assumptions related to our critical accounting policies change or prove to be incorrect, our results of operations could fall below expectations of securities analysts and investors, resulting in a decline in our stock price.

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Failure to remediate our material weaknesses in our internal control over financial reporting could result in our failure to accurately or timely report our financial condition or results of operations, which could have a material adverse effect on our business and stock price.

Additional Risks Related to Ownership of our Class A Common Stock
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Our Derivative Instruments (as defined below) are accounted for as liabilities and the changes in value of our Derivative Instruments could have a material effect on our financial results.

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In connection with the restatement of our financial statements, our management has concluded that our disclosure controls and procedures and internal control over financial reporting were not effective as of December 31, 2020 due to a material weakness in internal control over financial reporting solely related to our accounting for Derivative Instruments. If we are unable to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results in a timely manner, which may adversely affect investor confidence in us and materially and adversely affect our business and operating results.

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Our stock price may change significantly and you could lose all or part of your investment as a result.

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If securities analysts do not follow Skillsoft’s business or if they downgrade our stock or sector, our stock price trading volume could decline.

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Future sales, or the perception of future sales, by Skillsoft or its stockholders in the public market could cause the market price for our Class A common stock to decline.

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Anti-takeover provisions could delay or prevent a change of control.

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Our ability to comply with the continued listing standards of NYSE.

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Future sales of our securities into the market, including the sale of securities pursuant to this prospectus.

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Exclusive forum designations could limit our stockholders’ ability to obtain a more favorable judicial forum for disputes, and the other risk factors described in the section entitled “Risk Factors.”

Market Price, Ticker Symbols and Dividend Information
Market Price and Ticker Symbols
Our Class A common stock and Public Warrants are currently listed on NYSE under the symbols “SKIL” and “SKIL.WS,” respectively.
The closing price of the Class A common stock and Public Warrants on June 30, 2021, was $9.85 and $2.09, respectively.
Holders
As of June 11, 2021, the Company had 133,059,021 shares of the Class A common stock outstanding held of record by 236 holders and no shares of preferred stock outstanding. Such amounts do not include DTC participants or beneficial owners holding shares through nominee names.
Dividend Policy
We have not paid any cash dividends on our Class A common stock to date. The payment of cash dividends in the future will be dependent upon, among other things, our revenues and earnings, capital requirements and general financial condition and the terms of any outstanding indebtedness. The payment of any cash dividends will be within the discretion of the Board at such time.

RISK FACTORS
An investment in our securities involves a high degree of risk. You should carefully consider the following risk factors, together with all of the other information included in this prospectus, before making an investment decision. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may adversely affect the anticipated benefits of the Mergers, and may have an adverse effect on our business, cash flows, financial condition and results of operations. You should also carefully consider the following risk factors in addition to the other information included in this prospectus, including matters addressed in the section entitled “Cautionary Note Regarding Forward-Looking Statements.” We may face additional risks and uncertainties that are not presently known to us or that we currently deem immaterial, which may also impair our business or financial condition. The following discussion should be read in conjunction with the financial statements and notes to the financial statements included herein.
Risks Related to Our Business and Operations
The impact of COVID-19 pandemic has impacted our business, operating results and financial condition, as well as the operations and financial performance of many of the customers and suppliers in industries that we serve. We are unable to predict the extent to which the pandemic and related effects will adversely impact our business operations, financial performance, results of operations, and financial position.
The COVID-19 pandemic has resulted in a widespread health crisis and numerous disease control measures are being taken to limit its spread.
The impact of the pandemic on our business has included or could in the future include:
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increases in operational expenses and other costs related to requirements implemented to mitigate the impact of the pandemic;

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adverse effects on economies and financial markets globally or in various markets throughout the world, potentially leading to a prolonged economic downturn or reductions in business spending, which may result in decreased net revenue, gross margins, or earnings and/or in increased expenses;

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reduced sales as a result of restrictions on travel, limiting the ability to stage in-person demonstrations, as well as prompting potential customers to defer purchase decisions given concerns over implementation of new solutions;

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workforce disruptions due to illness, quarantines, governmental actions, other restrictions, and/or the social distancing measures we have taken to mitigate the impact of the COVID-19 pandemic at certain of our locations around the world in an effort to protect the health and well-being of our employees and customers and of the communities in which we operate (including working from home, restricting the number of employees attending events or meetings in person, limiting the number of people in our offices at any one time, further restricting access to our facilities, suspending employee travel and the inability to meet in person with customers);

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the inability for customers to pay based on the impact of the COVID-19 pandemic on their businesses;

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adverse effects on employee productivity and performance if required to work remotely for an even longer period of time;

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increases in health and welfare program costs;

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the inability to procure the required equipment or services from partners and suppliers in a timely manner;

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requests from customers to reduce their spend with us as a result of workforce reductions that they have had to undertake;

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increased vulnerability to cyberattacks due to the significant number of employees working remotely; and

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our management team continuing to commit significant time, attention and resources to monitoring the COVID-19 pandemic and seeking to mitigate its effects on our business and workforce.

The ultimate extent of the impact of the COVID-19 pandemic on our business, financial condition and results of operations will depend on future developments, which are highly uncertain and cannot be predicted at this time. These impacts, individually or in the aggregate, could have a material and adverse effect on our business, results of operations and financial condition. Such effect may be exacerbated in the event the pandemic and the measures taken in response to it, and their effects, persist for an extended period of time, or if there is a resurgence of the outbreak. Under any of these circumstances, the resumption of normal business operations may be delayed or hampered by lingering effects of the COVID-19 pandemic on our operations, partners, and customers.
Failure of customers to fully adopt and migrate to our Percipio platform could result in lost revenue.
We developed Percipio, our intelligent online learning platform, to replace our legacy platform, Skillport. Successful migration of existing customers from Skillport to Percipio, is essential to our ability to maintain these customer relationships. As of January 31, 2021, approximately 63% of our customers either have agreements for Percipio-only access or for Dual Deployment (as defined below) access, representing approximately 75% of our total annual recurring revenue (ARR). Certain customers have only partially migrated to Percipio, and other customers continue to utilize our Skillport platform only. One reason customers have not migrated to the Percipio platform, partially or fully, is that the Percipio platform is not yet at feature parity with Skillport. While we expect Percipio to be at substantial parity with Skillport in 2021, including having completed integrations with applicable HCM partners, there can be no assurance that we will complete the required work or that once completed, we will be able to migrate those customers now on Skillport to Percipio. Given our intention to continue our focus and resources on our Percipio platform, it can be expected that we will lose customers that are unwilling to migrate to Percipio from Skillport over the next several years.
Failure to effectively retain, expand, and continue to increase the productivity of our direct sales teams and develop and expand our indirect sales channel may impede our growth.
We will need to continue to increase the productivity and enhance the efficiency and effectiveness of our sales and marketing infrastructure in order to grow our customer base and our business. Identifying, recruiting, and onboarding these people and partners will require significant time, expense, and attention. Our business will be seriously harmed and our financial resources will be wasted if our efforts do not generate a corresponding increase in revenue, and we may be required to sacrifice near-term growth and divert management time and attention in order to drive growth. In particular, if we are unable to successfully optimize our sales structure to strengthen core competencies, align incentives, improve retention, and grow new business, we may not be able to significantly increase our revenue, profitability, and/or free cash flows.
If our security measures are breached or unauthorized access to customer data is otherwise obtained, our platforms may be perceived as insecure, we may lose existing customers or fail to attract new customers, our reputation may be harmed, and we may incur significant liabilities.
Unauthorized access to, or other security breaches of, our platforms or the other systems or networks used in our business, including those of our vendors, contractors, or those with which we have strategic relationships, could result in the loss, compromise or corruption of data, loss of business, reputational damage adversely affecting customer or investor confidence, regulatory investigations and orders, litigation, indemnity obligations, damages for contract breach, penalties for violation of applicable laws or regulations, significant costs for remediation, and other liabilities. We have cyber/professional liability insurance coverage for certain information security and privacy damages and claim expenses, but this coverage may be insufficient to compensate us for all liabilities that we may incur.
Our platform and the other systems or networks used in our business are also at risk for breaches as a result of third-party action, or employee, vendor, or contractor error or malfeasance. Security is one of the learning curricula we provide on our platform, which may cause our platform to be a target for hackers and others, and which may cause our brand, credibility, and reputation to be particularly sensitive to any security breaches. We have incurred and expect to continue to incur significant expenses to prevent security breaches, including deploying additional personnel and protection technologies, training employees, and engaging third-party experts and consultants. However, since the techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not identified until after they are launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. We may also experience security breaches that may remain undetected for an extended period and, therefore, have a greater impact on our platform, the proprietary and other confidential data contained therein or otherwise stored or processed in our operations, and ultimately on our business.
Increased competition may result in decreased demand for our products and services, which may result in reduced revenue and gross profits and loss of market share.
The market for corporate learning and talent development solutions is highly fragmented, rapidly evolving and competitive. In addition to increased competition from new companies entering the market, established companies are entering the market through acquisitions of smaller companies, which directly compete with us, and this trend is expected to continue. We may also face competition from publishing companies, educational institutions, vendors of enterprise application software, and human resource outsourcers, including those vendors with whom we have formed development and marketing alliances. Our primary sources of direct competition are:
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third-party suppliers of instructor-led information technology, software development, compliance, business, leadership management, and professional skills education and training;

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enterprise software application providers with solutions they have developed to meet the needs of the human capital management;

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technology companies that offer learning courses covering their own technology products;

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suppliers of digital or distance learning solutions;

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free learning content;

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internal education and training departments and human resources outsourcers of potential customers;

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value-added resellers and network integrators; and

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educational institutions.

Growing competition may result in price reductions, reduced revenue and gross profits, and loss of market share, any one of which would have a material adverse effect on our business. Current and potential competitors have and may have substantially greater financial, technical, sales, marketing and other resources, as well as greater name recognition, and we may face increasing price pressures from competitors as buyers demand more value for their learning and talent development budgets. Accordingly, we may be unable to provide digital learning and talent development solutions that compare favorably with new technology-led techniques, other interactive training software or human capital management platforms, or new learning solutions. Our future success will depend upon the extent to which we are able to develop and implement products which address emerging market requirements on a cost effective and timely basis. Product development is risky because it is difficult to foresee developments in technology, coordinate technical personnel, and identify and eliminate design flaws. Any significant delay in releasing new products could have a material adverse effect on the ultimate success of our products and could reduce sales of predecessor products.
Emerging technologies also impact the competitive landscape for learning and talent development solutions. New content development methodologies and/or features and functionality that enhance the learner experience could adversely impact our ability to compete in the market. New market entrants that provide technologies that improve the content delivery and/or management of learning solutions could also increase the level of competition in the market. In addition, even if companies implement technology-based learning solutions, they may still choose to design, develop, deliver, or manage all or part of their learning and development programs internally. If the shift to technology-based learning is not realized, or if companies do not use the products and services of third parties to develop, deliver, or manage their learning and development needs, then some of our products and services may not achieve commercial success.

Lower priced solutions from competitors and access to free content will put pricing pressure on our solutions, and our ability to compete and maintain pricing will be dependent on our ability to differentiate our learning content and the learner experience our platform delivers.
New products introduced by us may not be successful.
An important part of our growth strategy is the continued development and enhancement of our existing offerings and the introduction of new learning content and the delivery of enhanced platform features and functionality. These activities can open new revenue streams, ensure the currency of our content portfolio, and support customer renewals and upgrades. Despite our efforts, we cannot assure you that we will be successful in updating and enhancing our current learning assets, developing and introducing new learning content, or delivering enhanced or new platform features and functionality, or that what we develop or introduce will be met with commercial acceptance. The failure to successfully introduce new, and enhance existing, learning content and platform functionality will not only hamper our growth prospects, but may also adversely impact our net income due to the development and marketing expenses associated with those offerings.
We depend on senior leadership to manage and operate the business, and if we fail to retain and attract highly qualified employees our business could be harmed.
Our success is largely dependent on the personal efforts and abilities of our senior management. Failure to retain these executives, or the loss of certain additional senior management personnel or other key employees, could have a material adverse effect on our business and future prospects. In addition, in connection with the Merger and the Global Knowledge Merger, we made significant changes to our management team, including the appointment of a new chief executive officer at closing.
Ours is a global business, and our success is also dependent, in part, on our ability to attract and retain qualified sales, marketing, and operational personnel capable of supporting a larger and more diverse worldwide customer base. The loss of a significant number of our technology, content or sales personnel and their services could be disruptive to our development efforts or customer relationships. In addition, if any of our key employees joins a competitor or decides to otherwise compete with us, we may experience a material disruption of our operations and business strategy, which may cause us to lose customers or increase operating expenses and may divert our attention as we seek to recruit replacements for the departed employees.
We rely on third parties to provide us with learning content and subject matter expertise, and have content production relationships with third parties for our courses and learning content, and our relationships with these third parties may be terminated or fail to meet our requirements.
We rely on independent third parties and subject matter experts to provide us with some of the learning content for certain of our courses and learning assets based on learning objectives and specific instructional design templates which we develop. We also have arrangements with content development partners for the production of our learning courseware and other digital learning assets. If these group development partners and content providers/subject matter experts were to stop working with us, we cannot predict whether content would be available from reliable alternative sources or that we could enter into development partner relationships on reasonable terms and in a timely manner. In addition, our digital book collections rely on third-party publishers to provide the content that is in our digital book offerings. If one or more of these publishers were to terminate their license with us, we may not be able to find substitute publishers for such content or we may be forced to pay increased royalties to these publishers to continue our licenses with them.
In the event that we are unable to maintain or expand our current development relationships or enter into new development relationships, our operating results and financial condition could be materially adversely affected. In addition, the collaborative nature of the development process under these arrangements may result in longer development times and less control over the timing of delivery of certain product offerings. Our strategic partners may from time to time renegotiate the terms of their agreements with us, which could result in changes to the royalty or other economic terms, which could reduce our gross margins.

The partners we rely on as part of the production process and for content or subject matter expertise may compete with us, which could harm our results of operations. Our agreements with these third parties generally do not restrict them from developing content for our competitors or from competing directly with us.
Acquisitions, including the acquisition of Global Knowledge, may not produce the benefits we anticipate and could harm our current operations.
One aspect of our business strategy is to pursue acquisitions of businesses or technologies that will contribute to our future growth. However, we may not be successful in identifying or consummating attractive acquisition opportunities. Moreover, any acquisitions we do consummate may not produce benefits commensurate with the purchase price we pay or our expectations for the acquisition. Finally, acquisitions involve numerous risks, including:
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difficulties in integrating the technologies, operations, business systems, financial controls, and personnel of the acquired company;

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failure to realize expected synergies or capture the value required for the acquisition to be successful;

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difficulties in retaining or transitioning customers and employees of the acquired company;

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diversion of management time and focus;

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the incurrence of unanticipated expenses associated with the acquisition or the assumption of

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unknown liabilities or unanticipated financial, accounting or other problems of the acquired company; and

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accounting charges related to the acquisition, including restructuring charges, transaction costs, write-offs of in-process research and development costs, and subsequent impairment charges relating to goodwill or other intangible assets acquired in the transaction.

Our success is dependent on the reliability and consistent performance of our information systems and our Software as a Service (“SaaS”) infrastructure.
Our success is highly dependent on the consistent performance of our information systems and Internet infrastructure. If our SaaS environment fails for any reason or if it experiences any unscheduled downtimes, even for only a short period, our business and reputation could be materially harmed. We have in the past experienced performance problems and unscheduled downtime, and these problems could recur. We currently rely on third parties for proper functioning of computer infrastructure, delivery of our learning and talent development applications and the performance of our destination site. Our systems and operations could be damaged or interrupted by fire, flood, power loss, telecommunications failure, break-ins, earthquake, financial patterns of hosting providers and similar events. Any system failures could adversely affect customer usage of our solutions and user traffic results in any future quarters, which could adversely affect our revenue and operating results and harm our reputation with customers and commerce partners. The satisfactory performance, reliability, and availability of our website, computer infrastructure and learning platform are critical to our reputation and ability to attract and retain customers and commerce partners. We cannot accurately project the rate or timing of any increase in traffic to our website and, therefore, the integration and timing of any upgrades or enhancements required to facilitate any significant traffic increase to the website are uncertain. The failure to expand and upgrade our website or if we experience any system error, failure or extended down time, our business, reputation, financial condition or results of operations could be materially harmed.
Our quarterly operating results may fluctuate significantly, limiting your ability to evaluate historical financial results and increasing the likelihood that our results will fall below market analysts’ expectations.
Our operating results have historically fluctuated, and our operating results may in the future continue to fluctuate, as a result of factors, which include, without limitation:
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the period between our initial contact with a potential customer and the purchase of our products by that customer, which typically ranges from three to eighteen months or more;

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the size, timing and successful closing of new/renewal agreements and upgrades;

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the speed of the migration of existing customers to our new platform the announcement, introduction and acceptance of new products, product enhancements and technologies by us and our competitors;

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the mix of sales between our field sales force, our other direct sales channels and our telesales channels;

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general conditions in the U.S. and/or the international economy;

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the loss of significant customers;

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delays in availability of new products;

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product or service quality problems;

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seasonality — due to the budget and purchasing cycles of our customers, we expect order intake and billings will generally be strongest in the second half of our fiscal year and weakest in the first half of our fiscal year;

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the spending patterns of our customers, including their internal budgeting, procurement, and approval processes;

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royalty rates;

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litigation costs and expenses;

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non-recurring charges related to acquisitions;

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growing competition that may result in price reductions and customer loss; and

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currency fluctuations.

Most of our expenses, such as interest, rent and most employee compensation excluding sales commissions do not vary directly with revenue and are difficult to adjust in the short-term. As a result, if revenue for a particular quarter is below our expectations, we could not proportionately reduce operating expenses for that quarter. Any such revenue shortfall would, therefore, have a disproportionate effect on our expected operating results for that quarter.
Demand for our products and services is susceptible to general global market and economic conditions.
Weakness in the United States, the European Union (the “EU”) and/or the worldwide economy has had and could continue to have a negative effect on demand for our products and our results of operations. Companies may not view training products and services as critical to the success of their businesses. If these companies continue to experience disappointing operating results, whether as a result of adverse economic conditions, competitive issues or other factors, they may decrease or forgo education and training expenditures before limiting their other expenditures or in conjunction with lowering other expenses. In addition, during economic downturns, customers may slow the rate at which they pay vendors or may become unable to pay their debts as they become due, which would have a negative effect on our results of operations and financial condition.
Further, the United Kingdom (the “UK”) withdrew from the EU on January 31, 2020, pursuant to a transitionary withdrawal agreement with the EU that in substance maintains the pre-withdrawal, status quo until the end of 2020. The full impact of the British exit from the EU (commonly known as “Brexit”). On December 24, 2020, the UK and the EU entered into a trade and cooperation agreement, effective January 1, 2021 (the “Brexit Trade Agreement”), which governs, among other things, trade between the UK and the EU. The full impact of the Brexit Trade Agreement and its related consequences remain uncertain, including with respect to ongoing negotiations between the UK and EU and new trade agreements with global trading partners. In addition, conflicts in the Middle East and elsewhere, and the ongoing COVID-19 pandemic have created many economic and political uncertainties which have impacted worldwide markets. These global economic and political conditions may impact our business in a number of ways. The revenue growth and potential profitability of our business depends on demand for digital learning content and enterprise human capital management application software generally and for learning and talent development solutions in particular. We sell our products primarily to large, mid-sized, and small business organizations whose businesses fluctuate based on general economic and business conditions.
In addition, a portion of our customer contract value is attributable to the number of users of our products at each of our customers, which in turn is influenced by the employment and hiring patterns of our customers and potential customers globally. To the extent that economic uncertainty or weak economic conditions cause our customers and potential customers to freeze or reduce their headcount, demand for our products may be negatively affected. Additionally, economic downturns have historically resulted in overall reductions in spending on information technology and learning and talent development solutions as well as pressure from customers and potential customers for extended billing terms. If economic, political, or market conditions deteriorate, or if there is uncertainty around these conditions, our customers and potential customers may elect to decrease their information technology and people development budgets by deferring or reconsidering product purchases, which would limit our ability to grow our business and negatively affect our operating results.
Our results of operations could be adversely affected by natural disasters, public health crises, political crises, or other catastrophic events.
Natural disasters, such as earthquakes, hurricanes, tornadoes, floods, and other adverse weather and climate conditions; unforeseen public health crises, such as pandemics and epidemics, including the ongoing COVID-19 pandemic; political crises, such as terrorist attacks, war, and other political instability; or other catastrophic events, whether occurring in the United States or internationally, could disrupt our operations in any of our offices or the operations of one or more of our third-party providers and vendors. To the extent any of these events occur, our business and results of operations could be adversely affected.
We may be unable to protect our proprietary rights. Unauthorized use of our intellectual property may result in development of products or services that compete with ours. Claims that we infringe upon the intellectual property rights of others could result in costly litigation or royalty payments to third parties, or require us to reengineer or cease sales of our products or services.
Our success depends to a degree upon the protection of our rights in intellectual property. We rely upon a combination of patent, trade secret, copyright, and trademark laws to protect our proprietary rights. We have also entered into, and will continue to enter into, confidentiality agreements with our employees, consultants and third parties to seek to limit and protect the distribution of confidential information. However, we may not have signed protective agreements in every case.
Although we have taken steps to protect our proprietary rights, these steps may be inadequate. Existing patent, trade secret, copyright, and trademark laws offer only limited protection. Moreover, the laws of other countries in which we market our products may afford little or no effective protection of our intellectual property. Additionally, unauthorized parties may copy aspects of our products, services, or technology or obtain and use information that we regard as proprietary. Other parties may also breach protective contracts we have executed or will in the future execute. We may not become aware of, or have adequate remedies in the event of, a breach related to such agreements. Litigation may be necessary in the future to enforce or to determine the validity and scope of our intellectual property rights or to determine the validity and scope of the proprietary rights of others. Even if we were to prevail, such litigation could result in substantial costs and diversion of management and technical resources.
Additionally, third parties have in the past and could in the future claim that our current or future products infringe their intellectual property rights. Any claim, with or without merit, could result in costly litigation or require us to reengineer or cease sales of our products or services, any of which could have a material adverse effect on our business. Infringement claims could also result in an injunction barring the sale of our products or require us to enter into royalty or licensing agreements. Licensing agreements, if required, may not be available on terms acceptable to the combined company or at all. From time to time we learn of parties that claim broad intellectual property rights in the learning and talent development area that might implicate our offerings. These parties or others could initiate actions against us in the future.
Our worldwide operations are subject to risks that could negatively impact our future operating results.

We expect that international operations will continue to account for a large portion of our revenue and are subject to inherent risks, including:
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difficulties or delays in developing and supporting non-English language versions of our products and services;

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political and economic conditions in various jurisdictions;

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difficulties in staffing and managing foreign subsidiary operations;

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multiple, conflicting and changing governmental laws and regulations;

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the influence of works councils or similar employee representative bodies on the procurement process and customer investment decisions;

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protectionist laws and business practices that may favor local competitors;

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difficulties in finding and managing local resellers;

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foreign currency fluctuations, including the Euro, pound sterling, Canadian dollar, Australian dollar, Indian rupee, Singapore dollar and related currencies;

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potential adverse tax consequences; and

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the absence or significant lack of legal protection for intellectual property rights.

Any of these factors could have a material adverse effect on our future operations outside of the United States, which could negatively impact our future operating results.
We might require additional capital to support our growth, and this capital might not be available on acceptable terms, if at all.
We intend to continue to make investments to support our growth and may require additional funds to respond to business challenges, including the need to develop new features or enhance our existing platform or acquire complementary businesses, technologies, and content. Accordingly, we may need to engage in equity or debt financings to secure additional funds. If we raise additional funds through further issuances of equity or convertible debt securities, our existing stockholders could suffer dilution, and any new equity securities we issue could have rights, preferences, and privileges superior to those of holders of our ordinary shares. Any debt financing secured by us in the future could involve restrictive covenants relating to our capital-raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. In addition, we may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our growth and to respond to business challenges could be significantly impaired.
Our business could be affected by new governmental regulations regarding the Internet as well as by changes impacting the speed and reliability of the Internet.
Various laws and regulations could impede the growth of the Internet or other online services, and new laws and regulations may be adopted in the future. These laws and regulations could limit internet neutrality, involve taxation, tariffs, privacy, data protection, information security, content, copyrights, distribution, electronic contracts and other communications, consumer protection, and the characteristics and quality of services, any of which could decrease the demand for, or the usage of, our platform. To date, government regulations have not materially restricted use of the Internet in most parts of the world. However, the legal and regulatory environment pertaining to the internet is uncertain and governments may impose regulation in the future. New laws may be passed, courts may issue decisions affecting the Internet, existing but previously inapplicable or unenforced laws may be deemed to apply to the Internet, regulatory agencies may begin to more rigorously enforce such formerly unenforced laws, or existing legal safe harbors may be narrowed, both by U.S. federal or state governments or by governments of foreign jurisdictions.
Any factors that adversely affect Internet usage could disrupt the ability of those users to access our learning and talent development solutions, which would adversely affect customer satisfaction and therefore our business. In addition, such changes in laws could increase our costs of doing business or prevent us from delivering our services over the internet or in specific jurisdictions, which could harm our business and our results of operations.
Our ability to increase the effectiveness and scope of our services to customers is ultimately limited by the speed and reliability of both the Internet and our customers’ internal networks. Consequently, the emergence and growth of the market for our products and services depends upon the improvements being made to the entire Internet as well as to our individual customers’ networking infrastructures to alleviate overloading and congestion. If these improvements are not made, and the quality of networks degrades, the ability of our customers to use our products and services will be hindered and our revenue may suffer.
Existing or future laws and regulations relating to privacy or data security could increase the cost of our products, limit their use and adoption, and subject us or our customers to litigation, regulatory investigations and penalties, and other potential liabilities.
The U.S. and various state governments have adopted or proposed laws governing the collection, use, storage, sharing and processing of personal data. Several foreign jurisdictions, including but not limited to the EU and its member states, the UK, Korea, Japan, Singapore, Australia, and India, have adopted legislation (including directives or regulations) that increase or change the requirements governing the personal data of individuals in these jurisdictions. In some cases, these laws impose obligations not only on many of our customers, but also directly on us. These laws and regulations are complex and change frequently, at times due to differing economic conditions and changes in political climate, with new laws and regulations proposed frequently and existing laws and regulations subject to different and conflicting interpretations. These laws have the potential to increase costs of compliance, risks of noncompliance and penalties for noncompliance, and the cost and complexity of selling and delivering our solutions.
For example, the EU’s General Data Protection Regulation (“GDPR”), which took effect on May 25, 2018, imposes obligations on our customers and directly on us. Among other obligations under the GDPR, we are required to give more detailed disclosure about how we collect, use and share personal data; contractually commit to data protection measures in our contracts with customers; maintain adequate data security measures; notify regulators and affected individuals of certain personal data breaches; meet extensive privacy governance and documentation requirements; and honor individuals’ expanded data protection rights, including their rights to access, correct and delete their personal data. Companies that violate the GDPR can face fines of up to the greater of 20 million euros or 4% of their worldwide annual revenue, and restrictions on data processing. Our customers’ or our vendors’ failure to comply with the GDPR could lead to significant fines imposed by regulators or restrictions on our ability to process personal information as needed to provide our services. We may also be obligated to assist our customers with their own compliance obligations under the GDPR.
In addition, the mechanisms allowing companies to transfer personal data outside of the European Economic Area (“EEA”) face ongoing legal challenges in the EU and threaten our ability to lawfully process personal data where we operate outside of the EEA. These challenges have been brought against the European Commission’s Standard Contractual Clauses for transfers of personal data, on which we rely to transfer personal data from the EEA. Loss of our ability to lawfully transfer personal data out of the EEA to any other jurisdictions may cause reluctance or refusal by current or prospective European customers to use our products. Additionally, other countries outside of the EEA have passed or are considering passing laws requiring local data residency, which could increase the cost and complexity of delivering our services.
In addition, the California legislature passed the California Consumer Privacy Act of 2018 (“CCPA”), which took effect on January 1, 2020. The CCPA gives California residents certain rights similar to the individual rights given under the GDPR, including the right to access and delete their personal information, opt-out of certain personal information sharing, and receive detailed information about how their personal information is used. The CCPA prohibits discrimination against individuals who exercise their privacy rights, provides for civil penalties for violations, and creates a private right of action for data breaches that is expected to increase data breach litigation. Since the enactment of the CCPA, new privacy and data security laws have been proposed in more than half of the U.S. states and in the U.S. Congress, reflecting a trend toward more stringent privacy legislation in the United States.

The costs of compliance with, and other burdens imposed by, privacy and data security laws and regulations may limit the use and adoption of our services, lead to negative publicity, reduce overall demand for our services, make it more difficult to meet expectations of or commitments to customers, require us to take on more onerous obligations in our contracts with customers, lead to significant fines, penalties or liabilities for noncompliance, or slow the pace at which we close sales transactions, any of which could harm our business. These laws could also impact our ability to offer, or our customers’ ability to deploy, our services in certain locations. The costs, burdens, and potential liabilities imposed by existing privacy laws could be compounded if other jurisdictions in the United States or abroad begin to adopt similar or more stringent laws.
Furthermore, concerns regarding data privacy and security may cause our customers’ customers to resist providing data that allows our customers to use our services more effectively. Even the perception that the privacy of personal information is not satisfactorily protected or does not meet regulatory requirements could inhibit sales of our products or services and could limit adoption of our cloud-based solutions.
Any of these matters could materially adversely affect our business, financial condition, or operational results.
Failure to comply with anti-bribery, anti-corruption and anti-money laundering laws could subject us to penalties and other adverse consequences.
We are subject to the U.S. Foreign Corrupt Practices Act (“FCPA”), the UK Bribery Act, and other anti-corruption, anti-bribery, and anti-money laundering laws in various jurisdictions both domestic and abroad. We leverage third parties, including channel partners, to sell subscriptions to our solution and conduct our business abroad. We and our third-party intermediaries may have direct or indirect interactions with officials and employees of government agencies or state-owned or affiliated entities and may be held liable for the corrupt or other illegal activities of these third-party business partners and intermediaries, our employees, representatives, contractors, channel partners, and agents, even if we do not explicitly authorize such activities. While we have policies and procedures to address compliance with such laws, we cannot guarantee that all of our employees and agents will not take actions in violation of our policies and applicable law, for which we may be ultimately held responsible. Any violation of the FCPA, the UK Bribery Act, or other applicable anti-bribery, anti-corruption laws, and anti-money laundering laws could result in whistleblower complaints, adverse media coverage, investigations, loss of export privileges, severe criminal or civil sanctions, or suspension or debarment from U.S. or other government contracts, all of which may have an adverse effect on our reputation, business, operating results, and prospects.
Our business could be adversely affected if our products contain errors.
Software products contain known and undetected errors or “bugs” that result in product failures. The existence of bugs could result in loss of or delay in revenue, loss of market share, diversion of product development resources, injury to reputation or damage to efforts to build brand awareness, any of which could have a material adverse effect on our business, operating results and financial condition.
Changes in tax laws, unfavorable resolution of tax examinations, or exposure to additional tax liabilities could have a material adverse effect on our results of operations, financial condition and liquidity.
We operate in a number of tax jurisdictions globally, including in the U.S., Ireland and Luxembourg. Governments in the jurisdictions in which we operate implement changes to tax laws and regulations periodically. Any implementation of tax laws that fundamentally change the taxation of corporations in the U.S., Ireland or Luxembourg and other applicable jurisdictions could materially impact our effective tax rate and could have a significant adverse impact on our financial results. In addition, our effective tax rate could fluctuate due to changes in the mix of earnings and losses in countries with differing statutory tax rates. Our tax expense could also be impacted by changes in non-deductible expenses, changes in the tax treatment of equity-based compensation, changes in the valuation of deferred tax assets and liabilities and our ability to utilize them, the applicability of withholding taxes, effects from acquisitions, and the evaluation of new information that results in a change to a tax position taken in a prior period.

We are also subject to examinations of our tax returns by tax authorities in various jurisdictions around the world. We regularly assess the likelihood of adverse outcomes resulting from ongoing tax examinations to determine the adequacy of our provision for taxes. These assessments can require a high degree of judgment and estimation. Intercompany transactions associated with the sale of services and intellectual property and cost share arrangements are complex and affect our tax liabilities. The calculation of our tax liabilities involves dealing with uncertainties in the application of complex tax laws and regulations in multiple jurisdictions. Successful unilateral or multi-jurisdictional actions by various tax authorities, including in the context of our current or future corporate operating structure and third-party and intercompany arrangements (including transfer pricing and the manner in which we develop, value and use our intellectual property), may increase our worldwide effective tax rate, result in additional taxes or other costs or have other material consequences, which could harm our operations, financial results and condition. A difference in the ultimate resolution of tax uncertainties from what is currently estimated could have an adverse effect on our financial results and condition.
We could be subjected to legal actions based upon the content we include in our courseware or learning assets.
It is possible that we could become subject to legal actions based upon claims that our course content or other learning assets infringe the rights of others or is erroneous. Any such claims, with or without merit, could subject us to costly litigation and the diversion of our financial resources and management personnel. The risk of such claims is exacerbated by the fact that certain learning content is provided by third parties over whom we exert limited control. Further, if such claims are successful, we may be required to alter the content, pay financial damages, or obtain content from others.
Risks Related to our Indebtedness and Certain Other Obligations
Our degree of leverage could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, expose us to interest rate risk and prevent us from meeting obligations on our indebtedness.
Our degree of leverage could have potentially adverse consequences, including: making it more difficult for us to make payments on our indebtedness; increasing our vulnerability to general economic and industry conditions; requiring a substantial portion of cash flow from operations to be dedicated to the payment of principal and interest on our indebtedness, thereby reducing our ability to use our cash flow to fund our operations, capital expenditures, research and development and future business opportunities; exposing us to the risk of increased interest rates under our credit facilities to the extent such facilities have variable rates of interest; limiting our ability to make strategic acquisitions and investments; limiting our ability to refinance our indebtedness as it becomes due; and limiting our ability to adjust quickly or at all to changing market conditions and placing us at a competitive disadvantage compared to our competitors who are less highly leveraged.
Our debt agreements contain restrictions that limit our flexibility in operating our business.
Our financing agreements contain various covenants that limit our ability to engage in specific types of transactions. These covenants limit our and our subsidiaries’ ability to incur or guarantee additional debt and issue or sell certain preferred stock; pay dividends on, redeem or repurchase our capital stock; make certain acquisitions or investments; incur or assume certain liens; enter into transactions with affiliates; and sell assets to, or merge or consolidate with, another company. A breach of any of these covenants could result in a default under our debt instruments.
We may not be able to generate sufficient cash to service all of our indebtedness, and we may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.
Our ability to make scheduled payments on or to refinance our debt obligations depends on our financial condition and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We cannot assure you that we will maintain a level of cash flow from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness.

Additionally, our subsidiaries may not be able to, or may not be permitted to, make distributions or debt repayments to enable us to make payments in respect of our indebtedness. Each such subsidiary is a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from them. While our existing credit agreements limit the ability of our guarantor subsidiaries to incur consensual encumbrances and include restrictions on their ability to pay dividends or make other intercompany payments to us, these limitations are subject to certain qualifications and exceptions. In the event that we do not receive cash from our subsidiaries, we will be unable to make required principal and interest payments on our indebtedness.
If our cash flow and capital resources are insufficient to fund our debt service obligations and operating lease obligations, we may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital or restructure or refinance our indebtedness. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. Our existing credit agreements restrict our ability to dispose of assets and use the proceeds from the disposition. We may not be able to consummate those dispositions or to obtain the proceeds that we could otherwise realize from such dispositions and any such proceeds that are realized may not be adequate to meet any debt service obligations then due.
Risks Related to our Previous Capital Structure and Resulting Chapter 11 Cases
The ongoing effects of our prior capital structure, including our recent emergence from the Chapter 11 Cases, could adversely affect our business and relationships.
The level of prior indebtedness impacted us in several ways, including our ability to invest in the business. This indebtedness led to filing the Chapter 11 Cases. We have only recently emerged from bankruptcy. Our ability to change the public perception relating to our prior capital structure and recently consummated Chapter 11 Cases may have an impact on our ability to continue to attract our customers, which is critical to our ability to achieve long-term profitability, and a negative public perception of our business due to our recently consummated bankruptcy proceedings may have a materially adverse effect on our results of operations and financial condition.
We may not be able to achieve or sustain profitability in the future.
Due principally to our prior capital structure, we have incurred losses in each of our last five fiscal years. As noted in “Management’s Discussion and Analysis of Financial Condition and Results of Operations  —  Non-GAAP Financial Measures,” our Adjusted EBITDA has also declined over this period. While we believe we are taking the right steps to improve profitability over the long-term, we may not be able to achieve or sustain profitability on a consistent quarterly or annual basis. Failure to maintain profitability in future periods may materially and adversely affect our ability to make payments on our outstanding debt obligations.
Information contained in our historical financial statements will not be comparable to the information contained in our financial statements after the application of fresh-start accounting.
Following our emergence from Chapter 11 of the Bankruptcy Code, our financial condition and results of operations from and after August 27, 2020 will not be comparable to the financial condition or results of operations in our historical financial statements. This will make it difficult for our stockholders and others to assess our performance in relation to prior periods. As a result of our restructuring, our financial statements are subject to the fresh-start accounting provisions of GAAP. In the application of fresh-start accounting, an allocation of the reorganization value is made to the fair value of assets and liabilities in conformity with the guidance for the acquisition method of accounting for business combinations. Adjustments to the carrying amounts could be material and could affect prospective results of operations as balance sheet items are settled, depreciated, amortized or impaired. We test goodwill and indefinite lived intangible assets for impairment annually or whenever events occur or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. We evaluate other long-lived assets for impairments whenever events or changes in circumstances indicate the carrying value may not be recoverable. Impairments could occur in the future if our expected future cash flows decline, market or interest rate environments deteriorate, or if carrying values change materially compared with changes in their respective fair values.
Risks Related to our Internal Control over Financial Reporting and Critical Accounting Policies
If our judgments or estimates relating to our critical accounting policies are based on assumptions that change or prove to be incorrect, our results of operations could fall below expectations of securities analysts and investors, resulting in a decline in our stock price.
The preparation of financial statements in conformity with GAAP requires management to make judgments, estimates, and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, as provided in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” the results of which form the basis for making judgments about the carrying values of assets, liabilities, and equity, and the amount of revenue and expenses that are not readily apparent from other sources. Our results of operations may be adversely affected if our assumptions change or if actual circumstances differ from those in our assumptions, which could cause our results of operations to fall below the expectations of securities analysts and investors, resulting in a decline in the trading price of our ordinary shares. Significant judgments, estimates, and assumptions used in preparing our consolidated financial statements include, or may in the future include, those related to revenue recognition, fresh-start accounting, sales commissions costs, long-lived assets and accounting for income taxes including deferred tax assets and liabilities.
We have identified material weaknesses in our internal control over financial reporting. Failure to achieve and maintain effective internal control over financial reporting could result in our failure to accurately or timely report our financial condition or results of operations, which could have a material adverse effect on our business and stock price.
We are required to comply with the SEC’s rules implementing Sections 302 and 404 of the Sarbanes-Oxley Act, which will require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our controls over financial reporting. Our assessment under Sections 302 and 404 of the Sarbanes-Oxley Act need to include disclosure of any material weaknesses identified by our management in our internal control over financial reporting, as well as a statement that our independent registered public accounting firm has issued an opinion on the effectiveness of our internal control over financial reporting.
In connection with the audit of our financial statements for the year ended January 31, 2020, we identified several material weaknesses in our internal control over financial reporting. We did not maintain effective internal control over financial reporting related to the control environment component of Internal Control-Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission, or the COSO framework, in areas relating to accounting for capitalization and borrowings from our prior parent company, the accounting for income tax valuation allowances and the calculation of goodwill impairment for our reporting units. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our consolidated financial statements will not be prevented or detected on a timely basis.
We did not maintain effective internal control over financial reporting related to the COSO framework, as the Company had not designed and implemented effective internal controls related to:
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Accounting for transactions between Pointwell Limited and its former parent company, including related to intercompany debt and the capitalization of Pointwell Limited. We believe such finding primarily resulted from financial statements of Pointwell Limited not having been prepared and reported previously.

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Accounting for the scheduling of deferred tax asset valuation allowances.

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Determination of goodwill impairment loss, including the consideration of deferred tax liabilities in the calculation of the carrying values of the reporting units.

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Fresh-start accounting.

Because the first and fourth weaknesses related to accounting with our former parent on financial statements not having been previously prepared and to accounting for the reorganization, respectively, management does not believe they will recur in future periods. For the other two weaknesses, management has secured qualified, third-party professional resources to assist management in these technical accounting areas going forward. This assistance may be expensive and time consuming and may distract our management team. Additionally, we may not be able to fully remediate these material weaknesses until these steps have been operating effectively for a sufficient period of time. If we are unable to maintain effective internal control over financial reporting, our financial statements and related disclosures may be inaccurate, which could have a material adverse effect on our business and our stock price.
Management is working to remediate the material weaknesses by continuing to train personnel on established accounting close policies and procedures and adding additional accounting personnel with greater technical and public company accounting experience. We may not be able to fully remediate these material weaknesses until these steps have been completed and have been operating effectively for a sufficient period of time. If we are not able to maintain effective internal control over financial reporting, our financial statements and related disclosures may be inaccurate, which could have a material adverse effect on our business and our stock price.
Global Knowledge’s corporate training services business may be disproportionately impacted by an economic downturn.
Global Knowledge’s business of providing corporate training services is particularly sensitive to general economic conditions, as its corporate customers often defer or eliminate training services to control costs when facing financial pressure. Challenging economic conditions may therefore have a disproportionately negative impact on revenue from Global Knowledge’s corporate training services, which constitutes a significant portion of its revenue.
The market for instructor led, synchronous, in-classroom learning may continue to decline
The COVID-19 pandemic had a significant and negative impact on in-classroom learning, as schools and other physical learning facilities were shut down in response to the global pandemic. As a result, the delivery of in-classroom learning has either been greatly curtailed or has pivoted to synchronous or asynchronous remote learning.
Global Knowledge’s future success will depend on its ability to offer clients the learning solutions they need in the format they desire and trust. While Global Knowledge has the capability to provide its clients a learning experience using different technologies and modalities, including in-classroom and remote learning, it remains unclear what the lasting impact of the COVID-19 pandemic will be on the in-classroom learning market. Global Knowledge’s business is transitioning from selling individual classes to selling subscriptions.
Failure or perceived failure to comply with regulations relating to career training services could result in the imposition of penalties or the interruption of Global Knowledge’s ability to provide services in certain jurisdictions.
In many jurisdictions in which Global Knowledge operates, career training services are generally subject to licensing requirements. Global Knowledge does not believe that the services provided by Global Knowledge are subject to such licensing requirements, as career-related training provided by Global Knowledge is provided as a business-to-business service through employers of Global Knowledge’s students, and the students themselves are not customers of Global Knowledge. Regulatory action has in the past been taken against Global Knowledge in respect of licensing requirements applicable to providers of career training services in certain jurisdictions and regulatory inquiries have occasionally been made about Global Knowledge’s licensure. Regulators could disagree with Global Knowledge’s assessment regarding the applicability of licensure requirements and take enforcement action against Global Knowledge, including by imposing penalties or prohibiting Global Knowledge from offering career-related training services in a relevant jurisdiction until Global Knowledge is able to obtain the requisite license.
Global Knowledge may face exposure to foreign currency exchange rate fluctuations.
Most of Global Knowledge’s customer contracts are denominated in U.S. dollars, while Global Knowledge’s operating expenses outside of the United States are often denominated in local currencies. Currently, Global Knowledge does not engage in currency hedging activities to limit the risk of exchange rate fluctuations. Therefore, fluctuations in the relative values of the U.S. dollar and foreign currencies may affect Global Knowledge’s results of operations when converted into U.S. dollars.
The rapid growth of Global Knowledge’s virtual and on-demand subscription skills platforms, Develop.Com and GK Polaris, make it difficult to evaluate the future prospects of these platforms.
Global Knowledge launched its virtual and on-demand subscription skills platforms Develop.Com and GK Polaris in April 2020 and May 2020, respectively, and as a result, forecasting Global Knowledge’s future results of operations for these platforms is subject to a number of uncertainties, including Global Knowledge’s ability to effectively plan for and model future growth. Beginning in early 2020, Global Knowledge extended its offering to include Develop.Com and GK Polaris, which enabled Global Knowledge to expand its addressable market, attract new users, and broaden its relationships with corporate customers. As such, any predictions about Global Knowledge’s future revenue and expenses with respect to these platforms may not be as accurate as they could be if Global Knowledge had a longer operating history with its virtual and on-demand subscription platform or operated in a more predictable market. Global Knowledge encountered in the past, and may encounter in the future, risks and uncertainties frequently experienced by growing companies in rapidly changing industries. If Global Knowledge’s assumptions regarding these risks and uncertainties, which Global Knowledge uses to plan and operate its business, are incorrect or change, or if Global Knowledge does not address these risks adequately, its results of operations could differ materially from its expectations, as growth rates may slow, and its business may suffer.
Global Knowledge relies upon SaaS technologies from third parties to operate its business, and interruptions or performance problems with these technologies may adversely affect the Global Knowledge business and results of operations.
Global Knowledge relies on hosted SaaS applications from third parties in order to operate critical functions of its business, including content delivery, enterprise resource planning, customer relationship management, billing, project management, and accounting and financial reporting. If these services become unavailable due to extended outages, interruptions, or because they are no longer available on commercially reasonable terms, Global Knowledge’s expenses could increase, the ability to manage finances could be interrupted, and processes for managing sales of Global Knowledge’s platform and supporting its customers could be impaired until equivalent services, if available, are identified, obtained, and implemented, all of which may negatively impact Global Knowledge’s results of operations and harm our business.
A loss of Global Knowledge’s status as an authorized training provider with one or more key technology vendors could adversely affect the Global Knowledge business.
Global Knowledge derives a large portion of its consolidated revenue in any financial reporting period from delivering corporate training as an authorized training provider for certain technology companies and has a concentrated portfolio of relationships with these technology companies. Global Knowledge’s status as an authorized training partner for certain key technology companies provides certain benefits, including, among others, the ability to use official curricula created by key technology vendors, subsidies and other financial incentives provided by these technology vendors to support training on their products, representation on official training websites operated by the technology vendors, and the ability to issue certified training certificates from the technology vendors. Global Knowledge’s operating results depend to a significant degree on its ability to maintain its status as an authorized training partner with such key technology vendors, and an inability to retain such status, or a significant change in Global Knowledge’s relationship with one or more of its technology vendors, could significantly reduce Global Knowledge’s revenue.

Global Knowledge has identified material weaknesses in its internal controls over the underlying information that supports the financial statements. Failure to achieve and maintain effective internal control over financial reporting could result in Global Knowledge’s failure to accurately or timely report our financial condition or results of operations, which could have a material adverse effect on our business and stock price.
In connection with the audit of our financial statements for the year ended October 2, 2020, Global Knowledge identified material weaknesses in its internal controls over the underlying information supporting its financial statements. Global Knowledge did not maintain effective internal control over financial reporting related to the control environment component of Internal Control-Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission, or the COSO framework, due to the accounting personnel not reconciling certain balance sheet accounts and not recording the disposal of subsidiaries timely and accurately. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of Global Knowledge’s consolidated financial statements will not be prevented or detected on a timely basis.
Global Knowledge’s management is working to remediate the material weaknesses by continuing to train personnel on established accounting close policies and procedures and adding additional accounting personnel with greater technical and public company accounting experience. Global Knowledge may not be able to fully remediate these material weaknesses until these steps have been completed and have been operating effectively for a sufficient period of time. If Skillsoft is not able to maintain effective internal control over financial reporting, its financial statements and related disclosures may be inaccurate, which could have a material adverse effect on its business and its stock price.
Risks related to ownership of our Class A common stock
If the benefits of the Merger or the Global Knowledge Merger do not meet the expectations of financial analysts, the market price of the Class A common stock of the Skillsoft may decline.
The market price of the Class A common stock of the Skillsoft may decline as a result of the Merger or the Global Knowledge Merger, as applicable, if Skillsoft does not achieve the perceived benefits of the Merger or the Global Knowledge Merger as rapidly, or to the extent anticipated by, financial analysts or the effect of the Merger or the Global Knowledge Merger on the financial results of Skillsoft is not consistent with the expectations of financial analysts. Accordingly, holders of the Class A common stock of Skillsoft may experience a loss as a result of a decline in the market price of the Class A common stock. In addition, a decline in the market price of the Class A common stock of Skillsoft could adversely affect the ability of Skillsoft to issue additional securities and to obtain additional financing in the future.
The unaudited pro forma condensed combined financial information included in this prospectus is preliminary and based on a number of assumptions and the actual financial condition and results of operations after the Merger and the Global Knowledge Merger may differ materially.
The unaudited pro forma financial information included in this prospectus is presented for illustrative purposes only and is not necessarily indicative of what the actual financial position or results of operations of Skillsoft were once the Merger and the Global Knowledge Merger had been completed on the date(s) indicated. The preparation of the pro forma financial information is based upon available information and certain assumptions and estimates that Churchill, Skillsoft and Global Knowledge currently believe are reasonable. The unaudited pro forma financial information reflects adjustments, which are based upon preliminary estimates, among other things, to pro forma acquisition accounting recognize the acquired assets and assumed liabilities of Skillsoft. The pro forma acquisition accounting reflected in this prospectus is preliminary, and the final acquisition accounting will be based upon the actual purchase price and the fair value of the assets and liabilities of Skillsoft and Global Knowledge as of the date of the completion of the Merger and the Global Knowledge Merger. In addition, following the completion of the Merger and the Global Knowledge Merger, there may be further refinements of the acquisition as additional information becomes available. Accordingly, the acquisition accounting adjustments may differ materially from the pro forma adjustments reflected in this prospectus. See “Unaudited Pro Forma Condensed Combined Financial Information.”

Legal proceedings in connection with the Merger, the outcomes of which are uncertain, could impact the price of our securities.
In connection with the Merger, certain Churchill shareholders have filed lawsuits and other Churchill shareholders have threatened to file lawsuits alleging breaches of fiduciary duty and violations of the disclosure requirements of the Exchange Act. We intend to defend the matters vigorously. These cases are in the early stages and we are unable to reasonably determine the outcome or estimate any potential losses, and, as such, has not recorded a loss contingency.
Additional lawsuits may be filed against us or our directors and officers in connection with the Merger. Defending such additional lawsuits could require us to incur significant costs and draw the attention of its management team away from the Merger. Further, the defense or settlement of any lawsuit or claim may adversely affect the our business, financial condition, results of operations and cash flows. Such legal proceedings could affect the price of our securities.
Our Derivative Instruments are accounted for as liabilities and the changes in value of our Derivative Instruments could have a material effect on our financial results.
On April 12, 2021, the Staff at the SEC issued a statement (the “SEC Statement”) discussing the accounting implications of certain terms that are common in warrants issued by special purpose acquisition companies. In light of the SEC Statement and guidance in Accounting Standards Codification (“ASC”) 815-40, “Derivatives and Hedging  —  Contracts in Entity’s Own Equity,” Churchill’s management evaluated the terms of the warrant agreement entered into in connection with the Churchill IPO and concluded that the warrant agreement governing public warrants and the private placement warrants (together, the “warrants”) include provisions that, based on the SEC Statement, preclude the warrants from being classified as components of equity. As a result, Churchill classified the warrants, the 2020 note and the Prosus Subscription Agreement (together, the “Derivative Instruments”) as liabilities. Under this accounting treatment, Churchill was required to measure the fair value of the Derivative Instruments at the end of each reporting period and recognize changes in the fair value from the prior period in their operating results for the current period. As a result of the recurring fair value measurement, our financial statements and results of operations may fluctuate quarterly based on factors which are outside our control. We expect that we will recognize non-cash gains or losses due to the quarterly fair valuation of the Derivative Instruments and that such gains or losses could be material.
In connection with the restatement of Churchill’s financial statements, Churchill’s management has concluded that its disclosure controls and procedures and internal control over financial reporting were not effective as of December 31, 2020 due to a material weakness in internal control over financial reporting solely related to its accounting for Derivative Instruments.
Following the issuance of the SEC Statement and after consultation with Churchill’s independent registered public accounting firm and its management team, Churchill concluded that, in light of the SEC Statement, it was appropriate to restate its previously issued audited financial statements as of and for the year ended December 31, 2020 and the period from April 11, 2019 (inception) through December 31, 2019. Churchill also restated the financial statements as of July 1, 2019, as of and for the period ended September 30, 2019, as of December 31, 2019, and as of and for the periods ended March 31, 2020, June 30, 2020 and September 30, 2020. As part of such process, Churchill identified a material weakness in its internal controls over financial reporting, solely related to its accounting for Derivative Instruments as further discussed herein.
A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented, or detected and corrected on a timely basis. Effective internal controls are necessary for us to provide reliable financial reports and prevent fraud. We expect to take steps to remediate the material weakness moving forwards, but there is no assurance that any remediation efforts will ultimately have the intended effects.
If we identify any new material weaknesses in the future, any such newly identified material weakness could limit our ability to prevent or detect a misstatement of our accounts or disclosures that could result in a material misstatement of our annual or interim financial statements. In such case, we may be unable to maintain compliance with securities law requirements regarding timely filing of periodic reports in addition to applicable stock exchange listing requirements, investors may lose confidence in our financial reporting and our stock price may decline as a result. We cannot assure you that the measures we have taken to date, or any measures we may take in the future, will be sufficient to avoid potential future material weaknesses.
Our stock price may change significantly and you could lose all or part of your investment as a result.
The trading price of shares of our Class A common stock is likely to be volatile. The stock market recently has experienced extreme volatility. This volatility often has been unrelated or disproportionate to the operating performance of particular companies. You may not be able to resell your shares at an attractive price due to a number of factors such as those listed in the risk factors above and below and the following:
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results of operations that vary from the expectations of securities analysts and investors;

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results of operations that vary from those of Skillsoft’s competitors;

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changes in expectations as to Skillsoft’s future financial performance, including financial estimates and investment recommendations by securities analysts and investors;

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declines in the market prices of stocks generally;

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strategic actions by Skillsoft or its competitors;

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announcements by Skillsoft or its competitors of significant contracts, acquisitions, joint ventures, other strategic relationships or capital commitments;

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any significant change in Skillsoft’s management;

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changes in general economic or market conditions or trends in Skillsoft’s industry or markets;

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changes in business or regulatory conditions, including new laws or regulations or new interpretations of existing laws or regulations applicable to Skillsoft’s business;

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future sales of common stock or other securities of Skillsoft;

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investor perceptions or the investment opportunity associated with the common stock of Skillsoft relative to other investment alternatives;

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the public’s response to press releases or other public announcements by Skillsoft or third parties, including the filings of Skillsoft with the SEC;

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litigation involving Skillsoft, Skillsoft’s industry, or investigations by regulators into Skillsoft’s operations or those of their competitors;

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guidance, if any, that Skillsoft provides to the public, any changes in this guidance or Skillsoft’s failure to meet this guidance;

•
the development and sustainability of an active trading market for the stock of Skillsoft;

•
actions by institutional or activist stockholders;

•
changes in accounting standards, policies, guidelines, interpretations or principles; and

•
other events or factors, including those resulting from natural disasters, war, acts of terrorism or responses to these events.

These broad market and industry fluctuations may adversely affect the market price of the Class A common stock of Skillsoft, regardless of Skillsoft’s actual operating performance. In addition, price volatility may be greater if the public float and trading volume of the Class A common stock of Skillsoft is low.
In the past, following periods of market volatility, stockholders have instituted securities class action litigation. If Skillsoft was involved in securities litigation, it could have a substantial cost and divert resources and the attention of executive management from Skillsoft’s business regardless of the outcome of such litigation.

Because there are no current plans to pay cash dividends on our Class A common stock for the foreseeable future, you may not receive any return on investment unless you sell your common stock for a price greater than that which you paid for it.
Skillsoft intends to retain future earnings, if any, for future operations, expansion and debt repayment and there are no current plans to pay any cash dividends for the foreseeable future. The declaration, amount and payment of any future dividends on shares of Skillsoft’s Class A common stock will be at the sole discretion of Skillsoft’s board of directors. Skillsoft’s board of directors may take into account general and economic conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax, and regulatory restrictions, implications on the payment of dividends by us to our stockholders or by our subsidiaries to us and such other factors as our board of directors may deem relevant. In addition, our ability to pay dividends is limited by covenants of Skillsoft’s existing and outstanding indebtedness and may be limited by covenants of any future indebtedness Skillsoft incurs. As a result, you may not receive any return on an investment in our Class A common stock unless you sell our Class A common stock for a price greater than that which you paid for it.
If securities analysts do not publish research or reports about Skillsoft’s business or if they downgrade our stock or Skillsoft’s sector, our stock price and trading volume could decline.
The trading market for our Class A common stock will rely in part on the research and reports that industry or financial analysts publish about Skillsoft or its business. Skillsoft will not control these analysts. In addition, some financial analysts may have limited expertise with Skillsoft’s model and operations. Furthermore, if one or more of the analysts who do cover Skillsoft downgrade its stock or industry, or the stock of any of its competitors, or publish inaccurate or unfavorable research about its business, the price of our stock could decline. If one or more of these analysts ceases coverage of Skillsoft or fails to publish reports on it regularly, Skillsoft could lose visibility in the market, which in turn could cause our stock price or trading volume to decline.
Future sales, or the perception of future sales, by Skillsoft or its stockholders in the public market could cause the market price for our Class A common stock to decline.
The sale of shares of our Class A common stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of shares of our Class A common stock. These sales, or the possibility that these sales may occur, also might make it more difficult for Skillsoft to sell equity securities in the future at a time and at a price that it deems appropriate.
As of June 11, 2021, Skillsoft had a total of 133,059,021 shares of Class A common stock outstanding and warrants to purchase an aggregate of 61,966,667 shares of Class A common stock outstanding. Following the expiration of a 180-day lock-up period, all shares issued in the Merger (other than shares issued under the PIPE Subscription Agreements) will be freely tradable without registration under the Securities Act of 1933, as amended (the “Securities Act”), and without restriction by persons other than Skillsoft’s “affiliates” (as defined under Rule 144 of the Securities Act, “Rule 144”), including Skillsoft’s directors, executive officers and other affiliates.
On June 11, 2022, upon the expiration or waiver of the lock-ups described in “Securities Act Restrictions on Resale of Securities — Lock-up Agreements,” shares held by certain stockholders of Skillsoft will be eligible for resale, subject to volume, manner of sale and other limitations under Rule 144. In addition, pursuant to a registration rights agreement, certain stockholders will have the right, subject to certain conditions, to require us to register the sale of their shares of our Class A common stock under the Securities Act. By exercising their registration rights and selling a large number of shares, these stockholders could cause the prevailing market price of our Class A common stock to decline. As of completion of the Merger, the shares covered by registration rights represent approximately 53% of our outstanding common stock, without giving effect to the issuance of any shares underlying the warrants.
As restrictions on resale end or if these stockholders exercise their registration rights, the market price of shares of the our Class A common stock could drop significantly if the holders of these shares sell them or are perceived by the market as intending to sell them. These factors could also make it more difficult for Skillsoft to raise additional funds through future offerings of our shares of Class A common stock or other securities.

In addition, the shares of our Class A common stock reserved for future issuance under Skillsoft’s equity incentive plans will become eligible for sale in the public market once those shares are issued, subject to provisions relating to various vesting agreements, lock-up agreements and, in some cases, limitations on volume and manner of sale applicable to affiliates under Rule 144, as applicable. The compensation committee of our board of directors may determine the exact number of shares to be reserved for future issuance under its equity incentive plans at its discretion. We expect to file one or more registration statements on Form S-8 under the Securities Act to register shares of our Company’s Class A common stock or securities convertible into or exchangeable for shares of our Company’s Class A common stock issued pursuant to Skillsoft’s equity incentive plans. Any such Form S-8 registration statements will automatically become effective upon filing. Accordingly, shares registered under such registration statements will be available for sale in the open market.
In the future, we may also issue its securities in connection with investments or acquisitions. The amount of shares of our Class A common stock issued in connection with an investment or acquisition could constitute a material portion of our then-outstanding shares of Class A common stock. Any issuance of additional securities in connection with investments or acquisitions may result in additional dilution to our stockholders.
Anti-takeover provisions in our organizational documents could delay or prevent a change of control.
Certain provisions of our Charter and bylaws may have an anti-takeover effect and may delay, defer or prevent a merger, acquisition, tender offer, takeover attempt or other change of control transaction that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by our stockholders.
These provisions provide for, among other things:
•
a staggered board, which means that our board of directors is classified into three classes of directors with staggered three-year terms and directors are only able to be removed from office for cause;

•
the ability of our board of directors to issue one or more series of preferred stock;

•
advance notice for nominations of directors by stockholders and for stockholders to include matters to be considered at our annual meetings;

•
certain limitations on convening special stockholder meetings;

•
limiting the ability of stockholders to act by written consent; and

•
providing that our board of directors is expressly authorized to make, alter or repeal our bylaws.

These anti-takeover provisions could make it more difficult for a third party to acquire Skillsoft, even if the third-party’s offer may be considered beneficial by many of our stockholders. As a result, our stockholders may be limited in their ability to obtain a premium for their shares. These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors of your choosing and to cause Skillsoft to take other corporate actions you desire. See “Description of Securities”.
The Charter designates the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with Skillsoft or its directors, officers, employees or stockholders.
The Charter provides that, subject to limited exceptions, any (1) derivative action or proceeding brought on behalf of Skillsoft, (2) action asserting a claim of breach of a fiduciary duty owed by any director, officer, stockholder or employee to Skillsoft or its stockholders, (3) action asserting a claim arising pursuant to any provision of the DGCL or the Charter or our bylaws or (4) action asserting a claim governed by the internal affairs doctrine shall, to the fullest extent permitted by law, be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, another state or federal court located within the State of Delaware. Any person or entity purchasing or otherwise acquiring any interest in shares of Skillsoft’s capital stock shall be deemed to have notice of and to have consented to the provisions of the Charter described above. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with Skillsoft or its directors, officers or other employees, which may discourage such lawsuits against Skillsoft and its directors, officers and employees. Alternatively, if a court were to find these provisions of the Charter inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, the Skillsoft may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect Skillsoft’s business and financial condition. Notwithstanding the foregoing, the Charter will not apply to suits brought to enforce any liability or duty created by the Exchange Act, or any other claim for which the federal district courts of the United States of America shall be the sole and exclusive forum. While Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.
Any person or entity purchasing or otherwise acquiring any interest in any shares of our capital stock shall be deemed to have notice of and to have consented to the forum provisions in the Charter. If any action the subject matter of which is within the scope of the forum provisions is filed in a court other than a court located within the State of Delaware (a “foreign action”) in the name of any stockholder, such stockholder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”); and (y) having service of process made upon such stockholder in any such enforcement action by service upon such stockholder’s counsel in the foreign action as agent for such stockholder.
This choice-of-forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with Skillsoft or its directors, officers, stockholders, agents or other employees, which may discourage such lawsuits. We note that there is uncertainty as to whether a court would enforce this provision, and the enforceability of similar choice of forum provisions in other companies’ charter documents has been challenged in legal proceedings. Further, investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. It is possible that a court could find these types of provisions to be inapplicable or unenforceable, and if a court were to find this provision of the Charter inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.
The NYSE may not continue to list our securities, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.
Our Class A common stock and Public Warrants are currently listed on the NYSE. There can be no assurance that we will be able to comply with the continued listing standards of NYSE. If the NYSE delists our Class A common stock from trading on its exchange for failure to meet the listing standards, our stockholders could face significant material adverse consequences including:
•
a limited availability of market quotations for our securities;

•
reduced liquidity for our securities;

•
a determination that our common stock is a “penny stock” which will require brokers trading in such securities to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•
a limited amount of news and analyst coverage; and

•
a decreased ability to issue additional securities or obtain additional financing in the future.

A market for our securities may not continue, which would adversely affect the liquidity and price of our securities.
The price of our securities may fluctuate significantly due to the market’s reaction to the business combination and general market and economic conditions. An active trading market for our securities may never develop or, if developed, it may not be sustained. In addition, the price of our securities can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. Additionally, if our securities become delisted from the NYSE for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of our securities may be more limited than if we were quoted or listed on the NYSE or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.

USE OF PROCEEDS
All of the shares of Class A common stock and the warrants (including shares of Class A common stock underlying such warrants) offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.
We will receive up to an aggregate of approximately $655.1 million from the exercise of all Public Warrants, Prosus Warrants, Private Placement Warrants and Working Capital Warrants, assuming the exercise in full of all such warrants for cash.
Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the exercise of such warrants for general corporate purposes which may include acquisitions or other strategic investments or repayment of outstanding indebtedness. Our management will have broad discretion over the use of proceeds from the exercise of the warrants.
There is no assurance that the holders of the warrants will elect to exercise any or all of the warrants. To the extent that the warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the warrants will decrease.

CHURCHILL’S SELECTED HISTORICAL FINANCIAL INFORMATION
The following table contains selected historical financial data for Churchill as of and for the three months ended March 31, 2021 and 2020 and as of and for the year ended December 31, 2020 and as of December 31, 2019 and for the period from April 11, 2019 (inception) through December 31, 2019. Such data has been derived from the unaudited interim consolidated financial statements and the restated audited financial statements of Churchill, which are included elsewhere in this prospectus. The restatement is more fully described in Note 2 to Churchill’s financial statements included elsewhere in this prospectus. The information below is only a summary and should be read in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in Churchill’s financial statements, and the notes and schedules related thereto, which are included elsewhere in this prospectus. You should not assume the results of operations for past periods indicate results for any future period. All amounts are in U.S. dollars. Certain amounts that appear in this section may not sum due to rounding.
Churchill had neither engaged in any operations nor generated any revenue through March 31, 2021. Churchill’s only activities from inception through March 31, 2021 were organizational activities and those necessary to complete its initial public offering and identifying a target company for a business combination.
	For the Three Months Ended March 31, 2021	For the Three Months Ended March 31, 2020	For the Year Ended December 31, 2020	For the Period from April 11, 2019 (Inception) Through December 31, 2019
	(unaudited)
Income Statement Data:
Net income (loss)	$41,740,801	$(8,823,514)	$(72,459,185)	$(14,682,592)
Less: Income attributable to common stock subject to possible redemption	—	(1,325,482)	(1,230,480)	(4,868,674)
Nonredeemable net income (loss)	$41,740,801	$(10,148,996)	$(73,689,665)	$(19,551,226)
Weighted average shares outstanding, basic and diluted)	32,537,498	25,224,075	27,526,131	21,438,529
Basic and diluted net income (loss) per common share	$1.28	$(0.41)	$(2.68)	$(0.91)

(1)
Excludes an aggregate of 57,909,708, 59,998,219, 53,712,502 and 61,025,925 shares subject to possible redemption at March 31, 2021, March 31, 2020, December 31, 2020 and December 31, 2019, respectively.

	March 31, 2021	December 31, 2020	December 31, 2019
	(unaudited)
Balance Sheet Data (end of period):
Cash	$2,382,560	$3,873,865	$2,238,275
Prepaid income taxes	—	—	27,140
Prepaid expenses	111,174	94,299	275,525
Marketable securities held in Trust Account	697,018,229	696,957,196	695,295,418
Total assets	699,511,963	700,925,360	697,836,358
Total liabilities	110,392,112	153,546,310	77,998,123
Common stock subject to possible redemption	584,119,845	542,379,040	614,838,229
Total stockholders’ equity	5,000,006	5,000,010	5,000,006

SKILLSOFT’S SELECTED HISTORICAL FINANCIAL INFORMATION
The following tables present selected historical consolidated financial data of Pointwell Limited, the predecessor parent company of Skillsoft (US) Corporation for periods prior to August 28, 2020 and Software Luxembourg Holding S.A., the successor-parent company of Skillsoft (US) Corporation for periods from August 28, 2020 onwards.
On June 14, 2020, Skillsoft (US) Corporation, a subsidiary of Pointwell Limited, announced that it had entered into the Skillsoft RSA with a majority of its first and second lien lenders with the objective of reducing long-term debt while maintaining normal operations and paying all trade creditors in full. To efficiently implement the financial restructuring, Skillsoft (US) Corporation and certain of its affiliates (including Pointwell Limited) voluntarily filed “pre-packaged” Chapter 11 cases in the U.S. Bankruptcy Court for the District of Delaware in addition to ancillary proceedings in Canada under the Companies’ Creditors Arrangement Act seeking recognition of the U.S. Chapter 11 proceedings in Canada. The U.S. Bankruptcy Court approved the Skillsoft RSA at the Company’s confirmation hearing on August 6, 2020 and Skillsoft and its affiliates emerged from Chapter 11 on August 27, 2020. As a result of the reorganization, ownership interest in Pointwell Limited was transferred to a newly created legal entity, Software Luxembourg Holding S.A., the shares of which are owned by the lenders who had secured interest in Skillsoft and its affiliates prior to the petition date.
The consolidated statement of operations data for the Successor period from August 28, 2020 through January 31, 2021 and the balance sheet data as of January 31, 2021 have been derived from Software Luxembourg Holding S.A.’s audited consolidated financial statements included elsewhere in this prospectus, together with unaudited financial statements for the three months ended April 30, 2021, which are also included elsewhere in this prospectus. The consolidated statement of operations data for the Predecessor period from February 1, 2020 through August 27, 2020 and for the Predecessor years ended January 31, 2020 and 2019 and the balance sheet data as of January 31, 2020 have been derived from Pointwell Limited’s audited consolidated financial statements included elsewhere in this prospectus, together with unaudited financial statements for the three months ended April 30, 2021, which are also included elsewhere in this prospectus. The consolidated statement of operations data for the Predecessor year ended January 31, 2018 have been derived from Pointwell Limited’s audited consolidated financial statements not included in this prospectus.
You should read the selected financial data presented below in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Successor and Predecessor consolidated financial statements and the related notes included elsewhere in this prospectus. The financial information contained in this section relates to the Successor and Predecessor, prior to and without giving pro forma effect to the impact of the Merger and the results reflected in this section may not be indicative of our results going forward.
Consolidated Statements of Operation — Data:
($ in thousands)
	Three months ended April 30, 2021	Three months ended April 30, 2020	Aug. 28, 2020 through Jan. 31, 2021	Feb. 1, 2020 through Aug. 27, 2020	Fiscal Year Ended January 31, 2020	Fiscal Year Ended January 31, 2019	Fiscal Year Ended January 31, 2018
($ in thousands)	Successor	Predecessor	Successor	Predecessor	Predecessor	Predecessor	Predecessor
Revenues:
Total revenues(1)	91,701	118,329	$108,768	$273,851	$514,021	$534,141	$547,309
Operating expenses:
Cost of revenues:	24,521	24,214	40,898	52,160	96,044	98,636	106,274
Content and software development	16,607	16,943	30,028	38,986	67,951	57,332	60,500
Selling and marketing	28,502	32,737	55,285	75,028	140,785	150,179	143,898
General and administrative	12,362	15,688	21,636	37,455	57,356	51,421	45,344

	Three months ended April 30, 2021	Three months ended April 30, 2020	Aug. 28, 2020 through Jan. 31, 2021	Feb. 1, 2020 through Aug. 27, 2020	Fiscal Year Ended January 31, 2020	Fiscal Year Ended January 31, 2019	Fiscal Year Ended January 31, 2018
($ in thousands)	Successor	Predecessor	Successor	Predecessor	Predecessor	Predecessor	Predecessor
Recapitalization and transaction- related costs	1,932	16,376	15,928	32,099	16,244	—	—
Amortization of intangible assets	34,943	17,370	39,824	34,378	96,359	151,752	194,739
Impairment of goodwill and intangible assets	—	332,376	—	332.376	440,598	16,094	—
Restructuring	537	370	4,341	1,179	1,900	2,073	2,524
Total Operating Expenses	119,404	456,074	207,940	603,661	917,237	527,487	553,279
Operating (loss) income	(27,703)	(337,745)	(99,172)	(329,810)	(403,216)	6,654	(5,970)
Interest expense, net	(11,449)	910	(19,936)	(168,236)	(429,657)	(395,842)	(346,186)
Reorganization items, net	—	—	—	3,329,245	—	—	—
Other income (expense)	(342)	929	39,452	1,268	(5,120)	(5,624)	8,812
Loss before provision (benefit) for income taxes	(39,494)	(442,794)	(115,656)	2,832,467	(837,993)	(394,812)	(343,344)
Provision for income taxes	(2,089)	(8,891)	(21,934)	68,455	11,212	5,027	1,373
Net (loss) income	(37,405)	(433,903)	$(93,722)	$(2,764,012)	$(849,205)	$(399,839)	$(344,717)

(1)
On February 1, 2019, Predecessor adopted ASC Topic 606, Revenue from Contracts with Customers. See Note 2 in the Pointwell Limited annual consolidated financial statements included elsewhere in this prospectus for additional information.

Consolidated Balance Sheet Data
($ in thousands)
	Successor	Predecessor
	As of January 31, 2021	As of January 31, 2020
Cash and cash equivalents	$71,479	$18,799
Accounts receivable, net	179,784	193,024
Total current assets(1)	284,553	263.250
Accounts payable and accrued liabilities(1)(2)	66,925	68,790
Term loans and related-party debt and accrued interest	515,436	68,790
Total shareholder’s equity (deficit)	579,969	(2,761,744)

(1)
On February 1, 2019, Predecessor adopted ASC Topic 606, Revenue from Contracts with Customers. See Note 2 in the Software Luxembourg Holding and Pointwell Limited annual consolidated financial statements included elsewhere in this prospectus for additional information.

(2)
On February 1, 2020, Predecessor adopted ASC Topic 842, Leases. See Note 2 in the Pointwell Limited and Software Luxembourg Holdings annual consolidated financial statements included elsewhere in this prospectus for additional information.

GLOBAL KNOWLEDGE’S SELECTED HISTORICAL FINANCIAL INFORMATION
The following table contains selected historical financial data for Global Knowledge as of and for the fiscal years ended October 2, 2020 and September 27, 2019 and the six months ended April 2, 2021 and March 27, 2020. Such data has been derived from the audited consolidated financial statements of Global Knowledge for the fiscal years and unaudited consolidated interim financial statements, which are included elsewhere in this prospectus. The information below is only a summary and should be read in conjunction with the section entitled “Business” and Global Knowledge’s consolidated financial statements, and the notes and schedules related thereto, which are included elsewhere in this prospectus. You should not assume the results of operations for past periods indicate results for any future period. All amounts are in U.S. dollars.
	Fiscal Year Ended
(in thousands)	October 2, 2020	September 27, 2019
Statement of Operations And Comprehensive Loss Data:
Revenue	$208,535	$260,165
Cost of revenue	116,203	139,459
Gross margin	92,332	120,706
Total operating expenses	164,636	121,988
Loss from operations	(72,304)	(1,282)
Interest expense	(27,455)	(25,489)
Other (expense) income, net	(1,328)	500
Loss before income taxes	(101,087)	(26,271)
Income tax expense	(271)	(28)
Net Loss	$(101,358)	$(26,299)
	Six Months Ended
(in thousands)	April 2, 2021	March 27, 2020
Statement of Operations And Comprehensive Loss Data:
Revenue	$94,354	$122,047
Cost of revenue	46,812	68,155
Gross margin	47,542	53,892
Total operating expenses	50,236	115,605
Loss from operations	(2,694)	(61,713)
Interest expense	(19,379)	(13,127)
Other income (expense), net	436	(2,066)
Loss before income taxes	(21,637)	(76,906)
Income tax expense	(1,316)	(738)
Net Loss	$(22,953)	$(77,644)
	As of
(in thousands)	April 2, 2021	October 2, 2020	September 27, 2019
Balance Sheet Data:
Cash	$17,296	$19,836	$9,621
Total assets	235,528	240,958	314,244
Total liabilities	384,629	364,551	344,439
Total stockholder’s deficit	(149,101)	(123,593)	(30,195)
	Six Months Ended
(in thousands)	April 2, 2021	March 27, 2020
Statement of Cash Flow Data:
Net cash provided by (used in) operating activities	$451	$(10,532)
Net cash used in investing activities	(2,106)	(1,220)
Net cash provided by financing activities	(1,248)	15,841

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Defined terms included below have the same meaning as terms defined and included elsewhere in this prospectus. Unless the context otherwise requires, the “Company” or “Churchill” refers to Churchill Capital Corp II and its subsidiaries before and at the Closing and to Skillsoft Corp. after the Closing and “Skillsoft” refers to Software Luxembourg Holding S.A. before and at the Closing.
The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information, as amended by the final rule, Release No. 33-10786, which is herein referred to as Article 11. The unaudited pro forma condensed combined financial statements of the Company, Skillsoft, and Global Knowledge present the combination of the financial information of the Company, Skillsoft and Global Knowledge adjusted to give pro forma effect to the following transactions:
•
The reorganization of certain Skillsoft affiliates under Chapter 11 of the U.S. Bankruptcy Code;

•
The Merger in accordance with the Skillsoft Merger Agreement;

•
The issuance of Churchill Class A common stock in accordance with (i) the Prosus PIPE Subscription Agreement and (ii) the SuRo PIPE Subscription Agreement that were effective upon the consummation of the Merger. With respect to the issuance of Churchill Class A common stock in accordance with the Prosus PIPE Subscription Agreement, the following pro forma condensed combined financial statements have been prepared to reflect both the First Step Prosus Investment and Second Step Prosus Investment (each as defined below);

•
The Global Knowledge Merger in accordance with the Global Knowledge Merger Agreement; and

•
The issuance of Class A common stock of the Company in accordance with the Lodbrok Subscription Agreement that was effective upon the consummation of the Global Knowledge Merger.

The Company was incorporated as a Delaware corporation on April 11, 2019 and completed its initial public offering on June 26, 2019. The Company was formed as a blank check company to acquire one or more businesses through a business combination transaction. Upon the closing of the Churchill IPO and the sale of private placement warrants, $690.0 million from the net proceeds thereof was placed in a trust account.
The following describes the transactions:
•
Skillsoft Reorganization: On June 14, 2020, Skillsoft (US) Corporation, a subsidiary of Pointwell Limited, announced that it had entered into the Skillsoft RSA with a majority of its first and second lien lenders. Skillsoft (US) Corporation and certain of its affiliates (including Pointwell) voluntarily filed “pre-packaged” Chapter 11 cases in the U.S. Bankruptcy Court for the District of Delaware in addition to ancillary proceedings in Canada under the Companies’ Creditors Arrangement Act seeking recognition of the U.S. Chapter 11 proceedings in Canada. The U.S. Bankruptcy Court approved the RSA at the confirmation hearing on August 6, 2020 and Skillsoft and its affiliates emerged from Chapter 11 on August 27, 2020. As a result of the reorganization, ownership interest in Pointwell was transferred to a newly created legal entity, Skillsoft, the shares of which were owned by the lenders who had secured interest in Skillsoft (US) Corporation and its affiliates prior to the petition date. Refer to Note 2 for pro forma adjustments related to the Skillsoft Reorganization.

•
Skillsoft Merger: On October 12, 2020, Churchill entered into the Skillsoft Merger Agreement. Under the terms of the Skillsoft Merger Agreement, Skillsoft merged with and into Churchill, Skillsoft ceased to exist and Skillsoft’s subsidiaries became subsidiaries of Churchill on June 11, 2021.

PIPE investments:
(i)
On October 12, 2020, Prosus entered into the Prosus Subscription Agreement with Churchill, pursuant to which Prosus subscribed for 10,000,000 newly-issued shares of Churchill Class A common stock, at a purchase price of $10.00 per share, to be issued at the closing (the “First Step Prosus Investment”), and Churchill granted Prosus a 30-day option (the “Option”) to subscribe for up to the lesser of (i) an additional 40,000,000 newly-issued shares of Churchill Class A common stock, at a purchase price of $10.00 per share or (ii) such additional number of shares that would result in Prosus beneficially owning shares of Churchill Class A common stock representing 35% of the issued and outstanding shares of Churchill on a fully-diluted and as-converted basis as of immediately following the closing (excluding any warrants issued to Prosus pursuant to the Prosus Subscription Agreement) (the “Second Step Prosus Investment” and together with the First Step Prosus Investment, the “Prosus PIPE Investment”). On November 10, 2020, Prosus exercised the Option to subscribe for an additional 40,000,000 shares of Churchill Class A common stock in the Second Step Prosus Investment (or such number of shares as may be reduced pursuant to the Prosus Subscription Agreement). Pursuant to the Prosus Subscription Agreement, in connection with Prosus’s exercise of the Option and concurrently with the consummation of the Second Step Prosus Investment, Churchill issued to Prosus warrants to purchase a number of shares of Churchill Class A common stock equal to one-third of the number of shares of Churchill Class A common stock purchased in the Prosus PIPE Investment (the “Prosus Warrants”). The Prosus Warrants have terms substantively identical to those warrants included in the units offered in the Churchill IPO.
The pro forma financial information reflects the Prosus PIPE Investment. The additional funds from the Second Step Prosus Investment are reflected within the cash balance in the pro forma condensed combined financial statements as the Company will retain these funds to provide maximum balance sheet flexibility. Churchill and Prosus also agreed that following the consummation of the Merger, and in the event that Prosus beneficially owns less than the Prosus Maximum Ownership Amount, Prosus will have the concurrent right to purchase a number of additional shares of Churchill Class A common stock, at $10.00 per share, that would result in Prosus maintaining beneficial ownership of at least, but no more than, the Prosus Maximum Ownership Amount (the “Prosus Top-Up Right”). The Prosus Top-Up Right was not exercised and is not reflected in the following pro forma condensed combined financial statements.
(ii)
On October 14, 2020, in connection with the execution of the Skillsoft Merger Agreement, Churchill entered into a subscription agreement with SuRo Capital Corp. (“SuRo”) pursuant to which SuRo subscribed for 1,000,000 newly-issued shares of Churchill Class A common stock, at a purchase price of $10.00 per share (the “SuRo PIPE Investment”), that were issued at the Skillsoft Closing (the “SuRo Subscription Agreement”).

The Global Knowledge Merger meets the related business criteria defined by SEC’s Regulation S-X Rule 3-05 and is therefore included in the pro forma condensed combined financial statements.
•
Global Knowledge Merger: On October 12, 2020, Churchill entered into the Global Knowledge Merger Agreement, which was subject to the consummation of the Merger.

•
Lodbrok PIPE Investment: On October 13, 2020, in connection with the execution of the Global Knowledge Merger Agreement, Churchill entered into a subscription agreement with Lodbrok Capital LLP (“Lodbrok”) pursuant to which Lodbrok subscribed for 2,000,000 newly-issued shares of Churchill Class A common stock, at a purchase price of $10.00 per share (the “Lodbrok PIPE Investment”), which were issued at the closing of the Global Knowledge Merger (the “Lodbrok Subscription Agreement”).

The Merger was not contingent on the Global Knowledge Merger, and as a result, the pro forma condensed combined financial statements first give effect to the Skillsoft Reorganization, the Merger, and the PIPE Investments and then give effect to the Global Knowledge Merger and the Lodbrok PIPE Investment.
The following unaudited pro forma condensed combined balance sheet as of March 31, 2021 combines the historical balance sheets of Churchill, Skillsoft and Global Knowledge as if the Merger, PIPE Investments, the Global Knowledge Merger and the Lodbrok PIPE Investment had been consummated on March 31, 2021. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 and the three months ended March 31, 2021 combine the historical statements of operations of Churchill, Skillsoft and Global Knowledge for such periods on a pro forma basis as if the Skillsoft Reorganization, the Merger, the PIPE Investments, the Global Knowledge Merger and the Lodbrok PIPE Investment had been consummated at the beginning of the earliest period presented. Churchill’s fiscal year ends on December 31st, Skillsoft’s fiscal year ends on January 31st and Global Knowledge’s fiscal year ends on the Friday nearest September 30th of each year. The unaudited pro forma condensed combined financial statements are presented on the basis of Churchill’s fiscal year prior to the Closing and combine the historical results of the fiscal periods of Churchill, Skillsoft and Global Knowledge.
In accordance with Article 11 of Regulation S-X, the historical financial statements may be adjusted in the unaudited pro forma condensed combined financial statements to give pro forma effect to provide for “Transaction Accounting Adjustments” reflecting only the application of required accounting for the transactions. The Company has not included any Management Adjustments as defined under Release No. 33-10786.
The unaudited pro forma condensed combined financial statements have been derived from and should be read in conjunction with, the following historical financial statements, the accompanying notes and other specified information, which are included elsewhere in this prospectus:
•
the accompanying notes to the unaudited pro forma condensed combined financial statements;

•
the historical unaudited financial statements of Churchill as of and for the three months ended March 31, 2021 and the related notes;

•
the historical audited financial statements (as restated) of Churchill as of and for the year ended December 31, 2020 and the related notes;

•
the historical unaudited financial statements of Skillsoft as of and for the three months ended April 30, 2021 and the related notes;

•
the historical audited consolidated financial statements of Successor Skillsoft as of January 31, 2021 and for the period from August 28, 2020 to January 31, 2021, the historical audited consolidated financial statements of Predecessor Skillsoft for the period from February 1, 2020 to August 27, 2020, and the related notes;

•
the historical unaudited consolidated financial statements of Global Knowledge as of and for the three months ended April 2, 2021 and the related notes;

•
the historical audited consolidated financial statements of Global Knowledge as of and for the year ended October 2, 2020 and the related notes;

•
other information relating to Churchill, Skillsoft and Global Knowledge contained in this prospectus, including the description of the relevant transactions and certain terms thereof set forth in the sections entitled “Summary” and the risk factors set forth under the section titled “Risk Factors.”

The Merger was considered a business combination and is being accounted for using the acquisition method of accounting, whereby Churchill has been determined to be the accounting acquirer, primarily based on the following predominate factors:
•
Existing Churchill stockholders have the largest voting interest in the combined entity;

•
Skillsoft shareholders’ ownership interest in the combined company is similar to that of Churchill stockholders. These respective ownership interests in the combined company do not provide either party with a controlling interest. Further, Prosus is an independent investor and does not influence and is not influenced by Churchill or Skillsoft stockholders or shareholders, respectively;

•
Prosus’s ownership interest in the combined company is limited in the Prosus PIPE Investment to subscribing for up to a number of additional shares of Churchill Class A common stock that would result in it beneficially owning 35% of the issued and outstanding shares of Churchill Class A common stock on a fully-diluted and as-converted basis, which limits its ability to obtain a controlling interest;

•
The board of directors of the combined company initially had seven members and the Sponsor had the right to nominate six members of the initial board; and

•
Churchill has placed the Chief Executive Officer and other members of management of the combined company.

Other factors were considered; however, they would not change the preponderance of factors indicating that Churchill is the accounting acquirer. Moreover, Prosus completing the First Step Prosus Investment and Second Step Prosus Investment does not change the determination that Churchill was the accounting acquirer.
The Global Knowledge Merger is considered a business combination and will be accounted for using the acquisition method of accounting. The Merger was required to be completed prior to the Global Knowledge Merger, and, therefore, Global Knowledge was acquired by the Company after the Merger.
Description of the Merger and Global Knowledge Merger
Pursuant to the Skillsoft Merger Agreement, the Company acquired all of the issued and outstanding equity interests of Skillsoft in exchange for (i) 24,000,000 shares of Churchill Class A Common Stock and 3,840,000 shares of Churchill Class C Common Stock, in each case, with respect to the Skillsoft Class A Shares and (ii) 4,500,000 shares of Churchill Class A Common Stock with respect to the Skillsoft Class B Shares. Upon consummation of the Merger, the Company redeemed all Churchill Class C common stock issued to Skillsoft’s Class A shareholders for an aggregate redemption price of (a) $505.0 million and (b) Term Loans in the aggregate principal amount of $20.0 million, issued by certain subsidiaries of the Company. As a result of the transaction and subsequent to the PIPE financing inclusive of both the First Step Prosus Investment and Second Step Prosus Investment, Skillsoft shareholders hold 21.7% of the total outstanding shares of the Company.
In addition, the Company entered into a merger agreement with Albert DE Holdings, Inc., the parent company of Global Knowledge Training, LLC. Upon consummation of the Global Knowledge Merger, all prior shares of Global Knowledge were converted into the right to receive 5,000,000 warrants of the Company. No Churchill Class A common stock was issued as part of the Global Knowledge Merger. In accordance with the Global Knowledge RSA, in conjunction with the acquisition of Global Knowledge, cash payments totaling $170.1 million and new term loans with aggregate principal amounts of $70.0 million were paid to Global Knowledge’s existing creditors. Following the Global Knowledge Merger and the Lodbrok PIPE Investment, Skillsoft shareholders hold approximately 21.4% of the total outstanding shares of the Company.
Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Merger and Global Knowledge Merger occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of the Company following the completion of the Merger and Global Knowledge Merger. Where applicable, as described in the accompanying notes, the unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.
The unaudited condensed combined pro forma financial statements reflect actual redemption of 34,690,979 shares of Churchill Class A common stock at $10.10 per share.
The following summarizes the Churchill Class A common stock issued and outstanding immediately after consummation of the Transactions:
			Including Global Knowledge
Total Capitalization (in 000s)	Shares	%	Shares	%
Skillsoft Shareholders	28,500	22%	28,500	21%
Churchill Public Shares	34,309	26%	34,309	26%
Churchill Sponsor II LLC	17,250	13%	17,250	13%
PIPE Investors	51,000	39%	51,000	38%
Lodbrok PIPE Investments	—	—	2,000	2%
Total Churchill Class A shares*	131,059	100%	133,059	100%

*
Does not include (i) shares underlying 23,000,000 public warrants to purchase Churchill Class A common stock at $11.50 per share that are outstanding, (ii) shares underlying 15,800,000 private placement warrants issued to the Sponsor for $1.00 per warrant to purchase Churchill Class A common stock at $11.50 per share at the time of the Churchill IPO, (iii) shares underlying 1,500,000 private placement warrants issuable to the Sponsor for $1.00 per warrant to purchase Churchill Class A common stock at $11.50 per share as repayment for the $1,500,000 Sponsor Loan dated November 2, 2020, at consummation of the Merger, (iv) 5,000,000 warrants issued to equity holders of Global Knowledge to purchase Churchill Class A common stock at $11.50 per share at consummation of the Global Knowledge Merger, (v) warrants, options or restricted shares expected to be issued to the new CEO or other employees pursuant to the Incentive Plan or (vi) shares underlying the Prosus Warrants.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF MARCH 31, 2021
(Amounts in thousands except per share data)
	As of March 31, 2021	As of April 30, 2021	Pro Forma Adjustments (Note 4)		Skillsoft Purchase Accounting Adjustments (Note 5)		As of March 31, 2021
	Churchill Capital Corp II	Skillsoft					Pro Forma Condensed Combined
ASSETS
Current Assets
Cash and cash equivalents	$2,383	$105,004	$697,018	4A	$(505,000)	5A	$400,111
			(21,371)	4B	(11,300)	5I
			500,000	4C
			(16,244)	4D
			(350,379)	4F
Restricted cash	—	2,656	—		—		2,656
Accounts receivable (net)	—	92,792	—		—		92,792
Prepaid expenses and other current assets	111	31,825	—		—		31,936
Total Current Assets	2,494	232,277	809,024		(516,300)		527,495
Property and equipment, net	—	11,798	—		—		11,798
Intangible assets, net	—	694,930	—		177,071	5D	872,001
Goodwill	—	494,942	—		61,902	5H	557,844
Right of use assets	—	14,654	—		—		14,654
Other assets	—	9,505	—		—		9,505
Deferred tax assets	—	—	—		—		—
Marketable securities held in Trust Account	697,018	—	(697,018)	4A	—		—
TOTAL ASSETS	$699,512	$1,458,106	$112,006		$(276,327)		$1,993,297
Current liabilities
Accrued expenses	$746	$18,285	$2,001	4D	$1,200	5I	$22,232
Accounts payable	—	9,898	—		—		9,898
Accrued compensation	—	22,941	—		—		22,941
Deferred revenues	—	234,069	—		(108,860)	5F	125,209
Current maturities of long-term debt and other short-term debt	3,132	6,500	(3,132)	4H	—		6,500
Lease liability – short-term	—	4,690	—		—		4,690
Credit facility	—	14,190	—		—		14,190
Income taxes payable	99	—	—		—		99
Total Current Liabilities	3,977	310,573	(1,131)		(107,660)		205,759
Deferred tax liabilities	—	77,662	—		59,794	5G	137,456
Lease liability – long-term	—	12,370	—		—		12,370
Derivative liabilities	85,044	—	2,535	4H	—		91,213
			3,634	4I
Deferred revenue -non-current	—	1,848	—		—		1,848
Other long-term liabilities	—	5,390	—		(20,000)	5C	25,390
Long term debt	—	507,927	—		—		507,927
Deferred underwriting fee payable	21,371	—	(21,371)	4B	—		—
Total Liabilities	110,392	915,770	(16,333)		(27,866)		981,963
Commitments
Class A Common stock subject to possible redemption	584,120	—	(584,120)	4E	—		—
Stockholders’ Equity
Class A Common stock, $0.0001 par value	1	—	5	4C	3	5B	12
			6	4E
			(3)	4F
Class B Common stock, $0.0001 par value	2	—	—		—		2
Successor Class A and Class B shares	—	40	—		(40)	5E	—
Accum. other comprehensive (loss) income	—	(910)	—		910	5E	—
Additional paid-in capital	50,398	674,333	499,995	4C	(674,333)	5E	1,087,039
			584,114	4E	306,372	5B
			(3,464)	4I
			(350,376)	4F
Accumulated deficit	(45,401)	(131,127)	(18,245)	4D	131,127	5E	(75,719)
			597	4H	(12,500)	5I
			(170)	4I
Total Stockholders’ Equity (Deficit)	5,000	542,336	712,459		(248,461)		1,011,334
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$699,512	$1,458,106	$112,006		$(276,327)		$1,993,297

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET — CONTINUED
AS OF MARCH 31, 2021
(Amounts in thousands except per share data)
	As of March 31, 2021	As of April 2, 2021	Pro Forma Adjustments (Note 4)		Accounting Policies, Reclassifications, and Eliminations (Note 6)		Global Knowledge Purchase Accounting Adjustments (Note 7)		As of March 31, 2021, including Global Knowledge
	Pro Forma Condensed Combined	Global Knowledge							Pro Forma Condensed Combined
ASSETS
Current Assets
Cash and cash equivalents	$400,111	$17,296	$19,600	4G	$(250)	6B	$(170,050)	7A	$259,783
							(6,924)	7J
Restricted cash	2,656	—	—		250	6B	—		2,906
Accounts receivable (net)	92,792	26,889	—		(70)	6C	—		119,611
Prepaid expenses and other current assets	31,936	13,779	—		(755)	6A	—		44,960
Total Current Assets	527,495	57,964	19,600		(825)		(176,974)		427,260
Property and equipment, net	11,798	6,133	—		—		—		17,931
Intangible assets, net	872,001	42,607	—		—		141,483	7E	1,056,091
Goodwill	557,844	123,848	—		—		(30,017)	7I	651,675
Right of use assets	14,654	—	—		7,948	6A	756	7G	23,358
Other assets	9,505	3,993	—		—		—		13,498
Deferred tax assets	—	983	—		—		—		983
Marketable securities held in Trust Account	—	—	—		—		—		—
TOTAL ASSETS	$1,993,297	$235,528	$19,600		$7,123		$(64,752)		$2,190,796
Current liabilities
Accrued expenses	$22,232	$57,340	$—		$(11,537)	6B	$(28,988)	7C	$39,824
							777	7J
Accounts payable	9,898	35,687	—		(70)	6C	—		45,515
Accrued compensation	22,941	—	—		10,820	6B	—		33,761
Deferred revenues	125,209	27,551	—		—		(7,516)	7H	145,244
Current maturities of long-term debt and other short-term debt	6,500	213,568	—		—		(213,568)	7C	6,500
Lease liability – short-term	4,690	—	—		4,735	6A	—		9,425
Credit facility	14,190	36,024	—		—		(36,024)	7C	14,190
Income taxes payable	99	—	—		717	6B	—		816
Total Current Liabilities	205,759	370,170	—		4,665		(285,319)		295,275
Deferred tax liabilities	137,456	355	—		—		12,965	7K	150,776
Lease liability – long-term	12,370	—	—		4,824	6A	321	7G	17,515
Derivative liabilities	91,213	—	—		—		7,350	7D	98,563
Deferred revenue -non-current	1,848	—	—		—		—		1,848
Other long-term liabilities	25,390	2,635	—		(2,366)	6A	—		25,659
Long term debt	507,927	11,469	—		—		(11,469)	7C	577,927
			—				70,000	7B
Deferred underwriting fee payable	—	—	—		—		—		—
Total Liabilities	981,963	384,629	—		7,123		(206,152)		1,167,563
Commitments
Class A Common stock subject to possible redemption	—	—	—		—		—		—
Stockholders’ Equity
Class A Common stock, $0.0001 par value	12	—	—		—		—		12
Class B Common stock, $0.0001 par value	2	—	—		—		—		2
Successor Class A and Class B shares	—	—	—		—		—		—
Accum. other comprehensive (loss) income	—	(2,262)	—		—		2,262	7F	—
Additional paid-in capital	1,087,039	242,375	19,600	4G	—		(242,375)	7F	1,106,639
Accumulated deficit	(75,719)	(389,214)	—		—		389,214	7F	(83,420)
							(7,701)	7J
Total Stockholders’ Equity	1,011,334	(149,101)	19,600		—		141,400		1,023,233
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,993,297	$235,528	$19,600		$7,123		$(64,752)		$2,190,796

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2020
(Amounts in thousands except share and per share data)
	For the year ended December 31, 2020	For the year ended January 31, 2021	Pro Forma Adjustments (Note 4)		Skillsoft Purchase Accounting Adjustments (Note 5)		For the year ended December 31, 2020
	Churchill Capital Corp II (as restated)	Pro Forma Skillsoft As Adjusted (Note 2)					Pro Forma Condensed Combined
Revenues:
Total revenues	$—	$350,117	$—		$—		$350,117
Operating expenses
Cost of revenues	—	93,058	—		—		93,058
Content and software development	—	69,014	—		—		69,014
Selling and marketing	—	123,783	—		—		123,783
General and administrative	(2,000)	59,091	18,245	4BB	12,500	5DD	87,836
Amortization of intangible assets	—	98,977	—		36,186	5AA	135,163
Impairment of intangible assets	—	—	—		—		—
Impairment of goodwill	—	332,376	—		—		332,376
Recapitalization and transaction-related costs	—	48,027			—		48,027
Restructuring	—	5,520	—		—		5,520
Operating and formation costs	2,907	—	—		—		2,907
Total operating expenses	907	829,846	18,245		48,686		897,684
Operating income (loss):	$(907)	$(479,729)	$(18,245)		$(48,686)		$(547,567)
Other income (expense), net	2,518	4,725	(2,518)	4AA	—		4,725
(Loss) gain on derivative liabilities	(73,583)	—	(170)	4CC	—		(73,156)
			597	4DD
Reorganization items, net	—	3,329,245	—		—		3,329,245
Loss on derivative instruments	—	(5)	—		—		(5)
Interest income	—	129	—		—		129
Interest expense	—	(46,016)	—		(1,517)	5BB	(47,533)
(Loss) income before provision (benefit) for income taxes	(71,972)	2,808,349	(20,336)		(50,203)		2,665,838
Provision (benefit) for income taxes	487	65,744	(4,271)	4EE	(10,543)	5CC	51,417
Net (loss) income	$(72,459)	$2,742,605	$(16,065)		$(39,660)		$2,614,421
Earnings per Share
Weighted average Class A shares outstanding							131,059,021
Earnings per share (basic and diluted) attributable to Class A common stockholders							$19.95

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS — CONTINUED
FOR THE YEAR ENDED DECEMBER 31, 2020
(Amounts in thousands except share and per share data)
	For the year ended December 31, 2020	For the twelve months ended January 1, 2021	Accounting Policies, Reclassifications, and Eliminations (Note 6)		Global Knowledge Purchase Accounting Adjustments (Note 7)		For the year ended December 31, 2020, including Global Knowledge
	Pro Forma Condensed Combined	Pro Forma Condensed Combined					Pro Forma Condensed Combined
Revenues:
Total revenues	$350,117	$189,649	$(697)	6BB	$(7,516)	7AA	$531,553
Operating expenses
Cost of revenues	93,058	104,465	(697)	6BB	—		196,826
Content and software development	69,014	2,484	—		—		71,498
Selling and marketing	123,783	41,511	—		—		165,294
General and administrative	87,836	34,201	—		117	7BB	129,855
					7,701	7FF
Amortization of intangible assets	135,163	7,279	—		15,133	7CC	157,575
Impairment of intangible assets	—	7,879	—		—		7,879
Impairment of goodwill	332,376	59,553	—		—		391,929
Recapitalization and transaction-related costs	48,027	—	—		—		48,027
Restructuring	5,520	7,275	—		—		12,795
Operating and formation costs	2,907	—	—		—		2,907
Total operating expenses	897,684	264,647	(697)		22,951		1,184,585
Operating income (loss):	$(547,567)	$(74,998)	$—		$(30,467)		$(653,032)
Other income (expense), net	4,725)	(1,997)	—		—		2,728
(Loss) gain on derivative liabilities	(73,156)	—	—		—		(73,156)
Reorganization items, net	3,329,245	—	—		—		3,329,245
Loss on derivative instruments	(5)	—	—		—		(5)
Interest income	129	—	2,966	6AA	—		3,095
Interest expense	(47,533)	(31,750)	(2,966)	6AA	28,766	7DD	(53,483)
(Loss) income before provision (benefit) for income taxes	2,665,838	(108,745)	—		(1,701)		2,555,392
Provision (benefit) for income taxes	51,417	1,016	—		(2,073)	7EE	50,360
Net (loss) income	$2,614,421	$(109,761)	$—		$372		$2,505,032
Earnings per Share
Weighted average Class A shares outstanding	131,059,021						133,059,021
Earnings per share (basic and diluted) attributable to Class A common stockholders	$19.95						$18.83

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2021
(Amounts in thousands except share and per share data)
	For the Three Months ended March 31, 2021	For the Three Months ended April 30, 2021	Pro Forma Adjustments (Note 4)		Skillsoft Purchase Accounting Adjustments (Note 5)		For the Three Months ended March 31, 2021
	Churchill Capital Corp II	Skillsoft					Pro Forma Condensed Combined
Revenues:
Total revenues	$—	$91,701	$—		$19,269	5EE	$110,970
Operating expenses
Cost of revenues	—	24,521	—		—		24,521
Content and software development	—	16,607	—		—		16,607
Selling and marketing	—	28,502	—		1,565	5EE	30,067
General and administrative	—	12,362	—		—		12,362
Amortization of intangible assets	—	34,943	—		4,068	5AA	39,011
Recapitalization and transaction-related costs	—	1,932			—		1,932
Restructuring	—	537	—		—		537
Operating and formation costs	1,585	—	—		—		1,585
Total operating expenses	1,585	119,404	—		5,633		126,622
Operating income (loss):	$(1,585)	$(27,703)	$—		$13,636		$(15,652)
Other income (expense), net	61	(352)	(61)	4AA	—		(352)
Gain on derivative liabilities	43,267	—	—		—		43,267
Interest income	—	10	—		—		10
Interest expense	—	(11,449)	—		(379)	5BB	(11,828)
Income (loss) before provision (benefit) for income taxes	41,743	(39,494)	(61)		13,257		15,445
Provision (benefit) for income taxes	2	(2,089)	(13)	4EE	2,784	5CC	684
Net income (loss)	$41,741	$(37,405)	$(48)		$10,473		$14,761
Earnings per Share
Weighted average Class A shares outstanding							131,059,021
Earnings per share (basic and diluted) attributable to Class A common stockholders							$0.11

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS — CONTINUED
FOR THE THREE MONTHS ENDED MARCH 31, 2021
(Amounts in thousands except share and per share data)
	For the Three Months ended March 31, 2021	For the Three Months ended April 2, 2021	Accounting Policies, Reclassifications, and Eliminations (Note 6)		Global Knowledge Purchase Accounting Adjustments (Note 7)		For the Three Months ended March 31, 2021, including Global Knowledge
	Pro Forma Condensed Combined	Global Knowledge					Pro Forma Condensed Combined
Revenues:
Total revenues	$110,970	$45,018	$(102)	6BB	$—		$155,886
Operating expenses
Cost of revenues	24,521	21,852	(102)	6BB	—		46,271
Content and software development	16,607	309	—		—		16,916
Selling and marketing	30,067	11,883	—		—		41,950
General and administrative	12,362	8,779	—		29	7BB	21,170
Amortization of intangible assets	39,011	1,665	—		4,819	7CC	45,495
Recapitalization and transaction-related costs	1,932	—	—		—		1,932
Restructuring	537	3,786	—		—		4,323
Operating and formation costs	1,585	—	—		—		1,585
Total operating expenses	126,622	48,274	(102)		4,848		179,642
Operating income (loss):	$(15,652)	$(3,256)	$—		$(4,848)		$(23,756)
Other income (expense), net	(352)a	1,390	—		—		1,038
Gain on derivative liabilities	43,267	—	—		—		43,267
Interest income	10	—	—		—		10
Interest expense	(11,828)	(8,669	—		7,183	7DD	(13,314)
Income (loss) before provision (benefit) for income taxes	15,445	(10,535	—		2,335		7,245
Provision (benefit) for income taxes	684	516	—		(436)	7EE	764
Net income (loss)	$14,761	$(11,051)	$—		$2,771		$6,481
Earnings per Share
Weighted average Class A shares outstanding	131,059,021						133,059,021
Earnings per share (basic and diluted) attributable to Class A common stockholders	$0.11						$0.05
Notes to Unaudited Pro Forma Condensed Combined Financial Statements
1. Basis of Presentation
The Merger and Global Knowledge Merger were treated as business combinations and accounted for using the acquisition method of accounting, with goodwill and other intangible assets recorded, in accordance with ASC 805, Business Combinations. Accordingly, for accounting purposes, the net assets of Churchill are stated at historical cost, with the acquired assets and assumed liabilities of Skillsoft and Global Knowledge stated at fair value in accordance with the acquisition method of accounting.
The unaudited pro forma condensed combined balance sheet as of March 31, 2021 gives pro forma effect to the Merger, the PIPE Investments, and the Global Knowledge Merger as if they had been consummated on March 31, 2021. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 and the three months ended March 31, 2021 give pro forma effect to the Merger, PIPE Investments and Global Knowledge Merger as if they had been consummated on January 1, 2020. In addition, as described more fully in Note 2, the pro forma condensed combined statement of operations for the year ended December 31, 2020 for Skillsoft give pro forma effect to the Skillsoft Reorganization as if it had occurred on February 1, 2020, the earliest period presented.
The unaudited pro forma condensed combined balance sheet as of March 31, 2021 has been prepared using, and should be read in conjunction with, the following historical financial statements, the accompanying notes and other specified information, which are included elsewhere in this prospectus;

•
Churchill’s unaudited balance sheet as of March 31, 2021 and the related notes;

•
Successor Skillsoft’s unaudited balance sheet as of April 30, 2021 and the related notes; and

•
Global Knowledge’s unaudited balance sheet as of April 2, 2021 and the related notes.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 has been prepared using, and should be read in conjunction with, the following historical financial statements, the accompanying notes and other specified information, which are included elsewhere in this prospectus;
•
Churchill’s audited statement of operations for the year ended December 31, 2020 and the related notes;

•
Successor Skillsoft’s audited statement of operations for the period from August 28, 2020 to January 31, 2021 and Predecessor Skillsoft’s unaudited statement of operations for the period from February 1, 2020 to August 27, 2020 and the related notes;

•
Global Knowledge’s audited statement of operations for the year ended October 2, 2020 and the related notes. Global Knowledge’s unaudited statement of operations for the twelve months ended January 1, 2021 was derived from the audited statement of operations for the year ended October 2, 2020 less the unaudited statement of operations for the three months ended December 27, 2019, which had revenue of $68.2 million and a net loss of $4.6 million, plus the unaudited statement of operations for the three months ended January 1, 2021, which had revenue of $49.3 million and a net loss of $11.9 million, in order to conform Global Knowledge to Churchill’s fiscal periods.

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 has been prepared using, and should be read in conjunction with, the following historical financial statements, the accompanying notes and other specified information, which are included elsewhere in this prospectus;
•
Churchill’s unaudited statement of operations for the three months ended March 31, 2021 and the related notes;

•
Skillsoft’s unaudited statement of operations for the three months ended April 30, 2021 and the related notes; and

•
Global Knowledge’s unaudited statement of operations for the three months ended April 2, 2021 was derived from the unaudited statement of operations for the six months ended April 2, 2021 less the unaudited statement of operations for the three months ended January 1, 2021, which had revenue of $49.3 million and a net loss of $11.9 million, in order to conform Global Knowledge to Churchill’s interim period.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.
The pro forma financial information does not reflect adjustments for any other consummated or probable acquisitions by either Churchill, Skillsoft, and Global Knowledge that is significant in accordance with Regulation S-X Rule 3-05, as amended by Release No. 33-10786, Amendments to Financial Disclosures About Acquired and Disposed Businesses, as adopted by the SEC on May 20, 2020 because no significant transactions were identified.
The pro forma financial information has been prepared by Churchill in accordance with Article 11. The pro forma financial information is based on various adjustments and assumptions and is not necessarily indicative of what Churchill’s consolidated statements of operations or consolidated balance sheet actually would have been had the Merger, the PIPE Investments and the Global Knowledge Merger been completed as of the dates indicated or will be for any future periods.
The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined financial statements of operations are based on the weighted average number of

Churchill shares outstanding, assuming the Skillsoft Reorganization, the Merger, the PIPE Investments, the Global Knowledge Merger, and related transactions occurred at the beginning of the earliest period presented.
2. Skillsoft Reorganization Pro Forma Adjustments
The following pro forma adjustments reflect the impact of the Skillsoft Reorganization as if it had occurred on February 1, 2020. The historical financial information for the year ended January 31, 2021 is derived from the actual predecessor period from February 1, 2020 to August 27, 2020 and the successor period from August 28, 2020 to January 31, 2021 reflecting Skillsoft’s emergence from its bankruptcy proceedings and the application of fresh-start accounting creating a new basis in the assets and liabilities of Skillsoft.
	Predecessor	Successor	Pro Forma Adjustments		Pro Forma Combined Skillsoft As Adjusted
(amounts in thousands)	February 1, 2020 through August 27, 2020	For the period August 28, 2020 through January 31, 2021
Revenues:
Total revenues	$273,851	$108,768	$(32,502)	2AA	$350,117
Operating expenses
Cost of revenues	52,160	40,898	—		93,058
Content and software development	38,986	30,028	—		69,014
Selling and marketing	75,028	55,285	(6,530)	2AA	123,783
General and administrative	37,455	21,636	—		59,091
Amortization of intangible assets	34,378	39,824	24,775	2BB	98,977
Impairment of goodwill	332,376	—	—		332,376
Recapitalization and transaction-related costs	32,099	15,928	—		48,027
Restructuring	1,179	4,341	—		5,520
Total operating expenses	603,661	207,940	18,245		829,846
Operating loss:	$(329,810)	$(99,172)	$(50,747)		$(479,729)
Other expense, net	1,273	3,452	—		4,725
Reorganization items, net	3,329,245	—	—		3,329,245
Loss on derivative instruments	(5)	—	—		(5)
Interest income	105	24	—		129
Interest expense, net	(168,341)	(19,960)	142,285	2CC	(46,016)
Income (loss) before provision for income taxes	2,832,467	(115,656)	91,538		2,808,349
Provision for income taxes	68,455	(21,934)	19,223	2DD	65,744
Net income (loss)	$2,764,012	$(93,722)	$72,315		$2,742,605
Explanations to the footnotes of the Skillsoft Reorganization adjustments:
2AA.
Reflects the (i) amortization of the deferred revenue fair value adjustment that occurred as a result of Skillsoft’s “fresh-start” accounting adjustment, which resulted in a decrease to revenue of approximately $32.5 for the period from February 1, 2020 to August 27, 2020 and (ii) the reduction of commissions expense based on Skillsoft’s “fresh-start” adjustment to deferred commissions.

2BB.
Reflects the adjustment to amortization expense for the predecessor entity of Skillsoft based on the application of “fresh-start” accounting as of February 1, 2020. The adjustment includes the removal of predecessor entity amortization and includes the seven months of amortization based on the value of Skillsoft’s amortizable intangible assets as a result of the application of “fresh-start” accounting. The results for the successor period from August 28, 2020 through January 31, 2021 do not require adjustment as this period’s result already reflect the updated value of Skillsoft’s amortizable intangible assets as a result of the application of fresh-start accounting. Amortization is based on the fair value of the amortizable assets and the estimated economic useful life at the time of emergence (August 28, 2020). The pro forma amortization adjustment for the predecessor entity of Skillsoft resulted in increases of approximately $24.8 million for the period from February 1, 2020 through August 27, 2020.
Pro forma adjustment to amortization:	For the period from February 1, 2020 through August 27, 2020
(in thousands)
Remove predecessor Skillsoft amortization on intangible assets valued at fresh start	$(34,378)
Add amortization on intangible assets valued at fresh start for predecessor period	59,153
Pro forma adjustment	$24,775

2CC.
Reflects the elimination of interest expense recorded at the predecessor entity of Skillsoft, which was associated with Predecessor Skillsoft’s long-term debt that was converted into equity instruments of Successor Skillsoft upon emergence from Chapter 11 bankruptcy reorganization. Other bank facilities and obligations of the predecessor entity were repaid in full or discharged in accordance with the terms of the bankruptcy. This adjustment also reflects recording pro forma interest expense based on Skillsoft’s Senior Secured First Out Term Loan and Senior Secured Second Out Term Loan as of February 1, 2020. The results for the successor period from August 28, 2020 through January 31, 2021 do not require adjustment as this period’s results already reflect the current financing.

Pro forma adjustment to interest and other debt costs, net:	For the period from February 1, 2020 through August 27, 2020
(in thousands)
Remove predecessor interest and other debt costs, net	$(168,341)
Add interest and other debt costs, net for Senior Secured Term Loans	26,056
Pro forma adjustment	$(142,285

2DD.
Reflects the current period tax effects from the fresh-start adjustments in the year ended January 31, 2021.

3. Accounting Policies and Reclassifications — Churchill and Skillsoft
In the preparation of these unaudited pro forma condensed combined financial statements, no reclassifications were determined to be necessary to align Churchill’s and Skillsoft’s financial statement presentations. Management is in process to perform a comprehensive review of Churchill’s and Skillsoft’s accounting policies. As a result of the review, management may identify differences between the accounting policies of the entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Based on its initial analysis, Churchill has not identified any differences between Churchill and Skillsoft that would have an impact on the unaudited pro forma condensed combined financial information.
There were no intercompany transactions between Churchill and Skillsoft that would require adjustment to these pro forma financial statements for any of the periods presented.
4. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information
Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet
The adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2021 are as follows:
4A.
Reflects the reclassification of Churchill’s marketable securities held in the trust account of approximately $697.0 million to cash as it becomes available upon the Merger.

4B.
Reflects settlement of approximately $21.4 million of deferred underwriter fees related to the Churchill IPO that are contingent on the Merger.

4C.
Reflects the consummation of the Prosus Subscription Agreement and the proceeds of $500.0 million, net of estimated issuance costs of $10.0 million, from the issuance and sale of 11,000,000 shares of Churchill Class A common stock at $10.00 per share in the PIPE financing pursuant to the PIPE Investments and reflecting the First Step Prosus Investment plus the issuance and sale of an additional 40,000,000 shares of Churchill Class A common stock at $10.00 per share reflecting the Second Step Prosus Investment.

4D.
Reflects the settlement and accrual of additional estimated transaction costs of $16.2 million and $2.0 million, respectively, incurred by Churchill and related to both the Merger and Global Knowledge Merger, including, among others, fees paid for financial advisors, legal services, and professional accounting services. These transaction costs are not reflected in the historical balance sheets of Churchill, Skillsoft and Global Knowledge.

4E.
Reflects the reclassification of Churchill Class A common stock subject to possible redemption to permanent equity.

4F.
Reflects the redemption of 34,690,979 shares of Churchill Class A common stock for an aggregate payment of approximately $350.4 million (based on a per share redemption price of $10.10 per share).

4G.
Reflects the proceeds of $19.6 million, net of estimated issuance costs of $0.4 million, from the issuance and sale of 2,000,000 shares of Churchill Class A common stock at $10.00 per share pursuant to the Lodbrok PIPE Investment, to be issued at the closing of the Global Knowledge Merger.

4H.
Reflects the issuance of warrants to purchase Churchill Class A common stock, for the repayment of Churchill’s 2020 Note at consummation of the Merger, and gain of $0.6 million from the derecognized derivative liability for the conversion feature related to the Churchill 2020 Note of approximately $3.1 million. Churchill has preliminarily determined that the exercise features of certain of these warrants are not indexed to Churchill’s own stock and is therefore not afforded equity treatment. In accordance with ASC 815, Churchill has presented the pro-forma effect of the issuance of the liability classified Working Capital Warrants based upon the preliminary determination of the fair value of $2.5 million as a warrant liability.

4I.
Reflects the issuance of the Prosus Warrants of $28.2 million from the consummation of the Prosus Subscription Agreement. Upon consummation of the Prosus Subscription Agreement, the carrying value of the Prosus Subscription Agreement liability of $24.5 million was derecognized, resulting in a loss of approximately $0.2 million associated with the warrant component of the Prosus Subscription Agreement. Churchill has preliminarily determined that the exercise features of certain of these warrants are not indexed to Churchill’s own stock and is therefore not afforded equity treatment. In accordance with ASC 815, Churchill has presented the pro-forma effect of the issuance of the liability classified Prosus Warrants based upon the preliminary determination of the fair value of $28.2 million as a warrant liability.

Refer to Note 5 for the pro forma adjustments related to the Merger and Notes 6 and 7 for pro forma adjustments related to the Global Knowledge Merger.
Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations
The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 and for the three months ended March 31, 2021 are as follows:
4AA.
Reflects the removal of approximately $2.5 million and $0.1 million in interest income earned on Churchill’s marketable securities in the year ended December 31, 2020 and for the three months ended March 31, 2021, respectively.

4BB.
Reflects transaction costs of $18.2 million incurred by Churchill and related to both the Merger and Global Knowledge Merger, including, among others, fees paid for financial advisors, legal services and professional accounting services. These transaction costs are not reflected in the historical income statements of Churchill, Skillsoft and Global Knowledge, and will be expensed as incurred.

4CC.
Reflects the recognition of a $0.2 million loss related to the settlement of the Prosus Subscription Agreement.

4DD.
Reflects the recognition of a $0.6 million gain on the settlement of the conversion feature of Churchill’s 2020 Note.

4EE.
Reflects adjustments for the tax impact on the pro forma adjustments at the US federal statutory tax rate of 21% in the year ended December 31, 2020 and for the three months ended March 31, 2021.

Refer to Note 5 for the pro forma adjustments related to the Merger and Notes 6 and 7 for pro forma adjustments related to the Global Knowledge Merger.
5. Skillsoft Purchase Accounting Adjustments
The estimated consideration for the Merger is as follows:
Skillsoft Estimated Consideration (in thousands)
(in thousands)
Cash consideration(1)	$505,000
Share consideration(2)	306,375
Debt consideration(3)	20,000
Total estimated consideration	$831,375

(1)
Represents the cash consideration paid for redemption of Churchill Class C common stock issued in exchange for Skillsoft’s Class A Shares.

(2)
Includes the issuance of 28,500,000 shares of Churchill Class A common stock in exchange for Skillsoft Class A Shares and Skillsoft Class B Shares in the Merger.

(3)
Includes $20.0 million in term loans issued as consideration for the redemption of Churchill Class C common stock issued in exchange for Skillsoft Class A Shares.

The adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2021 for the purchase price consideration are as follows:
5A.
Reflects the payment of approximately $505.0 million in cash as partial consideration for the redemption of Churchill Class C common stock.

5B.
Reflects the issuance of 28,500,000 shares of Churchill Class A common stock at a share price of $10.75 with the trading price as of June 11, 2021.

5C.
Reflects the issuance of $20.0 million in term loans as partial consideration for the redemption of Churchill Class C common stock.

Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed of Successor Skillsoft will be recorded at the acquisition date fair values. The pro forma adjustments are preliminary and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effects of the Merger.
For assets acquired and liabilities assumed, other than right of use assets, identified intangible assets, goodwill, and deferred revenue, the carrying values were assumed to equal fair value. The final determination of the fair value of certain assets and liabilities will be completed within the one-year measurement period subsequent to the closing of the transactions as required by ASC 805. Any potential adjustments made could be material in relation to the preliminary values presented.
Accordingly, the pro forma purchase price allocation is subject to further adjustment as additional information becomes available and as additional analyses and final valuations are completed. There can be no assurances that these additional analyses and final valuations will not result in significant changes to the estimates of fair value set forth below.
The following table sets forth a preliminary allocation of the estimated consideration for the Merger to the identifiable tangible and intangible assets acquired and liabilities assumed based on Skillsoft’s April 30, 2021 balance sheet, with the excess recorded as goodwill:
Skillsoft Estimated Goodwill (in thousands)
Cash and cash equivalents, and restricted cash	$107,660
Accounts receivable (net)	92,792
Prepaid expenses and other current assets	31,825
Property and equipment, net	11,798
Intangible assets, net	872,001
Right of use assets	14,654
Other assets	9,505
Total Assets	$1,140,235
Accounts payable	(9,898)
Lease liability – short-term	(4,690)
Accrued compensation	(22,941)
Term loans – short-term	(6,500)
Accrued expenses	(18,285)
Deferred revenue	(127,057)
Long term debt	(507,927)
Lease liability – long-term	(12,370)
Credit facility	(14,190)
Deferred tax liabilities	(137,456)
Other long-term liabilities	(5,390)
Total Liabilities	$(866,704)
Net assets acquired (a)	273,531
Estimated purchase consideration (b)	831,375
Estimated goodwill (b) – (a)	$557,844
In accordance with ASC Topic 350, Goodwill and Other Intangible Assets, goodwill will not be amortized, but instead will be tested for impairment at least annually or more frequently if certain impairment indicators are present. In the event management determines that the value of goodwill has become impaired, an accounting charge for the amount of impairment during the quarter in which the determination is made may be recognized. Goodwill recognized is not expected to be deductible for tax purposes.
The table below indicates the estimated fair value of each of the identifiable intangible assets associated with the Merger:

	Preliminary Estimated Asset Fair Value	Weighted Average Useful Life (Years)
	(in thousands, except for useful life)
Merger
Developed software/ courseware	$298,462	3 – 5 years
Customer contracts/ relationships	318,886	12.4 years
Trademarks and trade names	7,188	9.4 years
Backlog	102,911	4.4 years
Skillsoft trademark	104,394	Indefinite
Publishing rights	40,160	5 years
Total	$872,001
Less: net intangible assets reported on Skillsoft’s historical financial statements as of April 30, 2021	694,930
Pro forma adjustment:	$177,071
The preliminary fair values reflected above were determined in accordance with ASC 820, Fair Value Measurements.
The Skillsoft developed software and publishing rights fair values were determined using a cost approach within which the fair value is estimated using the costs to recreate the assets and certain other valuation assumptions, such as an obsolescence factor, developer’s profit factor, opportunity cost factor, and discount rates. The Skillsoft customer contracts and relationships and backlog fair values were determined using an income approach under a multi-period excess earnings approach whereby the cash flows in excess of those needed to operate contributory assets over a period of time are otherwise attributed to the fair value of the asset. The Skillsoft trademarks and trade name fair values were determined using an income approach with an estimate developed from the relief-from-royalty method and the projected cash savings over an estimated period of time that would otherwise be required to license this asset. The pro forma adjustment to recognize additional amortization expense related to the increased basis of the intangible assets has been computed on either a straight-line basis or based on estimated future cash flows to approximate the pattern in which the economic benefit of the asset will be utilized. Excess purchase price was allocated to goodwill.
The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2021 for the purchase price allocation and other transaction adjustments are as follows:
5D.
Reflects the approximately $177.1 million increase in total intangible assets due to fair value adjustments recognized as part of the Merger. A 10% change in the valuation of intangible assets would cause a corresponding increase or decrease in the balance of goodwill and would also cause a corresponding increase or decrease in the amortization expense by $11.5 million for the year ended December 31, 2020 and by $2.9 million for the three months ended March 31, 2021.

5E.
Reflects the elimination of previously issued and outstanding Skillsoft Class A Shares at the date of the Merger and related equity balances.

5F.
Reflects the approximate $108.9 million decrease in deferred revenue for Skillsoft to adjust its deferred revenue balance to fair value as of the acquisition date.

5G.
Reflects the deferred tax impact associated with the incremental differences in the financial statement and the tax basis due to the preliminary purchase price allocation resulting primarily from the step up in fair value of intangible assets. This estimate of deferred income tax liabilities is preliminary and is subject to change based upon the final determination of the fair value of assets acquired and liabilities assumed by jurisdiction

5H.
Reflects the adjustment to eliminate Skillsoft’s historical goodwill and to reflect the estimated goodwill based on the preliminary allocation of the purchase price.

5I.
Reflects the settlement and accrual of additional expected transaction costs of $11.3 million and $1.2 million, respectively, related to the Merger, including, among others, fees paid for financial advisors, legal services, and professional accounting services. These transaction costs are not reflected in the historical consolidated balance sheet of Skillsoft.

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 as a result of the purchase price allocation and other transaction adjustments are as follows:
5AA.
Reflects the approximately $36.2 million and $4.1 million increases in the intangible assets amortization expense resulting from the fair value adjustments recognized as part of the Merger for the year ended December 31, 2020 and for the three months ended March 31, 2021, respectively.

5BB.
Reflects the incremental interest expense of approximately $1.5 million and $0.4 million in the year ended December 31, 2020 and for the three months ended March 31, 2021, respectively, resulting from the $20.0 million in new term loans issued as part of the purchase consideration in the Merger.

5CC.
Reflects adjustments for the tax impact on the pro forma adjustments at the US federal statutory tax rate of 21% in the year ended December 31, 2020 and for the three months ended March 31, 2021 resulting from the Merger. The effective tax rate of the combined company could be significantly different than what is presented within the unaudited pro forma financial information based on several factors including geographic mix of our taxable income or legal entity structure, among others.

5DD.
Reflects transaction costs of $12.5 million related to the Merger, including, among others, fees paid for financial advisors, legal services, compensation costs, and professional accounting services. These transaction costs are not reflected in the historical income statements of Skillsoft and will be expensed as incurred.

5EE.
Reflects the amortization of the deferred revenue fair value adjustment and reduction of commissions expense. Deferred revenue performance obligations relate predominately to time-based software as a service and subscription services that are billed in advance of services being rendered.

6. Accounting Policies, Reclassifications, and Eliminations — Global Knowledge
In the preparation of these unaudited pro forma condensed combined financial statements, certain reclassifications were made to align the combined company and Global Knowledge’s financial statement presentations. Management will perform a comprehensive review of Global Knowledge’s accounting policies upon the completion of the Global Knowledge Merger. As a result of the review, management may identify differences between the accounting policies of the three entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Based on its initial analysis, Churchill has identified any differences between the combined company and Global Knowledge that would have an impact on the unaudited pro forma condensed combined financial information and recorded the necessary pro forma adjustment in the unaudited pro forma condensed combined balance sheet as of March 31, 2021 as described below. Global Knowledge did not adopt ASC 606, Revenue from Contracts with Customers and was not required to adopt the standard in its April 2, 2021 consolidated interim financial statements. To conform Global Knowledge, an implementation assessment was performed and it was determined that adoption of this standard does not have a material impact on Global Knowledge’s timing and measurement of revenue recognition.
6A.
As permitted, Churchill early adopted ASC 842, Leases (“ASC 842”), as of January 1, 2020 and there was no impact on its financial statements as the Company had no leases. In addition, Skillsoft adopted ASC 842 as of February 1, 2020 and it is reflected in its historical Successor and

Predecessor consolidated financial statements for all periods subsequent to date of adoption. Global Knowledge did not adopt ASC 842 and was not required to adopt the standard in its April 2, 2021 consolidated interim financial statements. To conform Global Knowledge, a pro forma adjustment was made to reflect the adoption impact of ASC 842 on its financial statements as if it had adopted this standard at the beginning of its fiscal year ended October 2, 2020.
Reclassifications
6B.
The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of the year ended March 31, 2021 to conform financial statement presentation of Global Knowledge to Churchill and Skillsoft are as follows.

Financial statement line item reclassifications	As of March 31, 2021
(in thousands)
Cash and cash equivalents	$(250)
Restricted cash	250
Accrued expenses	(10,820)
Accrued compensation	10,820
Accrued expenses	(717)
Income taxes payable	717

6AA.
The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 to conform financial statement presentation of Global Knowledge to Churchill and Skillsoft are as follows.

Financial statement line item reclassifications	For the year ended December 31, 2020
(in thousands)
Interest income	$2,966
Interest expense	(2,966)
Intercompany Eliminations
There were certain intercompany transactions between Skillsoft and Global Knowledge as Global Knowledge was a Skillsoft customer during the periods presented. Accordingly, there are pro forma adjustments to eliminate transactions between the two companies.
The adjustment included in the unaudited pro forma condensed combined balance sheet as of March 31, 2021 is as follows:
6C.
Elimination of accounts receivable, net and accounts payable for Skillsoft and Global Knowledge, respectively.

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 and three months ended March 31, 2021 to eliminate this activity is as follows:
6BB.
Elimination of the pro forma impact of intercompany revenues and cost of revenues between Skillsoft and Global Knowledge, respectively.

The pro forma combined consolidated provision for income taxes does not necessarily reflect the amounts that would have resulted had the companies filed consolidated income tax returns during the periods presented.

7. Global Knowledge Purchase Accounting Adjustments
The estimated consideration for the Global Knowledge Merger is as follows:
Global Knowledge Estimated Consideration (in thousands)
Cash consideration(1)	$170,050
Warrant consideration(2)	7,350
Global Knowledge Term Loans(3)	70,000
Total estimated consideration	247,400

(1)
Includes $143.5 million of cash minus the First Lien Lenders’ pro rata portion of the Retention Plan Cash Consideration Reduction paid to Global Knowledge’s existing 1st Lien Term Loan lender, $12.5 million of cash minus the Second Lien Lenders’ pro rata portion of the Retention Plan Cash Consideration Reduction paid to Global Knowledge’s existing 2nd Lien Term Loan lender, and $15.5 million of cash paid to existing lenders under Global Knowledge’s Blue Torch debt facility.

(2)
Includes the approximate fair value at this time of the right to receive non-redeemable warrants that was provided as consideration for the Global Knowledge Merger. 100% of the issued and outstanding equity interests of Global Knowledge were converted, in the aggregate, into the right to receive warrants, each of which shall entitle the holders thereof to purchase one share of Churchill Class A common stock at an exercise price of $11.50 per share. The approximate fair value of the warrant consideration was estimated using the Black-Scholes pricing model, using a risk-free interest rate of 0.31%, an expected dividend yield of zero, an expected equity volatility of 25.0% and an effective life of 4.53 years.

(3)
Includes the new 1st Lien and 2nd Lien Term Loans issued as part of the Global Knowledge Merger.

The adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2021 for the purchase price consideration are as follows:
7A.
Reflects the payment of approximately $170.1 million in cash as part of the purchase price consideration for the Global Knowledge Merger.

7B.
Reflects the issuance of $70.0 million in term loans issued as part of the Global Knowledge Merger.

7C.
Reflects the repayment of $261.2 million in existing Global Knowledge outstanding debt, net of issuance costs, and approximately $29.0 million in related accrued interest as of the acquisition date.

7D.
Reflects the issuance of warrants, to purchase Churchill Class A common stock, issued to Global Knowledge with an estimated value of approximately $7.4 million as part of the Global Knowledge Merger.

Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed of Global Knowledge are recorded at the acquisition date fair values. The pro forma adjustments are preliminary and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effects of the Global Knowledge Merger.
For assets acquired and liabilities assumed, other than right of use assets, identified intangible assets, goodwill, and deferred revenue, the carrying values were assumed to equal fair value. The final determination of the fair value of certain assets and liabilities will be completed within the one-year measurement period subsequent to the closing of the transactions as required by ASC 805. The size and breadth of Global Knowledge may necessitate the use of this measurement period to adequately analyze and assess a number of the factors used in establishing the asset and liability fair values as of the acquisition date, including the significant contractual and operational factors underlying the developed technology and customer relationship intangible assets and the assumptions underpinning the related tax impacts of any changes made. Any potential adjustments made could be material in relation to the preliminary values presented.
Accordingly, the pro forma purchase price allocation is subject to further adjustment as additional information becomes available and as additional analyses and final valuations are completed. There can be no assurances that these additional analyses and final valuations will not result in significant changes to the estimates of fair value set forth below.
The following table sets forth a preliminary allocation of the estimated consideration for the Global Knowledge Merger to the identifiable tangible and intangible assets acquired and liabilities assumed based on Global Knowledge’s April 2, 2021 balance sheet, with the excess recorded as goodwill:
Global Knowledge Estimated Goodwill
Cash and cash equivalents	$17,296
Accounts receivable (net)	26,889
Prepaid expenses and other current assets	13,779
Property and equipment, net	6,133
Intangible assets, net	184,090
Deferred tax assets	983
Other assets	3,993
Favorable leasehold interests	756
Total assets acquired	$253,919
Accounts payable	(35,687)
Accrued expenses	(28,352)
Deferred revenues	(20,035)
Unfavorable leasehold interests	(321)
Deferred tax liabilities	(13,320)
Other long-term liabilities	(2,635)
Total liabilities acquired	$(100,350)
Net assets acquired (a)	$153,569
Estimated purchase consideration (b)	247,400
Estimated goodwill (b) – (a)	$93,831
In accordance with ASC Topic 350, Goodwill and Other Intangible Assets, goodwill will not be amortized, but instead will be tested for impairment at least annually or more frequently if certain impairment indicators are present. In the event management determines that the value of goodwill has become impaired, an accounting charge for the amount of impairment during the quarter in which the determination is made may be recognized. Goodwill recognized is not expected to be deductible for tax purposes.
The table below indicates the estimated fair value of each of the identifiable intangible assets associated with the Global Knowledge Merger:
	Preliminary Estimated Asset Fair Value	Weighted Average Useful Life (Years)
	(in thousands, except for useful life)
Global Knowledge Merger
Trade name	$20,940	Indefinite
Customer and vendor relationships	163,150	6.5 years
Total	$184,090
Less: net intangible assets reported on Global Knowledge’s historical financial statements as of April 2, 2021	42,607
Pro forma adjustment:	$141,483

The preliminary fair values reflected above were determined in accordance with ASC 820, Fair Value Measurement.
The Global Knowledge customer relationship fair value was determined using an income approach under a multi-period excess earnings approach whereby the cash flows in excess of those needed to operate contributory assets over a period of time are otherwise attributed to the fair value of the asset. Global Knowledge vendor relationships fair value was determined using an income approach in a with-or-without model whereby the fair value is estimated based on a comparison of the cash flows generated by the business with the use of the designated asset to those generated if the asset was not present. The Global Knowledge trade name fair value was determined using an income approach with an estimate developed from the relief-from-royalty method and the projected cash savings over an estimated period of time that would otherwise be required to license this asset. The pro forma adjustment to recognize additional amortization expense related to the increased basis of the intangible assets has been computed with the assumption that these will be amortized over the estimated useful lives on a double-declining basis. Excess purchase price was allocated to goodwill.
The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2021 for the purchase price allocation and other transaction adjustments are as follows:
7E.
Reflects the approximate $141.5 million increase in intangible assets due to fair value of adjustments recognized as part of the Global Knowledge Merger. A 10% change in the valuation of intangible assets would cause a corresponding increase or decrease in the balance of goodwill and would also cause a corresponding increase or decrease in the amortization expense by $2.2 million for the year ended December 31, 2020 and by $0.6 million for the three months ended March 31, 2021.

7F.
Reflects the elimination of previously issued and outstanding Global Knowledge common stock at the date of the Global Knowledge Merger and related equity balances.

7G.
Reflects the fair value adjustments of approximately $0.8 million for the favorable leasehold interests and $0.3 million for the unfavorable leasehold interests as part of the Global Knowledge Merger.

7H.
Reflects the approximate $7.5 million decrease in deferred revenue for Global Knowledge to adjust its deferred revenue balance to fair value as of the acquisition date.

7I.
Reflects the adjustment to eliminate Global Knowledge’s historical goodwill and to reflect the estimated goodwill based on the preliminary allocation of the purchase price.

7J.
Reflects the settlement and accrual of additional expected transaction costs of $6.9 million and $0.8 million, respectively, related to the Global Knowledge Merger, including, among others, fees paid for financial advisors, legal services, and professional accounting services. These transaction costs are not reflected in the historical consolidated balance sheet of Global Knowledge.

7K.
Reflects the deferred tax impact associated with the incremental differences in the financial statement and the tax basis due to the preliminary purchase price allocation resulting primarily from the step up in fair value of intangible assets. This estimate of deferred income tax liabilities is preliminary and is subject to change based upon the final determination of the fair value of assets acquired and liabilities assumed by jurisdiction.

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 and for the three months ended March 31, 2021 as a result of the purchase price allocation and other transaction adjustments are as follows:
7AA.
Reflects the amortization of the deferred revenue fair value adjustment for the Global Knowledge Merger with a decrease in revenue of approximately $7.5 million for the year ended December 31, 2020. The life of the deferred revenue related to the Global Knowledge Merger is twelve- months and therefore, there is no pro forma adjustment for the three months ended March 31, 2021.

7BB.
Reflects the amortization and interest expense resulting from the fair value adjustments to the favorable and unfavorable leasehold interest acquired as part of the Global Knowledge Merger.

7CC.
Reflects the approximate $15.1 million and $4.8 million increases in the intangible assets amortization expense resulting from the fair value adjustments recognized as part of the Global Knowledge Merger in the year ended December 31, 2020 and for the three months ended March 31, 2021, respectively.

7DD.
Reflects the decreases in interest expense of approximately $28.8 million and $7.2 million in the year ended December 31, 2020 and for the three months ended March 31, 2021, respectively, resulting from the pay-off of long-term debt and the reduction of the applicable interest rate as part of the Global Knowledge Merger.

7EE.
Reflects the income tax effects of the purchase price allocation in the year ended December 31, 2020 and for the three months ended March 31, 2021 resulting from the Global Knowledge Merger.

7FF.
Reflects transaction costs of $7.7 million related to the Global Knowledge Merger, including, among others, fees paid for financial advisors, legal services, and professional accounting services. These transaction costs are not reflected in the historical income statements of Global Knowledge and will be expensed as incurred.

8. Earnings per Share
Represents the net earnings per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Merger, assuming the shares were outstanding since January 1, 2020. As the Merger is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net earnings per share assumes that the shares issuable relating to the Merger have been outstanding for the entire periods presented. No Churchill Class A common stock will be issued as part of the purchase consideration in the Global Knowledge Merger. The warrants outstanding to purchase Churchill Class A common stock, including the warrants that will be issued as part of the purchase consideration in the Global Knowledge Merger, are out-of-the-money, and, therefore, the warrants are antidilutive, and as such, no adjustment to diluted weighted average shares was necessary.
			Including Global Knowledge
(Amounts in thousands, except share and per share data)	For the year ended December 31, 2020	For the Three Months ended March 31, 2021	For the year ended December 31, 2020	For the Three Months ended March 31, 2021
Pro forma net income	$2,614,421	$14,761	$2,505,032	$6,481
Weighted average Class A shares outstanding	131,059,021	131,059,021	133,059,021	133,059,021
Earnings per share (basic and diluted) attributable to Class A common stockholders	$19.95	$0.11	$18.83	$0.05

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following discussion should be read in conjunction with “Churchill’s Selected Historical Financial Information”, “Skillsoft’s Selected Historical Financial Information”, “Global Knowledge’s Selected Historical Financial Information”, “Unaudited Pro Forma Condensed Combined Financial Information” and our consolidated financial statements, including the notes thereto, included in this prospectus. Certain statements in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” are forward-looking statements that involve risks and uncertainties, such as statements regarding our plans, objectives, expectations and intentions. Our future results and financial condition may differ materially from those currently anticipated as a result of the factors described under sections entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors.”
Our Business
For more than 20 years, Skillsoft has been the leading global provider of digital learning and talent solutions, providing best-in-class content, products and services to a large, global customer base made up of blue-chip companies. We deliver solutions that help many of the world’s leading organizations develop and retain their employees and sell our broad portfolio of proprietary content to customers through our leading sales force. We are deeply embedded with our customers, and constantly evolving to address their needs and current market trends.
We partner with thousands of leading global organizations, including approximately 65% of Fortune 500. Our currently marketed solutions include: (i) Skillsoft legacy learning content (Skillport), (ii) the Percipio intelligent learning experience platform, (iii) SumTotal, a SaaS-based HCM solution, with a leading Talent Development platform, and (iv) Global Knowledge, a global provider of training solutions covering information technology and business skills for corporations and their employees. SumTotal is reported as an individual segment in the financial statements. Percipio, Skillport, and Dual Deployment (as discussed below) are included in the Content Business segment. Global Knowledge was acquired on June 11, 2021. We expect that Global Knowledge will be treated as an individual segment in the financial statements of Skillsoft on a going forwards basis.
The enterprise learning market and professional digital learning market are rapidly growing with significant tailwinds given employers’ focus on upskilling and the shift from in-person training to digital training accelerated by the COVID-19 pandemic. Organizations invest in learning and talent solutions to build a more motivated, skilled, and resilient workforce. We help them accomplish this by delivering a complete learning solution, supported by a proven, dynamic, deep, and proprietary content portfolio. Our portfolio includes offerings in the Leadership and Business, Technology and Developer, and Compliance customer market segments. We provide our solutions through engaging learning platforms, including through our wholly-owned subsidiary, Global Knowledge, and our award-winning, state of the art learning experience platform, Percipio.
The Transactions
On June 11, 2021, Churchill consummated the Transactions, including the previously announced Business Combination pursuant to the terms of the Skillsoft Merger Agreement, which, among other things, provided for (i) each outstanding Skillsoft Class A share (other than shares owned by Churchill, which were automatically canceled and retired and ceased to exist, and no consideration was delivered in exchange therefor) was automatically cancelled and Churchill issued as consideration therefor (A) 6.25 shares of Churchill Class A common stock and (B) one share of Churchill Class C common stock and (ii) each outstanding Skillsoft Class B share was automatically cancelled and Churchill issued as consideration therefor 28.125 shares of Churchill Class A common stock, in each case except for any fractional shares of Churchill Class A common stock which would result from conversion (which instead were paid out in cash in accordance with the Skillsoft Merger Agreement). Immediately following the effective time of the Merger, each outstanding share of Churchill Class C common stock issued to the former holders of Skillsoft Class A shares in connection with the Merger was redeemed for a redemption price of (i) $131.51 per share in cash and (ii) $5.208 per share in incremental indebtedness under that certain Senior Secured Second Out Term Loan.

Also on June 11, 2021, the Global Knowledge Merger was completed pursuant to the terms of the Global Knowledge Merger Agreement, which, among other things, provided for 100% of the issued and outstanding equity interests of Global Knowledge converted, in the aggregate, into the right to receive 5,000,000 Global Knowledge Warrants. The Global Knowledge Warrants are non-redeemable and otherwise substantially similar to the private placement warrants issued to the Sponsor, in connection with the Churchill IPO.
In connection with the Transactions, Churchill changed its name to Skillsoft Corp. and the New York Stock Exchange ticker symbols for its Class A common stock and warrants to “SKIL” and “SKIL.WS,” respectively.
Non-GAAP Financial Measures
We track several non-GAAP metrics that we believe are key financial measures of our success. Non-GAAP measures are frequently used by securities analysts, investors, and other interested parties in their evaluation of companies comparable to us, many of which present non-GAAP measures when reporting their results. These measures can be useful in evaluating our performance against our peer companies because we believe the measures provide users with valuable insight into key components of U.S. GAAP financial disclosures. For example, a company with higher U.S. GAAP net income may not be as appealing to investors if its net income is more heavily comprised of gains on asset sales. Likewise, excluding the effects of interest income and expense moderates the impact of a company’s capital structure on its performance. However, non-GAAP measures have limitations as an analytical tool. Because not all companies use identical calculations, our presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. They are not presentations made in accordance with U.S. GAAP, are not measures of financial condition or liquidity, and should not be considered as an alternative to profit or loss for the period determined in accordance with U.S. GAAP or operating cash flows determined in accordance with U.S. GAAP. As a result, these performance measures should not be considered in isolation from, or as a substitute analysis for, results of operations as determined in accordance with U.S. GAAP.
Adjusted Revenue
Adjusted Revenue.   We define Adjusted Revenue as GAAP revenue excluding impact of fresh-start and purchase accounting. We use Adjusted Revenue to assess our operating performance excluding GAAP valuation adjustments from fresh-start and purchase accounting.
EBITDA and Adjusted EBITDA
EBITDA and Adjusted EBITDA are used by management, investors, and other interested parties to assess our operating performance. For example, a measure similar to Adjusted EBITDA is required by the lenders under our credit agreements. We define these non-GAAP measures as follows:
EBITDA.   Represents net income plus or minus net interest, plus provision for income taxes, depreciation, and amortization as well as impairment of goodwill and intangible assets.
Adjusted EBITDA.   Represents EBITDA plus primarily non-cash items and non-recurring items that we consider useful to exclude in assessing our operating performance (e.g., stock-based compensation expense, restructuring charges, retention costs, recapitalization and transaction-related costs, net foreign currency impact and other net gains and losses, and impact of fresh-start and purchase accounting).
Free Cash Flow
Free Cash Flow.   We define free cash flow as net cash provided by (used in) operating activities less capital expenditures. We consider free cash flow to be important because it measures the amount of cash we spend or generate and reflects changes in our working capital.

	Three Months Ended April 30,
(In thousands)	2021	2020
Non-GAAP Financial Measures — Adjusted Revenue
Subscription revenue	$82,639	$106,349
Non-subscription revenue	9,062	11,980
Total revenue	91,701	118,329
Plus: Impact of fresh-start and purchase accounting	19,874	—
Total adjusted revenue	111,575	118,329
Consolidated
Adjusted subscription revenue	100,583	106,349
Adjusted non-subscription revenue	10,992	11,980
Total Consolidated adjusted revenue	111,575	118,329
Content Business
Adjusted subscription revenue	77,621	80,418
Adjusted non-subscription revenue	4,163	3,900
Total Content Business adjusted revenue	81,784	84,318
SumTotal Business
Adjusted subscription revenue	22,962	25,931
Adjusted non-subscription revenue	6,829	8,080
Total SumTotal Business adjusted revenue	29,791	34,011
The decrease in revenue for the three months ended April 30, 2021 compared to the prior year period is the result of lower order intake in the prior year, as revenue recognition typically occurs in the twelve months that follow order intake. As discussed further below, we have seen improvements in order intake ARR (as defined below) for our Content business in the current year and expect stabilization of our SumTotal business for the remainder of the year.
Adjusted revenues decreased $6.7 million, or 5.7%, for the three months ended April 30, 2021, compared to the same period in 2020. The decrease in adjusted revenue is due primarily to a $4.2 million decline in our SumTotal business, where we have been experiencing run-off of legacy, non-marketed products. As of April 30, 2021, approximately 68% of our ARR is attributable to our talent development products and the remaining 32% consists of non-marketed products.
We also experienced a decrease in our adjusted Content revenue of approximately of $2.5 million, which was driven primarily by lower prior year customer retention on, and new sales related to, our legacy Skillport platform. This decline related partly to the customer experience on Skillport, as well as to competitive offerings. Offsetting this decline was higher retention associated with Content customers migrating to the Percipio platform, as well as new sales of Percipio.
We are continuing to execute our Percipio migration strategy and expect 90% of content revenues will be on Percipio or dual deployment by the end of the current fiscal year. As such, we expect increased retention of existing customers, as well as sales to new customers, to increase over the next year, leading ultimately to stabilization and then increases in adjusted revenue. Because retention and new sales of Content and SumTotal were impacted by the COVID-19 pandemic, along with the continuing adverse impact of Skillport on the Content business, we experienced lower order intake during the year ended January 31, 2021. The lower order intake in the prior year will result in adjusted revenues for the fiscal year ending January 31, 2022 being lower than the fiscal year ended January 31, 2021 as revenue is typically recognized over the twelve months following order intake. In addition to increased usage from an increasing base of Percipio customers, who consume content at a rate of 4x compared to Skillport, the COVID-19 pandemic also resulted in higher usage of our products by existing customers. We believe this increased usage bodes well for future retention of such customers, as well as for wider acceptance of digital learning by businesses generally.

	Three Months Ended April 30,
(In thousands)	2021	2020
Non-GAAP Financial Measures — EBITDA, Adjusted EBITDA
Net income (loss)	$(37,405)	$(433,903)
Interest expense, net	11,439	105,959
Provision for income taxes	(2,089)	(8,891)
Depreciation and amortization	37,362	20,001
Impairment of goodwill and intangible assets	—	332,376
EBITDA	9,307	15,542
Plus: Non-recurring retention and consulting costs	707	4,917
Plus: Recapitalization and transaction-related costs	1,932	16,376
Plus: Restructuring and contract terminations	537	370
Plus: Integration and migration related	779	558
Plus: Foreign currency and other non-cash expense	171	(854)
Plus: Impact of fresh-start and purchase accounting	18,021	—
Plus: Stock-based compensation	—	—
Plus: Other add backs	422	19
Adjusted EBITDA	$31,876	$36,928
Adjusted EBITDA was primarily impacted by the reduction in Adjusted Revenue, with a $6.8 million decline in Adjusted Revenue resulting in a $5.1 million reduction in Adjusted EBITDA.
(In thousands)
Non-GAAP Financial Measures — Free Cash Flow
Net cash provided by (used in) operating activities	39,676	24,764
Less: Capital expenditures	(1,880)	(3,744)
Adjusted EBITDA	$37,796	$21,020
The significant improvement in free cash flow for the three months ended April 30, 2021 compared to the corresponding period in the prior year was the result of lower one-time recapitalization and transaction related costs, which decreased from $16.4 million for the three months ended April 30, 2020 to $1.9 million in the current period. The $16.4 million of costs in the prior year was attributable to our preparation for a voluntary prepackaged Chapter 11 filing whereas the $1.9 million related to the acquisition of Skillsoft by Churchill. Free cash flow was also impacted by our change in capital structure, with no interest being paid for the three months ended April 30, 2020 due to a forbearance agreement with our prior lenders while we paid approximately $11.1 million of interest for the three months ended April 30, 2021 under our new exit credit facility. The impact of higher interest payments for the three months ended April 30, 2021 was partially offset by the timing of vendor payments which were approximately $8.7 million lower for the three months ended April 30, 2021.
Due to the seasonality of our business, a substantial portion of our orders are received and billed in the fourth quarter of each year. On a prospective basis with our new capital structure, we expect to generate positive free cash flow in the fourth quarter and first quarter of each year whereas free cash flow in the second and third quarters of each fiscal year is expected to be breakeven or negative.
Key Performance Metrics
We use key performance metrics to help us evaluate our performance and make strategic decisions. Additionally, we believe these metrics are useful as a supplement to investors in evaluating the Company’s ongoing operational performance and trends. These key performance metrics are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled metrics presented by other companies.

Order Intake
Order Intake.   Order Intake in any particular period represents orders received during that period and reflects (i) subscription renewals, upgrades, churn, and downgrades to existing customers, (ii) non- subscription services, and (iii) sales to new customers. Order Intake generally represents a customer’s annual obligation (versus the life of the contract), and, for the subscription business, revenue is recognized for such Order Intake over the following 12 months. We use Order Intake to measure and monitor current period business activity with respect to our ability to sell subscriptions and services to our platforms.
Annualized Recurring Revenue
Annualized Recurring Revenue (“ARR”).   Represents the annualized recurring value of all active subscription contracts at the end of a reporting period. We believe ARR is useful for assessing the performance of our recurring subscription revenue base and identifying trends affecting our business.
Dollar Retention Rate
Dollar Retention Rate (“DRR”) — For existing customers at the beginning of a given period, DRR represents subscription renewals, upgrades, churn, and downgrades in such period divided by the beginning total renewable base for such customers for such period. Renewals reflect customers who renew their subscription, inclusive of auto-renewals for multi-year contracts, while churn reflects customers who choose to not renew their subscription. Upgrades include orders from customers that purchase additional licenses or content (e.g., a new Leadership and Business module), while downgrades reflect customers electing to decrease the number of licenses or reduce the size of their content package. Upgrades and downgrades also reflect changes in pricing. We use our DRR to measure the long-term value of customer contracts as well as our ability to retain and expand the revenue generated from our existing customers.
Order Intake
The following table sets forth Order Intake for the three months ended April 30, 2021 and 2020.
	Three Months Ended April 30,
(In thousands)	2021	2020
Content Business Order Intake
Percipio Order Intake	$17,111	$10,117
Dual Deployment Order Intake	9,869	12,675
Skillport Order Intake	9,318	13,912
Total Subscription Order Intake	36,298	36,704
Services & One-Time Order Intake	2,572	1,805
Total Content Business Order Intake	38,869	38,510
SumTotal Business Order Intake
Subscription Order Intake	$20,773	$26,851
Services & One-Time Order Intake	4,651	5,301
Total SumTotal Business Order Intake	25,424	32,152

Annualized Recurring Revenue
The following table sets forth ARR as of April 30, 2021 and January 31, 2021:
	April 30, 2021	January 31, 2020
Key Performance Metrics
Annualized Recurring Revenue (“ARR”)
Percipio ARR	$81,018	$75,802
Dual Deployment ARR	166,096	161,327
Skillport ARR	72,209	80,245
Total Content Business ARR.	319,323	317,274
SumTotal Business ARR	97,153	99,148
Dollar Retention Rate
The following table sets forth our Dollar Retention Rates for the last twelve-month (“LTM”) period ended April 30, 2021 and for the three month periods ended April 30, 2021 and 2020.
	April 30
	LTM	2021	2020
Dollar Retention Rate (“DRR”)
Percipio DRR	100%	94%	100%
Dual Deployment DRR	104%	104%	97%
Skillport DRR	70%	76%	77%
Total Content Business DRR	93%	91%	88%
SumTotal Business DRR	91%	95%	96%
Content Business
On a seasonal basis, the first quarter represents the lowest level of quarterly Order Intake in the content business due to lower customer renewals. Order Intake in the content business for the three months ended April 30, 2021 was $38.9 million, an increase of $0.4 million compared to the prior year period. New business was $4.7 million compared to $4.4 million in the year ago period. DRR for the Content business also improved period to period to 91% from 88% due to continued migration to Percipio. We expect DRR will continue to improve for our Content business as more of our customers use Percipio, which has significantly higher renewal rates due to its superior user experience compared to our legacy Skillport platform. In the current period, the Dual Deployment DRR was 104% and Percipio DRR was 94%. The Percipio DRR was impacted in part by approximately $0.6 million of contracts not renewing on their anniversary dates but expected to renew in future periods, which if renewed in the current period would have brought the Percipio renewal rate to 97%. Renewal timing shifts did not impact revenue, as customers continued to receive and pay for subscriptions during the delay period. The net impact of new business and renewal activity resulted in an increase in ARR for the content business of $2.0 million for the three months ended April 30, 2021 compared to January 31, 2021.
We expect DRR for Percipio will trend in line with the LTM DRR of 100% and also expect new sales will continue to accelerate given the Percipio offering and our increased investment in sales and marketing to drive new business. Based on our expectations for improved DRR and new sales, we expect (i) current fiscal year Order Intake will be consistent with the prior year and (ii) will begin growing in the next fiscal year and thereafter.
SumTotal Business
Order intake for the SumTotal business for the three months ended April 30, 2021 was $25.4 million, a decrease of $6.7 million compared to the prior year period. Approximately $3.4 million of the decline is attributable to timing of renewals that moved into subsequent quarters. The remaining decrease is primarily due to run-off of legacy, non-marketed products. As of April 30, 2021, approximately 70% of our ARR is attributable to our talent development products and the remaining 30% consists of non-marketed products. We expect Order Intake for our SumTotal business to stabilize over the course of the fiscal year, with growth in our core talent development product offset by continued runoff of legacy, non-marketed products. ARR for the SumTotal business decreased by $1.9 million compared to January 31, 2021 due to run-off of legacy, non-marketed products.
Results of Operations
Comparison of Three Months Ended April 30, 2021 and 2020
Our financial results for Pointwell Limited for the three months ended April 30, 2020 is referred to as the “Predecessor” period. Our financial results for Software Luxembourg Holding S.A. for the three months ended April 30, 2021 is referred to as the “Successor” period. Our results of operations as reported in our Consolidated Financial Statements for these periods are prepared in accordance with GAAP.
The following table sets forth certain items from our consolidated statements of operations as a percentage of total revenues for the periods indicated:
	Successor	Predecessor
	Three Months Ended April 30, 2021	Three Months Ended April 30, 2020
Revenues:
Total revenues	100.0%	100.0%
Operating expenses:
Cost of revenues	26.7%	20.5%
Content and software development	18.1%	14.3%
Selling and marketing	31.1%	27.7%
General and administrative	13.5%	13.3%
Recapitalization and transaction-related costs	2.1%	13.8%
Amortization of intangible assets	38.1%	14.7%
Impairment of goodwill and intangible assets	0.0%	280.9%
Restructuring	0.6%	0.3%
Total operating expenses	130.2%	385.4%
Operating loss	-30.2%	-285.4%
Interest and other expense, net	-12.9%	-88.8%
Loss before benefit from income taxes	-43.1%	-374.2%
Benefit from income taxes	-2.3%	-7.5%
Net loss	-40.8%	-366.7%
Revenues
We generate revenues from our cloud-based learning solutions for enterprise, government, education and small business customers worldwide. We provide content learning solutions, principally in Leadership and Business, Technology and Developer, and Compliance, through two platforms: Percipio, our intelligent online learning platform that delivers an immersive learning experience, and Skillport, our legacy platform. Since its introduction in 2017, we have continued to invest in Percipio to deliver best-in-class learning experience and enhance the platform with key features and functionality. These learning solutions are typically sold on a subscription basis for a fixed term. We also provide a unified, comprehensive and configurable talent management solution that allows organizations to attract, develop and retain the best talent. We sell professional services related to the talent management solution, and occasionally provide perpetual and term-based licenses for on-premise versions of the solution.

The following table sets forth the percentage of our revenues attributable to geographic regions for the periods indicated:
	Successor	Predecessor
	Three Months Ended April 30, 2021	Three Months Ended April 30, 2020
Revenues:
United States	76.5%	79.0%
Other Americas	4.9%	4.2%
Europe, Middle East and Africa	13.2%	11.7%
Asia-Pacific	5.4%	5.1%
Total revenues	100.0%	100.0%
Subscription and Non-Subscription Revenue
We measure and report revenue by transaction type. Understanding revenue by transaction type helps us identify and address broad changes in the types of services customers purchase from us. We summarize our transaction type revenue into the following categories:
Subscription Revenue.   Represents revenue generated from contracts specifying a minimum fixed fee for services delivered over the life of the contract. The initial term of these contracts is generally two to five years and generally non-cancellable for the term of the subscription. The fixed fee is generally paid upfront. These contracts typically consist of subscriptions to our various offerings which provide continuous access to our platforms and associated content over the contract term. Subscription revenues are inclusive of maintenance revenue for SumTotal. Subscription revenue is usually recognized ratably over the contract term.
Non-Subscription Revenue.   Primarily represents professional services related to implementation of our offerings and subsequent, ongoing consulting engagements. Our non-subscription services complement our subscription business in creating strong and comprehensive customer relationships.
The following table sets forth subscription and non-subscription revenue for our Content and SumTotal business units for the periods indicated:
	Successor	Predecessor
(In thousands)	Three Months Ended April 30, 2021	Three Months Ended April 30, 2020
Subscription revenues:
Content	$63,644	$80,418
SumTotal	18,995	25,931
Total subscription revenues	82,639	106,349
Non-subscription revenues:
Content	3,413	3,900
SumTotal	5,649	8,080
Total non-subscription revenues	9,062	11,980
Total revenues	$91,701	$118,329

Revenue by Type
The following is a summary of our revenues by type for the three months ended April 30, 2021 and 2020:
	Successor	Predecessor
(In thousands, except percentages)	Three Months Ended April 30, 2021	Three Months Ended April 30, 2020	Dollar Increase/ (Decrease)	Percent Change
Revenues:
SaaS and subscription services	$78,574	$101,089	$(22,515)	(22.3)%
Software maintenance	4,064	5,260	(1,196)	(22.7)%
Professional services	8,191	10,946	(2,755)	(25.2)%
Perpetual and term-based software licenses	872	1,031	(159)	(15.4)%
Hardware and other	—	3	(3)	(100.0)%
Total revenues	$91,701	$118,329	$(26,628)	(22.5)%
Revenues decreased $26.6 million, or 22.5%, for the three months ended April 30, 2021, compared to the same period in 2020. The primary reason for the decrease in GAAP revenue is due to the application of fresh-start reporting that requires beginning deferred revenue in the Successor period to be reduced to its estimated fair value, which is derived from the estimated costs to fulfill contractual obligations rather than the value of contractual billings to customers. The application of fresh-start reporting resulted in a decrease in GAAP revenue of approximately $19.9 million compared to the three months ended April 30, 2020. The impact of fresh-start reporting will also decrease GAAP revenue for the three months ended July 31, 2021. After excluding the impact of fresh-start reporting, the decrease in revenues is due primarily to a $4.2 million decline in our SumTotal business, where we have been experiencing run-off of legacy, non-marketed products. As of April 30, 2021, approximately 70% of our ARR is attributable to our talent development products and the remaining 30% consists of non-marketed products. We also experienced a decrease in our adjusted content revenue of approximately of $2.5 million, which was driven by lower customer retention on, and new sales related to, our legacy Skillport platform. This decline related partly to the customer experience on Skillport, as well as to competitive offerings. Offsetting this decline was higher retention associated with Content customers migrating to the Percipio platform, as well as new sales of Percipio.
Burdened by excessive debt prior to our recapitalization in August 2020, we have had limited financial flexibility in recent years to increase investments in accelerating migrations to the Percipio platform. With a right-sized capital structure and significant additional liquidity, we plan to increase investments and other activities to accelerate migrations and improve overall competitiveness, leading to expected growth of revenues from customers on the Percipio platform. As such, we expect increased retention of existing customers, as well as sales to new customers, to increase over the next year, leading ultimately to stabilization and then increases in organic GAAP revenue. Because retention and new sales of Content and SumTotal were impacted by the COVID-19 pandemic, along with the continuing adverse impact of Skillport on the Content business, we experienced lower order intake during the year ended January 31, 2021. The lower order intake in the prior year will result in adjusted revenues for the fiscal year ending January 31, 2022 being lower than the fiscal year ended January 31, 2021 as revenue is typically recognized over the twelve months following order intake. In addition to increased usage from an increasing base of Percipio customers, who consume content at a rate of 4x compared to Skillport, the COVID-19 pandemic also resulted in higher usage of our products by existing customers. We believe this increased usage bodes well for future retention of such customers, as well as for wider acceptance of digital learning by businesses generally.

Operating expenses
	Successor	Predecessor
(In thousands, except percentages)	Three Months Ended April 30, 2021	Three Months Ended April 30, 2020	Dollar Increase/ (Decrease)	Percent Change
Cost of revenues	$24,521	$24,214	$307	1.3%
Content and software development	16,607	16,943	(336)	(2.0)%
Selling and marketing	28,502	32,737	(4,235)	(12.9)%
General and administrative	12,362	15,688	(3,326)	(21.2)%
Recapitalization and transaction-related costs	1,932	16,376	(14,444)	(88.2)%
Amortization of intangible assets	34,943	17,370	17,573	101.2%
Impairment of goodwill and intangible assets	—	332,376	(332,376)	(100.0)%
Restructuring	537	370	167	45.1
Total operating expenses	119,404	456,074	(336,670)	(73.8)%
Cost of revenues
Cost of revenues consists primarily of employee salaries and benefits for hosting operations, professional service and customer support personnel; royalties; hosting and software maintenance services; facilities and utilities costs; and consulting services. The table below provides details regarding the changes in components of cost of revenues.
	Successor	Predecessor
(In thousands, except percentages)	Three Months Ended April 30, 2021	Three Months Ended April 30, 2020	Dollar Increase/ (Decrease)	Percent Change
Compensation and benefits	$13,188	$13,542	$(354)	(2.6)%
Royalties	4,850	4,267	583	13.7%
Hosting and software maintenance	3,029	2,862	168	5.9%
Facilities and utilities	2,347	1,941	406	20.9%
Consulting and outside services	1,024	1,479	(406	(30.8)%
Other	83	123	(40	(32.5)%
Total cost of revenues	$24,521	$24,214	$307	1.3%
The increase in royalties was due to additional fees for increased usage during the three months ended April 30, 2021. The increase in facilities and utilities was primarily a result of more overhead costs allocated to cost of revenues as the headcount of offshore customer support personnel increased during the three months ended April 30, 2021, compared to the same period in 2020. The decrease in consulting and outside services expenses for the three months ended April 30, 2021, compared to the same period in 2020, was primarily due to lower implementation volume in our SumTotal business resulting in less outsourced professional services in 2021.
Content and software development
Content and software development expenses include costs associated with the development of new products and the enhancement of existing products, consisting primarily of employee salaries and benefits; development related professional services; facilities costs; depreciation; and software maintenance costs. The table below provides details regarding the changes in components of content and software development expenses.

	Successor	Predecessor
(In thousands, except percentages)	Three Months Ended April 30, 2021	Three Months Ended April 30, 2020	Dollar Increase/ (Decrease)	Percent Change
Compensation and benefits	$10,808	$11,243	$(435)	(3.9)%
Consulting and outside services	3,673	3,651	22	0.6%
Facilities and utilities	1,308	1,501	(193)	(12.9)%
Software Maintenance	722	479	243	50.7%
Other	96	68	28	40.7%
Total content and software development expenses	$16,607	$16,943	$(336)	(2.0)%
The decrease in compensation and benefits for the three months ended April 30, 2021, compared to the same period in 2020, was a result of workforce reductions to align with current sales levels.
Selling and marketing
Selling and marketing, or S&M, expenses consist primarily of employee salaries and benefits for selling, marketing and pre-sales support personnel; commissions; travel expenses; advertising and promotional expenses; consulting and outside services; facilities costs; depreciation; and software maintenance costs. The table below provides details regarding the changes in components of S&M expenses.
	Successor	Predecessor
(In thousands, except percentages)	Three Months Ended April 30, 2021	Three Months Ended April 30, 2020	Dollar Increase/ (Decrease)	Percent Change
Compensation and benefits	$21,212	$23,333	$(2,121)	(9.1)%
Advertising and promotions	3,485	3,401	84	2.5%
Facilities and utilities	1,704	2,534	(830)	(32.8)%
Consulting and outside services	1,139	1,673	(534)	(31.9)%
Software Maintenance	893	775	117	15.1%
Travel expenses	19	981	(962)	(98.1)%
Other	51	41	10	24.8%
Total S&M expenses	$28,502	$32,737	$(4,235)	(12.9)%
The decrease in compensation and benefits for the three months ended April 30, 2021, compared to the same period in 2020, was primarily due to lower commission expenses as a result of the application of fresh-start reporting, which required us to eliminate the balance of deferred commissions which otherwise would have been recognized as commission expense in the Successor period. Also contributing to the decrease in compensation and benefits was a reduction of SumTotal sales personnel in 2021. The sales workforce reduction resulted in less facilities and utilities costs allocated to S&M for the three months ended April 30, 2021, compared to the same period in 2020. The decrease in consulting and outside services for the three months ended April 30, 2021, compared to the same period in 2020, was primarily due to Skillsoft’s trade show event, Perspectives 2020, and related expenses incurred in the three months ended April 30, 2020 in anticipation of the event held in May 2020. Skillsoft’s Perspectives 2021 will be held in September 2021 and we expect that the event related expenses will incur in the three months ended October 31, 2021. The decrease in travel expenses for the three months ended April 30, 2021, compared to the same period in 2020, was due to COVID-19 pandemic. We expect that travel expenses will increase in the following quarters.
General and administrative
General and administrative, or G&A, expenses consist primarily of employee salaries and benefits for executive, finance, administrative, and legal personnel; audit, legal and consulting fees; insurance; franchise, sales and property taxes; facilities costs; and depreciation. The table below provides details regarding the changes in components of G&A expenses.

	Successor	Predecessor
(In thousands, except percentages)	Three Months Ended April 30, 2021	Three Months Ended April 30, 2020	Dollar Increase/ (Decrease)	Percent Change
Compensation and benefits	$7,690	$12,013	$(4,323)	(36.0)%
Consulting and outside services	2,861	1,726	1,851	107.3%
Facilities and utilities	748	812	(64)	(7.8)%
Franchise, sales, and property tax	520	375	145	(38.7)%
Insurance	371	319	52	16.2%
Other	172	443	(271)	61.2%
Total G&A expenses	$12,362	$15,688	$(2,610)	(16.6)%
The decrease in compensation and benefits for the three months ended April 30, 2021, compared to the same period in 2020, was primarily due to one-time retention bonuses paid to key employees in connection with the Company’s Chapter 11 filing and recapitalization efforts in 2020. The increase in consulting and outside services expenses for the three months ended April 30, 2021, compared to the same period in 2020, was primarily due to increased audit and tax services, and business process improvement projects related consulting services.
Recapitalization and transaction-related costs
Recapitalization and transaction-related costs consist of professional fees for legal, investment banking and other advisor costs incurred in connection with our recapitalization efforts, including the evaluation of strategic alternatives, preparation for the Chapter 11 filing, and activities related to the planned merger with Churchill.
Amortization of intangible assets
Intangible assets arising from business combinations are developed technology, customer-related intangibles, trade names and other identifiable intangible assets with finite lives. These intangible assets are amortized over the estimated useful lives of such assets. We also capitalize certain internal use software development costs related to our SaaS platform incurred during the application development stage. The internal use software is amortized on a straight-line basis over its estimated useful life.
The increase in amortization of intangible assets for the three months ended April 30, 2021, compared to the same period 2020, was primarily due to the intangible assets that arose from our reorganization and related application of fresh-start reporting on August 27, 2020.
Impairment of goodwill and intangible assets
We review intangible assets subject to amortization for impairment if any adverse conditions exist or a change in circumstances has occurred that would indicate impairment or a change in remaining useful life. The Company reviews indefinite lived intangible assets, including goodwill, on the annual impairment test date or more frequently if there are indicators of impairment. No impairment indicators were present during the three months ended April 30, 2021.
During the Predecessor period for the three months ended April 20, 2020, the emergence of COVID-19 as a global pandemic had an adverse impact on our business. While the online learnings tools we offer have many advantages over traditional in person learning in the current environment, some of our customers have sought to temporarily reduce spending, resulting in reductions in contract sizes and in some cases cancellations when such contracts have come up for renewal. In addition, identifying and pursing opportunities for new customers became much more challenging in this environment. As a result of the expected impact of the COVID-19 pandemic, management decreased its estimates of future cash flows. In addition to the uncertainty introduced by the COVID-19 pandemic, our over-leveraged capital structure continued to create headwinds. In April 2020, we received temporary forbearance from our lenders due to a default on amounts owed under the Senior Credit Facility as a long-term consensual solution was being negotiated with lenders. The uncertainty around our capital structure and future ownership continued to hurt our business, as new and existing customers displayed apprehension about the ultimate resolution of our capital structure and its impact on operations, causing delays and sometimes losses in business. The uncertainty surrounding our capital structure combined with the potential impact that the COVID-19 pandemic would have on our company and the global economy, resulted in a significant decline in the fair value of our reporting units during the predecessor period ended August 27, 2020.
As part of our evaluation of impairment indicators based on the circumstances described above as of April 30, 2020, we determined the SumTotal long-lived asset group failed the undiscounted cash flow recoverability test. Accordingly, we estimated the fair value of our individual long-lived assets to determine if any impairment charges were present. Our estimation of the fair value of definite lived intangible assets included the use of discounted cash flow analyses which reflected estimates of future revenue, customer attrition rates, royalty rates, cash flows, and discount rates. Based on these analyses, we concluded the fair values of certain SumTotal intangible assets were lower than their current carrying values and, accordingly, impairment charges of $62.3 million were recognized for the Predecessor period from February 1, 2020 to August 27, 2020.
In light of the circumstances above, we also concluded that a triggering event had occurred with respect to the Company’s indefinite-lived Skillsoft trade name as of April 30, 2020. Accordingly, we estimated the fair value of the Skillsoft trade name using a discounted cash flow (“DCF”) analysis which reflected estimates of future revenue, royalty rates, cash flows, and discount rates. Based on this analysis, we concluded the carrying value of the Skillsoft trade name exceeded its fair value, resulting in an impairment charge of $92.2 million for the Predecessor period from February 1, 2020 to August 27, 2020.
In accordance with ASC 350, for goodwill we determined triggering events had occurred and performed an impairment test as of April 30, 2020 that compared the estimated fair value of each reporting unit to their respective carrying values. We considered the results of a DCF analysis, which were also materially corroborated by an EBITDA multiple approach. The results of the impairment tests performed indicated that the carrying values of the Skillsoft and SumTotal reporting units exceeded their estimated fair values determined by the Company. Based on the results of the goodwill impairment testing procedures, the Company recorded a $107.9 million goodwill impairment for the Skillsoft reporting unit and a $70.0 million goodwill impairment for the SumTotal reporting unit.
In total, as described in detail above, we recorded $332.4 million of impairment charges for the three months ended April 30, 2020, consisting of (i) $62.3 million of impairments of SumTotal definite-lived intangible assets, (ii) an $92.2 million impairment of the Skillsoft trade name, (iii) a $107.9 million goodwill impairment for the Skillsoft reporting unit and (iv) a $70.0 million goodwill impairment for the SumTotal reporting unit.
Restructuring
In January 2021, we committed to a restructuring plan that encompassed a series of measures intended to improve our operating efficiency, competitiveness and business profitability. These included workforce reductions mainly within our SumTotal business, and consolidation of facilities as we are adopting new work arrangements for certain locations. During the three months ended April 30, 2021, we recorded restructuring charges of $0.5 million for employee severance cost adjustments.
In connection with our strategic initiatives implemented during 2020, we approved and initiated plans to reduce our cost structure and better align operating expenses with existing economic conditions and our operating model. During the three months ended April 30, 2020, we recorded restructuring charges of $0.4 million for employee severance cost adjustments and lease termination related fees.
Interest and other expense
Interest and other expense, net, consists of gain and loss on derivative instruments, interest income, interest expense, and other expense and income.

	Successor	Predecessor
(In thousands, except percentages)	Three Months Ended April 30, 2021	Three Months Ended April 30, 2020	Dollar Increase/ (Decrease)	Percent Change
Other (expense) income, net	$(352)	$910	$(1,262)	(138.7)%
Interest income	10	19	(9)	(47.4)%
Interest expense, net	(11,449)	(105,978)	94,529	(89.2)%
Interest and other expense, net	$(11,791)	$(105,978)	$93,258	(88.8)%
The decrease in other (expense) income was primarily due to $0.9 million of net foreign exchange gains (specifically, resulting from foreign currency denominated transactions and the revaluation of foreign currency denominated assets and liabilities) during the three months ended April 30, 2020, and $0.3 million of net foreign exchange losses during the three months ended April 30, 2021. The decrease in interest expense for the three months ended April 30, 2021, compared to the same period in 2020, was the result of our reorganization through the Chapter 11 Cases (as defined below) completed in August 2020, which resulted in substantially less outstanding debt.
Benefit from income taxes
	Successor	Predecessor
(In thousands, except percentages)	Three Months Ended April 30, 2021	Three Months Ended April 30, 2020	Dollar Increase/ (Decrease)	Percent Change
Benefit from income taxes	$(2,089)	$(8,891)	$6,802	(76.5)%
Effective income tax rate	5.3%	2.0%
The decrease in Benefit from income taxes for the three months ended April 30, 2021, compared to the same period in 2020, was primarily due to increases in the valuation allowance on our deferred tax assets and the impact of foreign rate differential in the three months ended April 30, 2021, as well as the impact of the impairment of intangible assets in the three months ended April 30, 2020.
The effective income tax rate for the three months ended April 30, 2021, differs from the Luxembourg statutory rate of 24.9% due primarily to the impact of foreign earnings in lower tax jurisdictions and an increase in the valuation allowance on the Company’s deferred tax assets, partially offset by a decrease in reserves for uncertain tax positions.
The effective income tax rate for the three months ended April 30, 2020, differed from the Ireland statutory rate of 12.5% due primarily to the impairment of non-deductible goodwill and an increase in our valuation allowance on our deferred tax assets in Ireland and the United States.
Comparison of the Years Ended January 31, 2021 and 2020
Our financial results for Pointwell Limited for the periods from February 1, 2020 through August 27, 2020, and for the years ended January 31, 2020 and 2019 are referred to as those of the “Predecessor” period. Our financial results for Software Luxembourg Holding S.A. for the period from August 28, 2020 through January 31, 2021 are referred to as those of the “Successor” period. Our results of operations as reported in our Consolidated Financial Statements for these periods are prepared in accordance with GAAP. Although GAAP requires that we report on our results for the period from February 1, 2020 through August 27, 2020, and August 28, 2020 through January 31, 2021 separately, management views the Company’s operating results for the year ended January 31, 2021 by combining the results of the applicable Predecessor and Successor periods because such presentation provides the meaningful comparison of our results to prior periods.
We cannot adequately benchmark the operating results of the period from February 1, 2020 through January 31, 2021 against any of the previous periods reported in our Consolidated Financial Statements without combining the Predecessor period from February 1, 2020 through August 27, 2020 and the Successor period from August 28, 2020 through January 31, 2021 and do not believe that reviewing the results of this period in isolation would be useful in identifying trends in or reaching conclusions regarding our overall operating performance. Management believes that the key performance metrics such as revenue and operating (loss) income for the Successor period when combined with the Predecessor period provides more meaningful comparisons to other periods and are useful in identifying current business trends. Accordingly, in addition to presenting our results of operations as reported in our Consolidated Financial Statements in accordance with GAAP, the tables and discussion below also present the combined results for the year ended January 31, 2021.
The combined results for the year ended January 31, 2021, which we refer to herein as the results for the “year ended January 31, 2021” or “2021” represent the sum of the reported amounts for the Predecessor period from February 1, 2020 through August 27, 2020 and the Successor period from August 28, 2020 through January 31, 2021. These combined results are not considered to be prepared in accordance with GAAP and have not been prepared as pro forma results per applicable regulations. The combined operating results do not reflect the actual results we would have achieved absent our emergence from bankruptcy and may not be indicative of future results.
The table below presents the comparison of our historical results of operations for the periods presented:
	Successor	Predecessor	Non-GAAP Combined	Predecessor	Predecessor
(In thousands)	Period from August 28, 2020 through January 31, 2021	Period from February 1, 2020 through August 27, 2020	Year Ended January 31, 2021	Year Ended January 31, 2020	Year Ended January 31, 2019
Revenues:
Total revenues	$108,768	$273,851	$382,619	$514,021	$534,141
Operating expenses:
Cost of revenues	40,898	52,160	93,058	96,044	98,636
Content and software development	30,028	38,986	69,014	67,951	57,332
Selling and marketing	55,285	75,028	130,313	140,785	150,179
General and administrative	21,636	37,455	59,091	57,356	51,421
Recapitalization and Transaction-related costs	15,928	32,099	48,027	16,244	—
Amortization of intangible assets	39,824	34,378	74,202	96,359	151,752
Impairment of goodwill and intangible assets	—	332,376	332,376	440,598	16,094
Restructuring	4,341	1,179	5,520	1,900	2,073
Total operating expenses	207,940	603,661	811,601	917,237	527,487
Operating (loss) income	(99,172)	(329,810)	(428,982)	(403,216)	6,654
Interest and other expense, net	(16,484)	(166,968)	(183,452)	(434,777)	(401,466)
Reorganization items, net	—	3,329,245	3,329,245	—	—
(Loss) income before (benefit) provision for income taxes	(115,656)	2,832,467	2,716,811	(837,993)	(394,812)
(Benefit) provision for income taxes	(21,934)	68,455	46,521	11,212	5,027
Net (loss) income	$(93,722)	$2,764,012	$2,670,290	$(849,205)	$(399,839)

The following table sets forth certain items from our consolidated statements of operations as a percentage of total revenues for the periods indicated:
	Successor	Predecessor	Non-GAAP Combined	Predecessor	Predecessor
(In thousands)	Period from August 28, 2020 through January 31, 2021	Period from February 1, 2020 through August 27, 2020	Year Ended January 31, 2021	Year Ended January 31, 2020	Year Ended January 31, 2019
Revenues:
Total revenues	100.0%	100.0%	100.0%	100.0%	100.0%
Operating expenses:
Cost of revenues	37.6%	19.0%	24.3%	18.7%	18.5%
Content and software development	27.6%	14.2%	18.0%	13.2%	10.7%
Selling and marketing	50.8%	27.4%	34.1%	27.4%	28.1%
General and administrative	19.9%	13.7%	15.4%	11.2%	9.6%
Recapitalization and transaction costs	14.6%	11.7%	12.6%	3.2%	0.0%
Amortization of intangible assets	36.6%	12.6%	19.4%	18.7%	28.4%
Impairment of goodwill and intangible assets	0.0%	121.4%	86.9%	85.7%	3.0%
Restructuring	4.0%	0.4%	1.4%	0.4%	0.4%
Total operating expenses	191.2%	220.4%	212.1%	178.4%	98.8%
Operating (loss) income	-91.2%	-120.4%	-112.1%	-78.4%	1.2%
Interest and other expense, net	-15.2%	-61.0%	-47.9%	-84.6%	-75.2%
Reorganization items, net	0.0%	1215.7%	870.1%	0.0%	0.0%
(Loss) income before (benefit) provision for income taxes	-106.3%	1034.3%	710.1%	-163.0%	-73.9%
(Benefit) provision for income taxes	-20.2%	25.0%	12.2%	2.2%	0.9%
Net (loss) income	-86.2%	1009.3%	697.9%	-165.2%	-74.9%
Revenues
The following table sets forth the percentage of our revenues attributable to geographic regions for the period indicated:
	Year ended January 31,
	(Non-GAAP Combined) 2021	2020	2019
Revenues:
United States	78.9%	78.8%	79.0%
Other Americas	3.6%	4.3%	4.3%
Europe, Middle East, and Africa	12.2%	11.9%	12.4%
Asia-Pacific	5.3%	5.0%	4.4%
Total revenues	100.0%	100.0%	100.0%

The following table sets forth subscription and non-subscription revenue for our Content and SumTotal business units for the period indicated:
	Year ended January 31,
	(Non-GAAP Combined) 2021	2020	2019
Subscription revenues:
Content	$257,432	$351,124	$367,940
SumTotal	87,388	112,649	124,461
Total subscription revenues	344,820	463,773	492,401
Non-subscription revenues:
Content	11,231	11,379	10,376
SumTotal	26,568	38,869	31,364
Total non-subscription revenues	37,799	50,248	41,740
Total revenues	$382,619	$514,021	$534,141
Revenue by Type
The following is a summary of our revenues by type for the fiscal years ended January 31, 2021, 2020 and 2019:
	Year Ended January 31,
(In thousands, except percentages)	(Non-GAAP Combined) 2021	2020	Dollar Increase / (Decrease)	Percent Change
Revenues:
SaaS and subscription services	$327,971	$439,791	$(111,820)	(25.4)%
Software maintenance	16,849	23,982	(7,133)	(29.7)%
Professional services	34,045	45,661	(11,616)	(25.4)%
Perpetual and term-based software licenses	3,727	1,885	1,841	97.7%
Hardware and other	27	2,702	(2,674)	(99.0)%
Total net revenues	$382,619	$514,021	$(131,402)	(25.6)%
	Year Ended January 31,
(In thousands, except percentages)	2020	2019	Dollar Increase / (Decrease)	Percent Change
Revenues:
SaaS and subscription services	$439,791	$462,240	$(22,449)	(4.9)%
Software maintenance	23,982	30,161	(6,179)	(20.5)%
Professional services	45,661	38,043	7,618	20.0%
Perpetual and term-based software licenses	1,885	3,340	(1,455)	(43.6)%
Hardware and other	2,702	357	2,345	656.9%
Total net revenues	$514,021	$534,141	$(20,120)	(3.8)%
Non-GAAP Combined FY 2021 Compared to FY 2020
Revenues decreased $131.4 million, or 25.6%, for Non-GAAP Combined 2021, compared to 2020. The primary reason for the decrease in GAAP revenue is due to the application of fresh-start reporting that requires beginning deferred revenue in the Successor period to be reduced to its estimated fair value. The application of fresh-start reporting resulted in a decrease in GAAP revenue of approximately $92 million compared to 2020. The impact of fresh-start reporting will also decrease GAAP revenue in future quarters, with progressively less impact, through July 31, 2021. The remaining decrease in revenues for 2021 was largely related to Content revenues, driven by lower customer retention on, and new sales related to, our legacy Skillport platform. This decline related partly to the customer experience on Skillport, as well as to competitive offerings. Offsetting this decline was higher retention associated with Content customers migrating to the Percipio platform, as well as new sales of Percipio.
Burdened by excessive debt prior to our recent recapitalization, we have had limited financial flexibility in recent years to increase investments in accelerating migrations to the Percipio platform. With a right-sized capital structure and significant additional liquidity, we have increased our investments and other activities to accelerate migrations and improve overall competitiveness, leading to expected growth of revenues from customers on the Percipio platform. As such, we expect increased retention of existing customers, as well as sales to new customers, to increase over the next year, leading to stabilization and then increases in adjusted GAAP revenue. Due to the adverse events that caused order intake to decline in 2021, including the COVID-19 pandemic along with the continuing adverse impact of Skillport on the Content business, which in turn will impact 2022 revenue, we project that our adjusted revenues for 2022 will be lower than the 2021 (when excluding the impact of the fair value adjustment to deferred revenue discussed above). The COVID-19 pandemic also resulted in higher usage of our products by existing customers during the fiscal year ended January 31, 2021. We believe this usage bodes well for future retention of such customers, as well as for wider acceptance of digital learning by businesses generally.
The decline in maintenance revenue is attributable to our SumTotal business, which has historically offered on-premise perpetual licenses, term-based licenses and SaaS versions of its products. In recent years, we have deemphasized the sale of perpetual and term licenses in favor of our SaaS offering to mirror changes in customer preferences. Given our historical offerings, we have a large installed base of customers who purchased perpetual software licenses many years ago who continue to purchase maintenance, however, maintenance revenue has and will continue to decline in the future as we experience normal attrition in our installed base and new customers start on our SaaS platform.
As of January 31, 2021, we had approximately 1,598 customers under contract for Percipio, 681 customers for Dual Deployment and 1,333 customers for solely our legacy Skillport platform. For the Non-GAAP Combined fiscal year ended January 31, 2021, revenue attributable to Percipio, Dual Deployment and Skillport contracts represented 14%, 46% and 40%, respectively, of our content revenue compared to 6%, 24% and 70% for the fiscal year ended January 31, 2020, with the shift towards Percipio and Dual Deployment being consistent with our strategy of moving customers off our legacy Skillport platform where we have experienced lower retention rates. We expect the trend of customers migrating to Percipio to continue in future periods.
FY 2020 Compared to FY 2019
The decrease in total net revenues for 2020, compared to 2019, related primarily to our content learning solutions. The decline was largely driven by lower customer retention on, and new sales related to, Skillport. This decline related partly to the customer experience on Skillport, as well as to competitive offerings. Offsetting this decline was higher retention associated with customers migrating to the Percipio platform, as well as new sales of Percipio. Burdened by excessive debt, we had limited financial flexibility to increase investments in accelerating migrations to Percipio. The increase in professional services revenue was largely attributable to the adoption of ASC 606 on February 1, 2019, which changed how we allocate discounts between contractual elements. Prior to the adoption of ASC 606, when allocating arrangement consideration between professional services and other contractual elements, the amount of revenue allocated to professional services was limited to the amount that was not contingent. Under ASC 606, we allocate arrangement consideration to all distinct performance obligations based on our estimate of standalone selling price.

Operating expenses
	Year Ended January 31,
(In thousands, except percentages)	(Non-GAAP Combined) 2021	2020	Dollar Increase/ (Decrease)	Percent Change
Cost of revenues	$93,058	$96,044	$(2,986)	(3.1)%
Content and software development	69,014	67,951	1,063	1.6%
Selling and marketing	130,313	140,785	(10,472)	(7.4)%
General and administrative	59,091	57,356	1,735	3.0%
Recapitalization and transaction costs	48,027	16,244	31,783	195.7%
Amortization of intangible assets	74,202	96,359	(22,157)	(23.0)%
Impairment of goodwill and intangible assets	332,376	440,598	(108,222)	(24.6)%
Restructuring	5,520	1,900	3,620	190.5%
Total operating expenses	$811,601	$917,237	$(105,636)	(11.5)%
	Year Ended January 31,
(In thousands, except percentages)	2020	2019	Dollar Increase/ (Decrease)	Percent Change
Cost of revenues	$96,044	$98,636	$(2,592)	(2.6)%
Content and software development	67,951	57,332	10,619	18.5%
Selling and marketing	140,785	150,179	(9,394)	(6.3)%
General and administrative	57,356	51,421	5,935	11.5%
Recapitalization and transaction costs	16,244	—	16,244	100.0%
Amortization of intangible assets	96,359	151,752	(55,393)	(36.5)%
Impairment of goodwill and intangible assets	440,598	16,094	424,504	2637.7%
Restructuring	1,900	2,073	(173)	(8.3)%
Total operating expenses	$917,237	$527,487	$389,750	73.9%
Cost of revenues
	2021 Increase/(Decrease) From 2020		2020 Increase/(Decrease) From 2019
(in thousands, except percentages)	$	%	$	%
Consulting and outside services	$(4,746)	(60.1)%	$1,954	32.9%
Hosting and software maintenance	2,059	20.2%	518	5.3%
Royalties	(863)	(4.9)%	(1,466)	(7.6)%
Facilities and utilities	588	37.2%	(251)	(13.7)%
Compensation and benefits	326	0.6%	(208)	(0.4)%
Depreciation	(389)	(7.1)%	(3,098)	(36.3)%
Other	39	13.3%	(41)	(12.4)%
Total cost of revenues decrease	$(2,986)	(3.1)%	$(2,592)	(2.6)%
Non-GAAP combined FY 2021 Compared to FY 2020
The decrease in consulting and outside services expenses from 2020 to 2021 was primarily due to the sales decline in our SumTotal business resulting in less outsourced professional services in 2021. The increase in hosting and software maintenance from 2020 to 2021 was due to increased customer usage and temporary duplicative maintenance costs related to the migration of our Percipio hosting environment to a third-party cloud provider. The decrease in royalties for 2021, compared to 2020, was consistent with the sales decline in 2021.
FY 2020 Compared to FY 2019
The decrease in depreciation expenses from 2019 to 2020 was primarily due to data center equipment being fully depreciated, with all such equipment not replaced given the plan to migrate to cloud hosting for our content solutions offerings. The decrease in royalties for 2020, compared to 2019, was consistent with the sales decline in 2020. The increases in consulting and outside services and hosting and software maintenance from 2019 to 2020 was due to increased customer usage resulting in capacity needs for Percipio, as well as costs related to the migration to cloud hosting for our content solutions offerings.
Content and software development
Content and software development expenses include costs associated with the development of new products and the enhancement of existing products, consisting primarily of employee salaries and benefits; development related professional services; facilities costs; depreciation; and software maintenance costs. The table below provides details regarding the changes in components of content and software development expenses.
	2021 Increase/(Decrease) From 2020		2020 Increase/(Decrease) From 2019
(in thousands, except percentages)	$	%	$	%
Compensation and benefits	$2,560	6.3%	$5,302	15.0%
Consulting and outside services	(1,994)	(10.4)%	4,521	30.8%
Facilities and utilities	155	2.7%	771	15.7%
Other	342	14.9%	25	1.1%
Total content and software development expenses increase	$1,063	1.6%	$10,619	18.5%
Non-GAAP Combined FY 2021 Compared to FY 2020
The increase in compensation and benefits from 2020 to 2021 was primarily due to incentive-based compensation in 2021. The decrease in consulting and outside services for 2021, compared to 2020, was primarily due to the decreased outsourced content development costs in 2021. We spent less on translating existing content into different languages and focused more on creating new content in 2021.
FY 2020 Compared to FY 2019
The increases in all expense categories from 2019 to 2020 were primarily the result of our increased investments to refresh and improve our learning content, as well as to continue to improve the Percipio platform. Accelerating migrations from the Skillport legacy platform to the Percipio content delivery platform also contributed to the increased cost in 2020.
Selling and marketing
Selling and marketing, or S&M, expenses consist primarily of employee salaries and benefits for selling, marketing and pre-sales support personnel; commissions; travel expenses; advertising and promotional expenses; consulting and outside services; facilities costs; depreciation; and software maintenance costs. The table below provides details regarding the changes in components of S&M expenses.

	2021 Increase/(Decrease) From 2020		2020 Increase/(Decrease) From 2019
(in thousands, except percentages)	$	%	$	%
Compensation and benefits	$(5,793)	(5.8)%	$(9,700)	(8.8)%
Travel-related	(8,844)	(82.6)%	(549)	(4.9)%
Advertising and promotions	2,684	21.8%	2,060	20.1%
Consulting and outside services	3,055	99.1%	(508)	(14.1)%
Facilities and utilities	(1,392)	(12.8)%	(682)	(5.9)%
Software Maintenance	(63)	(1.9)%	133	4.3%
Other	(119)	(40.9)%	(148)	(33.7)%
Total S&M expenses decrease	$(10,472)	(7.4)%	$(9,394)	(6.3)%
Non-GAAP Combined FY 2021 Compared to FY 2020
The decrease in compensation and benefits for 2021, compared to 2020, was primarily due to lower commission expenses as a result of the application of fresh-start reporting, which required us to eliminate the balance of deferred commissions which otherwise would have been recognized as commission expense in the Successor period. Also contributing to the decline was a reduction in medical expenses, where our self-insured plan experienced lower claims than normal during the COVID-19 pandemic. We expect the declines in GAAP compensation and benefits expenses to be temporary and for such costs to increase in the next fiscal year. The increases in advertising and promotions and consulting and outside services expenses from 2020 to 2021 were primarily due to the increased investment in our company brand, go-to-market strategy, and new sales models to create new sales opportunities, win new business and increase customer retention. The decrease in facilities and utilities costs from 2020 to 2021 related primarily to lower costs attributable to S&M due to a lower number of sales personnel in 2021.
FY 2020 Compared to FY 2019
The decrease in compensation and benefits for 2020, compared to 2019, was due to reductions in sales personnel and lower commission expenses as a result of the adoption of ASC 606 in 2020, which impacted the timing of our commissions expense compared to previous GAAP. The increase in advertising and promotions was primarily related to the initiative to target line of business leaders within organizations, such as technology and compliance leaders, to win new business and increase customer retention. The decrease in facilities and utilities costs from 2019 to 2020 related primarily to lower costs attributable to S&M due to a lower number of sales personnel in 2020.
General and administrative
General and administrative, or G&A, expenses consist primarily of employee salaries and benefits for executive, finance, administrative, and legal personnel; audit, legal and consulting fees; insurance; franchise, sales and property taxes; facilities costs; and depreciation. The table below provides details regarding the changes in components of G&A expenses.
	2021 Increase/(Decrease) From 2020		2020 Increase/(Decrease) From 2019
(in thousands, except percentages)	$	%	$	%
Compensation and benefits	$8,425	27.9%	$(549)	(1.8)%
Related party loan impairment	(5,394)	(100.0)%	5,394	100.0%
Consulting and outside services	(923)	(6.4)%	(217)	(1.5)%
Franchise, sales, and property tax	651	40.7%	326	25.6%
Other	(1,024)	(17.8)%	981	20.5%
Total G&A expenses increase	$1,735	3.0%	$5,935	11.5%

Non-GAAP Combined FY 2021 Compared to FY 2020
The increase in compensation and benefits for 2021, compared to 2020, was primarily due to one-time retention bonuses paid to key employees in connection with the Company’s Chapter 11 filing and recapitalization efforts. The decrease in related-party loan impairment was due to a one-time impairment described below that did not reoccur in 2021. The decrease in consulting and outside services expenses for 2021, compared to 2020, was primarily due to decreased debt management fees as a result of our reorganization, where we were paying fees related to the Senior Credit Facilities (e.g. commitment fees, agency fees, letter of credit fees) until we voluntarily filed “pre-packaged” Chapter 11 cases in June 2020. The increase in franchise, sales and property tax is primarily due to our new parent company’s capital-based tax, which is now higher due to our lower amount of outstanding debt. The decrease in other expenses for 2021, compared to 2020, related primarily to reduced travel-related services in 2020.
FY 2020 Compared to FY 2019
In 2020, we recorded a related party loan impairment of $5.4 million attributable to loans issued in conjunction with tax liabilities incurred by certain executive management that the Company paid on their behalf, in return for recourse notes. We took a full impairment on these loans based on our assessment of the likelihood of repayment in 2020, and we subsequently forgave these loans. The decrease in compensation and benefits for 2020, compared to 2019, was primarily due to the annual bonus accrued in 2019, which was offset by the increase in salaries due to additional positions added to our new leadership team and G&A function in 2020. The increase in other expenses for 2020, compared to 2019, related primarily to usage of a remaining commitment from 2019 of travel services.
Recapitalization and transaction costs
Recapitalization and transaction costs consist of professional fees for legal, investment banking and other advisor costs incurred in connection with our recapitalization efforts, including the evaluation of strategic alternatives, preparation for the Chapter 11 filing, and activities related to the planned merger with Churchill Capital, but excluding those professional fees reflected in “Reorganization Items, Net,” as explained below.
Amortization of intangible assets
Intangible assets arising from business combinations are developed technology, customer-related intangibles, trade names and other identifiable intangible assets with finite lives. These intangible assets are amortized over the estimated useful lives of such assets. We also capitalize certain internal use software development costs related to our SaaS platform incurred during the application development stage. The internal use software is amortized on a straight-line basis over its estimated useful life.
The decrease in amortization of intangible assets for 2021, compared to 2020, was primarily due to certain intangibles assets arising from business combinations becoming fully amortized during 2020 and due to the write down of impaired assets in the Predecessor period from February 1, 2020 through August 27, 2020. This was partially offset by the impact of amortization of intangible assets that arose from our reorganization and related application of fresh-start reporting on August 27, 2020.
The decrease in amortization of intangible assets for 2020, compared to 2019, was primarily due to certain intangibles assets arising from business combinations becoming fully amortized during 2019. In addition, in 2019, we impaired the unamortized value of our Books24x7 and Vodeclic tradenames, as such no additional amortization was recognized during 2020.
Impairment of goodwill and intangible assets
For our annual impairment assessments of indefinite-lived intangible assets and goodwill conducted as of December 31, 2020, management considered qualitative factors to determine if it was more likely than not that impairments were present. In performing this qualitative assessment, management noted (i) the recent date of the fresh-start reporting valuation, (ii) the higher valuation suggested by the pending acquisition by Churchill, (iii) in the case of goodwill, a decrease in the carrying value of both reporting units since the original measurement date and (iv) the absence of any other factors that would indicate any declines in fair value. Based on these qualitative factors, management concluded it is not more likely than not that (i) the Skillsoft tradename intangible asset is impaired or (ii) the fair value of the company’s two reporting units are less than their carrying amounts.
During the Predecessor period ending August 27, 2020, the emergence of COVID-19 as a global pandemic had an adverse impact on our business. While the online learnings tools we offer have many advantages over traditional in person learning in the current environment, some of our customers have sought to temporarily reduce spending, resulting in reductions in contract sizes and in some cases customers not entering into new contracts when their existing subscription terms ended. In addition, identifying and pursing opportunities for new customers became much more challenging in this environment. As a result of the expected impact of the COVID-19 pandemic, management decreased its estimates of future cash flows. In addition to the uncertainty introduced by the COVID-19 pandemic, our over-leveraged capital structure continued to create headwinds. In April 2020, we received temporary forbearance from our lenders due to a default on amounts owed under the Senior Credit Facility as a long-term consensual solution was being negotiated with lenders. The uncertainty around our capital structure and future ownership continued to hurt our business, as new and existing customers displayed apprehension about the ultimate resolution of our capital structure and its impact on operations, causing delays and sometimes losses in business. The uncertainty surrounding our capital structure combined with the potential impact that the COVID-19 pandemic would have on our company and the global economy, resulted in a significant decline in the fair value of our reporting units during the predecessor period ended August 27, 2020.
As part of our evaluation of impairment indicators based on the circumstances described above as of April 30, 2020, we determined the SumTotal long-lived asset group failed the undiscounted cash flow recoverability test. Accordingly, we estimated the fair value of our individual long-lived assets to determine if any impairment charges were present. Our estimation of the fair value of definite lived intangible assets included the use of discounted cash flow analyses which reflected estimates of future revenue, customer attrition rates, royalty rates, cash flows, and discount rates. Based on these analyses, we concluded the fair values of certain SumTotal intangible assets were lower than their current carrying values and, accordingly, impairment charges of $62.3 million were recognized for the Predecessor period from February 1, 2020 to August 27, 2020.
In light of the circumstances above, we also concluded that a triggering event had occurred with respect to the Company’s indefinite-lived Skillsoft trade name as of April 30, 2020. Accordingly, we estimated the fair value of the Skillsoft trade name using a DCF analysis which reflected estimates of future revenue, royalty rates, cash flows, and discount rates. Based on this analysis, we concluded the carrying value of the Skillsoft trade name exceeded its fair value, resulting in an impairment charge of $92.2 million for the Predecessor period from February 1, 2020 to August 27, 2020.
In accordance with ASC 350, for goodwill we determined triggering events had occurred and performed an impairment test as of April 30, 2020 that compared the estimated fair value of each reporting unit to their respective carrying values. We considered the results of a DCF analysis, which were also materially corroborated by an EBITDA multiple approach. The results of the impairment tests performed indicated that the carrying values of the Skillsoft and SumTotal reporting units exceeded their estimated fair values determined by the Company. Based on the results of the goodwill impairment testing procedures, the Company recorded a $107.9 million goodwill impairment for the Skillsoft reporting unit and a $70.0 million goodwill impairment for the SumTotal reporting unit.
In total, as described in detail above, we recorded $332.4 million of impairment charges for the Predecessor period from February 1, 2020 to August 27, 2020, consisting of (i) $62.3 million of impairments of SumTotal definite-lived intangible assets, (ii) an $92.2 million impairment of the Skillsoft trade name, (iii) a $107.9 million goodwill impairment for the Skillsoft reporting unit and (iv) a $70.0 million goodwill impairment for the SumTotal reporting unit.
During the year ended January 31, 2020, we faced significant market competition. In addition, while we continued to make significant investments in Percipio and other contemporary products, attrition rates on Skillport and other legacy products remained high. On top of market and competitive dynamics, our over-leveraged capital structure also created additional headwinds. With significant debt maturities in 2021 and

2022, and related downgrades from rating agencies, concerns over the capital structure began to hurt our business, as new and existing customers displayed apprehension about the ultimate resolution of our capital structure and its impact on operations, causing delays and sometimes losses in business. The capital structure and heavy debt service also constrained investments in areas such as marketing, where spending was considerably lower than our competitors, resulting in additional pressure on retaining and attracting customers. The combination of these factors resulted in lower bookings, revenue, profitability and free cash flow generation during the year ended January 31, 2020.
In accordance with ASC 350, we performed an impairment test that compared the estimated fair value of each reporting unit to their respective carrying values. We considered the results of both a DCF analysis and an EBITDA multiple approach, similar to prior periods. We also considered observable debt trading prices for the debt jointly borrowed by our parent entity and our subsidiary, Skillsoft Corporation, after adjusting for a control premium. The results of the impairment tests performed indicated that the carrying value of the Skillsoft and SumTotal reporting units exceeded their estimated fair values determined by the Company. Based on the results of our impairment testing, the Company recorded $440.6 million of goodwill impairment charges for the nine months ended October 31, 2019, including a $321.3 million for the Skillsoft reporting unit and $119.3 million for the SumTotal reporting unit.
Restructuring
In January 2021, we committed to a restructuring plan that encompassed a series of measures intended to improve our operating efficiency, competitiveness and business profitability. These included workforce reductions mainly within our SumTotal business, and consolidation of facilities as we are adopting new work arrangements for certain locations. We recorded $5.5 million of restructuring charge in fiscal year ended January 31, 2021, which included $5.2 million of severance costs and $0.3 million of facility restructuring related costs.
In connection with our strategic initiatives implemented during 2020 and 2019, we approved and initiated plans to reduce our cost structure and better align operating expenses with existing economic conditions and our operating model. We recorded $1.9 million and $2.1 million in restructuring charges during the fiscal years ended January 31, 2020 and 2019, respectively. Substantially all of these charges represent the severance costs of terminated employees.
Interest and other expense
Interest and other expense, net, consists of gain and loss on derivative instruments, interest income, interest expense, and other expense and income.
	2021 Increase/(Decrease) From 2020
(in thousands, except percentages)	(Non-GAAP Combined) 2021	2020	Dollar (Increase)/ Decrease	Percent Change
Other income (expense), net	$4,725	$(1,058)	$5,783	(546.6)%
Loss on derivative instruments	(5)	(4,062)	4,057	(99.9)%
Interest income	129	306	(177)	(57.8)%
Interest expense, net	(188,301)	(429,963)	241,662	(56.2)%
Interest and other expense, net	$(183,452)	$(434,777)	$251,325	(57.8)%
	Year Ended January 31,
(in thousands, except percentages)	2020	2019	Dollar (Increase)/ Decrease	Percent Change
Other income (expense), net	$(1,058)	$(3,340)	$2,282	(68.3)%
Loss on derivative instruments	(4,062)	(2,284)	(1,778)	77.8%
Interest income	306	687	(381)	(55.5)%
Interest expense, net	(429,963)	(396,529)	(33,434)	8.4%
Interest and other expense, net	$(434,777)	$(401,466)	$(33,311)	8.3%

Non-GAAP Combined FY 2021 Compared to FY 2020
The other income in 2021 was primarily due to the fair value adjustment of the warrants that the holders of the Predecessor’s debt received in connection with the Reorganization to purchase common shares of the Successor Company. The fair value of the interest rate cap derivative was zero at January 31, 2021 and was immaterial at January 31, 2020. The decrease in interest expense from 2020 to 2021 was the result of our Reorganization through voluntarily filed “pre-packaged” Chapter 11 cases completed in August 2020, which resulted in substantially less outstanding debt.
FY 2020 Compared to FY 2019
The decrease in other expense, net, from 2019 to 2020 was primarily due to an impairment charge on the note receivable we had in relation to the sale of our print business in 2019. The fair value of the interest rate cap derivative was effectively zero at January 31, 2020, and the change in the fair value of the derivative resulted in losses of $4.1 million in 2020. The increase in interest expense from 2019 to 2020 was due to impact of compounding rates on certain loans due to our parent entity, Evergreen Skills Lux S.à.r.l. as a result of accrued but unpaid interest. We were separated from Evergreen Skills Lux S.à.r.l. effective August 27, 2020 as a result of the reorganization. In connection with the separation, all amounts due to the parent entity were cancelled with no cash consideration transferred by either party.
Non-GAAP Combined FY 2021 Reorganization Items, Net
During the fiscal year ended January 31, 2021, we recognized Reorganization items, net of $3.3 billion related to our emergence from the Chapter 11, which consisted primarily of the net gain from the consummation of the Plan of Reorganization and the related extinguishment of certain debt obligations. In addition, Reorganization items, net included professional fees recognized between the June 14, 2020 Petition Date and the August 27, 2020 Effective Date in connection with our emergence from Chapter 11.
Provision for income taxes
	Year Ended January 31,
(in thousands, except percentages)	(Non-GAAP Combined) 2021	2020	Dollar (Increase)/ Decrease	Percent Change
Provision for income taxes	$46,521	$11,212	$35,309	314.9%
Effective income tax rate	1.7%	(1.3)%	3.1%	(228)%
	Year Ended January 31,
(in thousands, except percentages)	2020	2019	Dollar (Increase)/ Decrease	Percent Change
Provision for income taxes	$11,212	$5,027	$6,185	123%
Effective income tax rate	(1.3)%	(1.3)%	0.0%	0.0%
Non-GAAP Combined FY 2021 Compared to FY 2020
Provision for income taxes increased by $35.3 million in 2021, primarily due to the impact of cancellation of indebtedness income (“CODI”) arising from our Reorganization, changes to the tax basis in certain assets, and changes to our valuation allowance on our deferred tax assets in Ireland and the United States.
Our effective income tax rate was 1.7% for 2021. The effective income tax rate in 2021 differs from the Luxembourg statutory rate of 24.9% due to the permanent exclusion of the gain on liabilities subject to compromise, US deferred tax adjustments related to the tax effects of CODI and deferred tax adjustments related to fresh-start accounting adoption recognized at varying tax rates.
FY 2020 Compared to FY 2019
Provision for income taxes increased by $6.2 million in 2020, primarily due to an increase in the valuation allowance on our deferred tax assets in Ireland and the United States, partially offset by our earnings in foreign jurisdictions that are subject to significantly higher tax rates than the Ireland statutory tax rate.

Our effective income tax rate was (1.3)% for 2019 and 2020. The effective income tax rate in 2020 differs from the Ireland statutory rate of 12.5% due primarily to a non-deductible impairment of goodwill and an increase in our valuation allowance on our deferred tax assets in Ireland and the United States, which were partially offset by the impact of foreign earnings in higher tax jurisdictions.
Liquidity and Capital Resources
On June 14, 2020, Pointwell and certain of its subsidiaries, including Skillsoft (US) Corporation (collectively, the “Debtors”), commenced voluntary “prepackaged” petitions for relief (the “Chapter 11 Cases”) under Chapter 11 of the U.S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) pursuant to a prepetition restructuring support agreement entered into with the substantial majority of its first and second lien lenders with the objective of reducing long-term debt while maintaining normal operations and paying all trade creditors in full. On June 15, 2020 the Debtors filed a plan of reorganization (as amended, the “Plan of Reorganization”) and a related disclosure statement with the Bankruptcy Court which was subsequently amended by revised filings. In addition to supporting the Plan of Reorganization, certain of the Debtors’ consenting first lien lenders agreed to support the Debtors’ restructuring process by providing the Debtors with $60 million in post-petition financing (the “DIP Facility” and the lenders under such facility, the “DIP Facility Lenders”).
On August 27, 2020, the Debtors consummated the Plan of Reorganization and emerged from Chapter 11. Upon emergence, all claims related to the DIP Facility were discharged and the DIP Facility Lenders received, in full and final satisfaction of such claims, on a dollar for dollar basis, the Senior Secured First Out Term Loan (as defined below). All claims related to the Predecessor Company’s outstanding obligations under the variable rate loans and first lien senior notes (collectively, the “Predecessor first lien obligations”) were discharged, and the holders of claims with respect to the Predecessor first lien obligations received, in full and final satisfaction of such claims, its pro rata share of the Senior Secured Second Out Term Loan (as defined below) and 3,840,000 Class A ordinary shares of the Successor. All claims related to the Predecessor’s outstanding obligations under the second lien senior notes (the “Predecessor second lien obligations”) were discharged, and the holders of claims with respect to the Predecessor second lien obligations received, in full and final satisfaction of such claims 160,000 Class B ordinary shares of the Successor and warrants to purchase common shares of the new parent company of Pointwell, Software Luxembourg Holding S.A.
Upon emergence, the Exit Credit Facility of $520 million consists of (i) the $110 million Senior Secured First Out Term Loan, and (ii) the $410 million Senior Secured Second Out Term Loan. The Exit Credit Facility bears interest at a rate equal to LIBOR plus 7.50% per annum, with a LIBOR floor of 1.00%. The Senior Secured First Out Term Loan is due in December 2024 and the Senior Secured Second Out Term Loan is due April 2025. The Exit Credit Facility contains customary provisions and reporting requirements, including prepayment penalties and a maximum leverage covenant that will be first measured January 31, 2022 and each quarter thereafter. Quarterly principal repayments of $1.3 million begin for the quarter ended April 30, 2021 and increase to $2.6 million for the quarter ended April 30, 2022 until maturity. The Senior Secured First Out Term Loan and the Senior Secured Second Out Term Loan were each refinanced by the Term Loan Facility. See “Prospectus Summary — Recent Developments.”
The Reorganization resulted in a new capital structure with significantly lower levels of debt and a corresponding decrease in interest payments. As a result of the Reorganization, our consolidated debt decreased from $3.4 billion to $0.6 billion. After emergence, we have funded operations primarily through the use of cash collected from our customers and the proceeds received from the Exit Credit Facility, supplemented from the borrowings under our accounts receivable facility. Our principal sources of liquidity include cash and cash equivalents totaling $105.0 million as of April 30, 2021.
Our cash requirements vary depending on factors such as the growth of the business, changes in working capital, and capital expenditures. We expect to operate the business and execute our strategic initiatives principally with funds generated from operations and supplemented from borrowings up to a maximum of $75.0 million under our accounts receivable facility. We anticipate that we will have sufficient internal and external sources of liquidity to fund operations and anticipated working capital and other expected cash needs for at least the next 12 months as well as for the foreseeable future with capital sources currently available.

Cash Flows
The following table summarizes our cash flows for the period presented:
	Successor	Predecessor	Successor	Predecessor	Predecessor
(In thousands)	Three Months Ended April 30, 2021	Three Months Ended April 30, 2020	Aug 28, 2020 through Jan 31, 2021	Feb 1, 2020 through Aug 27, 2020	Year Ended January 31, 2020
Net cash provided by operating activities	$39,676	$24,764	$8,180	$3,917	$(37,413)
Net cash used in investing activities	(1,880)	(3,744)	(4,452)	(6,924)	(17,400)
Net cash (used in) provided by financing activities	(4,439)	6,275	(32,463)	73,657	57,801
Effect of foreign currency exchange rates on cash and cash equivalents	(140)	(1,602	863	(2,139)	348
Net increase in cash and cash equivalents	$33,217	$25,693	$(27,872)	$68,511	$3,336
Cash Flows from Operating Activities
Cash flows from operating activities for the Predecessor periods were heavily impacted by our prior capital structure, where decreasing revenues and increasing interest costs resulted in negative cash flow trends for the periods presented. In the Successor period, positive cash flows from operations reflected our new capital structure and reduced interest costs, resulting in positive cash flow from operations.
The significant improvement in cash provided by operating activities for the three months ended April 30, 2021 compared to the corresponding period in the prior year was the result of lower one-time recapitalization and transaction related costs, which decreased from $16.4 million for the three months ended April 30, 2020 to $1.9 million in the current period. The $16.4 million of costs in the prior year was attributable to our preparation for a voluntary prepackaged Chapter 11 filing whereas the $1.9 million related to the acquisition of Software Luxembourg Holding S.A. by Churchill. Cash flow provided by operating activities was also impacted by our change in capital structure, with no interest being paid for the three months ended April 30, 2020 due to a forbearance agreement with our prior lenders while we paid approximately $11.1 million of interest for the three months ended April 30, 2021 under our new exit credit facility. The impact of higher interest payments for the three months ended April 30, 2021 was partially offset by the timing of vendor payments which were approximately $8.7 million lower for the three months ended April 30, 2021.
On a prospective basis with our new capital structure, due to the seasonality of our business, where a substantial portion of our orders are received and billed in the fourth quarter of each year, we typically generate positive cash flow in the fourth quarter and first quarter of each year whereas cash flow from operating activities in the second and third quarters of each fiscal year is typically breakeven or negative.
Cash Flows from Investing Activities
Cash flows from investing activities consist predominantly of purchases of computer hardware and other property, as well as capitalized software development costs.
Cash Flows from Financing Activities
Cash flows from financing activities consist of borrowings and repayments under our Predecessor and Successor debt facilities and our accounts receivable facility.
Contractual and Commercial Obligations
The scheduled maturities of our debt and future minimum rental commitments under non-cancelable lease agreements as of April 30, 2021 were as set forth in the table below.

	Payments due by Fiscal Year
(In thousands)	Total	2022(1)	2022-2024	2024-2026	Thereafter
First Out Term Loan	$109,725	$825	$4,400	$104,500	$—
Second Out Term Loan	408,975	3,075	16,400	389,500	—
Operating leases	21,636	3,898	7,564	3,929	$6,245
Finance lease	1,209	1,209	—	—	—
	$541,545	$9,007	$28,364	$497,929	$6,245

(1)
Excluding payments made during the three months ended April 30, 2021.

From time to time, we are a party to or may be threatened with litigation in the ordinary course of our business. We regularly analyze current information, including, as applicable, our defense and insurance coverage and, as necessary, provide accruals for probable and estimable liabilities for the eventual disposition of these matters. We are presently not a party to any material legal proceedings.
Critical Accounting Policies and Estimates
Our consolidated financial statements and the related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The preparation of these consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities as of the date of the consolidated financial statements, and the reported amounts of assets, liabilities, revenues and expenses during the reporting period. We regularly reevaluate our estimates and judgments, including those related to the following: fresh-start accounting, revenue recognition, impairment of goodwill and intangible assets; income tax assets and liabilities; and restructuring charges and accruals. We base our estimates and judgments on historical experience and various other factors we believe to be reasonable under the circumstances, the results of which form the basis for judgments about the carrying values of assets and liabilities and the amounts of revenues and expenses that are not readily apparent from other sources. To the extent that there are material differences between these estimates and actual results, our future financial statement presentation, financial condition, results of operations.
We believe the following critical accounting policies most significantly affect the portrayal of our financial condition and involve our most difficult and subjective estimates and judgments.
Fresh-Start Accounting
In connection with our emergence from the chapter 11 proceedings and in accordance with Accounting Standards Codification (“ASC”) Topic 852, Reorganizations (“ASC 852”), we qualified for and adopted fresh-start accounting as of August 28, 2020 as (i) the holders of existing voting shares of Pointwell Limited (the “Predecessor”) received less than 50% of the voting shares of Software Luxembourg Holding S.A. (the “Successor”) and (ii) the reorganization value of our assets immediately prior to confirmation of the Plan of Reorganization was less than the post-petition liabilities and allowed claims.
In accordance with ASC 852, with the application of fresh-start accounting, we allocated our reorganization value to our individual assets based on our estimated fair values in conformity with ASC 805, Business Combinations. The reorganization value represents the fair value of the Successor’s assets before considering liabilities. The excess reorganization value over the fair value of identified tangible and intangible assets is reported as goodwill.
For information regarding fresh-start accounting, refer to Note 3, Fresh-Start Accounting to our consolidated financial statements included elsewhere in this prospectus.
Reorganization Value
As set forth in the Plan of Reorganization and the Disclosure Statement, the enterprise value of the Successor was estimated to be between $1.050 billion and $1.250 billion. Based on the estimates and assumptions discussed below, we estimated the enterprise value to be $1.150 billion, which was the mid-point of the range of enterprise values as of the effective date of our emergence from Chapter 11 on August 27, 2020.
Management and its valuation advisors estimated the enterprise value of the Successor, which was approved by the Bankruptcy Court. The selected publicly traded companies analysis approach, the DCF analysis approach and the selected transactions analysis approach were all utilized in estimating enterprise value. The use of each approach provides corroboration for the other approaches.
To estimate enterprise value utilizing the selected publicly traded companies analysis method, valuation multiples derived from the operating data of publicly-traded benchmark companies to the same operating data of the Company were applied. The selected publicly traded companies analysis identified a group of comparable companies giving consideration to lines of business and markets served, size and geography. The valuation multiples were derived based on historical and projected financial measures of revenue and earnings before interest, taxes, depreciation and amortization and applied to projected operating data of the Company.
To estimate enterprise value utilizing the discounted cash flow method, an estimate of future cash flows for the period 2021 to 2023 with a terminal value was determined and discounted to present value. The expected cash flows for the period 2021 to 2023 with a terminal value were based upon certain financial projections and assumptions provided to the Bankruptcy Court. The expected cash flows for the period 2021 to 2023 were derived from earnings forecasts and assumptions regarding growth and margin projections, as applicable. A terminal value was included, calculated using the terminal multiple method, which estimates a range of values at which the Successor will be valued at the end of the Projection Period based on applying a terminal multiple to final year Adjusted EBITDA, which is defined as consolidated operating income adjusted to exclude non-cash compensation expenses included within corporate expenses, as well as Depreciation and amortization, Impairment charges and Other operating income (expense), net.
To estimate enterprise value utilizing the selected transactions analysis, valuation multiples were derived from an analysis of consideration paid and net debt assumed from publicly disclosed merger or acquisition transactions, and such multiples were applied to the cash flows of the Successor. The selected transactions analysis identified companies and assets involved in publicly disclosed merger and acquisition transactions for which the targets had operating and financial characteristics comparable in certain respects to the Successor.
For information regarding the Reorganization, refer to Note 3 and 4 of our consolidated financial statements included elsewhere in this prospectus.
Revenue Recognition
On February 1, 2019, we adopted ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”), using the modified retrospective method. We applied ASC 606 to contracts that were not completed on February 1, 2019. Results for reporting periods beginning after February 1, 2019 are presented under ASC 606, while prior period amounts are not adjusted and continue to be reported in accordance with our historic accounting under ASC 605. See Note 2(t) to our consolidated financial statements for the year ended January 31, 2020 included in the Registration Statement for discussion related to the impact of adoption.
Under the guidance of ASC 606, revenue is recognized when a customer obtains control of promised goods or services, in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. In order to achieve this core principle, we applied the following five steps:
•
Identify the contract(s) with the customer

•
Identify the performance obligations in the contract

•
Determine the transaction price

•
Allocate the transaction price to the performance obligations in the contract

•
Recognize revenue as the entity satisfies the performance obligation

We enter into contracts with customers that provide cloud-based learning solutions and talent management solutions for customers worldwide. These solutions are typically sold on a subscription basis for a fixed term. We account for a contract when (i) it has approval and commitment from both parties, (ii) the rights of the parties have been identified, (iii) payment terms have been identified, (iv) the contract has commercial substance and (v) collectability of substantially all of the consideration to which we will be entitled in exchange for the transfer of goods or services is probable. Approximately one third of our revenue recognized each year is related to contracts that have an original duration of one year or less.
Our SaaS subscription arrangements for learning and talent management solutions generally do not provide customers with the right to take possession of the software supporting the platform or, in the case of learning solutions, to download course content without continuing to incur fees for hosting services and, as a result, are accounted for as service arrangements. Access to the platform and course content represents a series of distinct services as we continually provide access to, and fulfill our obligation to, the end customer over the subscription term. The series of distinct services represents a single performance obligation that is satisfied over time. Accordingly, the fixed consideration related to subscription revenue is generally recognized on a straight-line basis over the contract term, beginning on the date that the service is made available to the customer. Our subscription contracts typically vary from one year to three years. Our arrangements are generally non-cancellable and non-refundable.
We also provide professional services related to our talent management solutions which are typically considered distinct performance obligations and are recognized over time as services are performed. We also occasionally sell talent management solutions by providing perpetual and term-based licenses for on-premise versions of the software. Such arrangements are treated as transfers of intellectual property and the amount of consideration attributable to the delivered licenses are recognized at the point of delivery and the remaining amounts allocated for post contract support are recognized over time.
While the vast majority of our revenue relates to SaaS subscription services where the entire arrangement fee is recognized on a ratable basis over the contractual term, we sometimes enter into contractual arrangements that have multiple distinct performance obligations, one or more of which have different periods over which the services or products are delivered. These arrangements may include a combination of subscriptions, products, support and professional services. We allocate the transaction price of the arrangement based on the relative estimated standalone selling price (“SSP”) of each distinct performance obligation.
Our process for determining SSP for each performance obligation, where necessary, involves significant management judgment. In determining SSP, we maximize observable inputs and consider a number of data points, including:
•
the pricing of standalone sales;

•
the pricing established by management when setting prices for deliverables that are intended to be sold on a standalone basis;

•
contractually stated prices for deliverables that are intended to be sold on a standalone basis; and

•
other pricing factors, such as the geographical region in which the products are sold and expected discounts based on the customer size and type.

Determining SSP for performance obligations which we rarely or never sell separately also requires significant judgment. In estimating the SSP, we consider the likely price that would have resulted from established pricing practices had the deliverable been offered separately and the prices a customer would likely be willing to pay.
We also sell cloud-based learning solutions through resellers, where payments are typically based on the solutions sold through to end users. Reseller arrangements of this nature sometimes require us to estimate end user activity for a brief period of the contract term, however, amounts estimated and actual amounts subsequently billed have not been material to date.
We only include estimated amounts in the transaction price to the extent it is probable that a significant reversal of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is resolved. We reduce transaction prices for estimated returns and other allowances that represent variable consideration under ASC 606, which we estimate based on historical return experience and other relevant factors and record a corresponding refund liability as a component of accrued expenses and other current liabilities. Based on the nature of our business and product offerings, contingent revenue and other variable consideration are infrequent.
While not a common practice for us, in the event we grant the customer the option to acquire additional products or services in an arrangement, we consider if the option provides a material right to the customer that it would not receive without entering into the contract (e.g., an incremental discount compared to the range of discounts typically given for similar products or services). If a material right is deemed to exist, we account for the option as a distinct performance obligation and recognize revenue when those future products or services are transferred or when the option expires.
Reimbursements received from customers for out-of-pocket expenses are recorded as revenues, with related costs recorded as cost of revenues. We present revenues net of any taxes collected from customers and remitted to government authorities.
We apply the practical expedient for contracts with significant financing components that are under one year, whereby we do not evaluate contracts under one year to determine if they have a significant financing component.
We apply the practical expedient for the deferral of sales commissions and other contract acquisition costs, which are expensed as incurred, because the amortization period would be one year or less. For deferred contract costs with an expected amortization period of over one year, we recognize such payments over (i) the expected customer relationship period in the case of new customers, which is typically 3 to 5 years for initial commissions, and (ii) the contractual term for existing customers for commissions paid on renewals.
As our contractual agreements predominately call for advanced billing, contract assets are rarely generated.
For transaction prices allocated to remaining performance obligations, we apply practical expedients and do not disclose quantitative or qualitative information for remaining performance obligations (i) that have original expected durations of one year or less and (ii) where we recognize revenue equal to what we have the right to invoice and that amount corresponds directly with the value to the customer of its performance to date. All remaining performance obligations as of January 31, 2020 qualified for the practical expedient.
Deferred Revenue
We record as deferred revenue amounts that have been billed in advance for products or services to be provided. Deferred revenue includes the unrecognized portion of revenue associated with license fees for which we have received payment or for which amounts have been billed and are due for payment. Under ASC 605, deferred revenue was not recognized on the balance sheet for outstanding receivables where collection was not probable, fees were not fixed or determinable, or when the customer had termination for convenience rights.
Contract Acquisition Costs
In connection with the adoption of ASC 606, we implemented new procedures for capitalizing the incremental costs of obtaining customer contracts for the year ended January 31, 2020.
We capitalize sales commissions, and associated fringe costs, such as payroll taxes, paid to direct sales personnel and other incremental costs of obtaining contracts with customers, provided we expect to recover those costs. We determine whether costs should be deferred based on sales compensation plans, if the commissions are in fact incremental and would not have occurred absent the customer contract.
The Company applies the practical expedient for the deferral of sales commissions and other contract acquisition costs, which are expensed as incurred, because the amortization period would be one year or less.

Sales commissions for renewal of a subscription contract are not considered commensurate with the commissions paid for the acquisition of the initial subscription contract given the substantive difference in commission rates between new and renewal contracts. Commissions paid upon the initial acquisition of a contract are amortized over an estimated period of benefit of 3 to 5 years while commissions paid related to renewal contracts are amortized over an estimated average contract term of approximately 12 months. Amortization is recognized on a straight-line basis upon commencement of the transfer of control of the services, commensurate with the pattern of revenue recognition.
The period of benefit for commissions paid for the acquisition of initial subscription contracts is determined by taking into consideration the initial estimated customer life and the technological life of our platform and related significant features. We determine the period of benefit for renewal subscription contracts by considering the average contractual term for renewal contracts. Amortization of deferred contract acquisition costs is included within sales and marketing expense in the consolidated statements of operations.
Concentrations of Credit Risk and Off-Balance-Sheet Risk
For the fiscal years ended January 31, 2020, 2019 and 2018, no customer individually comprised greater than 10% of revenue or accounts receivable.
We perform continuing credit evaluations of its customers’ financial condition and generally does not require collateral. We maintain a reserve for doubtful accounts and sales credits that is our best estimate of potentially uncollectible trade receivables. Provisions are made based upon a specific review of all significant outstanding invoices that are considered potentially uncollectible in whole or in part. For those invoices not specifically reviewed or considered uncollectible, provisions are provided at different rates, based upon the age of the receivable, historical experience, and other currently available evidence. The reserve estimates are adjusted as additional information becomes known or payments are made.
We have no significant off-balance-sheet arrangements nor concentration of credit risks such as foreign exchange contracts, option contracts or other foreign hedging arrangements.
Capitalized Software Development Costs
We capitalize certain internal-use software development costs related to our SaaS platform incurred during the application development stage. Costs related to preliminary project activities and to post- implementation activities are expensed as incurred. We also capitalize costs related to specific upgrades and enhancements when it is probable that the expenditures will result in additional functionality. Internal-use software is amortized on a straight-line basis over its estimated useful life, which is generally five years. Management evaluates the useful lives of these assets on an annual basis and tests for impairment whenever events or changes in circumstances occur that could impact the recoverability of the assets. Capitalized costs are recorded as intangible assets in the accompanying balance sheets.
Income Taxes
We provide for deferred income taxes resulting from temporary differences between the basis of assets and liabilities for financial reporting purposes as compared to tax purposes, using rates expected to be in effect when such differences reverse. We record valuation allowances to reduce deferred tax assets to the amount that is more likely than not to be realized.
We follow the authoritative guidance on accounting for and disclosure of uncertainty in tax positions which requires us to determine whether a tax position of the Company is more likely than not to be sustained upon examination, including resolution of any related appeals of litigation processes, based on the technical merits of the position. For tax positions meeting the more likely than not threshold, the tax amount recognized in the financial statements is reduced to the largest benefit that has a greater than fifty percent likelihood of being realized upon the ultimate settlement with the relevant taxing authority.
Interest and penalties related to uncertain tax positions is included in the provision for income taxes in the consolidated statement of operations.

Intangible Assets and Goodwill
Intangible assets arising from fresh-start accounting and business combinations are generally recorded based upon estimates of the future performance and cash flows from the acquired business. We use an income approach to determine the estimated fair value of certain identifiable intangible assets including customer relationships and trade names and use a cost approach for other identifiable intangible assets, including developed software/courseware. The income approach determines fair value by estimating the after-tax cash flows attributable to an identified asset over its useful life (Level 3 inputs) and then discounting these after-tax cash flows back to a present value. The cost approach determines fair value by estimating the cost to replace or reproduce an asset at current prices and is reduced for functional and economic obsolescence.
Developed technology represents patented and unpatented technology and know-how. Customer contracts and relationships represents established relationships with customers, which provide a ready channel for the sale of additional content and services. Trademarks and tradenames represent acquired product names and marks that we intend to continue to utilize.
We review intangible assets subject to amortization at least annually to determine if any adverse conditions exist or a change in circumstances has occurred that would indicate impairment or a change in remaining useful life. Conditions that would indicate impairment and trigger a more frequent impairment assessment include, but are not limited to, a significant adverse change in legal factors or business climate that could affect the value of an asset, or an adverse action or assessment by a regulator.
We review indefinite-lived intangible assets, including goodwill and certain trademarks, during the fourth quarter of each year for impairment, or more frequently if certain indicators are present or changes in circumstances suggest that impairment may exist and reassesses their classification as indefinite-lived assets.
Goodwill represents the excess of the purchase price in a business combination over the fair value of net tangible and intangible assets acquired. Goodwill in fresh-start accounting results when the reorganization value of the emerging entity exceeds what can be attributed to specific tangible or identified intangible assets. We test goodwill for impairment during the fourth quarter every year in accordance with ASC 350, Intangibles — Goodwill (“ASC 350”). In connection with the impairment evaluation, the Company may first consider qualitative factors to determine whether the existence of events or circumstances indicates that it is more likely than not (i.e., a likelihood of more than 50%) that the fair value of a reporting unit is less than its carrying amount. Performing a quantitative goodwill impairment test is not necessary if an entity determines based on this assessment that it is not more likely than not that the fair value of a reporting unit is less than its carrying amount. If the Company fails or elects to bypass the qualitative assessment, the goodwill impairment test must be performed. This test requires a comparison of the carrying value of the reporting unit to its estimated fair value. If the carrying value of a reporting unit’s goodwill exceeds its implied fair value, an impairment loss equal to the difference is recorded, not to exceed the amount of goodwill allocated to the reporting unit. In determining reporting units, the Company first identifies its operating segments, and then assesses whether any components of these segments constitute a business for which discrete financial information is available and where segment management regularly reviews the operating results of that component.
Goodwill and Indefinite-Lived Asset Impairment for the Successor three months ended April 30, 2021
We review intangible assets subject to amortization for impairment if any adverse conditions exist or a change in circumstances has occurred that would indicate impairment or a change in remaining useful life. The Company reviews indefinite lived intangible assets, including goodwill, on the annual impairment test date or more frequently if there are indicators of impairment. No impairment indicators were present during the three months ended April 30, 2021.
Goodwill and Indefinite-Lived Asset Impairment for the Predecessor three months ended April 30, 2020
During the Predecessor period ending August 27, 2020, the emergence of COVID-19 as a global pandemic had an adverse impact on our business. While the online learnings tools we offer have many advantages over traditional in person learning in the current environment, some of our customers in heavily impacted industries have sought to temporarily reduce spending, resulting in reductions in contract sizes and in some cases cancellations when such contracts have come up for renewal. In addition, identifying and pursing opportunities for new customers became much more challenging in this environment. As a result of the expected impact of the COVID-19 pandemic, management decreased its estimates of future cash flows. In addition to the uncertainty introduced by the COVID-19 pandemic, our over leveraged capital structure continued to create headwinds. In April 2020, we received temporary forbearance from our lenders due to a default on amounts owed under the Senior Credit Facility as a long-term consensual solution was being negotiated with lenders. The uncertainty around our capital structure and future ownership continued to hurt our business, as new and existing customers displayed apprehension about the ultimate resolution of our capital structure and its impact on operations, causing delays and sometimes losses in business. The uncertainty surrounding our capital structure combined with the potential impact that the COVID-19 pandemic would have on our company and the global economy, resulted in a significant decline in the fair value of our reporting units during the three months ended April 30, 2020.
As part of our evaluation of impairment indicators based on the circumstances described above as of April 30, 2020, we determined our SumTotal long-lived asset group failed the undiscounted cash flow recoverability test. Accordingly, we estimated the fair value of our individual long-lived assets to determine if any impairment charges were present. Our estimation of the fair value of definite lived intangible assets included the use of discounted cash flow analyses which reflected estimates of future revenue, customer attrition rates, royalty rates, cash flows, and discount rates. Based on these analyses, we concluded the fair values of certain SumTotal intangible assets were lower than their current carrying values and, accordingly, impairment charges of $62.3 million were recognized for the Predecessor period ended April 30, 2020.
In light of the circumstances above, we also concluded that a triggering event had occurred with respect to the Company’s indefinite-lived Skillsoft trade name as of April 30, 2020. Accordingly, we estimated the fair value of the Skillsoft trade name using a DCF analysis which reflected estimates of future revenue, royalty rates, cash flows, and discount rates. Based on this analysis, we concluded the carrying value of the Skillsoft trade name exceeded its fair value, resulting in an impairment charge of $107.9 million for the three months ended April 30, 2020.
In accordance with ASC 350, we determined triggering events had occurred and performed a goodwill impairment test as of April 30, 2020 that compared the estimated fair value of each reporting unit to their respective carrying values. We considered the results of a DCF analysis which were materially consistent with an EBITDA multiple approach. The results of the impairment tests performed indicated that the carrying values of the Skillsoft and SumTotal reporting units exceeded their estimated fair values determined by the Company. Based on the results of the goodwill impairment testing procedures, the Company recorded a $107.9 million goodwill impairment for the Skillsoft reporting unit and a $70.0 million goodwill impairment for the SumTotal reporting unit.
In total, as described in detail above, we recorded $332.4 million of impairment charges for the three months ended April 30, 2020, consisting of (i) $62.3 million of impairments of SumTotal definite-lived intangible assets, (ii) an $92.2 million impairment of the Skillsoft trade name, (iii) a $107.9 million goodwill impairment for the Skillsoft reporting unit and (iv) a $70.0 million goodwill impairment for the SumTotal reporting unit.
The determination of fair value that is used as a basis for calculating the amount of impairment of each reporting unit is a significant estimate. A 10% change in our estimate of fair value of reporting units, which could occur due to different judgments around (i) estimates of future cash flows, (ii) discount rates, (iii) estimated control premiums, (iv) use of different EBITDA multiples (v) the weighting of valuation approaches or (vi) other assumptions, or a combination of these judgments, would result in an increase or decrease in our goodwill impairment by approximately $115 million. Because goodwill impairment is measured after reducing the carrying value of reporting units for impairment of definite-lived and indefinite-lived assets, any increase or decrease in the estimate of fair value used to calculated impairments of definite-lived and indefinite-lived assets would result in an offsetting adjustment to the goodwill impairment by a similar amount.
Recent Accounting Pronouncements
Our recently adopted and to be adopted accounting pronouncements are set forth in Note 2 of our financial statements for the three months ended January 31, 2021 and 2020 included in an exhibit to this prospectus.

Other Information
Following consummation of the Transactions, we elected to change our fiscal year end to January 31st. If Global Knowledge had reported its results for the three months ended April 30, 2021 instead of April 2, 2021, Global Knowledge’s financial results would have improved as compared to the financial information included in this prospectus as a result of a trend of improving performance with many markets now rolling back COVID-19 restrictions and employers starting to bring teams back into traditional office settings. For example, Global Knowledge reported a net loss of $11,051 for the fiscal quarter ended on April 2, 2021. While not reviewed or audited by our registered independent public accountant, and only for illustrative purposes, we note that had Global Knowledge’s fiscal quarter ended on April 30, 2021, we expect that Global Knowledge would have reported a net loss of $12,493 for the fiscal quarter ended on April 30, 2021. Adjusted EBITDA for Global Knowledge for the fiscal quarter ended on April 2, 2021 was $3,802 whereas we expect Global Knowledge would have reported Adjusted EBITDA of $6,028 for the fiscal quarter if it had ended on April 30, 2021. The following is a reconciliation of net loss as if it had been reported for each of the three-month period ended on April 2, 2021 and the fiscal quarter ended on April 30, 2021 to Adjusted EBITDA. Please note that what seems like GAAP amounts below for the fiscal quarter ended on April 30, 2021 are not GAAP in that they are illustrative only given that our quarter ended on April 2, 2021 and not on April 30, 2021.
(In thousands)	For the Three Months Ended April 2, 2021	For the Three Months Ended April 30, 2021
Net Loss	$(11,051)	$(12,493)
EBITDA Computation
Interest expense, net	8,670	10,070
Provision for income taxes	425	840
Depreciation and amortization	2,740	5,022
EBITDA	784	3,439
Adjusted EBITDA Computation
Plus: Non-recurring retention and consulting costs	31	1,515
Plus: Recapitalization and transaction-related costs	1,901	1,393
Plus: Restructuring and contract terminations	809	1,103
Plus: Integration and migration related	343	—
Plus: Foreign currency and other non-cash expense	(66)	(255)
Plus: Other add backs	—	(1,168)
Adjusted EBITDA	3,802	6,028

BUSINESS
Our Business
For more than 20 years, Skillsoft has been the leading global provider of digital learning and talent solutions, providing best-in-class content, products and services to a large, global customer base made up of blue-chip companies. We deliver solutions that help many of the world’s leading organizations develop and retain their employees and sell our broad portfolio of proprietary content to customers through our leading sales force. We are deeply embedded with our customers, and constantly evolving to address their needs and current market trends.
We partner with thousands of leading global organizations, including approximately 65% of Fortune 500. Our currently marketed solutions include: (i) Skillsoft legacy learning content (Skillport), (ii) the Percipio intelligent learning experience platform, (iii) SumTotal, a SaaS-based HCM solution, with a leading Talent Development platform, and (iv) Global Knowledge, a global provider of training solutions covering information technology and business skills for corporations and their employees. SumTotal is reported as an individual segment in the financial statements. Percipio, Skillport, and Dual Deployment (as discussed below) are included in the Content Business segment. Global Knowledge was acquired on June 11, 2021. We expect that Global Knowledge will be treated as an individual segment in the financial statements of Skillsoft on a going forwards basis. See Global Knowledge’s consolidated financial statements, and the notes and schedules related thereto, for further financial information with respect to Global Knowledge.
The enterprise learning market and professional digital learning market are rapidly growing with significant tailwinds given employers’ focus on upskilling and the shift from in-person training to digital training accelerated by the COVID-19 pandemic. Organizations invest in learning and talent solutions to build a more motivated, skilled, and resilient workforce. We help them accomplish this by delivering a complete learning solution, supported by a proven, dynamic, deep, and proprietary content portfolio. Our portfolio includes offerings in the Leadership and Business, Technology and Developer, and Compliance customer market segments. We provide our solutions through engaging learning platforms, including through our wholly-owned subsidiary, Global Knowledge, and our award-winning, state of the art learning experience platform, Percipio.
As noted in the section entitled “About this Prospectus”, on June 11, 2021, the Global Knowledge Merger was completed, and pursuant to which, Global Knowledge became a wholly owned subsidiary of Skillsoft. Global Knowledge is a global provider of training solutions covering information technology and business skills for corporations and their employees, and offers a wide breadth of training topics and delivery modalities (classroom, virtual, on-demand) both on a subscription and transactional basis. Through Global Knowledge, we currently offer more than 2,500 courses annually across a range of subject areas, including over 750 on-demand courses and over 2,000 instructor-led virtual courses. Global Knowledge’s product offering includes flexible instructional methods available through subscriptions or as individually configured training modalities. We believe this wide breadth of training topics and delivery modalities is a key driver for existing customer retention and new business growth within Global Knowledge given customer demand for a fulsome multi-modality offering.
Our Percipio platform enables customers to customize learning experiences and curate our off-the-shelf learning assets with their own proprietary training content and third-party content. These capabilities allow employers to deliver highly tailored solutions for employees across various organizational functions. Customers trust us to address their evolving needs, and we believe the continued outsourcing of solutions will be an area of growth for us as many customers currently produce some of their content in-house. Further, Percipio provides administrators with intuitive dashboards and reporting, giving employers the ability to visually monitor progress, link learning to business objectives, and quantify program value and success. As of January 31, 2021, approximately 63% of our customers either have agreements for Percipio only access or for Dual Deployment access, representing approximately 75% of ARR. We anticipate completing the migration to Percipio by 2023 for all customers.
Our proprietary content library is supplemented by materials we license from third-party sources, which may consist of publications, subject matter expertise, technical knowledge, research, creative works, strategies and the use of tradenames. We have over 100 active license agreements for materials that are utilized in our product offerings, whereby license holders are paid royalties based on underlying revenue or usage. The majority of content consumed by our customers is proprietary. We do not have any significant concentrations or dependencies with respect to any individual content providers or types of providers, with a large population of potential partners in the market that we have the ability to access as needed.
The learner is central to our mission, and we help individual learners stay engaged, active, and motivated as they increase their skillset and advance their careers. We provide learners with an intuitive experience designed to engage the learner and facilitate learning outcomes. Our content portfolio can be accessed anywhere, at any time, and across a variety of formats, providing the learner with flexibility and choice. Additionally, we are a leader in credentialing, offering digital badges to validate learners’ skills and recognize their accomplishments.
Our Strategy
Our Recent Transformation
Our recent recapitalization provides a capital structure that will support our growth
We recently completed a recapitalization, eliminating approximately $1.5 billion of debt from our balance sheet. The restructuring materially reduced our annual debt service obligation by approximately $100 million, freeing up capital to fund critical growth initiatives such as Percipio migrations and sales structure optimization, both discussed below. Going forward, the current capital structure will allow our company to more effectively accelerate key growth initiatives and better serve our customers.
We have validated Percipio’s impact on customer performance
Launched in June 2017, Percipio is a cloud-based content delivery and learning platform, designed to provide an intuitive, learner-led experience. Percipio was created to replace our legacy platform, Skillport. We believe Percipio’s AI-driven personalization and content recommendations for each learner enhance their connection with the content and improve their level of engagement. Customers using Percipio have exhibited higher retention rates compared to customers using Skillport. We have made significant progress migrating customers to the new platform, with approximately 63% of customers contracted for Percipio or Dual Deployment. Through this transformation, we have substantiated the platform’s positive impact on learner engagement and customer retention. Accordingly, Percipio is a core pillar supporting the long-term growth trajectory of our business.
We have refreshed our brand in the marketplace with a greater focus on the learner experience
In 2020, we transformed how we present Skillsoft to the marketplace. We have shifted to a customer- centric model, complemented by the rollout of a new visual identity that offers a fresh personality, signals our future-looking customer focus, and sets us apart from the competition. We have supported these efforts with increased investments in demand generation and brand awareness to drive net-new growth and strengthen existing customer relationships. In addition to refreshing our brand image to customers externally, we have revamped our marketing strategy through the use of customer data and insights. With this data-driven approach, we can improve and tailor the end-user experiences across our products, deepening learner engagement and improving customer outcomes.
We continue to align our go-to-market strategy with our customers’ key decision makers and influencers
Historically, for many organizations, the buyer for corporate learning solutions was the Chief Learning Officer, who focused on providing a broad, one-size-fits-all content suite for the entire employee population. We have observed a gradual shift across many organizations, with certain buying decisions transitioning from centralized development and learning executives to division level leaders, who prioritize specialized content packages that focus on specific competencies and return on investment for each employee.
In response to this shift, we have implemented several tactical initiatives to align our go-to-market strategy with evolving customer decision-making processes. First, we have simplified our offering and aligned content packages to focus on three specific customer market segments (Leadership and Business,

Technology and Developer, and Compliance). To support this transition, we have reduced the number of packages from 200+ to approximately 12, which have been tailored to the market segments we serve. In addition, we are optimizing our sales structure to improve retention and grow new business. Previously, our sales team was comprised of multi-functional account executives, tasked with managing existing accounts and pursuing new customers. Our new sales model will organize sales representatives into (i) acquisition roles focused on new business, (ii) core retention roles, focused on renewing and expanding services to our existing customer base, and (iii) specialized sales representatives, allowing us to access and sell into multiple buying centers at our customers and prospects.
We have aligned SumTotal’s value proposition and sales efforts to focus on large, complex enterprises and companies with mission critical compliance training needs
An increased focus on select customer end markets has positioned the SumTotal platform for renewed growth. Our revitalized go-to-market strategy focuses on blue-chip enterprise clients with complex training needs — serving them with powerful reporting capabilities, interoperability with multiple content sources, and integration with other HCM provider systems. This approach is expected to support complex enterprises with heightened levels of customer service, driving stronger retention across large spend customers.
We have expanded our product offering and expect to achieve significant cost and revenue synergies through the acquisition of Global Knowledge
Global Knowledge is a global provider of training solutions covering information technology and business skills for corporations and their employees and with operations throughout the United States, Canada, Europe, the Middle East and Africa. Not only will Global Knowledge help us expand our global reach, but we believe the acquisition of Global Knowledge strengthens our Tech & Dev offerings and will create better multi-modal learning experiences and will generate significant cost and revenue synergies.
Through Global Knowledge we are able to further assist customers throughout their lifelong technology learning journey by offering relevant and up-to-date skills training through instructor-led (in-person “classroom” or online “virtual”) and self-paced (“on-demand”), vendor certified, and other proprietary offerings. Global Knowledge’s vendors include the world’s largest technology providers who partner with Global Knowledge to help develop the skills that drive consumption of their products in their customer accounts. In addition, certification authorities from around the globe trust Global Knowledge to equip organizations around the world with skills. In instances such as these, Global Knowledge’s partners’ growth and the adoption of their products are materially supported by having a skilled installed base of employees. Global Knowledge also offers a wide breadth of training topics and delivery modalities (classroom, virtual, on-demand) both on a subscription and transactional basis, driving customer retention and growth. We believe that Global Knowledge’s wide breadth of training topics and delivery modalities will assist us in expanding our product offering and will act as a key a key driver for existing customer retention and new business growth given customer demand for a fulsome multi-modality offering.
Our Short-Term Execution
In the short-term, we have also taken important steps to reposition Skillsoft as the leader in corporate digital learning and create value for shareowners.
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Combination with Global Knowledge. Global Knowledge is a leader in instructor-led IT training. We believe this acquisition strengthens our Tech & Dev offerings and will create better multi-modal learning experiences and generate significant cost and revenue synergies. Further, as a result of our combination with Global Knowledge, Skillsoft will now have access to authorized content from and training partnerships with some of the world’s most iconic technology brands, including Amazon Web Services, Cisco, Google, IBM, ITIL, Microsoft, Red Hat and VMware, among others.

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Investment from Prosus. Prosus invested $500 million in connection with the Transactions. Prosus is a global internet group and one of the largest technology and EdTech investors in the world. Through this investment, we have gained both capital and expertise to support our planned growth and we strongly believe our partnership with Prosus will yield beneficial progress in the development of our business.

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Recruitment of new, leading management team. In connection the consummation of the Transactions, we have recruited a new management team, led by CEO Jeff Tarr. Our new management team is guiding Skillsoft through its next phase of growth. Mr. Tarr is an experienced public company CEO with a track record of transforming tech-enabled content companies into industry leaders and creating value for shareowners. In addition to Mr. Tarr, we are led by a world-class executive team with deep expertise in software, business development, and finance. See the section entitled “Management” for further information.

The new Skillsoft management team will continue to build on Skillsoft’s recent progress with a transformation strategy designed to grow revenue, improve operational efficiency, and increase cash flow. Below are key elements of our strategy moving forwards.
Product Development and Deployment
We believe an important near-term lever for delivering revenue growth is the completion of the migration of our customers from Skillport to Percipio. We will seek to accelerate that migration and deliver sustainable growth through further improvements to our offerings.
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Accelerate the migration to Percipio by completing integrations with applicable HCM partners;

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Integrate and further expand Tech & Dev offerings;

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Create multi-modal learning journeys with on-demand, virtual and classroom offerings;

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Continue to enhance our platform and tools, leveraging AI and other technologies; and

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Invest in new content organically and through partnerships and acquisitions.

Sales and Marketing
We have also begun an important sales force and go-to-market transformation. We will build on that transformation by strengthening our customer acquisition and cross-selling capabilities.
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Complete sales transformation with the staffing of customer acquisition teams;

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Create integrated Tech & Dev sales team to cross-sell both companies’ offerings;

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Increase marketing and product qualified lead generation; and

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Leverage digital selling tools and e-commerce to engage learners directly.

Business Optimization
We will seek to reduce cost and enhance quality through a number of important initiatives intended to both support revenue growth and improve margins.
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Realize near term cost synergies and long term annual cost savings;

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Integrate Tech & Dev product offerings and migrate digital delivery to Percipio;

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Leverage best cost locations; and

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Standardize, upgrade and integrate back office systems and processes to realize efficiencies and integrate future acquisitions.

Mergers and Acquisitions
We intend to grow our business through acquisitions that enhance our content offerings, add capability to our Percipio platform, and enable us to deliver more value to customers and expand into new vertical markets and geographies. Importantly, we believe our platform and our large sales force and customer base position us to effectively integrate acquisitions in a highly accretive fashion.
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Expand corporate development team and increase opportunity sourcing;

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Create the capability to rapidly acquire and integrate acquisitions; and

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Consider larger, transformational opportunities in-line with capital policy.

Talent & Culture
Central to our strategy is a high performing and inclusive organization and an environment where all team members are able to do their best work.
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Create high-performance leadership team, drawing on top talent from both companies and filling gaps from the outside;

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Transform culture, built upon an inspiring purpose, vision and values;

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Attract and retain top talent at all levels using equity compensation where appropriate; and

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Leverage expertise of a new world class Board of Directors with significant independent representation.

Integration of Global Knowledge and continuation of Global Knowledge’s transition from a course-by-course model to a subscription model
We will continue the integration of Global Knowledge and its content and product offerings into our portfolio of products in order to strengthen our Tech & Dev offerings and to create better multi-modal learning experiences. We also believe the continued integration with Global Knowledge will generate significant cost and revenue synergies.
Global Knowledge recently launched two enhanced, virtual and on-demand subscription platforms to supplement its existing digital offerings. Develop (develop.com) a web-based offering launched in April 2020, targets entry-level IT professionals and the broader business skills market, delivering on demand non-authorized content. Secondly, GK Polaris which launched in May 2020 in North America, targets a broad spectrum of customers (entry-level through expert) through virtual and on-demand courses with both authorized and non-authorized content. GK Polaris launched in European, Middle East and African (“EMEA”) offices in the second half of 2020. GK Polaris solidifies Global Knowledge’s transition from a transactional model to a recurring revenue model and has dramatically increased its subscription revenues as a percentage of combined sales for Global Knowledge since its inception. In connection with this, we will continue Global Knowledge’s transition from a course-by-course model to a subscription model. For the six months ended April 2, 2021, global subscription order intake made up 7.3% of total order intake for Global Knowledge, as compared to 2.8% in the same period in the prior year.
Our Industry
The corporate learning and human capital management are large, growing and fragmented
The global corporate learning market is large and growing. We estimate the market size of the global professional learning industry to be approximately $300 billion. We estimate that the total addressable market for global professional digital learning — the segment served by Skillsoft — is approximately $28 billion, with many favorable characteristics:
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The global professional digital learning market is anticipated to grow at approximately a 10% compound annual growth rate (“CAGR”) from 2020 through 2025, similar to recent years;

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While the market is competitive, it remains highly fragmented and lacks a single dominant player serving all customer market segments;

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We hold a strong competitive position in the market, reinforced through the acquisition of Global Knowledge. The majority of our competitors are smaller content providers, which lack our revenue, depth of content and the platform capabilities offered by the Percipio platform. This dynamic offers both a favorable competitive environment and an opportunity for expansion via inorganic growth; and

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Through our traditional offering and through the acquisition of Global Knowledge, we have a history of longevity, establishing long-term relationships with Fortune 500 and other customers.

HCM applications and services, an approximately $17.6 billion global market, help organizations manage and maintain their workforce via efficient management, performance management, compensation management and succession planning. Learning Management Systems (“LMS”), SumTotal’s core market, is a critical component of the HCM space, representing approximately 17% of the overall size, based on our estimates. Both the HCM and LMS markets exhibit favorable characteristics:
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The global HCM market is expected to grow at an approximately 7% CAGR in the near future due to the increased demand in automated recruiting processes and centralized administration of digital human resources activities.

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We expect the corporate LMS market to grow at approximately a 5% CAGR in the near future, consistent with recent years. As digital learning continues to play a larger role in corporate talent development initiatives, LMS are consistently tasked with providing more robust analytics and managing workflow and content delivery needs, particularly in large global enterprises.

Corporate learning is increasingly important to rapidly innovating industries
Industries around the world are increasingly transitioning towards new business models oriented around big data, cloud, cybersecurity, mobility, and digital commerce, creating demand for new job roles and associated certifications. This rapid innovation requires Professionals to enhance their skill set to remain current on technologies. These shifts have increased the value of corporate training and staff development for multinational corporations in a highly competitive marketplace, further amplified by the COVID-19 pandemic. In connection with this, businesses are also facing increased expectations that ongoing training and skills development programs will be available, as a fundamental employee benefit.
The corporate training market shift, from in-person training to digital learning, is accelerating
While there is a role for in-person training, we have been observing a long-term market shift from in-person training to digital learning platforms. Employers are increasingly spending corporate training budgets on digital learning, which can provide a more cost-effective, flexible, and comprehensive solution as compared to legacy in-person training formats. We have also observed factors that may contribute to the acceleration of digital learning adoption, including the COVID-19 pandemic, which has resulted in restrictions on travel and in-person meetings around the world and increased the usage of and reliance on digital alternatives. More significantly, technological advancements over the past decade, including mobile technology, video on demand, micro-learning and artificial intelligence, have significantly increased digital adoption, learner engagement, and efficacy of digital learning.
Modern learners expect a more consumerized learning experience
While learners in the past have generally focused on content quality, expectations related to content delivery and the learning environment are increasing. Today’s learners are often looking for a more personalized learning journey, with an ability to choose where, when, and how to learn. This has led to the rise of cloud-based, multi-modal offerings such as ebooks, audiobooks, videos, and courses, which can be consumed on smart devices. Furthermore, employees view training platforms not only as a means of honing existing skills needed today, but also as opportunities to learn new skills needed for tomorrow.
Professionals believe that additional training is critical to remain competent and prepare for the jobs of tomorrow
The increasingly technical nature of today’s job requirements and rapid pace of digital transformation are contributing to a growing need for continuous training. In October 2019, Skillsoft conducted a study at the Digital Transformation Expo Europe event, in which 85% of survey respondents said their role has already been impacted by digital transformation, yet 79% would have liked more learning, development, or training opportunities in the last 18 months to ensure they were appropriately skilled for their evolving roles. In addition, 81% of respondents said they will need to learn a new skill in the next 18 months to remain confident and competent in their current role.
Employers’ needs are evolving
Due to the rapidly evolving business environment, organizations increasingly recognize the need to continually improve the skills of their employees to remain current and competitive and improve retention rates. In addition to increasing spend on overall training, employers are searching for ways to implement custom content or curate, promote, and assign third-party content in order to address the training and development needs of their employees. In addition, employers are seeking to prepare their employees for the roles and competencies of tomorrow. Leaders, learners, and organizations are focused on developing “power skills” that cross disciplines, such as agility, adaptability, and resilience. Power skills allow organizations to build a future-ready workforce with a solid foundation of evergreen competencies, helping employees learn and process specific skills more quickly as they evolve.
Our Strengths
We offer an advanced, award-winning, and highly engaging intelligent learning experience platform, Percipio
As previously discussed, Percipio provides AI-driven personalization and content recommendations for each learner to enhance their connection with the content and improve their level of engagement. In addition, Percipio’s data tracking capabilities support the platform’s ability to inform best practices for our customers and deliver insights for product enhancement. We believe our findings have validated that user engagement drives customer retention. Select platform capabilities include:
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Open Platform: We can host clients’ bespoke content. In these instances, business administrators upload content and curate that content into channels that are unique for their business. Learners then access content via search, assignments, and recommendations within the platform. In addition, Percipio has the functionality to consolidate and deliver content from other platforms, and we partner with numerous content developers to enhance our course offerings.

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Custom Channels and Journeys: Percipio combines content from various sources into learning journeys. We offer more than 700 skill-based learning paths on a wide range of topics. Additionally, for learners focused on career aspirations, we offer more than 20 Aspire Journeys, offerings that deliver curated learning paths for specific competencies. Based on a November 2019 study on Percipio usage analysis, learners who consume an Aspire Journey return at 2x the rate of other learners and provide positive feedback at up to 50% higher rates.

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Administrator-Promoted Content and Flexible Assignments: Employers can facilitate the assignment of online training with one-time-only or recurring options. Assignments can be set to recur by last completion date or due date, with intervals determined by the administrator.

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Powerful Tracking and In-Depth Reporting: Employers can utilize comprehensive filtering, data export options, and individual and group reporting to view status and training progress. Administrators can also create and save customized reports and configure automatic emails, with training results sent to line managers or supervisors to help drive training completions.

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Training Groups: Employers can assign training to individual users or defined user groups. Administrators can create user groups, or “audiences”, based on demographics such as job role, corporate division, or geographic location.

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Records Management: Employers can track users’ access to and completion of assigned courses, while maintaining a complete training history for each user. Users and administrators can access a comprehensive view of an individual’s training history, including recurring assignments.

The platform’s broad capabilities are complemented by the impact the platform has on the learner. The platform facilitates an efficient, user-focused learning environment, supported by content discovery tools that allow the learner to identify content assets that fit best with their learning objectives and schedules. In addition, the platform’s interactive interface displays personalized activity feeds, showing recent activity and training assignments to ensure the learner is apprised of both developmental progress and expectations. Since the platform’s inception, we have deployed many value-additive features to further drive learner engagement, including AI-driven email campaigns as well as personalized mobile device notifications.
Percipio’s efficacy is supported by customer performance. As compared to customers on Skillport, customers on Percipio have performed better since January 2020 across a variety of key performance indicators, such as number of active learners, learning hours per user, and number of content launches, among others. This has translated into improved renewal rate performance as shown in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
Migrating customers from Skillport to Percipio is one of our key focuses and we anticipate completing the migration to Percipio by 2023. Our approach to the migration process has been focused and customer centric. Many of our customers need continued access to functionality on Skillport, which is not yet completed on Percipio. In order to support those customers, we have entered into agreements to provide both continued access to Skillport and new access to Percipio (“Dual Deployment”). As of January 31, 2021, approximately 63% of our customers either have agreements for Percipio-only access or for Dual Deployment access, representing approximately 75% of ARR. We expect to complete the functionality necessary to fully migrate all customers from Skillport to Percipio, including integrations with applicable HCM partners, in 2021. At that point, we expect Percipio will be at substantial feature parity with Skillport, offering a clear path to completing the migration over the subsequent twelve to eighteen months.
We possess a broad and diversified content library
Our nearly 700 skill-based learning paths support today’s highly sought-after competencies in leadership and business skills, IT, software and application development, data science as well as workforce safety and compliance. Our robust content library of 180,000+ content assets, which include videos, digital books, book summaries, audiobooks, labs, job aids, and other learning resources is segmented into the following three customer markets: (i) Leadership and Business, (ii) Technology and Developer and Compliance.
We actively invest in and refresh our content offerings, providing learners with access to the latest insights and knowledge to facilitate an engaging and effective learning environment; such investment ensures our products incorporate relevant, thought-leading content and helps us deliver learning outcomes for the learner and for corporate customers. We are the only provider in market that is consistently recognized by Training Industry, The Stevie Awards, The Telly Awards, Brandon Hall and others as a leader in each content vertical that we serve. Many of our content and learning modules are scenario-based, learner-centric, and character-led. The key content verticals in our library include:
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Leadership and Business: With approximately 1,100 courses across 40 subjects, our Leadership and Business training addresses the personal and business technical skills at the intersection of digital business strategy, leadership practice, and managerial effectiveness. Select offerings from our library include the Skillsoft Leadership Development Program (“SLDP”), which focuses on digital leader competencies, and our Leadercamps a suite of live streaming events and virtual workshops that provide access to best-selling authors and thought-leaders.

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Technology and Developer: With approximately 4,500 courses across nearly 100 subjects, our Technology and Developer offering addresses the IT skills gap head-on, empowering technology and developer professionals to acquire the modern, in-demand skills. We have more than 500 Learning Paths for technology professionals and approximately 100 Technology and Developer Certification Training courses, which prepare learners for the associated vendor exams. Our portfolio is comprehensive and flexible, offering micro-learning video courses, digital books, audiobooks, and virtual coding labs as well as more than 20,000 learner skills assessments.

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Compliance: With approximately 2,750 courses across 40 subjects, our Compliance offering supports over 500 critical risk topics to address an increasingly global workforce. We offer a catalogue of environmental health and safety (EH&S) and legal compliance courseware to suit organizations in a wide variety of industries, in particular, those with heavy regulatory burdens. Through partnerships with certified legal experts and safety professionals, we ensure our content remains current with regulatory requirements, allowing organizations to focus on strategic business operations.

We offer one of the industry’s most advanced talent management solution, SumTotal, and is complemented by a comprehensive HCM offering
SumTotal’s Enterprise — Talent Development solution delivers an extensible, highly configurable solution for customers with complex learning needs. The talent suite is geared to manage complex workflows for large enterprises and customers in highly regulated segments with mission critical compliance requirements. The platform can effectively manage a wide range of content solutions and harmonize sophisticated learning environments. These capabilities are evidenced by SumTotal’s customer base, which consists of leaders across regulated industries, such as the airline and financial services industries. In addition, SumTotal’s professional services team complements the software’s expansive capabilities, allowing customers to implement bespoke solutions, catered to their unique and evolving learning needs. The talent suite holistically links performance management, compensation, and succession planning processes to LMS and workforce management data, providing a differentiating level of human resources (HR) analytics and ecosystem harmonization.
In addition, SumTotal provides a comprehensive suite of complementary products and services, which provide both SaaS add-ons for customers and one-time services designed to ease implementation and tailor the product to best meet a customer’s needs. SumTotal’s full product suite includes:
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Enterprise — Talent Development: Includes Learn Enterprise (the LMS) and talent management software, which are often sold as a bundle. Learn Enterprise is sold primarily to large organizations;

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Enterprise — Growth: SumTotal’s SMB (small and medium-size business) market solution;

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Other Platforms: SumTotal provides a suite of other HCM products and services such as workforce management and payroll that, which when paired with our core Learn Enterprise product, can increase customer retention and address a customer’s need to integrate learning and talent management with the rest of the HCM ecosystem; and

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Professional Services: Provides implementation services to customers during both the onboarding process and the platform upgrade process. The Professional Services team also works with customers to customize and configure our products to fit their requirements.

The integration of Global Knowledge will allow us to utilize Global Knowledge’s strengths and expand our Tech & Dev offerings, and will create better multi-modal learning experiences and generate significant cost and revenue synergies
The corporate digital learning market is large and fragmented and includes pure-play training companies, in-house training teams, direct-to-consumer technology providers and integrators, business consulting firms, and numerous free and fee-based online providers. Most providers tend to specialize either by content or delivery format. Global Knowledge’s focus is to offer key technology and business skills content with flexibility on format. This allows Global Knowledge to address multiple segments, from just-in-time on-demand content for individuals, to team-oriented online training, or alternatively, customized training programs that simulate both the individual and team in a client environment. Global Knowledge currently offers 2,500 courses annually across a range of subject areas, including over 750 on-demand courses and over 2,000 instructor-led virtual courses. Through these courses, Global Knowledge provides training to over 210,000 corporate professionals across 25,000 sessions per annum with a blue-chip customer base representing more than 70% of Fortune 1000 companies and numerous governmental customers. We expect to be able to integrate and utilize these offerings across our platform, realizing cost and revenue synergies.
We believe Global Knowledge’s ability to provide training for both authorized and non-authorized content across all modalities is superior compared to many of its peers and provides Global Knowledge a significant competitive advantage in the areas that it serves. In addition, Global Knowledge’s flexible delivery model provides superior learning retention, choice, and convenience for its customers and is a defining characteristic when customers select Global Knowledge’s product and services.
Our Customers
We partner with over 4,000 customers and help them achieve their learning and development needs. Our solutions cater to both large and small enterprises across a wide range of industries. Our largest customers include Fortune 100 companies and government agencies; and many of these organizations have been customers for more than five years. Through our customers, we reach a community of approximately 45 million learners across over 160 countries. We deliver our products in 29 different languages. Learners access Skillsoft content approximately one million times per month. No single customer represented more than 2% of order intake for the year ended January 31, 2021.

Through Global Knowledge, we are able to provide training to over 210,000 corporate professionals across 25,000 sessions per annum with a blue-chip customer base representing more than 70% of Fortune 1000 companies and numerous governmental customers. Global Knowledge has a low customer concentration, with the top 50 customers in North America and EMEA historically representing approximately 26% and 35% of North America and EMEA revenues, respectively. Most of Global Knowledge’s top 50 customers globally have been customers for well over 10 years, with limited customer churn as customers are predominantly large corporations and governments with an ongoing need for IT training, which is core to their human capital strategy. Global Knowledge had no customer that represented more than 2% of total revenues for the year ended April 2, 2021.
Our Competition
Content
The corporate digital learning market is large and fragmented. Many of our peers are much smaller than us and do not have the long history we have of serving our customers. The market is highly competitive and we expect the market to remain competitive in the future for the following reasons: (i) continued demand for high quality, deep, and broad digital content solutions, (ii) the market’s whitespace opportunity, which we believe is material given the estimated size of the total addressable market and the size of our peers, and (iii) the increased importance of digital learning, in part due to the impact of the COVID-19 pandemic, which has accelerated the need for enterprises to adopt digital training solutions. We believe that the principal competitive factors in the corporate digital learning market include:
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The breadth, depth, and quality of the content library;

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Ability to offer various types of content, such as courses, audiobooks, videos, and assessments;

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Platform user experience, interface, flexibility, and administrator features;

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Platform ability to integrate with customer learning ecosystems and curate third-party content;

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Support for global and multi-lingual audiences;

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Modalities offered, such as virtual classroom, online, desktop, and mobile;

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Quality of customer service and support;

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Pricing and contract terms;

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Reporting and key metrics to customers;

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Customer relationships;

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Brand reputation;

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Ability to link learning outcomes to return on investment;

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Privacy and security; and

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Continued innovation.

Our direct and indirect competitors include, among others:
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Within our Leadership and Business customer market, vendors such as LinkedIn Learning, CrossKnowledge and Harvard ManageMentor, as well as OpenSesame;

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Within our Technology and Developer customer market, vendors such as Pluralsight and Udemy, as well as Safari (O’Reilly), Coursera and Udacity; and

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Within our Compliance customer market, vendors such as Navex Global as well as LRN, SAI Global, J.J. Keller, and UL-PURESafety.

SumTotal
The market for talent management software is competitive, comprised of leading enterprise players and smaller peers. This market faces evolving customer needs and frequent disruptions driven by new technologies, products, and services. Our sales opportunities are competitive and often involve requests for proposals. We believe that the principal competitive factors in the talent development market include:
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Reporting and analytics capabilities;

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Pricing and contract terms;

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Ability to provide customized, scalable bespoke solutions;

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Intuitiveness of user interface;

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Security, privacy, and reliability;

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Dashboards to track and evaluate employees and performance; and

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Ability to integrate, implement, and scale.

SumTotal’s direct and indirect competitors include, among others:
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LMS vendors, including Cornerstone OnDemand and Workday; and

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Other competitors including ADP, Docebo, Kronos, Oracle, and SAP SuccessFactors.

Global Knowledge
Global Knowledge competes with many of our traditional competitors in the digital learning market. As noted under “Business — Our Strategy”, the business of Global Knowledge is transitioning from a course-by-course model to a subscription model. In recent years, new competitors such as Pluralsight have emerged at a lower price point, offering non-vendor authorized content largely through an on-demand modality. This has led to some reallocation of training budgets from classroom training to on-demand training. Global Knowledge continues to bolster its on-demand offerings, as well as leveraging the creation of Develop, which provides an alternative to these lower priced offerings. GK Polaris provides a subscription-based option to address an entire spectrum of training needs at a more economical price point.
Our Employees
As of January 31, 2021, we had 2,189 regular, full-time employees. Our human capital initiatives and objectives are driven by our desire to continue to invest in our most valuable asset, our people. Those investments are focused on talent transformation and optimization through strategic and inclusive talent acquisition, talent development, and cultural enablement. To identify and attract top talent and motivate and retain our people, we continue to evolve our human capital systems, processes, and programs. Our organization’s objectives include identifying and attracting top talent to fill open positions and incentivizing, developing, and retaining our people. Further, recent diversity, equity, and inclusion initiatives designed to support systemic, programmatic, and sustainable change have also been introduced.
Through Global Knowledge, we employ another 826 employees as of April 2, 2021. Global Knowledge’s operations are split between North America and EMEA. Global Knowledge has a single global headquarters in Cary, North Carolina with a layer of EMEA executive employees removed for its organizational structure and the EMEA country leaders directly reporting to its Chief Executive Officer. Global Knowledge also deploys a network of over 600 instructors, of which approximately 100 are in-house employees, most of which have been training students with Global Knowledge over 15 years. Global Knowledge has a leading instructor network and over 95% of Global Knowledge’s customers report high customer satisfaction ratings leading to, on average, over 90% repeat customers for Global Knowledge’s top 100 customers for the year ended April 2, 2021.
Seasonality
We generally recognize revenue from subscription fees ratably over the term of the contract; thus, while our billings are seasonal, revenue recognition is not subject to significant seasonality. We execute most of our contracts in the second half of each fiscal year, with the fourth quarter representing about 50% of annual volume. For the Content business, during the fourth quarter of our 2020 financial year, we recognized 25% of total annual segment revenue and recorded 49% of total annual segment billings. For the SumTotal business, during the fourth quarter of our 2020 financial year, we recognized 24% of total annual revenue and recorded 32% of total annual segment billings. The seasonality in our contract executions also results in seasonality in our commission expenses and, as a result, we recognize higher commission expenses in the fourth quarter of each fiscal year due to higher sales levels.
Global Knowledge experiences similar seasonal effects. Global Knowledge typically enters into a higher percentage of agreements with new customers, as well as renewal agreements with existing customers, during the last month of the quarter. As a result, fiscal quarter-ends (i.e., December, March, June, and September) usually see spikes in revenues, related to training budget and budget deployment patterns typical in the software industry. In addition, Global Knowledge typically experiences low revenue levels during the summer months due to vacation activity mainly in Europe and Canada and during the Ramadan holiday in the Middle East.
Our Intellectual Property
Our success is contingent upon the protection of our rights in intellectual property. We rely upon a combination of patent, copyright, and trademark laws as well as license agreements, intellectual property assignment agreements, confidentiality procedures, and employee invention assignment agreements to protect our proprietary rights. In certain cases, we have also entered into, and will continue to enter into, confidentiality agreements with our employees, consultants and third parties to protect the distribution of confidential information. We believe our intellectual property rights are a crucial component of our business.
As of January 31, 2021, we did not have any pending patent applications in the United States or abroad. We have an ongoing trademark and service mark registration program pursuant to which we register our brand names and product names, taglines, and logos in the United States and other countries to the extent we deem appropriate. We also have common law rights in some unregistered trademarks that were established over years of use.
Legal Proceedings
The Company and/or its subsidiaries are defendants in various lawsuits and other pending and threatened litigation and other adversarial matters which have arisen in the ordinary course of business. While the ultimate outcome with respect to such proceedings cannot be predicted with certainty, we believe they will not have a material adverse effect on the Company’s financial condition or results of operations.
In connection with the Merger, certain Churchill shareholders have filed lawsuits and other Churchill shareholders have threatened to file lawsuits alleging breaches of fiduciary duty and violations of the disclosure requirements of the Exchange Act. The Company intends to defend the matters vigorously. These cases are in the early stages and the Company is unable to reasonably determine the outcome or estimate any potential losses, and, as such, has not recorded a loss contingency.

MANAGEMENT
Executive Officers and Directors
The following persons are the members of our board of directors (the “Board”) and our executive officers as of the date of this prospectus:
Name	Age	Title
Patrick Kolek	50	Chairperson of the Board
Jeffrey R. Tarr	58	Chief Executive Officer and Director
Lawrence C. Illg	50	Director
Helena B. Foulkes	56	Director
Ronald W. Hovsepian	60	Director
Michael Klein	57	Director
Karen G. Mills	67	Director
Peter Schmitt	54	Director
Lawrence H. Summers	66	Director
Apratim Purakayastha	53	Chief Technology Officer
Michelle Boockoff-Bajdek	51	Chief Marketing Officer
Sarah Hilty	50	Chief Legal Officer
Ryan Murray	43	Chief Accounting Officer and interim Chief Financial Officer
Mark Onisk	48	Chief Content Officer
Eric Stine	48	Chief Revenue Officer
Richard Walker	57	Chief Corporate Strategy and Development Officer
Patrick Kolek. Patrick Kolek joined Naspers in 2014 as Chief Financial Officer, ecommerce and was appointed Chief Operating Officer of Naspers in July 2016. As Group Chief Operating Officer at Naspers and Prosus, Mr. Kolek is focused on aligning group strategy with company objectives, leading core business activities and strategic initiatives such as large acquisitions & divestitures. Mr. Kolek has more than 20 years’ experience in executing business growth and development strategies for hyper growth organizations. Prior to Naspers, Mr. Kolek spent 10 years at eBay, most recently as Vice President and Chief Financial Officer of eBay International and previously as the Chief Operating Officer of the eBay Classifieds Group. Prior to eBay, he worked for Novellus Systems from 1999 to 2004 as corporate controller, and he started his career within the corporate finance and audit divisions at Ernst & Young, where he worked from 1993 to 1999. Mr. Kolek holds a B.S. in Commerce from Santa Clara University and is a certified public accountant. Mr. Kolek was selected to serve on our board of directors and as chairperson of the board of directors due to his extensive experience setting and executing growth and development strategies.
Jeffrey R. Tarr. Jeffrey R. Tarr is an experienced public company CEO and director. Over the last two decades, he has built three publicly traded, tech-enabled information companies into industry leaders. Mr. Tarr was CEO, president and a director of DigitalGlobe, a world leader in satellite imagery and geospatial intelligence, from 2011 until the sale of the company in 2017 to MDA (now Maxar Technologies). Subsequently, Mr. Tarr served as an advisor to TPG, other leading private equity firms and corporate clients, and from June through October 2019 served as CEO and a director of Solera Global Holdings Corp. Prior to DigitalGlobe, he was President & COO of IHS (now IHS Markit) and Chairman & CEO of the publicly-traded business information company, Hoover’s, Inc. (now a division of Dun & Bradstreet). Mr. Tarr began his career with Bain & Company. He received his undergraduate degree from Princeton University’s School of Public and International Affairs and his MBA from the Stanford Graduate School of Business. Mr. Tarr currently serves on the board of EchoStar (NASDAQ: SATS) and is chairman emeritus of the Stanford Graduate School of Business Management Board. He also serves on the board of DSST Public Schools, one of the leading open enrollment school systems in the United States. Mr. Tarr previously served on the board of CEB (The Corporate Executive Board Company) until the sale of the company to Gartner in 2017. He also served as co-Chair of the World Economic Forum Council on the Future of Space

Technologies and co-Chair of the Annual Meeting of New Champions in Dalian China. Mr. Tarr is a member of the Council on Foreign Relations.
Larry Illg. Lawrence C. Illg currently serves as Chief Executive Officer, Food and Edtech, for Prosus after serving as Chief Executive Officer of Prosus Ventures since 2015, where he led investments in food delivery, education, healthcare and more. He has more than 20 years of professional experience, more than a decade of experience leading global internet companies and currently serves on the board of several Prosus portfolio companies. Before joining Prosus and Naspers in 2013 as the Chief Operating Officer of eCommerce, Mr. Illg was Vice President and General Manager of New Ventures at Trulia, a leading U.S. online real estate marketplace. Previously, he spent eight years as a senior executive at eBay, responsible for strategy and general management of many of its global marketplaces and classifieds assets. Prior to eBay, he spent several years as strategy advisor for leading global consumer goods companies. Mr. Illg started his career at the U.S. Federal Reserve Board and holds a B.A. in Economics and an MBA from the University of California, Berkeley. Mr. Illg was selected to serve on our board of directors due to his broad business expertise, including significant experience in the education sector and with high growth companies.
Helena B. Foulkes. Helena B. Foulkes is a seasoned retail executive who has most recently served as the Chief Executive Officer and a member of the board of directors of Hudson’s Bay Company (“HBC”), a multinational retailer, a position she held from February 2018 to March 2020, and as a member of the board of directors of Home Depot, Inc., a home improvement goods retailer, a position she has held since 2013. Prior to HBC, she served as Executive Vice President of CVS Health Corporation (“CVS”), an integrated pharmacy health care provider and retailer, and President of CVS Pharmacy, from 2014 to February 2018. At CVS, Ms. Foulkes also served as Executive Vice President and Chief Health Care Strategy and Marketing Officer from 2011 to 2013; Executive Vice President and Chief Marketing Officer from 2009 to 2011; Senior Vice President of Health Services of CVS Pharmacy from 2007 to 2009; Senior Vice President, Marketing and Operations Services during a portion of 2007; and Senior Vice President, Advertising and Marketing from 2002 to 2007. Additionally, Ms. Foulkes held positions in Strategic Planning, Visual Merchandising, and Category Management during her 20-plus years with CVS. Ms. Foulkes was selected to serve on our board of directors due to her extensive business and marketing experience.
Ronald Hovsepian. Ronald Hovsepian has been Executive Chairman and a Director of Skillsoft from July 2018 until June 2021. Mr. Hovsepian currently is a director on our board of directors. Mr. Hovsepian is currently Chief Executive Officer of Indigo Ag, an agricultural technology company, and serves as Lead Director of Ansys, Inc., the global leader in engineering simulation. Previously, Mr. Hovsepian was President and Chief Executive Officer of Intralinks, a global provider of secure SaaS collaboration solutions and virtual data rooms, from 2011 to 2017. Prior to Intralinks, Mr. Hovsepian served as Chairman of ANN Inc., the parent company of Ann Taylor, LOFT and Lou & Grey, for ten years and served as the President and Chief Executive Officer of Novell, Inc., where he started as Executive Vice President and President, Worldwide Field Operations in 2003. Mr. Hovsepian began his career at IBM, where he held a number of management and executive positions over a 16-year period including Worldwide General Manager in IBM Marketing and Services for the Distribution Industry segment, managing product development of hardware and software, sales and marketing and services. Mr. Hovsepian holds a Bachelor of Science degree from Boston College.
Michael Klein. Michael Klein is Churchill’s Chief Executive Officer and Chairman. Mr. Klein currently serves as Chief Executive Officer, President and Chairman of the Boards of Directors of Churchill Capital Corp IV, Churchill Capital Corp V, Churchill Capital Corp VI and Churchill Capital Corp VII, each of which is a blank check company whose sponsor is an affiliate of M. Klein and Company, LLC, Director of Credit Suisse Group AG and Credit Suisse AG. Mr. Klein was the co-founder and Chairman of Churchill Capital Corp, a blank check company formed in 2018. Churchill Capital Corp merged with Clarivate Analytics in May 2019, and Mr. Klein served on the board of directors of Clarivate Analytics until 2020. Mr. Klein was also the founder, Chief Executive Officer, President and Chairman of the Board of Directors of Churchill Capital Corp III, a blank check company formed in 2019. Churchill Capital Corp III merged with MultiPlan, Inc. in October 2020, and Mr. Klein currently serves on the board of directors of MultiPlan, Inc. Mr. Klein is the founder and managing partner of M. Klein and Company, which he founded in 2012. M. Klein and Company is a global strategic advisory firm that provides its clients a variety of advice tailored to their objectives. Mr. Klein is a strategic advisor to global companies, boards of directors, senior executives, governments and institutional investors. Mr. Klein’s background in strategic advisory work was built during his 30-year career, including more than two decades at Citi and its predecessors, during which he initiated and executed strategic advisory transactions. He began his career as an investment banker in the M&A Advisory Group at Salomon Smith Barney and subsequently became Chairman and Co-Chief Executive Officer of Citi Markets and Banking, with responsibilities for global corporate and investment banking and Global Transaction Services across Citi. Mr. Klein is a graduate of The Wharton School of the University of Pennsylvania, where he earned his Bachelors of Science in Economics with concentrations in finance and accounting. Mr. Klein was selected to serve on the Churchill Board due to his significant investment banking and advisory experience.
Karen G. Mills. Karen G. Mills is a Director of Churchill and serves on the Boards of Directors of Churchill Capital Corp IV, Churchill Capital Corp V, Churchill Capital Corp VI and Churchill Capital Corp VII. She was previously a Director of Clarivate Plc from May 2019 until January 2021 and Churchill Capital Corp III. Ms. Mills is also a Senior Fellow at the Harvard Business School since January 2014, focusing on economic policy, U.S. competitiveness, entrepreneurship and innovation. Ms. Mills was a member of President Barack Obama’s Cabinet, serving as the Administrator of the U.S. Small Business Administration from April 2009 to August 2013. Ms. Mills is the President of MMP Group since October 1993, which invests in financial services, consumer products and technology-enabled solutions businesses. Ms. Mills is Vice Chair of the immigration services company Envoy Global since September 2014. She also serves as Chair of the Advisory Committee for the Private Capital Research Institute since March 2017. Ms. Mills holds an A.B. degree in Economics from Harvard University, Magna Cum Laude, and earned an M.B.A. from Harvard Business School.
Peter Schmitt. Peter Schmitt is a director of Skillsoft. Mr. Schmitt currently serves as Industrial Advisor at EQT Partners AB and as President at MEC Michigan Consulting. Mr. Schmitt is on the advisory board of Innovyze LLC (EQT Partners portfolio company), Upchain, ThermoAnalytics, Inc., and Zemax LLC (EQT Partners portfolio company), where he also served as Interim Executive. Mr. Schmitt previously served as Senior Vice President at IoT & Digital Twin, Cenit AG, Executive Vice President at ESI Group, and Vice President at Dassault Systemes Americas. Mr. Schmitt holds a Doctorate degree in Manufacturing Engineering from the University of Stuttgart, Germany and holds Diplom Ingenieur (equivalent to Masters of Engineering in Mechanical Engineering) from Technical University of Karlsruhe, Germany.
Lawrence H. Summers. Lawrence H. Summers has served as the Charles W. Eliot University Professor & President Emeritus of Harvard University since January 2011 and is the Weil Director of the Mossavar-Rahmani Center for Business and Government at Harvard’s Kennedy School. From January 2009 to December 2010, Dr. Summers served as Director of the White House National Economic Council in the Obama Administration and served as President of Harvard University from 2001 to 2006. Dr. Summers has served in various other senior policy positions, including as Secretary of the Treasury in the Clinton Administration and Chief Economist of the World Bank. Currently, Dr. Summers serves on the board of directors of Square, Inc. (NYSE: SQ) and ONE and chairs the board of the Center for Global Development. He is an advisor to The Hamilton Project, The Hutchins Center on Fiscal & Monetary Policy and the Peterson Institute for International Economics. He is a distinguished senior fellow at the Center for American Progress and recently co-chaired the Commission on Inclusive Prosperity. He recently launched a Task Force on Fiscal Policy with Mayor Bloomberg and chaired the Commission on Global Health. Dr. Summers also served on the board of directors of LendingClub Corporation (NYSE: LC) from 2012 to 2018. Dr. Summers holds a B.S. in Economics from Massachusetts Institute of Technology and a Ph.D. in Economics from Harvard University. Dr. Summers was selected to serve on our board of directors because of his extensive economic, financial and business experience.
Apratim Purakayastha. Apratim Purakayastha is the Company’s Chief Technology Officer. Mr. Purakayastha served as Chief Operating Officer of SumTotal Systems, LLC from 2016 to 2019. Mr. Purakayastha previously served as General Manager and Senior Vice President of SaaS at SevOne where he was responsible for its on-demand/SaaS business segment, after holding the position of Senior Vice President Engineering. Prior to SevOne, Mr. Purakayastha held senior technology positions including Group President in ACI Worldwide and Director of Software at IBM. Mr. Purakayastha holds a Doctor of

Philosophy degree in Computer Science from Duke University, a Master of Science degree in Computer Science from Washington State University and a Bachelor of Science degree in Computer Science from Jadavpur University, India
Michelle Boockoff-Bajdek. Michelle Boockoff-Bajdek serves as Chief Marketing Officer at Skillsoft, responsible for leading global marketing strategy. In her role, Ms. Boockoff-Bajdek is charged with driving brand awareness and preference for the Company, and generating demand for Skillsoft’s solutions among learners, customers and partners. Since joining the company in 2019, Ms. Boockoff-Bajdek has overseen brand strategy, customer marketing, corporate communications, demand generation, and marketing operations. She also serves as sponsor of the company’s Customer Executive Advisory Board. Ms. Boockoff-Bajdek brings more than 25 years of marketing, branding, and strategy experience to her role. Prior to Skillsoft, she held several executive positions in the high-tech sector, including as Chief Marketing Officer of IBM Watson and as the Global Head of Marketing for The Weather Company, an IBM Business. Prior to IBM, Ms. Boockoff-Bajdek served in leadership roles at Quaero, Harte-Hanks, and GN Netcom. Ms. Boockoff-Bajdek holds a Master’s of Science from Simmons University.
Sarah Hilty. Sarah Hilty is the Company’s Chief Legal Officer. Ms. Hilty joined the Company in 2021, bringing more than 25 years of experience practicing corporate law. Ms. Hilty most recently served as Executive Vice President, General Counsel and Secretary for National CineMedia. Ms. Hilty previously served as Deputy General Counsel for CH2M Hill Companies, Ltd. While at CH2M, Ms. Hilty led a team that was responsible for global legal corporate enterprise matters including mergers, acquisitions, and divestitures, securities compliance, treasury and finance activities, real estate, and board and subsidiary governance. Ms. Hilty began her career at Hogan & Hartson, LLP in the Business and Finance Group and became a partner in 2004. During her time at the firm, Ms. Hilty focused on mergers and acquisitions, strategic joint ventures and corporate finance, among other corporate matters, for a broad array of clients. Ms. Hilty holds a Juris Doctorate from Stanford Law School and a Bachelor of Science in Business Administration from the University of Colorado Boulder.
Ryan Murray. Ryan Murray is the Company’s Interim Chief Financial Officer and Chief Accounting Officer. Mr. Murray is a Certified Public Accountant with more than 20 years of professional experience, including more than 10 years leading global accounting and finance organizations for publicly traded companies, where he led efforts to improve processes, streamline operations and install organizational discipline. Mr. Murray previously served as Skillsoft’s Senior Vice President of Finance, where he led global accounting, tax and treasury functions. Prior to that, Mr. Murray was VP of Finance, Chief Accounting Officer and Treasurer of Avid Technology, Inc. Mr. Murray began his career at PricewaterhouseCoopers LLP. Mr. Murray holds a Bachelor of Science from the University of Massachusetts Isenberg School of Management.
Mark Onisk. Mark Onisk is the Company’s Chief Content Officer. Mr. Onisk has been Skillsoft’s Chief Content Officer since January 2018, and has held various titles with Skillsoft since 2011, including Senior Vice President, Skillsoft Books from May 2016 to December 2017, Vice President, Strategic Business Development from December 2015 to April 2016, and Vice President, Content Production from November 2011 to November 2015. Mr. Onisk held various titles with Element K (Skillsoft’s predecessor) from 2000 to 2011. Mr. Onisk holds a Bachelor of Science degree in Finance and Economics from SUNY Brockport and a Master of Business Administration degree from the Rochester Institute of Technology.
Eric Stine. Eric Stine is the Company’s Chief Revenue Officer. A global technology executive with extensive strategy and growth experience, Mr. Stine previously served as Chief of Staff for the President of Global Sales, Services and Customer Engagement at SAP, where he supported global go-to-market strategy and operations. Prior to that, he was Chief Revenue Officer at Qualtrics and Chief Innovation Officer for SAP America. Earlier in his career, Mr. Stine held positions of increasing seniority at SAP, Ciber, Virtustream and Blackboard. Mr. Stine is a member of the Dean’s Advisory Board at Boston University School of Law and founder of the Eric & Neil Stine-Markman Scholarship, the first permanent endowment to dedicate scholarship funds to the LGBTQ+ community. Mr. Stine also plays active board and fundraising roles for Broadway Cares/Equity Fights AIDS, Yale Pediatrics and Northwestern University. Mr. Stine holds a Juris Doctorate from the Boston University School of Law and Bachelors of Arts in Political Science and History from Northwestern University.

Richard Walker. Richard Walker is the Company’s Chief Strategy and Corporate Development Officer and President, SumTotal. Mr. Walker brings extensive strategic, financial, operational and merger and acquisition experience. Mr. Walker is an advisor to Churchill Capital and a member of the Board of Directors at ServiceSource, where he previously served as Chief Financial Officer. Mr. Walker also founded The Bison Group, a private partnership that collaborates with private equity firms investing in the information services industry. Prior to that, Mr. Walker held executive leadership positions of increasing responsibility at IHS (now IHS Markit), including Executive Vice President, Chief Financial Officer and Chief Strategy Officer, among others. In those roles, Mr. Walker built the corporate strategy and development function and led the completion of more than 60 strategic acquisitions. Mr. Walker holds an MBA from the University of Denver and a Bachelor of Science in Business from the University of Colorado, magna cum laude.
Family Relationships
There are no family relationships among any of our executive officers or directors.
Board Structure
Our Board consists of nine members. Effective as of the Closing, the following people were appointed as directors of the Company:
Class I directors: Ronald W. Hovsepian; Peter Schmitt and Jeffrey R. Tarr;
Class II directors: Lawrence C. Illg, Michael Klein and Lawrence H. Summers; and
Class III directors: Helena B. Foulkes, Patrick Kolek and Karen G. Mills.
Our directors are divided into three classes serving staggered three-year terms. Class I, Class II and Class III directors will serve until our annual meetings of stockholders in 2022, 2023 and 2024, respectively. At each annual meeting of stockholders, directors will be elected to succeed the class of directors whose terms have expired. This classification of our Board could have the effect of increasing the length of time necessary to change the composition of a majority of the Board.
The rules of the NYSE require that a majority of the Board be independent within one year of Churchill’s initial public offering. An “independent director” is defined generally as a person that, in the opinion of the Board, has no material relationship with the listed company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company). The Board has determined that each of Helena B. Foulkes, Ronald W. Hovsepian, Lawrence C. Illg, Patrick Kolek, Karen G. Mills and Lawrence H. Summers is an independent director under applicable SEC and NYSE rules.
Lead Independent Director
The Company’s Corporate Governance Guidelines (the “Corporate Governance Guidelines”) provide that the Chairman of the Board shall be elected by the Board. Currently, the Chairman is not the CEO of the Company. However, the Board believes that the Company and its stockholders are best served by maintaining flexibility to have any director serve as Chairman and therefore believes that a permanent policy on whether the Chairman and CEO positions should be separated or combined is not appropriate.
In order to maintain the independent integrity of the Board, however, if the Chairman is not an independent director, the Board shall appoint a Lead Director who must be independent. The Lead Director’s responsibilities shall include: (a) presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors; (b) serving as liaison between the Chairman and the independent directors; (c) reviewing and approving materials to be sent to the Board; (d) approving the meeting agendas for the Board; (e) approving meeting schedules to assure that there is sufficient time for discussion of all agenda items; (f) having the authority to call meetings of the independent directors; and (g) if requested by major shareholders, ensuring that he or she is available for consultation and direct communication. If the Chairman is an independent director, than the foregoing responsibilities will be handled by the Chairman.

Role of the Board in Risk Oversight
Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including the risks described or incorporated by reference above under the heading “Risk Factors.” Management is responsible for the day-to-day management of risks we face, while our Board, as a whole and through its committees, has responsibility for the oversight of risk management of the Company. In its risk oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.
The role of the Board in overseeing the management of our risks is conducted primarily through committees of the Board, as disclosed in the descriptions of each of the committees below and in the charters of each of the committees. The full Board (or the appropriate Board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on us, and the steps we take to manage them. When a Board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chairperson of the relevant committee reports on the discussion to the full Board during the committee reports portion of the next Board meeting. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.
Committees of the Board of Directors
The Board has three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. Subject to phase-in rules, the rules of NYSE and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and the rules of NYSE require that the compensation committee and the nominating and corporate governance committee of a listed company be comprised solely of independent directors. Each of our audit committee, compensation committee and nominating and corporate governance committee are composed solely of independent directors.
Each committee operates under a charter that was approved by the Board. The charter of each committee is available on our investor relations website.
Audit Committee
The members of our audit committee are Helena B. Foulkes, Ronald W. Hovsepian and Karen G. Mills, and Karen G. Mills serves as chair of the audit committee. Each member of the audit committee is financially literate and the Board has determined that Helena B. Foulkes, Ronald W. Hovsepian and Karen G. Mills each qualify as an “audit committee financial expert” as defined in applicable SEC rules and has accounting or related financial management expertise.
Compensation Committee
The members of our compensation committee are Lawrence C. Illg, Karen G. Mills and Ronald W. Hovsepian, and Ronald W. Hovsepian serves as chair of the compensation committee.
Nominating and Corporate Governance Committee
The members of our nominating and corporate governance committee are Helena B. Foulkes, Patrick Kolek and Lawrence H. Summers and Helena B. Foulkes serves as chair of the nominating and corporate governance committee.
Code of Business Conduct and Ethics
Effective June 11, 2021, the Board adopted a new Code of Business Conduct and Ethics (the “Revised Code”). The Revised Code applies to all employees, officers and directors of the Company, as well as to the Company’s agents, representatives and consultants. The Revised Code was adopted to reflect what the Company considers to be current best practices and policies for an operating company and to make certain technical, administrative, non-substantive amendments to the prior Code of Business Conduct and

Ethics. The adoption of the Revised Code did not relate to or result in any waiver, explicit or implicit, of any provision of the prior Code of Business Conduct and Ethics.
The above description of the Revised Code does not purport to be complete and is qualified in its entirety by reference to the full text of the Revised Code, a copy of which is filed as an exhibit to this prospectus. The Revised Code is available on the Company’s investor relations website (https://investor.skillsoft.com/) under the link “Governance.” The contents of the Company’s website are not incorporated by reference in this prospectus or made a part hereof for any purpose.
Compensation Committee Interlocks and Insider Participation
None of our officers currently serves, and in the past year has not served, as a member of the Board or compensation committee of any entity that has one or more officers serving on our Board. See the section entitled “Certain Relationships and Related Party Transactions” for information about related party transactions involving members of our compensation committee or their affiliates.
Compensation of Directors
For information on director compensation, see the section entitled “Executive Compensation  —  Director Compensation.”

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program, and each material element of compensation for the fiscal year ended January 31, 2021 that we provided to our principal executive officer or person acting in a similar capacity during the fiscal year ended January 31, 2021 and the Company’s two most highly compensated executive officers other than the principal executive officer who were serving as executive officers during the year ended January 31, 2021 and were employed on such date, all of whom we refer to collectively as our named executive officers. As an emerging growth company, Skillsoft has opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies” as such term is defined in the rules promulgated under the Securities Act.
Our named executive officers for the fiscal years ended January 31, 2021 and January 31, 2020 were as follows:
•
Ronald Hovsepian, Executive Chairman;

•
John Frederick, Chief Administrative Officer & CEO, SumTotal; and

•
Apratim Purakayastha, Chief Technology Officer.

Effective as of the Closing Date, the employment of Mr. Hovsepian and Mr. Frederick terminated (see below under “Terminations of Employment of Mr. Hovsepian and Mr. Frederick”).
Compensation of Officers
We expect our executive compensation program to be consistent with Skillsoft’s pre-Merger compensation policies and philosophies, which are designed to:
•
attract, retain and motivate senior management leaders who are capable of advancing our mission and strategy and ultimately, creating and maintaining our long-term equity value. Such leaders must engage in a collaborative approach and possess the ability to execute our business strategy in an industry characterized by competitiveness and growth;

•
reward senior management in a manner aligned with our financial performance; and

•
align senior management’s interests with our equity owners’ long-term interests through equity participation and ownership.

In addition, we expect that decisions with respect to the compensation of our executive officers, including our named executive officers, will be made by the compensation committee of our board of directors.
Actions Taken in Connection with the Restructuring
Retention Bonuses
In connection with a potential sale and/or restructuring transaction involving Skillsoft (US) Corporation, Mr. Hovsepian, Mr. Frederick, and Mr. Purakayastha received Retention Bonus Awards in September 2019 (the “September 2019 Awards”). Under the terms of the September 2019 Awards, provided that Mr. Hovsepian, Mr. Frederick, and Mr. Purakayastha remained with Skillsoft (US) Corporation through the earlier of (i) the effective date of a sale transaction or a restructuring transaction, or (ii) September 30, 2020, they would each be entitled to retain the $1,250,000, $650,000 and $200,000 payments issued to them, respectively, pursuant to such awards. The September 2019 Awards were earned by each of Mr. Hovsepian, Mr. Frederick and Mr. Purakayastha on August 27, 2020, upon the completion of the restructuring of Skillsoft (US) Corporation and its affiliates, including the acquisition of Pointwell Limited.

In February 2020, Mr. Hovsepian and Mr. Frederick each received Retention Bonus Awards in connection with a potential sale and/or restructuring transaction (the “February 2020 Awards”). Under the terms of the February 2020 Awards, provided that Mr. Hovsepian and Mr. Frederick remained with Skillsoft Corporation through the earlier of (i) the effective date of a sale transaction or a restructuring transaction, or (ii) January 31, 2021, they would each be entitled to retain the $1,250,000 and $650,000 payments issued to them, respectively, pursuant to such awards. The February 2020 Awards were earned by each of Mr. Hovsepian and Mr. Frederick on August 27, 2020, upon the completion of the restructuring of Skillsoft Corporation and its affiliates, including the acquisition of Pointwell Limited.
On March 18, 2020, Mr. Purakayastha received a Retention Bonus Award of $220,000, one-third of which was paid in March 2020 and the remaining amount was paid on January 31, 2021.
Actions Taken in Connection with the Transactions
Transaction Bonus
In connection with the Merger, Skillsoft entered into a Bonus Agreement with Mr. Frederick, which provided that, among other things, if Mr. Frederick remained employed by Skillsoft through the date that is ninety (90) days after the consummation of the Merger (or if, after consummation of the Merger, Mr. Frederick was terminated without “cause” or resigns for “good reason”), Skillsoft would pay a transaction bonus to Mr. Frederick in the amount of $475,000. Mr. Frederick’s employment was terminated without “cause” effective as of the Closing Date, and the transaction bonus was paid to him as part of the separation benefits provided under his separation and consulting agreement (see below under “Terminations of Employment of Mr. Hovsepian and Mr. Frederick”).
Tax-Qualified Retirement Plan
Skillsoft has a tax-qualified retirement savings plan, the Skillsoft Corporation 401(k) Profit Sharing Plan (the “401(k) Plan”), under which participating employees may contribute up to the yearly statutory maximum under IRS guidelines into their 401(k) Plan accounts. In addition, under the 401(k) Plan, Skillsoft matches amounts contributed by the participant up to a certain percent of earnings, not to exceed the statutory maximum. Skillsoft currently makes matching contributions under the 401(k) Plan at a rate of 100% of up to 4% of eligible compensation contributed by participants with an annual cap of $4,000. The 401(k) Plan also allows Skillsoft to establish a profit sharing plan to which Skillsoft may make discretionary profit sharing contributions to the 401(k) Plan accounts for the benefit of participating employees who satisfy certain conditions in the discretion of the Board.
Summary Compensation Table
The following table presents information regarding the compensation earned in the fiscal year ended January 31, 2020 and January 31, 2021 by each of Ronald Hovsepian, John Frederick and Apratim Purakayastha. These officers are referred to as Skillsoft’s named executive officers.
Name and Principal Position	Year(1)	Salary ($)	Bonus ($)(2)	All Other Compensation ($)(3)	Total ($)
Mr. Hovsepian	2021	1,000,000	2,500,000(6)	4,000	3,504,000
Executive Chairman(4)	2020	963,333	500,000(5)	4,833	1,467,166
Mr. Frederick	2021	650,000	1,300,000(6)	98,796(7)	2,048,796
Chief Administrative Officer & CEO, SumTotal	2020	620,833	400,000(5)	82,187(7)	1,103,020
Mr. Purakayastha	2021	450,000	645,000(8)(9)	4,000	1,099,000
Chief Technology Officer	2020	445,000	—	4,000	449,000

(1)
2020 represents compensation earned by the named executive officers for the fiscal year ended January 31, 2020; and 2021 represents compensation earned by the named executive officers for the fiscal year ended January 31, 2021.

(2)
In connection with a potential sale and/or restructuring transaction involving Skillsoft (US) Corporation, Mr. Hovsepian, Mr. Frederick, and Mr. Purakayastha received Retention Bonus Awards in September 2019 (the “September 2019 Awards”). Under the terms of the September 2019 Awards, provided that Mr. Hovsepian, Mr. Frederick, and Mr. Purakayastha remained with Skillsoft (US) Corporation through the earlier of (i) the effective date of a sale transaction or a restructuring transaction, or (ii) September 30, 2020, they would each be entitled to retain the $1,250,000, $650,000 and $200,000 payments issued to them, respectively, pursuant to such awards. The September 2019 Awards were earned by each of Mr. Hovsepian, Mr. Frederick and Mr. Purakayastha on August 27, 2020, upon the completion of the restructuring of Skillsoft (US) Corporation and its affiliates, including the acquisition of Pointwell Limited.

(3)
Includes matching 401(k) contributions provided to the named executive officers on the same terms as provided to all of Skillsoft’s regular full-time employees under the 401(k) Plan (as defined below).

(4)
Mr. Hovsepian did not receive additional compensation for his service on the company’s board of directors in the 2021 financial year or 2020 financial year. Mr. Hovsepian was entitled to an “exit bonus” of $1,000,000, which was earned upon Skillsoft’s emergence and was paid on May 15, 2021 (see “— Employment Agreements with Named Executive Officers” below).

(5)
Cash bonuses for the 2020 financial year awarded to Mr. Hovsepian and Mr. Frederick were approved by the Compensation Committee in February 2020. Amounts do not include the retention bonuses granted in 2019 and 2020, which are both included in the cash bonuses for the 2021 financial year and described in Note 6.

(6)
In connection with a potential sale and/or restructuring transaction involving Skillsoft (US) Corporation, Mr. Hovsepian and Mr. Frederick received Retention Bonus Awards in February 2020 (the “February 2020 Awards”). Under the terms of the February 2020 Awards, provided that Mr. Hovsepian and Mr. Frederick remained with Skillsoft (US) Corporation through the earlier of (i) the effective date of a sale transaction or a restructuring transaction, or (ii) January 31, 2021, they would each be entitled to retain the $1,250,000 and $650,000 payments issued to them, respectively, pursuant to such awards. The February 2020 Awards were earned by each of Mr. Hovsepian and Mr. Frederick on August 27, 2020, upon the completion of the restructuring of Skillsoft (US) Corporation and its affiliates, including the acquisition of Pointwell Limited.

(7)
Includes $94,796 in FY 21 and $78,187 in the 2020 financial year in respect of a housing allowance provided to Mr. Frederick under his employment agreement (see “— Employment Agreements with Named Executive Officers” below).

(8)
$225,000 of this amount represents the amount of Mr. Purakayastha bonus opportunity that was paid to him under the Company’s annual performance-based bonus plan.

(9)
On March 18, 2020, Mr. Purakayastha received a Retention Bonus Award of $220,000, one-third of which was paid in March 2020 and the remaining amount was paid on January 31, 2021.

Outstanding Equity Awards at Fiscal Year-End Table
There were no outstanding equity awards held by Skillsoft’s named executive officers as of the end of the fiscal year on January 31, 2021.
Employment Agreements with Named Executive Officers
Mr. Hovsepian
On July 8, 2018, Mr. Hovsepian entered into an employment agreement with Skillsoft (US) Corporation, which agreement was amended on January 2, 2020 and March 18, 2020, pursuant to which he served as Executive Chairman of Skillsoft. The agreement had no specific term, provided for at-will employment and set forth Mr. Hovsepian’s annual base salary of $1,000,000 and an annual target cash incentive bonus of up to 125% of his annual base salary upon the achievement of certain performance targets established by Skillsoft provided that he was employed by Skillsoft on the payment date. Mr. Hovsepian was also entitled to an “exit bonus” of $1,000,000 or such greater amount as determined by the board of directors upon the earlier of an Exit (as defined in the Shareholders’ Deed, dated as of August 18, 2014, by and between Evergreen Skills Holding Lux S.a r.l., Evergreen Nominees Limited and other parties thereto) or the occurrence of the Company’s deleveraging of greater than 2x EBITDA, subject to his continued employment through the occurrence of such event, and such “exit bonus” may be required by the board of directors to be reinvested in the company. This bonus was earned upon Skillsoft’s emergence and was paid on May 15, 2021. The agreement also provided that Mr. Hovsepian was entitled to participate in Skillsoft’s employee benefit plans. If Mr. Hovsepian’s employment was terminated by Skillsoft for “cause,” if his employment terminated as a result of disability or death or if he resigned without “good reason,” Mr. Hovsepian, or his estate, as applicable, was entitled to receive termination benefits, including (a) accrued cash compensation through the date of termination, (b) the “exit bonus,” to the extent previously earned, (c) any annual bonus earned but unpaid as of the date of termination for the immediately preceding fiscal year, (d) reimbursement of any unreimbursed business expenses submitted in accordance with the agreement and company policy, and (e) any fully vested and non-forfeitable employee benefits under the company’s benefits plans. If Mr. Hovsepian’s employment was terminated by Skillsoft “without cause” or by Mr. Hovsepian for “good reason,” he was also entitled to the “exit bonus” if a bonus event occurred within six months following the date of termination and, subject to compliance with certain restrictive covenants and obligations and the execution of a standard general release of claims in favor of Skillsoft and its affiliates within 45 days following the date of termination, a lump sum payment equal to his base salary plus target bonus, reimbursement for up to 12 months of post-termination COBRA premiums, and access to the Skillsoft’s Leadership & Business and Technology & Development program for 12 months.
Mr. Frederick
On November 1, 2018, Mr. Frederick entered into an employment agreement with Skillsoft (US) Corporation, which agreement was amended on January 2, 2020 and March 18, 2020, pursuant to which he served as Chief Administrative Officer of Skillsoft. Pursuant to the agreement, the Executive Chairman also appointed Mr. Frederick as the Chief Executive Officer of SumTotal. The agreement had no specific term, provided for at-will employment and set forth Mr. Frederick’s annual base salary of $650,000 and an annual target cash incentive bonus of up to 100% of his annual base salary upon the achievement of certain performance targets established by Skillsoft provided that he was employed by Skillsoft on the payment date. The agreement also provided that Mr. Frederick was entitled to (i) participate in Skillsoft’s employee benefit plans, (ii) a relocation allowance of $100,000 and (iii) reimbursement of expenses related to his commute to Boston (including housing). If Mr. Frederick’s employment was terminated by Skillsoft for “cause” or if he resigned without “good reason,” Mr. Frederick was entitled to receive termination benefits, including (a) accrued cash compensation through the date of termination, (b) any annual bonus earned but unpaid as of the date of termination for the immediately preceding fiscal year, (c) reimbursement of any unreimbursed business expenses submitted in accordance with the agreement and company policy, and (d) any fully vested and non-forfeitable employee benefits under the company’s benefits plans. If Mr. Frederick’s employment was terminated as a result of disability or death, he was also entitled to a pro rata portion of his annual target cash incentive bonus based upon performance through the date of termination. If Mr. Frederick’s employment was terminated by the Company “without cause” or if Mr. Frederick resigns for “good reason,” he was entitled to the same termination benefits as if he was terminated for “cause” or resigned without “good reason” and, subject to compliance with certain restrictive covenants and obligations and the execution of a standard general release of claims in favor of Skillsoft and its affiliates within 45 days following the date of termination, a lump sum payment equal to his base salary plus target bonus, reimbursement for up to 12 months of post-termination COBRA premiums, and access to the Skillsoft’s Leadership & Business and Technology & Development program for 12 months.
Terminations of Employment of Mr. Hovsepian and Mr. Frederick
Effective as of the Closing Date, the employment of Mr. Hovsepian, who served as the Company’s Executive Chairman, and of John Frederick, who served as the Company’s Chief Administrative Officer & CEO, SumTotal, was terminated without “cause”. Mr. Hovsepian received the severance payments under his employment agreement, as described above.

In connection with the termination of his employment, Mr. Frederick and the Company entered into a separation and consulting agreement, dated June 11, 2021, pursuant to which Mr. Frederick has agreed to provide the Company with up to 80 hours of consulting services for a period of 30 days relating to the matters for which he was responsible during his employment. The agreement provides that, subject to Mr. Frederick’s execution and non-revocation of a release of claims and his compliance with his obligations under the agreement and his restrictive covenants agreement, he will receive separation benefits consisting of (i) a lump sum payment in the amount of $1,802,000 (which amount includes the severance payment under his employment agreement and his retention bonus, as described above), (ii) a lump sum payment equal to 18 months of benefit continuation premiums, (iii) access to the Company’s Leadership & Business and Technology & Development program, or any successor program, for a period of 12 months and (iv) continued use of a corporate apartment during the consulting period.
Employment Agreement with Mr. Tarr
On October 13, 2020, Churchill entered into an employment agreement with Jeffrey Tarr (the “Tarr Employment Agreement”) which became effective upon the Closing, and pursuant to which Mr. Tarr will serve as our chief executive officer and a member of our Board. The Tarr Employment Agreement provides for a two-year initial term, which will be automatically extended for successive one-year periods unless either party provides at least six months’ notice of non-renewal. Pursuant to the Tarr Employment Agreement, Mr. Tarr will receive a base salary of $750,000, be eligible to earn an annual cash incentive bonus with a target and maximum equal to 100% and 200% of base salary, respectively, and be eligible to participate in health, welfare and other benefits consistent with those offered to other senior executives of the Company. The Tarr Employment Agreement also provides that within 30 days following the Closing, Mr. Tarr will receive (i) an award of 1,000,000 options (the “Tarr Options”), each having an exercise price equal to the fair market value of a share of our Class A common stock on the date of grant, which vest ratably on a quarterly basis over a four-year period commencing on the Closing and (ii) an award of 2,000,000 restricted stock units (the “Tarr RSUs) which will vest ratably on a quarterly basis over a three year period commencing on the Closing, in each case, subject to Mr. Tarr’s continued employment through the applicable vesting date, provided, that, upon a change in control or upon a termination due to death or disability, the Tarr Options and the Tarr RSUs shall become fully vested as of the date of such change in control or qualifying termination, as applicable, and provided, further, that the Tarr Options and Tarr RSUs shall be subject to continued vesting upon certain other termination events as described below. The Tarr Employment Agreement further provides that upon a termination by Mr. Tarr for good reason or by the Company without cause (which shall include a termination due to the Company’s nonrenewal of the employment term), Mr. Tarr will be entitled to receive, in exchange for a release of claims against the Company and subject to Mr. Tarr’s continued compliance with the restrictive covenants set forth in the Tarr Employment Agreement, severance and benefits consisting of: (i) a payment equal to two times the sum of (A) the base salary and (B) target annual cash incentive for the year in which termination occurs, payable in substantially equal installments over the twenty-four month period following the date of termination in accordance with Churchill’s normal payroll practices, (ii) a bonus payment equal to the annual cash incentive for the year in which termination occurs based on actual performance and prorated to reflect the period of the fiscal year that has lapsed as of the date of termination, payable at the same time when bonuses are ordinarily paid by the Company and (iii) continued vesting of Mr. Tarr’s then-outstanding equity awards for the twelve-month period following the date of termination. The Tarr Employment Agreement contains restrictive covenants including: (i) a perpetual confidentiality covenant, (ii) a non-solicitation of employees and customers covenant, a non-hire of employees covenant and a non-competition covenant, each of which applies during the employment term and for twelve months thereafter and (iii) a mutual non-disparagement covenant that applies during the employment term and for five years thereafter.
Concurrent with the entry into the Tarr Employment Agreement, Churchill also entered into a securities assignment agreement with Mr. Tarr on October 12, 2020 (the “Tarr Warrant Agreement”) pursuant to which the Sponsor agreed to assign to Mr. Tarr (i) 500,000 Private Placement Warrants effective on, and subject to, the Closing, at a price of $0.000001 per warrant and (ii) 500,000 Private Placement Warrants effective on, and subject to, the closing of the Global Knowledge Merger, at a price of $0.000001 per warrant. Each Private Placement Warrant entitles Mr. Tarr to purchase one share of our Class A common stock at an exercise price of $11.50 per share, and the Private Placement Warrants are subject to the lock-up provisions included in the Sponsor Agreement.

Mr. Purakayastha
Effective as of the Closing, the Company entered into an employment agreement term sheet with Mr. Purakayastha, which supersedes his previous employment agreement. The term sheet provides that Mr. Purakayastha will receive a base salary of $450,000, will be eligible to earn an annual cash bonus with a target equal to 75% of his base salary, and will be eligible to participate in the Company’s benefit plans consistent with those made available to the Company’s other senior executives. The term sheet provides for initial equity grants, which were made on the Closing Date, consisting of (i) an option to purchase 259,000 shares of Class A common stock, which will vest 25% on the first anniversary of the Closing Date and the remaining 75% ratably over the following 12 quarters, (ii) an award of 129,000 restricted stock units, which will vest ratably on each of the first four anniversaries of the Closing Date, subject to Mr. Purakayastha’s continued employment through each vesting date, and (ii) an award of 129,000 restricted stock units, which will vest ratably on each of the first four anniversaries of the Closing Date, subject to Mr. Purakayastha’s continued employment through each vesting date, but only if the closing price of a share of Class A common stock equals or exceeds $12.50 on at least 20 out of 30 consecutive trading days prior to the fourth anniversary of the Closing Date. The term sheet provides that, if Mr. Purakayastha’s employment is terminated by the Company without “cause” or by the Company for “good reason” (as such terms are defined in the term sheet), then subject to his execution of a release of claims, he will be entitled to severance benefits consisting of 12 months of base salary and benefits continuation. If the termination occurs within 12 months after a “change in control” (as defined the Company’s Incentive Plan), then Mr. Purakayastha instead will be entitled to (i) 12 months of base salary and benefits continuation, (ii) a prorated target bonus for the year of termination, (iii) a target bonus for the year of termination and (iv) accelerated vesting of outstanding equity awards. As a condition of his employment, Mr. Purakayastha also entered into a restrictive covenants agreement, which includes (i) a perpetual confidentiality covenant, (ii) a non-solicitation of employees and customers covenant and a non-competition covenant, each of which applies during employment and for 12 months thereafter, and (iii) a perpetual non-disparagement covenant.
Employment Agreement Term Sheet with Mr. Murray
In connection with Mr. Murray’s appointment as Interim Chief Financial Officer and Chief Accounting Officer, the Company entered into an employment agreement term sheet with Mr. Murray, which became effective as of the Closing. The term sheet provides that Mr. Murray will receive a base salary of $300,000, will be eligible to earn an annual cash bonus with a target equal to 40% of his base salary, and will be eligible to participate in the Company’s benefit plans consistent with those made available to the Company’s other senior executives. The term sheet provides for initial equity grants, which were made on the Closing Date, consisting of (i) an award of 36,408 restricted stock units, which will vest ratably on each of the first four anniversaries of the Closing Date, subject to Mr. Murray’s continued employment through each vesting date, and (ii) an award of 36,408 restricted stock units, which will vest ratably on each of the first four anniversaries of the Closing Date, subject to Mr. Murray’s continued employment through each vesting date, but only if the closing price of a share of Class A common stock equals or exceeds $12.50 on at least 20 out of 30 consecutive trading days prior to the fourth anniversary of the Closing Date.
The term sheet provides that, if Mr. Murray’s employment is terminated by the Company without “cause” or by the Company for “good reason” (as such terms are defined in the term sheet), then subject to his execution of a release of claims, he will be entitled to severance benefits. If the termination occurs on or prior to the first anniversary of the Closing Date, the severance benefits will consist of (i) a lump sum payment equal to six months of base salary plus 50% of target bonus, (ii) the prior years’ bonus, if not yet paid, (iii) six months of benefits continuation and (iv) six months of access to the Company’s Leadership & Business and Technology & Development Program. If the termination occurs after the first anniversary of the Closing Date, the severance benefits will consist of six months of base salary and benefits continuation. If the termination occurs within 12 months after a “change in control” (as defined the Company’s 2020 Omnibus Incentive Plan), then in lieu of the above severance benefits, Mr. Murray will be entitled to (a) nine months of base salary and benefits continuation, (b) a prorated target bonus for the year of termination, (c) a target bonus for the year of termination and (d) accelerated vesting of outstanding equity awards.
As a condition of his employment, Mr. Murray also entered into a restrictive covenants agreement, which includes (i) a perpetual confidentiality covenant, (ii) a non-solicitation of employees and customers covenant and a non-competition covenant, each of which applies during employment and for 12 months thereafter, and (iii) a perpetual non-disparagement covenant.
Director Compensation
Director Compensation for the Year Ended January 31, 2021
During the fiscal year ended January 31, 2021, other than Mr. Hovsepian (whose compensation is described above), the Skillsoft board of directors consisted of individuals who are not directors of Skillsoft following Skillsoft’s restructuring in connection with its emergence from Chapter 11 bankruptcy protection on August 27, 2020. In addition to Mr. Hovsepian, the Skillsoft board of directors from August 27, 2020 to June 11, 2021 included the following independent directors: David Aloise, Alan Carr, Eugene Davis, Sherman Edmiston, and Peter Schmitt. The new board of directors approved fees of $10,000 per month for the independent directors for their service effective August 27, 2020, and paid to each independent director in advance on the 28th of each month.
Director Compensation following the Transactions
We further expect to provide compensation to our non-employee directors for their services. This compensation will be reported in our reports pursuant to the Exchange Act as required by the Exchange Act and regulations promulgated thereunder.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Other than as described below, there have not been, nor are there any currently proposed, transactions or series of similar transactions meeting this criteria to which we have been or will be a party other than compensation arrangements, including employment, termination of employment and change in control arrangements, which are described where required under “Executive Compensation”. We believe the terms of the transactions described below were comparable to terms we could have obtained in arm’s-length dealings with unrelated third parties.
Churchill Related Party Transactions
In May 2019, the Sponsor purchased an aggregate of 8,625,000 shares of Churchill Class B common stock for an aggregate purchase price of $25,000, or approximately $0.003 per share. On June 7, 2019, Churchill effected a stock dividend of one-third of one share of Churchill Class B common stock for each outstanding share of Churchill Class B common stock, resulting in the Sponsor holding an aggregate of 11,500,000 shares of Churchill Class B common stock. On June 26, 2019, Churchill effected a further stock dividend of one-half of a share of Churchill Class B common stock for each outstanding share of Churchill Class B common stock, resulting in the Sponsor holding an aggregate of 17,250,000 shares of Churchill Class B common stock. The number of Class B common stock issued was determined based on Churchill’s expectation that the Class B common stock would represent 20% of the outstanding shares of Churchill common stock upon completion of the Churchill IPO.
The Sponsor also purchased an aggregate of 15,800,000 Private Placement Warrants for a purchase price of $1.00 per warrant in a private placement that occurred simultaneously with the closing of the Churchill IPO. Each private placement warrant entitles the holder thereof to purchase one share of Churchill Class A common stock at a price of $11.50 per share, subject to adjustment. Effective at Closing, the Sponsor transferred 1,000,000 Private Placement Warrants to Jeffrey Tarr pursuant to the Tarr Warrant Agreement entered into in connection with the Tarr Employment Agreement.
In connection with the Churchill IPO, Churchill entered into an Administrative Services Agreement pursuant to which it paid an affiliate of the Sponsor a total of $20,000 per month for office space and administrative and support services. Upon completion of Transactions, the Administrative Services Agreement terminated in accordance with its terms.
Churchill engaged the Klein Group to act as Churchill’s financial advisor in connection with the Merger and the Global Knowledge Merger and the financing thereof. Pursuant to this engagement, Skillsoft paid: (i) the Klein Group a transaction fee of $4,000,000 for services provided in connection with the Global Knowledge Merger and (ii) the Klein Group a placement fee of two percent (2%) of the principal amount raised in connection with such financing for services provided in connection therewith (excluding any principal amount raised from an affiliate of Churchill).
On November 2, 2020, Churchill issued a Note in the principal amount of $1,500,000 to the Sponsor. The Note bears no interest and is repayable in full upon the closing of the Merger. The Sponsor has the option to convert any unpaid balance of the Note into the Working Capital Warrants, which entitle the holder to purchase one share of Churchill Class A common stock equal to the principal amount of the Note so converted divided by $1.00. The terms of any such Working Capital Warrants are identical to the terms of the private placement warrants held by the Sponsor. The proceeds of the Note will be used to fund expenses related to Churchill’s normal operating expenses and other transactional related expenses. The Sponsor converted the Note into the Working Capital Warrants on the Closing Date.
Registration Rights Agreement
In connection with the execution of the Skillsoft Merger Agreement, Churchill, Skillsoft and the Sponsor entered the Registration Rights Agreement, which became effective upon the consummation of the Skillsoft Merger. Pursuant to the Registration Rights Agreement, Churchill has agreed to provide to its stockholders holding at least 5% of the registrable securities then outstanding up to four “demand” longform registrations, an unlimited number of short-form registrations and customary underwritten offering and “piggyback” registration rights with respect to the Churchill Class A common stock and warrants to purchase shares of Churchill Class A common stock, subject to certain conditions. The Registration Rights Agreement also provides that Churchill will pay certain expenses relating to such registrations and indemnify the stockholders against certain liabilities. In connection with the Transactions, Prosus, SuRo, Lodbrok and Einstein Holdings L.P. (the former owners of Global Knowledge) executed joinder agreements to the Registration Rights Agreement.
Sponsor Agreement
In connection with the execution of the Skillsoft Merger Agreement, the Sponsor, Skillsoft and certain members of Churchill’s board of directors and/or management team (the “Insiders”) entered into a sponsor agreement (the “Sponsor Agreement”). The Sponsor Agreement provides that all the Founder Shares owned by the Sponsor (and any shares of Churchill common stock issuable upon conversion thereof) shall be unvested and shall be subject to certain time and performance-based vesting provisions described below. The Sponsor Agreement Parties have agreed, subject to certain exceptions, not to transfer any unvested Founder Shares prior to the date such securities become vested. Pursuant to the Sponsor Agreement, 75% of the unvested Founder Shares vested at the closing of the Merger and 25% of the unvested Founder Shares shall vest at such time as the Stock Price Level (as defined below) is achieved. In the event Skillsoft enters into a binding agreement related to certain sale transactions involving the shares of the Class A common stock or all or substantially all the assets of Skillsoft (a “Skillsoft Sale”), all unvested Founder Shares shall vest on the day prior to the closing of such Skillsoft Sale.
The “Stock Price Level” will be considered achieved only (a) when the price of the shares of Class A common stock on the NYSE is greater than or equal to $12.50 or (b) in a Skillsoft Sale.
Stockholders Agreement
Churchill, the Sponsor and Michael Klein have entered into the Stockholders Agreement, pursuant to which the Sponsor has the right to nominate two directors to our Board following the consummation of the Merger (the “Churchill Directors”). If the Sponsor’s ownership of the aggregate outstanding shares of our Class A common stock is less than 5% (but is equal to or greater than 1%), the Sponsor will have the right to nominate one Churchill Director; and if the Sponsor’s ownership of the aggregate outstanding shares of our Class A common stock is less than 1%, the Sponsor will not have any director nomination rights. In addition, Churchill has agreed pursuant to the Stockholders Agreement to, among other things, (i) cause the Board to (x) be initially comprised of seven directors and (y) from and after the first annual meeting of our stockholders following the consummation of the Merger, be comprised of nine directors and (ii) appoint at least one director designated by the Sponsor to each committee of the Board for so long as the Sponsor’s ownership of the aggregate outstanding shares of our Class A common stock is greater than 5%.
PIPE Investments
Funds affiliated with certain members of the Churchill board of directors invested in the PIPE Investment, including the following:
•
Churchill entered into a Subscription Agreement with SuRo for the purchase of $10,000,000 in the SuRo PIPE Investment. Mark Klein, a director of Churchill and brother of Michael Klein, manages and has an ownership interest in SuRo.

The terms and conditions of the SuRo PIPE Investment are the same in all material respects as all other investments in Churchill common stock consummated in connection with the Merger other than the Prosus Subscription Agreement.
Skillsoft’s Related Party Transactions
Senior Secured First Out Credit Term Loan & Senior Secured Second Out Term Loan
In connection with Skillsoft’s reorganization plan in the Chapter 11 proceedings, on August 27, 2020, (i) Software Luxembourg Acquisition S.à r.l., a wholly-owned subsidiary of Skillsoft (“Skillsoft Borrower”), entered into the Senior Secured Term Loan Credit Agreement (the “Senior Secured First Out Term

Loan”), by and among Skillsoft Intermediate, Skillsoft Borrower, the other borrowers party thereto, the lenders party thereto, and WSFS, as administrative agent and the collateral agent, which provided for $110 million in principal amount of first out term loans, and (ii) Skillsoft Borrower entered into the Senior Secured Second Out Term Loan, by and among Skillsoft Intermediate, Skillsoft Borrower, the other borrowers party thereto, the lenders party thereto and WSFS, as administrative agent and the collateral agent, which provided for $410 million in principal amount of second out term loans. Certain of the lenders party to the Senior Secured First Out Term Loan and the Senior Secured Second Out Term Loan, including (a) Eaton Vance Management, (b) EQT Fund Management s.à r.l. / EQT Services (UK) Limited, (c) DDJ Capital Management LLC, (d) Lodbrok Capital LLP and (e) Symphony Asset Management LLC, each hold greater than 5% of Skillsoft’s outstanding common shares. Each of the Senior Secured First Out Term Loan and the Senior Secured Second Out Term Loan was amended as of October 12, 2020, in connection with the Skillsoft Merger Agreement, and repaid and terminated as part of entry into the Term Loan Facility in July 2021 (see “Prospectus Summary — Recent Developments”). See “Security Ownership of Certain Beneficial Owners and Management of Skillsoft.”
Skillsoft Trust Agreement
In connection with Skillsoft’s reorganization plan in the Chapter 11 proceedings, on August 26, 2020, Skillsoft (US) Corporation entered into a trust agreement for the Skillsoft Trust, a Delaware statutory trust, by and between Skillsoft (US) Corporation, as administrator, and Delaware Trust Company, as Delaware trustee, for purposes of holding in trust certain Skillsoft Shares allocated, but not yet distributed, to holders of prepetition first lien debt claims and second lien debt claims, for the benefit of such holders. The Skillsoft Trust will cause all of the Skillsoft Shares it holds in trust to be present and accounted for at any meeting of the Skillsoft shareholders for purposes of obtaining a quorum, but the Skillsoft Trust is required to waive its right to vote, or abstain from voting, such shares and any and all such other securities at any such meeting of the Skillsoft shareholders. Holders of prepetition first lien debt claims and second lien debt claims are required to execute certain documentation, including a joinder to the Skillsoft Shareholders’ Agreement, in order to receive their respective allocations of Skillsoft Shares, and until such time, such shares are held in trust by the Skillsoft Trust.
Employment Arrangements
Skillsoft has entered into employment agreements with each of its named executive officers, and, in connection with a potential sale and/or restructuring transaction involving Skillsoft (US) Corporation, granted retention bonus awards to several of its directors and named executive officers. For more information regarding these arrangements see the section entitled “Management of Skillsoft — Skillsoft Compensation.”
Indemnification Agreements
In connection with the consummation of the Merger, Skillsoft entered into indemnification agreements with its directors and executive officers. Those indemnification agreements and Skillsoft bylaws in effect upon the consummation of the Merger require Skillsoft to indemnify all directors and officers to the fullest extent permitted by Delaware law against any and all expenses, judgments, liabilities, fines, penalties, and amounts paid in settlement of any claims. The indemnification agreements will also provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to Skillsoft if it is found that such indemnitee is not entitled to such indemnification under applicable law.
The Transactions
On October 13, 2020, Churchill, Skillsoft and Global Knowledge entered into the Merger Agreement, the Global Knowledge Merger Agreement and the Prosus Subscription Agreement. On June 10, 2021, Churchill held the Churchill Special Meeting, at which the Churchill stockholders considered and adopted, among other matters, a proposal to adopt and approve the Skillsoft Merger Agreement and the transactions contemplated thereby, including the Merger.

On June 11, 2021, the parties consummated the Merger. In connection with the consummation of the Mergers:
•
Holders of 34,690,979 public shares sold in the Churchill IPO properly exercised their right to have such shares redeemed for a full pro rata portion of the trust account holding the proceeds from the Churchill IPO, calculated as of two business days prior to the consummation of the business combination, or approximately $10.10 per share and approximately $350.4 million in the aggregate.

•
At the effective time of the Merger, (i) each outstanding Skillsoft Class A share (other than shares owned by Churchill, which were automatically canceled and retired and ceased to exist, and no consideration was delivered in exchange therefor) was automatically cancelled and Churchill issued as consideration therefor (A) 6.25 shares of Churchill Class A common stock and (B) one share of Churchill Class C common stock and (ii) each outstanding Skillsoft Class B share was automatically cancelled and Churchill issued as consideration therefor 28.125 shares of Churchill Class A common stock, in each case except for any fractional shares of Churchill Class A common stock which would result from conversion (which instead were paid out in cash in accordance with the Skillsoft Merger Agreement). Immediately following the effective time of the Merger, each outstanding share of Churchill Class C common stock issued to the former holders of Skillsoft Class A shares in connection with the Merger was redeemed for a redemption price of (i) $131.51 per share in cash and (ii) $5.208 per share in incremental indebtedness under the Senior Secured Second Out Term Loan.

•
At the effective time of the Global Knowledge Merger, as consideration for the Global Knowledge Merger, 100% of the issued and outstanding equity interests of Global Knowledge converted, in the aggregate, into the right to receive warrants, each of which entitles the holders thereof to purchase one share of Churchill Class A common stock at an exercise price of $11.50 per share. The aggregate number of warrants received by the equity holders of Global Knowledge as consideration in the Global Knowledge Merger was 5,000,000. The warrants issued to the equity holders of Global Knowledge are non-redeemable and otherwise substantially similar to the private placement warrants issued to the Sponsor, in connection with the Churchill IPO.

•
On October 12, 2020, in connection with the execution of the Skillsoft Merger Agreement, MIH Edtech Investments B.V. (formerly known as MIH Ventures B.V.) (“MIH Edtech Investments”), entered into the Prosus Subscription Agreement with Churchill and the Sponsor, and on February 16, 2021 MIH Edtech Investments assigned all of its rights, title and interest in and to, and obligations under, the Prosus Subscription Agreement to MIH Learning B.V. (“MIH Learning”) and MIH Learning accepted such assignments. Pursuant to the Prosus Subscription Agreement, MIH Learning subscribed for 10,000,000 newly issued shares of Churchill Class A common stock, at a purchase price of $10.00 per share, to be issued at the Closing, and Churchill granted MIH Learning a 30-day option to subscribe for up to the lesser of (i) an additional 40,000,000 newly-issued shares of Churchill Class A common stock, at a purchase price of $10.00 per share or (ii) such additional number of shares that would result in MIH Learning beneficially owning shares of Class A common stock representing 35% of the issued and outstanding shares of Churchill Class A common stock on a fully-diluted and as-converted basis (excluding any warrants issued to MIH Learning pursuant to the Prosus Subscription Agreement) immediately following the consummation of the Merger (the “Prosus Maximum Ownership Amount”). On November 10, 2020, MIH Learning exercised the Option to subscribe for an additional 40,000,000 shares of Churchill Class A common stock in the Second Step Prosus Investment (or such number of shares as may be reduced pursuant to the Prosus Subscription Agreement). Churchill and MIH Learning also agreed that following the consummation of the Merger, to the extent that following the Second Step Prosus Investment, MIH Learning beneficially owned less than the Prosus Maximum Ownership Amount, MIH Learning would have the concurrent right to purchase a number of additional shares of Churchill Class A common stock, at $10.00 per share, that would result in MIH Learning maintaining beneficial ownership of at least, but no more than, the Prosus Maximum Ownership Amount. The Prosus Top-Up Right was not exercised.

•
On October 14, 2020, in connection with the execution of the Skillsoft Merger Agreement, Churchill entered into a subscription agreement with SuRo pursuant to which SuRo subscribed for 1,000,000 newly-issued shares of Churchill Class A common stock, at a purchase price of $10.00 per share, to be issued at the Closing of the Merger. Mark Klein, a Churchill director and brother of Michael Klein, manages and has an ownership interest in SuRo. The issuance of the shares of Churchill Class A common stock pursuant to the SuRo Subscription Agreement was subject to approval by Churchill’s stockholders because the number of shares of Class A common stock issuable pursuant to the SuRo Subscription Agreement, together with the shares of Class A common stock issuable pursuant to the Prosus Subscription Agreement, represents greater than 20% of the number of shares of common stock outstanding before such issuance and may result in a change of control of Churchill. The obligations to consummate the transactions contemplated by the SuRo Subscription Agreement were conditioned upon, among other things, customary closing conditions and the consummation of the Merger.
•
On October 13, 2020, in connection with the execution of the Global Knowledge Merger Agreement, Churchill entered into a subscription agreement with Lodbrok pursuant to which Lodbrok subscribed for 2,000,000 newly-issued shares of Churchill Class A common stock, at a purchase price of $10.00 per share, to be issued at the closing of the Global Knowledge Merger. The issuance of the shares of Churchill Class A common stock pursuant to the Lodbrok Subscription Agreement was not subject to approval by Churchill’s stockholders. The obligations to consummate the transactions contemplated by the Lodbrok Subscription Agreement were conditioned upon, among other things, customary closing conditions and the consummation of the Global Knowledge Merger.

•
Prior to the Closing, the Company consummated the PIPE Investments and issued 53,000,000 shares of its Class A common stock and warrants to purchase 16,666,667 shares of its Class A common Stock for aggregate gross proceeds of $530,000,000.

•
Upon consummation of the Closing, the Sponsor’s 17,250,000 Founders Shares were automatically converted into 17,250,000 shares of our Class A common stock.

•
Sponsor elected to convert the full balance of the Note, in the principal amount of $1,500,000, into 1,500,000 Working Capital Warrants.

•
Effective at Closing, the Sponsor transferred 1,000,000 Private Placement Warrants to Jeffrey Tarr pursuant to the Tarr Warrant Agreement entered into in connection with the Tarr Employment Agreement.

Equity Grants to Directors and Executive Officers; Transaction Bonuses
We have granted stock options and restricted stock units to our certain of our directors and executive officers and transaction bonuses to certain of our named executive officers. For more information see the section entitled “Executive Compensation.”
Limitation of Liability and Indemnification of Directors and Officers
Our second amended and restated certificate of incorporation provides that no director will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except as required by applicable law, as in effect from time to time. For more information regarding the limitations of liability and indemnification see the section entitled “Description of Securities.”
Related-Party Transaction Policy
We have adopted a formal written policy that applies to our executive officers, directors, holders of more than five percent of any class of our voting securities and any member of the immediate family of, and any entity affiliated with, any of the foregoing persons.

BENEFICIAL OWNERSHIP OF SECURITIES
The following table sets forth information known to us regarding the beneficial ownership of our common stock as of June 11, 2021 by:
•
each person who is the beneficial owner of more than 5% of the outstanding shares of our common stock;

•
each of our named executive officers and directors; and

•
all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed above has sole voting and investment power with respect to such shares.
The beneficial ownership of our common stock is based on 133,059,021 shares of common stock issued and outstanding immediately following the consummation of the Merger on June 11, 2021. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership, we deemed outstanding shares of our common stock subject to options and warrants held by that person that are currently exercisable or exercisable within 60 days of June 11, 2021. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Beneficial Ownership Table
Name and Address of Beneficial Owner(1)	Number of Shares	Percent Owned
Five Percent Holders:
MIH Learning B.V.(2)	66,666,667	44.5%
Churchill Sponsor II LLC(3)	33,550,000	22.5%
Lodbrok Capital LLP(4)	8,540,344	6.4%
Named Executive Officers and Directors:
Jeffrey Tarr(5)	1,000,000	*
Ryan Murray	—	—
Aparatim Purakayastha	—	—
Helena B. Foulkes	—	—
Ronald W. Hovsepian	—	—
Lawrence C. Illg(6)	63,333	*
Michael Klein(3)	33,550,000	22.5%
Patrick Kolek	20,000	*
Karen G. Mills	—	—
Peter Schmitt	—	—
Lawrence H. Summers	—	—
All executive officers and directors as a group (16 individuals)	34,633,333	23.0%

*
Less than 1%.

(1)
Unless otherwise noted, the address of each of the following entities or individuals is c/o Skillsoft Corp., 300 Innovative Way, Suite 201, Nashua, New Hampshire 03062.

(2)
MIH Learning, as assignee of the rights and obligations of MIH Edtech Investments B.V. under the Prosus Subscription Agreement, will own the shares of our Class A common stock set forth opposite its name. The number above includes 16,666,667 shares of our Class A common stock that may be issued upon exercise of the Prosus Warrants. MIH Learning is an indirect wholly owned subsidiary of Prosus N.V. Prosus N.V. is a direct subsidiary of Naspers Limited (“Naspers”). Naspers holds ordinary shares of Prosus N.V. that represent 73.2% of the voting rights in respect of Prosus N.V.’s shares. As a result, shares of our Class A common stock owned by MIH Learning may be deemed to be beneficially owned by Prosus N.V. and by Naspers. Prosus N.V. is a publicly traded limited liability company incorporated under the laws of the Netherlands. Naspers is a publicly traded limited liability company incorporated under the laws of the Republic of South Africa. The business address for MIH Learning is Symphony Offices, Gustav Mahlerplein 5, 1082 MS Amsterdam, 048624.
(3)
The shares beneficially owned by Churchill Sponsor II LLC, the Sponsor, may also be deemed to be beneficially owned by Mr. Klein who controls the managing member of the Sponsor. Our directors also hold non-managing interests in the Sponsor. The business address for Churchill Sponsor II LLC is 640 Fifth Avenue, 12th Floor, New York, New York 10019. In accordance with the Sponsor Agreement, the Sponsor agreed, subject to certain exceptions, not to transfer any unvested Founder Shares prior to the date such securities become vested. Pursuant to the Sponsor Agreement, 75% of the unvested Founder Shares vested at the closing of the Merger and 25% of the unvested Founder Shares shall vest at such time as the Stock Price Level is achieved. In the event Skillsoft enters into a binding agreement related to a Skillsoft Sale, all unvested Founder Shares shall vest on the day prior to the closing of such Skillsoft Sale.

(4)
Interests shown consist of (i) 6,540,344 shares of our Class A common stock received as a shareholder of Skillsoft Predecessor pursuant to the Skillsoft Merger Agreement at Closing and (ii) 2,000,000 shares of our Class A common stock that were issued pursuant to the Lodbrok Subscription Agreement in the PIPE Investment. Such shares of our Class A common stock are held by certain funds and managed accounts to which Lodbrok Capital LLP serves as investment manager. The business address of such holders is 55 St. James Street, 2nd Floor, London, SW1A 1LA, United Kingdom. Voting and disposition decisions at Lodbrok Capital LLP are considered by an investment committee comprising Mikael Brantberg (as the CIO), analysts and a trader, with the power to vote or dispose of any shares resting with Mr. Brantberg. Mr. Brantberg disclaims beneficial ownership of all such shares, except to the extent of his pecuniary interest.

(5)
Effective at Closing, the Sponsor transferred 1,000,000 Private Placement Warrants to Jeffrey Tarr pursuant to the Tarr Warrant Agreement entered into in connection with the Tarr Employment Agreement.

(6)
Interests shown consist of (i) 55,000 shares of our Class A common stock and (ii) 8,333 shares of our Class A common stock that may be issuable upon exercise of warrants, at an exercise price of $11.50 per share.

SELLING SECURITYHOLDERS
This prospectus relates to the resale by the Selling Securityholders from time to time of up to 104,216,667 shares of Class A common stock (including 15,800,000 shares of Class A common stock that may be issued upon exercise of the Private Placement Warrants, 1,500,000 shares of Class A common stock that may be issued upon exercise of the Working Capital Warrants and 16,666,667 shares of Class A common stock that may be issued upon exercise of the Prosus Warrants to purchase up to 33,966,667 shares of Class A common stock (consisting of the Private Placement Warrants, the Working Capital Warrants and the Prosus Warrants)). The Selling Securityholders may from time to time offer and sell any or all of the Class A common stock and warrants set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, and their permitted transferees who later come to hold any of the Selling Securityholders’ interest in the Class A common stock or warrants in accordance with the terms of the agreement(s) governing the registration rights applicable to such Selling Securityholder’s shares of Class A common stock or warrants.
The following table sets forth, as of the date of this prospectus, the names of the Selling Securityholders, the aggregate number of shares of Class A common stock and warrants beneficially owned prior to the sale of the securities offered hereby by the Selling Securityholders, the aggregate number of shares of Class A common stock and warrants that the Selling Securityholders may offer pursuant to this prospectus and the number of shares of Class A common stock and warrants beneficially owned by the Selling Securityholders after the sale of the securities offered hereby.
We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable. The beneficial ownership of our common stock is based on 133,059,021 shares of common stock issued and outstanding immediately following the consummation of the Merger on June 11, 2021. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership, we deemed outstanding shares of our common stock subject to options and warrants held by that person that are currently exercisable or exercisable within 60 days of June 11, 2021. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such Class A common stock or warrants. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the Class A common stock and warrants in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that the Selling Securityholders will have sold all of the securities covered by this prospectus upon the completion of the offering.
Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of shares registered on its behalf. A Selling Securityholder may sell or otherwise transfer all, some or none of such shares in this offering. See “Plan of Distribution.”
Unless otherwise indicated, the business address of each beneficial owner listed in the table below is c/o 300 Innovative Way, Suite 201, Nashua, NH, 03062.

	Securities Beneficially Owned Prior to this Offering		Securities to be Sold in this Offering(1)		Securities Beneficially Owned After this Offering
Name of Selling Securityholder	Shares of Class A common stock(2)	Warrants(3)	Shares of Class A common stock(2)	Warrants(3)	Shares of Class A common stock(2)%		Warrants(3)%
MIH Learning B.V.(4)	66,666,667	16,666,667	66,666,667	16,666,667	—	—	—	—
Churchill Sponsor II LLC(5)	33,550,000	16,300,000	33,550,000	16,300,000	—	—	—	—
SuRo Capital Corp.(6)	1,000,000	—	1,000,000	—	—	—	—	—
Lodbrok Capital LLP(8)	8,540,344	—	2,000,000	—	6,540,344	4.9%	—	—
Jeffrey Tarr(9)	1,000,000	1,000,000	1,000,000	1,000,000	—	—	—	—

(1)
The amounts set forth in this column are the number of shares of Class A common stock and warrants that may be offered for sale from time to time by each Selling Securityholder using this prospectus. These amounts do not represent any other shares of our Class A common stock or warrants that the Selling Securityholder may own beneficially or otherwise.

(2)
Represents shares of our Class A common stock, including the shares of our Class A common stock underlying the Private Placement Warrants, the Working Capital Warrants and the Prosus Warrants.

(3)
Represents the Private Placement Warrants, the Working Capital Warrants and the Prosus Warrants.

(4)
Interests shown consist of (i) 50,000,000 shares of our Class A common stock, (ii) 16,666,667 shares of our Class A common stock that may be issued upon exercise of the Prosus Warrants and (iii) the Prosus Warrants. The business address of MIH Learning B.V. is Symphony Offices, Gustav Mahlerplein 5, 1082 MS Amsterdam, 048624. On October 12, 2020, MIH Learning, as assignee of the rights and obligations of MIH Edtech Investments B.V. under the such agreement, entered into the Prosus Subscription Agreement with the Company to subscribe for and purchase up to 50,000,000 Class A common shares of the Company. The Prosus PIPE Investment was consummated on June 11, 2021. Pursuant to the Prosus Subscription Agreement, MIH Learning has the right to nominate a number of directors to the Board in proportion to its beneficial ownership of Class A common stock, subject to certain conditions. The two designees that have been appointed to the Board pursuant to MIH Learning’s board nomination right, Patrick Kolek and Lawrence C. Illg, currently serve as officers of affiliates of MIH Learning. In addition, MIH Learning, as assignee of the rights and obligations of MIH Edtech Investments under such agreement, entered into a Strategic Support Agreement with the Company, pursuant to which MIH Learning agreed to provide certain business development and investor relations support to the Company for one year after closing of the Prosus PIPE Investment.

(5)
Interests shown consist of (i) 16,300,000 Private Placement Warrants and Working Capital Warrants and (ii) (A) 16,300,000 shares of our Class A common stock that may be issued upon exercise of Private Placement Warrants and Working Capital Warrants and (B) 17,250,000 shares of our Class A common stock issued upon conversion of the Founder Shares at Closing. The business address for Churchill Sponsor II LLC is 640 Fifth Avenue, 12th Floor, New York, New York 10019. Michael Klein, who is a member of our Board, is the sole stockholder of M. Klein Associates, Inc., which is the managing member of Churchill Sponsor II LLC. Churchill Sponsor II LLC is party to the Sponsor Agreement. In accordance with the Sponsor Agreement, the Sponsor agreed, subject to certain exceptions, not to transfer any unvested Founder Shares prior to the date such securities become vested. Pursuant to the Sponsor Agreement, 75% of the unvested Founder Shares vested at the closing of the Merger and 25% of the unvested Founder Shares shall vest at such time as the Stock Price Level is achieved. In the event Skillsoft enters into a binding agreement related to a Skillsoft Sale, all unvested Founder Shares shall vest on the day prior to the closing of such Skillsoft Sale.

(6)
The business address for SuRo Capital Corp. is c/o Allison Green, One Sansome Street, Suite #730, San Francisco, CA, 94104. The chief executive officer & president of SuRo Capital Corp. is Mark Klein, who is a member of the board of Churchill Sponsor II LLC and the brother of Michael Klein, who is a member of the Board.

(7)
Interests shown consist of (i) 6,540,344 shares of our Class A common stock received as a shareholder of Skillsoft Predecessor pursuant to the Skillsoft Merger Agreement at Closing and (ii) 2,000,000 shares of our Class A common stock that were issued pursuant to the Lodbrok Subscription Agreement in the PIPE Investment. Such shares of our Class A common stock are held by certain funds and managed accounts to which Lodbrok Capital LLP serves as investment manager. The business address of such holders is 55 St. James Street, 2nd Floor, London, SW1A 1LA, United Kingdom. Voting and disposition decisions at Lodbrok Capital LLP are considered by an investment committee comprising Mikael Brantberg (as the CIO), analysts and a trader, with the power to vote or dispose of any shares resting with Mr. Brantberg. Mr. Brantberg disclaims beneficial ownership of all such shares, except to the extent of his pecuniary interest.

(8)
Interests shown consist of 1,000,000 Private Placement Warrants transferred by the Sponsor to Jeffrey Tarr pursuant to the Tarr Warrant Agreement at Closing.

DESCRIPTION OF SECURITIES
The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities and is qualified in its entirety by our second amended and restated certificate of incorporation and bylaws. The full text of our second amended and restated certificate of incorporation and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. For a complete description of the rights and preferences of our securities, we urge you to read our second amended and restated certificate of incorporation, bylaws and the applicable provisions of Delaware law.
Authorized and Outstanding Stock
Our second amended and restated certificate of incorporation authorizes the issuance of shares of our capital stock, each with a par value of $0.0001, consisting of (a) 375,000,000 shares of Class A common stock and (b) 20,000,000 shares of Class B common stock; (c) 3,840,000 shares of Class C common stock and (d) 10,000,000 shares of preferred stock. The outstanding shares of Class A common stock are, and the shares of common stock issuable upon exercise of the warrants will be, duly authorized, validly issued, fully paid and non-assessable.
As of immediately following the consummation of the Transactions, there were (i) 133,059,021 shares of our Class A common stock outstanding, excluding the 34,690,979 shares that were validly redeemed in connection with the Transactions; (ii) Nil shares of Class B common stock outstanding; (iii) Nil shares of Class C common stock outstanding; (iv) no shares of preferred stock outstanding; (v) 23,000,000 shares of Class A common stock issuable upon the exercise of the Public Warrants; (vi) 15,800,000 shares of Class A common stock issuable upon the exercise of the Private Placement Warrants; (vii) 1,500,000 shares of Class A common stock issuable upon the exercise of the Working Capital Warrants; and (viii) 16,666,667 shares of Class A common stock issuable upon the exercise of the Prosus Warrants.
Voting Power
Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, under our second amended and restated certificate of incorporation, the holders of common stock will possess all voting power for the election of directors and all other matters requiring stockholder action and will be entitled to one vote per share on matters to be voted on by stockholders. The holders of our Class A common stock will at all times vote together as one class on all matters submitted to a vote of the common stock under the second amended and restated certificate of incorporation.
Dividends
Subject to the rights, if any, of the holders of any outstanding shares of preferred stock, under our second amended and restated certificate of incorporation, holders of our Class A common stock will be entitled to receive such dividends and other distributions, if any, as may be declared from time to time by the Board in its discretion out of funds legally available therefor and shall share equally on a per share basis in such dividends and distributions.
Liquidation, Dissolution and Winding Up
In the event of the voluntary or involuntary liquidation, dissolution, or winding-up of the Company, the holders of our Class A common stock will be entitled to receive all the remaining assets of the Company available for distribution to stockholders, ratably in proportion to the number of shares of Class A common stock held by them, after the rights of creditors of the Company and the holders of any outstanding shares of preferred stock have been satisfied.
Preemptive or Other Rights
The holders of our Class A common stock do not have preemptive or other subscription rights and there is no sinking fund or redemption provisions applicable to our Class A common stock.

Units
Churchill’s publicly traded units separated into the component securities upon consummation of the business combination and no longer trade as a separate security.
Founder Shares
In connection with the execution of the Skillsoft Merger Agreement, the Sponsor, Skillsoft and the Insiders entered into the Sponsor Agreement. The Sponsor Agreement also provides that all the Founder Shares owned by the Sponsor (and any shares of Churchill common stock issuable upon conversion thereof) shall be unvested and shall be subject to certain time and performance-based vesting provisions described below. The Sponsor Agreement Parties have agreed, subject to certain exceptions, not to transfer any unvested Founder Shares prior to the date such securities become vested. Pursuant to the Sponsor Agreement, 75% of the unvested Founder Shares shall vest at the closing of the Merger and 25% of the unvested Founder Shares shall vest at such time as the Stock Price Level (as defined below) is achieved. In the event Churchill enters into a binding agreement related to certain sale transactions involving the shares of Churchill common stock or all or substantially all the assets of Churchill (a “Churchill Sale”), all unvested Founder Shares shall vest on the day prior to the closing of such Churchill Sale.
The “Stock Price Level” will be considered achieved only (a) when the price of Churchill common stock on the NYSE is greater than or equal to $12.50 or (b) in a Churchill Sale.
The Sponsor Agreement shall terminate on the earlier of (a) the liquidation of Skillsoft and (b) the expiration of the Lock-up Periods.
Preferred Stock
Our second amended and restated certificate of incorporation authorizes 10,000,000 shares of preferred stock and provides that shares of preferred stock may be issued from time to time in one or more series. The Board is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. The Board is be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of the Board is to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.
Warrants
Public Warrants
Each whole Public Warrant entitles the registered holder to purchase one share of our Class A common stock at a price of  $11.50 per share, subject to adjustment as discussed below, at any time commencing on July 11, 2021. Pursuant to the warrant agreement, a holder may exercise its Public Warrants only for a whole number of shares of our Class A common stock. This means only a whole Public Warrant may be exercised at a given time by a holder. The Public Warrants will expire at 5:00 p.m., New York City time, on June 11, 2026 or earlier upon redemption or liquidation.
We are not obligated to deliver any shares of Class A common stock pursuant to the exercise of a Public Warrant and have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of the shares of Class A common issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of Class A common stock is available, subject to our satisfying our obligations described below with respect to registration. No Public Warrant will be exercisable for cash or on a cashless basis, and we are not be obligated to issue any shares to holders seeking to exercise their Public Warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Public Warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless.
Registration Rights
We have agreed that as soon as practicable, but in no event later than fifteen (15) business days after June 11, 2021, we will use our reasonable best efforts to file with the SEC, and within sixty (60) business days following June 11, 2021 to have declared effective, a registration statement covering the issuance of the shares of our Class A common stock issuable upon exercise of the Public Warrants and to maintain a current prospectus relating to those shares of Class A common stock until the Public Warrants expire or are redeemed. Notwithstanding the above, if our Class A common stock is at the time of any exercise of a Public Warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but will use our reasonable best efforts to qualify the shares under applicable blue sky laws to the extent an exemption is not available.
Redemption of Warrants for Cash. Once the Public Warrants become exercisable, we may call the Public Warrants for redemption:
•
in whole and not in part;

•
at a price of $0.01 per Public Warrant;

•
upon a minimum of thirty (30) days’ prior written notice of redemption, or the thirty (30)-day redemption period, to each warrant holder; and

•
if, and only if, the closing price of our Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading days within a thirty (30)-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders; and

•
if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying the warrants.

If and when the Public Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.
We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Public Warrants, each warrant holder will be entitled to exercise his, her or its Public Warrant prior to the scheduled redemption date. However, the price of the Class A common stock may fall below the $18.00 redemption trigger price as well as the $11.50 warrant exercise price after the redemption notice is issued.
Redemption Procedures and Cashless Exercise. If we call the Public Warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their Public Warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Class A common stock issuable upon the exercise of our Public Warrants.
In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the Public Warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price per share of the warrants by (y) the fair market value. The “fair market value” shall mean the average closing price per share of the our Class A common stock for the ten (10) trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of our Class A common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a Public Warrant redemption. If we call our Public Warrants for redemption and our management does not take advantage of this option, the Sponsor and its permitted transferees would still be entitled to exercise their Private Placement Warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.
A holder of a Public Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of our Class A common stock outstanding immediately after giving effect to such exercise.
Anti-Dilution Adjustments. If the number of outstanding shares of our Class A common stock is increased by a stock dividend payable in shares of our Class A common stock, or by a split-up of shares of our Class A common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of our Class A common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of our Class A common stock. A rights offering to holders of our Class A common stock entitling holders to purchase shares of our Class A common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of our Class A common stock equal to the product of  (1) the number of shares of our Class A common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for our Class A common stock) multiplied by (2) one minus the quotient of (x) the price per share of our Class A common stock paid in such rights offering divided by (y) the fair market value. For these purposes (1) if the rights offering is for securities convertible into or exercisable for our Class A common stock, in determining the price payable for our Class A common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (2) fair market value means the volume weighted average price per share of our Class A common stock as reported during the ten trading day period ending on the trading day prior to the first date on which the shares of our Class A common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if we, at any time while the Public Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of our Class A common stock on account of such shares of Class A common stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above and (b) certain ordinary cash dividends, then the Public Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of our Class A common stock in respect of such event.
If the number of outstanding shares of our Class A common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of our Class A common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of our Class A common stock issuable on exercise of each Public Warrant will be decreased in proportion to such decrease in outstanding shares of our Class A common stock.
Whenever the number of shares of our Class A common stock purchasable upon the exercise of the Public Warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of our Class A common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of our Class A common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Class A common stock (other than those described above or that solely affects the par value of such shares of Class A common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Class A common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Public Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of Class A common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each Public Warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the outstanding shares of our Class A common stock, the holder of a Public Warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the our Class A common stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement. Additionally, if less than 70% of the consideration receivable by the holders of our Class A common stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the Public Warrant within thirty (30) days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the per share consideration minus Black-Scholes Warrant Value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the Public Warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants in order to determine and realize the option value component of the Public Warrant. This formula is to compensate the warrant holder for the loss of the option value portion of the Public Warrant due to the requirement that the warrant holder exercise the warrant within thirty (30) days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.
The Public Warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. If you hold warrants, you should review a copy of the warrant agreement, which is filed as an exhibit to the registration statement of which this prospectus is a part, for a description of the terms and conditions applicable to the Public Warrants. The warrant agreement provides that the terms of the Public Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants.
The Public Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Class A common stock and any voting rights until they exercise their warrants and receive shares of our Class A common stock. After the issuance of shares of our Class A common stock upon exercise of the Public Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.
Private Placement Warrants and Working Capital Warrants
The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A common stock issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until July 11, 2021, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.
If holders of the Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of our Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price per share of the warrants by (y) the fair market value. The “fair market value” shall mean the average closing price per share of our Class A common stock for the ten (10) trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.
In order to finance transaction costs in connection with an intended initial business combination, the Sponsor loaned us $1,500,000 pursuant to that certain promissory note, dated November 2, 2020. The principal amount of such promissory note was converted into Working Capital Warrants by the Sponsor. The Working Capital Warrants are identical to the Private Placement Warrants issued to the Sponsor.
Registration Rights
Pursuant to a registration rights agreement entered into on June 26, 2019, the holders of the Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any shares of Class A common stock issuable upon the exercise of the Private Placement Warrants or warrants that may be issued upon conversion of Working Capital Loans and upon conversion of the Founder Shares) will be entitled to registration rights requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to Class A common stock). The holders of these securities will be entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
In connection with the Transactions, certain of the warrant holders entered into joinder agreements, or otherwise became a party, to the Registration Rights Agreement.
Annual Stockholder Meetings
Our second amended and restated certificate of incorporation and bylaws provide that annual stockholder meetings will be held at a date, time and place, if any, as exclusively selected by the Board. To the extent permitted under applicable law, we may conduct meetings by remote communications, including by webcast.
Effects of Our Second Amended and Restated Certificate of Incorporation and Bylaws and Certain Provisions of Delaware Law
Our second amended and restated certificate of incorporation, amended and restated bylaws and the DGCL contain provisions, which are summarized in the following paragraphs, that are intended to enhance the likelihood of continuity and stability in the composition of the Board. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change of control and enhance the ability of the Board to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have the effect of delaying, deterring or preventing a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including attempts that might result in a premium over the prevailing market price for the shares of our Class A common stock held by stockholders.
Authorized but Unissued Capital Stock
Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the NYSE, which would apply if and so long as our Class A common stock remains listed on the NYSE, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of our Class A common stock. Additional shares that may be used in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.
The Board may generally issue one or more series of preferred shares on terms calculated to discourage, delay or prevent a change of control of the Company or the removal of our management. Moreover, our authorized but unissued shares of preferred stock will be available for future issuances in one or more series without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, to facilitate acquisitions and employee benefit plans.
One of the effects of the existence of authorized and unissued and unreserved common stock or preferred stock may be to enable the Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive our stockholders of opportunities to sell their shares of Class A common stock at prices higher than prevailing market prices.
Classified Board of Directors
Our second amended and restated certificate of incorporation provides that, subject to the right of holders of any series of preferred stock, the Board will be divided into three classes of directors, with the classes to be as nearly equal in number as possible, and with the directors serving staggered three-year terms, with only one class of directors being elected at each annual meeting of stockholders. As a result, approximately one-third of the Board will be elected each year. The classification of directors will have the effect of making it more difficult for stockholders to change the composition of the Board.
Our second amended and restated certificate of incorporation and amended and restated bylaws provide that, except as otherwise provided for or fixed pursuant to the Stockholders Agreement, the Subscription Agreement or any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors will be determined from time to time exclusively pursuant to a resolution adopted by the Board; however, any determination by the Board to increase or decrease the total number of directors shall require the approval of 50% of the directors present at a meeting at which a quorum is present.
Business Combinations
We have opted out of Section 203 of the DGCL; however, our second amended and restated certificate of incorporation contains similar provisions providing that we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the  stockholder became an interested stockholder, unless:
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prior to such time, the Board approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

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upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or

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at or subsequent to that time, the business combination is approved by the Board and by the affirmative vote of holders of at least 66 2/3% of our outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our outstanding voting stock. “Voting stock” is stock of any class or series entitled to vote generally in the election of directors.
Under certain circumstances, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with the Company for a three-year period. This provision may encourage companies interested in acquiring the Company to negotiate in advance with the Board because the stockholder approval requirement would be avoided if the Board approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in the Board and may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.
Removal of Directors; Vacancies
Under the DGCL, unless otherwise provided in our second amended and restated certificate of incorporation, directors serving on a classified board may be removed by the stockholders only for cause. Our second amended and restated certificate of incorporation provides that, without limiting the rights of any party to the Stockholders Agreement or the Prosus Subscription Agreement and other than directors elected by holders of our preferred stock, if any, directors may be removed with or without cause upon the affirmative vote of a majority in voting power of all outstanding shares of stock entitled to vote thereon, voting together as a single class. In addition, our second amended and restated certificate of incorporation provides that, without limiting the rights of any party to the Stockholders Agreement or the rights of any party to the Prosus Subscription Agreement, any newly created directorship on the Board that results from an increase in the number of directors and any vacancies on the Board will be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum, or by a sole remaining director. Our second amended and restated certificate of incorporation provides that the Board may increase or decrease the number of directors by the affirmative vote of 50% of the directors present at the meeting at which a quorum is present.
No Cumulative Voting
Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation specifically authorizes cumulative voting. Our second amended and restated certificate of incorporation does not authorize cumulative voting. Therefore, stockholders holding a majority in voting power of the shares of our stock entitled to vote generally in the election of directors will be able to elect all of our directors.
Special Stockholder Meetings
Our second amended and restated certificate of incorporation provides that special meetings of our stockholders may be called at any time only by or at the direction of the Board or the chairperson of the Board, either on his or her own initiative or at the request of stockholders that beneficially own at least twenty-five percent (25%) in voting power of all of our then-outstanding shares of stock. Our amended and restated bylaws provide that, unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.
Requirements for Advance Notification of Director Nominations and Stockholder Proposals
Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board or a committee of the Board. In order for any matter to be properly brought before a meeting of our stockholders, a stockholder will have to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received by our secretary not less than 90 calendar days nor more than 120 calendar days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Our amended and restated bylaws also specify requirements as to the form and content of a stockholder’s notice. Our amended and restated bylaws allow the chairperson of the meeting at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings, which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also deter, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of the Company.
Stockholder Action by Written Consent
Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless our second amended and restated certificate of incorporation provides otherwise.
Amendment of Certificate of Incorporation or Bylaws
Our second amended and restated certificate of incorporation and amended and restated bylaws provide that the Board is expressly authorized to make, alter, amend, change, add to, rescind or repeal, in whole or in part, our bylaws without a stockholder vote in any matter not inconsistent with Delaware law, our second amended and restated certificate of incorporation, the Stockholders Agreement or the Prosus Subscription Agreement.
The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage.
Dissenters’ Rights of Appraisal and Payment
Under the DGCL, with certain exceptions, our stockholders will have appraisal rights in connection with a merger or consolidation of us. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.
Stockholders’ Derivative Actions
Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the incident to which the action relates or such stockholder’s stock thereafter devolved by operation of law.
Exclusive Forum
Our second amended and restated certificate of incorporation provides that unless the Company consents in writing to the selection of an alternative forum, a state court located within the State of Delaware (or if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for any (i) derivative action or proceeding brought on behalf of the Company, (ii) action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) action asserting a claim against the Company or any director, officer or other employee of the Company arising pursuant to any provision of the DGCL or our second amended and restated certificate of incorporation or our amended and restated bylaws (as either may be amended, restated, modified, supplemented or waived from time to time), (iv) action asserting a claim against the Company or any director, officer or other employee of the Company governed by the internal affairs doctrine, or (v) action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL.

These provisions shall not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Unless the Company consents in writing to the selections of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed to have notice of and consented to the forum provisions in our second amended and restated certificate of incorporation. However, it is possible that a court could find our forum selection provisions to be inapplicable or unenforceable.
Conflicts of Interest
Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. Our second amended and restated certificate of incorporation renounces, to the maximum extent permitted from time to time by Delaware law, any interest or expectancy that we have in, or right to be offered an opportunity to participate in, any business opportunities that are from time to time presented to our officers, directors or stockholders or their respective affiliates, other than those officers, directors, stockholders or affiliates who are our or our subsidiaries’ employees. Our second amended and restated certificate of incorporation provides that, to the fullest extent permitted by law, none of the Sponsor, Michael Klein, Prosus or any director who is not employed by us (including any non-employee director who serves as one of our officers in both his director and officer capacities) or any of its or his or her affiliates will have any duty to refrain from (i) engaging in and possessing interests in other business ventures of every type and description, including corporate opportunities in the same or similar business activities or lines of business in which we or our subsidiaries now engage or propose to engage or (ii) competing with us or any of our subsidiaries, on their own account, or in partnership with, or as an employee, officer, director or shareholder of any other person. In addition, to the fullest extent permitted by law, in the event that the Sponsor, Michael Klein, Prosus or any non-employee director or any of its or his or her affiliates acquires knowledge of a potential transaction or other matter which may be a corporate or other business opportunity for itself or himself, or herself, or its or his, or her, affiliates or for us or our affiliates, such person will have no duty (fiduciary, contractual or otherwise) to communicate or present such transaction or matter to us or any of our subsidiaries, as the case may be, and they may take any such opportunity for themselves or direct it to another person or entity. Our second amended and restated certificate of incorporation does not renounce our interest in any business opportunity that is expressly offered to a non-employee director solely and exclusively in his or her capacity as a director or officer of the Company and such opportunity is one the Company is legally and contractually permitted to undertake. To the fullest extent permitted by law, no business opportunity will be deemed to be a potential corporate opportunity for us unless we would be permitted to undertake the opportunity under our amended and restated certificate of incorporation, we have sufficient financial resources to undertake the opportunity and the opportunity would be in line with our business.
Indemnification of Directors and Officers
Section 102(b)(7) of the DGCL allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Company’s second amended and restated certificate of incorporation provides for this limitation of liability.
Section 145 of the DGCL, provides, among other things, that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify any persons who were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided further that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which such officer or director has actually and reasonably incurred.
Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145.
The Company’s amended and restated bylaws provide that we must indemnify and advance expenses to our directors and officers to the full extent authorized by the DGCL.
We have entered into indemnification agreements with each of our directors and executive officers. Such agreements may require us, among other things, to advance expenses and otherwise indemnify our executive officers and directors against certain liabilities that may arise by reason of their status or service as executive officers or directors, to the fullest extent permitted by law. We intend to enter into indemnification agreements with any new directors and executive officers in the future.
The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, any provision of the Company’s second amended and restated certificate of incorporation, the Company’s second amended and restated bylaws, agreement, vote of stockholders or disinterested directors or otherwise. Notwithstanding the foregoing, the Company shall not be obligated to indemnify a director or officer in respect of a proceeding (or part thereof) instituted by such director or officer, unless such proceeding (or part thereof) has been authorized by the Board pursuant to the applicable procedure outlined in the Company’s second amended and restated bylaws.
Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held jointly and severally liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.
The Company maintains and expect to maintain standard policies of insurance that provide coverage (1) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to the Company with respect to indemnification payments that the Company may make to such directors and officers.
These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.
The Company believes that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Dividends
We have not paid any cash dividends on our common stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements, the terms of any outstanding indebtedness and our general financial condition. The payment of any cash dividends will be within the discretion of the Board at such time. In addition, the Board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.
Our Transfer Agent and Warrant Agent
The transfer agent for our common stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

SECURITIES ACT RESTRICTIONS ON RESALE OF SECURITIES
In general, Rule 144 of the Securities Act, (“Rule 144”), permits the resale of restricted securities without registration under the Securities Act if certain conditions are met. Rule 144 is not available for the resale of restricted securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company, including us. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met at the time of such resale:
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the issuer of the securities that was formerly a shell company has ceased to be a shell company;

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the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

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the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

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at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Following the consummation of the Transactions, we are no longer a shell company, and as long as the conditions set forth in the exceptions listed above are satisfied, we expect Rule 144 to be available for the resale of our restricted securities.
If the above conditions have been met and Rule 144 is available, a person who has beneficially owned restricted shares of common stock or warrants for at least one year would be entitled to sell their securities pursuant to Rule 144, provided that such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale. If such persons are our affiliates at the time of, or at any time during the three months preceding, a sale, such persons would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:
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1% of the total number of shares of common stock or warrants, as applicable, then outstanding; or

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the average weekly reported trading volume of the common stock or warrants, as applicable, during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by affiliates under Rule 144, when available, will also limited by manner of sale provisions and notice requirements.
As of June 11, 2021, we had 133,059,021 shares of Class A common stock outstanding, excluding the 34,690,979 shares that were validly redeemed in connection with the Transactions and any shares issuable upon exercise of outstanding warrants. Of these, 69,000,000 shares sold in the Churchill IPO are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the shares of our Class A common stock owned by the Sponsor are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. The shares of Churchill’s Class A common stock we issued to the Common PIPE Investors pursuant to the Common Subscription Agreements are restricted securities for purposes of Rule 144.
As of June 11, 2021, we had warrants to purchase an aggregate of 61,966,667 shares of Class A common stock outstanding, consisting of: (a) the Public Warrants (warrants to purchase an aggregate of 23,000,000 shares of Class A common), (b) the Private Placement Warrants (warrants to purchase an aggregate of 15,800,000 shares of Class A common stock), (c) the Working Capital Warrants (warrants to purchase an aggregate of 1,500,000 shares of Class A common stock), (d) the Global Knowledge Warrants (warrants to purchase an aggregate of 5,000,000 shares of Class A common stock) and (e) the Prosus Warrants (warrants to purchase an aggregate of 16,666,667 shares of Class A common stock. Each whole warrant is exercisable for one share of our Class A common stock, in accordance with the terms of the applicable warrant agreement governing such warrants. The Public Warrants are freely tradable, except for any warrants purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act.

We expect Rule 144 to be available for the resale of the above noted restricted securities as long as the conditions set forth in the exceptions listed above are satisfied following the Transactions.
Lock-up Agreements
All shares issued in the Merger (other than shares issued under the PIPE Subscription Agreements) are subject to a 180-day lock-up period (with customary exceptions) from June 11, 2021, including the Global Knowledge Warrants (and any shares issuable upon exercise thereof).
In addition, certain parties agreed with the Company, subject to certain exceptions, not to sell, transfer, pledge or otherwise dispose of shares of Class A common stock or certain warrants to purchase shares of Class A common stock they receive in connection with the Transactions or otherwise beneficially own as of June 11, 2021 for the following time periods:
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in the case of the Sponsor, Prosus, Lodbrok and certain Company directors and officers, until the earlier of (i) June 11, 2022 and (ii) (x) if the closing price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing from November 8, 2021 or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company stockholders having the right to exchange their shares of Class A common stock for cash, securities or other property; and

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in the case of the private placement warrants (or any shares of common stock issuable upon exercise thereof), until July 11, 2021.

Additionally, following certain underwritten offerings of our equity securities, such parties will also agree to a customary market stand-off period not to exceed 90 days.
Form S-8 Registration Statement
We intend to file one or more registration statements on Form S-8 under the Securities Act to register the shares of Class A common stock issued or issuable under our Incentive Plan. Any such Form S-8 registration statement will become effective automatically upon filing. Once these shares are registered, they can be sold in the public market upon issuance, subject to Rule 144 limitations applicable to affiliates and vesting restrictions.

MATERIAL UNITED STATES FEDERAL INCOME AND ESTATE TAX CONSEQUENCES TO NON-U.S. HOLDERS
The following is a summary of certain United States federal income and estate tax consequences of the purchase, ownership and disposition of our Class A common stock as of the date hereof. Except where noted, this summary deals only with Class A common stock purchased in this offering that is held as a capital asset by a non-U.S. holder (as defined below).
A “non-U.S. holder” means a beneficial owner of our Class A common stock (other than an entity treated as a partnership for United States federal income tax purposes) that is not, for United States federal income tax purposes, any of the following:
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an individual who is a citizen or resident of the United States;

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a corporation (or any other entity treated as a corporation for United States federal income tax purposes) that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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an estate the income of which is subject to United States federal income taxation regardless of its source; or

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a trust if it (i) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof. Those authorities are subject to different interpretations and may be changed, perhaps retroactively, so as to result in United States federal income and estate tax consequences different from those summarized below. This summary does not address all aspects of United States federal income and estate taxes and does not deal with foreign, state, local or other tax considerations that may be relevant to non-U.S. holders in light of their particular circumstances. In addition, it does not represent a detailed description of the United States federal income and estate tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws (including if you are a United States expatriate, foreign pension fund, financial institution, insurance company, tax-exempt organization, trader, broker or dealer in securities “controlled foreign corporation,” “passive foreign investment company,” a partnership or other pass-through entity for United States federal income tax purposes (or an investor in such a pass-through entity), a person who acquired shares of our Class A common stock as compensation or otherwise in connection with the performance of services, or a person who has acquired shares of our Class A common stock as part of a straddle, hedge, conversion transaction or other integrated investment). We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.
If a partnership (or other entity treated as a partnership for United States federal income tax purposes) holds our Class A common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our Class A common stock, you should consult your tax advisors.
If you are considering the purchase of our Class A common stock, you should consult your own tax advisors concerning the particular United States federal income and estate tax consequences to you of the purchase, ownership and disposition of our Class A common stock, as well as the consequences to you arising under other United States federal tax laws and the laws of any other taxing jurisdiction.
Dividends
In the event that we make a distribution of cash or other property (other than certain pro rata distributions of our stock) in respect of our Class A common stock, the distribution generally will be treated as a dividend for United States federal income tax purposes to the extent it is paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits generally will be treated first as a tax-free return of capital, causing a reduction in the adjusted tax basis of a non-U.S. holder’s Class A common stock, and to the extent the amount of the distribution exceeds a non-U.S. holder’s adjusted tax basis in our Class A common stock, the excess will be treated as gain from the disposition of our Class A common stock (the tax treatment of which is discussed below under “— Gain on Disposition of Class A Common Stock”).
Dividends paid to a non-U.S. holder generally will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to United States federal income tax on a net income basis in the same manner as if the non-U.S. holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.
A non-U.S. holder who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to provide the applicable withholding agent with a properly executed Internal Revenue Service (“IRS”) Form W-BEN or Form W-8BEN-E (or other applicable form) certifying under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if our Class A common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.
A non-U.S. holder eligible for a reduced rate of United States federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
Gain on Disposition of Class A Common Stock
Subject to the discussion of backup withholding below, any gain realized by a non-U.S. holder on the sale or other disposition of our Class A common stock generally will not be subject to United States federal income tax unless:
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the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);

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the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

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we are or have been a “United States real property holding corporation” for United States federal income tax purposes and certain other conditions are met.

A non-U.S. holder described in the first bullet point immediately above will be subject to tax on the gain derived from the sale or other disposition in the same manner as if the non-U.S. holder were a United States person as defined under the Code. In addition, if any non-U.S. holder described in the first bullet point immediately above is a foreign corporation, the gain realized by such non-U.S. holder may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a 30% (or such lower rate as may be specified by an applicable income tax treaty) tax on the gain derived from the sale or other disposition, which gain may be offset by United States source capital losses even though the individual is not considered a resident of the United States.
Generally, a corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for United States federal income tax purposes). We believe we are not and do not anticipate becoming a “United States real property holding corporation” for United States federal income tax purposes.
Federal Estate Tax
Class A common stock held by an individual non-U.S. holder at the time of death will be included in such holder’s gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.
Information Reporting and Backup Withholding
Distributions paid to a non-U.S. holder and the amount of any tax withheld with respect to such distributions generally will be reported to the IRS. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.
A non-U.S. holder will not be subject to backup withholding on dividends received if such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption.
Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of our Class A common stock made within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.
Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s United States federal income tax liability provided the required information is timely furnished to the IRS.
Additional Withholding Requirements
Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% United States federal withholding tax may apply to any dividends paid on our Class A common stock paid to (i) a “foreign financial institution” (as specifically defined in the Code and whether such foreign financial institution is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code and whether such non-financial foreign entity is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “— Dividends,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. You should consult your own tax advisors regarding these rules and whether they may be relevant to your purchase, ownership and disposition of our Class A common stock.

PLAN OF DISTRIBUTION
We are registering the issuance of 23,000,000 shares of Class A common stock issuable by us upon exercise of the Public Warrants.
We are also registering the offer and sale from time to time by the Selling Securityholders or their permitted transferees, of (a) up to 104,216,667 shares of our Class A common stock (which includes up to 33,966,667 shares of Class A common stock issuable upon the exercise of outstanding warrants) and (b) up to 33,966,667 warrants.
We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. We will receive proceeds from warrants exercised in the event that such warrants are exercised for cash. The aggregate proceeds to the Selling Securityholders will be the purchase price of the securities less any discounts and commissions borne by the Selling Securityholders.
The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accountants.
The securities beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes their permitted transferees who later come to hold any of the Selling Securityholders’ interest in the Class A common stock or warrants in accordance with the terms of the agreement(s) governing the registration rights applicable to such Selling Securityholder’s shares of Class A common stock or warrants. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Securityholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Securityholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions.
Subject to the limitations set forth in any applicable registration rights agreement, the Selling Securityholders may use any one or more of the following methods when selling the securities offered by this prospectus:
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purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

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ordinary brokerage transactions and transactions in which the broker solicits purchasers;

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block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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an over-the-counter distribution in accordance with the rules of NYSE;

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through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

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through one or more underwritten offerings on a firm commitment or best efforts basis;

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settlement of short sales entered into after the date of this prospectus;

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agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share or warrant;

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in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

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directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

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through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

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through a combination of any of the above methods of sale; or

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any other method permitted pursuant to applicable law.

There can be no assurance that the Selling Securityholders will sell all or any of the securities offered by this prospectus. In addition, the Selling Securityholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.
Subject to the terms of the agreement(s) governing the registration rights applicable to a Selling Securityholder’s shares of Class A common stock or warrants, such Selling Securityholder may transfer shares of Class A common stock or warrants to one or more “permitted transferees” in accordance with such agreements and, if so transferred, such permitted transferee(s) will be the selling beneficial owner(s) for purposes of this prospectus. Upon being notified by a Selling Securityholder interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Securityholder.
With respect to a particular offering of the securities held by the Selling Securityholders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:
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the specific securities to be offered and sold;

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the names of the selling securityholders;

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the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

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settlement of short sales entered into after the date of this prospectus;

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the names of any participating agents, broker-dealers or underwriters; and

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any applicable commissions, discounts, concessions and other items constituting compensation from the selling securityholders.

In connection with distributions of the securities or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell the securities short and redeliver the securities to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).
In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.
The Selling Securityholders may solicit offers to purchase the securities directly from, and may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.
It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities. Our shares of Class A common stock and warrants are currently listed on NYSE under the symbols “SKIL” and “SKIL.WS,” respectively.
The Selling Securityholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the Selling Securityholders pay for solicitation of these contracts.
A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.
In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.
If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any broker-dealer or agent regarding the sale of the securities by the Selling Securityholders. Upon our notification by a Selling Securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.
Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.
In offering the securities covered by this prospectus, the Selling Securityholders and any underwriters, broker-dealers or agents who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.
The underwriters, broker-dealers and agents may engage in transactions with us or the Selling Securityholders, may have banking, lending or other relationships with us or perform services for us or the Selling Securityholders, in the ordinary course of business.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
The Selling Securityholders and any other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the securities by, the Selling Securityholders or any other person, which limitations may affect the marketability of the shares of the securities.
We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any agent, broker-dealer or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.
We have agreed to indemnify the Selling Securityholders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. Agents, broker-dealers and underwriters may be entitled to indemnification by us and the Selling Securityholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.
Private Placement Warrants and Working Capital Warrants
The Private Placement Warrants and Working Capital Warrants (including the Class A common stock issuable upon exercise of the Private Placement Warrants and Working Capital Warrants, respectively) are subject to restrictions on transfer, assignment and sale and, in certain circumstances, are subject to redemption. See “Description of Securities  —  Private Placement Warrants and Working Capital Warrants.”
Lock-up Agreements
Certain of our stockholders have entered into lock-up agreements. See “Securities Act Restrictions on Resale of Securities  —  Lock-up Agreements.”

LEGAL MATTERS
The validity of the issuance of the shares of Class A common stock offered hereby will be passed upon for Skillsoft Corp. by Weil, Gotshal & Manges LLP, New York, New York.

EXPERTS
The balance sheet of Churchill as of December 31, 2020 and 2019 and for the year ended December 31, 2020 and for the period from April 11, 2019 (inception) through December 31, 2019 appearing in this prospectus have been audited by Marcum LLP (“Marcum”), independent certified public accounting firm, as stated in their report which is included herein. Such financial statements have been included herein in reliance on the report of such firm given upon their authority as experts in accounting and auditing.
On July 2, 2021, the Audit Committee of the Board approved a resolution appointing Ernst & Young LLP (“Ernst & Young”), as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending January 31, 2022, as well as for the transition period between January 1, 2021 and January 31, 2021 (given that the Company has changed its fiscal year to the period commencing on February 1 of each calendar year and ending on January 31 of the following calendar year) replacing Marcum, which is dismissed from its role as the independent registered public accounting firm for Churchill.
The consolidated financial statements of Software Luxembourg Holding S.A. (the Successor) at January 31, 2021 and Pointwell Limited (the Predecessor) at January 31, 2020, and for the period from August 28, 2020 through January 31, 2021 (Successor), the period from February 1, 2020 through August 27, 2020 (Predecessor) and each of the two years in the period ended January 31, 2020 (Predecessor), appearing in this Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of Albert DE Holdings Inc. and its subsidiaries as of October 2, 2020 and September 27, 2019 and for the fiscal years then ended in this prospectus have been so included in reliance on the report of BDO USA, LLP, an independent auditor, appearing elsewhere herein, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding Albert DE Holdings Inc. and its subsidiaries’ ability to continue as a going concern.

CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT
On July 2, 2021, the Audit Committee of the Board approved a resolution appointing Ernst & Young as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending January 31, 2022, as well as for the transition period between January 1, 2021 and January 31, 2021 (given that the Company has changed its fiscal year to the period commencing on February 1 of each calendar year and ending on January 31 of the following calendar year) replacing Marcum, which is dismissed from its role as the independent registered public accounting firm for Churchill.
Marcum’s reports on the Churchill financial statements for the period from April 11, 2019 (inception) through December 31, 2019 and for the fiscal year ended December 31, 2020 did not contain an adverse opinion or a disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principles.
During the period from April 30, 2020 (inception) to December 31, 2020 and subsequent interim period through July 23, 2021, on May 14, 2021, following the issuance of the statement regarding the accounting and reporting considerations for warrants issued by special purpose acquisition companies entitled ‘‘Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (‘‘SPACs’’)’’ by the SEC, Churchill’s management and the audit committee of Churchill’s board of directors, after consultation with management and a discussion with Marcum, concluded that Churchill’s financial statements for the period ended December 31, 2020, and the financial statements as of August 3, 2020 and as of and for the period ended September 30, 2020 (the ‘‘Original Financial Statements’’) should no longer be relied upon and are to be restated in order to correct a classification error. The Original Financial Statements were restated in the financial statements accompanying Churchill’s Annual Report on Form 10-K/A filed with the Commission on May 14, 2021. As part of such process, Churchill identified a material weakness in its internal controls over financial reporting, solely related to Churchill’s accounting for warrants. There were no other ‘‘reportable events’’ (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).
Additionally, at no point during the period from April 11, 2019 (inception) through December 31, 2019 and for the fiscal year ended December 31, 2020 and the subsequent interim period through July 6, 2021 were there any disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Marcum, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports.
The Company has provided Marcum with a copy of the foregoing disclosure and has requested that Marcum furnish the Company with a letter addressed to the SEC stating whether or not it agrees with the statements made herein, each as required by applicable SEC rules. A copy of Marcum’s letter to the SEC is filed as an exhibit to the registration statement to which this prospectus forms a part.
During the period from April 11, 2019 (inception) through December 31, 2019 and for the fiscal year ended December 31, 2020 and the subsequent interim period through July 6, 2021, the Company did not consult with Ernst & Young regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of Class A common stock and warrants offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the Company, its Class A common stock and warrants, reference is made to the registration statement and the exhibits and any schedules filed therewith. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference. The SEC maintains a website at www.sec.gov, from which interested persons can electronically access the registration statement, including the exhibits and any schedules thereto and which contains the periodic reports, proxy and information statements and other information that we file electronically with the SEC.
We also maintain an Internet website at www.skillsoft.com. Through our website, we make available, free of charge, the following documents of Skillsoft Corp. as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: Annual Reports on Form 10-K; proxy statements for our annual and special shareholder meetings; Quarterly Reports on Form 10-Q; Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D; and amendments to those documents. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus or the registration statement of which it forms a part.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
Churchill Capital Corp II
Audited Financial Statements
Report of Independent Registered Accounting Firm	F-3
Balance Sheet as of December 31, 2020 and December 31, 2019	F-4
Statement of Operations for the year ended December 31, 2020 and for the period from April 11, 2019 (inception) through December 31, 2019	F-5
Statement of Changes in Stockholders’ Equity for the year end December 31, 2020 and for the period from April 11, 2019 (inception) through December 31, 2019	F-6
Statement of Cash Flows for the year end December 31, 2020 and for the period from April 11, 2019 (inception) through December 31, 2019	F-7
Notes to Financial Statements	F-8
Churchill Capital Corp II
Unaudited Financial Statements
Software Luxembourg Holding S.A. (Successor) and Pointwell Limited (Predecessor)
Audited Consolidated Financial Statements
Report of Independent Registered Public Accounting Firm	F-54
Consolidated Balance Sheets as of January 31, 2021 (Successor) and January 31, 2020 (Predecessor)	F-56

Consolidated Statements of Operations for the Period from August 28, 2020 through January 31, 2021 (Successor), for the Period from February 1, 2020 through August 27, 2020 (Predecessor), and for the years ended January 31, 2020 and 2019 (Predecessor)
F-57

Consolidated Statements of Comprehensive Loss for the Period from August 28, 2020 through January 31, 2021 (Successor), for the Period from February 1, 2020 through August 27, 2020 (Predecessor), and for the years ended January 31, 2020 and 2019 (Predecessor)
F-58

Consolidated Statements of Shareholder’s Deficit for the Period from August 28, 2020 through January 31, 2021 (Successor), for the Period from February 1, 2020 through August 27, 2020 (Predecessor), and for the years ended January 31, 2020 and 2019 (Predecessor)
F-59

Consolidated Statements of Cash Flows for the Period from August 28, 2020 through January 31, 2021 (Successor), for the Period from February 1, 2020 through August 27, 2020 (Predecessor), and for the years ended January 31, 2020 and 2019 (Predecessor)
F-60
Notes to Consolidated Financial Statements.	F-62

Software Luxembourg Holding S.A. (Successor) and Pointwell Limited (Predecessor)
Interim Unaudited Consolidated Financial Statements
Condensed Consolidated Balance Sheets as of April 30, 2021 (Successor) and January 31, 2021 (Successor)	F-113
Condensed Consolidated Statements of Operations for the three months ended April 30, 2021 (Successor) and April 30, 2020 (Predecessor)	F-114
Condensed Consolidated Statements of Comprehensive (Loss) Income for the three months ended April 30, 2021 (Successor) and April 30, 2020 (Predecessor)	F-115
Condensed Consolidated Statements of Shareholders’ Equity (Deficit) for the three months ended April 30, 2021 (Successor) and April 30, 2020 (Predecessor)	F-116
Condensed Consolidated Statements of Cash Flows for the three months ended April 30, 2021 (Successor) and April 30, 2020 (Predecessor)	F-117
Notes to Condensed Consolidated Financial Statements	F-119
Albert DE Holdings Inc. and Subsidiaries
Audited Consolidated Financial Statements
Albert DE Holdings Inc. and Subsidiaries
Unaudited Consolidated Interim Financial Statements

CHURCHILL CAPITAL CORP II
AUDITED FINANCIAL STATEMENTS
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Stockholders and Board of Directors of
Churchill Capital Corp II
Opinion on the Financial Statements
We have audited the accompanying balance sheets of Churchill Capital Corp II (the “Company”) as of December 31, 2020 and 2019, the related statements of operations, changes in stockholders’ equity and cash flows for year ended December 31, 2020 and for the period from April 11, 2019 (inception) through December 31, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the year ended December 31, 2020 and for the period from April 11, 2019 (inception) through December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.
Restatement of Previously Issued Financial Statements
As disclosed in Note 2, the accompanying financial statements as of December 31, 2020 and 2019 and for year ended December 31, 2020 and for the period from April 11, 2019 (inception) through December 31, 2019, have been restated to correct errors related to derivative instruments.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
Marcum LLP
We have served as the Company’s auditor from 2019 to 2021.
New York, NY
March 12, 2021, except for the effects of the restatement disclosed in Note 2 to the financial statements, as to which the date is May 10, 2021.

CHURCHILL CAPITAL CORP II
BALANCE SHEETS (As Restated)
	December 31,
	2020	2019
ASSETS
Current Assets
Cash	$3,873,865	$2,238,275
Prepaid Income Taxes	—	27,140
Prepaid expenses	94,299	275,525
Total Current Assets	3,968,164	2,540,940
Cash and marketable securities held in Trust Account	696,957,196	695,295,418
TOTAL ASSETS	$700,925,360	$697,836,358
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued expenses	$635,483	$257,466
Income tax payable	95,302	—
Convertible promissory note – related party	3,104,359	—
Total Current Liabilities	3,835,144	257,466
Deferred income tax payable	976	9,657
Deferred underwriting fee payable	21,371,000	21,371,000
Derivative liabilities	128,339,190	56,360,000
Total Liabilities	153,546,310	77,998,123
Commitments and Contingencies
Class A Common stock subject to possible redemption, 53,712,502 and 61,025,925 shares at redemption value as of December 31, 2020 and 2019, respectively	542,379,040	614,838,229
Stockholders’ Equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A Common stock, $0.0001 par value; 200,000,000 shares authorized; 15,287,498 and 7,974,075 shares issued and outstanding (excluding 53,712,502 and 61,025,925 shares subject to possible redemption) as of December 31, 2020 and 2019, respectively	1,529	797
Class B Common stock, $0.0001 par value; 20,000,000 shares authorized; 17,250,000 shares issued and outstanding as of December 31, 2020 and 2019	1,725	1,725
Additional paid-in capital	92,138,533	19,680,076
Accumulated deficit	(87,141,777)	(14,682,592)
Total Stockholders’ Equity	5,000,010	5,000,006
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$700,925,360	$697,836,358
The accompanying notes are an integral part of the financial statements.

CHURCHILL CAPITAL CORP II
STATEMENTS OF OPERATIONS (As Restated)
	Year Ended December 31,	For the Period from April 11, 2019 (Inception) Through December 31,
	2020	2019
Formation and operating costs	$2,906,903	$744,859
Reimbursement of transaction expenses	(2,000,000)	—
Loss from operations	(906,903)	(744,859)
Other income (expense):
Interest earned on marketable securities held in Trust Account	2,516,752	6,639,430
Transaction costs attributable to the Initial Public Offering	—	(1,125,634)
Loss on derivative liabilities	(73,583,549)	(18,450,000)
Unrealized gain on marketable securities held in Trust Account	1,276	45,988
Other expense, net	(71,065,521)	(12,690,216)
Loss before income taxes	(71,972,424)	(13,435,075)
Provision for income taxes	(486,761)	(1,247,517)
Net Loss	$(72,459,185)	$(14,682,592)
Basic and diluted weighted average shares outstanding, Class A common stock subject to possible redemption	58,723,869	61,961,631
Basic and diluted net income per share, Class A common stock subject to possible redemption	$0.03	$0.08
Basic and diluted weighted average shares outstanding, Non-redeemable common stock	27,526,131	21,438,529
Basic and diluted net loss per share, Non-redeemable common stock	$(2.68)	$(0.91)
The accompanying notes are an integral part of the financial statements.

CHURCHILL CAPITAL CORP II
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (As Restated)
	Class A Common Stock		Class B Common Stock		Additional Paid-in	Accumulated Deficit	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Earnings	Equity
Balance – April 11, 2019 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B common stock to Sponsor	—	—	17,250,000	1,725	23,275	—	25,000
Sale of 69,000,000 Units, net of underwriting discount and offering expenses	69,000,000	6,900	—	—	634,488,927	—	634,495,827
Class A common stock subject to possible redemption	(61,025,925)	(6,103)	—	—	(614,832,126)	—	(614,838,229)
Net loss	—	—	—	—	—	(14,682,592)	(14,682,592)
Balance – December 31, 2019	7,974,075	797	17,250,000	1,725	19,680,076	(14,682,592)	5,000,006
Change in value of Class A common stock subject to possible redemption	7,313,423	732	—	—	72,458,457	—	72,459,189
Net loss	—	—	—	—	—	(72,459,185)	(72,459,185)
Balance – December 31, 2020	15,287,498	$1,529	17,250,000	$1,725	$92,138,533	$(87,141,777)	$5,000,010
The accompanying notes are an integral part of the financial statements.

CHURCHILL CAPITAL CORP II
STATEMENTS OF CASH FLOWS (As Restated)
	Year Ended December 31,
	2020	2019
Cash Flows from Operating Activities:
Net loss	$(72,459,185)	$(14,682,592)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(2,516,752)	(6,639,430)
Transaction costs attributable to Initial Public Offering	—	1,125,634
Loss on derivative liabilities	73,583,549	18,250,000
Unrealized gain on marketable securities held in Trust Account	(1,276)	(45,988)
Deferred income tax (benefit) provision	(8,681)	9,657
Changes in operating assets and liabilities:
Prepaid expenses	181,226	(275,525)
Prepaid income taxes	27,140	(27,140)
Accounts payable and accrued expenses	378,017	257,466
Income tax payable	95,302	—
Net cash used in operating activities	(720,660)	(2,027,918)
Cash Flows from Investing Activities:
Investment of cash in Trust Account	—	(690,000,000)
Cash withdrawn from Trust Account for working capital	250,000	125,000
Cash withdrawn from Trust Account to pay franchise and income taxes	606,250	1,265,000
Net cash provided by (used in) investing activities	856,250	(688,610,000)
Cash Flows from Financing Activities:
Proceeds from issuance of Class B common stock to Sponsor		25,000
Proceeds from sale of Units, net of underwriting discounts paid	—	677,788,000
Proceeds from sale of Private Placement Warrants	—	15,800,000
Proceeds from promissory notes – related party	1,500,000	200,000
Repayment of promissory notes – related party	—	(200,000)
Payment of offering costs	—	(736,807)
Net cash provided by financing activities	1,500,000	692,876,193
Net Change in Cash	1,635,590	2,238,275
Cash – Beginning	2,238,275	—
Cash – Ending	$3,873,865	$2,238,275
Supplemental cash flow information:
Cash paid for income taxes	$373,000	$1,265,000
Non-cash investing and financing activities:
Initial classification of Class A common stock subject to redemption	$—	$628,390,190
Change in value of Class A common stock subject to possible redemption	$(72,459,189)	$(13,551,961)
Deferred underwriting fee payable	$—	$21,371,000
The accompanying notes are an integral part of the financial statements.

CHURCHILL CAPITAL CORP II
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS
Churchill Capital Corp II (the “Company”) was incorporated in Delaware on April 11, 2019. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”).
The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.
As of December 31, 2020, the Company had not commenced any operations. All activity through December 31, 2020 relates to the Company’s formation, the initial public offering (“Initial Public Offering”), which is described below, identifying a target for a Business Combination and activities in connection with the potential acquisition of Software Luxembourg Holding S.A., a public limited liability company (société anonyme) incorporated and organized under the laws of the Grand Duchy of Luxembourg (“Skillsoft”) (see Note 7). The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.
The registration statement for the Company’s Initial Public Offering was declared effective on June 26, 2019. On July 1, 2019, the Company consummated the Initial Public Offering of 69,000,000 units (the “Units” and, with respect to the shares of Class A common stock included in the Units sold, the “Public Shares”), which includes the full exercise by the underwriter of the over-allotment option to purchase an additional 9,000,000 Units, at $10.00 per Unit, generating gross proceeds of $690,000,000, which is described in Note 4.
Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 15,800,000 warrants (the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant in a private placement to Churchill Sponsor II LLC, a Delaware limited liability company (the “Sponsor”), generating gross proceeds of $15,800,000, which is described in Note 5.
Transaction costs amounted to $34,319,807 consisting of $12,212,000 of underwriting discount, $21,371,000 of deferred underwriting discount and $736,807 of other offering costs.
Following the closing of the Initial Public Offering on July 1, 2019, an amount of $690,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act of 1940, as amended (the “Investment Company Act”), as determined by the Company, until the earlier of: (i) the completion of a Business Combination or (ii) the distribution of the Trust Account, as described below, except that interest earned on the Trust Account can be released to the Company to fund working capital requirements, subject to an annual limit of  $250,000 and to pay its tax obligations.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete an initial Business Combination having an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable) at the time of the agreement to enter into the initial Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of

CHURCHILL CAPITAL CORP II
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.
The Company will provide its holders of the outstanding Public Shares (the “public stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account ($10.00 per Public Share, plus any pro rata interest, net of amounts withdrawn for working capital requirements, subject to an annual limit of $250,000 and to pay its taxes (“permitted withdrawals”)). The per-share amount to be distributed to public stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 7). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.
The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law or stock exchange requirements and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Company’s Sponsor and its permitted transferees have agreed to vote their Founder Shares (as defined in Note 6) and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction.
If the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.
The Sponsor has agreed (a) to waive its redemption rights with respect to its Founder Shares and Public Shares held by it in connection with the completion of a Business Combination, (b) to waive its rights to liquidating distributions from the Trust Account with respect to its Founder Shares if the Company fails to consummate a Business Combination within the Combination Window (as defined below) and (c) not to propose an amendment to the Company’s Amended and Restated Certificate of Incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the public stockholders with the opportunity to redeem their shares in conjunction with any such amendment.
If the Company is unable to complete a Business Combination by July 1, 2021 (or October 1, 2021 if the Company has an executed letter of intent, agreement in principle or definitive agreement for a Business

CHURCHILL CAPITAL CORP II
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
Combination by July 1, 2021) (the “Combination Window”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest (net of permitted withdrawals and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Window.
The Sponsor has agreed to waive its liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Window. However, if the Sponsor acquires Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Window. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 7) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Window and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).
In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party (other than the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or similar agreement, reduce the amount of funds in the Trust Account to below (i) $10.00 per Public Share or (ii) the amount per Public Share held in the Trust Account as of the liquidation of the Trust Account, if less than $10.00 per Public Shares due to reductions in the value of the trust assets, in each case net of permitted withdrawals. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account or to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
NOTE 2. RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS
The Company previously accounted for its outstanding Public Warrants (as defined in Note 4) and Private Placement Warrants (collectively, with the Public Warrants, the “Warrants”) issued in connection with its Initial Public Offering as components of equity instead of as derivative liabilities. In addition, the Company did not account for its convertible promissory note and Prosus Agreement as derivative liabilities (the convertible promissory note, Prosus Agreement, together with the Warrants, the “Derivative Instruments”). The warrant agreement governing the Warrants includes a provision that provides for potential changes to the settlement amounts dependent upon the characteristics of the holder of the warrant. In addition, the warrant agreement includes a provision that in the event of a tender or exchange offer

CHURCHILL CAPITAL CORP II
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
made to and accepted by holders of more than 50% of the outstanding shares of a single class of common shares, all holders of the Warrants would be entitled to receive cash for their Warrants (the “tender offer provision”).
On April 12, 2021, the Acting Director of the Division of Corporation Finance and Acting Chief Accountant of the Securities and Exchange Commission together issued a statement regarding the accounting and reporting considerations for warrants issued by special purpose acquisition companies entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Warrant Accounting Statement”). Specifically, the SEC Warrant Accounting Statement focused on certain settlement terms and provisions related to certain tender offers following a business combination, which terms are similar to those contained in the Derivative Instruments.
In further consideration of the SEC Warrant Accounting Statement, the Company’s management further evaluated the Warrants under Accounting Standards Codification (“ASC”) Subtopic 815-40, Contracts in Entity’s Own Equity. ASC Section 815-40-15 addresses equity versus liability treatment and classification of equity-linked financial instruments, including warrants, and states that a warrant may be classified as a component of equity only if, among other things, the warrant is indexed to the issuer’s common stock. Under ASC Section 815-40-15, a warrant is not indexed to the issuer’s common stock if the terms of the warrant require an adjustment to the exercise price upon a specified event and that event is not an input to the fair value of the warrant. Based on management’s evaluation, the Company’s audit committee, in consultation with management and after discussion with the Company’s independent registered public accounting firm, concluded that the Company’s Private Placement Warrants are not indexed to the Company’s common shares in the manner contemplated by ASC Section 815-40-15 because the holder of the instrument is not an input into the pricing of a fixed-for-fixed option on equity shares. In addition, based on management’s evaluation, the Company’s audit committee, in consultation with management and after discussion with the Company’s independent registered public accounting firm, concluded the tender offer provision included in the warrant agreement fails the “classified in shareholders’ equity” criteria as contemplated by ASC Section 815-40-25.
As a result of the above, the Company should have classified the Derivative Instruments as derivative liabilities in its previously issued financial statements. Under this accounting treatment, the Company is required to measure the fair value of the Derivative Instruments at the end of each reporting period and recognize changes in the fair value from the prior period in the Company’s operating results for the current period. See Notes 3, 6, 7, 8, 9, 10 and 11.
The Company’s accounting for the Derivative Instruments as components of equity instead of as derivative liabilities did not have any effect on the Company’s previously reported investments held in the Trust Account, operating expenses, or cash.
The table below summarizes the effects of the restatement on the financial statements for all periods being restated:
	As Previously Reported	Adjustments	As Restated
Balance sheet as of July 1, 2019 (audited)
Total Liabilities	$21,509,982	$38,110,000	$59,619,982
Class A Common Stock Subject to Possible Redemption	666,500,190	(38,110,000)	628,390,190
Class A Common Stock	235	381	616
Additional Paid-in Capital	5,003,043	1,125,253	6,128,296
Accumulated Deficit	(5,000)	(1,125,634)	(1,130,634)

CHURCHILL CAPITAL CORP II
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
	As Previously Reported	Adjustments	As Restated
Total Stockholders’ Equity	5,000,003	—	5,000,003
Number of Class A common stock subject to redemption	66,650,019	(3,811,000)	62,839,019
Balance sheet as of September 30, 2019 (unaudited)
Total Liabilities	$21,438,614	$55,988,000	$77,426,614
Class A Common Stock Subject to Possible Redemption	669,011,539	(55,988,000)	613,023,539
Class A Common Stock	233	558	791
Additional Paid-in Capital	2,491,696	19,003,076	21,494,772
Retained Earnings (Accumulated Deficit)	2,506,354	(19,003,634)	(16,497,280)
Total Stockholders’ Equity	5,000,008	—	5,000,008
Number of Class A common stock subject to redemption	66,673,530	(5,579,751)	61,093,779
Balance sheet as of December 31, 2019 (audited)
Total Liabilities	$21,638,123	$56,360,000	$77,998,123
Class A Common Stock Subject to Possible Redemption	671,198,229	(56,360,000)	614,838,229
Class A Common Stock	238	559	797
Additional Paid-in Capital	305,001	19,375,075	19,680,076
Retained Earnings (Accumulated Deficit)	4,693,042	(19,375,634)	(14,682,592)
Total Stockholders’ Equity	5,000,006	—	5,000,006
Number of Class A common stock subject to redemption	66,619,951	(5,594,026)	61,025,925
Balance sheet as of March 31, 2020 (unaudited)
Total Liabilities	$21,805,994	$66,706,000	$88,511,994
Class A Common Stock Subject to Possible Redemption	672,720,712	(66,706,000)	606,014,712
Class A Common Stock	240	660	900
Additional Paid-in Capital	—	28,503,490	28,503,490
Retained Earnings (Accumulated Deficit)	4,998,044	(28,504,150)	(23,506,106)
Total Stockholders’ Equity	5,000,009	—	5,000,009
Number of Class A common stock subject to redemption	66,602,417	(6,604,198)	59,998,219
Balance sheet as of June 30, 2020 (unaudited)
Total Liabilities	$21,739,976	$111,342,000	$133,081,976
Class A Common Stock Subject to Possible Redemption	672,594,363	(111,342,000)	561,252,363
Class A Common Stock	242	1,102	1,344
Additional Paid-in Capital	126,347	73,139,048	73,265,395
Retained Earnings (Accumulated Deficit)	4,871,691	(73,140,150)	(68,268,459)
Total Stockholders’ Equity	5,000,005	—	5,000,005
Number of Class A common stock subject to redemption	66,584,915	(11,022,539)	55,562,376
Balance sheet as of September 30, 2020 (unaudited)
Total Liabilities	$21,689,446	$83,004,000	$104,693,446

CHURCHILL CAPITAL CORP II
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
	As Previously Reported	Adjustments	As Restated
Class A Common Stock Subject to Possible Redemption	672,501,414	(83,004,000)	589,497,414
Class A Common Stock	244	821	1,065
Additional Paid-in Capital	219,294	44,801,329	45,020,623
Retained Earnings (Accumulated Deficit)	4,778,742	(44,802,150)	(40,023,408)
Total Stockholders’ Equity	5,000,005	—	5,000,005
Number of Class A common stock subject to redemption	66,563,478	(8,215,648)	58,347,830
Balance sheet as of December 31, 2020 (audited)
Total Liabilities	$23,602,761	$129,943,549	$153,546,310
Class A Common Stock Subject to Possible Redemption	672,322,591	(129,943,551)	542,379,040
Class A Common Stock	242	1,287	1,529
Additional Paid-in Capital	398,119	91,740,414	92,138,533
Retained Earnings (Accumulated Deficit)	4,599,922	(91,741,699)	(87,141,777)
Total Stockholders’ Equity	5,000,008	2	5,000,010
Number of Class A common stock subject to redemption	66,580,981	(12,868,479)	53,712,502
Statement of Operations for the three months ended September 30, 2019 (unaudited)
Net income (loss)	$2,507,354	$(19,003,634)	$(16,496,280)
Basic and diluted weighted average shares outstanding, Class A common stock subject to possible redemption	66,650,019	(3,811,000)	62,839,019
Basic and diluted net income per share, Class A common stock subject to possible redemption	0.04	—	0.04
Basic and diluted weighted average shares outstanding, Non-redeemable common stock	19,549,981	3,769,576	23,319,557
Basic and diluted net loss per share, Non-redeemable common stock	0.00	(0.81)	(0.81)
Statement of Operations for the period from April 11, 2019 (inception) to September 30, 2019 (unaudited)
Net income (loss)	$2,506,354	$(19,003,634)	$(16,497,280)
Basic and diluted weighted average shares outstanding, Class A common stock subject to possible redemption	66,650,019	(3,811,000)	62,839,019
Basic and diluted net income per share, Class A common stock subject to possible redemption	0.04	—	0.04
Basic and diluted weighted average shares outstanding, Non-redeemable common stock	17,433,711	2,016,285	19,449,996
Basic and diluted net loss per share, Non-redeemable common stock	0.00	(0.98)	(0.98)
Statement of Operations for the period from April 11, 2019 (inception) to December 31, 2019 (audited)
Net income (loss)	$4,693,042	$(19,375,634)	$(14,682,592)

CHURCHILL CAPITAL CORP II
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
	As Previously Reported	Adjustments	As Restated
Basic and diluted weighted average shares outstanding, Class A common stock subject to possible redemption	66,661,839	(4,700,208)	61,961,631
Basic and diluted net income per share, Class A common stock subject to possible redemption	0.07	0.01	0.08
Basic and diluted weighted average shares outstanding, Non-redeemable common stock	18,180,430	3,258,099	21,438,529
Basic and diluted net loss per share, Non-redeemable common stock	(0.01)	(0.90)	(0.91)
Statement of Operations for the three months ended March 31, 2020 (unaudited)
Net income (loss)	$1,522,486	$(10,346,000)	$(8,823,514)
Basic and diluted weighted average shares outstanding, Class A common stock subject to possible redemption	66,619,951	(5,594,026)	61,025,925
Basic and diluted net income per share, Class A common stock subject to possible redemption	0.02	—	0.02
Basic and diluted weighted average shares outstanding, Non-redeemable common stock	19,630,049	5,594,026	25,224,075
Basic and diluted net loss per share, Non-redeemable common stock	0.00	(0.41)	(0.41)
Statement of Operations for the three months ended June 30, 2020 (unaudited)
Net loss	$(126,353)	$(44,636,000)	$(44,762,353)
Basic and diluted weighted average shares outstanding, Class A common stock subject to possible redemption	66,585,251	(6,587,032)	59,998,219
Basic and diluted net income per share, Class A common stock subject to possible redemption	0.00	—	0.00
Basic and diluted weighted average shares outstanding, Non-redeemable common stock	19,664,749	6,587,032	26,251,781
Basic and diluted net loss per share, Non-redeemable common stock	(0.01)	(1.70)	(1.71)
Statement of Operations for the six months ended June 30, 2020 (unaudited)
Net income (loss)	$1,396,133	$(54,982,000)	$(53,585,867)
Basic and diluted weighted average shares outstanding, Class A common stock subject to possible redemption	66,602,601	(6,090,529)	60,512,072
Basic and diluted net income per share, Class A common stock subject to possible redemption	0.02	0.01	0.03
Basic and diluted weighted average shares outstanding, Non-redeemable common stock	19,647,399	6,090,529	25,737,928
Basic and diluted net loss per share, Non-redeemable common stock	(0.01)	(2.13)	(2.14)

CHURCHILL CAPITAL CORP II
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
	As Previously Reported	Adjustments	As Restated
Statement of Operations for the three months ended September 30, 2020 (unaudited)
Net income (loss)	$(92,949)	$28,338,000	$28,245,051
Basic and diluted weighted average shares outstanding, Class A common stock subject to possible redemption	66,563,636	(11,001,260)	55,562,376
Basic and diluted net income per share, Class A common stock subject to possible redemption	0.00	—	0.00
Basic and diluted weighted average shares outstanding, Non-redeemable common stock	19,686,364	11,001,260	30,687,624
Basic and diluted net loss per share, Non-redeemable common stock	0.00	0.92	0.92
Statement of Operations for the nine months ended September 30, 2020 (unaudited)
Net income (loss)	$1,303,184	$(26,644,000)	$(25,340,816)
Basic and diluted weighted average shares outstanding, Class A common stock subject to possible redemption	66,589,518	(7,739,388)	58,850,130
Basic and diluted net income per share, Class A common stock subject to possible redemption	0.02	0.01	0.03
Basic and diluted weighted average shares outstanding, Non-redeemable common stock	19,660,482	7,739,388	27,399,870
Basic and diluted net loss per share, Non-redeemable common stock	(0.02)	(0.96)	(0.98)
Statement of Operations for the year ended December 31, 2020 (audited)
Net income (loss)	$1,124,364	$(73,583,549)	$(72,459,185)
Basic and diluted weighted average shares outstanding, Class A common stock subject to possible redemption	66,592,589	(7,868,720)	58,723,869
Basic and diluted net income per share, Class A common stock subject to possible redemption	0.02	0.01	0.03
Basic and diluted weighted average shares outstanding, Non-redeemable common stock	19,657,411	7,868,720	27,526,131
Basic and diluted net loss per share, Non-redeemable common stock	(0.02)	(2.67)	(2.68)
Statement of Cash Flows for the period from April 11, 2019 (inception) to September 30, 2019 (unaudited)
Net income (loss)	$2,506,354	$(19,003,634)	$(16,497,280)
Transaction costs attributable to the Initial Public Offering	—	(1,125,634)	(1,125,634)
Loss on Derivative Liabilities	—	(17,878,000)	(17,878,000)
Initial classification of Class A common stock subject to redemption	666,500,190	(38,110,000)	628,390,190

CHURCHILL CAPITAL CORP II
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
	As Previously Reported	Adjustments	As Restated
Change in value of Class A common stock subject to possible redemption	2,511,349	(17,878,000)	(15,366,651)
Statement of Cash Flows for the period from April 11, 2019 (inception) to December 31, 2019 (audited)
Net income (loss)	$4,693,042	$(19,375,634)	$(14,682,592)
Transaction costs attributable to the Initial Public Offering	—	(1,125,634)	(1,125,634)
Loss on Derivative Liabilities	—	(18,250,000)	(18,250,000)
Initial classification of Class A common stock subject to redemption	666,500,190	(38,110,000)	628,390,190
Change in value of Class A common stock subject to possible redemption	4,698,039	(18,250,000)	(13,551,961)
Statement of Cash Flows for the three months ended March 31, 2020 (unaudited)
Net income (loss)	$1,522,486	$(10,346,000)	$(8,823,514)
Loss on Derivative Liabilities	—	(10,346,000)	(10,346,000)
Change in value of Class A common stock subject to possible redemption	1,522,483	(10,346,000)	(8,823,517)
Statement of Cash Flows for the six months ended June 30, 2020 (unaudited)
Net income (loss)	$1,396,133	$(54,982,000)	$(53,585,867)
Loss on Derivative Liabilities	—	(54,982,000)	(54,982,000)
Change in value of Class A common stock subject to possible redemption	1,396,134	(54,982,000)	(53,585,866)
Statement of Cash Flows for the nine months ended September 30, 2020 (unaudited)
Net income (loss)	$1,303,184	$(26,644,000)	$(25,340,816)
Loss on Derivative Liabilities	—	(26,644,000)	(26,644,000)
Change in value of Class A common stock subject to possible redemption	1,303,185	(26,644,000)	(25,340,815)
Statement of Cash Flows for the year ended December 31, 2020 (audited)
Net income (loss)	$1,124,364	$(73,583,549)	$(72,459,185)
Loss on Derivative Liabilities	—	(73,583,549)	(73,583,549)
Change in value of Class A common stock subject to possible redemption	1,124,362	(73,583,551)	(72,459,189)

CHURCHILL CAPITAL CORP II
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of the financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. Cash equivalents consist of mutual funds. The Company did not have any cash equivalents as of December 31, 2020 and 2019.

CHURCHILL CAPITAL CORP II
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
Marketable Securities Held in Trust Account
At December 31, 2020 and 2019, substantially all of the assets held in the Trust Account were held in U.S. Treasury Bills. Through December 31, 2020, the Company withdrew an aggregate of $2,246,250 of interest earned on the Trust Account to pay its income taxes and for permitted withdrawals, of which $856,250 was withdrawn during the year ended December 31, 2020.
Class A common Stock Subject to Possible Redemption
The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Shares of Class A common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s Class A common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, Class A common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheets.
Derivative Liabilities
The Company accounts for debt and equity issuances as either equity-classified or liability-classified instruments based on an assessment of the instruments specific terms and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the instruments are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the instruments meet all of the requirements for equity classification under ASC 815, including whether the instruments are indexed to the Company’s own common shares and whether the holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of issuance of the instruments and as of each subsequent quarterly period end date while the instruments are outstanding.
For issued or modified instruments that meet all of the criteria for equity classification, the instruments are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified instruments that do not meet all the criteria for equity classification, the instruments are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the instruments are recognized as a non-cash gain or loss on the statements of operations.
Income Taxes
The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

CHURCHILL CAPITAL CORP II
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statements recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2020 and 2019. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.
On March 27, 2020, President Trump signed the Coronavirus Aid, Relief, and Economic Security “CARES” Act into law. The CARES Act includes several significant business tax provisions that, among other things, would eliminate the taxable income limit for certain net operating losses (“NOL) and allow businesses to carry back NOLs arising in 2018, 2019 and 2020 to the five prior years, suspend the excess business loss rules, accelerate refunds of previously generated corporate alternative minimum tax credits, generally loosen the business interest limitation under IRC section 163(j) from 30 percent to 50 percent among other technical corrections included in the Tax Cuts and Jobs Act tax provisions. The Company does not believe that the CARES Act will have a significant impact on Company’s financial position or statement of operations.
Net Income (Loss) per Common Share
Net income (loss) per common share is computed by dividing net income by the weighted-average number of common shares outstanding during the period. The Company has not considered the effect of the warrants sold in the Public Offering and Private Placement to purchase an aggregate of 38,800,000 shares of common stock in the calculation of diluted loss per share, since the exercise of the warrants into shares of common stock is contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive.
The Company’s statement of operations includes a presentation of income (loss) per share for Class A common stock subject to possible redemption in a manner similar to the two-class method of income (loss) per ordinary share. Net income (loss) per common share, basic and diluted, for Class A common stock subject to possible redemption is calculated by dividing the proportionate share of income or loss on marketable securities held by the Trust Account by the weighted average number of Class A common stock subject to possible redemption outstanding since original issuance.
Net income (loss) per share, basic and diluted, for non-redeemable ordinary shares is calculated by dividing the net loss, adjusted for income or loss on marketable securities attributable to Class A common stock subject to possible redemption, by the weighted average number of non-redeemable ordinary shares outstanding for the period.
Non-redeemable common stock includes Founder Shares and non-redeemable shares of common stock as these shares do not have any redemption features. Non-redeemable common stock participates in the income or loss on marketable securities based on the non-redeemable shares’ proportionate interest.

CHURCHILL CAPITAL CORP II
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
The following table reflects the calculation of basic and diluted net income (loss) per ordinary share (in dollars, except per share amounts):
	Year Ended December 31, 2020	For the Period from April 11, 2019 (Inception) Through December 31, 2019
Class A Common Stock Subject to Possible Redemption
Numerator: Earnings allocable to Class A common stock subject to possible redemption
Interest income	$1,959,040	$6,410,370
Unrealized gain on investments held in Trust Account	993	44,401
Less: Company’s portion available to be withdrawn to pay taxes	(534,953)	(1,344,722)
Less: Company’s portion available to be withdrawn for working capital purposes	(194,600)	(241,375)
Net income allocable to Class A common stock subject to possible redemption	$1,230,480	$4,868,674
Denominator: Weighted average Class A common stock subject to possible redemption
Basic and diluted weighted average shares outstanding, Class A common stock subject to possible redemption	58,723,869	61,961,631
Basic and diluted net income per share, Class A common stock subject to possible redemption	$0.02	$0.08
Non-Redeemable Common Stock
Numerator: Net loss minus net earnings
Net loss	$(72,459,185)	$(14,682,592)
Less: Income attributable to Class A common stock subject to possible redemption	(1,230,480)	(4,868,674)
Non-redeemable net loss	$(73,689,665)	$(19,551,226)
Denominator: Weighted Average Non-redeemable common stock
Basic and diluted weighted average shares outstanding, Non-redeemable Common stock	27,526,131	21,438,529
Basic and diluted net loss per common share, Non-redeemable common stock	$(2.68)	$(0.91)

CHURCHILL CAPITAL CORP II
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage limit of $250,000. The Company has not experienced losses on this account.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying balance sheets, primarily due to their short-term nature, except for the Company’s Derivative Instruments (see Note 6 and 11).
Recent Accounting Standards
Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.
NOTE 4. PUBLIC OFFERING
Pursuant to the Initial Public Offering, the Company sold 69,000,000 Units at a purchase price of $10.00 per Unit, which includes the full exercise by the underwriter of its option to purchase an additional 9,000,000 Units at $10.00 per Unit. Each Unit consists of one share of Class A common stock and one-third of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 9).
NOTE 5. PRIVATE PLACEMENT
Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 15,800,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant, for an aggregate purchase price of $15,800,000. Each Private Placement Warrant is exercisable to purchase one share of Class A common stock at a price of $11.50 per share. The proceeds from the sale of the Private Placement Warrants were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Window, the proceeds from the sale of the Private Placement Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless. There will be no redemption rights or liquidating distributions from the Trust Account with respect to the Private Placement Warrants.
NOTE 6. RELATED PARTY TRANSACTIONS
Founder Shares
In May 2019, the Sponsor purchased 8,625,000 shares (the “Founder Shares”) of the Company’s Class B common stock for an aggregate price of $25,000. On June 7, 2019, the Company effected a stock dividend at one-third of one share of Class B common stock for each outstanding share of Class B common stock, resulting in an aggregate of 11,500,000 Founder Shares outstanding. On June 26, 2019, the Company effected a further stock dividend of one-half of a share of Class B common stock for each outstanding share of Class B common stock, resulting in the Sponsor holding an aggregate of 17,250,000 Founder Shares. All share and per-share amounts have been retroactively restated to reflect the stock dividend. The Founder Shares will automatically convert into shares of Class A common stock upon consummation of a Business Combination on a one-for-one basis, subject to certain adjustments, as described in Note 8.

CHURCHILL CAPITAL CORP II
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
The Founder Shares included an aggregate of up to 2,250,000 shares subject to forfeiture to the extent that the underwriters’ over-allotment option was not exercised in full or in part, so that the Sponsor would own, on an as-converted basis, 20% of the Company’s issued and outstanding shares after the Initial Public Offering. As a result of the underwriters’ election to fully exercise their over-allotment option, 2,250,000 Founder Shares are no longer subject to forfeiture.
The Sponsor has agreed, subject to limited exceptions, not to transfer, assign or sell any of its Founder Shares until the earlier to occur of: (A) one year after the completion of a Business Combination or (B) the date on which the Company completes a liquidation, merger, stock exchange, reorganization or similar transaction after a Business Combination that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property. Notwithstanding the foregoing, if the closing price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, the Founder Shares will be released from the lock-up.
Promissory Note — Related Party
On April 29, 2019, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Promissory Note”). The Promissory Note was non-interest bearing and payable on the earlier of December 31, 2019 or the completion of the Initial Public Offering. The Promissory Note was drawn in the amount of $200,000 and was repaid in full upon the consummation of the Initial Public Offering on July 1, 2019.
Related Party Loans
In order to finance transaction costs in connection with a Business Combination, the Sponsor, an affiliate of the Sponsor, or the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants.
On November 2, 2020, the Company entered into a convertible promissory note with the Sponsor pursuant to which the Sponsor agreed to loan the Company up to an aggregate principal amount of $1,500,000 (the “Convertible Promissory Note”). The Convertible Promissory Note is non-interest bearing and payable on the earlier of the date on which the Company consummates a Business Combination or the date that the winding up of the Company is effective. If the Company does not consummate a Business Combination, the Company may use a portion of any funds held outside the Trust Account to repay the Promissory Note; however, no proceeds from the Trust Account may be used for such repayment. Up to $1,500,000 of the Convertible Promissory Note may be converted into warrants at a price of $1.00 per warrant at the option of the Sponsor. The warrants would be identical to the Private Placement Warrants. As of December 31, 2020, the outstanding balance under the Convertible Promissory Note amounted to an aggregate of $1,500,000.
The Company assessed the provisions of the Convertible Promissory Note under ASC 815-15. The derivative component of the obligation is initially valued and classified as a derivative liability with an offset

CHURCHILL CAPITAL CORP II
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
to loss on conversion option liability. The conversion option was valued using a Monte Carlo simulation, which is considered to be a Level 3 fair value measurement (see Note 11). The Monte Carlo simulation’s primary unobservable input utilized in determining the fair value of the conversion option is the probability of consummation of the Business Combination. The probability assigned to the consummation of the Business Combination as of November 2, 2020 and December 31, 2020 was 85% which was estimated based on the observed success rates of business combinations for special purpose acquisition companies.
The following table presents the change in the fair value of conversion option:
Fair value as of January 1, 2020	$—
Initial measurement on November 2, 2020	1,493,877
Change in valuation inputs and other assumptions	110,482
Fair value as of December 31, 2020	$1,604,359
Administrative Support Agreement
The Company entered into an agreement whereby, commencing on June 26, 2019 through the earlier of the Company’s consummation of a Business Combination and its liquidation, the Company will pay an affiliate of the Sponsor a total of $20,000 per month for office space, administrative and support services. For the year ended December 31, 2020 and for the period from April 11, 2019 through December 31, 2019, the Company incurred and paid $240,000 and $123,333 of such fees, respectively.
Advisory Fee
The Company may engage M. Klein and Company, LLC, an affiliate of the Sponsor, or another affiliate of the Sponsor, as its lead financial advisor in connection with a Business Combination and may pay such affiliate a customary financial advisory fee in an amount that constitutes a market standard financial advisory fee for comparable transactions.
NOTE 7. COMMITMENTS AND CONTINGENCIES
Registration Rights
Pursuant to a registration rights agreement entered into on June 26, 2019, the holders of the Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any shares of Class A common stock issuable upon the exercise of the Private Placement Warrants or warrants that may be issued upon conversion of Working Capital Loans and upon conversion of the Founder Shares) will be entitled to registration rights requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to Class A common stock). The holders of these securities will be entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The underwriters are entitled to a deferred fee of $21,371,000 in the aggregate. The deferred fee will be waived by the underwriters in the event that the Company does not complete a Business Combination, subject to the terms of the underwriting agreement. On July 1, 2019, the underwriters agreed to waive the upfront and deferred underwriting discount on 7,940,000 units, resulting in a reduction of the upfront and deferred underwriting discount of $1,588,000 and $2,779,000, respectively.

CHURCHILL CAPITAL CORP II
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
Skillsoft Merger Agreement
On October 12, 2020, the Company entered into an Agreement and Plan of Merger (the “Skillsoft Merger Agreement”) by and between the Company and Skillsoft.
Pursuant to the terms of the Skillsoft Merger Agreement, a business combination between the Company and Skillsoft will be effected through the merger of Skillsoft with and into the Company, with the Company surviving as the surviving company (the “Skillsoft Merger”). At the effective time of the Skillsoft Merger (the “Effective Time”), (a) each Class A share of Skillsoft, with nominal value of $0.01 per share (“Skillsoft Class A Shares”), outstanding immediately prior to the Effective Time, will be automatically canceled and the Company will issue as consideration therefor (i) such number of shares of the Company’s Class A common stock, par value $0.0001 per share (the “Churchill Class A Common Stock”) equal to the Class A First Lien Exchange Ratio (as defined in the Skillsoft Merger Agreement), and (ii) the Company’s Class C common stock, par value $0.0001 per share (the “Churchill Class C Common Stock”), equal to the Class C Exchange Ratio (as defined in the Skillsoft Merger Agreement), and (b) each Class B share of Skillsoft, with nominal value of $0.01 per share (“Skillsoft Class B Shares”), will be automatically canceled and the Company will issue as consideration therefor such number of shares of the Company’s Class A common stock equal to the Per Class B Share Merger Consideration (as defined in the Skillsoft Merger Agreement). Pursuant to the terms of the Skillsoft Merger Agreement, the Company is required to use commercially reasonable efforts to cause the Company Class A Common Stock to be issued in connection with the transactions contemplated by the Skillsoft Merger Agreement (the “Skillsoft Transactions”) to be listed on the New York Stock Exchange (“NYSE”) prior to the closing of the Skillsoft Merger (the “Skillsoft Closing”). Immediately following the Effective Time, the Company will redeem all of the shares of Class C Common Stock issued to the holders of Skillsoft Class A Shares for an aggregate redemption price of (i) $505,000,000 in cash and (ii) indebtedness under the Existing Second Out Credit Agreement (as defined in the Skillsoft Merger Agreement), as amended by the Existing Second Out Credit Agreement Amendment (as defined in the Skillsoft Merger Agreement), in the aggregate principal amount equal to the sum of $20,000,000 to be issued by the Surviving Corporation (as defined in the Skillsoft Merger Agreement) or one of its subsidiaries, in each case, pro rata among the holders of Churchill Class C Common Stock issued in connection with the Skillsoft Merger.
The consummation of the proposed Skillsoft Transactions is subject to the receipt of the requisite approval of (i) the stockholders of Churchill (the “Churchill Stockholder Approval”) and (ii) the shareholders of Skillsoft (the “Skillsoft Shareholder Approval”) and the fulfillment of certain other conditions. In October 2020, the Company was advanced $2,000,000 for expenses incurred with the Skillsoft Merger. If the planned business combination is not completed, the Company would be required to refund any unused amount. For the year ended December 31, 2020 the Company had utilized the advance in connection with the Skillsoft Merger. As of the date of these financial statements, the advance is no longer refundable.
Global Knowledge Merger Agreement
Concurrently with its entry into the Skillsoft Merger Agreement, the Company also entered into an Agreement and Plan of Merger (the “Global Knowledge Merger Agreement”) by and among the Company, Magnet Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), and Albert DE Holdings Inc., a Delaware corporation owned by investment funds affiliated with Rhône Capital L.L.C.
Pursuant to the Global Knowledge Merger Agreement, Merger Sub will merge with and into Global Knowledge, with Global Knowledge surviving the transaction as a wholly-owned subsidiary of the Company (the “Global Knowledge Merger”). At the effective time (the “Global Knowledge Effective Time”) of the Global Knowledge Merger, as consideration for the Global Knowledge Merger, 100% of the issued and outstanding equity interests of Global Knowledge will be converted, in the aggregate, into the right to receive warrants, each of which shall entitle the holders thereof to purchase one share of the Company’s Class A

CHURCHILL CAPITAL CORP II
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
Stock at an exercise price of $11.50 per share. The aggregate number of warrants to be received by the equity holders of Global Knowledge as consideration in the Global Knowledge Merger will be 5,000,000. The warrants to be issued to the equity holders of Global Knowledge will be non-redeemable and otherwise substantially similar to the private placement warrants issued to the Churchill Sponsor in connection with Churchill’s initial public offering.
The consummation of the proposed Global Knowledge Merger (the “Global Knowledge Closing”) is subject to the consummation of the Skillsoft Merger, among other conditions contained in the Global Knowledge Merger Agreement.
Restructuring Support Agreement
On October 12, 2020, Global Knowledge entered into a Restructuring Support Agreement (the “Global Knowledge RSA”) with (i) 100% of its lenders under that certain Amended and Restated First Lien Credit and Guaranty Agreement, dated as of January 30, 2015, as amended from time to time, by and among, inter alios, GK Holdings, as borrower, the guarantors from time to time party thereto, the lenders from time to time party thereto and Credit Suisse, acting in its capacity as administrative agent and collateral agent (the “First Lien Credit Agreement,” and the lenders thereto, the “First Lien Lenders”); and (ii) 100% of its lenders under that certain Amended and Restated Second Lien Credit and Guaranty Agreement, dated as of January 30, 2015, as amended from time to time, by and among, inter alios, GK Holdings, as borrower, the guarantors from time to time party thereto, the lenders from time to time party thereto and Wilmington Trust, acting in its capacity as administrative agent and collateral agent (the “Second Lien Credit Agreement,” and there lenders thereto, the “Second Lien Lenders,” together with the First Lien Lenders, the “Secured Lenders”). The Global Knowledge RSA contemplates an out-of-court restructuring (the “Restructuring”) that provides meaningful recoveries, funded by Churchill, to all Secured Lenders. Churchill is a third-party beneficiary of the Global Knowledge RSA with respect to enforcement of certain specific provisions and its explicit rights under the Global Knowledge RSA and not a direct party.
Subscription Agreements
Prosus Agreement
On November 10, 2020, MIH Edtech Investments B.V. (formerly known as MIH Ventures B.V.) (“MIH Edtech Investments”) exercised its option to subscribe for an additional 40,000,000 newly-issued shares of Churchill Class A Common Stock, subject to certain adjustments, at a purchase price of $10.00 per share (the “Prosus Second Step Investment”), pursuant to the Subscription Agreement, dated October 12, 2020, by and among Churchill, the Sponsor and MIH Edtech Investments (the “Prosus Agreement”). On February 16, 2021, MIH Edtech Investments assigned all of its rights, title and interest in and to, and obligations under, the Prosus Agreement to MIH Learning B.V. (“Prosus”) and Prosus accepted such assignments. Together with its initial subscription for 10,000,000 newly-issued shares of Churchill Class A Common Stock, at a purchase price of $10.00 per share (the “Prosus First Step Investment”), Prosus’s total investment in Churchill is expected to be 50,000,000 shares of Churchill Class A Common Stock for an aggregate purchase price of $500.0 million (the “Prosus PIPE Investment”).
As part of the Prosus Agreement, Prosus and the Company agreed to a strategic support agreement, pursuant to which Prosus will provide certain business development and investor relations support services in the event it exercises its option to make the Prosus Second Step Investment and beneficially owns at least 20% of the outstanding Churchill Class A Common Stock following closing of the Prosus PIPE Investment on a fully-diluted and as-converted basis. If Prosus consummates the Prosus PIPE Investment, it will also nominate an individual to serve as the chairman of Churchill’s Board. Pursuant to the Prosus Agreement, in connection with the consummation of the Second Step Prosus Investment, Churchill will issue to Prosus warrants to purchase a number of shares of Churchill Class A Common Stock equal to one-third of the

CHURCHILL CAPITAL CORP II
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
number of shares of Churchill Class A Common Stock purchased in the Prosus PIPE Investment (the “Prosus Warrants”). The Prosus Warrants will have terms substantively identical to those included in the units offered in Churchill’s IPO.
The Company assessed the provisions of the Prosus Agreement under ASC 815-15. The derivative component of the obligation is initially valued and classified as a derivative liability with an offset to loss on Prosus Agreement liability. The Prosus Agreement liability was valued using a Monte Carlo simulation, which is considered to be a Level 3 fair value measurement (see Note 11). The Monte Carlo simulation’s primary unobservable input utilized in determining the fair value of the Prosus Agreement liability is the probability of consummation of the Business Combination. The probability assigned to the consummation of the Business Combination as of October 12, 2020 and December 31, 2020 was 85% which was estimated based on the observed success rates of business combinations for special purpose acquisition companies.
The following table presents the change in the fair value of the Prosus Agreement liability:
Fair value as of January 1, 2020	$—
Initial measurement on October 12, 2020	71,969,454
Change in valuation inputs and other assumptions	(21,488,264)
Fair value as of December 31, 2020	$50,481,190
SuRo Subscription Agreement
On October 14, 2020, in connection with the execution of the Skillsoft Merger Agreement, Churchill entered into a subscription agreement with SuRo Capital Corp. (“SuRo”) pursuant to which SuRo subscribed for 1,000,000 newly-issued shares of Churchill Class A Common Stock, at a purchase price of $10.00 per share, to be issued at the closing of the Merger (the “SuRo Subscription Agreement”). The obligations to consummate the transactions contemplated by the SuRo Subscription Agreement are conditioned upon, among other things, customary closing conditions and the consummation of the Skillsoft Merger.
Lodbrok Subscription Agreement
On October 13, 2020, in connection with the execution of the Global Knowledge Merger Agreement, Churchill entered into a subscription agreement with Lodbrok Capital LLP (“Lodbrok”) pursuant to which Lodbrok subscribed for 2,000,000 newly-issued shares of Churchill Class A Common Stock, at a purchase price of $10.00 per share, to be issued at the closing of the Global Knowledge Merger (the “Lodbrok Subscription Agreement”). The obligations to consummate the transactions contemplated by the Lodbrok Subscription Agreement are conditioned upon, among other things, customary closing conditions and the consummation of the Global Knowledge Merger.
Service Provider Agreement
From time to time the Company has entered into and may enter into agreements with various services providers and advisors, including investment banks, to help us identify targets, negotiate terms of potential Business Combinations, consummate a Business Combination and/or provide other services. In connection with these agreements, the Company may be required to pay such service providers and advisors fees in connection with their services to the extent that certain conditions, including the closing of a potential Business Combination, are met. If a Business Combination does not occur, the Company would not expect to be required to pay these contingent fees. There can be no assurance that the Company will complete a Business Combination. The Company and Tyton Partners entered into an agreement, whereby Tyton Partners served as an advisor to the Company and will be entitled to receive a success fee of $150,000 at the close of the Business Combination. For the year ended December 31, 2020, the Company incurred $222,742 of

CHURCHILL CAPITAL CORP II
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
consulting fees. As of December 31, 2020, $9,975 remained unpaid and are reflected in accounts payable and accrued expense in the accompanying balance sheets.
Legal Proceedings
In connection with the initial business combination, certain shareholders have filed lawsuits and other shareholders have threatened to file lawsuits alleging breaches of fiduciary duty and violations of the disclosure requirements of the Securities Exchange Act of 1934. The Company intends to defend the matters vigorously. These cases are in the early stages and the Company is unable to reasonably determine the outcome or estimate any potential losses, and, as such, has not recorded a loss contingency.
NOTE 8. STOCKHOLDERS’ EQUITY
Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At December 31, 2020 and 2019, there were no shares of preferred stock issued or outstanding.
Common Stock
Class A Common Stock — The Company is authorized to issue 200,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of Class A common stock are entitled to one vote for each share. At December 31, 2020 and 2019, there were 15,287,498 and 7,974,075 shares of Class A common stock issued or outstanding, excluding 53,712,502 and 61,025,925 shares of Class A common stock subject to possible redemption, respectively.
Class B Common Stock — The Company is authorized to issue 20,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of Class B common stock are entitled to one vote for each share. At December 31, 2020 and 2019, there were 17,250,000 shares of Class B common stock issued and outstanding.
Holders of Class B common stock will have the right to elect all of the Company’s directors prior to a Business Combination. Holders of Class A common stock and Class B common stock will vote together as a single class on all other matters submitted to a vote of stockholders except as required by law.
The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of a Business Combination on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the Initial Public Offering and related to the closing of a Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the Initial Public Offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with a Business Combination (net of the number of shares of Class A common stock redeemed in connection with a Business Combination), excluding any shares or equity-linked securities issued, or to be issued, to any seller in a Business Combination, any private placement-equivalent warrants issued, or to be issued, to any seller in a Business Combination.
NOTE 9. WARRANT LIABILITY
Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. The Public

CHURCHILL CAPITAL CORP II
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.
The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of the shares of Class A common issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of Class A common stock is available, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available.
The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of a Business Combination, the Company will use its best efforts to file with the SEC, and within 60 business days following a Business Combination to have declared effective, a registration statement covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed. Notwithstanding the above, if the Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but will use its reasonable best efforts to qualify the shares under applicable blue sky laws to the extent an exemption is not available.
Once the warrants become exercisable, the Company may redeem the Public Warrants:
•
in whole and not in part;

•
at a price of $0.01 per warrant;

•
upon not less than 30 days’ prior written notice of redemption;

•
if, and only if, the reported last sale price of the Company’s common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third business day prior to the notice of redemption to the warrant holders; and

•
if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying the warrants.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.
If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of Class A common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Window and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will

CHURCHILL CAPITAL CORP II
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.
The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A common stock issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.
NOTE 10. INCOME TAX
The following is a summary of the Company’s net deferred tax asset (liability):
	December 31, 2020	December 31, 2019
Deferred tax asset (liability)
Startup and organizational expenses	$148,348	$—
Unrealized gain on marketable securities	(976)	(9,657)
Total deferred tax asset (liability)	147,372	(9,657)
Valuation Allowance	(148,348)	—
Deferred tax asset (liability), net of allowance	$(976)	$(9,657)
The income tax provision consists of the following:
	December 31, 2020	December 31, 2019
Federal
Current expense	$495,442	$1,237,860
Deferred (benefit) expense	(157,029)	9,657
State and Local
Current	—	—
Deferred	—	—
Change in valuation allowance	148,348	—
Income tax provision	$486,761	$1,247,517
As of December 31, 2020 and 2019, the Company did not have any of U.S. federal and state net operating loss carryovers available to offset future taxable income.
In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has

CHURCHILL CAPITAL CORP II
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
therefore established a full valuation allowance. For the period from January 1, 2020 through December 31, 2020, the change in the valuation allowance was $148,348.
A reconciliation of the federal income tax rate to the Company’s effective tax rate is as follows:
	December 31, 2020	December 31, 2019
Statutory federal income tax rate	21.0%	21.0%
State taxes, net of federal tax benefit	0.0%	0.0%
Transaction costs attributable to Initial Public Offering	0.0%	(1.8)%
Loss on conversion option liability	(0.5)%	0.0%
Loss on warrant liability	(6.3)%	(28.5)%
Loss on Prosus agreement	(14.7)%	0.0%
Valuation allowance	(0.2)%	0.0%
Income tax provision	(0.7)%	(9.3)%
The Company files income tax returns in the U.S. federal jurisdiction and is subject to examination by the various taxing authorities. The Company’s tax returns since inception remain open and subject to examination by the taxing authorities. The Company considers New York to be a significant state tax jurisdiction.
NOTE 11. FAIR VALUE MEASUREMENTS
The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.
The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:
Level 1:
Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:
Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:
Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

CHURCHILL CAPITAL CORP II
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at December 31, 2020 and 2019, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:
Description	Level	December 31, 2020	December 31, 2019
Assets:
Cash and marketable securities held in Trust Account	1	$696,957,196	$695,295,418
Liabilities: Warrant Liabilities – Public Warrants	1	45,310,000	32,660,000
Warrant Liabilities – Private Placement Warrants	3	32,548,000	23,700,000
Prosus subscription agreement liability	3	50,481,190	—
Conversion option liability	3	1,604,359	—
The Derivative Instruments were accounted for as liabilities in accordance with ASC 815-40 and are measured at fair value at inception and on a recurring basis, with changes in fair value recorded in the statement of operations.
The Warrants were valued as of July 1, 2019 using a Monte Carlo simulation, which is considered to be a Level 3 fair value measurement. The Monte Carlo simulation’s primary unobservable input utilized in determining the fair value of the Warrants is the probability of consummation of the Business Combination. The probability assigned to the consummation of the Business Combination was 80% which was estimated based on the observed success rates of business combinations for special purpose acquisition companies. The expected volatility as of the Initial Public Offering date was derived from observable public warrant pricing on comparable ‘blank-check’ companies without an identified target. The subsequent measurements of the Public Warrants after the detachment of the Public Warrants from the Units is classified as Level 1 due to the use of an observable market quote in an active market under the ticker CVII.WS.
The following table presents the changes in the fair value of warrant liabilities:
	Private Placement	Public	Warrant Liabilities
Fair value as of April 11, 2019 (inception)	$—	$—	$—
Initial measurement on July 1, 2019	15,800,000	22,310,000	38,110,000
Change in valuation inputs or other assumptions	7,900,000	10,350,000	18,250,000
Fair value as of December 31, 2019	23,700,000	32,660,000	56,360,000
Change in valuation inputs and other assumptions	8,848,000	12,650,000	21,498,000
Fair value as of December 31, 2020	$32,548,000	$45,310,000	$77,858,000
NOTE 12. SUBSEQUENT EVENTS
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, other than as described below and in Note 2, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.
On January 22, 2021, the Company entered into an amendment (the “Merger Agreement Amendment”), to which amends and restates in its entirety the definition of “Applicable Majority” in the Skillsoft Merger Agreement. The definition of “Applicable Majority” is used in the Skillsoft Merger Agreement.

CHURCHILL CAPITAL CORP II
UNAUDITED FINANCIAL STATEMENTS
CONDENSED BALANCE SHEETS
	March 31, 2021	December 31, 2020
	(unaudited)
ASSETS
Current assets
Cash	$2,382,560	$3,873,865
Prepaid expenses	111,174	94,299
Total Current Assets	2,493,734	3,968,164
Marketable securities held in Trust Account	697,018,229	696,957,196
TOTAL ASSETS	$699,511,963	$700,925,360
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$745,986	$635,483
Income taxes payable	98,700	95,302
Convertible promissory note – related party	3,132,013	3,104,359
Total Current Liabilities	3,976,699	3,835,144
Deferred income tax payable	—	976
Deferred underwriting fee payable	21,371,000	21,371,000
Derivative liabilities	85,044,413	128,339,190
Total Liabilities	110,392,112	153,546,310
Commitments and contingencies
Class A common stock subject to possible redemption, 57,909,708 and 53,712,502 shares at redemption value at as of March 31, 2021 and December 31, 2020, respectively	584,119,845	542,379,040
Stockholders’ Equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	—	—
Class A common stock, $0.0001 par value; 200,000,000 shares authorized; 11,090,292 and 15,287,498 shares issued and outstanding (excluding 57,909,708 and 53,712,502 shares subject to possible redemption) at March 31, 2021 and December 31, 2020, respectively	1,109	1,529
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 17,250,000 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively	1,725	1,725
Additional paid-in capital	50,398,148	92,138,533
Accumulated deficit	(45,400,976)	(87,141,777)
Total Stockholders’ Equity	5,000,006	5,000,010
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$699,511,963	$700,925,360
The accompanying notes are an integral part of the unaudited condensed financial statements.

CHURCHILL CAPITAL CORP II
CONDENSED STATEMENTS OF OPERATIONS
THREE MONTHS ENDED MARCH 31, 2021 and 2020
(UNAUDITED)
	Three Months Ended March 31, 2021	Three Months Ended March 31, 2020
Operating and formation costs	$1,584,933	$301,863
Loss from operations	(1,584,933)	(301,863)
Other income (expense):
Interest earned on marketable securities held in Trust Account	59,701	2,250,075
Gain (loss) on derivative liabilities	43,267,123	(10,346,000)
Unrealized gain (loss) on marketable securities held in Trust Account	1,332	(20,917)
Other income, net	43,328,156	(8,116,842)
Income (loss) before income taxes	41,743,223	(8,418,705)
Provision for income taxes	(2,422)	(404,809)
Net income (loss)	$41,740,801	$(8,823,514)
Basic and diluted weighted average shares outstanding, Class A common stock subject to redemption	53,712,502	61,025,925
Basic and diluted net income per share, Class A common stock subject to redemption	$0.00	$0.02
Basic and diluted weighted average shares outstanding, Non-redeemable common stock	32,537,498	25,224,075
Basic and diluted net income (loss) per share, Non-redeemable common stock	$1.28	$(0.41)
The accompanying notes are an integral part of the unaudited condensed financial statements.

CHURCHILL CAPITAL CORP II
CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
(UNAUDITED)
THREE MONTHS ENDED MARCH 31, 2021
	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
Balance – January 1, 2021	15,287,498	$1,529	17,250,000	$1,725	$92,138,533	$(87,141,777)	$5,000,010
Change in value of common stock subject to redemption	(4,197,206)	(420)	—	—	(41,740,385)	—	(41,740,805)
Net income	—	—	—	—	—	41,740,801	41,740,801
Balance – March 31, 2021	11,090,292	$1,109	17,250,000	$1,725	$50,398,148	$(45,400,976)	$5,000,006
THREE MONTHS ENDED MARCH 31, 2020
	Class A Common Stock		Class B Common Stock		Additional Paid in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
Balance – January 1, 2020	7,974,075	$797	17,250,000	$1,725	$19,680,076	$(14,682,592)	$5,000,006
Change in value of common stock subject to redemption	1,027,706	103	—	—	8,823,414	—	8.823.517
Net loss	—	—	—	—	—	(8,823,514)	(8,823,514)
Balance – March 31, 2020	9,001,781	$900	17,250,000	$1,725	$28,503,490	$(23,506,106)	$5,000,009
The accompanying notes are an integral part of the unaudited condensed financial statements.

CHURCHILL CAPITAL CORP II
CONDENSED STATEMENTS OF CASH FLOWS
THREE MONTHS ENDED MARCH 31, 2021
(UNAUDITED)
	Three Months Ended March 31, 2021	Three Months Ended March 31, 2020
Cash Flows from Operating Activities:
Net income (loss)	$41,740,801	$(8,823,514)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(59,701)	(2,250,075)
(Gain) loss on derivative liabilities	(43,267,123)	10,346,000
Unrealized gain on marketable securities held in Trust Account	(1,332)	20,917
Deferred income tax benefit	(976)	(14,050)
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(16,875)	(12,950)
Prepaid income taxes	—	27,140
Accounts payable and accrued expenses	110,503	(54,191)
Income taxes payable	3,398	231,719
Net cash used in operating activities	(1,491,305)	(529,004)
Cash Flows from Investing Activities:
Cash withdrawn from Trust Account to pay for franchise and income taxes	—	305,250
Net cash provided by investing activities	—	305,250
Net Change in Cash	(1,491,305)	(223,754)
Cash – Beginning of period	3,873,865	2,238,275
Cash – End of period	$2,382,560	$2,014,521
Supplemental cash flow information:
Cash paid for income taxes	$373,000	$160,000
Non-Cash investing and financing activities:
Change in value of Class A common stock subject to possible redemption	$(30,718,384)	$(8,823,517)
The accompanying notes are an integral part of the unaudited condensed financial statements.

CHURCHILL CAPITAL CORP II
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 1.   DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS
Churchill Capital Corp II (the “Company”) was incorporated in Delaware on April 11, 2019. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”).
The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.
As of March 31, 2021, the Company had not commenced any operations. All activity through March 31, 2021 relates to the Company’s formation, initial public offering (the “Initial Public Offering”), which is described below, and subsequent to the Initial Public Offering, identifying a target company for a Business Combination and activities in connection with the potential acquisition of Software Luxembourg Holding S.A., a public limited liability company (société anonyme) incorporated and organized under the laws of the Grand Duchy of Luxembourg (“Skillsoft”) (see Note 6). The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.
The registration statement for the Company’s Initial Public Offering was declared effective on June 26, 2019. On July 1, 2019, the Company consummated the Initial Public Offering of 69,000,000 units (the “Units” and, with respect to the shares of Class A common stock included in the Units sold, the “Public Shares”), which includes the full exercise by the underwriter of the over-allotment option to purchase an additional 9,000,000 Units, at $10.00 per Unit, generating gross proceeds of $690,000,000, which is described in Note 3.
Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 15,800,000 warrants (the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant in a private placement to Churchill Sponsor II LLC, a Delaware limited liability company (the “Sponsor”), generating gross proceeds of $15,800,000, which is described in Note 4.
Transaction costs amounted to $34,319,807 consisting of $12,212,000 of underwriting discount, $21,371,000 of deferred underwriting discount and $736,807 of other offering costs.
Following the closing of the Initial Public Offering on July 1, 2019, an amount of $690,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”), and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended, (the “Investment Company Act”), with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination or (ii) the distribution of the Trust Account, as described below, except that interest earned on the Trust Account can be released to the Company to fund working capital requirements, subject to an annual limit of  $250,000 and to pay its tax obligations.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete an initial Business Combination having an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable) at the time of the agreement to enter into the initial Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of

CHURCHILL CAPITAL CORP II
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.
The Company will provide its holders of the outstanding Public Shares (the “public stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account ($10.00 per Public Share, plus any pro rata interest, net of amounts withdrawn for working capital requirements, subject to an annual limit of $250,000 and to pay its taxes (“permitted withdrawals”)). The per-share amount to be distributed to public stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 7). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.
The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law or stock exchange requirements and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Company’s Sponsor and its permitted transferees have agreed to vote their Founder Shares (as defined in Note 6) and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction.
If the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.
The Sponsor has agreed (a) to waive its redemption rights with respect to its Founder Shares and Public Shares held by it in connection with the completion of a Business Combination, (b) to waive its rights to liquidating distributions from the Trust Account with respect to its Founder Shares if the Company fails to consummate a Business Combination within the Combination Window (as defined below) and (c) not to propose an amendment to the Company’s Amended and Restated Certificate of Incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the public stockholders with the opportunity to redeem their shares in conjunction with any such amendment.
If the Company is unable to complete a Business Combination by July 1, 2021 (or October 1, 2021 if the Company has an executed letter of intent, agreement in principle or definitive agreement for a Business Combination by July 1, 2021) (the “Combination Window”), the Company will (i) cease all operations except

CHURCHILL CAPITAL CORP II
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest (net of permitted withdrawals and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Window.
The Sponsor has agreed to waive its liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Window. However, if the Sponsor acquires Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Window. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 7) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Window and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).
In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party (other than the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or similar agreement, reduce the amount of funds in the Trust Account to below (i) $10.00 per Public Share or (ii) the amount per Public Share held in the Trust Account as of the liquidation of the Trust Account, if less than $10.00 per Public Shares due to reductions in the value of the trust assets, in each case net of permitted withdrawals. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account or to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Liquidity
The Company has principally financed its operations from inception using proceeds from the sale of its equity securities to its shareholders prior to the Initial Public Offering and such amount of proceeds from the Initial Public Offering that were placed in an account outside of the Trust Account for working capital purposes. As of March 31, 2021, the Company had $2,382,560 in its operating bank accounts, $697,018,229 in securities held in the Trust Account to be used for a Business Combination or to repurchase or redeem its common stock in connection therewith and adjusted working capital of $1,182,603, which amount excludes interest earned which may withdrawn from the Company’s Trust Account to pay its franchise and income taxes. As of March 31, 2021, approximately $7,018,000 of the amount on deposit in the Trust Account represented interest income, which is available to pay the Company's tax obligations. Based on the foregoing,

CHURCHILL CAPITAL CORP II
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
the Company believes it will have sufficient cash to meet its needs for a reasonable period of time, which is considered to be one year from the issuance date of the condensed financial statements.
NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.
The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2020, as filed with the SEC on May 11, 2021. The interim results for the three months ended March 31, 2021 are not necessarily indicative of the results to be expected for the year ending December 31, 2021 or for any future periods.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statement with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of the condensed financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

CHURCHILL CAPITAL CORP II
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of March 31, 2021 and December 31, 2020.
Marketable Securities Held in Trust Account
At March 31, 2021 and December 31, 2020, substantially all of the assets held in the Trust Account were held in U.S. Treasury Bills. Through March 31, 2021, the Company withdrew an aggregate of $2,246,250 of interest earned on the Trust Account to pay its income taxes and for permitted withdrawals, of which no amounts were withdrawn during the three months ended March 31, 2021.
Derivative Liabilities
The Company accounts for debt and equity issuances as either equity-classified or liability-classified instruments based on an assessment of the instruments specific terms and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the instruments are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the instruments meet all of the requirements for equity classification under ASC 815, including whether the instruments are indexed to the Company’s own common stock and whether the holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of issuance of the instruments and as of each subsequent quarterly period end date while the instruments are outstanding.
For issued or modified instruments that meet all of the criteria for equity classification, the instruments are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified instruments that do not meet all the criteria for equity classification, the instruments are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the instruments are recognized as a non-cash gain or loss on the statements of operations.
Class A Common Stock Subject to Possible Redemption
The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Shares of Class A common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s Class A common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, Class A common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheets.

CHURCHILL CAPITAL CORP II
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Income Taxes
The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statements recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of March 31, 2021 and December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception. The effective tax rate differs from the statutory tax rate of 21% for the three months ended March 31, 2021 and 2020, due to the valuation allowance recorded on the Company’s net operating losses and permanent differences.
Net income (Loss) per Share
Net income (loss) per share is computed by dividing net income by the weighted-average number of shares of common stock outstanding during the period. The Company has not considered the effect of the warrants sold in the Initial Public Offering and private placement to purchase an aggregate of 38,800,000 shares of common stock in the calculation of diluted loss per share, since the exercise of the warrants into shares of common stock is contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive.
The Company’s statement of operations includes a presentation of income (loss) per share for Class A common stock subject to possible redemption in a manner similar to the two-class method of income (loss) per share. Net income (loss) per share, basic and diluted, for Class A common stock subject to possible redemption is calculated by dividing the proportionate share of income or loss on marketable securities held by the Trust Account the weighted average number of Class A common stock subject to possible redemption outstanding since original issuance.
Net income (loss) per share, basic and diluted, for non-redeemable common stock is calculated by dividing the net income (loss), adjusted for income or loss on marketable securities attributable to Class A common stock subject to possible redemption, by the weighted average number of non-redeemable common stock outstanding for the period.
Non-redeemable common stock includes Founder Shares and non-redeemable shares of common stock as these shares do not have any redemption features. Non-redeemable common stock participates in the income or loss on marketable securities based on non-redeemable shares’ proportionate interest.

CHURCHILL CAPITAL CORP II
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
The following table reflects the calculation of basic and diluted net income (loss) per share (in dollars, except per share amounts):
	Three Months Ended March 31, 2021	Three Months Ended March 31, 2020
Class A common stock subject to possible redemption
Numerator: Earnings allocable to Class A common stock subject to possible redemption
Interest income	$50,107	$1,956,529
Unrealized gain (loss) on investments held in Trust Account	1,118	(18,188)
Less: Company’s portion available to be withdrawn to pay taxes	(43,998)	(395,474)
Less: Company’s portion available to be withdrawn for working capital purposes	(7,227)	(217,385)
Net income allocable to Class A common stock subject to possible redemption	$—	$1,325,482
Denominator: Weighted Average Class A common stock subject to possible redemption
Basic and diluted weighted average shares outstanding, Class A common stock subject to possible redemption	53,712,502	61,025,925
Basic and diluted net income per share, Class A common stock subject to possible redemption	$0.00	$0.02
Non-Redeemable Common Stock
Numerator: Net Income (Loss) minus Net Earnings
Net income (loss)	$41,740,801	$(8,823,514)
Less: Income allocable to Class A common stock subject to possible redemption	—	(1,325,482)
Non-Redeemable Net Income (Loss)	$41,740,801	$(10,148,996)
Denominator: Weighted Average Non-redeemable Common stock
Basic and diluted weighted average shares outstanding, Non-redeemable Common stock	32,537,498	25,224,075
Basic and diluted net income (loss) per share, Non-redeemable Common stock	$1.28	$(0.40)
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times may exceed the Federal Depository Insurance Corporation coverage limit of $250,000. The Company has not experienced losses on this account.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying condensed balance sheets, primarily due to their short-term nature, except for the Company’s derivative instruments (see Note 9).

CHURCHILL CAPITAL CORP II
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Recent Accounting Standards
In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”) to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU 2020-06 is effective January 1, 2022 and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on January 1, 2021. The Company adopted ASU 2020-06 on January 1, 2021. The adoption of ASU 2020-06 did not have an impact on the Company’s financial statements.
Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s condensed financial statements.
NOTE 3.   PUBLIC OFFERING
Pursuant to the Initial Public Offering, the Company sold 69,000,000 Units, at a purchase price of $10.00 per Unit, which includes the full exercise by the underwriter of its option to purchase an additional 9,000,000 Units at $10.00 per Unit. Each Unit consists of one share of Class A common stock and one-third of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at an exercise price of $11.50 per share, subject to adjustment (see Note 8).
NOTE 4.   PRIVATE PLACEMENT
Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 15,800,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant, for an aggregate purchase price of $15,800,000. Each Private Placement Warrant is exercisable to purchase one share of Class A common stock at a price of $11.50 per share. The proceeds from the sale of the Private Placement Warrants were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Window, the proceeds from the sale of the Private Placement Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless. There will be no redemption rights or liquidating distributions from the Trust Account with respect to the Private Placement Warrants.
NOTE 5.   RELATED PARTY TRANSACTIONS
Founder Shares
In May 2019, the Sponsor purchased 8,625,000 shares (the “Founder Shares”) of the Company’s Class B common stock for an aggregate price of $25,000. On June 7, 2019, the Company effected a stock dividend at one-third of one share of Class B common stock for each outstanding share of Class B common stock, resulting in an aggregate of 11,500,000 Founder Shares outstanding. On June 26, 2019, the Company effected a further stock dividend of one-half of a share of Class B common stock for each outstanding share of Class B common stock, resulting in the Sponsor holding an aggregate of 17,250,000 Founder Shares. All share and per-share amounts have been retroactively restated to reflect the stock dividend. The Founder Shares will automatically convert into shares of Class A common stock upon consummation of a Business Combination on a one-for-one basis, subject to certain adjustments, as described in Note 7.

CHURCHILL CAPITAL CORP II
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
The Founder Shares included an aggregate of up to 2,250,000 shares subject to forfeiture to the extent that the underwriters’ over-allotment option was not exercised in full or in part, so that the Sponsor would own, on an as-converted basis, 20% of the Company’s issued and outstanding shares after the Initial Public Offering. As a result of the underwriters’ election to fully exercise their over-allotment option, 2,250,000 Founder Shares are no longer subject to forfeiture.
The Sponsor has agreed, subject to limited exceptions, not to transfer, assign or sell any of its Founder Shares until the earlier to occur of: (A) one year after the completion of a Business Combination or (B) the date on which the Company completes a liquidation, merger, stock exchange, reorganization or similar transaction after a Business Combination that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property. Notwithstanding the foregoing, if the closing price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, the Founder Shares will be released form the lock-up.
Administrative Support Agreement
The Company entered into an agreement, commencing on June 26, 2019 through the earlier of the Company’s consummation of a Business Combination and its liquidation, pursuant to which the Company will pay an affiliate of the Sponsor a total of up to $20,000 per month for office space, administrative and support services. For the three months ended March 31, 2021 and 2020, the Company incurred and paid $60,000 in fees for these services.
Related Party Loans
In order to finance transaction costs in connection with a Business Combination, the Sponsor, an affiliate of the Sponsor or the Company’s directors and officers may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants.
On November 2, 2020, the Company entered into a convertible promissory note with the Sponsor pursuant to which the Sponsor agreed to loan the Company up to an aggregate principal amount of $1,500,000 (the “Convertible Promissory Note”). The Convertible Promissory Note is non-interest bearing and payable on the earlier of the date on which the Company consummates a Business Combination or the date that the winding up of the Company is effective. If the Company does not consummate a Business Combination, the Company may use a portion of any funds held outside the Trust Account to repay the Promissory Note; however, no proceeds from the Trust Account may be used for such repayment. Up to $1,500,000 of the Convertible Promissory Note may be converted into warrants at a price of $1.00 per warrant at the option of the Sponsor. The warrants would be identical to the Private Placement Warrants. As of March31, 2021 and December 31, 2020, the outstanding balance under the Convertible Promissory Note amounted to an aggregate of $1,500,000.
The Company assessed the provisions of the Convertible Promissory Note under ASC 815-15. The derivative component of the obligation is initially valued and classified as a derivative liability with an offset to loss on conversion option liability. The conversion option was valued using a Monte Carlo simulation,

CHURCHILL CAPITAL CORP II
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
which is considered to be a Level 3 fair value measurement (see Note 9). The Monte Carlo simulation’s primary unobservable input utilized in determining the fair value of the conversion option is the probability of consummation of the Business Combination. The probability assigned to the consummation of the Business Combination as of November 2, 2020 and December 31, 2020 was 85% which was estimated based on the observed success rates of business combinations for special purpose acquisition companies.
The following table presents the change in the fair value of conversion option:
Fair value as of January 1, 2021	$1,604,359
Change in valuation inputs and other assumptions	27,624
Fair value as of March 31, 2021	$1,632,013
Advisory Fee
The Company may engage M. Klein and Company, LLC, an affiliate of the Sponsor, or another affiliate of the Sponsor, as its lead financial advisor in connection with a Business Combination and may pay such affiliate a customary financial advisory fee in an amount that constitutes a market standard financial advisory fee for comparable transactions.
NOTE 6.   COMMITMENTS AND CONTINGENCIES
Registration Rights
Pursuant to a registration rights agreement entered into on June 26, 2019, the holders of the Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any shares of Class A common stock issuable upon the exercise of the Private Placement Warrants or warrants that may be issued upon conversion of Working Capital Loans and upon conversion of the Founder Shares) will be entitled to registration rights requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to Class A common stock). The holders of these securities will be entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The underwriters are entitled to a deferred fee of $21,371,000 in the aggregate. The deferred fee will be waived by the underwriters in the event that the Company does not complete a Business Combination, subject to the terms of the underwriting agreement. On July 1, 2019, the underwriters agreed to waive the upfront and deferred underwriting discount on 7,940,000 units, resulting in a reduction of the upfront and deferred underwriting discount of $1,588,000 and $2,779,000, respectively.
Skillsoft Merger Agreement
On October 12, 2020, the Company entered into an Agreement and Plan of Merger (the “Skillsoft Merger Agreement”) by and between the Company and Skillsoft.
Pursuant to the terms of the Skillsoft Merger Agreement, a business combination between the Company and Skillsoft will be effected through the merger of Skillsoft with and into the Company, with the Company surviving as the surviving company (the “Skillsoft Merger”). At the effective time of the Skillsoft Merger (the “Effective Time”), (a) each Class A share of Skillsoft, with nominal value of $0.01 per share (“Skillsoft Class A Shares”), outstanding immediately prior to the Effective Time, will be automatically

CHURCHILL CAPITAL CORP II
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
canceled and the Company will issue as consideration therefor (i) such number of shares of the Company’s Class A common stock, par value $0.0001 per share (the “Churchill Class A Common Stock”) equal to the Class A First Lien Exchange Ratio (as defined in the Skillsoft Merger Agreement), and (ii) the Company’s Class C common stock, par value $0.0001 per share (the “Churchill Class C Common Stock”), equal to the Class C Exchange Ratio (as defined in the Skillsoft Merger Agreement), and (b) each Class B share of Skillsoft, with nominal value of $0.01 per share (“Skillsoft Class B Shares”), will be automatically canceled and the Company will issue as consideration therefor such number of shares of the Company’s Class A common stock equal to the Per Class B Share Merger Consideration (as defined in the Skillsoft Merger Agreement). Pursuant to the terms of the Skillsoft Merger Agreement, the Company is required to use commercially reasonable efforts to cause the Company Class A Common Stock to be issued in connection with the transactions contemplated by the Skillsoft Merger Agreement (the “Skillsoft Transactions”) to be listed on the New York Stock Exchange (“NYSE”) prior to the closing of the Skillsoft Merger (the “Skillsoft Closing”). Immediately following the Effective Time, the Company will redeem all of the shares of Class C Common Stock issued to the holders of Skillsoft Class A Shares for an aggregate redemption price of (i) $505,000,000 in cash and (ii) indebtedness under the Existing Second Out Credit Agreement (as defined in the Skillsoft Merger Agreement), as amended by the Existing Second Out Credit Agreement Amendment (as defined in the Skillsoft Merger Agreement), in the aggregate principal amount equal to the sum of $20,000,000 to be issued by the Surviving Corporation (as defined in the Skillsoft Merger Agreement) or one of its subsidiaries, in each case, pro rata among the holders of Churchill Class C Common Stock issued in connection with the Skillsoft Merger.
The consummation of the proposed Skillsoft Transactions is subject to the receipt of the requisite approval of (i) the stockholders of Churchill (the “Churchill Stockholder Approval”) and (ii) the shareholders of Skillsoft (the “Skillsoft Shareholder Approval”) and the fulfillment of certain other conditions. In October 2020, the Company was advanced $2,000,000 for expenses incurred with the Skillsoft Merger. If the planned business combination is not completed, the Company would be required to refund any unused amount. For the year ended December 31, 2020 the Company had utilized the advance in connection with the Skillsoft Merger. As of the date of these financial statements, the advance is no longer refundable.
Global Knowledge Merger Agreement
Concurrently with its entry into the Skillsoft Merger Agreement, the Company also entered into an Agreement and Plan of Merger (the “Global Knowledge Merger Agreement”) by and among the Company, Magnet Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), and Albert DE Holdings Inc., a Delaware corporation owned by investment funds affiliated with Rhône Capital L.L.C.
Pursuant to the Global Knowledge Merger Agreement, Merger Sub will merge with and into Global Knowledge, with Global Knowledge surviving the transaction as a wholly-owned subsidiary of the Company (the “Global Knowledge Merger”). At the effective time (the “Global Knowledge Effective Time”) of the Global Knowledge Merger, as consideration for the Global Knowledge Merger, 100% of the issued and outstanding equity interests of Global Knowledge will be converted, in the aggregate, into the right to receive warrants, each of which shall entitle the holders thereof to purchase one share of the Company’s Class A Stock at an exercise price of $11.50 per share. The aggregate number of warrants to be received by the equity holders of Global Knowledge as consideration in the Global Knowledge Merger will be 5,000,000. The warrants to be issued to the equity holders of Global Knowledge will be non-redeemable and otherwise substantially similar to the private placement warrants issued to the Churchill Sponsor in connection with Churchill’s initial public offering.
The consummation of the proposed Global Knowledge Merger (the “Global Knowledge Closing”) is subject to the consummation of the Skillsoft Merger, among other conditions contained in the Global Knowledge Merger Agreement.

CHURCHILL CAPITAL CORP II
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Restructuring Support Agreement
On October 12, 2020, Global Knowledge entered into a Restructuring Support Agreement (the “Global Knowledge RSA”) with (i) 100% of its lenders under that certain Amended and Restated First Lien Credit and Guaranty Agreement, dated as of January 30, 2015, as amended from time to time, by and among, inter alios, GK Holdings, as borrower, the guarantors from time to time party thereto, the lenders from time to time party thereto and Credit Suisse, acting in its capacity as administrative agent and collateral agent (the “First Lien Credit Agreement,” and the lenders thereto, the “First Lien Lenders”); and (ii) 100% of its lenders under that certain Amended and Restated Second Lien Credit and Guaranty Agreement, dated as of January 30, 2015, as amended from time to time, by and among, inter alios, GK Holdings, as borrower, the guarantors from time to time party thereto, the lenders from time to time party thereto and Wilmington Trust, acting in its capacity as administrative agent and collateral agent (the “Second Lien Credit Agreement,” and there lenders thereto, the “Second Lien Lenders,” together with the First Lien Lenders, the “Secured Lenders”). The Global Knowledge RSA contemplates an out-of-court restructuring (the “Restructuring”) that provides meaningful recoveries, funded by Churchill, to all Secured Lenders. Churchill is a third-party beneficiary of the Global Knowledge RSA with respect to enforcement of certain specific provisions and its explicit rights under the Global Knowledge RSA and not a direct party.
Subscription Agreements
Prosus Agreement
On November 10, 2020, MIH Edtech Investments B.V. (formerly known as MIH Ventures B.V.) (“MIH Edtech Investments”) exercised its option to subscribe for an additional 40,000,000 newly-issued shares of Churchill Class A Common Stock, subject to certain adjustments, at a purchase price of $10.00 per share (the “Prosus Second Step Investment”), pursuant to the Subscription Agreement, dated October 12, 2020, by and among Churchill, the Sponsor and MIH Edtech Investments (the “Prosus Agreement”). On February 16, 2021, MIH Edtech Investments assigned all of its rights, title and interest in and to, and obligations under, the Prosus Agreement to MIH Learning B.V. (“Prosus”) and Prosus accepted such assignments. Together with its initial subscription for 10,000,000 newly-issued shares of Churchill Class A Common Stock, at a purchase price of $10.00 per share (the “Prosus First Step Investment”), Prosus’s total investment in Churchill is expected to be 50,000,000 shares of Churchill Class A Common Stock for an aggregate purchase price of $500.0 million (the “Prosus PIPE Investment”).
As part of the Prosus Agreement, Prosus and the Company agreed to a strategic support agreement, pursuant to which Prosus will provide certain business development and investor relations support services in the event it exercises its option to make the Prosus Second Step Investment and beneficially owns at least 20% of the outstanding Churchill Class A common stock following closing of the Prosus PIPE Investment on a fully-diluted and as-converted basis. If Prosus consummates the Prosus PIPE Investment, it will also nominate an individual to serve as the chairman of Churchill’s Board. Pursuant to the Prosus Agreement, in connection with the consummation of the Second Step Prosus Investment, Churchill will issue to Prosus warrants to purchase a number of shares of Churchill Class A common stock equal to one-third of the number of shares of Churchill Class A common stock purchased in the Prosus PIPE Investment (the “Prosus Warrants”). The Prosus Warrants will have terms substantively identical to those included in the units offered in Churchill’s IPO.
The Company assessed the provisions of the Prosus Agreement under ASC 815-15. The derivative component of the obligation is initially valued and classified as a derivative liability with an offset to loss on Prosus Agreement liability. The Prosus Agreement liability was valued using a Monte Carlo simulation, which is considered to be a Level 3 fair value measurement (see Note 9). The Monte Carlo simulation’s primary unobservable input utilized in determining the fair value of the Prosus Agreement liability is the probability of consummation of the Business Combination. The probability assigned to the consummation of the Business Combination as of October 12, 2020 and December 31, 2020 was 85% which was estimated based on the observed success rates of business combinations for special purpose acquisition companies.

CHURCHILL CAPITAL CORP II
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
The following table presents the change in the fair value of the Prosus Agreement liability:
Fair value as of January 1, 2021	$50,481,190
Change in valuation inputs and other assumptions	(25,948,777)
Fair value as of March 31, 2021	$24,532,413
SuRo Subscription Agreement
On October 14, 2020, in connection with the execution of the Skillsoft Merger Agreement, Churchill entered into a subscription agreement with SuRo Capital Corp. (“SuRo”) pursuant to which SuRo subscribed for 1,000,000 newly-issued shares of Churchill Class A common stock, at a purchase price of $10.00 per share, to be issued at the closing of the Merger (the “SuRo Subscription Agreement”). The obligations to consummate the transactions contemplated by the SuRo Subscription Agreement are conditioned upon, among other things, customary closing conditions and the consummation of the Skillsoft Merger.
Lodbrok Subscription Agreement
On October 13, 2020, in connection with the execution of the Global Knowledge Merger Agreement, Churchill entered into a subscription agreement with Lodbrok Capital LLP (“Lodbrok”) pursuant to which Lodbrok subscribed for 2,000,000 newly-issued shares of Churchill Class A common stock, at a purchase price of $10.00 per share, to be issued at the closing of the Global Knowledge Merger (the “Lodbrok Subscription Agreement”). The obligations to consummate the transactions contemplated by the Lodbrok Subscription Agreement are conditioned upon, among other things, customary closing conditions and the consummation of the Global Knowledge Merger.
Service Provider Agreement
From time to time the Company has entered into and may enter into agreements with various services providers and advisors, including investment banks, to help us identify targets, negotiate terms of potential Business Combinations, consummate a Business Combination and/or provide other services. In connection with these agreements, the Company may be required to pay such service providers and advisors fees in connection with their services to the extent that certain conditions, including the closing of a potential Business Combination, are met. If a Business Combination does not occur, the Company would not expect to be required to pay these contingent fees. There can be no assurance that the Company will complete a Business Combination. The Company and Tyton Partners entered into an agreement, whereby Tyton Partners served as an advisor to the Company and will be entitled to receive a success fee of $150,000 at the close of the Business Combination. For the three months ended March 31, 2021, the Company incurred $332,476 and paid of consulting fees.
Legal Proceedings
In connection with the initial business combination, certain shareholders have filed lawsuits and other shareholders have threatened to file lawsuits alleging breaches of fiduciary duty and violations of the disclosure requirements of the Securities Exchange Act of 1934. The Company intends to defend the matters vigorously. These cases are in the early stages and the Company is unable to reasonably determine the outcome or estimate any potential losses, and, as such, has not recorded a loss contingency.
NOTE 7.   STOCKHOLDERS’ EQUITY
Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At March 31, 2021 and December 31, 2020, there were no shares of preferred stock issued or outstanding.

CHURCHILL CAPITAL CORP II
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Class A Common Stock — The Company is authorized to issue 200,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of Class A common stock are entitled to one vote for each share. At March 31, 2021, there were 11,090,292 shares of Class A common stock issued and outstanding, excluding 57,909,708 shares of Class A common stock subject to possible redemption. At December 31, 2020, there were 15,287,498 shares of Class A common stock issued and outstanding, excluding 53,712,502 shares of Class A common stock subject to possible redemption.
Class B Common Stock — The Company is authorized to issue 20,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of Class B common stock are entitled to one vote for each share. At March 31, 2021 and December 31, 2020, there were 17,250,000 shares of Class B common stock issued and outstanding.
Holders of Class B common stock will have the right to elect all of the Company’s directors prior to a Business Combination. Holders of Class A common stock and Class B common stock will vote together as a single class on all other matters submitted to a vote of stockholders except as required by law.
The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of a Business Combination on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the Initial Public Offering and related to the closing of a Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the Initial Public Offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with a Business Combination (net of the number of shares of Class A common stock redeemed in connection with a Business Combination), excluding any shares or equity-linked securities issued, or to be issued, to any seller in a Business Combination, any private placement-equivalent warrants issued, or to be issued, to any seller in a Business Combination.
NOTE 8.   WARRANT LIABILITY
Public Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.
The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of the shares of Class A common issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of Class A common stock is available, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available.
The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of a Business Combination, the Company will use its best efforts to file with the SEC, and within 60 business days following a Business Combination to have declared effective, a registration statement covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed. Notwithstanding the above, if the Class A common stock is at the time of any exercise of a

CHURCHILL CAPITAL CORP II
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but will use its reasonable best efforts to qualify the shares under applicable blue sky laws to the extent an exemption is not available.
Once the warrants become exercisable, the Company may redeem the Public Warrants:
•
in whole and not in part;

•
at a price of $0.01 per warrant;

•
upon not less than 30 days’ prior written notice of redemption;

•
if, and only if, the reported last sale price of the Company’s common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third business day prior to the notice of redemption to the warrant holders; and

•
if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying the warrants.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.
If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.
If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of Class A common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Window and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.
The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A common stock issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.
NOTE 9.   FAIR VALUE MEASUREMENTS
The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

CHURCHILL CAPITAL CORP II
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:
Level 1:
Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:
Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:
Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at March 31, 2021 and December 31, 2020 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:
Description	Level	March 31, 2021	December 31, 2020
Assets:
Marketable securities held in Trust Account	1	$697,018,229	$696,957,196
Liabilities:
Warrant liability – Public Warrants	1	33,810,000	45,310,000
Warrant liability – Private Placement Warrants	3	26,702,000	32,548,000
Prosus Agreement liability	3	24,532,413	50,481,190
Conversion option liability	3	1,632,013	1,604,359
The derivative instruments were accounted for as liabilities in accordance with ASC 815-40 and are measured at fair value at inception and on a recurring basis, with changes in fair value recorded in the consolidated statement of operations.
At issuance, the Warrant Liability for Public Warrants and Private Placement Warrants were valued as of June 26, 2019 using a Monte Carlo simulation and Black Scholes model, respectively, which are considered to be a Level 3 fair value measurements. Subsequent to the Public Warrants detachment from the Units, the Public Warrants are valued based on quoted market price, under ticker CCX WS, which is a Level 1 fair value. The Monte Carlo simulation’s primary unobservable input utilized in determining the fair value of the Warrants is the probability of consummation of the Business Combination. The probability assigned to the consummation of the Business Combination was 80% which was estimated based on the observed success rates of business combinations for special purpose acquisition companies. The expected volatility as of the Initial Public Offering date was derived from observable public warrant pricing on comparable ‘blank-check’ companies without an identified target.

CHURCHILL CAPITAL CORP II
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
As of issuance and March 31, 2021, the estimated fair value of Warrant Liability — Private Placement Warrants were determined using a Black-Scholes valuation and based on the following significant inputs:
	At issuance	As of March 31, 2021
Exercise price	$11.50	$11.50
Stock price	$9.68	$10.00
Volatility	16.5%	25%
Probability of completing a Business Combination	80.0%	90%
Term	5.33	5.08
Risk-free rate	1.86%	0.94%
Dividend yield	0.0%	0.0%
At inception, the Prosus Agreement Liability consisted of two components: a commitment for the First Step Investment and an option for the Second Step Investment. Subsequent to Prosus exercising its Second Step Investment option, the Prosus Agreement Liability represented a commitment. The commitment and option were valued using forward contract valuation methodology and a Black Scholes model, respectively. Both valuation methodologies were considered to be Level 3 fair value measurements. As of inception and March 31, 2021, the estimated fair value of Prosus Agreement Liability was determined based on the following significant inputs:
	At inception	As of March 31, 2021
Exercise price	$400.0M	$500.0M
Underlying value	$436.8M	$524.5M
Volatility	40.0%	N/A
Term	0.55	0.08
Risk-free rate	0.12%	0.08%
Dividend yield	0.00%	N/A
The Conversion option liability was valued using a Black Scholes model, which was considered to be a Level 3 fair value measurement. At inception and March 31, 2021, the estimated fair value of Conversion option liability was determined based on the following significant inputs:
	At issuance	As of March 31, 2021
Exercise price	$1.00	$1.00
Underlying warrant value	$1.92*	$2.09*
Volatility	125.0%	115.0%
Number of Class A Shares	1.5M%	1.5M%
Term	0.28	0.08
Risk-free rate	0.09%	0.01%
Dividend yield	0.0%	0.0%

*
The underlying warrant value equals the calculated fair value of the private placement warrants as of each date presented and determined based on the following significant inputs:

	At issuance	As of March 31, 2021
Exercise price	$11.50	$11.50
Stock price	$9.97	$10.00
Volatility	30.0%	25%

CHURCHILL CAPITAL CORP II
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
	At issuance	As of March 31, 2021
Probability of completing a Business Combination	85.0%	90%
Term	5.28	5.08
Risk-free rate	0.41%	0.94%
Dividend yield	0.0%	0.0%
The following table presents the changes in the fair value of warrant liabilities:
	Private Placement Warrants	Public Warrants	Warrant Liabilities
January 1, 2021	$32,548,000	$45,310,000	$77,858,000
Change in valuation inputs or other assumptions	(5,846,000)	(11,500,000)	(17,346,000)
Fair value as of March 31, 2021	26,702,000	33,810,000	60,512,000
There were no transfers in or out of Level 3 from other levels in the fair value hierarchy.
NOTE 10.   SUBSEQUENT EVENTS
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the condensed financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the condensed financial statements, except as set forth below.
On May 3, 2021, the Company was informed by Prosus that Prosus received notice from CFIUS that it has concluded all action under Section 721 of the Defense Production Act of 1950 and determined that there are no unresolved national security concerns with respect to the Prosus PIPE Investment.

SOFTWARE LUXEMBOURG HOLDING S.A. (SUCCESSOR) AND
POINTWELL LIMITED (PREDECESSOR)
AUDITED CONSOLIDATED FINANCIAL STATEMENTS
Report of Independent Registered Public Accounting Firm
To the Shareholders and the Board of Directors of Software Luxembourg Holding S.A.
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of Software Luxembourg Holding S.A. (the Successor) as of January 31, 2021 and Pointwell Limited (the Predecessor) as of January 31, 2020, the related consolidated statements of operations, comprehensive (loss) income, shareholders’ (deficit) equity and cash flows for the period from August 28, 2020 through January 31, 2021 (Successor), the period from February 1, 2020 through August 27, 2020 (Predecessor) and each of the two years in the period ended January 31, 2020 (Predecessor), and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Successor at January 31, 2021 and the results of its operations and its cash flows for the period from August 28, 2020 through January 31, 2021 (Successor), and the financial position of the Predecessor at January 31, 2020 and the results of its operations and its cash flows for the period from February 1, 2020 through August 27, 2020 (Predecessor) and for each of the two years in the period ended January 31, 2020 (Predecessor) in conformity with U.S. generally accepted accounting principles.
Company Reorganization
As discussed in Notes 1, 3 and 4 to the consolidated financial statements, on August 6, 2020, the Bankruptcy Court entered an order confirming the plan of reorganization, which became effective on August 27, 2020. Accordingly, the accompanying consolidated financial statements have been prepared in conformity with Accounting Standards Codification 852-10, Reorganizations, for the Successor as a new entity with assets, liabilities and a capital structure having carrying amounts not comparable with prior periods as described in Notes 1, 3 and 4.
Adoption of New Accounting Standards
As discussed in Note 2 to the consolidated financial statements, the Predecessor changed its method for revenue recognition in the year ended January 31, 2020 and its method for accounting for leases in the period from February 1, 2020 through August 27, 2020.
Basis for Opinion
These financial statements are the responsibility of the Successor’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Ernst & Young, LLP
We have served as the Company’s auditor since 2020.
Boston, Massachusetts
April 9, 2021

SOFTWARE LUXEMBOURG HOLDING S.A. (SUCCESSOR) AND POINTWELL LIMITED (PREDECESSOR)
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT NUMBER OF SHARES)
	Successor	Predecessor
	January 31, 2021	January 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$71,479	$18,799
Restricted cash	2,964	15,005
Accounts receivable, less reserves of approximately $294 and $696 as of January 31, 2021 and January 31, 2020, respectively	179,784	193,024
Prepaid expenses and other current assets	30,326	36,422
Total current assets	284,553	263,250
Property and equipment, net	13,780	17,902
Goodwill	495,004	1,253,822
Intangible assets, net	728,633	434,985
Right of use assets	15,131	—
Other assets	8,636	16,306
Total assets	$1,545,737	$1,986,265
LIABILITIES AND SHAREHOLDER’S EQUITY (DEFICIT)
Current liabilities:
Current maturities of long-term debt	$5,200	$981,998
Borrowings under accounts receivable facility	17,022	84,786
Loan amounts due to Predecessor parent company	—	2,188,938
Accrued interest due to Predecessor parent company	—	1,067,132
Accounts payable	7,425	14,947
Accrued compensation	36,375	24,576
Accrued expenses and other current liabilities	23,125	29,267
Lease liabilities	4,740	—
Deferred revenue	257,549	307,383
Total current liabilities	351,436	4,699,027
Long-term debt	510,236	—
Deferred tax liabilities	81,008	37,623
Long term lease liabilities	13,155	—
Deferred revenue – non-current	3,035	3,787
Other long-term liabilities	6,898	7,572
Total long-term liabilities	614,332	48,982
Commitments and contingencies	—	—
Shareholders’ equity (deficit):
Predecessor Shareholder’s ordinary shares, $1.38 par value: 1,000,000 shares authorized at January 31, 2020; 100,100 shares issued and outstanding at January 31, 2020	—	138
Successor Shareholders’ common stock- Class A and Class B common shares, $0.01 par value: 1,000,000,000 shares authorized (800,000,000 Class A, 200,000,000 Class B) at January 31, 2021; 4,000,000 shares issued and outstanding (3,840,000 Class A, 160,000 Class B) at January 31, 2021	40	—
Additional paid-in capital	674,333	83
Accumulated deficit	(93,722)	(2,761,499)
Accumulated other comprehensive loss	(682)	(466)
Total shareholders’ equity (deficit)	579,969	(2,761,744)
Total liabilities and shareholders’ equity (deficit)	$1,545,737	$1,986,265
The accompanying notes are an integral part of these consolidated financial statements.

SOFTWARE LUXEMBOURG HOLDING S.A. (SUCCESSOR) AND POINTWELL LIMITED (PREDECESSOR)
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
	Successor	Predecessor
	August 28, 2020 through January 31, 2021	February 1, 2020 through August 27, 2020	Year ended January 31, 2020	Year ended January 31, 2019
Revenues:
Total revenues	$108,768	$273,851	$514,021	$534,141
Operating expenses:
Cost of revenues	40,898	52,160	96,044	98,636
Content and software development	30,028	38,986	67,951	57,332
Selling and marketing	55,285	75,028	140,785	150,179
General and administrative	21,636	37,455	57,356	51,421
Recapitalization and transaction-related costs	15,928	32,099	16,244	—
Amortization of intangible assets	39,824	34,378	96,359	151,752
Impairment of goodwill and intangible assets	—	332,376	440,598	16,094
Restructuring	4,341	1,179	1,900	2,073
Total operating expenses	207,940	603,661	917,237	527,487
Operating (loss) income	(99,172)	(329,810)	(403,216)	6,654
Other income (expense), net	3,452	1,273	(1,058)	(3,340)
Loss on derivative instruments	—	(5)	(4,062)	(2,284)
Interest income	24	105	306	687
Interest expense, net	(19,960)	(168,341)	(429,963)	(396,529)
Reorganization items, net	—	3,329,245	—	—
(Loss) income before (benefit) provision for income taxes	(115,656)	2,832,467	(837,993)	(394,812)
(Benefit) provision for income taxes	(21,934)	68,455	11,212	5,027
Net (loss) income	$(93,722)	$2,764,012	$(849,205)	$(399,839)
Net loss per share class (Successor only)
Net loss for Class A	$(89,973)	*	*	*
Loss on modifications of terms of participation rights held by Class B shareholders and warrants	(5,900)	*	*	*
Net loss attributable to Class A	$(95,873)	*	*	*
		*	*	*
Net loss for Class B	$(3,749)	*	*	*
Gain on modifications of terms of participation rights held by Class B shareholders and warrants	5,900	*	*	*
Net income attributable to Class B	$2,151	*	*	*
		*	*	*
(Loss) income per share:
Ordinary – Basic and Diluted (Predecessor)	*	$27,612.51	$(8,483.57)	$(3,994.40)
Class A – Basic and Diluted (Successor)	$(24.97)	*	*	*
Class B – Basic and Diluted (Successor)	$13.44	*	*	*
Weighted average common share outstanding:
Ordinary – Basic and Diluted (Predecessor)	*	100	100	100
Class A – Basic and Diluted	3,840	*	*	*
Class B – Basic and Diluted	160	*	*	*

*
Not applicable

The accompanying notes are an integral part of these consolidated financial statements.

SOFTWARE LUXEMBOURG HOLDING S.A. (SUCCESSOR) AND POINTWELL LIMITED (PREDECESSOR)
CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME
(IN THOUSANDS)
	Successor	Predecessor
	August 28, 2020 through January 31, 2021	February 1, 2020 through August 27, 2020	Year ended January 31, 2020	Year ended January 31, 2019
Comprehensive (loss) income:
Net (loss) income	$(93,722)	$2,764,012	$(849,205)	$(399,839)
Other comprehensive income (loss) – Foreign currency adjustment, net of tax	(682)	(2,268)	784	957
Comprehensive (loss) income	$(94,404)	$2,761,744	$(848,421)	$(398,882)
The accompanying notes are an integral part of these consolidated financial statements.

SOFTWARE LUXEMBOURG HOLDING S.A. (SUCCESSOR) AND POINTWELL LIMITED (PREDECESSOR)
CONSOLIDATED STATEMENTS OF SHAREHOLDER’S EQUITY (DEFICIT)
(IN THOUSANDS, EXCEPT NUMBER OF SHARES)
	Ordinary Shares		Additional Paid-In Capital	Loans made to related parties		Accumulated Deficit	Accumulated Other Comprehensive (Loss) Income	Total Shareholders’ Equity (Deficit)
	Number of Shares	Par Value
Balance January 31, 2018 (Predecessor)	100,100	$138	$—		$(5,266)	$(1,508,411)	$(2,207)	$(1,515,746)
Share-based compensation	—	—	175		—	—	—	175
Distribution to parent company	—	—	(175)		—	(2,596)	—	(2,771)
Loans, and interest, made to related parties	—	—	—		(101)	—	—	(101)
Translation adjustment	—	—	—		—	—	957	957
Net loss	—	—	—		—	(399,839)	—	(399,839)
Balance January 31, 2019 (Predecessor)	100,100	$138	$—		$(5,367)	$(1,910,846)	$(1,250)	$(1,917,325)
Reserve on loans made to related parties	—	—	—		5,367	—	—	5,367
Share-based compensation	—	—	83		—	—	—	83
Cumulative effect of accounting changes	—	—	—		—	(1,448)	(1,448)
Translation adjustment	—	—	—		—	—	784	784
Net loss	—	—	—		—	(849,205)		(849,205)
Balance January 31, 2020 (Predecessor)	100,100	$138	$83		$—	$(2,761,499)	$(466)	$(2,761,744)
Translation adjustment	—	—	—		—		(2,268)	(2,268)
Net income	—	—	—		—	2,764,012	—	2,764,012
Cancellation of Predecessor equity	(100,100)	(138)	(83)-		—	221	—	—
Elimination of Predecessor accumulated other comprehensive loss	—	—	—		—	(2,734)	2,734	—
Issuance of Successor shares	4,000,000	40	666,933		—	—	—	666,973
Balance August 27, 2020 (Predecessor)	4,000,000	$40	$666,933		$—	$—	$—	$666,973
Balance August 28, 2020 (Successor)	4,000,000	$40	$666,933		$—	$—	$—	$666,973
Impact of Warrant modification	—	—	7,400		—	—	—	7,400
Translation adjustment	—	—	—		—	—	(682)	(682)
Net loss	—	—	—		—	(93,722)	—	(93,722)
Balance January 31, 2021 (Successor)	4,000,000	$40	$674,333	$		$(93,722)	$(682)	$579,969
The accompanying notes are an integral part of these consolidated financial statements.

SOFTWARE LUXEMBOURG HOLDING S.A. (SUCCESSOR) AND POINTWELL LIMITED (PREDECESSOR)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)
	Successor	Predecessor
	August 28, 2020 through January 31, 2021	February 1, 2020 through August 27, 2020	Year ended January 31, 2020	Year ended January 31, 2019
Cash flows from operating activities:
Net (loss) income	$(93,722)	$2,764,012	$(849,205)	(399,839)
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Share-based compensation	—	—	83	175
Depreciation	3,604	5,864	9,716	12,666
Amortization of intangible assets	39,824	34,378	96,359	151,752
Change in bad debt reserve	294	24	(42)	184
(Benefit) provision for income taxes – non-cash	(23,140)	66,234	5,759	(415)
Non-cash interest expense	671	2,407	5,687	5,555
Impairment of goodwill and intangible assets	—	332,376	440,598	16,094
Non-cash reorganization items, net	—	(3,353,326)	—	—
Impairment of note receivable	—	—	—	3,181
Impairment of note receivable from related parties	—	—	5,367	—
Fair value adjustment on warrants	(2,900)	—	—	—
Unrealized loss on derivative instruments	—	5	4,062	2,284
Loss on disposition of assets	137	—	104	366
Right-of-use assets	2,690	1,594	—	—
Changes in current assets and liabilities:
Purchase of derivative instruments	—	—	—	(2,418)
Accounts receivable	(103,385)	116,478	23,678	13,310
Prepaid expenses and other assets	(6,394)	66	(2,547)	(1,707)
Accounts payable	(31)	(7,909)	(6,581)	6,279
Accrued expenses and non-current liabilities	21,190	145,811	250,694	221,496
Lease liability	(3,272)	(2,332)	—	—
Deferred revenue	172,614	(101,765)	(21,145)	(18,904)
Net cash provided by (used in) operating activities	8,180	3,917	(37,413)	10,059
Cash flows from investing activities:
Purchases of property and equipment	(2,326)	(3,105)	(10,353)	(14,142)
Internal use software development costs	(2,126)	(3,819)	(7,047)	(8,410)
Net cash used in investing activities	(4,452)	(6,924)	(17,400)	(22,552)
Cash flows from financing activities:
Borrowings under DIP Facility	—	60,000	—	—
Borrowings under Exit Facility	—	50,000	—	—
Debt issuance costs associated with DIP and Exit Facilities	—	(19,524)	—	—
Distribution to parent company	—	—	—	(2,771)
Principal repayments of capital lease obligations	(414)	(532)	(756)	—
Repayments of accounts receivable facility, net of borrowings	(32,049)	(35,787)	9,798	61,942
Borrowings under revolving line of credit, net of repayments	—	19,500	55,400	(26,600)
Principal payments on First and Second Lien Term Loans	—	—	(6,641)	(4,938)
Net cash (used in) provided by financing activities	(32,463)	73,657	57,801	27,633
Effect of exchange rate changes on cash and cash equivalents	863	(2,139)	348	(535)
Net (decrease) increase in cash, cash equivalents and restricted cash	(27,872)	68,511	3,336	14,605
Cash, cash equivalents and restricted cash, beginning of period	102,315	33,804	30,468	15,863
Cash, cash equivalents and restricted cash, end of period	$74,443	$102,315	$33,804	$30,468
Supplemental disclosure of cash flow information:
Cash and cash equivalents	$71,479	$92,009	$18,799	15,584
Restricted cash	2,964	10,306	15,005	14,884
Cash, cash equivalents and restricted cash, end of period	$74,443	$102,315	$33,804	$30,468
The accompanying notes are an integral part of these consolidated financial statements.

SOFTWARE LUXEMBOURG HOLDING (SUCCESSOR) AND POINTWELL LIMITED (PREDECESSOR)
SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION
(IN THOUSANDS)
	Successor	Predecessor
	August 28, 2020 through January 31, 2021	February 1, 2020 through August 27, 2020	Year Ended January 31, 2020	Year Ended January 31, 2019
Supplemental disclosure of cash flow information and non-cash investing and financing activities:
Cash paid for interest	$18,908	$—	$175,748	$167,670
Cash paid for income taxes, net of refunds	$2,336	$913	$(2,069)	$3,421
Unpaid capital expenditures	$166	$1,039	$170	$889
Note issued to parent entity for paid in kind interest	$—	$160,000	$—	$50,000
Lease liabilities arising from right-of-use assets and tenant improvements recognized upon adoption of new accounting standard	$—	$19,415	$—	$—
Modification of warrants and Class B common stock	$7,400	$—	$—	$—
The accompanying notes are an integral part of these consolidated financial statements.

SOFTWARE LUXEMBOURG HOLDING S.A. (SUCCESSOR) AND POINTWELL LIMITED (PREDECESSOR)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(1)   Organization and Description of Business
The Company
Software Luxembourg Holding S.A. (“Software Luxembourg”), a public limited liability company incorporated and organized under the laws of the Grand Duchy of Luxembourg, was established on August 27, 2020 for the purpose of acquiring the ownership interest in Pointwell Limited (“Pointwell”), an Irish private limited company, through a reorganization under Chapter 11 (as discussed further below) subsequent to August 27, 2020. Pointwell is a wholly owned subsidiary of Software Luxembourg, held indirectly through two holding companies, Software Luxembourg Intermediate S.à r.l. and Software Luxembourg Acquisition S.à r.l, both private limited liability companies incorporated and organized under the laws of the Grandy Duchy of Luxembourg. Prior to August 28, 2020, Pointwell had been a direct wholly owned subsidiary of Evergreen Skills Lux S.à r.l., with an ultimate parent company of Evergreen Skills Top Holding Lux, both private limited liability companies incorporated and organized under the laws of the Grandy Duchy of Luxembourg.
References to “Successor” or “Successor Company” relate to the consolidated financial position and results of operations of Software Luxembourg subsequent to August 27, 2020. References to “Predecessor” relate to the consolidated financial position and results of operations of Pointwell prior to August 28, 2020. References to the “Company” relate to Software Luxembourg subsequent to August 27, 2020 and Pointwell prior to August 28, 2020.
The Company provides, through its Skillsoft and SumTotal brands, cloud-based learning solutions and talent management solutions for customers worldwide, ranging from global enterprises and government entities to mid-sized and small businesses. The Company’s courses, books and videos have been developed by industry-leading learning experts to maximize business skills, performance and talent development. The Company has headquarters in Dublin, Ireland, and other offices in various North American and international locations. References in the accompanying footnotes to the Company’s fiscal year refer to the fiscal year ended January 31 of that year (e.g., fiscal 2021 is the fiscal year ended January 31, 2021).
Chapter 11 Proceedings
On June 14, 2020 (the “Petition Date”), Pointwell and certain of its subsidiaries, including Skillsoft Corporation (collectively, the “Debtors”), commenced voluntary “prepackaged” petitions for relief (the “Chapter 11 Cases”) under Chapter 11 in the U.S. Bankruptcy Court for the District of Delaware (“the Bankruptcy Court”) pursuant to a prepetition restructuring support agreement (the “RSA”) entered into with the substantial majority of its first and second lien lenders with the objective of reducing long-term debt while maintaining normal operations and paying all trade creditors in full. On June 15, 2020, the Debtors filed a plan of reorganization (as amended, the “Plan of Reorganization”) and a related disclosure statement (“the Disclosure Statement”) with the Bankruptcy Court which was subsequently amended by revised filings.
In addition to supporting the Plan of Reorganization, certain of the Debtors’ consenting first lien lenders agreed to support the Debtors’ restructuring process by providing the Debtors with $60 million in post-petition financing (the “DIP Facility” and the lenders under such facility, the “DIP Lenders”). The proceeds of the DIP Facility were used to fund (a) the operations of the Debtors, as debtors in possession, during the Chapter 11 Cases, including working capital and general corporate purposes, as well as the payment of professional fees and expenses and required fees and debt service on the DIP Facility, and (b) the operations of certain non-Debtor subsidiaries through “on-lending” or contributions of capital with proceeds from the DIP Facility. In addition, pursuant to the RSA, certain of the consenting first lien lenders agreed to make exit financing available, in the form of First Out Term Loans (as defined below), to the Successor Company in an aggregate principal amount equal to the sum of (i) the aggregate principal amount outstanding under the DIP Facility as of the Effective Date (as defined below) (the “Converted DIP Facility Loans”), and (ii) a cash amount equal to $110 million less the amount of the Converted DIP Facility Loans.

The Company’s trade and all other unsecured creditors would not be impaired under the prepackaged Plan, and their votes were not solicited.
On June 17, 2020, the Company’s Canadian subsidiary, Skillsoft Canada Ltd., voluntarily commenced parallel recognition proceedings under the Companies’ Creditors Arrangement Act (“CCAA”) with the Court of Queen’s Bench of New Brunswick in Canada seeking recognition and enforcement of the Debtors’ Chapter 11 Cases, including the DIP Facility.
On August 6, 2020, the U.S. Bankruptcy Court confirmed the Debtors’ Plan of Reorganization, and on August 17, 2020, the Canadian Court entered an order recognizing and enforcing the Chapter 11 Cases and Plan in Canada. On August 27, 2020 (the “Effective Date”), the Debtors consummated the Plan of Reorganization and emerged from Chapter 11.
Upon emergence, the Ordinary Shares of Pointwell as of the Effective Date were cancelled and the ownership interest in Pointwell, which had been a direct wholly owned subsidiary of Evergreen Skills Lux S.à.r.l. with an ultimate holding company of Evergreen Skills Top Holding Lux, was transferred to Software Luxembourg whose shareholders were lenders who had a secured interest in Skillsoft and its affiliates (including Pointwell) prior to the Petition Date. Furthermore, all amounts owed by Pointwell to Evergreen Skills Lux S.à.r.l were cancelled.
All claims related to the DIP Facility were discharged and the DIP Facility Lenders received, in full and final satisfaction of such claims, on a dollar for dollar basis, First Out Term Loan (as defined below).
All claims related to the Predecessor Company’s outstanding obligations under the variable rate loans and first lien senior notes (collectively, the “Predecessor first lien obligations”) were discharged, and the holders of claims with respect to the Predecessor first lien obligations received, in full and final satisfaction of such claims, its pro rata share of Second Out Term Loans (as defined below) and 3,840,000 Class A ordinary shares of the Successor Company.
All claims related to the Predecessor Company’s outstanding obligations under the second lien senior notes (the “Predecessor second lien obligations”) were discharged, and the holders of claims with respect to the Predecessor second lien obligations received, in full and final satisfaction of such claims, 160,000 Class B ordinary shares of the Successor Company and warrants to purchase common shares of the Successor Company, on or before August 27, 2025, which included (i) tranche A warrants to purchase 235,294 ordinary shares at a price of $262.34 per share; and (ii) tranche B warrants to purchase 470,588 ordinary shares at a price of $274.84 per share.
The Exit Credit Facility issued to Software Luxembourg and Pointwell of $520 million consists of (i) a $110 million super senior term loan facility (the “First Out Term Loan”), and (ii) a $410 million first lien, second-out term loan facility (the “Second Out Term Loan”).
Upon emergence from Chapter 11, the Company adopted fresh-start reporting and became a new entity for financial reporting purposes. As a result of the application of fresh-start reporting and the effects of the implementation of the Plan of Reorganization, the Company’s consolidated financial statements after August 27, 2020 are not comparable with the financial statements prior to August 28, 2020.
Upon filing for bankruptcy, the Company applied Accounting Standards Codification (“ASC”) 852, Reorganizations (“ASC 852”) in preparing the consolidated financial statements. ASC 852 requires the financial statements, for periods subsequent to the commencement of the Chapter 11 Cases, to distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the business. Accordingly, certain charges incurred from February 1, 2020 through August 27, 2020 (Predecessor) related to the Chapter 11 Cases, including the write-off of unamortized long-term debt fees and discounts associated with debt classified as liabilities subject to compromise, exit facility and DIP facility rollover financing costs paid upon Effective Date and professional fees incurred directly as a result of the Chapter 11 Cases are recorded as Reorganization items, net in the Predecessor period.
ASC 852 requires certain additional reporting for financial statements prepared between the bankruptcy filing date and the date of emergence from bankruptcy, including:

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Reclassification of the Debtors’ pre-petition liabilities that are unsecured, under-secured or where it cannot be determined that the liabilities are fully secured, to a separate line item “Liabilities subject to compromise”; and

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Segregation of Reorganization items, net as a separate line in the Consolidated Statement of Operations, included within income from continuing operations.

The Company’s consolidated financial statements and related footnotes are presented with a blackline division which delineates the lack of comparability between amounts presented after August 27, 2020 and dates prior to August 28, 2020.
The Company evaluated the events between August 28, 2020 and August 31, 2020 and concluded that the use of an accounting convenience date of August 31, 2020 (the “Fresh Start Reporting Date”) would not have a material impact on the consolidated financial statements for the Predecessor or Successor Periods. As such, the application of fresh start accounting was based on the consolidated balance sheet as of August 31, 2020.
See Note 4 — Fresh-Start Reporting for additional discussion.
The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern and contemplate the realization of assets and the satisfaction of liabilities in the normal course of business. The circumstances that led to the Predecessor’s need to pursue a pre-packaged Chapter 11 process were predominately due to the Predecessors’ capital structure, which had a substantial amount of total debt and related annual debt service. Management believes the Company’s new capital structure post emergence mitigates these factors going forward. Following the reorganization, the Company emerged with $520 million in outstanding borrowings under a new credit facility, which is expected to reduce annual interest payments to approximately $45 million. The Company’s projections for post emergence operations are based on the long-range financial plan filed with the RSA as part of the Chapter 11 filing and include assumptions that reflect (i) risks and uncertainties related to potential impacts to the business from COVID-19; and (ii) potential customer attrition and reduced new business due to concerns about the Company having recently gone through a reorganization. The Company believes that cash on hand, following the reorganization, combined with expected cash flows from operations will be sufficient to fund working capital, debt service and other expected cash needs for at least one year from the issuance of these financial statements on April 9, 2021.
Churchill Merger
On October 12, 2020, the Company and Churchill Capital Corp II, a Delaware corporation (“Churchill”), entered into an Agreement and Plan of Merger (the “Skillsoft Merger Agreement”) by and between Churchill and the Company. Pursuant to the terms of the Skillsoft Merger Agreement, a business combination between Churchill and Skillsoft will be effected through the merger of the Company with and into Churchill, with Churchill surviving as the surviving company (the “Skillsoft Merger”). At the effective time of the Skillsoft Merger (the “Effective Time”), (a) each Class A share of Skillsoft, with nominal value of $0.01 per share (“Skillsoft Class A Shares”), outstanding immediately prior to the Effective Time, will be automatically canceled and Churchill will issue as consideration therefor (i) such number of shares of Churchill’s Class A common stock, par value $0.0001 per share (the “Churchill Class A Common Stock”) as would be transferred pursuant to the Class A First Lien Exchange Ratio (as defined in the Skillsoft Merger Agreement), and (ii) Churchill’s Class C common stock, par value $0.0001 per share (the “Churchill Class C Common Stock”), as would be transferred pursuant to the Class C Exchange Ratio (as defined in the Skillsoft Merger Agreement), and (b) each Class B share of Skillsoft, with nominal value of $0.01 per share (“Skillsoft Class B Shares”), will be automatically canceled and Churchill will issue as consideration therefor such number of shares of Churchill Class A common stock equal to the Per Class B Share Merger Consideration (as defined in the Skillsoft Merger Agreement). Pursuant to the terms of the Skillsoft Merger Agreement, Churchill is required to use commercially reasonable efforts to cause the Churchill Class A Common Stock to be issued in connection with the transactions contemplated by the Skillsoft Merger Agreement (the “Skillsoft Transactions”) to be listed on the New York Stock Exchange (“NYSE”) prior to the closing of the Skillsoft Merger (the “Skillsoft Closing”). Immediately following the Effective Time, Churchill will redeem all of the shares of Class C Common Stock issued to the holders of Skillsoft Class A

Shares for an aggregate redemption price of (i) $505,000,000 in cash and (ii) indebtedness under the Existing Second Out Credit Agreement (as defined in the Skillsoft Merger Agreement), as amended by the Existing Second Out Credit Agreement Amendment (as defined in the Skillsoft Merger Agreement), in the aggregate principal amount equal to the sum of $20,000,000 to be issued by the Surviving Corporation (as defined in the Skillsoft Merger Agreement) or one of its subsidiaries, in each case, pro rata among the holders of Churchill Class C Common Stock issued in connection with the Skillsoft Merger.
The consummation of the proposed Skillsoft Transactions is subject to the receipt of the requisite approval of (i) the stockholders of Churchill (the “Churchill Stockholder Approval”) and (ii) the shareholders of Skillsoft (the “Skillsoft Shareholder Approval”) and the fulfillment of certain other conditions.
(2)   Summary of Significant Accounting Policies
Principles of Consolidation
The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All material intercompany transactions and balances have been eliminated in consolidation.
On June 17, 2020, the Company’s Canadian subsidiary, Skillsoft Canada Ltd., voluntarily commenced parallel recognition proceedings under the Companies’ Creditors Arrangement Act (“CCAA”) with the Court of Queen’s Bench of New Brunswick in Canada seeking recognition and enforcement of the Debtors’ Chapter 11 Cases, including the DIP Facility. This action resulted in the deconsolidation of Skillsoft Canada Ltd. under ASC 810, Consolidation and the Company recognizing its retained noncontrolling interest in the Canadian subsidiary at its fair value of approximately $4.8 million. On August 17, 2020, the Canadian Court entered an order recognizing and enforcing the Chapter 11 Cases and Plan in Canada upon the Effective Date. The Company reconsolidated Skillsoft Canada Ltd and de-recognized the non-controlling interest. The Company applied the guidance in ASC 805, Business Combinations for recognizing a new accounting basis for the Canadian subsidiary.
Reclassifications
The Company reclassified $16,244 in professional services fees incurred exploring recapitalization, reorganization and other strategic initiatives from General and Administrative expense to Recapitalization and Transaction Fees in the accompanying statement of operations for the year ended January 31, 2020 to conform with current year presentation.
Emerging Growth Company Status
The Company would currently qualify as an “emerging growth company” (EGC), as defined in the Jumpstart Our Business Startups Act (JOBS Act) and accordingly the Company may choose to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not EGCs. The Company may take advantage of these exemptions until the Company is no longer an EGC under Section 107 of the JOBS Act, which provides that an EGC can take advantage of the extended transition period afforded by the JOBS Act for complying with new or revised accounting standards. The Company has elected to use the extended transition period for complying with new or revised accounting standards and as a result of this election, the consolidated financial statements may not be comparable to companies that comply with public company effective dates.
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Although the Company regularly assesses these estimates, actual results could differ materially from these estimates. Significant estimates and assumptions by management affect the Company’s accounting for the impairment of goodwill and its assessment of other intangible assets for potential impairment, determination of estimated period of economic benefit for deferred commissions and income taxes and related valuation allowances. Significant estimates and assumptions were also made by management in determining the fair value of asset and liabilities as required under the application of fresh-start reporting and in the valuation of warrants. Changes in estimates are recorded in the period in which they become known. The Company bases its estimates on historical experience and various other assumptions that it believes to be reasonable under the circumstances. Actual results could differ from management’s estimates if past experience or other assumptions do not turn out to be substantially accurate.
Revenue Recognition
On February 1, 2019, the Company adopted ASU 2014-09, Revenue from Contracts with Customers (Topic 606) and Other Assets and Deferred Costs — Contracts with Customers (Subtopic 340-40) using the modified retrospective method.
Revenue Recognition Policy — After the adoption of ASC 606 Revenue from Contracts with Customers (ASC 606) on February 1, 2019
The Company enters into contracts with customers that provide cloud-based learning solutions and talent management solutions for customers worldwide. These solutions are typically sold on a subscription basis for a fixed term. The Company accounts for a contract when (i) it has approval and commitment from both parties, (ii) the rights of the parties have been identified, (iii) payment terms have been identified, (iv) the contract has commercial substance and (v) collectability of substantially all of the consideration to which the Company will be entitled in exchange for the transfer of goods or services is probable. Approximately one-third of the Company’s revenue recognized each year is related to contracts that have an original duration of one year or less.
The Company’s Software as a Service (SaaS) subscription arrangements for learning and talent management solutions generally do not provide customers with the right to take possession of the software supporting the platform or, in the case of learning solutions, to download course content without continuing to incur fees for hosting services and, as a result, are accounted for as service arrangements. Access to the platform and course content represents a series of distinct services as the Company continually provides access to, and fulfill its obligation to, the end customer over the subscription term. The series of distinct services represents a single performance obligation that is satisfied over time. Accordingly, the fixed consideration related to subscription revenue is generally recognized on a straight-line basis over the contract term, beginning on the date that the service is made available to the customer. The Company’s subscription contracts typically vary from one year to three years. The Company’s arrangements are generally non-cancellable and non-refundable.
The Company also sells professional services related to its talent management solutions which are typically considered distinct performance obligations and are recognized over time as services are performed. The Company also occasionally sells its talent management solutions by providing perpetual and term-based licenses for on-premise versions of the software. Such arrangements are treated as transfers of intellectual property and the amount of consideration attributable to the delivered licenses are recognized at the point of delivery and the remaining amounts allocated for post contract support are recognized over time.
While the vast majority of the Company’s revenue relates to SaaS subscription services where the entire arrangement fee is recognized on a ratable basis over the contractual term, the Company sometimes enter into contractual arrangements that have multiple distinct performance obligations, one or more of which have different periods over which the services or products are delivered. These arrangements may include a combination of subscriptions, products, support and professional services. The Company allocates the transaction price of the arrangement based on the relative estimated standalone selling price, or SSP, of each distinct performance obligation.
The Company’s process for determining SSP for each performance obligation, where necessary, involves significant management judgment. In determining SSP, the Company maximizes observable inputs and considers a number of data points, including:

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the pricing of standalone sales;

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the pricing established by management when setting prices for deliverables that are intended to be sold on a standalone basis;

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contractually stated prices for deliverables that are intended to be sold on a standalone basis; and

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other pricing factors, such as the geographical region in which the products are sold and expected discounts based on the customer size and type.

Determining SSP for performance obligations which the Company rarely or never sell separately also requires significant judgment. In estimating the SSP, the Company considers the likely price that would have resulted from established pricing practices had the deliverable been offered separately and the prices a customer would likely be willing to pay.
The Company also sells its cloud-based learning solutions through resellers, where payments are typically based on the solutions sold through to end users. Reseller arrangements of this nature sometimes require the Company to estimate end user activity for a brief period of the contract term, however, amounts estimated and actual amounts subsequently billed have not been material to date.
The Company only includes estimated amounts in the transaction price to the extent it is probable that a significant reversal of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is resolved. The Company reduces transaction prices for estimated returns and other allowances that represent variable consideration under ASC 606, which the Company estimates based on historical return experience and other relevant factors and records a corresponding refund liability as a component of accrued expenses and other current liabilities. Based on the nature of the Company’s business and product offerings, contingent revenue and other variable consideration are infrequent.
While not a common practice for us, in the event the Company grants the customer the option to acquire additional products or services in an arrangement, the Company considers if the option provides a material right to the customer that it would not receive without entering into the contract (e.g., an incremental discount compared to the range of discounts typically given for similar products or services). If a material right is deemed to exist, the Company accounts for the option as a distinct performance obligation and recognizes revenue when those future products or services are transferred or when the option expires.
Reimbursements received from customers for out-of-pocket expenses are recorded as revenues, with related costs recorded as cost of revenues. The Company presents revenues net of any taxes collected from customers and remitted to government authorities.
The Company applies the practical expedient for contracts with significant financing components that are under one year.
The Company applies the practical expedient for the deferral of sales commissions and other contract acquisition costs, which are expensed as incurred, because the amortization period would be one year or less. For deferred contract costs with an expected amortization period of over one year, the Company recognizes such payments over (i) the expected customer relationship period in the case of new customers, which is typically 3 to 5 years for initial commissions, and (ii) the contractual term for existing customers for commissions paid on renewals.
As the Company’s contractual agreements predominately call for advanced billing, contract assets are rarely generated.
For transaction prices allocated to remaining performance obligations, the Company applies practical expedients and does not disclose quantitative or qualitative information for remaining performance obligations (i) that have original expected durations of one year or less and (ii) where the Company recognizes revenue equal to what it has the right to invoice and that amount corresponds directly with the value to the customer of its performance to date. All remaining performance obligations as of January 31, 2021 qualified for the practical expedient.

Revenue Recognition Policy- ASC 605
The Company applied the provisions ASC 605, Revenue Recognition (“ASC 605”) to revenue recognized during the year ended January 31, 2019.
The Company commences revenue recognition when all of the following conditions are met: (i) persuasive evidence of an arrangement exists; (ii) delivery has occurred; (iii) the amount of fees to be paid by the customer is fixed or determinable; and (iv) collection is reasonably assured.
The majority of SaaS subscription arrangements are accounted for as service arrangements as they do not provide customers with the right to take possession of the software supporting the platform or the right to use downloaded courseware without continuing to pay the full subscription fee which includes fees for hosting services. Revenue for subscription fees is recognized ratably over the subscription term, which typically varies from one to three years. Our on-premise perpetual and term-based licenses are accounted for as software arrangements as the customer takes possession of the software. Revenue for these license fees are recognized ratably over the associated maintenance term. The Company’s arrangements are generally non-cancellable and nonrefundable. Taxes collected from customers are excluded from revenue.
For arrangements, with multiple deliverables, the Company evaluates whether the individual deliverables qualify as separate units of accounting. In order to treat deliverables in a multiple-element arrangement as separate units of accounting, the deliverables must have stand-alone value upon delivery and, in situations in which a general right of return exists for the delivered item, delivery or performance of the undelivered item is considered probable and substantially within the Company’s control.
The Company’s SaaS subscription services have stand-alone value as it routinely sells subscriptions separately. Professional services included in SaaS service arrangements have stand-alone value as they are routinely sold separately. For such deliverables that have stand-alone value upon delivery, the Company accounts for the deliverables using the relative selling price allocation method. The relative selling price method allocates any discount in the arrangement proportionately to each deliverable on the basis of the deliverable’s estimated selling price. The selling price for each deliverable is based on vendor-specific objective evidence (“VSOE”) if available, third-party evidence (“TPE”) if VSOE is not available, or the Company’s best estimated selling price (“BESP”) if neither VSOE nor TPE are available.
For software arrangements, the Company evaluates whether undelivered elements qualify as separate units of accounting. In order to treat the undelivered elements as separate units of accounting, the undelivered elements must have VSOE. The Company’s software arrangements are generally recognized ratably over the maintenance term as the Company does not have VSOE of the fair value of the undelivered maintenance elements.
Deferred Revenue
The Company records as deferred revenue amounts that have been billed in advance for products or services to be provided. Deferred revenue includes the unrecognized portion of revenue associated with license fees for which the Company has received payment or for which amounts have been billed and are due for payment. Under ASC 605, deferred revenue was not recognized on the balance sheet for outstanding receivables where collection was not probable, fees were not fixed or determinable, or when the customer had termination for convenience rights.
Capitalized Commissions After the adoption of ASC 606 on February 1, 2019
In connection with the adoption of ASC 606, the Company implemented new procedures for capitalizing the incremental costs of obtaining customer contracts.
The Company capitalizes sales commissions, and associated fringe costs, such as payroll taxes, paid to direct sales personnel and other incremental costs of obtaining contracts with customers, provided the Company expects to recover those costs. The Company determines whether costs should be deferred based on its sales compensation plans, if the commissions are in fact incremental and would not have occurred absent the customer contract.

Sales commissions for renewal of a subscription contract are not considered commensurate with the commissions paid for the acquisition of the initial subscription contract given the substantive difference in commission rates between new and renewal contracts. Commissions paid upon the initial acquisition of a contract are amortized over an estimated period of benefit of 3 to 5 years while commissions paid related to renewal contracts are amortized over an estimated average contract term of approximately 12 months. Amortization is recognized on a straight-line basis upon commencement of the transfer of control of the services, commensurate with the pattern of revenue recognition.
The period of benefit for commissions paid for the acquisition of initial subscription contracts is determined by taking into consideration the initial estimated customer life and the technological life of the Company’s platform and related significant features. The Company determines the period of benefit for renewal subscription contracts by considering the average contractual term for renewal contracts. Amortization of deferred contract acquisition costs is included within sales and marketing expense in the consolidated statements of operations. Unamortized commission expense of $3.1 and $4.4 million is included in prepaid expenses and other current assets and other assets, respectively, at January 31, 2021 in the accompanying consolidated balance sheets. Unamortized commission expense of $11.2 and $11.7 million is included in prepaid expenses and other current assets and other assets, respectively, at January 31, 2020 in the accompanying consolidated balance sheets.
Capitalized Commissions Prior to the adoption of ASC 606 on February 1, 2019
For the year ended January 31, 2019, the Company deferred the recognition of commission expense until such time as the revenue related to the arrangement for which the commission was payable is recognized. Deferred commissions for each contract were amortized in a manner consistent with how revenue is recognized for such contract, often resulting in ratable recognition of expense over the contractual term.
Foreign Currency Translation
The reporting currency for the Company is the U.S. dollar (“USD”) and the functional currency of the Company’s subsidiaries in the United Kingdom, Canada, Germany, Australia, the Netherlands, France, New Zealand, Singapore, Hong Kong, Japan, Switzerland and India are the currencies of those countries. The functional currency of the Company’s subsidiaries in Ireland is the USD. Assets and liabilities are translated to the USD from the local functional currency at current exchange rates, and income and expense items are translated to the USD using the average rates of exchange prevailing during the year. Gains and losses arising from translation are recorded in other comprehensive income (loss) as a separate component of shareholders’ equity (deficit). Foreign currency gains or losses on transactions denominated in a currency other than an entity’s functional currency are recorded in other income/(expenses) in the accompanying statements of operations. During the period from August 28, 2020 through January 31, 2021 (Successor), the period from February 1, 2020 through August 27, 2020 (Predecessor), and the fiscal years ended January 31, 2020, and 2019, gains (losses) arising from transactions denominated in foreign currencies other than an entity’s functional currency were approximately $0.2 million, $1.1 million, ($1.0) million and $23 thousand respectively.
Cash, Cash Equivalents and Restricted Stock
The Company considers all highly liquid investments with original maturities of 90 days or less at the time of purchase to be cash equivalents. At January 31, 2021 and January 31, 2020, the Company did not have any cash equivalents or available for sale investments.
At January 31, 2021 and January 31, 2020, the Company had approximately $3.0 million and $15.0 million of restricted cash, respectively, primarily related to the accounts receivable facility. Under the terms of the accounts receivable facility, the Company has three accounts considered restricted, an interest reserve account, a foreign exchange reserve account and a concentration reserve account. The interest reserve account requires three months interest on the greater of the facility balance or facility balance floor (the facility balance floor was $10.0 million as of January 31, 2021). The foreign exchange reserve account requires the Company to restrict cash for an amount equivalent to the change in the translated value on our foreign receivables borrowed from the date the receivable was sold. The concentration account requires the Company to deposit receipts from the receivables sold until the Company submits a monthly reconciliation report. At that time, the funds may be returned if they are replaced with new receivables.
Recapitalization and Transaction-related Costs
The Company expenses all transactions costs, which primarily consist of professional services and advisory fees related to the recapitalization of the Company, and activities related to the planned merger with Churchill Capital, as they are incurred as a component of operating expenses, other than those classified as Reorganization items, net, in the consolidated statements of operations.
Risks and Uncertainties
The Company is subject to a number of risks and uncertainties common to companies in similar industries and stages of development, including, but not limited to, the uncertainty of economic, political and market conditions; data security and privacy risk; regulatory risks; management of growth; dependence on key individuals; management of international operations; intellectual property risks; competition from substitute products and services of larger companies; product development risk; ability to keep pace with technological developments and customer adoption of new products.
The Company has been closely monitoring the COVID-19 pandemic and its impact on the business. The Company is operating normally with minimal disruptions to product and service offerings or content and software development. While the online learnings tools the Company offers have many advantages over traditional in person learning in the current environment, some of the Company’s customers in heavily impacted industries have sought to temporarily reduce spending, resulting in requests for reductions in contract size or requests for extended payment terms upon renewal.
Property and Equipment
The Company records property and equipment at cost. Depreciation and amortization is charged to operations based on the cost of property and equipment over their respective estimated useful lives on a straight-line basis using the half-year convention, as follows:
Description	Estimated Useful Lives
Computer equipment	3 years
Furniture and fixtures	5 years
Leasehold improvements	Lesser of 7 years or life of lease
Expenditures for maintenance and repairs are expensed as incurred, while expenditures for renewals or betterments are capitalized. The Company evaluates the carrying amount of our property and equipment whenever changes in circumstances or events indicate that the value of such assets may not be recoverable. As of January 31, 2021, the Company believes the carrying amounts of its property and equipment are recoverable and no impairment exists.
Content and Software Development Expenses
Content and software development expenses consist primarily of personnel and contractor related expenditures to develop the Company’s content, platform and other product offerings.
For content related costs, the Company’s policy is to expense costs as incurred. The Company outsources certain aspects of content production to third parties who produce original content on behalf of Skillsoft. Third party costs incurred in these development efforts with external resources may include prepayments and are recognized as expense in proportion to the level of services completed.
Software development costs are expensed as incurred, except for costs attributable to upgrades and enhancements that qualify for capitalization. See policy “Capitalized Software Development Costs” for further discussion on this matter.
For the period from August 28, 2020 through January 31, 2021 (Successor), the period from February 1, 2020 through August 27, 2020 (Predecessor) and the fiscal years ended January 31, 2020 and 2019 the

Company incurred $11.5 million, $12.6 million, $25.9 million and $20.6 million, respectively of proprietary content development expenses.
Capitalized Platform Development Costs
The Company capitalizes certain internal use software development costs related to its SaaS platform incurred during the application development stage. Costs related to preliminary project activities and to post-implementation activities are expensed as incurred. The Company also capitalizes costs related to specific upgrades and enhancements when it is probable that the expenditures will result in additional functionality. Internal use software is amortized on a straight-line basis over its estimated useful life, which is generally 5 years. Management evaluates the useful lives of these assets on an annual basis and tests for impairment whenever events or changes in circumstances occur that could impact the recoverability of the assets. Capitalized costs are recorded as intangible assets in the accompanying balance sheets.
Content Partner Royalty Expenses
For the period from August 28, 2020 through January 31, 2021 (Successor), the period from February 1, 2020 through August 27, 2020 (Predecessor) and the fiscal years ended January 31, 2020 and 2019 the Company recognized $7.3 million, $9.3 million, $16.5 million and $19.0 million, respectively of royalty expenses for third party content used or provisioned in the Company’s content library.
Fair Value of Financial Instruments
Financial instruments consist mainly of cash and cash equivalents, restricted cash, accounts receivable, accounts payable, debt interest rate cap derivatives and warrants. The carrying amount of accounts receivable is net of an allowance for doubtful accounts, which is based on historical collections and known credit risks. See Note 19 for discussion related to the fair value of the Company’s borrowing agreements.
Deferred Financing Costs and Original Issuance Discounts
The Company amortizes deferred debt financing costs (including issuance costs and creditor fees) and original issuance discounts, both recorded as a reduction to the carrying amount of the related debt liability, as interest expense over the terms of the underlying obligations using the effective interest method.
Derivative Financial Instruments
The Company recognizes all derivatives on the balance sheet at fair value. Derivatives that are not designated as a hedge for accounting purposes must be adjusted to fair value through income. The Company classifies cash inflows and outflows from derivatives within operating activities on the statement of cash flows.
The Company did not utilize derivative instruments during the period from August 28, 2020 to January 31, 2021 (Successor). The Company’s objective for utilizing derivative instruments during the period from February 1, 2020 through August 27, 2020 (Predecessor) and the fiscal years ended January 31, 2020 and 2019 was to reduce its exposure to fluctuations in cash flows due to changes in the variable interest rates of certain borrowings issued under its credit facility. The Company’s strategy to achieve that objective involves entering into interest rate swaps and caps that are specifically designated to certain variable rate instruments and accounted for as cash flow hedges.
The Company has elected to not designate their derivatives as hedging relationships. As such the changes in the fair value of the derivatives are recorded directly in statement of operations.
Concentrations of Credit Risk and Off-Balance-Sheet Risk
For the period from August 28, 2020 through January 31, 2021 (Successor), the period from February 1, 2020 through August 27, 2020 (Predecessor) and the fiscal years ended January 31, 2020 and 2019, no customer individually comprised greater than 10% of revenue. As of January 31, 2021 and 2020, no customer individually comprised more than 10% of accounts receivable.

The Company considers its customers’ financial condition and generally does not require collateral. The Company maintains a reserve for doubtful accounts and sales credits that is the Company’s best estimate of potentially uncollectible trade receivables. Provisions are made based upon a specific review of all significant outstanding invoices that are considered potentially uncollectible in whole or in part. For those invoices not specifically reviewed or considered uncollectible, provisions are provided at different rates, based upon the age of the receivable, historical experience, and other currently available evidence. The reserve estimates are adjusted as additional information becomes known or payments are made.
The Company has no significant off-balance-sheet arrangements nor concentration of credit risks such as foreign exchange contracts, option contracts or other foreign hedging arrangements.
Intangible Assets, Goodwill and Indefinite-Lived Intangible Impairment Assessments
The Company records intangible assets at cost and amortizes its finite-lived intangible assets, including customer contracts and internally developed software, over their estimated useful life. The Company reviews intangible assets subject to amortization at least annually to determine if any adverse conditions exist or a change in circumstances has occurred that would indicate impairment or a change in remaining useful life. Conditions that would indicate impairment and trigger a more frequent impairment assessment include, but are not limited to, a significant adverse change in legal factors or business climate that could affect the value of an asset, or an adverse action or assessment by a regulator.
In addition, the Company reviews its indefinite-lived intangible assets, including goodwill and certain trademarks, during the fourth quarter of each year for impairment, or more frequently if certain indicators are present or changes in circumstances suggest that impairment may exist and reassesses their classification as indefinite-lived assets. See Note 6 for a discussion of impairment charges recognized for the period from February 1, 2020 through August 27, 2020 (Predecessor) and the fiscal years ended January 31, 2020 and 2019.
Restructuring Charges
Liabilities related to an exit or disposal activity are recognized in accordance with ASC Topic 420, Liabilities: Exit or Disposal Cost Obligations. Costs include, but are not limited to, one-time involuntary termination benefits provided to employees under the terms of a benefit arrangement that, in substance, are not an ongoing benefit arrangement or a deferred compensation contract, which are recognized on the communication date and certain contract termination costs, including operating lease termination costs which are recognized on the termination date or cease-use date for ongoing lease payments.
In addition, the Company accounts for certain employee-related restructuring charges as an ongoing benefit arrangement in accordance with ASC Topic 712, Compensation — Nonretirement Postemployment Benefits, based on its prior practices and policies for the calculation and payment of severance benefits. The Company recognizes employee-related restructuring charges when the likelihood of future payment is probable, and the amount of the severance benefits is reasonably estimable.
The Company recorded facility-related restructuring charges in accordance with ASC 420, before it adopted ASC Topic 842, Leases (“ASC 842”), on February 1, 2021. ASC 842 amended ASC 420 to exclude costs to terminate a contract that is a lease from the scope of ASC 420. The Company evaluates right-of-use (ROU) assets abandonment and impairment in accordance with ASC 360, Property, Plant, and Equipment and recognizes ROU assets abandonment-related amortization and write-offs as restructuring charges in its statement of operations.
Advertising Costs
Costs incurred for production and communication of advertising initiatives are expensed when incurred. Advertising expenses amounted to approximately $3.7 million, $3.2 million, $5.3 million and $4.0 million for the period from August 28, 2020 through January 31, 2021 (Successor), the period from February 1, 2020 through August 27, 2020 (Predecessor), and the fiscal years ended January 31, 2020 and 2019, respectively.

Income Taxes
The Company provides for deferred income taxes resulting from temporary differences between the basis of its assets and liabilities for financial reporting purposes as compared to tax purposes, using rates expected to be in effect when such differences reverse. The Company records valuation allowances to reduce deferred tax assets to the amount that is more likely than not to be realized.
The Company follows the authoritative guidance on accounting for and disclosure of uncertainty in tax positions which requires the Company to determine whether a tax position of the Company is more likely than not to be sustained upon examination, including resolution of any related appeals of litigation processes, based on the technical merits of the position. For tax positions meeting the more likely than not threshold, the tax amount recognized in the financial statements is reduced to the largest benefit that has a greater than fifty percent likelihood of being realized upon the ultimate settlement with the relevant taxing authority.
Interest and penalties related to uncertain tax positions is included in the provision for income taxes in the consolidated statement of operations.
Stock-based Compensation
The following summarizes the allocation of share-based compensation (in thousands):
	Successor	Predecessor
	August 28, 2020 through January 31, 2021	February 1, 2020 through August 27, 2020	Year ended January 31, 2020	Year ended January 31, 2019
Cost of revenues	$—	$—	$—	$—
Content and software development	—	—	6	23
Selling and marketing	—	—	77	110
General and administrative	—	—	—	42
Warrants
In connection with the Company’s emergence from Chapter 11, lenders holding second lien debt prior to the Petition Date also received warrants to purchase common shares of the Successor Company on or before August 27, 2025, which included (i) tranche A warrants to purchase 235,294 ordinary shares at an exercise price of $262.34 per share and (ii) tranche B warrants to purchase 470,588 ordinary shares at an exercise price of $274.84.
The warrants become exercisable at a date (“the Common Share Trigger Date”) the earliest to occur of:
(i)
one month following the Effective Date or two weeks following delivery of the fiscal 2020 audited financial statements of Predecessor to a potential buyer, unless an agreement is reached for a sale of the Company meeting certain conditions (hereinafter referred to as a “Favored Sale” and described further below) prior to those dates;

(ii)
a sale of the Company which did not qualify as a Favored Sale;

(iii)
the termination of an agreement for a Favored Sale; or

(iv)
four months following the Effective Date if a Favored Sale has not been consummated, provided that if an agreement for a Favored Sale has been executed and remains effective, then such may be extended by the Board of Directors in connection with its good faith efforts to comply with and enforce the Company’s rights and obligations regarding closing conditions, termination events and outside dates in such an agreement for a Favored Sale.

The warrants also include a provision whereby, in the event of a Favored Sale, the warrants would be cancelled for no consideration, however, in such an event, the holders of Class B shares would receive a higher share of any consideration paid in the form of common stock by the acquiring company. The conditions of the Favored Sale were established in anticipation of a Churchill merger and mirror the ultimate agreement executed on October 12, 2020.The Board of Directors and required level of warrant holders amended the warrants such that the deadline a Favored Sale to occur was extended to October 12, 2020. In the event of a sale of the company that occurred prior to the expiration of the warrants that did not qualify as a Favored Sale, the warrant holders would be eligible for a cash payment equal to the Black-Scholes value of the awards as of that date using a contractually stated volatility of 35%.
The warrants are classified as a liability and are remeasured at each balance sheet date, with changes in fair value being recorded in other income and expenses. At each relevant measurement date, the warrants were valued using a probability-based approach that considered management’s estimate of the probability of (i) a Favored Sale occurring by the required date, (ii) a sale of the company that did not qualify as a Favored Sale and (iii) warrants being held to maturity, with the last two scenarios utilizing a Black-Scholes model to estimate fair value. Management utilized the equity value as of date of emergence as an input in all Black-Scholes calculations, consistent with the fresh-start reporting valuation after adjusting for warrants. The volatility input utilized in the non-Favored Sale scenario was 35.0%, consistent with the contractually stated rate, and 31.6% for the held-to-maturity scenario. The Company also applied risk-free interest rates using treasury rates commensurate with the expected term, which was the remaining contractual term at each measurement date and assumed no dividend yield.
The amendment to extend the date by which a Favored Sale could occur represented a modification to both the warrants and the participation right held by the Class B holders. Management measured the impact of the modification to both the freestanding warrants and the participation right held by the Class B holders by comparing their fair values immediately before and after the modification. The net impact of the increase in the value of the participation right held by Class B stockholders, of $13.3 million, and the decrease in the value of the warrants, of $7.4 million, is reflected as a decrease of $5.9 million in earnings attributable to Class A common stockholders and an increase to $5.9 million earnings attributable to Class B common stockholders for earnings per share purposes. The $7.4 million decrease in the value of warrants is reflected as a capital contribution and is reflected as an increase to additional-paid-in-capital in the period from August 28, 2020 through January 31, 2021 (Successor).
Recently Adopted Accounting Pronouncements
On February 1, 2020, the Company adopted ASC Topic 842, Leases (“ASC 842”) using the modified retrospective transition approach, as provided by ASU No. 2018-11, Leases — Targeted Improvements (“ASU 2018-11”). The Company elected the package of practical expedients, which among other things, which allowed the Company to not reassess whether expired or existing contracts are or contain leases and to carry forward the historical lease classification for those leases that commenced prior to the date of adoption. For all lease arrangements, the Company accounts for lease and non-lease components as a single lease component. Leases with an initial term of 12 months or less are not recorded on the balance sheet as the Company recognizes lease expense on a straight-line basis over the lease term. Results for reporting periods beginning after February 1, 2020 are presented under ASC 842, while prior periods have not been adjusted and continue to be reported in accordance with the Company’s historic accounting under previous GAAP. The primary impact of ASC 842 is that substantially all of the Company’s leases are recognized on the balance sheet, by recording right-of-use assets and short-term and long-term lease liabilities. The new standard does not have a material impact on the Company’s consolidated statement of operations and cash flows, and the effects of applying ASC 842 as a cumulative-effect adjustment to retained earnings as of February 1, 2020 was immaterial.

A summary of the changes to balance sheet line items that resulted from the adoption of ASC 842 as of February 1, 2020 is as follows (in thousands):
	As of February 1, 2020
	As Previously Reported	Impact of Adoption of Topic 842	As Adjusted
Assets:
Right of use assets	$—	$19,415	$19,415
Liabilities:
Accrued expenses and other current liabilities	$29,267	$(2,116)	$27,151
Lease liabilities		3,500	3,500
Long-term lease liabilities	—	18,031	18,031
On February 1, 2019, the Company adopted ASU 2014-09, Revenue from Contracts with Customers (Topic 606) and Other Assets and Deferred Costs — Contracts with Customers (Subtopic 340-40), which supersedes nearly all existing revenue recognition guidance. The core principle behind ASC 606 is that an entity should recognize revenue to depict the transfer of promised goods and services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for delivering those goods and services. To achieve this core principle, the guidance provides a model, which involves a five-step process that includes identifying the contract with the customer, identifying the performance obligations in the contract, determining the transaction price, allocating the transaction prices to the performance obligations in the contract, and recognizing revenue when (or as) the entity satisfies the performance obligations. The standard also provides guidance on the recognition of costs related to obtaining customer contracts.
The Company adopted the standard using the modified retrospective adoption method applied to those contracts that were not completed as of that date and applied a practical expedient by reflecting the aggregate effect of any modifications that occurred for those contracts prior to the adoption date. Upon adoption, the Company recognized the cumulative effect of adopting the standard as an adjustment to the opening balance of stockholder’s deficit. The comparative information for the year ended January 31, 2019 has not been restated and continues to be reported under the accounting standards in effect for that period.
The adoption of ASC 606 resulted in an acceleration in timing of the Company’s revenue for certain performance obligations.
A summary of the changes to balance sheet line items that resulted from the adoption of ASC 606 as of February 1, 2019 is as follows (in thousands):

	As of February 1, 2019
	Prior to Adoption of Topic 606	Impact of Adoption of Topic 606(3)	As Adjusted
Assets:
Prepaid expenses and other current assets(1)	$52,456	$(15,523)	$36,933
Other long-term assets(1)	6,037	10,131	16,168
Total assets	2,545,175	(5,392)	2,539,783
Liabilities:
Deferred revenue, current(2)	337,086	(3,859)	333,227
Total current liabilities	494,032	(3,859)	490,173
Deferred tax liabilities	31,949	(85)	31,864
Total long-term liabilities	3,968,468	(85)	3,968,383
Shareholder’s deficit:
Accumulated deficit	(1,910,846)	(1,448)	(1,912,294)
Total shareholder’s deficit	(1,917,325)	(1,448)	(1,918,773)

(1)
The net decrease in total assets of $(5,392) is due to changes in how commissions paid at the point of sale are now recognized over the expected period of economic benefit (versus the contractual term) and how commissions paid on renewals or upon future scheduled billings in committed contracts are recognized as expense. Commissions paid on renewals are recognized over the renewal term and commissions payable upon future scheduled billings in committed contract are expensed over the period of service if they require substantive future service from the employees.

(2)
The reduction in deferred revenue is attributable to the elimination of the requirement to have VSOE of fair value for undelivered elements under the previous accounting standards for perpetual and term based software licenses, which can now be recognized upon transfer of control, whereas prior GAAP required ratable recognition of such licenses over the contractual service period when the Company was unable to establish VSOE of fair value for maintenance services sold at the same time as the license.

(3)
See Note 17 for a further description of the components of revenue and related performance obligations under ASC 606 that resulted in cumulative changes to balance sheet accounts as a result of the adoption of ASC 606.

The impact of adopting Topic 606 on the Company’s consolidated financial statements was as follows (in thousands):
	As of January 31, 2020
	As Reported	Impact of Adoption of Topic 606(3)	Under Previous GAAP
Assets:
Prepaid expenses and other current assets	$36,422	$12,028	$48,450
Other long-term assets	16,300	(11,692)	4,608
Total assets	1,986,265	336	1,986,601
Liabilities:
Deferred revenue, current	307,383	8,075	315,458
Total current liabilities	4,699,027	8,075	4,707,102
Deferred revenue, non-current	3,787	(3,787)	—
Total long-term liabilities	48,982	(3,787)	45,195
Shareholder’s deficit:
Accumulated deficit	(2,761,499)	(3,952)	(2,765,451)
Total shareholders’ deficit	(2,761,744)	(3,952)	(2,765,696)

	For the fiscal year ended January 31, 2020
	As Reported	Impact of Adoption of Topic 606	Under Previous GAAP
Total revenues	$514,021	$(429)	$513,592
Selling and marketing	140,785	5,056	145,841
Operating loss	(403,216)	(5,485)	(408,701)
Loss before income taxes	(837,993)	(5,485)	(843,478)
Provision for income taxes	11,212	(85)	11,127
Net loss	(849,205)	(5,400)	(854,605)
(3)   Chapter 11 Proceedings and Emergence
Plan of Reorganization
As mentioned in Note 1, on August 6, 2020, the Bankruptcy Court entered an order confirming the Plan of Reorganization and on August 27, 2020, the Debtors emerged from Chapter 11. On or following the Effective Date, pursuant to the Plan of Reorganization, the following occurred:
•
Transfer of Ownership — Upon emergence, the Ordinary Shares of Pointwell as of the Effective Date were cancelled and the ownership interest in Pointwell, which had been a direct wholly owned subsidiary of Evergreen Skills Lux S.à.r.l. with an ultimate holding company of Evergreen Skills Top Holding Lux, was transferred to the Successor Company Luxembourg whose shareholders were lenders who had a secured interest in Skillsoft and its affiliates prior to the Petition Date.

•
Loans and Interest due to the Predecessor parent company — All of the Predecessor ‘s outstanding obligations due to its parent company were cancelled or transferred to other legal entities affiliated with prior ownership.

•
DIP Facility Claims — All claims related to the DIP Facility were discharged and the DIP Facility Lenders received, in full and final satisfaction of such claims, on a dollar for dollar basis, First Out Term Loans.

•
First Lien Debt Claims — All claims related to the Predecessor first lien obligation were discharged, and the holders of claims with respect to the Predecessor first lien obligations received, in full and final satisfaction of such claims, its pro rata share of:

•
Second Out Term Loans; and

•
3,840,000 Class A ordinary shares of the Successor Company.

•
Second Lien Debt Claims — All claims related to the Predecessor second lien obligations were discharged, and the holders of claims with respect to the Predecessor second lien obligations received, in full and final satisfaction of such claims:

•
160,000 Class B ordinary shares of the Successor Company; and

•
Warrants to purchase common shares of the Successor Company, including (i) tranche A warrants to purchase 235,294 ordinary shares of the Successor Company at a price of $262.34 per share and (ii) tranche B warrants to purchase 470,588 ordinary shares of the Successor Company at a price of $274.84, in each case pursuant to warrant agreement, dated as of August 27, 2020, between the Successor Company and American Trust Company, as warrant agent.

•
Exit Credit Facility — The Exit Credit Facility bears interest at a rate equal to LIBOR plus 7.50% per annum, with a LIBOR floor of 1.00%. The First Out Term Loan is due in December 2024 and the Second Out Term Loan is due April 2025.

Accounts Receivable Facility
On August 27, 2020, the Company amended its accounts receivable facility. In connection with the amendment, additional capacity under the previous accounts receivable facility which had been extended by the private equity sponsor of the Company’s prior owner was eliminated, which reduced the maximum capacity of the facility from $90 million to $75 million. The maturity date for the remaining $75 million facility was extended to the earlier of (i) December 2024 or (ii) 90 days prior to the maturity of any corporate debt.
(4)   Fresh-Start Reporting
Fresh-Start
In connection with the Debtors’ emergence from bankruptcy and in accordance with ASC 852, the Company qualified for and adopted fresh-start reporting on the Effective Date. The Company was required to adopt fresh-start reporting because (i) the holders of existing voting shares of the Predecessor Company received less than 50% of the voting shares of the Successor Company and (ii) the reorganization value of the Company’s assets immediately prior to confirmation of the Plan of Reorganization was less than the post-petition liabilities and allowed claims.
In accordance with ASC 852, with the application of fresh-start reporting, the Company allocated its reorganization value to its individual assets based on their estimated fair values in conformity with ASC 805. The reorganization value represents the fair value of the Successor Company’s assets before considering liabilities. The excess reorganization value over the fair value of identified tangible and intangible assets is reported as goodwill. As a result of the application of fresh-start reporting and the effects of the implementation of the Plan of Reorganization, the consolidated financial statements after August 27, 2020 are not comparable with the consolidated financial statements prior to August 28, 2020.
Reorganization Value
As set forth in the Disclosure Statement with respect to the Plan of Reorganization, the enterprise value of the Successor Company was estimated to be between $1.05 billion to $1.25 billion.
Management and their valuation advisors estimated this range of enterprise value of the Successor Company. The Company utilized the selected publicly traded companies analysis approach, the discounted cash flow analysis (“DCF”) approach and the selected transactions analysis approach in estimating enterprise value. The use of each approach provides corroboration for the other approaches. To estimate enterprise value utilizing the selected publicly traded companies analysis method, valuation multiples derived from the operating data of publicly-traded benchmark companies to the same operating data of the Company were applied. The selected publicly traded companies analysis identified a group of comparable companies giving consideration to lines of business and markets served, size and geography. The valuation multiples were derived based on historical and projected financial measures of revenue and earnings before interest, taxes, depreciation and amortization and applied to projected operating data of the Company.
To estimate enterprise value utilizing the discounted cash flow method, an estimate of future cash flows for the 2021 to 2023 fiscal years with a terminal value was determined and those estimated future cash flows were discounted to present value using a weighted average cost of capital of 11.0% and an expected tax rate of 21%. The expected cash flows for the period 2021 to 2023 with a terminal value were based upon certain financial projections and assumptions provided to the Bankruptcy Court and reflected assumptions regarding growth and margin projections, as applicable, which included expected declines in revenue in fiscals years 2021 and 2022 and a return to growth in fiscal year 2023. For each fiscal year, the Company included assumptions about working capital changes and capital expenditures to derive after-tax cash flows. A terminal value was included, calculated using the terminal multiple method, which estimates a range of values at which the Successor Company will be valued at the end of the Projection Period based on applying a terminal multiple to final year Adjusted EBITDA, which is defined as consolidated operating income adjusted to exclude non-cash compensation expenses, as well as depreciation and amortization, impairment charges and other income (expense), net.
To estimate enterprise value utilizing the selected transactions analysis, valuation multiples were derived from an analysis of consideration paid and net debt assumed from publicly disclosed merger or acquisition transactions, and such multiples were applied to the EBITDA of the Successor Company. The selected transactions analysis identified companies and assets involved in publicly disclosed merger and acquisition transactions for which the targets had operating and financial characteristics comparable in certain respects to the Successor Company.
After determining the enterprise value range of $1.05-1.25 billion, the Company needed to determine a point within the range to serve as the basis for determination of the equity value and reorganization value. The Company determined the mid-point of the range represented the appropriate enterprise value and corroborated this amount with a DCF analysis using assumptions consistent with those described above, with an additional 2 years (FY 2024 and 2025) added to the forecast period and then calculated a terminal value using a 3% long-term growth rate and discount rate including a company specific risk premium. This amount ($1.15 billion) served as the starting point for the calculation of the emergence equity value and reorganization value.
The following table reconciles the enterprise value per the Disclosure Statement to the fair value of the Successor Company’s equity, as of the Effective Date (in thousands, except per share amounts):
Enterprise value(1)	$1,150,000
Plus: Cash	92,009
Less: Borrowings under accounts receivable facility	(48,886)
Less: Fair value of debt	(514,950)
Less: Fair value of warrants	(11,200)
Implied value of Successor Company common stock	$666,973
Shares issued upon emergence (Class A and B common stock)	4,000
Per share	$167
The reconciliation of the Company’s enterprise value to reorganization value as of the Effective Date is as follows (in thousands):
Enterprise value(1)	$1,150,000
Plus:
Cash	92,009
Current liabilities (excluding AR facility and Current maturity of long-term debt)	134,257
Deferred tax liabilities	103,930
Other long-term liabilities	7,140
Non-current lease obligations	16,399
Reorganization value	$1,503,735

(1)
Enterprise value includes the value of warrants that are classified as a liability.

The enterprise value was estimated using numerous projections and assumptions that are inherently subject to significant uncertainties and resolution of contingencies that are beyond our control. Accordingly, the estimates set forth herein are not necessarily indicative of actual outcomes, and there can be no assurance that the estimates, projections or assumptions will be realized. Adjustments to the enterprise value to derive the equity value and reorganization value also included assumptions about the fair values of the post-emergence borrowings and the fair value of certain liabilities adjusted in fresh-start accounting.
Consolidated Balance Sheet (In Thousands)
The adjustments set forth in the following consolidated balance sheet as of August 27, 2020 reflect the effect of the consummation of the transactions contemplated by the Plan of Reorganization (reflected in the column “Reorganization — Adjustments”) as well as fair value adjustments as a result of applying fresh-start reporting (reflected in the column “Fresh-Start Adjustments”). The explanatory notes highlight the methods used to determine fair values or other amounts of the assets and liabilities, as well as significant assumptions or inputs.

	Predecessor	Reorganization Adjustments	Fresh-Start Adjustments	Successor
Assets
Current assets:
Cash and cash equivalents	$42,341	$49,668(1)	$—	$92,009
Restricted cash	35,306	(25,000)(1)	—	10,306
Accounts receivable	73,607	1,700(2)	(990)(10)	74,317
Prepaid expense and other current assets	39,317	(300)(2)	(10,573)(11)	28,444
Total current assets	190,571	26,068	(11,563)	205,076
Property and equipment, net	15,523	500(2)	—	16,023
Goodwill	1,070,674	5,100(2)	(580,639)(12)	495,135
Intangible asset, net	249,962	—	516,124(13)	766,086
Right-of-use assets	17,454	—	367(14)	17,821
Other assets	17,313	(3,500)(2)	(10,219)(11)	3,594
Total assets	$1,561,497	$28,168	$(85,930)	$1,503,735
Liabilities and shareholders’ (deficit) equity
Current liabilities:
Current maturity of long-term debt	$60,000	$(57,400)(3)	$—	$2,600
Borrowings under accounts receivable facility	48,886	—	—	48,886
Accounts payable	7,851	300(2)	—	8,151
Accrued compensation	23,587	1,400(2)	—	24,987
Accrued expenses and other liabilities	12,105	500(2)	—	12,605
Lease liabilities	1,699	3,245(6)	(175)(14)	4,769
Deferred revenue	196,469	2,400(2)	(115,124)(15)	83,745
Total current liabilities	350,597	(49,555)	(115,299)	185,743
Long-term debt	—	517,400(3)(4)	(5,050)(17)	512,350
Long term lease liabilities	3,732	12,442(6)	225(14)	16,399
Warrants	—	11,200(6)(8)	—	11,200
Deferred tax liabilities	—	30,484(5)(6)	73,446(16)	103,930
Deferred revenue – non-current	1,783	—	(1,128)(15)	655
Other long-term liabilities	2,289	3,796(6)	400(17)	6,485
Total long-term liabilities	7,804	575,322	67,893	651,019
Liabilities subject to compromise	4,472,954	(4,472,954)(6)	—	—
Total liabilities	4,831,355	(3,947,187)	(47,406)	836,762
Shareholders’ (deficit) equity:
Ordinary shares (Predecessor)	138	(138)(7)	—	—
Additional paid in capital (Predecessor)	83	(83)(7)	—	—
Ordinary shares (Successor)	—	40(6)(8)	—	40
Additional paid in capital (Successor)	—	666,933(6)(8)	—	666,933
(Accumulated deficit) retained earnings	(3,267,346)	3,308,603(9)	(41,257)(17)	—
Accumulated other comprehensive loss	(2,733)	—	2,733(18)	—
Total shareholder (deficit) equity	(3,269,858)	3,975,355	(38,524)	666,973
Total liabilities and shareholders’ (deficit) equity	$1,561,497	$28,168	$(85,930)	$1,503,735

Reorganization adjustments
In accordance with the Plan of Reorganization, the following adjustments were made (in thousands):
(1)
The table below reflects the sources and uses of cash on the Effective Date from implementation of the Plan of Reorganization (in thousands):

Sources:
Release of restricted cash (a)	$25,000
Additional funding from First Out Term Loan	50,000
Reconsolidation of Canadian subsidiary	1,100
Total sources of cash	76,100
Uses:
Exit Facility and DIP Facility rollover financing costs paid upon Effective Date	(5,032)
Professional success fees paid upon Effective Date	(21,400)
Total uses of cash	(26,432)
Net increase in cash	$49,668

a)
A portion of DIP Facility funds from restricted cash was released upon Effective Date

(2)
On June 17, 2020, the Company’s Canadian subsidiary, Skillsoft Canada Ltd., voluntarily commenced parallel recognition proceedings under the Companies’ Creditors Arrangement Act (“CCAA”) with the Court of Queen’s Bench of New Brunswick in Canada seeking recognition and enforcement of the Debtors’ Chapter 11 Cases, including the DIP Facility. This action resulted in the deconsolidation of Skillsoft Canada Ltd. under ASC 810, and the Company recognizing its retained noncontrolling interest in the Canadian subsidiary at its fair value of $4.8 million. On August 17, 2020, the Canadian Court entered an order recognizing and enforcing the Chapter 11 Cases and Plan in Canada and upon the August 27, 2020 Effective Date, when the Plan of Reorganization was consummated and Pointwell Limited emerged from Chapter 11, the Company reconsolidated Skillsoft Canada Ltd and de-recognized the non-controlling interest. The Company applied guidance ASC 805 for recognizing a new accounting basis for the Canadian subsidiary. Working capital accounts were generally carried over at carrying value which approximated their fair values. Deferred revenue was reduced to an amount intended to approximate the costs to fulfill contractual obligations plus a reasonable margin. Identified intangible assets were recognized based on their fair values using market participant assumptions and goodwill was recorded reflecting synergies from the consolidation by the Company.

(3)
Reflects the net effect of the conversion of $60 million of the debtor-in-possession financing to First Out Term Loan, net of principal payments of $2.6 million related to the First Out Term Loan and Second Out Term Loan due over the twelve-month period from Effective Date.

(4)
In accordance with the Plan of Reorganization, the Company entered into the Term Loan Facility Agreement with a principal amount of $520 million.

(in thousands)
Term Loan Facility:
Senior Secured First Out Term Loan	$110,000
Senior Secured Second Out Term Loan	410,000
Total Debt – Exit facility(a)	520,000
Less:
Current portion of Long-term debt	(2,600)
Long-term debt, net of current portion	$517,400

(a)
The Exit Credit Facility bears interest at a rate equal to LIBOR plus 7.50% per annum, with a LIBOR floor of 1.00%. The First Out Term Loan is due in December 2024 and the Second Out Term Loan is due April 2025. The Exit Credit Facility contains customary provisions and reporting requirements, including prepayment penalties and a maximum leverage covenant that will be first measured January 31, 2022 and each quarter thereafter. Quarterly principal repayments of $1.3 million begin for the quarter ended April 30, 2021 and increase to $2.6 million for the quarter ended April 30, 2022 until maturity.

(5)
Reflects the reduction of tax basis as a result of cancellation of debt income (CODI) tax attribute and tax basis reduction rules in the US and the discharge of liabilities in non-US Jurisdictions.

(6)
As part of the Plan of Reorganization, the Bankruptcy Court approved the settlement of claims reported within Liabilities subject to compromise in the Company’s Consolidated balance sheet at their respective allowed claim amounts.

The table below indicates the disposition of liabilities subject to compromise (in thousands):
Liabilities subject to compromise pre-emergence	$4,472,954
Reinstated on the Effective Date:
Lease liabilities (current and non-current)	(15,687)
Deferred tax liabilities	(26,107)
Other long-term liabilities	(3,796)
Total liabilities reinstated	(45,590)
Less amounts settled per the Plan of Reorganization
Issuance of new debt	(410,000)
Issuance of warrants	(11,200)
Equity issued at emergence to creditors in settlement of Liabilities Subject to Compromise	(666,973)
Total amounts settled	(1,088,173)
Gain on settlement of Liabilities Subject to Compromise	$3,339,191

(7)
Pursuant to the terms of the Plan of Reorganization, as of the Effective Date, all Predecessor common stock was cancelled without any distribution.

(8)
In Settlement of the company’s Predecessor first and second lien debt obligations, the holders of the Predecessors first lien received a total of 3,840,000 of Class A common shares. The Predecessor’s second lien holders received a total of 160,000 of Class B common shares and a total of 705,882 warrants to purchase additional common shares.

(9)
The table reflects the cumulative impact of the reorganization adjustments discussed above (in thousands):

Gain on settlement of Liabilities subject to compromise	$3,339,191
Provision for income taxes	(4,377)
Professional success fees paid upon Effective Date	(21,400)
Exit Facility and DIP Facility rollover financing costs paid upon Effective Date	(5,032)
Cancellation of predecessor shares and additional paid in capital	221
Net impact on Accumulated deficit	$3,308,603
Fresh-Start Adjustments
(10)
Reflects the fair value adjustment as of August 27, 2020 made to accounts receivable to reflect management’s best estimate of expected collectability of accounts receivable balances, in connection with fresh-start reporting.

(11)
This adjustment reflects the write-off of deferred contract cost assets which do not provide economic benefit to the Successor.

(12)
Predecessor goodwill of $1,075.8 million was eliminated and Successor goodwill of $495.1 million was established based on the calculated reorganization value which was not attributed to specific tangible or identifiable intangible assets. Goodwill arising from the fresh-start accounting is not deductible for tax purposes.

(in thousands)
Reorganization value of Successor company	$1,503,735
Less: Fair value of Successor company assets	(1,008,600)
Reorganization value of Successor company in excess of asset fair value – Goodwill	$495,135

(13)
The Company recorded an adjustment to intangible assets for $516.1 million as follows (in thousands):

	Estimated fair value	Estimated useful life
Developed software/ courseware	$261,600	3 – 5 years
Customer contracts/ relationships	279,500	12.4 years
Trademarks and trade names	6,300	9.4 years
Backlog	90,200	4.4 years
Skillsoft trademark	91,500	Indefinite
Publishing rights	35,200	5 years
Capitalized software	1,786	5 years
Total intangible asset upon emergence	766,086
Elimination of historical acquired intangible assets	(249,962)
Fresh-start adjustment to acquired intangibles assets	$516,124
Values and useful lives assigned to intangible assets were based on estimated value and use of these assets by a market participant. The customer contracts/relationships and backlog were valued using the income approach. The trademarks and trade names were valued using the relief from royalty method. The developed software/courseware and publishing rights were valued using the replacement cost approach.
(14)
The operating lease obligation as of August 27, 2020 had been calculated using an incremental borrowing rate of the Predecessor Company, as of the later of the date of adoption of ASC 842 (February 1, 2020) or the lease commencement date. Upon application of fresh-start reporting, the lease obligation was recalculated using the incremental borrowing rate applicable to the Successor Company after emergence from bankruptcy and commensurate to its new capital structure. The Company’s operating lease right-of-use assets were further adjusted to reflect the market value as of August 28, 2020.

(15)
The fair value of deferred revenue, which principally relates to amounts that have been billed in advance for products or services to be provided, was determined by estimating the fulfillment costs, which represent only those costs that are directly related to fulfilling the legal performance obligation assumed by the Successor.

(16)
The adjustment represents the establishment of deferred tax liabilities related to book/tax differences created by fresh-start reporting adjustments. The amount is net of the release of the valuation allowance on deferred tax assets, which management believes more likely than not will be realized as a result of future taxable income from the reversal of such deferred tax liabilities

(17)
The table below reflects the cumulative impact of the fresh-start adjustments as discussed above (in thousands):

Fresh-start adjustment to accounts receivable, net	$(990)
Fresh-start adjustment to prepaid assets and other assets (including long-term)	(20,792)
Fresh-start adjustment to goodwill	(580,639)
Fresh-start adjustment to intangible assets, net	516,124
Fresh-start adjustment to operating lease right-of-use assets and liabilities, net	317
Fresh-start adjustment to deferred revenue (current and non-current)	116,252
Fair value adjustment to debt	5,050
Fair value adjustment to other long-term liabilities	(400)
Total fresh-start adjustments impacting reorganization items, net	34,922
Elimination of accumulated other comprehensive loss	(2,733)
Tax impact of fresh-start adjustments	(73,446)
Net impact on accumulated deficit	$(41,257)

(18)
Elimination of accumulated other comprehensive loss

Reorganization Items, Net
Reorganization items incurred as a result of the Chapter 11 cases are presented separately in the accompanying Consolidated Statement of Operations for the period presented, as follows (in thousands):
Predecessor
February 1, 2020 through August 27, 2020
Gain on settlement of Liabilities subject to compromise	$3,339,191
Impact of fresh-start adjustments	34,922
Exit Facility and DIP Facility rollover financing costs paid upon Effective Date	(5,032)
Write-off of pre-petition debt and DIP issuance costs	(9,461)
Professional success fees paid upon Effective Date	(21,399)
Professional fees and other bankruptcy related costs	(13,076)
Gain on Deconsolidation of Canadian subsidiary	4,100
Reorganization items, net	$3,329,245
	Successor August 28, 2020 through January 31, 2021	Predecessor February 1, 2020 through August 27, 2020
Cash payment for reorganization items, net	$784	$42,916

(5)   Intangible Assets
Intangible assets consisted of the following (in thousands):
	Successor			Predecessor
	January 31, 2021			January 31, 2020
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Developed software/ courseware	$265,758	$24,669	$241,089	$157,168	$129,663	$27,505
Customer contracts/ relationships	279,500	3,627	275,873	670,800	466,972	203,828
Trademarks and trade names	6,300	455	5,845	45,300	27,648	17,652
Publishing rights	35,200	2,933	32,267	—	—	—
Backlog	90,200	8,141	82,059	—	—	—
Skillsoft trademark	91,500	—	91,500	186,000	—	186,000
Total	$768,458	$39,825	$728,633	$1,059,268	$624,283	$434,985
Amortization expense related to the existing finite-lived intangible assets is expected to be as follows (in thousands):
Fiscal Year	Amortization Expense
2022	$139,408
2023	120,339
2024	105,910
2025	93,842
2026	64,269
Thereafter	113,365
Total	$637,133
Amortization expense related to intangible assets in the aggregate was $39.8 million for the period August 28, 2020 through January 31, 2021 (Successor), $34.4 million for the period February 1, 2020 through August 27, 2020 (Predecessor), $96.4 million for the fiscal year ended January 31, 2020, and $151.8 million for the fiscal year ended January 31, 2019.
Fresh-start Reporting for Intangible Assets
In accordance with ASC 852, with the application of fresh-start reporting, the Company allocated its reorganization value to its individual assets based on their estimated fair values in conformity with ASC 805, including those of intangible assets.
Intangible assets were measured based upon estimates of the future performance and cash of from the Successor Company at emergence. Values and useful lives assigned to intangible assets were based on estimated value and use of these assets by a market participant. The customer contracts/relationships and backlog were valued using the income approach. The trademarks and trade names were valued using the relief from royalty method. The income approach determines fair value by estimating the after-tax cash flows attributable to an identified asset over its useful life (Level 3 inputs) and then discounting these after-tax cash flows back to a present value. The developed software/courseware and publishing rights were valued using the replacement cost approach. The cost approach determines fair value by estimating the cost to replace or reproduce an asset at current prices and is reduced for functional and economic obsolescence.
Impairment Review Requirements
The Company reviews intangible assets subject to amortization if any adverse conditions exist or a change in circumstances has occurred that would indicate impairment or a change in remaining useful life.

The Company reviews indefinite lived intangible assets, including goodwill, on the annual impairment test date or more frequently if there are indicators of impairment.
Goodwill for the Predecessor represented the excess of the purchase price in a business combination over the fair value of net tangible and intangible assets acquired. Goodwill for the Successor represents the excess of the reorganization value over the fair value of tangible and intangible assets in fresh start accounting.
The Company tests goodwill for impairment during the fourth quarter every year in accordance with ASC 350, Intangibles — Goodwill. The Predecessor performed this test on the first day of the fourth quarter (November 1) and the Successor performs this test on the first day of the last month of the fourth quarter (January 1).
In connection with the impairment evaluation, the Company may first consider qualitative factors to determine whether the existence of events or circumstances indicates that it is more likely than not (i.e., a likelihood of more than 50%) that the fair value of a reporting unit is less than its carrying amount. Performing a quantitative goodwill impairment test is not necessary if an entity determines based on this assessment that it is not more likely than not that the fair value of a reporting unit is less than its carrying amount. If the Company fails or elects to bypass the qualitative assessment, the goodwill impairment test must be performed. This test requires a comparison of the carrying value of the reporting unit to its estimated fair value. If the carrying value of a reporting unit’s goodwill exceeds its fair value, an impairment loss equal to the difference is recorded, not to exceed the amount of goodwill allocated to the reporting unit. In determining reporting units, the Company first identifies its operating segments, and then assesses whether any components of these segments constitute a business for which discrete financial information is available and where segment management regularly reviews the operating results of that component.
For the Company’s annual impairment assessments of indefinite-lived intangible assets and goodwill conducted as of January 1, 2021, management considered qualitative factors to determine if it was more likely than not that impairments were present. In performing this qualitative assessment, management noted (i) the recent date of the fresh-start reporting valuation, (ii) the higher valuation suggested by the pending acquisition by Churchill, (iii) in the case of goodwill, a decrease in the carrying value of both reporting units since the original measurement date and (iv) the absence of any other factors that would indicate any declines in fair value. Based on these qualitative factors, management concluded it is not more likely than not that (i) the Skillsoft tradename intangible asset is impaired or (ii) the fair value of the company’s two reporting units are less than their carrying amounts.
Impairment of Goodwill and Intangible Assets for the Predecessor Period ended August 27, 2020
During the three months ended April 30, 2020, the emergence of COVID-19 as a global pandemic had an adverse impact on our business. While the online learnings tools the Company offers have many advantages over traditional in person learning in the current environment, some of the Company’s customers in heavily impacted industries have sought to temporarily reduce spending, resulting in reductions in contract sizes and in some cases cancellations when such contracts have come up for renewal. In addition, identifying and pursing opportunities for new customers became much more challenging in this environment. In addition to the uncertainty introduced by COVID-19, the Company’s over leveraged capital structure continued to create headwinds. In April 2020, the Company received temporary forbearance from its lenders due to a default on amounts owed under the Senior Credit Facility as a long-term consensual solution was being negotiated with lenders. The uncertainty around the Company’s capital structure and future ownership, continued to hurt its business, as new and existing customers displayed apprehension about the ultimate resolution of the Company’s capital structure and its impact on operations, causing delays and sometimes losses in business. The uncertainty surrounding the Company’s capital structure combined with the potential impact that COVID-19 would have on the Company and the global economy, resulted in a significant decline in the fair value of its reporting units during the first quarter ended April 30, 2020, with the impact being more significant to the SumTotal business on a relative basis due to its smaller scale and forecasted cash flow generation.
As part of the Company’s evaluation of impairment indicators based on the circumstances described above as of April 30, 2020, the Company determined its SumTotal long-lived asset group failed the undiscounted cash flow recoverability test. Accordingly, the Company estimated the fair value of its individual long-lived assets to determine if any impairment charges were present. The Company’s estimation of the fair value of definite lived intangible assets included the use of discounted cash flow analyses which reflected estimates of future revenue, customer attrition rates, royalty rates, cash flows, and discount rates. Based on these analyses, the Company concluded the fair values of certain SumTotal intangible assets where lower their current carrying values, accordingly impairment charges of $62.3 million were recognized for the Predecessor period from February 1, 2020 to August 27, 2020.
In light of the circumstances above, management also concluded that a triggering event had occurred with respect to the Company’s indefinite-lived Skillsoft trade name as of April 30, 2020. Accordingly, the Company estimated the fair value of the Skillsoft trade name using a discounted cash flow analyses which reflected estimates of future revenue, royalty rates, cash flows, and discount rates. Based on thus analysis, the Company concluded the carrying value of the Skillsoft trade name exceeded its fair value, resulting in an impairment charge of $92.2 million for the Predecessor period from February 1, 2020 to August 27, 2020.
In accordance with ASC 350, for goodwill the Company determined triggering events had occurred and performed an impairment test as of April 30, 2020 that compared the estimated fair value of each reporting unit to their respective carrying values. The prospective financial information used for fiscal years 2021, 2022 and 2023 for these impairment tests was consistent with financial projections included in the Plan of Reorganization and future growth rates tracked to terminal growth rate assumptions. The Company considered the results of both a discounted cash flow (“DCF”) analysis and an EBITDA multiple approach. The Company also considered observable debt trading prices for the debt jointly borrowed by its parent entity and the Company’s subsidiary, Skillsoft Corporation, however, by the end of March 2020, most holders were restricted from trading in anticipation of a restructuring and market prices after that period were therefore less reliable. The results of the impairment tests performed indicated that the carrying value of the Skillsoft and SumTotal reporting units exceeded their estimated fair values determined by the Company. Based on the results of the goodwill impairment testing procedures, the Company recorded a $107.9 million goodwill impairment for the Skillsoft reporting unit and a $70.0 million goodwill impairment for the SumTotal reporting unit.
In total, as described in detail above, the Company recorded $332.4 million of goodwill and intangible asset impairment charges for the Predecessor period from February 1, 2020 to August 27, 2020, consisting of (i) $62.3 million of impairments of SumTotal definite-lived intangible assets, (ii) an $92.2 million impairment of the Skillsoft trade name, (iii) a $107.9 million goodwill impairment for the Skillsoft reporting unit and (iv) a $70.0 million goodwill impairment for the SumTotal reporting unit. The Company believes that its procedures for estimating gross future cash flows for each intangible asset are reasonable and consistent with current market conditions for each of the dates when impairment testing was performed.
Goodwill Impairment for the Fiscal Year Ended January 31, 2020
During the fiscal year ended January 31, 2020, the Company faced significant market competition. In addition, while the Company continued to make significant investments in contemporary products such as Percipio, attrition rates on legacy products like Skillport remained high. On top of market and competitive dynamics, the Company’s over leveraged capital structure also created additional headwinds. With significant debt maturities in 2021 and 2022, and related downgrades from rating agencies, concerns over the capital structure began to hurt the Company’s business, as new and existing customers displayed apprehension about the ultimate resolution of the Company’s capital structure and its impact on operations, causing delays and sometimes losses in business. The capital structure and heavy debt service also constrained investments in areas such as marketing, where spending was considerably lower than the Company’s competitors, resulting in additional pressure on retaining and attracting customers. The combination of the factors resulted in lower bookings, revenue, profitability and free cash flow generation during the twelve months ended January 31, 2020. In addition, the lower customer base, combined with larger expenditures that would be necessary in marketing activities going forward, resulted in lower expected future cash flows and growth rates going forward.
As part of the Company’s evaluation of impairment indicators, described further below, for the year ended January 31, 2020, the Company determined its long-lived asset groups failed the undiscounted cash flow recoverability tests. Accordingly, the Company estimated the fair value of its individual long-lived assets to determine potential impairment charges. The Company’s estimation of the fair value of definite lived intangible assets included the use of discounted cash flow analyses which reflected estimates of future revenue, customer attrition rates, royalty rates, cash flows, and discount rates. Based on these analyses, the Company concluded the fair values of the individual long-lived assets exceeded their current carrying values, accordingly no impairment was recognized for these assets for the year ended January 31, 2020
In accordance with ASC 350, the Company performed an impairment test that compared the estimated fair value of each reporting unit to their respective carrying values. Management considered the results of both a DCF analysis and an EBITDA multiple approach, similar to prior periods. The Company also considered observable debt trading prices for the debt jointly borrowed by its parent entity and its subsidiary, Skillsoft Corporation, after adjusting for a control premium. The results of the impairment tests performed indicated that the carrying values of the Skillsoft and SumTotal reporting units exceeded their estimated fair values determined by the Company. Based on the results of the Company’s impairment testing, the Company recorded $440.6 million of goodwill impairment charges in the fiscal year ended January 31, 2020, including $321.3 million for the Skillsoft reporting unit and $119.3 million for the SumTotal reporting unit.
Intangible Asset Impairment for the Fiscal Year Ended January 31, 2019
During the fiscal year ended January 31, 2019, the Company recognized an impairment loss in its Content segment, for the write-off of its Books24x7 tradename finite-lived intangible asset of $15.5 million and its Vodeclic tradename finite-lived intangible asset of $0.6 million. These tradenames were rebranded as part of its overall marketing and branding efforts and were discontinued in the year ended January 31, 2019. As a result of these rebranding efforts, there were no anticipated future cash flows associated with the asset. As a result, the Company has recorded an impairment charge to write-off the remaining unamortized balance of these intangible assets.
A rollforward of goodwill is as follows:
Description	Skillsoft	SumTotal	Consolidated
Goodwill, January 31, 2018	$—	$—	$1,693,906
Re-allocation of goodwill upon change in reporting units	1,433,662	260,244	—
Foreign currency translation adjustment	385	22	407
Goodwill, January 31, 2019	1,434,047	260,266	1,694,313
Foreign currency translation adjustment	113	(6)	107
Impairment of goodwill	(321,340)	(119,258)	(440,598)
Goodwill, net January 31, 2020 (Predecessor)	1,112,820	141,002	1,253,822
Foreign currency translation adjustment	(158)	(4)	(162)
Impairment of goodwill	(107,934)	(69,952)	(177,886)
Canada deconsolidation	(5,100)		(5,100)
Goodwill, net August 27, 2020 (Predecessor)	$999,628	$71,046	$1,070,674
Impact of Fresh-Start Reporting	(507,843)	(67,696)	(575,539)
Goodwill, net August 28, 2020 (Successor)	$491,785	$3,350	$495,135
Foreign currency translation adjustment	(131)		(131)
Goodwill, net January 31, 2021 (Successor)	$491,654	$3,350	$495,004
Gross goodwill at January 31, 2021 (Successor), January 31, 2020 and January 31, 2019 for the Skillsoft segment was $491,654, $1,434,160 and $1,434,047. Accumulated impairment losses for the Skillsoft segment at January 31, 2021 (Successor), January 31, 2020 and January 31, 2019 was $0, $321,340 and $0.
Gross goodwill at January 31, 2021 (Successor), January 31, 2020 and January 31, 2019 for the SumTotal segment was $3,350, $260,260 and $260,266. Accumulated impairment losses for the SumTotal segment at January 31, 2021 (Successor), January 31, 2020 and January 31, 2019 was $0, $119,258 and $0.

(6)   Property and Equipment
Property and equipment consists of the following (in thousands):
	Successor January 31, 2021	Predecessor January 31, 2020
Computer equipment	$12,455	$80,483
Furniture and fixtures	1,894	3,046
Leasehold improvements	3,383	5,220
Construction in progress	—	18
	17,732	88,767
Less accumulated depreciation and amortization	(3,952)	(70,865)
	$13,780	$17,902
Construction in progress at January 31, 2021 and 2020 consisted primarily of costs related to the purchase of certain assets that have not yet been put into service.
Depreciation expense related to property and equipment was $3.6 million, $5.9 million, $9.7 million, and $12.7 million for the period August 28, 2020 through January 31, 2021 (Successor), the period February 1, 2020 through August 27, 2020 (Predecessor), the fiscal year ended January 31, 2020 and the fiscal year ended January 31, 2019, respectively. Amortization expense for assets acquired under finances leases are included in total depreciation expense.
(7)   Taxes
Under the Plan of Reorganization described in Notes 1 and 3, a substantial amount of the Company’s debt was extinguished upon emergence from Chapter 11. This debt extinguishment, along with other effects of the reorganization, resulted in a gain of $3.3 billion recognized for financial reporting purposes. For tax purposes, the income from the cancellation of indebtedness (“CODI”) in the U.S. is generally excluded from taxable income and instead treated as the reduction of certain tax attributes or tax basis in certain assets. As a result, the Company’s U.S. federal net operating loss (“NOL”) and tax credits have been entirely reduced as of January 31, 2021. As a result of the reduction to the Company’s U.S. Federal NOL and tax credits for CODI, as well as the reversal of any deferred taxes that were previously established for liabilities that were discharged in the Plan of Reorganization, the Company recognized a reduction to the related valuation allowance. Further, non-U.S. CODI is not taxable in non-U.S. jurisdictions and the reversal of any deferred taxes in other foreign locations that were previously established for liabilities that were discharged in the Plan of Reorganization, were largely offset by a corresponding reduction to the related valuation allowance.
In connection with the Plan of Reorganization, the Company recorded an income tax expense of $4.4 million for reorganization adjustments in the period from February 1, 2020 through August 27, 2020 (Predecessor). These adjustments primarily consist of (i) $18.6 million in tax expense for the reduction in federal and state NOL carryforwards and tax credits from the CODI realized upon emergence; (ii) $8.8 million in tax expense for the reduction in other U.S. attributes not mentioned above; (iii) $106.5 million in tax expense for the reversal of deferred tax assets on liabilities in jurisdictions outside the U.S. discharged in the Plan of Reorganization; (iv) $129.5 million in tax benefit for the reduction in valuation allowance resulting from the adjustments described above.
As a result of the fresh start accounting adjustments described in Note 4, there were significant tax adjustments recorded in the period from February 1, 2020 through August 27, 2020 (Predecessor). The Company recognized $73.4 million in income tax expense on a consolidated basis, consisting of $77.2 million of tax expense for the increase in deferred tax liabilities resulting from fresh start accounting adjustments which was partially offset by $3.8 million of a tax benefit for the reduction in valuation allowance on existing deferred tax assets.

Significant components of the income tax benefit (provision) consist of the following (in thousands):
	Successor	Predecessor
	August 28, 2020 through January 31, 2021	February 1, 2020 through August 27, 2020	Year Ended January 31, 2020	Year Ended January 31, 2019
CURRENT:
Luxembourg	$—	$—	$—	$—
Ireland	(268)	333	1,099	1,559
United States	1,012	588	2,405	652
Other foreign locations	462	1,300	1,949	3,231
Current tax provision	1,206	2,221	5,453	5,442
DEFERRED:
Luxembourg	2,594	—	—	—
Ireland	(1,856)	43,483	8,533	1,517
United States	(19,265)	17,256	(2,693)	(1,906)
Other foreign locations	(4,613)	5,495	(81)	(26)
Deferred tax (benefit) / provision	(23,140)	66,234	5,759	(415)
Income tax (benefit) / provision	$(21,934)	$68,455	$11,212	$5,027
Current tax provision for the period from August 28, 2020 through January 31, 2021 (Successor) of $1.2 million primarily relates to state income taxes on operating profits generated in certain state jurisdictions during the period. The federal current tax expense for the Successor period was not significant due to the net operating loss carryforwards that were available to offset taxable income since the reduction in certain tax attributes and tax basis in certain assets occurs on the last day of the tax year in which the bankruptcy occurred, which was January 31, 2021.
Current tax expense for the period from February 1, 2020 through August 27, 2020 (Predecessor) of $2.2 million primarily consists of other foreign location current taxes payable at countries which serve as limited risk distributors of the Company’s intellectual property as well state taxes for separate state tax filings and unitary state tax provision to return adjustments .
Current tax expense for the years ended January 31, 2020 and 2019 primarily consist of state taxes for separate state tax filings and other foreign location current taxes payable at countries which serve as limited risk distributors of the Company’s intellectual property.
Deferred tax benefit for the Successor period of $23.1 million primarily relates to the reversal of temporary differences created by basis differences in intangible assets and deferred revenue recorded in fresh-start accounting.
Deferred tax provision for the period from February 1, 2020 through August 27, 2020 (Predecessor) of $66.2 million primarily resulted from the recognition of $73.4 million in consolidated tax expense from fresh-start accounting and reorganization items described above being partially offset by a tax benefit recognized upon impairment of the indefinite lived tradename asset described further in Note 5.
Deferred tax provision for the year ended January 31, 2020 of $5.7 million related primarily to changes in other foreign country valuation allowances.
Deferred tax benefit for the year ended January 31, 2019 of $0.4 million related to provision to return adjustments being partially offset by changes in state tax rates.

The following table presents the U.S. and foreign components of (loss) income before income taxes (in thousands):
	Successor	Predecessor
	August 28, 2020 through January 31, 2021	February 1, 2020 through August 27, 2020	Year Ended January 31, 2020	Year Ended January 31, 2019
Luxembourg	$9,220	$—	$—	$—
Ireland	(3,741)	2,437,738	(645,360)	(336,002)
United States	(86,333)	364,827	(197,600)	(62,805)
Other foreign locations	(34,802)	29,902	4,967	3,995
(Loss) income before income taxes	$(115,656)	$2,832,467	$(837,993)	$(394,812)
A reconciliation of the relevant statutory rate to the Company’s effective tax rate is as follows:
	Successor	Predecessor
	August 28, 2020 through January 31, 2021	February 1, 2020 through August 27, 2020	Year Ended January 31, 2020	Year Ended January 31, 2019
Income tax provision (benefit) at Luxembourg (24.9%) / Irish statutory rate (12.5%)	(24.9)%	12.5%	(12.5%)	(12.5%)
Increase (decrease) in tax resulting from:
US State income taxes, net of federal benefit	(5.7)	(0.2)	(0.2)	(0.8)
Foreign rate differential	6.1	(0.2)	(1.9)	(1.2)
Other permanent items	(0.1)	0.7	1.2	2.5
Transaction costs	(7.6)	0.2
Unrecognized tax benefit	(0.4)	—	0.2	0.3
Change in valuation allowance	3.5	(4.2)	5.5	9.6
Impairment of goodwill	—	0.8	7.9	—
Reorganization and fresh start adjustments	9.6	(7.3)	—	—
Other	0.5	0.1	1.2	3.4
Effective tax rate – provision (benefit)	(19.0)%	2.4%	1.4%	1.3%
The Company recorded $4.6 million of income tax expense in the period from August 28, 2020 through January 31, 2021 (Successor) related to changes in estimates of U.S. NOL and tax credits which will be reduced by CODI for tax year ended January 31, 2021.
Deferred income taxes are provided for the effects of temporary differences between the amounts of assets and liabilities recognized for financial reporting purposes and the amounts recognized for income tax purposes. Significant components of the Company’s deferred tax assets and liabilities as of the periods presented were as follows (in thousands):
	Successor	Predecessor
	January 31, 2021	January 31, 2020
ASSETS:
Net operating loss carryforwards	$13,517	$29,753
Deferred interest expense	35,852	145,399
Customer relationships	—	6,888
Reserves and accruals	9,038	7,204

	Successor	Predecessor
	January 31, 2021	January 31, 2020
Lease liabilities	3,862	—
Tax credits	99	5,893
Transaction costs	19,532	4,216
Other intangibles	3,505	7,237
Gross deferred tax assets	85,405	206,590
Less: Valuation allowance	(45,567)	(160,531)
Net deferred tax assets	$39,838	$46,059
LIABILITIES:
Intangibles	$(99,587)	$(78,017)
Property and equipment, net	(2,971)	(5,665)
Accrued Interest	(4,522)	—
Right-of-use asset	(3,141)	—
Deferred revenue	(6,199)	—
Other	(4,426)	—
Gross deferred tax liabilities	(120,846)	(83,682)
Total net deferred tax liabilities, net	$(81,008)	$(37,623)

In assessing the realization of deferred tax assets, the Company considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company considered the scheduled reversal of deferred tax assets and liabilities in assessing the realization of deferred tax assets. Based on this assessment, the Company determined that it is more likely than not that the deferred tax assets in certain significant jurisdictions including France, Ireland, and the United States, will not be realized to the extent they exceed reversal of deferred tax liabilities.
As of January 31, 2021, the Company had tax effected NOLs of $13.6 million, comprised of $2.4 million for U.S. state and local taxes, $1.5 million for Ireland, $9.7 million for the rest of the world. The U.S. state and local taxes NOL carryforwards that remain after the impact of CODI expire at various dates through 2030. The Ireland and other foreign location NOL carryforwards are not subject to expiration, while the remainder, if not utilized, will substantially expire at various dates through 2040.
As of January 31, 2021, the Company had tax effected interest expense carryforwards of $33.5 million all of which are subject to limitation pursuant to Section 382.
As of January 31, 2021, there were $3.9 million of unrecognized tax benefits (“UTBs”) associated with uncertain tax positions and an additional $1.9 million of accrued interest and penalties, all of which, if recognized, would affect the Company’s effective tax rate. The Company accounts for interest and penalties related to uncertain tax positions as part of its provision for income taxes. In the ordinary course of business, the Company’s income tax returns are subject to examination by the tax authorities in certain jurisdictions including the United States and Ireland. With few exceptions, the Company is no longer subject to income tax examination for years before 2017 in these material jurisdictions.

	Successor	Predecessor
	August 28, 2020 through January 31, 2021	February 1, 2020 through August 27, 2020	Year Ended January 31, 2020	Year Ended January 31, 2019
Unrecognized tax benefits, beginning balances	$3,768	$3,773	$2,081	$5,035
Increases for tax positions taken during the current period	—	—	—	—
Increases for tax positions taken during a prior period	37	35	1,987	915
Decreases for tax positions taken during a prior period	—	(40)	(295)	(3,736)
Other	452	—	—	—
Decreases resulting from the expiration of statute of limitations	(339)	—	—	(133)
Unrecognized tax benefits, ending balance	$3,918	$3,768	$3,773	$2,081
The Company generally considers the excess of its financial reporting over its tax basis in its investment in foreign subsidiaries to be essentially permanent in duration and has not computed or recorded significant taxes on repatriations of the earnings of its foreign subsidiaries. As a result of the one-time repatriation tax on foreign earnings required under the 2017 U.S. Tax Cuts and Jobs Act, the prior earnings of its foreign subsidiaries were deemed repatriated. The Company did not record a deferred tax liability for earnings of foreign subsidiaries for the period August 28, 2020 through January 31, 2021 (Successor), the period February 1, 2020 through August 27, 2020 (Predecessor) and the fiscal years ended January 31, 2020 and January 31, 2019 as the Company is permanently reinvested in these jurisdictions.
On March 27, 2020, the Coronavirus Aid, Relief and Economic Security (“CARES”) Act was enacted and signed into law. Certain provisions of the CARES Act impacted the FY21 and FY20 income tax provision computations of the Company. The CARES Act contains modifications on the limitation of business interest for tax years beginning in 2019 and 2020. The modifications to Section 163(j) increase the allowable business interest deduction from 30% of adjusted taxable income to 50% of adjusted taxable income. This modification increased the Company’s allowable interest expense deduction, reducing taxable income and allowing for the utilization of net operating losses.
(8)   Prepaid expenses and other current assets
Prepaid expense and other current assets in the accompanying consolidated balance sheets consist of the following (in thousands):
	Successor January 31, 2021	Predecessor January 31, 2020
Deferred commission costs – current	$3,147	$11,195
Refundable income tax	8,969	6,726
Prepaid software maintenance costs	8,587	6,569
Prepaid royalties	2,958	2,294
Employee bonus advance	—	1,867
Other	6,665	7,771
Total prepaid expenses and other current assets	$30,326	$36,422

(9)   Other Assets
Other assets in the accompanying consolidated balance sheets consist of the following (in thousands):
	Successor January 31, 2021	Predecessor January 31, 2020
Deferred commission costs – non-current	$4,437	$11,692
Non-current refundable income tax	—	1,979
Other	4,199	2,635
Total other assets	$8,636	$16,306
(10)   Accrued Expenses
Accrued expenses in the accompanying consolidated balance sheets consisted of the following (in thousands):
	Successor	Predecessor
	January 31, 2021	January 31, 2020
Professional fees	$8,832	$12,947
Accrued sales tax/VAT	5,379	5,824
Accrued royalties	2,152	1,869
Accrued tax	2,634	1,288
Accrued interest	491	274
Other accrued liabilities	3,637	7,065
Total accrued expenses	$23,125	$29,267
(11)   Restructuring
In connection with strategic initiatives implemented during the period from August 28, 2020 through January 31, 2021 (Successor), the period from February 1, 2020 through August 27, 2020 (Predecessor) and the fiscal years ended January 31, 2020 and 2019, the Company’s management approved and initiated plans to reduce its cost structure and better align operating expenses with existing economic conditions and the Company’s operating model. The Company recorded a $4.3 million, $1.2 million, $1.9 million and $2.1 million of restructuring charge during the period from August 28, 2020 through January 31, 2021 (Successor), the period from February 1, 2020 through August 27, 2020 (Predecessor), and the fiscal years ended January 31, 2020 and January 31, 2019, respectively, which is included in the statement of operations as restructuring. Substantially all of this charge represents the severance costs of terminated employees.
Activity in the Company’s restructuring accrual was as follows (in thousands):

	Employee Severance and Related Costs	Contractual Obligations	Total
Restructuring accrual as of January 31, 2018	$1,504	$25	$1,529
Restructuring charges incurred	1,971	102	2,073
Payments made	(1,720)	(100)	(1,820)
Foreign currency translation adjustment	(42)	—	(42)
Restructuring accrual as of January 31, 2019	$1,713	$27	$1,740
Restructuring charges incurred	1,610	290	1,900
Payments made	(2,588)	(41)	(2,629)
Foreign currency translation adjustment	26	—	26
Restructuring accrual as of January 31, 2020 (Predecessor)	$761	$276	$1,037
Restructuring charges incurred	1,032	147	1,179
Payments made	(559)	(154)	(713)
Foreign currency translation adjustment	—	—	—
Restructuring accrual as of August 27, 2020 (Predecessor)	$1,234	$269	$1,503
Restructuring charges incurred	4,218	123	4,341
Payments made	(452)	(221)	(673)
Foreign currency translation adjustment	—	—	—
Restructuring accrual as of January 31, 2021 (Successor)	$5,000	171	5,171
(12)   Employee Benefit Plan
The Company has a 401(k) plan covering all US-based employees of the Company who have met certain eligibility requirements. Under the terms of the 401(k) plan, the employees may elect to make tax-deferred contributions to the 401(k) plan. In addition, the Company may make discretionary contributions to the 401(k) plan. Under this plan, contributions of approximately $1.5 million, $2.0 million, $3.5 million and $3.5 million were made for the period from August 28, 2020 through January 31, 2021 (Successor), the period from February 1, 2020 through August 27, 2020 (Predecessor), the fiscal year ended January 31, 2020 and the fiscal year ended January 31, 2019, respectively.
In addition, the Company has various retirement and post-employment plans covering certain international employees. Certain of the plans allow the Company to match employee contributions up to a specified percentage as defined by the plans. Under these plans, contributions of approximately $0.6 million, $0.7 million, $1.1 million, and $1.6 million were made for the period from August 28, 2020 through January 31, 2021 (Successor), the period from February 1, 2020 through August 27, 2020 (Predecessor), the fiscal year ended January 31, 2020 and the fiscal year ended January 31, 2019, respectively.
(13)   Leases, Commitment and Contingencies
Leases
The Company has entered into a number of facility leases to support its research and development activities, sales operations and other corporate and administrative functions in North America, Europe, and Asia, which qualify as operating leases under U.S. GAAP. The Company also has entered into an equipment lease agreement for its hosting services and storage, which qualifies as finance lease under U.S. GAAP. The Company’s leases have remaining terms of nine months to thirteen years. Some of the Company’s leases include options to extend or terminate the lease prior to the end of the agreed upon lease term. For purposes of calculating lease liabilities, lease terms include options to extend or terminate the lease when it is reasonably certain that the Company will exercise such options. During the fourth quarter of fiscal year

2021, the Company determined it would exercise the option to terminate its Paris facility lease on October 31, 2021 which is three years prior to the end of the original lease term. Per the lease agreement, the Company has the right to terminate lease without the landlord’s consent, and the Company only needs to issue a six-month notice to the landlord. As a result, the Company remeasured the lease liability using the revised lease term, and reduced Paris facility related right-of-use (ROU) asset and lease liability by $1.1 million as of January 31, 2021.
Operating lease and finance lease ROU assets and liabilities are recognized based on the present value of the future minimum lease payments over the lease term at the lease commencement date. As the Company’s operating leases generally do not provide an implicit rate, the Company uses an estimated incremental borrowing rate in determining the present value of future payments. The incremental borrowing rate represents an estimate of the interest rate the Company would incur at lease commencement to borrow an amount equal to the lease payments on a collateralized basis over the term of a lease within a particular location and currency environment. The Company used an implicit rate provided in the equipment lease agreement for its finance lease in determining the present value of future payments. In connection with the Company’s emergence from bankruptcy and in accordance with ASC 852, the Company applied the provisions of fresh start reporting to its Consolidated Financial Statements on the Effective Date. The operating leases are included in the caption “Right of use assets”, “Lease Liabilities”, and “Long-term lease liabilities” on the Company’s consolidated balance sheets as of January 31, 2021. The finance lease is included in the caption “Property and equipment, net” and “Lease Liabilities” on the Company’s consolidated balance sheets as of January 31, 2021.
For the fiscal years ending January 31, 2020 and 2019, the Company accounted for leases in accordance with ASC 840. Under ASC 840, the Company recognized the total related rent expense on a straight-line basis over its expected lease term for operating leases that contained predetermined fixed escalations of the minimum rent, with a deferred asset or liability reported on the balance sheet for the difference between expense and cash paid. Total rent expense for the fiscal year ending January 31, 2020 and 2019 was $5.7 million and $5.4 million, respectively.
The weighted-average remaining lease term of the Company’s operating leases is 6.8 years and the remaining lease term of its finance lease is 0.9 years as of January 31, 2021 (Successor). Lease costs for minimum lease payments is recognized on a straight-line basis over the lease term. The lease costs were $3.9 million and related cash payments were $3.6 million for the period from February 1, 2020 through August 27, 2020 (Predecessor). The lease costs were $2.7 million and related cash payments were $2.7 million for the period from August 28, 2020 through January 31, 2021 (Successor). Lease costs are included within content and software development, selling and marketing, and general and administrative lines on the consolidated statements of operations, and the operating leases related cash payments were included in the operating cash flows and the finance lease related cash payments were included in the financing cash flows on the consolidated statements of cash flows. Short-term lease costs and variable lease costs are not material.
The table below reconciles the undiscounted future minimum lease payments under non-cancellable leases with terms of more than one year to the total lease liabilities recognized on the consolidated balance sheets as of January 31, 2021 (Successor):

As of January 31, 2021 (in thousands):	Operating Leases	Finance Leases
2022	$5,203	$1,112
2023	4,070	—
2024	3,514	—
2025	2,697	—
Thereafter	7,509	—
Total future minimum lease payments	22,993	1,112
Less effects of discounting	(6,120)	(90)
Total lease liabilities	$16,873	$1,022
Reported as of January 31, 2021
Lease liabilities	$3,718	$1,022
Lease liabilities non-current	13,155	—
Total lease liabilities	$16,873	$1,022
Litigation
From time to time, the Company is a party to or may be threatened with litigation in the ordinary course of its business. The Company regularly analyzes current information, including, as applicable, the Company’s defense and insurance coverage and, as necessary, provides accruals for probable and estimable liabilities for the eventual disposition of these matters. The Company is presently not a party to any material legal proceedings.
Guarantees
The Company’s software license arrangements and hosting services are typically warranted to perform in a manner consistent with general industry standards that are reasonably applicable and substantially in accordance with the Company’s product documentation under normal use and circumstances. The Company’s arrangements also include certain provisions for indemnifying customers against liabilities if its products or services infringe a third party’s intellectual property rights.
The Company has entered into service level agreements with some of its hosted application customers warranting certain levels of uptime reliability and such agreements permit those customers to receive credits against monthly hosting fees or terminate their agreements in the event that the Company fails to meet those levels for an agreed upon period of time.
To date, the Company has not incurred any material costs as a result of such indemnifications or commitments and has not accrued any liabilities related to such obligations in the accompanying consolidated financial statements.
(14)   Long-Term Debt
Exit Credit Facility (Successor)
Upon emergence from Chapter 11, the Company entered into the Exit Credit Facility of $520 million consisting of (i) a $110 million super senior term loan facility, the First Out Term Loan, and (ii) a $410 million first lien, second-out term loan facility, the Second Out Term Loan. The Exit Credit Facility bears interest at a rate equal to LIBOR plus 7.50% per annum, with a LIBOR floor of 1.00%. The First Out Term loan is due in December 2024 and the Second Out Term Loan is due April 2025. The Exit Credit Facility contains customary provisions and reporting requirements, including prepayment penalties and a maximum leverage covenant that will be first measured January 31, 2022 and each quarter thereafter. Quarterly principal repayments of $1.3 million begin for the quarter ended April 30, 2021 and increase to $2.6 million for the quarter ended April 30, 2022 until maturity. The Company ceased to accrue interest expense on long-term debt reclassified as Liabilities subject to compromise as of the Petition Date, resulting in approximately $100.4 million in contractual interest not being accrued for the period from June 14, 2020 to August 27, 2020 (Predecessor).
The Company considered the fair value of its external borrowings and believes their carrying values approximate fair value based on the recent fair value assessment done for fresh-start accounting.
Minimum principal payments under the exit facility are as follows:
Fiscal year ended January 31:
2022	$5,200
2023	10,400
2024	10,400
2025	112,700
2026	381,300
Total payments	520,000
Less: Current portion	(5,200)
Less: Unamortized Fresh-Start Reporting Fair Value Adjustment	(4,564)
Long-term portion	$510,236
Senior Credit Facilities (Predecessor)
On April 28, 2014, Evergreen Skills Lux S.a.r.l., an affiliated entity, (“Holdings”) and the Company entered into a Senior Credit Facility among Holdings, Skillsoft Corporation, Barclays Bank Plc., Deutsche Bank Securities, Morgan Stanley Senior Funding Inc. the lenders party thereto, and the other agents named therein (the “Senior Credit Facility”). Skillsoft Corporation and Holdings were jointly and severally liable for all borrowings under the Senior Credit Facility.
The Senior Credit Facility consisted of a $2,035.0 million term loan facility which consisted of a First Lien ($1,365.0 million) and a Second Lien ($670 million), and a $80.0 million revolving credit facility. The Company initially borrowed $664.1 million of the amounts drawn on the First Lien and $302.4 million of the amounts drawn on the Second Lien. The remainder of amounts the First and Second Liens were drawn by Holdings.
As of January 31, 2020, the following amounts were outstanding under the Senior Credit Facilities (in thousands):
Payable in Fiscal Year	First Lien	Second Lien	Revolving Credit	Total
Fiscal 2021	$627,536	$302,336	60,000	$989,872
Total	$627,536	$302,336	60,000	$989,872
Outstanding borrowings under the Senior Credit Facility by Holdings at January 31, 2020 totaled approximately $1,030 million, consisting of $662,390 in First Lien amounts due and $367,614 in Second Lien amounts due. The Company was jointly and severally liable for those borrowings. Certain loans due from Pointwell to Holdings at January 31, 2020, (described below) represented the basis of the agreements between Holdings and Pointwell as to the additional amounts Pointwell expected to pay on behalf of Holdings under the Senior Credit Facility.
All of the loans and accrued interests under the Senior Credit Facility were discharged upon the emergence from Chapter 11 on August 27, 2020.
Loan amounts due to parent entity
As noted, Holdings had approximately $1,030 million of debt obligations to third parties that were collateralized by substantially all of the assets of Pointwell and for which its subsidiary, Skillsoft Corporation, was jointly and severally liable. At the time the Skillsoft and SumTotal business were acquired by Pointwell, Holdings issued notes to Pointwell corresponding to Holdings’ borrowings under the Senior Credit Facility as well as other acquisition related debt.
Additional loans of $50,000 and $54,000 were executed in the fiscal years ended January 31, 2019 and 2018 in satisfaction of paid in kind interest on certain of the loan amounts due to Holdings.
A summary of net loans due to Holdings as of January 31, 2020 was as follows:
Instrument	Balance	Weighted Average Interest Rate	Interest Type	Issuance Date	Maturity Date
Series 1	$933,615	13.0%	Variable, Compounding	Apr 25, 2014	Jan 31, 2045
Series 2	598,787	8.0%	Variable, Simple	Apr 25, 2014	Apr 28, 2021
Series 3	327,537	11.5%	Variable, Simple	Apr 25, 2014	Apr 28, 2021
Series 4	60,000	13.0%	Variable, Compounding	Sep 25, 2014	Sep 30, 2044
Series 5(a)	71,538	8.0%	Variable, Simple	Sep 25, 2014	Sep 30, 2044
Series 5(b)	28,461	11.5%	Variable, Simple	Sep 25, 2014	Sep 30, 2044
Intra-group Loan Agreement	65,000	12.0%	Variable, Compounding	Dec 3, 2015	Nov 3, 2044
Funding Bond # 1	54,000	13.0%	Variable, Simple	Jan 31, 2018	Apr 28, 2021
Funding Bond # 2	50,000	13.0%	Variable, Simple	Jan 29, 2019	Apr 28, 2021
Total	$2,188,938
Interest payable on the loans above was payable in kind at the election of Pointwell. Accrued and unpaid interest on the Series Loan Notes was $1,067 million as of January 31, 2020. The loan maturities accelerated in the event of actions such as the Chapter 11 reorganization, accordingly all loan balances and accrued interest were presented as current liabilities in the accompanying balance sheet as of January 31, 2020.
Additional loans of $160,000 were executed in the period from February 1 2020 through August 27, 2020 (Predecessor) in satisfaction of paid in kind interest on certain of the loan amounts due to Holdings.
Pointwell was separated from Evergreen Skills Lux S.à.r.l. effective August 27, 2020 as a result of the reorganization. In connection with the separation, all amounts due to Holdings were cancelled with no cash consideration transferred by either party.
Accounts Receivable Facility (Predecessor and Successor)
On December 20, 2018, the Company entered into a $75.0 million receivables credit agreement, with a termination date of the earliest of 5 years from closing or 45 days before the revolving credit facility maturity or 180 days before the maturity of any term indebtedness greater than $75 million. There are four classes of available receivables for sale with advance rates between 50.0% and 85.0%. The lenders require the Company to deposit receipts from sold receivables to a restricted concentration account. Receivables that have been sold to the lenders must be transferred to the restricted concentration account within two business days of being collected by the Company. The Company accounts for these transactions as borrowings, as the assets being transferred contain the rights to future revenues. Under these agreements, the Company receives the net present value of the accounts receivable balances being transferred. The interest rate on borrowings outstanding under these agreements was 4.899% at January 31, 2021. Borrowings and repayments under these agreements are presented as cash flows from financing activities in the accompanying consolidated statements of cash flows.
On September 19, 2019, the Company amended the receivables credit agreement to include Class “B” lending. This increased the facility borrowing capacity up to $90.0 million. In conjunction with this, it increased the advance rate to 95% across the four classes of available receivables. All other terms and conditions remained materially the same.

On August 27, 2020, the Company amended its accounts receivable facility. In connection with the amendment, additional capacity under the previous accounts receivable facility which had been extended by the private equity sponsor of the Company’s prior owner was eliminated, reducing the maximum capacity of the facility from $90 million to $75 million. The maturity date for the remaining $75 million facility was extended to the earlier of (i) December 2024 or (ii) 90 days prior to the maturity of any corporate debt.
The Company submits a monthly reconciliation on each month’s settlement date detailing what was collected from the prior months borrowing base and what receivables are being sold during the new borrowing base period to replenish them. If additional receivables are sold to replenish receipts, the funds from the concentration account will be returned to the Company from the restricted concentration account by the administration agent. The reserve balances were $1.7 million at January 31, 2021 and are classified as restricted cash on the balance sheet.
(15)   Long-Term Liabilities
Other long-term liabilities in the accompanying consolidated balance sheets consist of the following (in thousands):
	Successor January 31, 2021	Predecessor January 31, 2020
Uncertain tax positions; including interest and penalties – long-term	$5,794	$6,025
Warrants	900	—
Other	204	1,547
Total other long-term liabilities	$6,898	$7,572
In connection with the Company’s emergence from Chapter 11, lenders holding second lien debt prior to the Petition Date also received warrants to purchase common shares of the Company, on or before August 27, 2025, which included (i) tranche A warrants to purchase 235,294 ordinary shares at a price of $262.34 per share and (ii) tranche B warrants to purchase 470,588 ordinary shares at a price of $274.84. The warrants are classified as a liability under GAAP and are remeasured at each balance sheet date, with changes in fair value being recorded in other income and expense. The Company recognized $2,900 in other income related to the warrants for the period from August 28, 2020 through January 31, 2021 (Successor).
(16)   Shareholders’ Equity
Software Luxembourg Holding S.A. (Successor)
Reorganization
As discussed in Note 3, on August 27, 2020 the Company completed a reorganization. As a result of the reorganization, ownership of the Company was transferred to the Company’s lenders and no consideration or right to future consideration was provided to the former equity holders of Pointwell. In addition, the share-based compensation plans, described below were cancelled with no consideration provided.
In Settlement of the company’s Predecessor first and second lien debt obligations, the holders of the Predecessors first lien received a total of 3,840,000 of Class A common shares. The Predecessor’s second lien holders received a total of 160,000 of Class B common shares and a total of 705,882 warrants to purchase additional common shares (see Note 2 for additional discussion on warrants).
Share Capital
As of January 31, 2021 the Company’s authorized share capital consisted of 1,000,000,000 common shares with a par value $0.01 each. This consists of 800,000,000 Class A Shares and 200,000,000 Class B Shares. As of January 31, 2021, 4,000,000 common shares were issued and outstanding. This consists of 3,840,000 Class A Shares and 160,000 Class B Shares.
Any amendment to the share capital of the Company shall be voted upon by the extraordinary general meeting of shareholders upon approval by a majority of the shareholders representing three quarters of the share capital at least. The Company has no authorized share capital which would enable its board of managers to increase the share capital. Each share of the Company is entitled to one vote at ordinary and extraordinary general meetings. The amendments to the articles of association of the Company require the approval of a majority of shareholders representing three quarters of the share capital at least. In case the Company shall have only one single shareholder, the sole shareholder exercises all the powers granted to the general meeting of shareholders.
Any legally available amounts to be distributed by the Company in or in respect of any financial period (the Company’s financial year starts on the first of February and ends on the thirty-first of January) may be distributed amongst the holders of shares in proportion to the number of shares held by them. Any decision to distribute legally available amounts shall be adopted either by the board of managers or the general meeting of shareholders of the Company, as the case may be.
Pointwell Limited (Predecessor)
Share-Based Compensation
“B” Ordinary Shares
Prior to the reorganization, the Company allowed certain executives to purchase “B” Ordinary shares of the Company’s indirect parent, Evergreen Skills Top Holding Lux S.a.r.l, (“Evergreen”) for $0.01 per share. These shares carried certain transfer restrictions and repurchase rights, which allowed Evergreen, in certain circumstances where the holder’s employment was terminated, to repurchase the shares from the employees at the lower of cost or fair market value. These restrictions lapsed over defined vesting periods over which the executives had to remain employed by the Company. Due to these repurchase features, these share purchases were treated as restricted stock for accounting purposes. The compensation expense associated with these awards was recognized in the Company’s financial statements as a capital contribution over the requisite service period.
In conjunction with these purchases, the Company paid the related tax liabilities resulting from the purchases on behalf of certain of the executives in return for recourse notes. The notes were issued by executives purchasing shares for the amounts paid on their behalf to cover tax obligations arising from the purchase of these shares. These notes were due nine years from the date of issuance, but were repayable immediately upon transfer of the shares and bear an interest rate deemed to be a market rate. The notes were collateralized by the underlying shares as well as the assets of the executives. If the borrower disposed of the shares and recognized a capital loss tax benefit on those shares, a portion of the loan would be forgiven if the capital loss benefit recognized was less than the unpaid principal and accrued interest. The amount that would have been forgiven was equal the amount of unpaid principal and interest that was in excess of the capital loss recognized plus an amount equal to the income tax owed by the borrower on the amount of forgiveness granted. During the fiscal year ended January 31, 2020, the Company assessed the likelihood of recovery of the loans based on the value of the underlying stock. Based on that assessment, the Company placed a full impairment reserve against the balance of $5.4 million with the expense recorded within general and administrative expense for the year ended January 31, 2020 in the accompanying statement of operations.
Notional Units
In fiscal 2015, the Company’s parent company implemented a Notional Equity Plan (“the 2015 Plan”). The 2015 Plan allowed the Company to issue notional units to Skillsoft employees. The notional unit entitled the holder to the right to participate in dividends (if declared) or other distributions of cash paid to holders of ordinary shares (which would occur on the liquidation, IPO or sale of the Company). The notional unit did not convey any rights of ownership of the Company or its parent company and was fully vested at the date of grant. As the notional units were based in part by the price of the Company’s ordinary shares and payments on these awards were linked to the value of the Company’s ordinary shares, these units were subject to accounting as share-based payments. The Company evaluated the performance conditions inherent in the awards and determined that the achievement of those conditions was not probable during the period from February 1, 2020 through August 27, 2020 (Predecessor) and as of January 31, 2020 and 2019.

As such no compensation expense had been recognized for those awards. These awards were cancelled as part of the bankruptcy proceedings.
The following table summarized the share award activity for the fiscal year ended January 31, 2020:
Units
Outstanding at January 31, 2019	356,771
Issued	—
Forfeited	(104,007)
Outstanding at January 31, 2020	252,764
Cancelled	(252,764)
Outstanding at August 27, 2020 (Predecessor)	—
(17)   Revenue
Revenue Components and Performance Obligations
Subscription services
The Company offers (i) subscriptions for its content offerings, which includes hosted tools that allow users to access and consume its content offerings and (ii) hosted versions of its SumTotal offerings. The Company’s subscription contracts include standard terms and conditions and typically have terms between one and three years. Annual contracts are usually non-cancellable and non-refundable whereas multi-year contracts sometimes allow customers to cancel early at certain anniversary dates. Billing is usually in advance of services being provided, with payments typically due 30 to 60 days from service commencement. The Company’s subscription arrangements usually do not provide customers with the right to take possession of the software and, as a result, are accounted for over time as service arrangements. Access to the platform represents a series of distinct services as the Company continually provides access to, and fulfill its obligation to, the end customer over the subscription term. The series of distinct services represents a single performance obligation that is satisfied over time. Accordingly, the fixed consideration related to subscription revenue is generally recognized on a straight-line basis over the contract term, beginning on the date that the service is made available to the customer.
Professional services
The Company provides a variety of professional services that generally consist of implementation, integration, consulting and custom content creation services. Most of the Company’s professional service engagements are short in duration, performed on a fixed fee basis with a standard contract with governing terms and conditions. Billing is usually in advance of services being provided, with payments typically due 30 to 60 days from service commencement, however, some customers will negotiate a final milestone billing upon completion of the project. Each service deliverable generally represents a distinct performance obligation and revenue is recognized over time, typically in proportion of the total hours incurred as a percentage of total estimated hours required to complete the project.
Perpetual software licenses, hardware and other
While less common and decreasing in favor of SaaS offerings, the Company also offers perpetual licenses for some of its SumTotal product offerings. The Company also, from time to time, resells off the shelf hardware that works in conjunction with certain of its SumTotal solutions. The Company sells these products to customers under a contract and payment terms are generally 30 to 60 days from delivery. Each individual product sold to a customer represents a distinct performance obligation and revenue is recognized at the point in time when control of the product transfers, which is typically when the product is shipped to the customer or, in the case of certain software licenses, when the software license term commences and is accessible by the customer.

Software maintenance
For customers that previously purchased a perpetual software license for one of the Company’s SumTotal products, the Company offers software maintenance. Software maintenance contracts are provided under the Company’s standard terms and conditions and typically have terms of one year of more. Billing is usually in advance of services being rendered, with payments typically due 30 to 60 days from service commencement. Software maintenance contracts include stand-ready performance obligations to provide software updates, bug fixes and call support. Software maintenance contract performance obligations are satisfied over time and revenue is recognized ratably over the term of the support contract.
Disaggregated Revenue and Geography Information
The following is a summary of revenues by type for the period August 28, 2020 through January 31, 2021 (Successor), February 1, 2020 through August 27, 2020 (Predecessor), and the fiscal years ended January 31, 2020 and 2019 (Predecessor) (in thousands):
	Successor	Predecessor
	August 28, 2020 through January 31, 2021	February 1, 2020 through August 27, 2020	Year Ended January 31, 2020	Year Ended January 31, 2019
SaaS and subscription services	$93,205	$234,766	$439,791	$462,240
Software maintenance	4,770	12,079	23,982	30,161
Professional services	9,546	24,499	45,661	38,043
Perpetual software licenses	1,241	2,486	1,885	3,340
Hardware and other	6	21	2,702	357
Total net revenues(1)	$108,768	$273,851	$514,021	$534,141
The following table sets forth our revenues by geographic region for the period August 28, 2020 through January 31, 2021 (Successor), February 1, 2020 through August 27, 2020 (Predecessor), and the fiscal years ended January 31, 2020 and 2019 (Predecessor) (in thousands):
	Successor	Predecessor
	August 28, 2020 through January 31, 2021	February 1, 2020 through August 27, 2020	Year Ended January 31, 2020	Year Ended January 31, 2019
Revenues:
United States	$84,248	$217,783	$405,065	$421,746
Other Americas	4,724	8,899	21,925	22,807
Europe, Middle East and Africa	13,934	32,788	61,321	66,244
Asia-Pacific	5,862	14,381	25,710	23,344
Total net revenues(1)	$108,768	$273,851	$514,021	$534,141

(1)
As a result of the Company’s adoption of ASC 606 effective February 1, 2019 using the modified retrospective method, prior period amounts have not been adjusted to conform with ASC 606 and therefore may not be comparable.

Other than the United States, no single country accounted for more than 10% of revenue for all periods presented.
Deferred Revenue
Deferred revenue activity for the period February 1, 2020 through August 27, 2020 (Predecessor) and the period August 28, 2020 through January 31, 2021 (Successor) was as follows (in thousands):

Deferred revenue at February 1, 2020 (includes current and non-current components)	$311,170
Billings deferred	163,333
Recognition of prior deferred revenue	(273,851)
Deferred revenue at August 27, 2020	200,652
Fresh start reporting fair value adjustment	(116,252)
Deferred revenue at August 28, 2020 (Successor)	84,400
Billings deferred	284,952
Recognition of prior deferred revenue	(108,768)
Deferred revenue at January 31, 2021 (Successor)	$260,584
Deferred revenue performance obligations relate predominately to time-based SaaS and subscription services that are billed in advance of services being rendered.
Deferred Contract Acquisition Costs
Deferred contract acquisition cost activity for the period February 1, 2020 through August 27, 2020 (Predecessor) and the periods August 28, 2020 through January 31, 2021 (Successor) was as follows (in thousands):
Deferred contract acquisition costs at February 1, 2020	$22,887
Contract acquisition costs	11,965
Recognition of contract acquisition costs	(14,060)
Deferred contract acquisition costs at August 27, 2020 (Predecessor)	$20,792
Fresh start reporting fair value adjustment	(20,792)
Deferred contract acquisition costs at August 28, 2020 (Successor)	—
Contract acquisition costs	19,973
Recognition of contract acquisition costs	(12,389)
Deferred contract acquisition costs at January 31, 2021 (Successor)	$7,584
(18)   Derivative Instruments and Hedging Agreements
The Company is exposed to certain risk arising from both its business operations and economic conditions. The Company manages financial risks, including interest rate, liquidity, and credit risk primarily by managing the amount, sources, and duration of its debt funding as well as the use of derivative financial instruments. Specifically, the Company has previously entered into certain derivative financial instruments to manage the variable floating rate interest exposure on the Company’s senior credit facilities. The Company’s derivative financial instrument were used to manage differences in the amount, timing, and duration of the Company’s known or expected cash receipts and its known or expected cash payments principally related to a portion of the Company’s borrowings. As a result of the reorganization, the derivative financial instruments have expired, and the Company has not entered into any new arrangements.
On December 19, 2017, the Company entered into an interest rate cap for the purpose of locking the interest rate on the term loan debt through January 31, 2020. The notional amount of the cap agreement was approximately $376 million (which increased to $751 million on October 31, 2018 when the interest rate swap expired). The cap agreement fixed the interest rate on the debt at 2.117% from January 31, 2018 through January 31, 2020. The Company paid a premium of $2.3 million to enter into this interest rate cap which represented the initial fair value of the instrument. The Company determines the fair value of the cap each reporting period and marks the instrument to market.
On May 4, 2018, the Company terminated the three month LIBOR interest rate cap and purchased a one month LIBOR interest rate cap with the same interest rate, notional amount and term as the previous cap locking in the interest rate on the term loan debt through January 31, 2020. The Company also purchased a one month LIBOR forward starting interest rate cap with a term of January 31, 2020 to April 30, 2021. The notional amount of the cap is approximately $884 million with a rate of 2.869% and hedges 95% of the Company’s term loans. The Company paid a premium of $2.4 million to restructure the interest rate caps which represents the initial fair market value of the instruments.
The Company’s financial instruments did not qualify for hedge accounting and, as a result, the Company carries the derivatives at its fair value, which is classified as either an asset or liability, with a corresponding adjustment to the statement of operations. Changes in fair value are recorded through Loss or Gain on derivative instruments on our consolidated statement of operations. The change in the fair value of the derivative was immaterial for the period of February 1, 2020 through August 27, 2020 (Predecessor). As of August 27, 2020, as a result of the reorganization, the interest rate cap was terminated.
The following table provides a summary of the changes in fair value of the derivative instruments for the period from February 1, 2020 through August 27, 2020 and the fiscal years ended January 31, 2020 and 2019 (in thousands):
	Assets	Liabilities
Balances as of January 31, 2018	$4,064	$(130)
Sale of derivative instrument	(6,776)	—
Purchase of derivative instrument	9,194	—
Change in fair value of derivative instrument	(2,414)	130
Balances as of January 31, 2019	4,068	$—
Change in fair value of derivative instrument	(4,062)	—
Balances as of January 31, 2020	$6	$—
Change in fair value of derivative instrument	(6)	—
Balances as of August 27, 2021	$—	$—
The table below presents the fair value of our derivative financial instruments as well as their classification on the consolidated balance sheet as of January 31, 2020:
	Balance sheet location	Fair value (in thousands)
Derivatives not designated as hedging instruments		January 31, 2020
Interest rate derivative contracts	Other assets	$6
(19)   Fair Value Measurements
FASB ASC Topic 820, Fair Value Measurements and Disclosures (“ASC 820”) establishes a fair value hierarchy that prioritizes the inputs used to measure fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs. Observable inputs are inputs that reflect the assumptions that market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.
The three levels of the fair value hierarchy established by ASC 820 in order of priority are as follows:
•
Level 1: Quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access as of the reporting date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis.

•
Level 2: Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

•
Level 3: Unobservable inputs that reflect the Company’s assumptions about the assumptions that market participants would use in pricing the asset or liability. Unobservable inputs shall be used to measure fair value to the extent that observable inputs are not available.

The following table summarizes the Company’s assets and liabilities that are measured at fair value on a recurring basis as of January 31, 2021 and are categorized using the fair value hierarchy (in thousands):
	Total	(Level 3)
Warrants to purchase Company common stock	$900	$900
Total assets recorded at fair value	$900	900
The following table is a reconciliation of Level 3 instruments for which significant unobservable inputs were used to determine fair value:
Successor
August 28, 2020 through January 31, 2021
Balance as of August 28, 2020	$11,200
Impact of warrant modification, recorded in shareholders’ equity	(7,400)
Unrealized gains recognized as other income	(2,900)
Balance as of January 31, 2021	$900
At each relevant measurement date, the warrants were valued using a probability-based approach that considered management’s estimate of the probability of (i) a Favored Sale, (ii) a sale of the company that did not qualify as a Favored Sale and (iii) warrants being held to maturity, with the last two scenarios utilizing a Black-Scholes model to estimate fair value. The Black-Scholes model relies on a number of key assumptions to calculate estimated fair value. The assumed dividend yield of zero is based on the fact that the Company has never paid cash dividends and has no present expectation to pay cash dividends. Management utilized an equity value of $667 million as an input in all Black-Scholes calculations, consistent with the fresh-start reporting valuation after adjusting for warrants. The volatility input utilized in the non-Favored Sale scenario was 35.0%, consistent with the contractually stated rate, and 31.6% for the held to maturity scenario. The assumed risk-free interest rate is the U.S. Treasury security rate with a term equal to the expected life of the warrant. The assumed expected life is based on the maximum contractual term of the warrants as a make-whole provision compensates holders in the event the awards are settled prior to their exercise or expiration.
The Company currently invests excess cash balances primarily in cash deposits held at major banks. The carrying amounts of cash deposits, trade receivables, trade payables and accrued liabilities, as reported on the consolidated balance sheet as of January 31, 2021, approximate their fair value because of the short maturity of those instruments.
The Company considered the fair value of its external borrowings and believes their carrying values approximate fair value based on the recent fair value assessment done for fresh-start accounting.
When calculating goodwill impairments for the year ended January 31, 2020 and the period from February 1, 2020 through August 27, 2020 (Predecessor), the Company estimated the fair value of its reporting units using income and market multiple approaches. An income approach, which is generally a discounted cash flow methodology that includes assumptions for, among other things, forecasted revenues, gross profit margins, operating profit margins, working capital cash flow, growth rates, income tax rates, expected tax benefits and long-term discount rates, all of which require significant judgments by management. The market approach considered comparable market data based on multiples of revenue and EBITDA. Management also considered the overall value of the Company implied by the trading prices of debt securities, after adjusting for a control premium, given that the enterprise value of the Company was substantially lower than the carrying value of long-term debt. All of these techniques utilized would be considered Level 3 inputs.

(20)   Segment Information
ASC 280, Segment Reporting, establishes standards for reporting information about operating segments. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision-making group, in deciding how to allocate resources and in assessing performance. The Company’s chief operating decision makers (CODMs) are its Executive Chairman and Chief Administrative Officer. The Company’s CODMs evaluate results using the operating segment structure is the primary basis for which the allocation of resources and financial results are assessed.
The Company has organized its business into two segments: Skillsoft and SumTotal. Both of the Company’s businesses market and sell their offerings globally to businesses of many sizes, government agencies, educational institutions and resellers with a worldwide sales force positioned to offer the combinations that best meet customer needs. The CODMs primarily use revenues and operating income as measures used to evaluate financial results and allocation of resources. The Company allocates certain operating expenses to the reportable segments, including general and administrative costs based on the usage and relative contribution provided to the segments. There are no net revenue transactions between the Company’s reportable segments.
The Skillsoft business engages in the sale, marketing and delivery of its content learning solutions, in areas such as Leadership and Business, Technology and Developer and Compliance. In addition, Skillsoft offers Percipio, an intelligent online learning experience platform that delivers an immersive learning experience. It leverages its highly engaging content, curated into nearly 700 learning paths (channels) that are continuously updated to ensure customers always have access to the latest information.
The SumTotal business provides a unified, comprehensive and configurable solution that allows organizations to attract, develop and retain the best talent. SumTotal’s solution impacts a company’s workforce throughout the entire employee lifecycle and helps companies succeed in an evolving business climate. SumTotal’s primary solutions are Talent Acquisition, Learning Management, Talent Management and Workforce Management.
The following table presents summary results for each of the businesses for the period August 28, 2020 through January 31, 2021 (Successor), February 1, 2020 through August 27, 2020 (Predecessor) and the fiscal years ended January 31, 2020 and 2019 (in thousands):

	Successor	Predecessor
	August 28, 2020 through January 31, 2021	February 1, 2020 through August 27, 2020	Year ended January 31, 2020	Year ended January 31, 2019
Skillsoft
Revenues	$72,425	$196,238	$362,503	$378,316
Operating expenses	158,671	398,178	637,658	364,581
Operating (loss) income	(86,246)	(201,940)	(275,155)	13,735
SumTotal
Revenues	36,343	77,613	151,518	155,825
Operating expenses	49,269	205,483	279,579	162,906
Operating income (loss)	(12,926)	(127,870)	(128,061)	(7,081)
Consolidated
Revenues	108,768	273,851	514,021	534,141
Operating expenses	207,940	603,661	917,237	527,487
Operating income (loss)	(99,172)	(329,810)	(403,216)	6,654
Total non-operating (expense) income	3,452	1,268	(5,120)	(5,624)
Interest expense, net	(19,936)	(168,236)	(429,657)	(395,842)
Reorganization items, net	—	3,329,245	—	—
(Provision) benefit for income taxes	21,934	(68,455)	(11,212)	(5,027)
Net (loss) income	$(93,722)	$2,764,012	$(849,205)	$(399,839)
The Company’s segment assets primarily consist of cash and cash equivalents, accounts receivable, prepaid expenses, deferred taxes, property and equipment, goodwill and intangible assets. The following table sets forth the Company’s segment assets as of January 31, 2021 and January 31, 2020 (in thousands):
	Successor	Predecessor
	January 31, 2021	January 31, 2020
Skillsoft	$1,398,379	$1,655,474
SumTotal	147,358	330,785
Corporate	—	6
Consolidated	$1,545,737	$1,986,265
The following table sets forth the Company’s long-lived tangible assets by geographic region for the years ended January 31, 2021 and January 31, 2020 (in thousands):
	Successor	Predecessor
	January 31, 2021	January 31, 2020
United States	$10,613	$13,469
Ireland	609	897
Rest of world	2,558	3,536
Total	$13,780	$17,902
(21)   Net Income (Loss) Per Share
Basic earnings per share is computed by dividing net income for the period by the weighted-average number of common shares outstanding during the period. Diluted earnings per share is computed by dividing net income for the period by the weighted-average number of common shares outstanding during the period, plus the dilutive effect of outstanding restricted stock-based awards, stock options, and shares issuable under the employee stock purchase plan using the treasury stock method.

The following table sets forth the computation of basic and diluted earnings per share (in thousands, except number of shares and per share data):
	Successor	Predecessor	Predecessor
	August 28, 2020 through January 31, 2020	February 1, 2020 through August 27, 2020	Year Ended January 31, 2020	Year Ended January 31, 2019
Net (loss) income	$(93,722)	$2,764,012	$(849,205)	$(399,839)
Weighted average common share outstanding:
Ordinary – Basic and Diluted (Predecessor	*	100	100	100
Class A – Basic and Diluted	3,840	*	*	*
Class B – Basic and Diluted	160	*	*	*
Net loss per share class (Successor only)
Net loss for Class A	$(89,973)	*	*	*
Loss on modifications of terms of participation rights held by other shareholders and warrants	(5,900)	*	*	*
Net loss attributable to Class A	$(95,873)	*	*	*
Net loss for Class B	$(3,749)	*	*	*
Gain on modifications of terms of participation rights held by other shareholders and warrants	5,900	*	*	*
Net income attributable to Class B	$2,151	*	*	*
(Losses) income per share:
Ordinary – Basic and Diluted (Predecessor)	*	$27,612.51	$(8,483.57)	$(3,994.40)
Class A – Basic and Diluted (Successor)	$(24.97)	*	*	*
Class B – Basic and Diluted (Successor)	$13.44	*	*	*

*
Not Applicable

Potential common shares related to participating rights in Notional Units in Evergreen have been excluded as the income generated for period from February 1, 2020 through August 27, 2020 (Predecessor) is attributable to gains recognized upon emergence of bankruptcy, which the Notional Units did not participate in as they were cancelled at that time. Potential common shares related to participating rights in Notional Units in Evergreen for the predecessor fiscal years ended January 31, 2020 and 2019 as excluded from earnings per share as they are contingently issuable and the impact would be anti-dilutive.
Warrants to purchase 705,882 common shares have been excluded from the successor period since, for periods of losses, the impact would be anti-dilutive and, for periods of income, no shares would be added to diluted earnings per share under the treasury stock method as the strike price of these awards are above the fair market value of underlying shares for all periods presented.
(22)   Related Party Transactions
Predecessor Related Party Transactions
The Company paid the tax obligations for certain current and former executives that purchased “B” ordinary shares in the parent company in return for $5.4 million of recourse notes, which were reserved for in the year ended January 31, 2020. The Company reserved the balance due as a result of certain forgiveness provisions in the event the value of the shares declined.
As of January 31, 2020, $9.9 million of outstanding borrowing capacity under the Company’s accounts receivable facility were loaned by the private equity sponsor of Evergreen Skills Lux S.A.R.L., who was a related party.

As of January 31, 2020 and 2019, the Company had loans of $2,189 million in outstanding borrowings from Holdings. As of January 31, 2020 and 2019, the Company had accrued interest of $1,067 million and $787 million, respectively, related to these borrowings.
Successor Related Party Transactions
Upon our emergence from Chapter 11 on August 27, 2020, our exit facility consisting of $110 million of First Out Term Loans and $410 million of Second Out Term Loans were financed in whole by our Class A shareholders. Class A shareholders have the ability to trade their debt positions independently from their equity positions, however, as of January 31, 2021, the substantial majority of First Out and Second Out term loans continue to be held by Class A shareholders.
(23)   Subsequent Events
The Company has evaluated subsequent events through April 9, 2021 the date the financial statements were issued.

SOFTWARE LUXEMBOURG HOLDING S.A. (SUCCESSOR) AND POINTWELL LIMITED (PREDECESSOR)
INTERIM UNAUDITED FINANCIAL STATEMENTS
AS OF APRIL 30, 2021

FINANCIAL STATEMENTS
INDEX
PAGE NO.
Unaudited Financial Statements
Condensed Consolidated Balance Sheets as of April 30, 2021 (Successor) and January 31, 2021 (Successor)	F-113
Condensed Consolidated Statements of Operations for the three months ended April 30, 2021 (Successor) and April 30, 2020 (Predecessor)	F-114
Condensed Consolidated Statements of Comprehensive (Loss) Income for the three months ended April 30, 2021 (Successor) and April 30, 2020 (Predecessor)	F-115
Condensed Consolidated Statements of Shareholders’ Equity (Deficit) for the three months ended April 30, 2021 (Successor) and April 30, 2020 (Predecessor)	F-116
Condensed Consolidated Statements of Cash Flows for the three months ended April 30, 2021 (Successor) and April 30, 2020 (Predecessor)	F-117
Notes to Condensed Consolidated Financial Statements	F-119

SOFTWARE LUXEMBOURG HOLDING S.A. (SUCCESSOR)
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT NUMBER OF SHARES)
	April 30, 2021	January 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$105,004	$71,479
Restricted cash	2,656	2,964
Accounts receivable, less reserves of approximately $322 and $294 as of April 30, 2021 and January 31, 2021, respectively	92,792	179,784
Prepaid expenses and other current assets	31,825	30,326
Total current assets	232,277	284,553
Property and equipment, net	11,798	13,780
Goodwill	494,942	495,004
Intangible assets, net	694,930	728,633
Right of use assets	14,654	15,131
Other assets	9,505	8,636
Total assets	$1,458,106	$1,545,737
LIABILITIES AND SHAREHOLDER’S EQUITY (DEFICIT)
Current liabilities:
Current maturities of long-term debt	$6,500	$5,200
Borrowings under accounts receivable facility	14,190	17,022
Accounts payable	9,898	7,425
Accrued compensation	22,941	36,375
Accrued expenses and other current liabilities	18,285	23,125
Lease liabilities	4,690	4,740
Deferred revenue	234,069	257,549
Total current liabilities	310,573	351,436
Long-term debt	507,927	510,236
Deferred tax liabilities	77,662	81,008
Long term lease liabilities	12,370	13,155
Deferred revenue – non-current	1,848	3,035
Other long-term liabilities	5,390	6,898
Total long-term liabilities	605,197	614,332
Commitments and contingencies	—	—
Shareholders’ equity (deficit):
Successor Shareholders’ common stock- Class A and Class B common shares, $0.01 par value: 1,000,000,000 shares authorized (800,000,000 Class A, 200,000,000 Class B) at January 31, 2021; 4,000,000 shares issued and outstanding (3,840,000 Class A, 160,000 Class B) at January 31, 2021	40	40
Additional paid-in capital	674,333	674,333
Accumulated deficit	(131,127)	(93,722)
Accumulated other comprehensive loss	(910)	(682)
Total shareholders’ equity (deficit)	542,336	579,969
Total liabilities and shareholders’ equity (deficit)	$1,458,106	$1,545,737
The accompanying notes are an integral part of these consolidated financial statements.

SOFTWARE LUXEMBOURG HOLDING S.A. (SUCCESSOR) AND POINTWELL LIMITED (PREDECESSOR)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
	Successor	Predecessor
	Three months ended April 30, 2021	Three months ended April 30, 2020
Revenues:
Total revenues	$91,701	118,329
Operating expenses:
Cost of revenues	24,521	24,214
Content and software development	16,607	16,943
Selling and marketing	28,502	32,737
General and administrative	12,362	15,688
Recapitalization and transaction-related costs	1,932	16,376
Amortization of intangible assets	34,943	17,370
Impairment of goodwill and intangible assets	—	332,376
Restructuring	537	370
Total operating expenses	119,404	456,074
Operating loss	(27,703)	(337,745)
Other income (expense), net	(352)	910
Interest income	10	19
Interest expense, net	(11,449)	(105,978)
Loss before benefit from income taxes	(39,494)	(442,794)
Benefit from income taxes	(2,089)	(8,891)
Net loss	$(37,405)	(433,903)
Loss per share:
Ordinary – Basic and Diluted (Predecessor)	*	$(4,334.70)
Class A and B – Basic and Diluted (Successor)	$(9.35)	*
Weighted average common share outstanding:
Ordinary – Basic and Diluted (Predecessor)	*	100
Class A and B – Basic and Diluted	4,000	*

*
Not applicable

The accompanying notes are an integral part of these consolidated financial statements.

SOFTWARE LUXEMBOURG HOLDING S.A. (SUCCESSOR) AND POINTWELL LIMITED (PREDECESSOR)
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(IN THOUSANDS)
	Successor	Predecessor
	Three months ended April 30, 2021	Three months ended April 30, 2020
Comprehensive loss:
Net loss	$(37,405)	(433,903)
Other comprehensive loss – Foreign currency adjustment, net of tax	(228)	(629)
Comprehensive loss	$(37,633)	(434,532)
The accompanying notes are an integral part of these consolidated financial statements.

SOFTWARE LUXEMBOURG HOLDING S.A. (SUCCESSOR) AND POINTWELL LIMITED (PREDECESSOR)
CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDER’S EQUITY (DEFICIT)
(IN THOUSANDS, EXCEPT NUMBER OF SHARES)
	Ordinary Shares		Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive (Loss) Income	Total Shareholders’ Equity (Deficit)
	Number of Shares	Par Value
Balance January 31, 2020 (Predecessor)	100,100	138	83	(2,761,499)	(466)	(2,761,744)
Translation adjustment	—	—	—	—	(629)	(629)
Net loss	—	—	—	(433,903)	—	(433,903)
Balance April 30, 2020 (Predecessor)	100,100	$138	$83	$(3,195,402)	$(1,095)	$(3,196,276)
Balance January 31, 2021 (Successor)	4,000,000	$40	$674,333	$(93,722)	$(682)	$579,969
Translation adjustment	—	—	—	—	(228)	(228)
Net loss	—	—	—	(37,405)	—	(37,405)
Balance April 30, 2021 (Successor)	4,000,000	$40	$674,333	$(131,127)	$(910)	$542,336
The accompanying notes are an integral part of these consolidated financial statements.

SOFTWARE LUXEMBOURG HOLDING S.A. (SUCCESSOR) AND POINTWELL LIMITED (PREDECESSOR)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)
	Successor	Predecessor
	Three months ended April 30, 2021	Three months ended April 30, 2020
Cash flows from operating activities:
Net (loss) income	$(37,405)	$(433,903)
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	2,419	2,631
Amortization of intangible assets	34,943	17,370
Change in bad debt reserve	(293)	(240)
(Benefit) provision for income taxes – non-cash	(3,355)	(9,880)
Non-cash interest expense	335	1,415
Impairment of goodwill and intangible assets	—	332,376
Right-of-use assets	477	1,235
Changes in current assets and liabilities:
Accounts receivable	87,373	79,329
Prepaid expenses and other assets	(2,481)	(3,377)
Accounts payable	2,781	(1,962)
Accrued expenses and non-current liabilities	(19,422)	85,679
Lease liability	(864)	(1,480)
Deferred revenue	(24,832)	(44,429)
Net cash provided by (used in) operating activities	39,676	24,764
Cash flows from investing activities:
Purchases of property and equipment	(386)	(1,827)
Internal use software development costs	(1,494)	(1,917)
Net cash used in investing activities	(1,880)	(3,744)
Cash flows from financing activities:
Borrowings under DIP Facility
Borrowings under Exit Facility
Debt issuance costs associated with DIP and Exit Facilities
Distribution to parent company
Principal repayments of capital lease obligations	(263)	(222)
Repayments of accounts receivable facility, net of borrowings	(2,876)	(13,003)
Borrowings under revolving line of credit, net of repayments	—	19,500
Principal payments on Term Loans	(1,300)	—
Net cash (used in) provided by financing activities	(4,439)	6,275
Effect of exchange rate changes on cash and cash equivalents	(140)	(1,602)
Net (decrease) increase in cash, cash equivalents and restricted cash	33,217	25,693
Cash, cash equivalents and restricted cash, beginning of period	74,443	33,804
Cash, cash equivalents and restricted cash, end of period	$107,660	$59,497
Supplemental disclosure of cash flow information:
Cash and cash equivalents	$105,004	$47,000
Restricted cash	2,656	12,497
Cash, cash equivalents and restricted cash, end of period	$107,660	$59,497
The accompanying notes are an integral part of these consolidated financial statements.

SOFTWARE LUXEMBOURG HOLDING (SUCCESSOR) AND POINTWELL LIMITED (PREDECESSOR)
SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION
(IN THOUSANDS)
	Successor	Predecessor
	Three months ended April 30, 2021	Three months ended April 30, 2020
Supplemental disclosure of cash flow information and non-cash investing and financing activities:
Cash paid for interest	$11,050	$—
Cash paid for income taxes, net of refunds	$838	$516
Unpaid capital expenditures	$212	$572
Lease liabilities arising from right-of-use assets and tenant improvements recognized upon adoption of new accounting standard	$—	$19,415
The accompanying notes are an integral part of these consolidated financial statements.

SOFTWARE LUXEMBOURG HOLDING (SUCCESSOR) AND POINTWELL LIMITED (PREDECESSOR)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(1) Organization and Description of Business
The Company
Software Luxembourg Holding S.A. (“Software Luxembourg”), a public limited liability company incorporated and organized under the laws of the Grand Duchy of Luxembourg, was established on August 27, 2020 for the purpose of acquiring the ownership interest in Pointwell Limited (“Pointwell”), an Irish private limited company, through a plan of reorganization under Chapter 11 subsequent to August 27, 2020. Pointwell is a wholly owned subsidiary of Software Luxembourg, held indirectly through two holding companies, Software Luxembourg Intermediate S.à r.l. and Software Luxembourg Acquisition S.à r.l, both private limited liability companies incorporated and organized under the laws of the Grandy Duchy of Luxembourg. Prior to August 28, 2020, Pointwell had been a direct wholly owned subsidiary of Evergreen Skills Lux S.à r.l., with an ultimate parent company of Evergreen Skills Top Holding Lux, both private limited liability companies incorporated and organized under the laws of the Grandy Duchy of Luxembourg.
References to “Successor” or “Successor Company” relate to the consolidated financial position and results of operations of Software Luxembourg subsequent to August 27, 2020. References to “Predecessor” relate to the consolidated financial position and results of operations of Pointwell prior to August 28, 2020. References to the “Company” relate to Software Luxembourg subsequent to August 27, 2020 and Pointwell prior to August 28, 2020.
The Company provides, through its Skillsoft and SumTotal brands, cloud-based learning solutions and talent management solutions for customers worldwide, ranging from global enterprises and government entities to mid-sized and small businesses. The Company’s courses, books and videos have been developed by industry-leading learning experts to maximize business skills, performance and talent development. The Company has headquarters in Dublin, Ireland, and other offices in various North American and international locations. References in the accompanying footnotes to the Company’s fiscal year refer to the fiscal year ended January 31 of that year (e.g., fiscal 2021 is the fiscal year ended January 31, 2021).
Principles of Consolidation
The accompanying condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All material intercompany transactions and balances have been eliminated in consolidation.
Basis of Financial Statement Preparation
The accompanying condensed consolidated financial statements include the accounts of Software Luxembourg Holding S.A (Successor) and Pointwell Limited (Predecessor) and their wholly owned subsidiaries. These financial statements are unaudited. However, in the opinion of management, the condensed consolidated financial statements reflect all normal and recurring adjustments necessary for their fair statement. Interim results are not necessarily indicative of results expected for any other interim period or a full year. We prepared the accompanying unaudited condensed consolidated financial statements in accordance with the instructions for Form 10-Q and Article 10 of Regulation S-X and, therefore, include all information and footnotes necessary for a complete presentation of operations, comprehensive income (loss), financial position, changes in stockholders’ deficit and cash flows in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The accompanying condensed consolidated balance sheet as of January 31, 2021 was derived from our audited consolidated financial statements and does not include all disclosures required by U.S. GAAP for annual financial statements. The audited consolidated financial statements as of and for the year ended January 31, 2021 contains the information and footnotes necessary for such presentation. Accordingly, the financial statements contained in these interim financial statements should be read in conjunction with the audited consolidated financial statements for the year ended January 31, 2021.

Use of Estimates
Our preparation of condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the reported periods. Actual results could differ from our estimates.
(2) Summary of Significant Accounting Policies
The Company’s significant accounting policies are discussed in Note 2 — Summary of Significant Accounting Policies and Recent Accounting Pronouncements in the company’s audited financial statements for the year ended January 31, 2021. There have been no changes to these policies during the three months ended April 30, 2021.
(3) Intangible Assets
Intangible assets consisted of the following (in thousands):
	April 30, 2021			January 31, 2021
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Developed software/ courseware	$267,014	$39,459	$227,555	$265,758	$24,669	$241,089
Customer contracts/ relationships	279,500	9,114	270,386	279,500	3,627	275,873
Trademarks and trade names	6,300	676	5,624	6,300	455	5,845
Publishing rights	35,200	4,693	30,507	35,200	2,933	32,267
Backlog	90,200	20,842	69,358	90,200	8,141	82,059
Skillsoft trademark	91,500	—	91,500	91,500	—	91,500
Total	$769,714	$74,784	$694,930	$768,458	$39,825	$728,633
Amortization expense related to the existing finite-lived intangible assets is expected to be as follows (in thousands):
Fiscal Year	Amortization Expense
2022 (Remaining 9 months)	$104,693
2023	120,579
2024	106,172
2025	94,070
2026	64,496
Thereafter	113,420
Total	$603,430
Amortization expense related to intangible assets in the aggregate was $35.2 million for the three months ended April 30, 2021 and $17.4 million for the three months ended April 30, 2020.
Fresh-start Reporting for Intangible Assets
In accordance with ASC 852, with the application of fresh-start reporting, the Company allocated its reorganization value to its individual assets based on their estimated fair values in conformity with ASC 805, including those of intangible assets.
Intangible assets were measured based upon estimates of the future performance and cash of from the Successor Company at emergence. Values and useful lives assigned to intangible assets were based on estimated value and use of these assets by a market participant. The customer contracts/relationships and backlog were valued using the income approach. The trademarks and trade names were valued using the relief from royalty method. The income approach determines fair value by estimating the after-tax cash flows attributable to an identified asset over its useful life (Level 3 inputs) and then discounting these after-tax cash flows back to a present value. The developed software/courseware and publishing rights were valued using the replacement cost approach. The cost approach determines fair value by estimating the cost to replace or reproduce an asset at current prices and is reduced for functional and economic obsolescence.
Impairment Review Requirements
The Company reviews intangible assets subject to amortization if any adverse conditions exist or a change in circumstances has occurred that would indicate impairment or a change in remaining useful life. The Company reviews indefinite lived intangible assets, including goodwill, on the annual impairment test date or more frequently if there are indicators of impairment. No such indicators were present during the three months ended April 30, 2021.
Goodwill in the Predecessor represented the excess of the purchase price in a business combination over the fair value of net tangible and intangible assets acquired. Goodwill for the Successor represents the excess of the reorganization value over the fair value of tangible and intangible assets in fresh start accounting.
The Company tests goodwill for impairment during the fourth quarter every year in accordance with ASC 350, Intangibles — Goodwill. The Predecessor performed this test on the first day of the fourth quarter (November 1) and the Successor performs this test on the first day of the last month of the fourth quarter (January 1).
In connection with the impairment evaluation, the Company may first consider qualitative factors to determine whether the existence of events or circumstances indicates that it is more likely than not (i.e., a likelihood of more than 50%) that the fair value of a reporting unit is less than its carrying amount. Performing a quantitative goodwill impairment test is not necessary if an entity determines based on this assessment that it is not more likely than not that the fair value of a reporting unit is less than its carrying amount. If the Company fails or elects to bypass the qualitative assessment, the goodwill impairment test must be performed. This test requires a comparison of the carrying value of the reporting unit to its estimated fair value. If the carrying value of a reporting unit’s goodwill exceeds its fair value, an impairment loss equal to the difference is recorded, not to exceed the amount of goodwill allocated to the reporting unit. In determining reporting units, the Company first identifies its operating segments, and then assesses whether any components of these segments constitute a business for which discrete financial information is available and where segment management regularly reviews the operating results of that component.
Impairment of Goodwill and Intangible Assets for the Predecessor Period ended April 30, 2020
During the three months ended April 30, 2020, the emergence of COVID-19 as a global pandemic had an adverse impact on our business. While the online learnings tools the Company offers have many advantages over traditional in person learning in the current environment, some of the Company’s customers in heavily impacted industries have sought to temporarily reduce spending, resulting in reductions in contract sizes and in some cases cancellations when such contracts have come up for renewal. In addition, identifying and pursing opportunities for new customers became much more challenging in this environment. In addition to the uncertainty introduced by COVID-19, the Company’s over leveraged capital structure continued to create headwinds. In April 2020, the Company received temporary forbearance from its lenders due to a default on amounts owed under the Senior Credit Facility as a long-term consensual solution was being negotiated with lenders. The uncertainty around the Company’s capital structure and future ownership, continued to hurt its business, as new and existing customers displayed apprehension about the ultimate resolution of the Company’s capital structure and its impact on operations, causing delays and sometimes losses in business. The uncertainty surrounding the Company’s capital structure combined with the potential impact that COVID-19 would have on the Company and the global economy, resulted in a significant decline in the fair value of its reporting units during the first quarter ended April 30, 2020, with the impact being more significant to the SumTotal business on a relative basis due to its smaller scale and forecasted cash flow generation.

As part of the Company’s evaluation of impairment indicators based on the circumstances described above as of April 30, 2020, the Company determined its SumTotal long-lived asset group failed the undiscounted cash flow recoverability test. Accordingly, the Company estimated the fair value of its individual long-lived assets to determine if any impairment charges were present. The Company’s estimation of the fair value of definite lived intangible assets included the use of discounted cash flow analyses which reflected estimates of future revenue, customer attrition rates, royalty rates, cash flows, and discount rates. Based on these analyses, the Company concluded the fair values of certain SumTotal intangible assets where lower their current carrying values, accordingly impairment charges of $62.3 million were recognized in the 3 months ended April 30, 2020 (Predecessor).
In light of the circumstances above, management also concluded that a triggering event had occurred with respect to the Company’s indefinite-lived Skillsoft trade name as of April 30, 2020. Accordingly, the Company estimated the fair value of the Skillsoft trade name using a discounted cash flow analyses which reflected estimates of future revenue, royalty rates, cash flows, and discount rates. Based on thus analysis, the Company concluded the carrying value of the Skillsoft trade name exceeded its fair value, resulting in an impairment charge of $92.2 million in the 3 months ended April 30, 2020 (Predecessor).
In accordance with ASC 350, for goodwill the Company determined triggering events had occurred and performed an impairment test as of April 30, 2020 that compared the estimated fair value of each reporting unit to their respective carrying values. The prospective financial information used for fiscal years 2021, 2022 and 2023 for these impairment tests was consistent with financial projections included in the Plan of Reorganization and future growth rates tracked to terminal growth rate assumptions. The Company considered the results of both a discounted cash flow (“DCF”) analysis and an EBITDA multiple approach. The Company also considered observable debt trading prices for the debt jointly borrowed by its parent entity and the Company’s subsidiary, Skillsoft Corporation, however, by the end of March 2020, most holders were restricted from trading in anticipation of a restructuring and market prices after that period were therefore less reliable. The results of the impairment tests performed indicated that the carrying value of the Skillsoft and SumTotal reporting units exceeded their estimated fair values determined by the Company. Based on the results of the goodwill impairment testing procedures, the Company recorded a $107.9 million goodwill impairment for the Skillsoft reporting unit and a $70.0 million goodwill impairment for the SumTotal reporting unit.
In total, as described in detail above, the Company recorded $332.4 million of goodwill and intangible asset impairment charges for the 3 months ended April 30, 2020 (Predecessor), consisting of (i) $62.3 million of impairments of SumTotal definite-lived intangible assets, (ii) an $92.2 million impairment of the Skillsoft trade name, (iii) a $107.9 million goodwill impairment for the Skillsoft reporting unit and (iv) a $70.0 million goodwill impairment for the SumTotal reporting unit. The Company believes that its procedures for estimating gross future cash flows for each intangible asset are reasonable and consistent with current market conditions for each of the dates when impairment testing was performed.
A rollforward of goodwill is as follows:
Description	Skillsoft	SumTotal	Consolidated
Goodwill, net January 31, 2021 (Predecessor)	$491,654	$3,350	$495,004
Foreign currency translation adjustment	(62)	—	(62)
Goodwill, net April 30, 2021 (Predecessor)	$491,592	$3,350	$494,942
Gross goodwill at April 30, 2021 (Successor) and January 31, 2021 (Successor), for the Skillsoft segment was $491.6 million and $491.7 million, respectively. Accumulated impairment losses for the Skillsoft segment at April 30, 2021 (Successor) and January 31, 2021 (Successor) was $0.
Gross goodwill at April 30, 2021 (Successor) and January 31, 2021 (Successor), for the SumTotal segment was $3.4 million. Accumulated impairment losses for the SumTotal segment at April 30, 2021 (Successor) and January 31, 2021 (Successor) was $0.
(4) Taxes
For the Predecessor three months ended April 30, 2020, the Company recorded a tax benefit of $8.9 million on pretax loss of $442.8 million. The tax benefit reflects the impact of non-deductible items, changes in the Company’s valuation allowance on our deferred tax assets and for foreign rate differential.

For the Successor three months ended April 30, 2021, the Company recorded a tax benefit of $2.1 million on pretax loss of $39.5 million. The tax benefit reflects current period changes to unrecognized tax positions, foreign rate differential, and changes in the Company’s valuation allowance on our deferred tax assets.
(5) Prepaid Expenses and Other Current Assets
Prepaid expense and other current assets in the accompanying consolidated balance sheets consist of the following (in thousands):
	April 30, 2021	January 31, 2021
Deferred commission costs – current	$4,019	$3,147
Refundable income tax	9,618	8,969
Prepaid software maintenance costs	8,370	8,587
Prepaid royalties	2,876	2,958
Other	6,942	6,665
Total prepaid expenses and other current assets	$31,825	$30,326
(6) Other Assets
Other assets in the accompanying consolidated balance sheets consist of the following (in thousands):
	April 30, 2021	January 31, 2021
Deferred commission costs – non-current	$5,733	$4,437
Other	3,772	4,199
Total other assets	$9,505	$8,636
(7) Accrued Expenses
Accrued expenses in the accompanying consolidated balance sheets consisted of the following (in thousands):
	April 30, 2021	January 31, 2021
Professional fees	$6,018	$8,832
Accrued sales tax/VAT	2,144	5,379
Accrued royalties	1,961	2,152
Accrued tax	4,727	2,634
Accrued interest	368	491
Other accrued liabilities	3,067	3,637
Total accrued expenses	$18,285	$23,125
(8) Restructuring
In connection with strategic initiatives implemented during the three months ended April 30, 2021 (Successor) and April 30, 2020 (Predecessor), the Company’s management approved and initiated plans to reduce its cost structure and better align operating expenses with existing economic conditions and the Company’s operating model. The Company recorded a $0.5 million, and $0.4 million of restructuring charge during the three months ended April 30, 2021 (Successor) and April 30, 2020 (Predecessor), respectively, which is included in the statement of operations as restructuring. Substantially all of this charge represents the severance costs of terminated employees.

Activity in the Company’s restructuring accrual was as follows (in thousands):
	Employee Severance and Related Costs	Contractual Obligations	Total
Restructuring accrual as of January 31, 2021	$5,000	$171	$5,171
Restructuring charges incurred	311	226	537
Payments made	(2,049)	(298)	(2,347)
Foreign currency translation adjustment	—	—	—
Restructuring accrual as of April 30, 2021	$3,262	$99	$3,361
(9) Leases, Commitment and Contingencies
Leases
The Company has entered into a number of facility leases to support its research and development activities, sales operations and other corporate and administrative functions in North America, Europe, and Asia, which qualify as operating leases under U.S. GAAP. The Company also has entered into an equipment lease agreement for its hosting services and storage, which qualifies as finance lease under U.S. GAAP. The Company’s leases have remaining terms of six months to thirteen years. Some of the Company’s leases include options to extend or terminate the lease prior to the end of the agreed upon lease term. For purposes of calculating lease liabilities, lease terms include options to extend or terminate the lease when it is reasonably certain that the Company will exercise such options. During the three months ended April 30, 2021, the Company determined it would exercise the purchase option to purchase all the leased equipment at the end of the finance lease term which is December 31, 2021. Per the lease agreement, the purchase price of the equipment is at its then current fair market value not to exceed 12% of the original equipment cost. As a result, the Company remeasured the finance lease liability by including the purchase price, 12% of the original equipment cost, at the end of lease term, and increased the finance lease liability and related right-of-use asset by $0.4 million as of April 30, 2021.
Operating lease and finance lease ROU assets and liabilities are recognized based on the present value of the future minimum lease payments over the lease term at the lease commencement date. As the Company’s operating leases generally do not provide an implicit rate, the Company uses an estimated incremental borrowing rate in determining the present value of future payments. The incremental borrowing rate represents an estimate of the interest rate the Company would incur at lease commencement to borrow an amount equal to the lease payments on a collateralized basis over the term of a lease within a particular location and currency environment. The Company used an implicit rate provided in the equipment lease agreement for its finance lease in determining the present value of future payments. In connection with the Company’s emergence from bankruptcy and in accordance with ASC 852, the Company applied the provisions of fresh start reporting to its Consolidated Financial Statements on the Effective Date. The operating leases are included in the caption “Right of use assets”, “Lease Liabilities”, and “Long-term lease liabilities” on the Company’s consolidated balance sheets as of April 30, 2021. The finance lease is included in the caption “Property and equipment, net” and “Lease Liabilities” on the Company’s consolidated balance sheets as of April 30, 2021.
The weighted-average remaining lease term of the Company’s operating leases is 6.7 years and the remaining lease term of its finance lease is 0.7 years as of April 30, 2021 (Successor). Lease costs for minimum lease payments is recognized on a straight-line basis over the lease term. The lease costs were $1.4 million and related cash payments were $1.6 million for the three months ended April 30, 2021 (Successor). The lease costs were $1.6 million and related cash payments were $1.5 million for the three months ended April 30, 2020 (Predecessor). Lease costs are included within content and software development, selling and marketing, and general and administrative lines on the consolidated statements of operations, and the operating leases related cash payments were included in the operating cash flows and the finance lease related cash payments were included in the financing cash flows on the consolidated statements of cash flows. Short-term lease costs and variable lease costs are not material.

The table below reconciles the undiscounted future minimum lease payments under non-cancellable leases with terms of more than one year to the total lease liabilities recognized on the consolidated balance sheets as of April 30, 2021 (Successor):
Fiscal Year Ended January 31, 2021 (in thousands):	Operating Leases	Finance Leases
2022 (excluding 3 months ended April 30, 2021)	$3,898	$1,209
2023	4,065	—
2024	3,499	—
2025	2,684	—
2026	1,245
Thereafter	6,245	—
Total future minimum lease payments	21,636	1,209
Less effects of discounting	(5,692)	(93)
Total lease liabilities	$15,944	$1,116
Reported as of April 30, 2021
Lease liabilities	$3,574	$1,116
Long-term lease liabilities	12,370	—
Total lease liabilities	$15,944	$1,116
Litigation
From time to time, the Company is a party to or may be threatened with litigation in the ordinary course of its business. The Company regularly analyzes current information, including, as applicable, the Company’s defense and insurance coverage and, as necessary, provides accruals for probable and estimable liabilities for the eventual disposition of these matters. The Company is presently not a party to any material legal proceedings.
(10) Long-Term Debt
Exit Credit Facility (Successor)
Upon emergence from Chapter 11, the Company entered into the Exit Credit Facility of $520 million consisting of (i) a $110 million super senior term loan facility, the First Out Term Loan, and (ii) a $410 million first lien, second-out term loan facility, the Second Out Term Loan. The Exit Credit Facility bears interest at a rate equal to LIBOR plus 7.50% per annum, with a LIBOR floor of 1.00%. The First Out Term loan is due in December 2024 and the Second Out Term Loan is due April 2025. The Exit Credit Facility contains customary provisions and reporting requirements, including prepayment penalties and a maximum leverage covenant that will be first measured January 31, 2022 and each quarter thereafter. Quarterly principal repayments of $1.3 million begin for the quarter ended April 30, 2021 and increase to $2.6 million for the quarter ended April 30, 2022 until maturity.
The Company considered the fair value of its external borrowings and believes their carrying values approximate fair value based on the recent fair value assessment done for fresh-start accounting.

Minimum principal payments under the exit facility are as follows:
Fiscal year ended January 31:
2022 (remaining 9 months)	$3,900
2023	10,400
2024	10,400
2025	112,700
2026	381,300
Total payments	518,700
Less: Current portion	(6,500)
Less: Unamortized Fresh-Start Reporting Fair Value Adjustment	(4,273)
Long-term portion	$507,927
(11) Long-Term Liabilities
Other long-term liabilities in the accompanying consolidated balance sheets consist of the following (in thousands):
	April 30, 2021	January 31, 2021
Uncertain tax positions; including interest and penalties – long-term	$4,374	$5,794
Warrants	800	900
Other	216	204
Total other long-term liabilities	$5,390	$6,898
In connection with the Company’s emergence from Chapter 11, lenders holding second lien debt prior to the Petition Date also received warrants to purchase common shares of the Company, on or before August 27, 2025, which included (i) tranche A warrants to purchase 235,294 ordinary shares at a price of $262.34 per share and (ii) tranche B warrants to purchase 470,588 ordinary shares at a price of $274.84. The warrants are classified as a liability under GAAP and are remeasured at each balance sheet date, with changes in fair value being recorded in other income and expense. The Company recognized $0.1 million in other income related to the warrants for the three months ended April 30, 2021 (Successor).
(12) Shareholders’ Equity
Software Luxembourg Holding S.A. (Successor)
Reorganization
On August 27, 2020 the Company completed a reorganization. As a result of the reorganization, ownership of the Company was transferred to the Company’s lenders and no consideration or right to future consideration was provided to the former equity holders of Pointwell. In addition, the shared-based compensation plans, described below were cancelled with no consideration provided.
In Settlement of the company’s Predecessor first and second lien debt obligations, the holders of the Predecessors first lien received a total of 3,840,000 of Class A common shares. The Predecessor’s second lien holders received a total of 160,000 of Class B common shares and a total of 705,882 warrants to purchase additional common shares (see Note 2 for additional discussion on warrants).
Share Capital
As of January 31, 2021 the Company’s authorized share capital consisted of 1,000,000,000 common shares with a par value $0.01 each. This consists of 800,000,000 Class A shares and 200,000,000 Class B shares. As of January 31, 2021, 4,000,000 common shares were issued and outstanding. This consists of 3,840,000 Class A shares and 160,000 Class B shares.

Any amendment to the share capital of the Company shall be voted upon by the extraordinary general meeting of shareholders upon approval by a majority of the shareholders representing three quarters of the share capital at least. The Company has no authorized share capital which would enable its board of managers to increase the share capital. Each share of the Company is entitled to one vote at ordinary and extraordinary general meetings. The amendments to the articles of association of the Company require the approval of a majority of shareholders representing three quarters of the share capital at least. In case the Company shall have only one single shareholder, the sole shareholder exercises all the powers granted to the general meeting of shareholders.
Any legally available amounts to be distributed by the Company in or in respect of any financial period (the Company’s financial year starts on the first of February and ends on the thirty-first of January) may be distributed amongst the holders of shares in proportion to the number of shares held by them. Any decision to distribute legally available amounts shall be adopted either by the board of managers or the general meeting of shareholders of the Company, as the case may be.
(13) Revenue
Disaggregated Revenue and Geography Information
The following is a summary of revenues by type for the three months ended April 30, 2021 (Successor) and three months ended April 30, 2020 (Predecessor), (in thousands):
	Successor	Predecessor
	Three months ended April 30, 2021	Three months ended April 30, 2020
SaaS and subscription services	$78,575	$101,089
Software maintenance	4,064	5,260
Professional services	8,191	10,946
Perpetual software licenses	871	1,031
Hardware and other	—	3
Total net revenues(1)	$91,701	$118,329
The following table sets forth our revenues by geographic region for the three months ended April 30, 2021 (Successor) and three months ended April 30, 2020 (Predecessor), (in thousands):
	Successor	Predecessor
	Three months ended April 30, 2021	Three months ended April 30, 2020
Revenues:
United States	$70,170	$93,533
Other Americas	4,461	4,931
Europe, Middle East and Africa	12,113	13,787
Asia-Pacific	4,957	6,078
Total net revenues(1)	$91,701	$118,329
Other than the United States, no single country accounted for more than 10% of revenue for all periods presented.

Deferred Revenue
Deferred revenue activity for the three months ended April 30, 2021 was as follows (in thousands):
Deferred revenue at January 31, 2021 (Successor)	$260,584
Billings deferred	67,034
Recognition of prior deferred revenue	(91,701)
Deferred revenue at April 30, 2021 (Successor)	$235,917
Deferred revenue performance obligations relate predominately to time-based SaaS and subscription services that are billed in advance of services being rendered.
Deferred Contract Acquisition Costs
Deferred contract acquisition cost activity for the three months ended April 30, 2021 was as follows (in thousands):
Deferred contract acquisition costs at January 31, 2021 (Successor)	$7,584
Contract acquisition costs	5,491
Recognition of contract acquisition costs	(3,323)
Deferred contract acquisition costs at April 30, 2021 (Successor)	$9,752
(14) Fair Value Measurements
FASB ASC Topic 820, Fair Value Measurements and Disclosures (“ASC 820”) establishes a fair value hierarchy that prioritizes the inputs used to measure fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs. Observable inputs are inputs that reflect the assumptions that market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.
The three levels of the fair value hierarchy established by ASC 820 in order of priority are as follows:
•
Level 1: Quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access as of the reporting date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis.

•
Level 2: Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

•
Level 3: Unobservable inputs that reflect the Company’s assumptions about the assumptions that market participants would use in pricing the asset or liability. Unobservable inputs shall be used to measure fair value to the extent that observable inputs are not available.

The following table summarizes the Company’s assets and liabilities that are measured at fair value on a recurring basis as of April 30, 2021 and are categorized using the fair value hierarchy (in thousands):
	Total	(Level 3)
Warrants to purchase Company common stock	$800	$800
Total assets recorded at fair value	$800	800

The following table is a reconciliation of Level 3 instruments for which significant unobservable inputs were used to determine fair value:
Successor
Three months ended April 30, 2021
Balance as of January 31, 2021	$900
Impact of warrant modification, recorded in shareholders’ equity	—
Unrealized gains recognized as other income	(100)
Balance as of April 30, 2021	$800
At each relevant measurement date, the warrants were valued using a probability-based approach that considered management’s estimate of the probability of (i) a Favored Sale, (ii) a sale of the company that did not qualify as a Favored Sale and (iii) warrants being held to maturity, with the last two scenarios utilizing a Black-Scholes model to estimate fair value. The Black-Scholes model relies on a number of key assumptions to calculate estimated fair value. The assumed dividend yield of zero is based on the fact that the Company has never paid cash dividends and has no present expectation to pay cash dividends. Management utilized an equity value of $667 million as an input in all Black-Scholes calculations, consistent with the fresh-start reporting valuation after adjusting for warrants. The volatility input utilized in the non-Favored Sale scenario was 35.0%, consistent with the contractually stated rate, and 31.6% for the held to maturity scenario. The assumed risk-free interest rate is the U.S. Treasury security rate with a term equal to the expected life of the warrant. The assumed expected life is based on the maximum contractual term of the warrants as a make-whole provision compensates holders in the event the awards are settled prior to their exercise or expiration.
The Company currently invests excess cash balances primarily in cash deposits held at major banks. The carrying amounts of cash deposits, trade receivables, trade payables and accrued liabilities, as reported on the consolidated balance sheet as of April 30, 2021, approximate their fair value because of the short maturity of those instruments.
The Company considered the fair value of its external borrowings and believes their carrying values approximate fair value based on the recent fair value assessment done for fresh-start accounting.
When calculating goodwill impairments for the three months ended April 30, 2020 (Predecessor), the Company estimated the fair value of its reporting units using income and market multiple approaches. An income approach, which is generally a discounted cash flow methodology that includes assumptions for, among other things, forecasted revenues, gross profit margins, operating profit margins, working capital cash flow, growth rates, income tax rates, expected tax benefits and long-term discount rates, all of which require significant judgments by management. The market approach considered comparable market data based on multiples of revenue and EBITDA. Management also considered the overall value of the Company implied by the trading prices of debt securities, after adjusting for a control premium, given that the enterprise value of the Company was substantially lower than the carrying value of long-term debt. All of these techniques utilized would be considered Level 3 inputs.
(15) Segment Information
ASC 280, Segment Reporting, establishes standards for reporting information about operating segments. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision-making group, in deciding how to allocate resources and in assessing performance. The Company’s chief operating decision makers (CODMs) are its Executive Chairman and Chief Administrative Officer. The Company’s CODMs evaluate results using the operating segment structure is the primary basis for which the allocation of resources and financial results are assessed.
The Company has organized its business into two segments: Skillsoft and SumTotal. Both of the Company’s businesses market and sell their offerings globally to businesses of many sizes, government agencies, educational institutions and resellers with a worldwide sales force positioned to offer the combinations that best meet customer needs. The CODMs primarily use revenues and operating income as measures used to evaluate financial results and allocation of resources. The Company allocates certain operating expenses to the reportable segments, including general and administrative costs based on the usage and relative contribution provided to the segments. There are no net revenue transactions between the Company’s reportable segments.
The Skillsoft business engages in the sale, marketing and delivery of its content learning solutions, in areas such as Leadership and Business, Technology and Developer and Compliance. In addition, Skillsoft offers Percipio, an intelligent online learning experience platform that delivers an immersive learning experience. It leverages its highly engaging content, curated into nearly 700 learning paths (channels) that are continuously updated to ensure customers always have access to the latest information.
The SumTotal business provides a unified, comprehensive and configurable solution that allows organizations to attract, develop and retain the best talent. SumTotal’s solution impacts a company’s workforce throughout the entire employee lifecycle and helps companies succeed in an evolving business climate. SumTotal’s primary solutions are Talent Acquisition, Learning Management, Talent Management and Workforce Management.
The following table presents summary results for each of the businesses for the three months ended April 30, 2021 and the three months ended April 30, 2020 (in thousands):
	Successor	Predecessor
	Three months ended April 30, 2021	Three months ended April 30, 2020
Skillsoft
Revenues	$67,057	$84,318
Operating expenses	93,127	287,917
Operating (loss) income	(26,070)	(203,599)
SumTotal
Revenues	24,644	34,011
Operating expenses	26,277	168,157
Operating income (loss)	(1,633)	(134,146)
Consolidated
Revenues	91,701	118,329
Operating expenses	119,404	456,074
Operating income (loss)	(27,703)	(337,745)
Total non-operating (expense) income	(352)	910
Interest expense, net	(11,439)	(105,959)
Reorganization items, net	—	—
(Provision) benefit for income taxes	2,089	8,891
Net (loss) income	$(37,405)	$(433,903)
The Company’s segment assets primarily consist of cash and cash equivalents, accounts receivable, prepaid expenses, deferred taxes, property and equipment, goodwill and intangible assets. The following table sets forth the Company’s segment assets as of April 30, 2021 and January 31, 2021 (in thousands):
	April 30, 2021	January 31, 2021
Skillsoft	$1,313,124	$1,398,379
SumTotal	144,982	147,358
Corporate	—	—
Consolidated	$1,458,106	$1,545,737

The following table sets forth the Company’s long-lived tangible assets by geographic region for the years ended April 30, 2021 and January 31, 2021 (in thousands):
	April 30, 2021	January 31, 2021
United States	$9,019	$10,613
Ireland	499	609
Rest of world	2,280	2,558
Total	$11,798	$13,780
(16) Net Loss Per Share
Basic earnings per share is computed by dividing net income for the period by the weighted-average number of common shares outstanding during the period. Diluted earnings per share is computed by dividing net income for the period by the weighted-average number of common shares outstanding during the period, plus the dilutive effect of outstanding restricted stock-based awards, stock options, and shares issuable under the employee stock purchase plan using the treasury stock method.
The following table sets forth the computation of basic and diluted earnings per share (in thousands, except number of shares and per share data):
	Successor	Predecessor
	Three months ended April 30, 2021	Three months ended April 30, 2020
Net loss	$(37,405)	$(433,903)
Weighted average common shares outstanding:
Ordinary – Basic and Diluted (Predecessor)	*	100
Class A and B – Basic and Diluted (Successor)	4,000	*
Net loss per share
Loss per share:
Ordinary – Basic and Diluted (Predecessor)	*	$(4,334.70)
Class A and B – Basic and Diluted (Successor)	$(9.35)	*

*
Not Applicable

Potential common shares related to participating rights in Notional Units in Evergreen have been excluded as the income generated for three months ended April 30, 2020 (Predecessor) is attributable to gains recognized upon emergence of bankruptcy, which the Notional Units did not participate in as they were cancelled at that time.
Warrants to purchase 705,882 common shares have been excluded from the successor period since, for periods of losses, the impact would be anti-dilutive and, for periods of income, no shares would be added to diluted earnings per share under the treasury stock method as the strike price of these awards are above the fair market value of underlying shares for all periods presented.
(17) Related Party Transactions
Successor Related Party Transactions
Upon our emergence from Chapter 11 on August 27, 2020, our exit facility consisting of $110 million of First Out Term Loans and $410 million of Second Out Term Loans were financed in whole by our Class A shareholders. Class A shareholders have the ability to trade their debt positions independently from their equity positions, however, as of April 30, 2021, the substantial majority of First Out and Second Out term loans continue to be held by Class A shareholders.

(18) Subsequent Events
The Company has evaluated subsequent events through June 11, 2021 the date the financial statements were issued.
Churchill Merger
On October 12, 2020, the Company and Churchill Capital Corp II, a Delaware corporation (“Churchill”), entered into an Agreement and Plan of Merger (the “Skillsoft Merger Agreement”) by and between Churchill and the Company. Pursuant to the terms of the Skillsoft Merger Agreement, a business combination between Churchill and Skillsoft will be effected through the merger of the Company with and into Churchill, with Churchill surviving as the surviving company (the “Skillsoft Merger”). At the effective time of the Skillsoft Merger (the “Effective Time”), (a) each Class A share of Skillsoft, with nominal value of $0.01 per share (“Skillsoft Class A Shares”), outstanding immediately prior to the Effective Time, will be automatically canceled and Churchill will issue as consideration therefor (i) such number of shares of Churchill’s Class A common stock, par value $0.0001 per share (the “Churchill Class A Common Stock”) as would be transferred pursuant to the Class A First Lien Exchange Ratio (as defined in the Skillsoft Merger Agreement), and (ii) Churchill’s Class C common stock, par value $0.0001 per share (the “Churchill Class C Common Stock”), as would be transferred pursuant to the Class C Exchange Ratio (as defined in the Skillsoft Merger Agreement), and (b) each Class B share of Skillsoft, with nominal value of $0.01 per share (“Skillsoft Class B Shares”), will be automatically canceled and Churchill will issue as consideration therefor such number of shares of Churchill Class A common stock equal to the Per Class B Share Merger Consideration (as defined in the Skillsoft Merger Agreement). Pursuant to the terms of the Skillsoft Merger Agreement, Churchill is required to use commercially reasonable efforts to cause the Churchill Class A Common Stock to be issued in connection with the transactions contemplated by the Skillsoft Merger Agreement (the “Skillsoft Transactions”) to be listed on the New York Stock Exchange (“NYSE”) prior to the closing of the Skillsoft Merger (the “Skillsoft Closing”). Immediately following the Effective Time, Churchill will redeem all of the shares of Class C Common Stock issued to the holders of Skillsoft Class A Shares for an aggregate redemption price of (i) $505,000,000 in cash and (ii) indebtedness under the Existing Second Out Credit Agreement (as defined in the Skillsoft Merger Agreement), as amended by the Existing Second Out Credit Agreement Amendment (as defined in the Skillsoft Merger Agreement), in the aggregate principal amount equal to the sum of $20,000,000 to be issued by the Surviving Corporation (as defined in the Skillsoft Merger Agreement) or one of its subsidiaries, in each case, pro rata among the holders of Churchill Class C Common Stock issued in connection with the Skillsoft Merger. The transaction closed effective June 11, 2021.

ALBERT DE HOLDINGS INC. AND SUBSIDIARIES
AUDITED CONSOLIDATED FINANCIAL STATEMENTS
Independent Auditor’s Report
Board of Directors
Albert DE Holdings Inc.
Cary, North Carolina
We have audited the accompanying consolidated financial statements of Albert DE Holdings Inc. and its subsidiaries, which comprise the consolidated balance sheets as of October 2, 2020, and September 27, 2019, and the related consolidated statements of operations and comprehensive loss, changes in stockholder’s deficit, and cash flows for the fiscal years then ended, and the related notes to the consolidated financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.
Auditor’s Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Albert DE Holdings Inc. and its subsidiaries as of October 2, 2020, and September 27, 2019, and the results of their operations and their cash flows for the fiscal years then ended in accordance with accounting principles generally accepted in the United States of America.
Emphasis of Matter Regarding Going Concern
The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2 to the consolidated financial statements, the Company has suffered recurring losses from operations, has significant debt due within one year of the date of the consolidated financial statements, has an accumulated deficit of $366.3 million and has current debt maturities of $250.0 million as of October 2, 2020 that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2.

The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.
Emphasis of Matter Regarding Potential Merger
On October 12, 2020, the Company entered into an agreement (the “Merger Agreement”) to be acquired in a merger transaction. The terms of the Merger Agreement are described in Note 16 of the consolidated financial statements. There can be no assurance that the merger will be completed. Our opinion is not modified with respect to this matter.
/s/ BDO USA, LLP.
Raleigh, North Carolina
December 11, 2020

Albert DE Holdings Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands except share amounts)
	October 2, 2020	September 27, 2019
Assets
Current Assets
Cash	$19,836	$9,621
Accounts receivable, less allowance for uncollectible accounts of $2,109 and $1,898 as of October 2, 2020, and September 27, 2019, respectively	25,441	40,687
Prepaid expenses and other current assets	12,738	7,733
Total Current Assets	58,015	58,041
Property and equipment, net	7,062	11,284
Goodwill	125,614	178,866
Intangible assets, net	45,588	60,128
Deferred tax assets	871	1,116
Other long-term assets	3,808	4,809
Total Assets	$240,958	$314,244
Liabilities and Stockholder’s Deficit
Current Liabilities
Accounts payable	$37,549	$33,253
Term loans – short-term portion, net	209,782	2,187
Credit facility	35,000	—
Accrued expenses	43,122	31,795
Deferred revenue	23,604	29,763
Total Current Liabilities	349,057	96,998
Term loans – long-term portion, net	—	211,616
Related party loan	11,181	8,547
Credit facility	—	19,598
Deferred tax liabilities	308	1,482
Other long-term liabilities	4,005	6,198
Total Liabilities	364,551	344,439
Commitments and Contingencies (Note 9)
Stockholder’s Deficit
Common stock, par value $0.01 per share; 5,000 shares authorized and 2,954 issued and outstanding as of October 2, 2020, and September 27, 2019	—	—
Additional paid-in capital	242,375	242,375
Accumulated deficit	(366,261)	(264,903)
Accumulated other comprehensive income (loss)	293	(7,667)
Total Stockholder’s Deficit	(123,593)	(30,195)
Total Liabilities and Stockholder’s Deficit	$240,958	$314,244
See accompanying notes to consolidated financial statements.

Albert DE Holdings Inc. and Subsidiaries
Consolidated Statements of Operations and Comprehensive Loss
(in thousands)
Fiscal Year Ended	October 2, 2020	September 27, 2019
Revenue	$208,535	$260,165
Cost of revenue	116,203	139,459
Gross Margin	92,332	120,706
Operating Expenses:
Sales and marketing	44,093	54,828
General and administrative	34,204	45,118
Product development	3,064	5,378
Intangible assets impairment	7,879	—
Goodwill impairment	59,553	—
Amortization of intangible assets	7,623	9,100
Restructuring charges	8,220	7,564
Total Operating Expenses	164,636	121,988
Loss from Operations	(72,304)	(1,282)
Interest expense	(27,455)	(25,489)
Other (expense) income, net	(1,328)	500
Loss before Income Taxes	(101,087)	(26,271)
Income tax expense	(271)	(28)
Net Loss	$(101,358)	$(26,299)
Other Comprehensive Income (Loss):
Foreign currency translation adjustments	7,960	(2,817)
Total Comprehensive Loss	$(93,398)	$(29,116)
See accompanying notes to consolidated financial statements.

Albert DE Holdings Inc. and Subsidiaries
Consolidated Statements of Changes in Stockholder’s Deficit
(in thousands except share amounts)
	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive (Loss) Income	Stockholder’s Deficit
	Shares	Amount
Balance at September 28, 2018	2,953	$—	$219,862	$(238,604)	$(4,850)	$(23,592)
Contributions from stockholder	1	—	22,513	—	—	22,513
Foreign currency translation adjustments	—	—	—	—	(2,817)	(2,817)
Net loss	—	—	—	(26,299)	—	(26,299)
Balance at September 27, 2019	2,954	—	242,375	(264,903)	(7,667)	(30,195)
Foreign currency translation adjustments	—	—	—	—	7,960	7,960
Net loss	—	—	—	(101,358)	—	(101,358)
Balance at October 2, 2020	2,954	$—	$242,375	$(366,261)	$293	$(123,593)
See accompanying notes to consolidated financial statements.

Albert DE Holdings Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands)
Fiscal Year Ended	October 2, 2020	September 27, 2019
Operating activities
Net loss	$(101,358)	$(26,299)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization of property and equipment	6,301	9,929
Intangible assets impairment	7,879	—
Goodwill impairment	59,553	—
Amortization of intangible assets	7,623	9,100
Amortization of original issue discounts and deferred financing costs	3,234	2,117
Amortization of capitalized curriculum development costs	1,674	4,450
Loss on disposal of property and equipment	1	59
Unrealized foreign exchange loss	408	161
Realized and unrealized gain on derivative financial instruments	—	(822)
Deferred income tax benefit	(943)	(3,632)
Change in operating assets and liabilities:
Accounts receivable	16,205	4,093
Prepaid expenses and other assets	(3,717)	540
Accounts payable	3,665	(12,242)
Deferred revenue	(6,437)	(3,916)
Accrued expenses and other long-term liabilities	8,933	(2,594)
Net cash provided by (used in) operating activities	3,021	(19,056)
Investing activities
Purchases of property and equipment	(1,963)	(2,539)
Cash paid for capitalized curriculum development costs	(1,776)	(737)
Cash received upon termination of derivative contracts	—	2,476
Cash paid for acquisition of a business, net of cash received	(89)	—
Net cash used in investing activities	(3,828)	(800)
Financing activities
Payments under financing arrangements	(210)	(542)
Advances under credit facility	15,500	900
Payments on term loans	(2,188)	(1,313)
Payments on advances under credit facility	—	(2)
Debt issuance costs	(5,040)	(305)
Borrowings from related party loan	2,500	2,684
Contributions from stockholder	—	22,513
Net cash provided by financing activities	10,562	23,935
Effect of exchange rate changes on cash	460	(37)
Net increase in cash	10,215	4,042
Cash, beginning of period	9,621	5,579
Cash, end of period	$19,836	$9,621
Supplemental disclosure of cash flow information
Cash paid for interest	$11,130	$22,310
Cash paid for income taxes	$2,854	$1,350
See accompanying notes to consolidated financial statements.

Albert DE Holdings Inc. and Subsidiaries
Notes to Consolidated Financial Statements
1. Nature of Operations
Albert DE Holdings Inc. and Subsidiaries (the “Company”) is a privately held worldwide provider of training solutions for corporations and their employees. The Company is headquartered in Cary, North Carolina, and has operations throughout the United States, Canada, Europe, the Middle East and Africa. The Company’s training curriculum addresses its clients’ and partners’ accelerating demand for skilled professionals in the advanced information technology and business skills sectors with delivery methods ranging from live instructor-led training to self-paced digital learning. The Company offers a broad portfolio of courses in multiple languages including both proprietary and vendor-specific training for Amazon Web Services, Avaya, Cisco, Citrix, IBM, Microsoft, Red Hat, VMware, and other vendor technologies and certifications.
2. Basis of Presentation and Summary of Significant Accounting Policies
Fiscal Year
The Company’s fiscal year end is the Friday nearest the end of September of each year. Operating results presented in the consolidated statements of operations and comprehensive loss relate to the periods from September 28, 2019, through October 2, 2020, for the current fiscal year and the period from September 29, 2018, through September 27, 2019, for the prior fiscal year.
Principles of Consolidation
The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. Subsidiaries for which the Company has the majority ownership and ability to exercise control are also consolidated. All material intercompany balances and transactions have been eliminated in consolidation.
Use of Estimates
The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and the disclosure of contingent assets and liabilities. On an ongoing basis, the Company evaluates its estimates, including those related to the allowance for doubtful accounts, credit memo reserve, the useful lives of intangible assets and property and equipment, goodwill and intangible asset impairment, income taxes, and contingencies, among others. The Company generally bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ materially from those estimates.
The Company accounts for changes in accounting estimates in the period of the change if the change affects that period only or in the period of change and future periods if the change affects both in accordance with Accounting Standards Codification (“ASC”) 250, Accounting Changes and Error Corrections (“ASC 250”). Additionally, in accordance with ASC 250, the Company does not account for a change in an accounting estimate by restating or retrospectively adjusting amounts reported in financial statements of prior periods.
Restricted Cash
The Company is required to maintain certain balances in a cash account related to credit cards used by the Company. Restricted cash amounts related to credit cards totaled approximately $250,000 as of both October 2, 2020, and September 27, 2019, and are included within cash on the consolidated balance sheets.

Albert DE Holdings Inc. and Subsidiaries
Notes to Consolidated Financial Statements
Fair Value of Financial Instruments
ASC 825, Financial Instruments (“ASC 825”), requires that the Company disclose the fair value of its financial instruments when it is practical to estimate them. The fair values of the Company’s accounts receivable and accounts payable approximate their carrying values because of their short-term nature. The recorded values of debt obligations approximate their fair values, as interest rates approximate market rates.
Fair Value Measurements
U.S. GAAP defines fair value, establishes a framework for measuring fair value, including consideration for nonperformance risk, and specifies disclosures required for fair value measurements. Financial assets and liabilities recorded at fair value are categorized based upon a fair value hierarchy ranging from Level 1, for which there are quoted prices in active markets, to Level 3, which reflects management’s best estimates based on one or more observable inputs. There were no cash equivalents or short-term investments as of October 2, 2020, or September 27, 2019.
Accounts Receivable and Allowance for Doubtful Accounts
The Company sells and grants credit for its services to its customers without requiring collateral or third party guarantees. The Company typically invoices its customers at the time of registration for open enrollment training classes, at the time of delivery for enterprise training classes and at the time access is granted to web-based, self-paced digital learning. For contract revenue, invoicing occurs based upon the terms of the specific contract. Accounts receivable are recorded at the invoiced amount and do not bear interest. Trade accounts receivable are reduced by an allowance for amounts that may become uncollectible in the future. Estimates are used in determining the allowance for doubtful accounts and credit memo reserve based on analysis of various factors, including historical collection experience, current trends, specific identification of at-risk invoices, and a percentage of past due accounts receivable. These estimates could differ from actual collection experience. Trade accounts receivable are written-off when they are deemed uncollectible. The allowance for doubtful accounts is recorded in general and administrative expense in the consolidated statements of operations and comprehensive loss and the provision for credit memos is recorded as a reduction of revenue in the consolidated statements of operations and comprehensive loss. Both the allowance for doubtful accounts and the provision for credit memos are recorded as a reduction of accounts receivable in the consolidated balance sheets.
Accounts Receivable Factoring Agreements
In September 2018, the Company entered into a factoring agreement to sell certain receivables to an unrelated third-party financial services company (“the Buyer”). The Company entered into the agreement to finance working capital. According to the terms of the agreement, the Company may sell certain of its trade accounts receivables at fair value to the Buyer for an 85% cash advance and a deferred purchase price receivable. The Company accounts for these transactions in accordance with ASC 860, Transfers and Servicing (“ASC 860”). ASC 860 allows for the ownership transfer of accounts receivable to qualify for sale treatment when the appropriate criteria is met, which permits the Company to present the balances sold under the program to be excluded from accounts receivable, net on the consolidated balance sheets. Receivables are considered sold when (i) they are transferred beyond the reach of the Company and its creditors, (ii) the purchaser has the right to pledge or exchange the receivables, and (iii) the Company has surrendered control over the transferred receivables. In addition, the Company has no retained interests in the transferred receivables, other than collection and administrative responsibilities and its right to the deferred purchase price receivable. Cash proceeds from these arrangements are reflected as operating activities. The aggregate gross amount factored under the factoring agreement was $1.7 million as of October 2, 2020 and $4.6 million as of September 27, 2019. The amount outstanding from the Buyer was $183,000 at October 2, 2020, and $663,000 at September 27, 2019, which is included in prepaid expenses and other current assets in the consolidated balance sheets. The cost of factoring trade receivables was $501,000 for the year ended

Albert DE Holdings Inc. and Subsidiaries
Notes to Consolidated Financial Statements
October 2, 2020, and $499,000 for the year ended September 27, 2019, and is included in interest expense in the consolidated statements of operations and comprehensive loss.
Concentration of Credit Risk
The Company’s principal financial instruments subject to credit risk are cash and unsecured accounts receivable. Credit risk related to cash is minimal as cash balances are maintained at high quality financial institutions, but cash balances generally exceed federally insured limits. Concentrations of credit risk with respect to accounts receivable are limited due to the large number of customers comprising the Company’s customer base and their dispersion across different geographic locations. As of October 2, 2020, one customer accounted for between 10% and 15% of consolidated accounts receivable. As of September 27, 2019, no customers accounted for greater than 10% of consolidated accounts receivable. No customers accounted for greater than 10% of revenues for the fiscal years ended October 2, 2020, and September 27, 2019.
Property and Equipment
Property and equipment are stated at cost net of accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method based on the estimated useful life of the assets. Leasehold improvements are amortized over the lesser of the expected lease term or estimated useful life of the asset.
Expenditures for repairs and maintenance are charged to expense as incurred. Improvements and replacements are capitalized to the extent that they increase the useful life of the underlying asset. Upon disposition, the assets and related accumulated depreciation and amortization are relieved and any related gain or loss is recognized in operating expenses in the consolidated statements of operations and comprehensive loss. Any gain or loss on disposition related to restructuring plans are included in restructuring charges in the consolidated statements of operations and comprehensive loss.
Impairment of Long-Lived Assets
The Company accounts for impairment of long-lived assets pursuant to ASC 360, Property, Plant and Equipment (“ASC 360”). The Company assesses any impairment in value of long-lived assets, including property and equipment, whenever events or changes in circumstances indicate that the carrying amount of the asset will not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows on an undiscounted basis that are expected to be generated by the asset. No impairments were recorded for the fiscal years ended October 2, 2020, and September 27, 2019.
Goodwill and Intangible Assets
The Company accounts for goodwill and other intangible assets in accordance with ASC 350, Intangibles — Goodwill and Other Intangible Assets (“ASC 350”). The Company recognizes the assets acquired and liabilities assumed in business combinations at their respective fair values at the date of acquisition, with any excess purchase price recognized as goodwill. Valuation of intangible assets entails significant estimates and assumptions including, but not limited to, estimating future cash flows from product sales, developing appropriate discount rates, continuation of customer relationships and renewal of customer contracts, and approximating the useful lives of the intangible assets acquired.
Goodwill
The Company recognizes goodwill as an asset representing the future economic benefits arising from other assets acquired in a business combination that are not individually identified and separately recognized. The Company tests goodwill for impairment annually as of the end of the fiscal year, or when indicators of potential impairment exist. The Company monitors the existence of potential impairment indicators throughout the fiscal year.

Albert DE Holdings Inc. and Subsidiaries
Notes to Consolidated Financial Statements
The Company conducts impairment testing for goodwill at the reporting unit level. Based on the current reporting structure, the Company determined that it operates within four reporting units based on geographic locations and, accordingly, has assigned goodwill at the following levels:
•
U.S.

•
Canada

•
Europe

•
Middle East and Africa

The Company tests goodwill for impairment annually on the final day of the fiscal year or when events or changes in circumstances indicate evidence a potential impairment exists.
For the fiscal year ended September 27, 2019, the Company early adopted Accounting Standards Update (“ASU”) 2017-04, Simplifying the Test of Goodwill Impairment (“ASU 2017-04”), which simplifies the subsequent measurement of goodwill. ASU 2017-04 eliminated Step 2 from the goodwill impairment test. Under the amendments in ASU 2017-04, an entity should perform its annual, or interim, goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. An entity should recognize an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value; however, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit.
For the fiscal years ended October 2, 2020, and September 27, 2019, the Company elected to bypass the qualitative test as permitted under ASC 350 and performed a quantitative assessment. The Company calculated the fair value of each of its reporting units using a discounted cash flows model as well as guideline public companies and compared the fair value of each reporting unit to its carrying value. For the fiscal year ended October 2, 2020 the quantitative assessment identified that the carrying value for the U.S. reporting unit exceeded the fair value. Accordingly, the Company recorded a goodwill impairment of approximately $59.6 million during the fiscal year ended October 2, 2020, mainly related to declining projections due to the impact of the COVID-19 pandemic on the Company’s business, which caused sales revenue to decline significantly in the current year. The Company determined that the fair value of each reporting unit exceeded its carrying value and no impairment was recorded for the fiscal year ended September 27, 2019.
Indefinite-Lived Intangible Assets
The Company’s indefinite-lived intangible assets are comprised of trade and domain names. These are tested for impairment annually or when events or changes in circumstances indicate potential impairment may exist. The Company monitors the existence of potential impairment indicators throughout the fiscal year.
The Company’s impairment test may begin with a qualitative test to determine whether it is more likely than not that an indefinite-lived intangible asset’s carrying value is greater than its fair value. If the Company’s qualitative assessment reveals that asset impairment is more likely than not, the Company performs a quantitative impairment test by comparing the fair value of the indefinite-lived intangible asset to its carrying value. Alternatively, the Company may bypass the qualitative test and initiate impairment testing with the quantitative impairment test. Fair value reflects the price a market participant would be willing to pay in a potential sale of the asset. Determining the fair value of indefinite-lived intangible assets entails significant estimates and assumptions including, but not limited to, estimating future cash flows from product sales, developing appropriate discount rates, continuation of customer relationships and renewal of customer contracts, and approximating the useful lives of the intangible assets acquired. For the fiscal year ended October 2, 2020 the quantitative assessment identified that the carrying value for certain intangible assets exceeded the fair value, mainly related to declining projections due to the impact of the COVID-19 pandemic on the Company’s business, which caused sales revenue to decline significantly in the current year. Accordingly,

Albert DE Holdings Inc. and Subsidiaries
Notes to Consolidated Financial Statements
the Company recorded an intangible asset impairment of $7.9 million during the fiscal year ended October 2, 2020. No impairment was recorded for the fiscal year ended September 27, 2019.
Other Intangible Assets
U.S. GAAP requires that intangible assets, other than goodwill and indefinite-lived intangibles, must be amortized over their useful lives. The Company is currently amortizing its acquired intangible assets with finite lives over periods ranging from three to ten years. The Company assesses any impairment in value of other intangible assets whenever events or changes in circumstances indicate that the carrying amount of the asset will not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows on an undiscounted basis that are expected to be generated by the asset. No impairments were recorded for the fiscal years ended October 2, 2020, and September 27, 2019.
Debt Issuance Costs
The Company capitalizes costs associated with the issuance of debt instruments and amortizes these costs to interest expense over the term of the related debt agreement using the effective interest method. Term loans are presented net of unamortized debt issuance costs within the consolidated balance sheets.
Revenue Recognition
Revenue from training services is recognized in the accounting period in which the services are rendered. For fixed-price contracts, revenue is recognized based on the actual service provided to the end of the reporting period as a proportion of the total services to be provided (proportional performance method). Revenue associated with web-based, self-paced digital learning subscriptions is recognized over the term for which the content is accessible to the customer.
Estimates of revenues, costs, or extent of progress toward completion are revised if circumstances change. Any resulting increases or decreases in estimated revenues or costs are reflected in profit or loss in the period in which the circumstances that give rise to the revision become known by management.
Sales contracts sometimes contain multi-element agreements which may include any combination of content development, customized training deliveries, hourly contractor services, or content hosting. In such instances, the specific fact-pattern of the agreement is considered in determining the proper revenue recognition in accordance with ASC 605-25, Revenue Recognition-Multiple Element Arrangements (“ASC 605-25”). Generally, contracts containing multiple services have stated hourly rates for these services. The Company considers these stated rates as the estimated selling price to determine the allocation of arrangement consideration to each deliverable. Furthermore, a significant portion of the contracts are with existing customers with a historically consistent hourly rate for development or administrative services. Revenue is recognized as the services are provided.
The Company also serves as a reseller of training services for certain third-party technology providers (“reseller partners”). Under these reseller arrangements, the Company sells training to its customers, but the courses are delivered directly by the reseller partners. The Company only incurs costs associated with sales and marketing, course registration and cash collection and processing. The reseller partner is responsible for the course content, schedule creation, facilities, instructors and overall quality. Revenues recognized under reseller agreements are recorded net of the fee paid to the reseller partner for the course delivery. Reseller revenue for classroom and virtual training are recognized once the service is delivered, and if this service spans several hours/days, it is recognized proportionally across the length of the agreement. With respect to the arrangements in which the Company is reselling digital learning courses, the Company recognizes revenue at the point of sale to the customer as there is no further activity required by the Company.
All revenue is derived from the sale of training services.

Albert DE Holdings Inc. and Subsidiaries
Notes to Consolidated Financial Statements
Amounts received in advance of revenue recognition are recorded as deferred revenue in the consolidated balance sheets.
The Company records taxes collected from customers and remitted to governmental authorities on a net basis (excluded from revenue).
Product Development Costs
Product development costs include those costs incurred in the initial development and subsequent enhancement or reworking of the Company’s training courseware. The Company expenses normal product development costs as incurred.
During fiscal years 2020, and 2019, the Company incurred development costs for its new digital training offering. Due to the similarity in development stages of the courseware curriculum and content to computer software, the Company has elected to capitalize such costs during the application development stage in accordance with ASC 350. Costs that qualify for capitalization are primarily external direct costs, payroll and payroll-related costs. The capitalized curriculum development costs are reflected in other assets in the consolidated balance sheets. They are being amortized on a straight-line basis over 3 years beginning when the course is made available. Amortization on the capitalized curriculum development costs totaled $1.7 million and $4.5 million for the fiscal years ended October 2, 2020, and September 27, 2019, respectively.
Advertising Costs
The Company expenses advertising costs as incurred. Advertising included in operating expenses in the consolidated statements of operations and comprehensive loss for the fiscal years ended October 2, 2020, and September 27, 2019, was $2.3 million and $1.8 million, respectively.
Income Taxes
The Company recognizes deferred tax assets and liabilities for the cumulative effect of all temporary differences between financial statement carrying amounts and the tax basis of assets and liabilities measured using the enacted tax rates and laws that are currently in effect. The Company provides a valuation allowance against deferred tax assets if, based on the available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.
A two-step approach is followed to recognize and measure uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount that is cumulatively more than 50% likely to be realized upon ultimate settlement. The Company’s policy is to recognize interest and penalties accrued on any unrecognized tax positions as a component of income tax expense.
Foreign Currency
Assets and liabilities of the Company’s foreign subsidiaries with a functional currency other than the U.S. dollar are translated into U.S. dollars using exchange rates at the end of the respective period, whereas revenues and expenses are translated at average exchange rates effective during the respective period. Foreign currency translation adjustments are included in other comprehensive income (loss) in the consolidated statements of operations and comprehensive loss. Transaction losses and gains are included in other (expense) income, net in the consolidated statements of operations and comprehensive loss and totaled a $1.2 million loss and a $0.3 million loss for the fiscal years ended October 2, 2020, and September 27, 2019, respectively.

Albert DE Holdings Inc. and Subsidiaries
Notes to Consolidated Financial Statements
Going Concern
The Company’s consolidated financial statements are prepared using U.S. GAAP applicable to a going concern, which contemplate the realization of assets and liquidation of liabilities in the normal course of business. The Company has suffered recurring losses from operations, has an accumulated deficit of $366.3 million and has current debt maturities of $250.0 million as of October 2, 2020. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. In order to continue as a going concern, the Company will need, among other things, additional capital resources. The Company has term loans of $214.9 million and credit facilities of $35.1 million due within one year of the date of the financial statements and only $19.8 million in cash at October 2, 2020. As further discussed in Notes 10 and 16, following the outbreak of the COVID-19 pandemic, the Company entered into forbearance agreements to forbear lenders from exercising their rights to call the loans and to extend the maturities in order to allow additional time for the closing of the merger transaction with Churchill Capital Corp II (“Churchill”), a publicly traded special purpose acquisition company.
Traditionally, the Company has raised additional capital through contributions from its stockholders. As further explained in Note 16, the Company has entered into an agreement to be acquired in a merger transaction that would eliminate the debt obligations of the Company. The merger is planned to close in the first calendar quarter of 2021, but if the closing does not occur, the Company’s debt would become callable and the Company would then need to pursue a plan to seek additional equity, restart discussions with lenders to convert a majority of the Company’s debt to equity, seek to be acquired by another entity, and/or seek bankruptcy protection. However, management cannot provide any assurance that the Company will be successful in accomplishing any or all of its plans. The uncertainty of the merger’s completion and the Company’s ability to successfully resolve these factors raise substantial doubt about the Company’s ability to meet its existing obligations, and to continue as a going concern within one year from the date that these financial statements are issued. The consolidated financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.
Recently Issued Accounting Pronouncements
In May 2014, the Financial Accounting Standards Board (“FASB”) issued ASU 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”). ASU 2014-09 establishes a comprehensive revenue recognition standard for virtually all industries in U.S. GAAP. The new revenue standard’s core principle is built on the contract between a vendor and a customer for the provision of goods and services. It attempts to depict the exchange of rights and obligations between the parties in the pattern of revenue recognition based on the consideration to which the vendor is entitled. To accomplish this objective, ASU 2014-09 requires five basic steps: (i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations in the contract, and (v) recognize revenue when (or as) the entity satisfies a performance obligation. Entities will generally be required to make more estimates and use more judgment than under current guidance, which will be highlighted for users through increased disclosure requirements. Two basic transition methods are available — full retrospective for which certain practical expedients are available, and a cumulative effect approach. In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers: Deferral of the Effective Date (“ASU 2015-14”). The amendments in ASU 2015-14 defer the effective date of ASU 2014-09 for all entities by one year. Due to the challenges for many private companies with finalizing their transition under a compressed timeline because of the unique challenges resulting from the COVID-19 pandemic, the FASB issued ASU 2020-05, Revenue from Contracts with Customers (Topic 606) and Leases (Topic 842): Effective Dates for Certain Entities (“ASU 2020-05”). ASU 2020-05 defers the effective date by one year for certain entities that had not issued their financial statements (or made financial statements available for issuance) reflecting the adoption of ASU 2014-09, as of the date the ASU was issued (June 3, 2020). ASU 2014-09 is effective for the Company for fiscal years beginning after December 15, 2019. The Company is in the process of evaluating the impact ASU 2014-09, ASU 2015-14, and ASU 2020-05 will have on its financial position and results of operations.

Albert DE Holdings Inc. and Subsidiaries
Notes to Consolidated Financial Statements
In February 2016, the FASB issued ASU 2016-02, Leases (“ASU 2016-02”). ASU 2016-02 establishes a right-of-use (“ROU”) model that requires a lessee to record a ROU asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. In November 2019, the FASB issued ASU 2019-10, Leases (“ASU 2019-10”), which deferred the effective date of ASU 2016-02 to fiscal years beginning after December 15, 2020. Due to the challenges for many private companies with finalizing their transition under a compressed timeline because of the unique challenges resulting from the COVID-19 pandemic, the FASB issued ASU 2020-05. ASU 2020-05 defers the effective date by one year for certain entities that had not issued their financial statements (or made financial statements available for issuance) reflecting the adoption of ASU 2016-02, as of the date the ASU was issued (June 3, 2020). ASU 2016-02 is effective for the Company for fiscal years beginning after December 15, 2021. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. ASU 2018-11, Leases (Topic 842): Targeted Improvements (“ASU 2018-11”) provides for an additional transition method, under which a cumulative-effect adjustment to the opening balance of retained earnings is recorded in the period of adoption, with no retroactive application required. The Company is in the process of evaluating the impact ASU 2016-02 and ASU 2018-11 will have on its financial position and results of operations.
In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows: Classification of Certain Cash Receipts and Cash Payments (“ASU 2016-15”). ASU 2016-15 provides cash flow statement classification guidance for eight specific cash flow matters, including debt prepayment or debt extinguishments costs, contingent consideration payments made after a business combination, and distributions received from equity method investees. The Company adopted ASU 2016-15 as of September 28, 2019. The adoption of ASU 2016-15 did not have a material impact on the Company’s statement of cash flows.
In August 2018, the FASB issued ASU 2018-15, Intangibles, Goodwill and Other-Internal-Use Software (Topic 350-40): Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract (“ASU 2018-15”). ASU 2018-15 aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software (and hosting arrangements that include an internal-use software license). ASU 2018-15 becomes effective for the Company for fiscal years beginning after December 15, 2020. The Company is in the process of evaluating the impact ASU 2018-15 will have on its financial position and results of operations.
In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”). ASU 2019-12 is intended to simplify various aspects related to accounting for income taxes. ASU 2019-12 removes certain exceptions to the general principles in Topic 740 and also clarifies and amends existing guidance to improve consistent application. ASU 2019-12 becomes effective for the Company for fiscal years beginning after December 15, 2021. The Company is in the process of evaluating the impact ASU 2019-12 will have on its financial position and results of operations.
In March 2020, the FASB issued ASU 2020-04, Facilitation of the Effects of Reference Rate Reform on Financial Reporting (“ASU 2020-04”). ASU 2020-04 provides temporary optional expedients and exceptions to the U.S. GAAP guidance on contract modifications and hedge accounting to ease the financial reporting burdens related to the expected market transition from the London Interbank Offered Rate (LIBOR) and other interbank offered rates to alternative reference rates. The provisions of ASU 2020-04 are only available until December 31, 2022, when the reference rate replacement activity is expected to be completed. The Company is currently evaluating the impact this guidance may have on its consolidated financial statements and related disclosures.

Albert DE Holdings Inc. and Subsidiaries
Notes to Consolidated Financial Statements
3. Property and Equipment
Property and equipment consisted of the following at (in thousands):
	Useful Life	October 2, 2020	September 27, 2019
Computers and office equipment	2-5 years	$55,292	$53,310
Leasehold improvements	Shorter of the life of the lease or estimated useful life	9,568	10,228
Furniture and fixtures	3 years	4,594	4,330
Property and equipment, gross		69,454	67,868
Accumulated depreciation and amortization		(62,392)	(56,584)
Property and equipment, net		$7,062	$11,284
Depreciation and amortization expense included in operating expenses in the consolidated statements of operations and comprehensive loss was $6.3 million and $9.9 million for the fiscal years ended October 2, 2020, and September 27, 2019, respectively.
4. Goodwill and Intangible Assets
The following represents a rollforward of the Company’s goodwill (in thousands):
	Gross Carrying Amount	Accumulated Impairments	Net Carrying Amount
Balance at September 28, 2018	$268,413	$(86,801)	$181,612
Currency translation adjustments	(2,746)	—	(2,746)
Balance at September 27, 2019	265,667	(86,801)	178,866
Acquired through business combination	582	—	582
Impairment loss	—	(59,553)	(59,553)
Currency translation adjustments	5,719	—	5,719
Balance at October 2, 2020	$271,968	$(146,354)	$125,614
Goodwill by reporting unit was as follows at (in thousands):
	October 2, 2020	September 27, 2019
U.S.	$72,264	$131,817
Canada	6,801	6,825
Europe	41,487	35,189
Middle East and Africa	5,062	5,035
Total goodwill	$125,614	$178,866
In November 2019, the Company entered into an Enterprise Transfer Agreement with a small training business in the Netherlands for a total maximum consideration of €540,000. The acquisition of this business strengthens the business in the northern part of the Netherlands as well as bringing a complimentary portfolio of training offerings and an additional customer base into the existing established business. The consideration is payable in two parts, a fixed element totaling €360,000 payable in equal quarterly installments ending in June 2023 and an annual variable element totaling a maximum of €180,000 payable if revenue

Albert DE Holdings Inc. and Subsidiaries
Notes to Consolidated Financial Statements
targets achieved from the acquired business are met. The current portion of the Company’s consideration liability was $211,000 at October 2, 2020 and is included in accrued expenses in the consolidated balance sheets. The long-term portion of the Company’s consideration liability was $281,000 at October 2, 2020 and is included in other long-term liabilities in the consolidated balance sheets.
Intangible assets consisted of the following at (in thousands):
October 2, 2020	Weighted Average Remaining Life in Years	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Indefinite-lived intangible assets:
Trade and domain names	N/A	$16,424	$—	$16,424
Definite-lived intangible assets:
Covenant not to compete	0.0	63	(63)	—
Courseware	0.0	9,270	(9,270)	—
Customer relationships	6.7	87,690	(58,526)	29,164
Total definite-lived intangible assets	6.7	97,023	(67,859)	29,164
Total intangible assets		$113,447	$(67,859)	$45,588
September 27, 2019	Weighted Average Remaining Life in Years	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Indefinite-lived intangible assets:
Trade and domain names	N/A	$23,851	$—	$23,851
Definite-lived intangible assets:
Covenant not to compete	0.0	63	(63)	—
Courseware	0.0	9,271	(9,271)	—
Customer relationships	7.7	86,257	(49,980)	36,277
Total definite-lived intangible assets	7.7	95,591	(59,314)	36,277
Total intangible assets		$119,442	$(59,314)	$60,128
Trade and domain names are not amortized as they have an indefinite life; however, they are subject to an annual impairment analysis. An impairment loss for trade and domain names of $7.9 million was recognized for the fiscal year ended October 2, 2020. No impairment loss for trade and domain names were recognized for the fiscal year ended September 27, 2019.
The covenant not to compete was amortized over three years on a straight-line basis. Courseware and customer relationships are amortized over five to ten years on an accelerated basis, which coincides with the period of estimated economic benefit to be received by the Company. Amortization expense was $7.6 million and $9.1 million for the fiscal years ended October 2, 2020, and September 27, 2019, respectively.

Albert DE Holdings Inc. and Subsidiaries
Notes to Consolidated Financial Statements
Estimated future annual amortization expense is as follows at October 2, 2020 (in thousands):
Fiscal year ending
October 1, 2021	$6,553
September 30, 2022	5,577
September 29, 2023	4,368
September 27, 2024	3,727
September 26, 2025	3,180
Thereafter	5,759
Total future amortization expense	$29,164
5. Derivative Financial Instruments
The Company is directly and indirectly affected by changes in certain market conditions. These changes in market conditions may adversely impact the Company’s financial performance and are referred to as “market risks”. The Company has used derivatives as a risk management tool to mitigate the potential impact of certain market risks when deemed appropriate. The primary market risks managed by the Company through the use of derivative instruments are foreign currency exchange rate risk and interest rate risk.
The Company has historically used interest rate and cross-currency swaps as its primary derivative instruments. A swap agreement is a contract between two parties to exchange cash flows based on specified underlying notional amounts, assets, and/or indices. The Company does not enter into derivative financial instruments for trading purposes. The Company’s derivative instruments were not designated and did not qualify as hedging instruments, thus the change in fair value of such instruments was immediately recognized into earnings. In December 2018, the Company sold all outstanding derivative instruments for $2.5 million. For the fiscal year ended September 27, 2019, a $0.8 million gain was recorded in other (expense) income, net related to the cross-currency swaps in the Company’s consolidated statements of operations and comprehensive loss. Also for the fiscal year ended September 27, 2019, a $7,000 gain was recorded as interest income in interest expense, related to the interest rate swaps in the Company’s consolidated statements of operations and comprehensive loss. The Company did not use interest rate and cross-currency swaps as derivative instruments during the fiscal year ended October 2, 2020.
6. Restructuring Expenses
The Company enters into restructuring plans for its domestic and foreign operations as deemed appropriate. The plans in effect during the fiscal years ended October 2, 2020, and September 27, 2019, consist primarily of severance costs for the reorganization of the Company’s sales force, retention of key employees, outsourcing of various functions, and change in senior management to drive the Company’s strategic growth in a new direction, with digital learning and facility closing costs associated with the down-sizing of excess capacity in fixed training facilities resulting from the shift from classroom to virtual learning. These restructuring plans began in the fiscal year ended October 2, 2015 and should conclude during fiscal year 2021, with cash payments under these plans extending to fiscal year 2023. The Company recorded the costs associated with these plans in restructuring charges within operating expenses in the consolidated statements of operations and comprehensive loss. The Company accrues for facility closing costs at the date the location is vacated based upon contractual future payments reduced by estimated sublease rentals that are reasonably expected to be achieved. During the fiscal year ended September 27, 2019, the Company entered into agreements to terminate the leases related to fixed training facilities that had already been vacated, thereby recouping $993,000 that had already been included in restructuring expenses in prior years, which reduced restructuring expenses for the fiscal year ended September 27, 2019.

Albert DE Holdings Inc. and Subsidiaries
Notes to Consolidated Financial Statements
The Company’s restructuring expenses consisted of the following for the fiscal year ended (in thousands):
	October 2, 2020	September 27, 2019
Outsourcing, retention, and severance costs for operational, sales and administrative employees	$6,245	$8,347
Facility closing costs, net	1,975	(783)
Total restructuring expense	$8,220	$7,564
The following represents a roll forward of the Company’s restructuring liability (in thousands):
Balance at September 28, 2018	$8,759
Amount charged to operating expense	7,564
Currency translation adjustments	(58)
Cash payments	(10,351)
Balance at September 27, 2019	$5,914
Amount charged to operating expense	8,220
Currency translation adjustments	(38)
Cash payments	(8,309)
Balance at October 2, 2020	$5,787
The following table presents the restructuring liabilities at (in thousands):
	October 2, 2020	September 27, 2019
Outsourcing, retention, and severance costs for operational, sales and administrative employees	$2,724	$3,124
Facility closing costs	3,063	2,790
Total restructuring liabilities	$5,787	$5,914
Cumulative restructuring expenses since the fiscal year ended October 2, 2015 for these specific restructuring plans totaled $42.3 million as of October 2, 2020, $26.3 million of which related to outsourcing, retention, and severance costs for operational, sales and administrative employees, and $16.0 million of which related to facility closing costs. Cumulative restructuring expenses since the fiscal year ended October 2, 2015 for these specific restructuring plans totaled $34.1 million as of September 27, 2019, $20.1 million of which related to outsourcing, retention, and severance costs for operational, sales and administrative employees, and $14.0 million of which related to facility closing costs. The Company expects to incur $10.2 million of additional restructuring expenses for these plans in fiscal year 2021.
The current portion of the Company’s restructuring liability was $4.3 million and $3.0 million at October 2, 2020, and September 27, 2019, respectively, and is included in accrued expenses in the consolidated balance sheets. The long-term portion of the Company’s restructuring liability was $1.5 million and $2.9 million at October 2, 2020, and September 27, 2019, respectively and is included in other long-term liabilities in the consolidated balance sheets.

Albert DE Holdings Inc. and Subsidiaries
Notes to Consolidated Financial Statements
7. Prepaid Expenses and Other Current Assets
	October 2, 2020	September 27, 2019
Deferred expenses	$2,185	$1,141
Prepaid expenses	1,335	1,864
Course materials	328	472
Salary advances	120	67
Deposits	5,429	203
Other receivables	649	1,252
Other current assets	2,692	2,734
Total prepaid expenses and other current assets	$12,738	$7,733
8. Accrued Expenses
Accrued expenses consist of the following at (in thousands):
	October 2, 2020	September 27, 2019
Employee compensation and related benefits	$9,499	$8,503
Income, property, and other taxes payable	3,933	5,716
Customer credit balances	3,780	4,970
Restructuring (Note 6)	4,260	2,983
Accrued professional fees	211	435
Royalties and course director fees	829	837
Accrued interest	16,294	5,445
Other	4,316	2,906
Total accrued expenses	$43,122	$31,795
9. Commitments and Contingencies
Operating Leases
The Company has obligations under various long-term operating leases relating to buildings, training and office equipment and automobiles. These leases expire at various dates through fiscal year 2025. Some of the lease agreements provide for rental adjustments for increases in base rent. The Company records rent expense on a straight-line basis over the term of the lease agreements.
Minimum operating lease payments for future periods are as follows at October 2, 2020 (in thousands):
Fiscal year ending
October 1, 2021	$7,114
September 30, 2022	5,909
September 29, 2023	1,851
September 27, 2024	622
September 26, 2025	309
Thereafter	—
Total future minimum operating lease commitments	$15,805

Albert DE Holdings Inc. and Subsidiaries
Notes to Consolidated Financial Statements
For the fiscal years ended October 2, 2020, and September 27, 2019, the Company’s total rent expense for operating leases included in operating expenses in the consolidated statements of operations and comprehensive loss was $6.2 million and $6.1 million, respectively.
Litigation
The Company is subject to various legal proceedings that arise in the ordinary course of business. Given its current assessment of the underlying facts, management believes that the amount of ultimate liability with respect to these actions will not be material to the financial position or results of operations of the Company.
10. Borrowings
Term Loans and Credit Facility
On January 20, 2015, the Company entered into agreements with Credit Suisse Securities (USA) LLC, Macquarie Capital (USA) Inc. and ING Capital LLC (collectively the “Lenders”), as joint lead arrangers, for a six-year first lien term loan of $175 million (the “First Lien”), a five-year revolving credit facility of $20 million (the “Credit Facility”), and a seven-year second lien term loan of $50 million (the “Second Lien”) (collectively, the “Credit Suisse Debt Agreements”). The Credit Suisse Debt Agreements were issued with original issue discounts totaling $2.8 million. The Company also incurred and paid deferred financing costs associated with the Credit Suisse Debt Agreements of $8 million. During the fiscal year ended September 29, 2017, the Company entered into two amendments on the Credit Suisse Debt Agreements, under which certain terms including applicable interest rates and covenants were amended. In relation to these amendments, the Company incurred an additional $1.3 million in deferred financing costs. On April 1, 2019, the Company entered into two amendments on the Credit Suisse Debt Agreements, under which the Credit Facility was amended to mature on December 30, 2020 and the net leverage covenant levels were increased. The amendments also added a liquidity requirement. Under the liquidity requirement, the Company shall not permit liquidity, which is defined as cash and cash equivalents plus undrawn revolver availability, to be less than $4 million for eight consecutive business days. In relation to these amendments, the Company incurred an additional $0.3 million in deferred financing costs. Following the outbreak of the COVID-19 pandemic, the Company entered into a series of forbearance agreements (the “Forbearance Agreements”) with the Lenders, with conversations beginning in March 2020. Under the Forbearance Agreements, the Company agreed to additional reporting obligations, an increased minimum liquidity requirement, appointment of separate financial advisors for the Company and the First Lien and Second Lien lenders, and the appointment of an independent director among other conditions. In addition, the Company was required to deliver a three-year business plan and a restructuring proposal to the lenders by August 15, 2020. In exchange, the Lenders agreed to forgo cash interest payments through September 29, 2020 and to forbear from exercising their rights to call the loans and to extend the maturities in order to allow the Company time to pursue a solution to fund the upcoming maturities, including the launch of a broad sales process that cumulated in the agreed transaction with Churchill (see Note 16). In late September, the Company’s board of directors and the First Lien and Second Lien lenders agreed to extend the end date of the Forbearance Agreements to October 14, 2020. In relation to the Forbearance Agreements, the Company incurred an additional $3.9 million in deferred financing costs. Both the original issue discounts and deferred financing costs from the original agreements and the various amendments are included within term loans in the consolidated balance sheets and are being amortized as interest expense under the effective interest method over the term of the respective debt agreements. The Company recorded interest expense associated with the original issue discounts of $0.4 million and $0.4 million and deferred financing costs of $2.0 million and $1.7 million for the fiscal years ended October 2, 2020, and September 27, 2019, respectively.
A merger agreement was executed on October 12, 2020 with a publicly traded special purpose acquisition company, Churchill (the “Merger Agreement”) (see Note 16). To provide additional time for the merger to close, the Company entered into an amended forbearance agreement (the “Amended Forbearance Agreement”). The Amended Forbearance Agreement includes terms similar to the Forbearance Agreement

Albert DE Holdings Inc. and Subsidiaries
Notes to Consolidated Financial Statements
whereby the Company is not required to pay interest on the Credit Suisse Debt Agreements or comply with the minimum leverage covenant requirements until the merger closes. If the transaction does not occur, all debt will be callable.
The Company can borrow under the Credit Facility with loans at LIBOR Rate or Base Rate in United States dollars (“USD”), Euros, British pound sterling (“GBP”) or Canadian dollars (“CAD”). Letters of credit count towards availability under the Credit Facility. The Company is required to pay a quarterly commitment fee of up to 0.5% based on the unused amount of the Credit Facility. There were $0.2 million and $0.4 million of outstanding letters of credit against the Credit Facility at October 2, 2020, and September 27, 2019, respectively. The Credit Facility, as amended in April 2019, matures on December 30, 2020, and the amount outstanding was $19.6 million as of October 2, 2020, and September 27, 2019, and is included within the credit facility line in the consolidated balance sheets. There was no availability to draw additional amounts on the Credit Facility as of October 2, 2020, or September 27, 2019.
Principal payments of $437,500 are due quarterly on the First Lien beginning March 31, 2015, with a final payment of $164.5 million due at maturity on January 20, 2021. No principal payments are due on the Second Lien until maturity on January 20, 2022.
Under the terms of the Credit Suisse Debt Agreements, net cash proceeds from the sale of assets (over certain amounts), casualty events, issuance of additional long-term debt and excess cash flow (as defined in the debt agreement) can trigger a mandatory repayment of principal. As of October 2, 2020, and September 27, 2019, the Company was not required to make any mandatory repayments.
On November 26, 2019, the Company entered into an agreement with Blue Torch Finance LLC for a revolving credit facility of $15.5 million (the “Blue Torch Facility”) through its Canadian and Dutch subsidiaries. The Company can borrow under the Blue Torch Facility with loans at the Adjusted LIBOR Rate or Base Rate in USD. The Company is required to pay a quarterly commitment fee which shall accrue at the rate equal to the Adjusted LIBOR for a three-month interest period determined on the first day of the applicable accrual period on the average daily unused amount of the Blue Torch Facility. The Blue Torch Facility matures on the date of the closing of the merger described in Note 16. In conjunction with entering into the Amended Forbearance Agreement in October 2020, the Company amended the terms of the Blue Torch Facility by extending the maturity date from December 30, 2020 to parallel the closing date described in the merger agreement described in Note 16. The Company agreed to pay an amendment fee of $1.0 million to be paid at the closing of the merger. The Blue Torch Facility is secured by the capital stock and assets of certain of the Company’s subsidiaries. The Company drew $10 million as of November 27, 2019 and the remaining $5.5 million on March 23, 2020. If for any reason the aggregate borrowings at any time exceeds the aggregate amount of availability (defined as the lesser of the aggregate borrowings or a calculation of the Canadian, Dutch, and UK subsidiary’s trailing 90-day cash receipts), the Company would be required to prepay the Blue Torch Facility for an aggregate amount equal to such excess. The Company’s foreign subsidiaries are also subject to certain covenants including a requirement to maintain $4 million in cash and cash equivalents plus undrawn revolving availability as of the close of business on the last business day of each week. The Company incurred debt issuance costs in relation to its entry into the Blue Torch Facility totaling $1.1 million during the year ended October 2, 2020. The Company recorded amortization of these debt issuance costs in the amount of approximately $0.8 million during the year ended October 2, 2020.
The carrying amount of the Company’s debt at October 2, 2020, and September 27, 2019, represents the outstanding principal less the unamortized discounts and unamortized deferred financing costs, which approximates fair value due to the LIBOR rates associated with the debt, as described below.
The Credit Suisse Debt Agreements are secured by the capital stock and assets of the Company. The First Lien currently bears interest at Base Rate plus 5% or LIBOR Rate plus 6%, with a LIBOR Rate floor of 1%. The Second Lien currently bears interest at Base Rate plus 9.25% or LIBOR Rate plus 10.25% with a LIBOR Rate floor of 1%. Base Rate refers to the higher of: (a) Prime Rate as quoted in the Wall Street Journal; (b) Federal Funds Rate plus 0.5%; or (c) the 1 month Adjusted LIBOR Rate plus 1%. LIBOR Rate

Albert DE Holdings Inc. and Subsidiaries
Notes to Consolidated Financial Statements
refers to the higher of: (a) 1% per annum; (b) the offered rate for the applicable interest period as published on Reuters LIBOR01 (London Interbank Offered Rate); or (c) the offered rate for one month for deposits in Dollars as published on Reuters LIBOR01 (London Interbank Offered Rate).
At October 2, 2020, and September 27, 2019, the weighted average interest rate on the Company’s debt was 9.87% and 9.24%, respectively. Interest expense incurred on the Company’s Credit Suisse Debt Agreements was $21.9 million and $22.6 million for the fiscal years ended October 2, 2020, and September 27, 2019, respectively. Interest expense incurred on the Company’s Blue Torch Facility was $1.9 million for the fiscal year ended October 2, 2020.
The Company is exposed to the impact of interest rate changes as a result of its variable rate Credit Suisse Debt Agreements. The Company entered into interest rate swaps providing protection against rising interest rates with Credit Suisse International on May 8, 2015, which were terminated during the fiscal year ended September 27, 2019 (see Note 5).
The Credit Suisse Debt Agreements contain customary default provisions, and the Company must comply with various financial covenants. The financial covenants consist of maximum leverage ratios and minimum liquidity requirements. As part of the Forbearance Agreements, the lenders agreed to forbear from exercising their rights under the Debt Agreement.
Maturities of the Company’s debt (excluding the Credit Facility, which matures during the year ending October 1, 2021), including long-term and current obligations, are as follows at October 2, 2020 (in thousands):
Fiscal year ending
October 1, 2021	$214,938
Less: unamortized discounts	(273)
Less: unamortized deferred financing costs	(4,883)
Term loans – short-term portion, net	$209,782
11. Benefit Plans
401(k) Plan for U.S. Employees
The Company sponsors a 401(k) plan, the Global Knowledge Training LLC 401(k) Plan (“the Global Knowledge Plan”), which permits U.S. employees to make contributions by salary reduction. All U.S. employees are eligible to enroll in the Global Knowledge Plan on the first day after completing three months of service. Participants are immediately vested in all contributions and earnings thereon. Participants of the Global Knowledge Plan may contribute up to 50% of eligible pay, up to $19,500 in 2020, and $19,000 in 2019, on a pretax basis.
The Company typically makes a 50% matching contribution for employee contributions of up to 3% of eligible pay. As of April 1, 2020, the Company stopped the matching contribution. The Company’s matching contributions amounted to approximately $146,000 and $344,000 for the fiscal years ended October 2, 2020, and September 27, 2019, respectively.
Defined-Contribution Plans for Non-U.S. Employees
The Company sponsors certain defined-contribution postretirement plans covering non-U.S. employees. The Company either makes a matching contribution or makes the entire contribution, based on eligible pay. For the fiscal years ended October 2, 2020, and September 27, 2019, the Company’s total contribution under these plans was approximately $960,000 and $980,000, respectively.
The Company also makes mandatory contributions to government retirement plans in certain countries. The aggregate contribution was approximately $745,000 and $927,000 for the fiscal years ended October 2, 2020, and September 27, 2019, respectively.

Albert DE Holdings Inc. and Subsidiaries
Notes to Consolidated Financial Statements
12. Income Taxes
Income (Loss) before income taxes was generated within the following jurisdictions for the fiscal years ended (in thousands):
	October 2, 2020	September 27, 2019
U.S.	$(105,012)	$(33,853)
Foreign	3,925	7,582
Total loss before income taxes	$(101,087)	$(26,271)
Income tax (benefit) expense by jurisdiction was as follows for the fiscal years ended (in thousands):
	October 2, 2020	September 27, 2019
U.S. Federal	$(116)	$20
U.S. state	141	74
Foreign	246	(66)
Total income tax expense	$271	$28
Income tax (benefit) expense consists of the following for the fiscal years ended (in thousands):
	October 2, 2020	September 27, 2019
Current (benefit) expense:
U.S. Federal	$(116)	$—
U.S. State	141	74
Foreign	1,189	3,586
Total current income tax expense	1,214	3,660
Deferred expense (benefit):
U.S. Federal	—	20
U.S. State	—	—
Foreign	(943)	(3,652)
Total deferred income tax benefit	(943)	(3,632)
Total income tax expense	$271	$28

Albert DE Holdings Inc. and Subsidiaries
Notes to Consolidated Financial Statements
A reconciliation of the effective income tax rate to the federal rate for continuing operations is as follows:
	Fiscal Year Ended October 2, 2020	Fiscal Year Ended September 27, 2019
Loss for the year	$(101,358)	$(26,299)
Income tax expense	271	28
Loss before income taxes	$(101,087)	$(26,271)
Tax using the Company’s domestic tax rate of 21%	$(21,228)	$(5,517)
Expenses not deductible for tax purposes	(370)	36
Goodwill impairment	12,506	—
Tax rate change	(19)	(197)
Deferred tax assets not benefited	10,638	4,339
Different tax rates applied in overseas jurisdictions	(292)	538
Other	(964)	829
Total income tax expense	$271	$28
The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities consisted of the following at (in thousands):
	October 2, 2020	September 27, 2019
Deferred tax assets:
Net operating losses and credit carryforwards	$44,410	$40,805
Depreciation and amortization	6,796	6,522
Deferred revenue	786	1,021
Interest limitation	11,508	5,811
Other reserves and accruals	4,263	4,813
Gross deferred tax assets	67,763	58,972
Less valuation allowances	(52,120)	(41,802)
Deferred tax assets, net of valuation allowances	15,643	17,170
Deferred tax liabilities:
Depreciation and amortization	(14,418)	(16,605)
Other reserves and accruals	(662)	(931)
Gross deferred tax liabilities	(15,080)	(17,536)
Net deferred tax assets (liabilities)	$563	$(366)
For the fiscal year ended October 2, 2020, the Company recorded a valuation allowance against the deferred tax assets in Canada, Denmark, and the U.S. For the fiscal year ended September 27, 2019, the Company recorded a valuation allowance against the deferred tax assets in Canada, Denmark, Ireland, Norway, and the U.S. The valuation allowances are recorded because management does not believe, based upon the weight of all available evidence, that it was more likely than not that such assets would ultimately be realized in these jurisdictions.
At October 2, 2020, and September 27, 2019, no deferred taxes have been provided for any portion of the undistributed earnings of the Company’s foreign subsidiaries of $1.8 million and $3.5 million, respectively, because these earnings have been, and under current plans, will continue to be, permanently reinvested in

Albert DE Holdings Inc. and Subsidiaries
Notes to Consolidated Financial Statements
these subsidiaries. Additionally, because such earnings were subject to the one-time transition tax on foreign earnings as required by the 2017 Tax Cuts and Jobs Act of 2017 (the “Act”), any additional liability would generally be limited to foreign withholding and state taxes. Therefore, it is not practicable to determine the amount of the additional unrecognized deferred tax liability associated with these permanently reinvested earnings.
The Company has net operating loss carryforwards available to offset taxable income in future years. The net operating loss carryforwards are as follows at October 2, 2020 (in thousands):
Jurisdiction	Expiration Date
United States	Beginning in 2025	$134,744
Canada	Beginning in 2031	24,489
Spain	Unlimited	7,805
United Kingdom	Unlimited	4,507
Denmark	Unlimited	3,760
Netherlands	Unlimited	1,786
Total net operating loss carryforwards		$177,091
The Company is subject to Federal taxation in the U.S. and taxation in various U.S. state and foreign tax jurisdictions. The Company recorded an increase in the liability for unrecognized tax benefits for an uncertain tax position during a prior year. This unrecognized tax benefit was recorded as a reduction to the local country net operating loss carryforward, so it did not result in a gross liability for balance sheet purposes. No adjustment to the liability for uncertain tax positions was recorded for the fiscal years ended October 2, 2020, and September 27, 2019. The liability for uncertain tax positions is included in other long-term liabilities in the consolidated balance sheets. The Company does not anticipate a material change in the liability for unrecognized tax benefits during the next 12 months. As of October 2, 2020, the Company had not accrued any interest or penalties related to unrecognized tax benefits.
The Company remains open to examination in its major jurisdictions as follows:
Jurisdiction	Years
Canada	2015 – 2020
France	2017 – 2020
Netherlands	2017 – 2020
United Kingdom	2017 – 2020
U.S. (federal and state)	2017 – 2020
The provision for income taxes involves a significant amount of judgment regarding interpretation of relevant facts and laws in the jurisdictions in which the Company operates. Future changes in applicable tax laws, projected levels of taxable income and tax planning could change the effective rate and tax balances recorded by the Company. In addition, U.S. and foreign tax authorities periodically review income tax returns filed by the Company and can raise issues regarding its filing positions, timing and amount of income or deductions, and allocation of income among the jurisdictions in which the Company operates. A significant period of time may elapse between the filing of an income tax return and the ultimate resolution of an issue raised by a revenue authority with respect to that return.
On March 27, 2020, the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”) was enacted in response to the COVID-19 pandemic. The CARES Act, among other things, permits net operating loss carryovers and carrybacks to offset 100% taxable income for taxable years beginning before 2021. In addition, the CARES Act contains modifications on the limitation of business interest for tax years beginning in 2019 and 2020. The modifications to Section 163(j) increase the allowable business interest deduction

Albert DE Holdings Inc. and Subsidiaries
Notes to Consolidated Financial Statements
from 30% of adjusted taxable income to 50% of adjusted taxable income. None of the CARES Act provisions materially impacted the company’s income tax provision or the deferred tax assets or liabilities.
13. Related Parties
Related parties of the Company with which the Company had related party transactions include the following:
•
Rhône Capital LLC (“Rhône”): funds controlled by Rhône and its affiliates own the majority of outstanding common shares of the Company

•
Albert Luxembourg Holdings S.àr.l. (“Albert Lux”): the top-level parent company in the Global Knowledge group

•
Falco Enterprises, Inc. (“Falco”): an affiliate of the Company’s executive chairman

•
MidOcean Partners (“MidOcean”): former stockholder

•
Michael Abercrombie (“Abercrombie”): former employee of the Company and minority stockholder in Albert Lux

Related party expenses included in general and administrative expenses in the consolidated statements of operations and comprehensive loss are as follows for the fiscal years ended (in thousands):
	October 2, 2020	September 27, 2019
Rhône – monitoring fees and expense reimbursements	$597	$798
Falco – consulting services	179	1,186
Total related party expenses	$776	$1,984
Related party assets (liabilities) included in the consolidated balance sheets are as follows at (in thousands):
Related Party	Balance Sheet Location	October 2, 2020	September 27, 2019
Abercrombie	Other long-term assets	$375	$375
Rhône	Accounts payable	(2,129)	(1,641)
Falco	Accounts payable	(270)	(529)
Albert Lux	Related party loans	(11,181)	(8,547)
Rhône	Accrued expenses	(412)	(364)
Falco	Accrued expenses	(127)	(99)
MidOcean	Accrued expenses	(770)	(770)
Net related party liabilities		$(14,514)	$(11,575)
The related party loans with Albert Lux relate to long-term loans of funds totaling $11.2 million and $8.5 million as of October 2, 2020, and September 27, 2019, respectively. The Company has received multiple disbursements related to the loan. The loan has an interest rate of 2.67%, compounding quarterly and payable-in-kind. The related interest on the loan was approximately $133,000 and $142,000 for the fiscal years ended October 2, 2020, and September 27, 2019, respectively. $5.3 million under the related party loans is due as on September 30, 2022, $2.5 million is due November 7, 2022, with the remainder being due September 30, 2023.
The accrued expenses payable to MidOcean relate to estimated U.S. Federal tax refunds for certain tax years prior to the acquisition by Rhône expected from net operating loss carrybacks and tax benefits in the Netherlands resulting from the loss on liquidation of the Company’s German subsidiary.

Albert DE Holdings Inc. and Subsidiaries
Notes to Consolidated Financial Statements
The accounts payable due to Rhône relate to management fees and other costs incurred by Rhône that are reimbursable by the Company.
14. Geographic Information
Revenues by geographic area are as follows for the fiscal years ended (in thousands):
	October 2, 2020	September 27, 2019
U.S.	$85,735	$116,023
Canada	22,602	30,832
Europe	85,353	96,579
Middle East and Africa	14,845	16,731
Total revenues	$208,535	$260,165
Net assets (liabilities) by geographic area are as follows at (in thousands):
	October 2, 2020	September 27, 2019
U.S.	$(56,935)	$50,498
Canada	(28,875)	(28,429)
Europe	(37,079)	(51,544)
Middle East and Africa	(704)	(720)
Net liabilities	$(123,593)	$(30,195)
15. COVID-19 and the CARES Act
On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus originating in Wuhan, China (the “COVID-19 outbreak”) and the risks to the international community as the virus spreads globally beyond its point of origin. In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally. The COVID-19 pandemic led to many domestic and international authorities implementing safety measures including closure of “non-essential” businesses, stay at home orders, border closures and other travel restrictions. As a result of the COVID-19 outbreak, the Company was forced to cancel many in-person training courses and shifted the majority of its trainings sessions to virtual classrooms. In response to the COVID-19 pandemic, the Company shifted customer events to virtual-only experiences, temporarily closed its offices, implemented a mandatory work-from-home policy for its workforce, restricted employee travel, reduced its workforce, obtained extended payment terms from its vendors including the deferment of facility lease payments and exited certain physical training locations. The Company’s revenues declined significantly as a result of the COVID-19 pandemic and some customers have been slower to pay on accounts receivable balances. The Company took various actions to protect its liquidity including drawing $5.5 million on the Blue Torch Facility. The Company negotiated the Forbearance Agreements discussed in Note 10, which allowed the Company relief from making interest payments through September 29, 2020. The Company’s forecasts were also impacted by the COVID-19 pandemic and impairments were recorded on goodwill in the amount of $59.6 million and on intangible assets in the amount of $7.6 million.
On March 27, 2020, the CARES Act was signed into law. The CARES Act, included many provisions for relief from the COVID-19 pandemic; however the Company only benefited from the election to defer the employer portion of payroll taxes for the remainder of calendar year 2020. These taxes will be payable over the next two years. The Company also received grants totaling $2.5 million from foreign governments related to its operations in the United Kingdom, the Netherlands, France and Canada. These grants are

Albert DE Holdings Inc. and Subsidiaries
Notes to Consolidated Financial Statements
recorded as a reduction of the corresponding salary expenses included within operating expenses in the consolidated statement of operations and comprehensive loss for the year ended October 2, 2020.
The full impact of the COVID-19 outbreak continues to evolve as of the date of this report. As such, the Company is uncertain as to the full magnitude that the pandemic will have on the Company’s financial condition, liquidity, and future results of operations. The Company is actively monitoring the impact of the global situation on its financial condition, liquidity, operations, suppliers, industry, and workforce. Given the daily evolution of the COVID-19 outbreak and the global responses to curb its spread, the Company is not able to estimate the effects of the COVID-19 outbreak on its results of operations, financial condition, or liquidity for fiscal year 2021. Although the Company cannot estimate the length or gravity of the impact of the COVID-19 outbreak at this time, if the pandemic continues it may continue to have a material adverse effect on the Company’s results of future operations, financial position or liquidity.
16. Subsequent Events
The Company has evaluated subsequent events from October 2, 2020, (the date of the most recent balance sheet) through December 11, 2020 (the date of the audit report and the date the financial statements were available to be issued).
On October 12, 2020, Churchill and Magnet Merger Sub, Inc., a wholly owned subsidiary of Churchill (“Merger Sub”), entered into the Merger Agreement pursuant to which Merger Sub will merge with and into the Company, with the Company as the surviving corporation (the “Merger”). The closing of the merger (the “Closing”) is conditioned upon, inter alia, (i) the prior closing of the merger of Churchill and Software Luxembourg Holding S.A. (“Skillsoft”) pursuant to a merger agreement entered into between Churchill and Skillsoft simultaneously with the Merger Agreement (the “Initial Business Combination”) and (ii) the available cash of Churchill and its subsidiaries (including the Company and its subsidiaries) being at least $50 million (calculated as set forth in the Merger Agreement) immediately following the Closing. If the Closing does not occur by the date which is eight months after October 12, 2020 (the “Outside Date”), either of Churchill or the Company may terminate the Merger Agreement and the Company’s debt would become callable. On October 12, 2020, in conjunction with the Merger Agreement, the Company and certain of its subsidiaries entered into a Restructuring Support Agreement (the “RSA”) with the holders of 100% of the aggregate outstanding principal amount of the loans under the Credit Agreements (the “Supporting Lenders”). The RSA governs, among other things, the Supporting Lenders’ support and participation in a consensual out-of-court restructuring of the indebtedness under the Credit Agreements (the “Restructuring”). Under the RSA, upon the closing of the Restructuring, which shall occur concurrently with the Closing of the Merger Agreement, (i) the holders of the First Lien and the holders of the Credit Facility will receive, in full and final satisfaction and in exchange for their claims under the First Lien Loan, $143.5 million in cash and $50 million in aggregate principal amount of a new term loan issued by certain subsidiaries of a portfolio company of Churchill; (ii) the holders of the Second Lien will receive, in full and final satisfaction and in exchange for their claims under the Second Lien Loan, $12.5 million in cash and $20 million in aggregate principal amount of a new term loan issued by certain subsidiaries of a portfolio company of Churchill. The commercial terms of the new term loans to be issued in connection with the Restructuring are set out in the RSA. As consideration for the Merger, the current stockholder of the Company will receive a total of five million warrants, with each warrant exercisable to purchase one share of common stock in Churchill at a strike price of $11.50 per share. The Blue Torch Facility will be paid in full upon the consummation of the restructuring. In conjunction with the Merger Agreement and the RSA, the Company also entered into Forbearance Agreements, which allows the Company to continue to forgo cash interest payments and extends the maturities of the Credit Agreements to the Closing.

ALBERT DE HOLDINGS INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
Consolidated Balance Sheets
(in thousands except share amounts)
As of	April 2, 2021 (unaudited)	October 2, 2020
Assets
Current Assets
Cash (including restricted cash of $250 as of April 2, 2021 and October 2, 2020)	$17,296	$19,836
Accounts receivable, less allowance for uncollectible accounts of $2,203 and $2,109 as of April 2, 2021, and October 2, 2020, respectively	26,889	25,441
Prepaid expenses and other current assets	13,779	12,738
Total Current Assets	57,964	58,015
Property and equipment, net	6,133	7,062
Goodwill	123,848	125,614
Intangible assets, net	42,607	45,588
Deferred tax assets	983	871
Other long-term assets	3,993	3,808
Total Assets	$235,528	$240,958
Liabilities and Stockholder’s Deficit
Current Liabilities
Accounts payable	$35,687	$37,549
Term loans – short-term portion, net	213,568	209,782
Credit facility	36,024	35,000
Accrued expenses	57,340	43,122
Deferred revenue	27,551	23,604
Total Current Liabilities	370,170	349,057
Related party loan	11,469	11,181
Deferred tax liabilities	355	308
Other long-term liabilities	2,635	4,005
Total Liabilities	384,629	364,551
Commitments and Contingencies (Note 8)
Stockholder’s Deficit
Common stock, par value $0.01 per share; 5,000 shares authorized and 2,954 issued and outstanding as of April 2, 2021, and October 2, 2020	—	—
Additional paid-in capital	242,375	242,375
Accumulated deficit	(389,214)	(366,261)
Accumulated other comprehensive (loss) income	(2,262)	293
Total Stockholder’s Deficit	(149,101)	(123,593)
Total Liabilities and Stockholder’s Deficit	$235,528	$240,958
See accompanying notes to consolidated financial statements.

Albert DE Holdings Inc. and Subsidiaries
Consolidated Statements of Operations and Comprehensive Loss
(in thousands)
(unaudited)
	Fiscal Quarter Ended		Fiscal Year to Date Ended
	April 2, 2021	March 27, 2020	April 2, 2021	March 27, 2020
Revenue	$45,018	$53,826	$94,354	$122,047
Cost of revenue	21,852	31,456	46,812	68,155
Gross Margin	23,166	22,370	47,542	53,892
Operating Expenses:
Sales and marketing	11,883	11,503	22,330	24,532
General and administrative	8,779	8,195	19,255	18,673
Product development	309	1,061	1,011	2,342
Intangible assets impairment	—	7,879	—	7,879
Goodwill impairment	—	55,033	—	55,033
Amortization of intangible assets	1,665	1,962	3,476	4,117
Restructuring charges	3,786	1,706	4,164	3,029
Total Operating Expenses	26,422	87,339	50,236	115,605
(Loss) Income from Operations	(3,256)	(64,969)	(2,694)	(61,713)
Interest expense	(8,669)	(6,712)	(19,379)	(13,127)
Other income (expense), net	1,390	(1,782)	436	(2,066)
Loss before Income Taxes	(10,535)	(73,463)	(21,637)	(76,906)
Income tax (expense) benefit	(516)	378	(1,316)	(738)
Net Loss	$(11,051)	$(73,085)	$(22,953)	$(77,644)
Other Comprehensive (Loss) Income:
Foreign currency translation adjustments	(2,298)	289	(2,555)	1,611
Total Comprehensive Loss	$(13,349)	$(72,796)	$(25,508)	$(76,033)
See accompanying notes to consolidated financial statements.

Albert DE Holdings Inc. and Subsidiaries
Consolidated Statements of Changes in Stockholder’s Deficit
(in thousands except share amounts)
(unaudited)
	Fiscal Year to Date Ended April 2, 2021
	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Stockholder’s Deficit
	Shares	Amount
Balance at October 2, 2020	2,954	$—	$242,375	$(366,261)	$293	$(123,593)
Foreign currency translation adjustments	—	—	—	—	(257)	(257)
Net loss	—	—	—	(11,902)	—	(11,902)
Balance at January 1, 2021	2,954	$—	$242,375	$(378,163)	$36	$(135,752)
Foreign currency translation adjustments	—	—	—	—	(2,298)	(2,298)
Net loss	—	—	—	(11,051)	—	(11,051)
Balance at April 2, 2021	2,954	$—	$242,375	$(389,214)	$(2,262)	$(149,101)
	Fiscal Year to Date Ended March 27, 2020
	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Stockholder’s Deficit
	Shares	Amount
Balance at September 27, 2019	2,954	$—	$242,375	$(264,903)	$(7,667)	$(30,195)
Foreign currency translation adjustments	—	—	—	—	1,322	1,322
Net loss	—	—	—	(4,559)	—	(4,559)
Balance at December 27, 2019	2,954	$—	$242,375	$(269,462)	$(6,345)	$(33,432)
Foreign currency translation adjustments	—	—	—	—	289	289
Net loss	—	—	—	(73,085)	—	(73,085)
Balance at March 27, 2020	2,954	$—	$242,375	$(342,547)	$(6,056)	$(106,228)
See accompanying notes to consolidated financial statements.

Albert DE Holdings Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
Fiscal Year to Date Ended	April 2, 2021	March 27, 2020
Operating activities
Net loss	$(22,953)	$(77,644)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization of property and equipment	1,882	3,464
Goodwill impairment	—	55,033
Intangible asset impairment	—	7,879
Amortization of intangible assets	3,476	4,117
Amortization of original issue discounts and deferred financing costs	4,532	1,464
Amortization of capitalized curriculum development costs	405	1,583
Loss on disposal of property and equipment	478	—
Unrealized foreign exchange (gain) loss	(425)	1,787
Change in operating assets and liabilities:
Accounts receivable	(1,018)	1,427
Prepaid expenses and other assets	(699)	(4,429)
Accounts payable	(2,391)	1,817
Deferred revenue	3,700	(2,681)
Accrued expenses and other long-term liabilities	13,464	(4,349)
Net cash provided by (used in) operating activities	451	(10,532)
Investing activities
Purchases of property and equipment	(1,313)	(1,044)
Cash paid for capitalized curriculum development costs	(793)	(87)
Cash paid for acquisition of a business, net of cash received	—	(89)
Net cash used in investing activities	(2,106)	(1,220)
Financing activities
Payments under financing arrangements	(519)	(103)
Advances under credit facility	—	15,500
Payments on term loans	(438)	(875)
Debt issuance costs	(291)	(1,181)
Borrowings from related party loan	—	2,500
Net cash (used in) provided by financing activities	(1,248)	15,841
Effect of exchange rate changes on cash	363	(447)
Net (decrease) increase in cash	(2,540)	3,642
Cash, beginning of period	19,836	9,621
Cash, end of period	$17,296	$13,263
See accompanying notes to consolidated financial statements.

Albert DE Holdings Inc. and Subsidiaries
Notes to Consolidated Financial Statements (unaudited)
1. Nature of Operations
Albert DE Holdings Inc. and Subsidiaries (the “Company”) is a privately held worldwide provider of training solutions for corporations and their employees. The Company is headquartered in Cary, North Carolina, and has operations throughout the United States, Canada, Europe, the Middle East and Africa. The Company’s training curriculum addresses its clients’ and partners’ accelerating demand for skilled professionals in the advanced information technology and business skills sectors with delivery methods ranging from live instructor-led training to self-paced digital learning. The Company offers a broad portfolio of courses in multiple languages including both proprietary and vendor-specific training for Amazon Web Services, Avaya, Cisco, Citrix, IBM, Microsoft, Red Hat, VMware, and other vendor technologies and certifications.
2. Basis of Presentation and Summary of Significant Accounting Policies
Basis of Presentation
The Company has prepared the accompanying unaudited interim consolidated financial statements in accordance with the standards of accounting measurement set forth in the Interim Reporting Topic of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”). Consequently, the Company has not necessarily included in these consolidated financial statements all information and footnotes required for audited financial statements. In the opinion of the Company’s management, the accompanying unaudited consolidated financial statements contain all adjustments, consisting only of normal recurring adjustments, except as otherwise indicated, necessary for a fair statement of its financial position, results of operations, changes in stockholder’s deficit and cash flows for all periods presented. The results reported in these consolidated financial statements should not be regarded as necessarily indicative of results that may be expected for any subsequent period or for the entire year. These unaudited consolidated financial statements and notes thereto should be read in conjunction with the Company’s audited financial statements and the notes thereto for the fiscal year ended October 2, 2020. In the opinion of the Company’s management, the Company’s significant accounting policies used for the unaudited interim consolidated financial statements are consistent with those used for the fiscal year ended October 2, 2020. Accordingly, please refer to Note 2 to the consolidated financial statements as of and for the fiscal year ended October 2, 2020 for the Company’s significant accounting policies. Certain information and footnote disclosures normally included in the annual consolidated financial statements prepared in accordance with generally accepted accounting principles in the U.S. (“U.S. GAAP”) have been condensed or omitted in the accompanying unaudited interim consolidated financial statements. The year-end consolidated balance sheet data was derived from audited financial statements but does not include all disclosures required by U.S. GAAP.
Fiscal Periods
The Company’s fiscal year end is the Friday nearest the end of September of each year. The corresponding fiscal quarters are the Fridays nearest the end of December, March, and June of each year. Operating results presented in the consolidated statements of operations and comprehensive loss relate to the period from January 2, 2021, through April 2, 2021, for the current fiscal quarter and the period from December 28, 2019, through March 27, 2020, for the prior fiscal quarter. Operating results presented in the consolidated statements of operations and comprehensive loss relate to the period from October 3, 2020, through April 2, 2021, for the current fiscal year to date and the period from September 28, 2019, through March 27, 2020, for the prior fiscal year to date.
Principles of Consolidation
The interim consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. Subsidiaries for which the Company has the majority ownership and ability

Albert DE Holdings Inc. and Subsidiaries
Notes to Consolidated Financial Statements (unaudited)
to exercise control are also consolidated. All material intercompany balances and transactions have been eliminated in consolidation.
Use of Estimates
The preparation of interim consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and the disclosure of contingent assets and liabilities. On an ongoing basis, the Company evaluates its estimates, including those related to the allowance for doubtful accounts, credit memo reserve, the useful lives of intangible assets and property and equipment, goodwill and intangible asset impairment, income taxes, and contingencies, among others. The Company generally bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ materially from those estimates.
Revenue Recognition
Revenue from training services is recognized in the accounting period in which the services are rendered. For fixed-price contracts, revenue is recognized based on the actual service provided to the end of the reporting period as a proportion of the total services to be provided (proportional performance method). Revenue associated with web-based, self-paced digital learning subscriptions is recognized over the term for which the content is accessible to the customer.
Estimates of revenues, costs, or extent of progress toward completion are revised if circumstances change. Any resulting increases or decreases in estimated revenues or costs are reflected in profit or loss in the period in which the circumstances that give rise to the revision become known by management.
Sales contracts sometimes contain multi-element agreements which may include any combination of content development, customized training deliveries, hourly contractor services, or content hosting. In such instances, the specific fact-pattern of the agreement is considered in determining the proper revenue recognition in accordance with ASC 605-25, Revenue Recognition-Multiple Element Arrangements (“ASC 605-25”). Generally, contracts containing multiple services have stated hourly rates for these services. The Company considers these stated rates as the estimated selling price to determine the allocation of arrangement consideration to each deliverable. Furthermore, a significant portion of the contracts are with existing customers with a historically consistent hourly rate for development or administrative services. Revenue is recognized as the services are provided.
The Company also serves as a reseller of training services for certain third-party technology providers (“reseller partners”). Under these reseller arrangements, the Company sells training to its customers, but the courses are delivered directly by the reseller partners. The Company only incurs costs associated with sales and marketing, course registration and cash collection and processing. The reseller partner is responsible for the course content, schedule creation, facilities, instructors and overall quality. Revenues recognized under reseller agreements are recorded net of the fee paid to the reseller partner for the course delivery. Reseller revenue for classroom and virtual training are recognized once the service is delivered, and if this service spans several hours/days, it is recognized proportionally across the length of the agreement. With respect to the arrangements in which the Company is reselling digital learning courses, the Company recognizes revenue at the point of sale to the customer as there is no further activity required by the Company.
All revenue is derived from the sale of training services.
Amounts received in advance of revenue recognition are recorded as deferred revenue in the consolidated balance sheets.
The Company records taxes collected from customers and remitted to governmental authorities on a net basis (excluded from revenue).

Albert DE Holdings Inc. and Subsidiaries
Notes to Consolidated Financial Statements (unaudited)
Foreign Currency
Assets and liabilities of the Company’s foreign subsidiaries with a functional currency other than the U.S. dollar are translated into U.S. dollars using exchange rates at the end of the respective period, whereas revenues and expenses are translated at average exchange rates effective during the respective period. Foreign currency translation adjustments are included in other comprehensive (loss) income in the consolidated statements of operations and comprehensive loss. Transaction losses and gains are included in other expense, net in the consolidated statements of operations and comprehensive loss and totaled a $0.1 million gain and a $1.8 million loss for the fiscal quarters ended April 2, 2021, and March 27, 2020, respectively and totaled a $0.3 million gain and a $2.1 million loss for the fiscal years to date ended April 2, 2021, and March 27, 2020, respectively.
Going Concern
The Company’s interim consolidated financial statements are prepared using U.S. GAAP applicable to a going concern, which contemplate the realization of assets and liquidation of liabilities in the normal course of business. The Company has suffered recurring losses from operations over the last several years, has an accumulated deficit of $389.4 million and has current debt maturities of $250.0 million as of April 2, 2021. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. In order to continue as a going concern, the Company will need, among other things, additional capital resources. The Company has term loans of $214.5 million and credit facilities of $35.2 million payable within one year of the date of the interim consolidated financial statements and only $17.3 million in cash (of which $250,000 is restricted) at April 2, 2021. As further discussed in Notes 9 and 15, following the outbreak of the COVID-19 pandemic, the Company entered into forbearance agreements to forbear lenders from exercising their rights to call the loans and to extend the maturities in order to allow additional time for the closing of the merger transaction with Churchill Capital Corp II (“Churchill”), a publicly traded special purpose acquisition company.
Traditionally, the Company has raised additional capital through contributions from its stockholders. As further explained in Note 15, the Company has entered into an agreement to be acquired in a merger transaction that would eliminate the debt obligations of the Company. The merger is planned to close in the second calendar quarter of 2021, but if the closing does not occur, the Company’s debt would become callable and the Company would then need to pursue a plan to seek additional equity, restart discussions with lenders to convert a majority of the Company’s debt to equity, seek to be acquired by another entity, and/or seek bankruptcy protection. However, management cannot provide any assurance that the Company will be successful in accomplishing any or all of its plans. The uncertainty of the merger’s completion and the Company’s ability to successfully resolve these factors raise substantial doubt about the Company’s ability to meet its existing obligations, and to continue as a going concern within one year from the date that these interim consolidated financial statements were issued. The interim consolidated financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.
Recently Issued Accounting Pronouncements
In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”). ASU 2014-09 establishes a comprehensive revenue recognition standard for virtually all industries in U.S. GAAP. The new revenue standard’s core principle is built on the contract between a vendor and a customer for the provision of goods and services. It attempts to depict the exchange of rights and obligations between the parties in the pattern of revenue recognition based on the consideration to which the vendor is entitled. To accomplish this objective, ASU 2014-09 requires five basic steps: (i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations in the contract, and (v) recognize revenue when (or as) the entity satisfies a performance obligation. Entities will generally be required to make more estimates and use more judgment than under current guidance, which will be

Albert DE Holdings Inc. and Subsidiaries
Notes to Consolidated Financial Statements (unaudited)
highlighted for users through increased disclosure requirements. Two basic transition methods are available — full retrospective for which certain practical expedients are available, and a cumulative effect approach. In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers: Deferral of the Effective Date (“ASU 2015-14”). The amendments in ASU 2015-14 defer the effective date of ASU 2014-09 for all entities by one year. Due to the challenges for many private companies with finalizing their transition under a compressed timeline because of the unique challenges resulting from the COVID-19 pandemic, the FASB issued ASU 2020-05, Revenue from Contracts with Customers (Topic 606) and Leases (Topic 842): Effective Dates for Certain Entities (“ASU 2020-05”). ASU 2020-05 defers the effective date by one year for certain entities that had not issued their financial statements (or made financial statements available for issuance) reflecting the adoption of ASU 2014-09, as of the date the ASU was issued (June 3, 2020). ASU 2014-09 is effective for the Company for fiscal years beginning after December 15, 2019 and interim reporting periods within annual reporting periods beginning after December 15, 2020. The Company is in the process of evaluating the impact ASU 2014-09, ASU 2015-14, and ASU 2020-05 will have on its financial position and results of operations.
In February 2016, the FASB issued ASU 2016-02, Leases (“ASU 2016-02”). ASU 2016-02 establishes a right-of-use (“ROU”) model that requires a lessee to record a ROU asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. In November 2019, the FASB issued ASU 2019-10, Leases (“ASU 2019-10”), which deferred the effective date of ASU 2016-02 to fiscal years beginning after December 15, 2020. Due to the challenges for many private companies with finalizing their transition under a compressed timeline because of the unique challenges resulting from the COVID-19 pandemic, the FASB issued ASU 2020-05. ASU 2020-05 defers the effective date by one year for certain entities that had not issued their financial statements (or made financial statements available for issuance) reflecting the adoption of ASU 2016-02, as of the date the ASU was issued (June 3, 2020). ASU 2016-02 is effective for the Company for fiscal years beginning after December 15, 2021 and interim periods within fiscal years beginning after December 15, 2022. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. ASU 2018-11, Leases (Topic 842): Targeted Improvements (“ASU 2018-11”) provides for an additional transition method, under which a cumulative-effect adjustment to the opening balance of retained earnings is recorded in the period of adoption, with no retroactive application required. The Company is in the process of evaluating the impact ASU 2016-02 and ASU 2018-11 will have on its financial position and results of operations.
In August 2018, the FASB issued ASU 2018-15, Intangibles, Goodwill and Other-Internal-Use Software (Topic 350-40): Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract (“ASU 2018-15”). ASU 2018-15 aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software (and hosting arrangements that include an internal-use software license). ASU 2018-15 becomes effective for the Company for fiscal years beginning after December 15, 2020. The Company is in the process of evaluating the impact ASU 2018-15 will have on its financial position and results of operations.
In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”). ASU 2019-12 is intended to simplify various aspects related to accounting for income taxes. ASU 2019-12 removes certain exceptions to the general principles in Topic 740 and also clarifies and amends existing guidance to improve consistent application. ASU 2019-12 becomes effective for the Company for fiscal years beginning after December 15, 2021. The Company is in the process of evaluating the impact ASU 2019-12 will have on its financial position and results of operations.
In March 2020, the FASB issued ASU 2020-04, Facilitation of the Effects of Reference Rate Reform on Financial Reporting (“ASU 2020-04”). ASU 2020-04 provides temporary optional expedients and exceptions to the U.S. GAAP guidance on contract modifications and hedge accounting to ease the financial reporting

Albert DE Holdings Inc. and Subsidiaries
Notes to Consolidated Financial Statements (unaudited)
burdens related to the expected market transition from the London Interbank Offered Rate (LIBOR) and other interbank offered rates to alternative reference rates. The provisions of ASU 2020-04 are only available until December 31, 2022, when the reference rate replacement activity is expected to be completed. The Company is currently evaluating the impact this guidance may have on its consolidated financial statements and related disclosures.
3. Property and Equipment
Property and equipment consisted of the following at (in thousands):
	Useful Life	April 2, 2021	October 2, 2020
Computers and office equipment	2-5 years	$56,651	$55,292
Leasehold improvements	Shorter of the life of the lease or estimated useful life	9,057	9,568
Furniture and fixtures	3 years	4,262	4,594
Property and equipment, gross		69,970	69,454
Accumulated depreciation and amortization		(63,837)	(62,392)
Property and equipment, net		$6,133	$7,062
Depreciation and amortization expense included in operating expenses in the consolidated statements of operations and comprehensive loss was $0.9 million and $1.6 million for the fiscal quarters ended April 2, 2021, and March 27, 2020, respectively, and $1.9 million and $3.5 million for the fiscal years to date ended April 2, 2021, and March 27, 2020, respectively.
4. Goodwill and Intangible Assets
Goodwill by reporting unit was as follows at (in thousands):
	April 2, 2021	October 2, 2020
U.S.	$72,264	$72,264
Canada	7,174	6,801
Europe	39,346	41,487
Middle East and Africa	5,064	5,062
Total goodwill	$123,848	$125,614
No triggering events were identified that would require the Company to perform an interim goodwill impairment analysis during the fiscal quarter or fiscal year to date ended April 2, 2021. During the fiscal quarter ended March 27, 2020, the Company identified an impairment triggering event related to the impact of the COVID-19 pandemic due to declining projections. Upon this triggering event, the Company calculated the fair value of each of its reporting units using a discounted cash flows model as well as guideline public companies and compared the fair value of each reporting unit to its carrying value. For the fiscal quarter ended March 27, 2020 the quantitative assessment identified that the carrying value for the U.S. reporting unit exceeded the fair value. Accordingly, the Company recorded a goodwill impairment of approximately $55.0 million during the fiscal quarter ended March 27, 2020.

Albert DE Holdings Inc. and Subsidiaries
Notes to Consolidated Financial Statements (unaudited)
Intangible assets consisted of the following at (in thousands):
April 2, 2021	Weighted Average Remaining Life in Years	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Indefinite-lived intangible assets:
Trade and domain names	N/A	$16,638	$—	$16,638
Definite-lived intangible assets:
Covenant not to compete	0.0	67	(67)	—
Courseware	0.0	9,290	(9,290)	—
Customer relationships	6.1	88,600	(62,631)	25,969
Total definite-lived intangible assets	6.1	97,957	(71,988)	25,969
Total intangible assets		$114,595	$(71,988)	$42,607
October 2, 2020	Weighted Average Remaining Life in Years	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Indefinite-lived intangible assets:
Trade and domain names	N/A	$16,424	$—	$16,424
Definite-lived intangible assets:
Covenant not to compete	0.0	63	(63)	—
Courseware	0.0	9,270	(9,270)	—
Customer relationships	6.7	87,690	(58,526)	29,164
Total definite-lived intangible assets	6.7	97,023	(67,859)	29,164
Total intangible assets		$113,447	$(67,859)	$45,588
Trade and domain names are not amortized as they have an indefinite life; however, they are subject to an annual impairment analysis. No triggering events were identified that would require the Company to perform an interim impairment analysis during the fiscal quarter or fiscal year to date ended April 2, 2021. During the fiscal quarter ended March 27, 2020, the Company identified an impairment triggering event related to the impact of the COVID-19 pandemic due to declining projections. The Company performed a quantitative assessment which identified that the carrying value for certain intangible assets exceeded the fair value. Accordingly, the Company recorded an intangible asset impairment of $7.9 million during the quarter ended March 27, 2020.
The covenant not to compete was amortized over three years on a straight-line basis. Courseware and customer relationships are amortized over five to ten years on an accelerated basis, which coincides with the period of estimated economic benefit to be received by the Company. Amortization expense was $1.7 million and $2.0 million for the fiscal quarters ended April 2, 2021 and March 27, 2020, respectively, and $3.5 million and $4.1 million for the fiscal years to date ended April 2, 2021 and March 27, 2020, respectively.

Albert DE Holdings Inc. and Subsidiaries
Notes to Consolidated Financial Statements (unaudited)
Estimated future annual amortization expense is as follows at April 2, 2021 (in thousands):
Fiscal year ending
October 1, 2021	$3,155
September 30, 2022	5,645
September 29, 2023	4,403
September 27, 2024	3,757
September 26, 2025	3,205
Thereafter	5,804
Total future amortization expense	$25,969
5. Restructuring Expenses
The Company enters into restructuring plans for its domestic and foreign operations as deemed appropriate. The plans in effect during the fiscal quarters and years to date ended April 2, 2021, and March 27, 2020, consist primarily of severance costs for the reorganization of the Company’s sales force, retention of key employees, outsourcing of various functions, and change in senior management to drive the Company’s strategic growth in a new direction with digital learning and facility closing costs associated with the down-sizing of excess capacity in fixed training facilities resulting from the shift from classroom to virtual learning. These restructuring plans began in the fiscal year ended October 2, 2015 and should conclude during fiscal year 2021, with cash payments under these plans extending to fiscal year 2023. The Company recorded the costs associated with these plans in restructuring charges within operating expenses in the consolidated statements of operations and comprehensive loss. The Company accrues for facility closing costs at the date the location is vacated based upon contractual future payments reduced by estimated sublease rentals that are reasonably expected to be achieved.
The Company’s restructuring expenses consisted of the following for the fiscal quarter ended (in thousands):
	April 2, 2021	March 27, 2020
Outsourcing, retention, and severance costs for operational,
sales and administrative employees	$3,647	$1,480
Facility closing costs, net	139	226
Total restructuring expense	$3,786	$1,706
The Company’s restructuring expenses consisted of the following for the fiscal years to date ended (in thousands):
	April 2, 2021	March 27, 2020
Outsourcing, retention, and severance costs for operational,
sales and administrative employees	$3,975	$2,748
Facility closing costs, net	189	281
Total restructuring expense	$4,164	$3,029

Albert DE Holdings Inc. and Subsidiaries
Notes to Consolidated Financial Statements (unaudited)
The following represents a roll forward of the Company’s restructuring liability (in thousands):
Balance at September 27, 2019	$5,914
Amount charged to operating expense	3,029
Currency translation adjustments	(33)
Cash payments	(4,526)
Balance at March 27, 2020	$4,384
Balance at October 2, 2020	$5,787
Amount charged to operating expense	4,164
Currency translation adjustments	74
Cash payments	(6,105)
Balance at April 2, 2021	$3,920
The following table presents the restructuring liabilities at (in thousands):
	April 2, 2021	October 2, 2020
Outsourcing, retention, and severance costs for operational,
sales and administrative employees	$1,817	$2,724
Facility closing costs	2,103	3,063
Total restructuring liabilities	$3,920	$5,787
The current portion of the Company’s restructuring liability was $3.1 million and $4.3 million at April 2, 2021 and October 2, 2020, respectively, and is included in accrued expenses in the consolidated balance sheets. The long-term portion of the Company’s restructuring liability was $0.8 million and $1.5 million at April 2, 2021, and October 2, 2020, respectively, and is included in other long-term liabilities in the consolidated balance sheets.
6. Prepaid Expenses and Other Current Assets
	April 2, 2021	October 2, 2020
Deferred expenses	$3,995	$2,185
Prepaid expenses	2,077	1,335
Course materials	150	328
Salary advances	67	120
Deposits	3,201	5,429
Other receivables	1,464	649
Other current assets	2,825	2,692
Total prepaid expenses and other current assets	$13,779	$12,738

Albert DE Holdings Inc. and Subsidiaries
Notes to Consolidated Financial Statements (unaudited)
7. Accrued Expenses
Accrued expenses consist of the following at (in thousands):
	April 2, 2021	October 2, 2020
Employee compensation and related benefits	$10,820	$9,499
Income, property, and other taxes payable	4,118	3,933
Customer credit balances	3,374	3,780
Restructuring (Note 5)	3,099	4,260
Accrued professional fees	210	211
Royalties and course director fees	793	829
Accrued interest	28,988	16,294
Other	5,938	4,316
Total accrued expenses	$57,340	$43,122
8. Commitments and Contingencies
Litigation
The Company is subject to various legal proceedings that arise in the ordinary course of business. Given its current assessment of the underlying facts, management believes that the amount of ultimate liability with respect to these actions will not be material to the financial position or results of operations of the Company.
9. Borrowings
Term Loans and Credit Facility
On January 20, 2015, the Company entered into agreements with Credit Suisse Securities (USA) LLC, Macquarie Capital (USA) Inc. and ING Capital LLC (collectively the “Lenders”), as joint lead arrangers, for a six-year first lien term loan of $175 million (the “First Lien”), a five-year revolving credit facility of $20 million (the “Credit Facility”), and a seven-year second lien term loan of $50 million (the “Second Lien”) (collectively, the “Credit Suisse Debt Agreements”). The Credit Suisse Debt Agreements were issued with original issue discounts totaling $2.8 million. The Company also incurred and paid deferred financing costs associated with the Credit Suisse Debt Agreements of $8.0 million. During the fiscal year ended September 29, 2017, the Company entered into two amendments on the Credit Suisse Debt Agreements, under which certain terms including applicable interest rates and covenants were amended. In relation to these amendments, the Company incurred an additional $1.3 million in deferred financing costs. On April 1, 2019, the Company entered into two amendments on the Credit Suisse Debt Agreements, under which the Credit Facility was amended to mature on December 30, 2020 and the net leverage covenant levels were increased. The amendments also added a liquidity requirement. Under the liquidity requirement, the Company shall not permit liquidity, which is defined as cash and cash equivalents plus undrawn revolver availability, to be less than $4 million for eight consecutive business days. In relation to these amendments, the Company incurred an additional $0.3 million in deferred financing costs. Following the outbreak of the COVID-19 pandemic, the Company entered into a series of forbearance agreements (the “Forbearance Agreements”) with the Lenders, with conversations beginning in March 2020. Under the Forbearance Agreements, the Company agreed to additional reporting obligations, an increased minimum liquidity requirement, appointment of separate financial advisors for the Company and the First Lien and Second Lien lenders, and the appointment of an independent director among other conditions. In addition, the Company was required to deliver a three-year business plan and a restructuring proposal to the lenders by

Albert DE Holdings Inc. and Subsidiaries
Notes to Consolidated Financial Statements (unaudited)
August 15, 2020. In exchange, the Lenders agreed to forgo cash interest payments through September 29, 2020 and to forbear from exercising their rights to call the loans and to extend the maturities in order to allow the Company time to pursue a solution to fund the upcoming maturities, including the launch of a broad sales process that cumulated in the agreed transaction with Churchill (see Note 15). In late September, the Company’s board of directors and the First Lien and Second Lien lenders agreed to extend the end date of the Forbearance Agreements to October 14, 2020. In relation to the Forbearance Agreements, the Company incurred an additional $3.9 million in deferred financing costs. Both the original issue discounts and deferred financing costs from the original agreements and the various amendments are included within term loans in the consolidated balance sheets and are being amortized as interest expense under the effective interest method over the term of the respective debt agreements. The Company recorded interest expense associated with the original issue discounts of $0.3 million and $0.1 million and deferred financing costs of $0.8 million and $0.4 million for the fiscal quarters ended April 2, 2021, and March 27, 2019, respectively. The Company recorded interest expense associated with the original issue discounts of $0.5 million and $0.2 million and deferred financing costs of $3.7 million and $0.9 million for the fiscal years to date ended April 2, 2021, and March 27, 2020, respectively.
A merger agreement was executed on October 12, 2020 with a publicly traded special purpose acquisition company, Churchill (the “Merger Agreement”) (see Note 15). To provide additional time for the merger to close, the Company entered into an amended forbearance agreement (the “Amended Forbearance Agreement”). The Amended Forbearance Agreement includes terms similar to the Forbearance Agreement whereby the Company is not required to pay interest on the Credit Suisse Debt Agreements or comply with the minimum leverage covenant requirements until the merger closes. As discussed in Note 15, if the transaction does not occur, all debt will be callable.
The Company can borrow under the Credit Facility with loans at LIBOR Rate or Base Rate in United States dollars (“USD”), Euros, British pound sterling (“GBP”) or Canadian dollars (“CAD”). Letters of credit count towards availability under the Credit Facility. The Company is required to pay a quarterly commitment fee of up to 0.5% based on the unused amount of the Credit Facility. There were no outstanding letters of credit against the Credit Facility at April 2, 2021 and $0.2 million of outstanding letters of credit against the Credit Facility at October 2, 2020. The Credit Facility, as amended in April 2019, would have matured on December 30, 2020; however; the Company entered into Forbearance Agreements to extend the maturity to the closing of the transaction with Churchill, as explained in Note 15. The amount outstanding was $19.7 million as of April 2, 2021, and October 2, 2020, and is included within the credit facility line in the consolidated balance sheets. There was no availability to draw additional amounts on the Credit Facility as of April 2, 2021, or October 2, 2020.
Principal payments of $437,500 are due quarterly on the First Lien beginning March 31, 2015, with a final payment of $164.5 million due at maturity on January 20, 2021. No principal payments are due on the Second Lien until maturity on January 20, 2022. No payments are expected under the First Lien of Second Lien under the Forbearance Agreements until the closing of the transaction with Churchill, as explained in Note 15.
Under the terms of the Credit Suisse Debt Agreements, net cash proceeds from the sale of assets (over certain amounts), casualty events, issuance of additional long-term debt and excess cash flow (as defined in the debt agreement) can trigger a mandatory repayment of principal. As of April 2, 2021, and October 2, 2020, the Company was not required to make any mandatory repayments.
On November 26, 2019, the Company entered into an agreement with Blue Torch Finance LLC for a revolving credit facility of $15.5 million (the “Blue Torch Facility”) through its Canadian and Dutch subsidiaries. The Company can borrow under the Blue Torch Facility with loans at the Adjusted LIBOR Rate or Base Rate in USD. The Company is required to pay a quarterly commitment fee which shall accrue at the rate equal to the Adjusted LIBOR for a three-month interest period determined on the first day of the applicable accrual period on the average daily unused amount of the Blue Torch Facility. The Blue Torch Facility matures on the date of the closing of the merger described in Note 15. In conjunction with

Albert DE Holdings Inc. and Subsidiaries
Notes to Consolidated Financial Statements (unaudited)
entering into the Amended Forbearance Agreement in October 2020, the Company amended the terms of the Blue Torch Facility by extending the maturity date from December 30, 2020 to parallel the closing date described in the merger agreement described in Note 15. If the merger does not close by the date which is eight months after October 12, 2020, either of Churchill or the Company may terminate the Merger Agreement and amounts due to Blue Torch Finance LLC would be immediately payable. The Company agreed to pay an amendment fee of $1.0 million to be paid at the closing of the merger, which is included in accrued expenses in the consolidated balance sheet as of April 2, 2021. The Blue Torch Facility is secured by the capital stock and assets of certain of the Company’s subsidiaries. The Company drew $10 million as of November 27, 2019 and the remaining $5.5 million on March 23, 2020. If for any reason the aggregate borrowings at any time exceeds the aggregate amount of availability (defined as the lesser of the aggregate borrowings or a calculation of the Canadian, Dutch, and UK subsidiary’s trailing 90-day cash receipts), the Company would be required to prepay the Blue Torch Facility for an aggregate amount equal to such excess. The Company’s foreign subsidiaries are also subject to certain covenants including a requirement to maintain $4 million in cash and cash equivalents plus undrawn revolving availability as of the close of business on the last business day of each week. The Company incurred debt issuance costs in relation to its entry into the Blue Torch Facility totaling $1.1 million during the fiscal year ended October 2, 2020. The Company recorded amortization of these debt issuance costs in the amount of approximately $0 and $256,000 for the fiscal quarters ended April 2, 2021, and March 27, 2020, respectively. The Company recorded amortization of these debt issuance costs in the amount of approximately $256,000 and $342,000 for the fiscal years to date ended April 2, 2021, and March 27, 2020, respectively.
The carrying amount of the Company’s debt at April 2, 2021, and October 2, 2020, represents the outstanding principal less the unamortized discounts and unamortized deferred financing costs, which approximates fair value due to the LIBOR rates associated with the debt, as described below.
The Credit Suisse Debt Agreements are secured by the capital stock and assets of the Company. The First Lien currently bears interest at Base Rate plus 5% or LIBOR Rate plus 6%, with a LIBOR Rate floor of 1%. The Second Lien currently bears interest at Base Rate plus 9.25% or LIBOR Rate plus 10.25% with a LIBOR Rate floor of 1%. Base Rate refers to the higher of: (a) Prime Rate as quoted in the Wall Street Journal; (b) Federal Funds Rate plus 0.5%; or (c) the 1 month Adjusted LIBOR Rate plus 1%. LIBOR Rate refers to the higher of: (a) 1% per annum; (b) the offered rate for the applicable interest period as published on Reuters LIBOR01 (London Interbank Offered Rate); or (c) the offered rate for one month for deposits in Dollars as published on Reuters LIBOR01 (London Interbank Offered Rate). After the First Lien maturity of January 20, 2021, the interest rate converted to a Base Rate of 10.25%. After the Credit Facility maturity of December 30, 2020, the interest rate converted to a Base Rate of 10.25%
At April 2, 2021 and October 2, 2020, the weighted average interest rate on the Company’s debt was 10.79% and 9.87%, respectively. Interest expense incurred on the Company’s Credit Suisse Debt Agreements was $4.2 million and $5.5 million for the fiscal quarters ended April 2, 2021, and March 27, 2020, respectively, and $11.0 million and $10.9 million for the fiscal years to date ended April 2, 2021, and March 27, 2020, respectively. Interest expense incurred on the Company’s Blue Torch Facility was $1.4 million and $0.6 million for the fiscal quarters ended April 2, 2021, and March 27, 2020, respectively, and $2.1 million and $0.9 million for the fiscal years to date ended January 1, 2021, and December 27, 2019, respectively.
The Credit Suisse Debt Agreements contain customary default provisions, and the Company must comply with various financial covenants. The financial covenants consist of maximum leverage ratios and minimum liquidity requirements. As part of the Forbearance Agreements, the lenders agreed to forbear from exercising their rights under the Debt Agreement.
10. Benefit Plans
401(k) Plan for U.S. Employees
The Company sponsors a 401(k) plan, the Global Knowledge Training LLC 401(k) Plan (“the Global Knowledge Plan”), which permits U.S. employees to make contributions by salary reduction. All U.S.

Albert DE Holdings Inc. and Subsidiaries
Notes to Consolidated Financial Statements (unaudited)
employees are eligible to enroll in the Global Knowledge Plan on the first day after completing three months of service. Participants are immediately vested in all contributions and earnings thereon. Participants of the Global Knowledge Plan may contribute up to 50% of eligible pay, up to $19,500 in 2021 and in 2020, on a pretax basis.
The Company typically makes a 50% matching contribution for employee contributions of up to 3% of eligible pay. As of April 1, 2020, the Company stopped the matching contribution and as such there were no matching contributions during the fiscal quarter ended April 2, 2021. The Company’s matching contributions amounted to approximately $77,000 for the fiscal quarter ended March 27, 2020 and $146,000 for the fiscal year to date ended March 27, 2020.
Defined-Contribution Plans for Non-U.S. Employees
The Company sponsors certain defined-contribution postretirement plans covering non-U.S. employees. The Company either makes a matching contribution or makes the entire contribution, based on eligible pay. For the fiscal quarters ended April 2, 2021, and March 27, 2020, the Company’s total contribution under these plans was approximately $244,000 and $224,000, respectively. For the fiscal years to date ended April 2, 2021, and March 27, 2020, the Company’s total contribution under these plans was approximately $481,000 and $471,000, respectively.
The Company also makes mandatory contributions to government retirement plans in certain countries. The aggregate contribution was approximately $249,000 and $251,000 for the fiscal quarters ended April 2, 2021, and March 27, 2020, respectively. The aggregate contribution was approximately $462,000 and $475,000 for the fiscal years to date ended April 2, 2021, and March 27, 2020, respectively.
11. Income Taxes
The Company accounts for income taxes in accordance with ASC 740, Income Taxes (“ASC 740”). The Company computes its interim provision for income taxes by applying the estimated annual effective tax rate method. Generally, fluctuations in the effective tax rate are primarily due to changes in U.S. and non-U.S. pretax income resulting from the Company’s business mix and changes in the tax impact of special items and other discrete tax items, which may have unique tax implications depending on the nature of the item.
In the normal course of business, the Company is subject to examination by taxing authorities around the world, including such major jurisdictions as the United States, Canada, France, Netherlands and the United Kingdom. The Company is no longer subject to examinations by the relevant tax authorities for years prior to fiscal year 2015.
ASC 740 includes guidance on the accounting for uncertainty in income taxes recognized in the interim consolidated financial statements. This standard provides that a tax benefit from an uncertain tax position may be recognized when it is more likely than not that the position will be sustained upon examination, including resolution of any related appeal or litigation process, based on the technical merits. During the fiscal quarters and fiscal years to date ended April 2, 2021, and March 27, 2020, there was no significant change in uncertain tax positions.
The Company recorded an expense for income taxes for the fiscal quarter ended April 2, 2021 of $516,000 relative to a loss before income taxes of $10.5 million. The Company recorded a benefit for income taxes for the fiscal quarter ended March 27, 2020 of $378,000 relative to a loss before income taxes of $73.5 million. The Company recorded an expense for income taxes for the fiscal year to date ended April 2, 2021 of $1.3 million to a loss before income taxes of $21.6 million. The Company recorded an expense for income taxes for the fiscal year to date ended March 27, 2020 of $738,000 relative to a loss before income taxes of $76.9 million. The income tax expense for the current period is not comparable to the same period of the prior year due to changes in pretax income over many jurisdictions.

Albert DE Holdings Inc. and Subsidiaries
Notes to Consolidated Financial Statements (unaudited)
12. Related Parties
Related parties of the Company with which the Company had related party transactions include the following:
•
Rhône Capital LLC (“Rhône”): funds controlled by Rhône and its affiliates own the majority of outstanding common shares of the Company

•
Albert Luxembourg Holdings S.àr.l. (“Albert Lux”): the top-level parent company in the Global Knowledge group

•
Falco Enterprises, Inc. (“Falco”): an affiliate of the Company’s executive chairman

•
MidOcean Partners (“MidOcean”): former stockholder

•
Michael Abercrombie (“Abercrombie”): former employee of the Company and minority stockholder in Albert Lux

Related party expenses included in general and administrative expenses in the consolidated statements of operations and comprehensive loss are as follows for the fiscal quarters ended (in thousands):
	April 2, 2021	March 27, 2020
Rhône – monitoring fees and expense reimbursements	$—	$145
Falco – consulting services	—	75
Total related party expenses	$—	$220
Related party expenses included in general and administrative expenses in the consolidated statements of operations and comprehensive loss are as follows for the fiscal years to date ended (in thousands):
	April 2, 2021	March 27, 2020
Rhône – monitoring fees and expense reimbursements	$—	$596
Falco – consulting services	—	147
Total related party expenses	$—	$743
Related party assets (liabilities) included in the consolidated balance sheets are as follows at (in thousands):
Related Party	Balance Sheet Location	April 2, 2021	October 2, 2020
Abercrombie	Other long-term assets	$375	$375
Rhône	Accounts payable	(2,129)	(2,129)
Falco	Accounts payable	(79)	(270)
Albert Lux	Related party loans	(11,469)	(11,181)
Rhône	Accrued expenses	(263)	(412)
Falco	Accrued expenses	—	(127)
MidOcean	Accrued expenses	(770)	(770)
Net related party liabilities		$(14,335)	$(14,514)
The related party loans with Albert Lux relate to long-term loans of funds totaling $11.5 million and $11.2 million as of April 2, 2021, and October 2, 2020, respectively. The Company has received multiple disbursements related to the loan. The loan has an interest rate of 2.67%, compounding quarterly and payable-in-kind. The related interest on the loan was approximately $72,000 and $70,000 for the fiscal

Albert DE Holdings Inc. and Subsidiaries
Notes to Consolidated Financial Statements (unaudited)
quarters ended April 2, 2021, and March 27, 2020, respectively, and $272,000 and $132,000 for the fiscal years to date ended April 2, 2021 and March 27, 2020, respectively. $5.3 million under the related party loans is due on September 30, 2022, $2.5 million is due November 7, 2022, with the remainder being due September 30, 2023.
The accrued expenses payable to MidOcean relate to estimated U.S. Federal tax refunds for certain tax years prior to the acquisition by Rhône expected from net operating loss carrybacks and tax benefits in the Netherlands resulting from the loss on liquidation of the Company’s German subsidiary.
The accounts payable due to Rhône relate to management fees and other costs incurred by Rhône that are reimbursable by the Company.
13. Geographic Information
Revenues by geographic area are as follows for the fiscal quarters ended (in thousands):
	April 2, 2021	March 27, 2020
U.S.	$14,512	$21,914
Canada	5,388	6,959
Europe	20,664	21,138
Middle East and Africa	4,454	3,815
Total revenues	$45,018	$53,826
Revenues by geographic area are as follows for the fiscal years to date ended (in thousands):
	April 2, 2021	March 27, 2020
U.S.	$30,297	$47,885
Canada	10,451	15,001
Europe	44,850	50,177
Middle East and Africa	8,756	8,984
Total revenues	$94,354	$122,047
Net assets (liabilities) by geographic area are as follows at (in thousands):
	April 2, 2021	October 2, 2020
U.S.	$(85,243)	$(56,935)
Canada	(27,688)	(28,875)
Europe	(36,920)	(37,079)
Middle East and Africa	750	(704)
Net liabilities	$(149,101)	$(123,593)
14. COVID-19 and the CARES Act
On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus originating in Wuhan, China (the “COVID-19 outbreak”) and the risks to the international community as the virus spreads globally beyond its point of origin. In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally. The COVID-19 pandemic led to many domestic and international authorities implementing safety

Albert DE Holdings Inc. and Subsidiaries
Notes to Consolidated Financial Statements (unaudited)
measures including closure of “non-essential” businesses, stay at home orders, border closures and other travel restrictions. As a result of the COVID-19 outbreak, the Company was forced to cancel many in-person training courses and shifted the majority of its trainings sessions to virtual classrooms. In response to the COVID-19 pandemic, the Company shifted customer events to virtual-only experiences, temporarily closed its offices, implemented a mandatory work-from-home policy for its workforce, restricted employee travel, reduced its workforce, obtained extended payment terms from its vendors including the deferment of facility lease payments and exited certain physical training locations. The Company’s revenues declined significantly as a result of the COVID-19 pandemic and some customers have been slower to pay on accounts receivable balances. The Company took various actions to protect its liquidity including drawing $5.5 million on the Blue Torch Facility. The Company negotiated the Forbearance Agreements discussed in Note 9, which allowed the Company relief from making interest payments through September 29, 2020, which was subsequently extended further related to the potential merger discussed in Note 15. The Company’s forecasts were also impacted by the COVID-19 pandemic and impairments were recorded on goodwill in the amount of $59.6 million and on intangible assets in the amount of $7.9 million during the fiscal year ended October 2, 2020.
On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) was signed into law. The CARES Act included many provisions for relief from the COVID-19 pandemic; however the Company only benefited from the election to defer the employer portion of payroll taxes for the remainder of calendar year 2020. These taxes will be payable over the next two years. The Company also received grants totaling $2.5 million from foreign governments related to its operations in the United Kingdom, the Netherlands, France and Canada, which were all received during the fiscal year ended October 2, 2020. The Company received additional grants from foreign governments totaling $809,000 and a $1.5 million for the fiscal quarter ended April 2, 2021 and the fiscal year to date ended April 2, 2021, respectively. During the quarter ended January 1, 2021, the Company received approximately $250,000 from the state of North Carolina under the job retention grant program. The amounts from these grants are included as reductions of operating expenses in the consolidated statements of operations and comprehensive loss.
The full impact of the COVID-19 outbreak continues to evolve. As such, the Company is uncertain as to the full magnitude that the pandemic will have on the Company’s financial condition, liquidity, and future results of operations. The Company is actively monitoring the impact of the global situation on its financial condition, liquidity, operations, suppliers, industry, and workforce. Given the daily evolution of the COVID-19 outbreak and the global responses to curb its spread, the Company is not able to estimate the effects of the COVID-19 outbreak on its results of operations, financial condition, or liquidity for fiscal year 2021. Although the Company cannot estimate the length or gravity of the impact of the COVID-19 outbreak at this time, if the pandemic continues it may continue to have a material adverse effect on the Company’s results of future operations, financial position or liquidity.
15. Churchill Transaction
On October 12, 2020, Churchill and Magnet Merger Sub, Inc., a wholly owned subsidiary of Churchill (“Merger Sub”), entered into the Merger Agreement pursuant to which Merger Sub will merge with and into the Company, with the Company as the surviving corporation (the “Merger”). The closing of the merger (the “Closing”) is conditioned upon, inter alia, (i) the prior closing of the merger of Churchill and Software Luxembourg Holding S.A. (“Skillsoft”) pursuant to a merger agreement entered into between Churchill and Skillsoft simultaneously with the Merger Agreement (the “Initial Business Combination”) and (ii) the available cash of Churchill and its subsidiaries (including the Company and its subsidiaries) being at least $50 million (calculated as set forth in the Merger Agreement) immediately following the Closing. If the Closing does not occur by the date which is eight months after October 12, 2020 (the “Outside Date”), either of Churchill or the Company may terminate the Merger Agreement and the Company’s debt would become callable. On October 12, 2020, in conjunction with the Merger Agreement, the Company and certain of its subsidiaries entered into a Restructuring Support Agreement (the “RSA”) with the holders of 100% of the aggregate outstanding principal amount of the loans under the Credit Agreements (the “Supporting Lenders”). The RSA governs, among other things, the Supporting Lenders’ support and participation in a

Albert DE Holdings Inc. and Subsidiaries
Notes to Consolidated Financial Statements (unaudited)
consensual out-of-court restructuring of the indebtedness under the Credit Agreements (the “Restructuring”). Under the RSA, upon the closing of the Restructuring, which shall occur concurrently with the Closing of the Merger Agreement, (i) the holders of the First Lien and the holders of the Credit Facility will receive, in full and final satisfaction and in exchange for their claims under the First Lien Loan, $143.5 million in cash and $50 million in aggregate principal amount of a new term loan issued by certain subsidiaries of a portfolio company of Churchill; (ii) the holders of the Second Lien will receive, in full and final satisfaction and in exchange for their claims under the Second Lien Loan, $12.5 million in cash and $20 million in aggregate principal amount of a new term loan issued by certain subsidiaries of a portfolio company of Churchill. The commercial terms of the new term loans to be issued in connection with the Restructuring are set out in the RSA. As consideration for the Merger, the current stockholder of the Company will receive a total of five million warrants, with each warrant exercisable to purchase one share of common stock in Churchill at a strike price of $11.50 per share. The Blue Torch Facility will be paid in full upon the consummation of the restructuring. In conjunction with the Merger Agreement and the RSA, the Company also entered into Forbearance Agreements, which allows the Company to continue to forgo cash interest payments and extends the maturities of the Credit Agreements to the Closing.
16. Subsequent Events
The Company has evaluated subsequent events from April 2, 2021, (the date of the most recent balance sheet) through May 22, 2021 (the date the interim consolidated financial statements were issued). During this period, no material subsequent events were identified.

70,250,000 Shares of Class A Common Stock
33,966,667 Warrants to Purchase Shares of Class A Common Stock
56,966,667 Shares of Class A Common Stock Underlying Warrants

PROSPECTUS

August 2, 2021